As filed with the Securities and Exchange Commission on September 25, 2007

Registration No. 333-139504

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland  21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert H. Baum	Michael J. Choate, Esq.
Vice Chairman,	Shefsky & Froelich Ltd.
Executive Vice President and	111 East Wacker Drive
General Counsel	Suite 2800
The Inland Group, Inc.	Chicago, Illinois 60601
2901 Butterfield Road	(312) 836-4066
Oak Brook, Illinois 60523
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 consists of the following:

1.  The Registrant’s Prospectus dated August 1, 2007, previously filed pursuant to Rule 424(b)(3) on August 2, 2007;

2.  Supplement No. 6 dated September 25, 2007, included herewith, which will be delivered as an unattached document.  Supplement No. 6 supersedes and replaces the following prior supplements to the Prospectus:  Supplement No. 1 dated August 6, 2007, Supplement No. 2 dated August 14, 2007, Supplement No. 3 dated August 16, 2007, Supplement No. 4 dated August 29, 2007 and Supplement No. 5 dated September 18, 2007;

3.  Part II, included herewith; and

4.  Signatures, included herewith.

PROSPECTUS

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000                                    shares of common stock

We are a Maryland corporation sponsored by Inland Real Estate Investment Corporation, or IREIC, and formed to acquire and develop commercial real estate, primarily multi-family, office and industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada, either directly or by acquiring REITs or other “real estate operating companies.” We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 40,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was arbitrarily determined by our board of directors. We have elected to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005 and we intend to continue to qualify as a REIT for tax purposes. Shares of our common stock generally are issued only in book entry form.

Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 18. Material risks of an investment in our common stock include:

•      our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate

•      our business manager could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets

•      we have a limited operating history

•      the number and type of real estate assets we initially can acquire will depend on the proceeds raised in this offering

•      employees of our business manager, property managers and two of our directors are also employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business

•      we may not continue to qualify as a REIT

•      we may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution

•      we pay significant fees to our business manager, property managers and other affiliates of IREIC

•      there is no market for our shares and we do not expect to list our shares in the near future

•      you will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future

•      we rely on our business manager and property managers to manage our business and assets

•      our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

Inland Securities, our dealer manager, is a member of the National Association of Securities Dealers, Inc. This offering will end no later than August 1, 2009, unless extended. The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of August 1, 2007. We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Maximum Offering
Public offering price, primary shares	$10.00	$5,000,000,000
Public offering price, distribution reinvestment plan	$9.50	$380,000,000
Commissions(1)	$1.05	$525,000,000
Proceeds, before expenses, to us(2)	$8.95	$4,855,000,000

(1)  Commissions are paid only for primary shares offered on a “best efforts” basis and are composed of a 7.5% selling commission, a 2.5% marketing contribution and a 0.5% due diligence expense allowance.

(2)  Organization and offering expenses, excluding commissions, may not exceed 4.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions, may not exceed 15% of the gross offering proceeds.

The date of this prospectus is August 1, 2007.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                                          meet the applicable financial suitability standards as described below; and

•                                          purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 300 shares ($3,000). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (referred to herein as the “Code”).

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania – In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Kansas – In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
Inland American Real Estate Trust, Inc.	1
Risk Factors	2
Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.	3
Description of Real Estate Assets	4
We May Borrow Money	5
Estimated Use of Proceeds of Offering	5
Conflicts of Interest	5
Compensation Paid To Our Affiliates	7
Investment Objectives	9
Distribution Policy	10
ERISA Considerations	10
Shares Sold Before the Offering	10
Stockholder Voting Rights and Limitations	10
Restriction on Share Ownership	11
Terms of the Offering	11
Appropriateness of Investment	11
Distribution Reinvestment Plan	11
Estimated Use of Proceeds	12

QUESTIONS AND ANSWERS ABOUT THE OFFERING	13

RISK FACTORS	18
Risks Related to the Offering	18
We have a limited operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results	18
There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price	18
You will not have the opportunity to evaluate our investments before we make them	18
This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering	19
Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment	19
Risks Related to Our Business	19
We compete with numerous other parties or entities for real estate assets and tenants	19
Delays in locating suitable investments could adversely affect the return on your investment	19
Your interest in us will be diluted if we issue additional shares	20
Your investment is directly affected by general economic and regulatory factors that impact real estate investments	21
We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities	21

v

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans	22
We do not have our own acquisition group	22
There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance	23
Neither we nor our Business Manager or its affiliates have experience in the lodging industry	23
If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you	23
Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you	23
If we do not have sufficient working capital, we will have to obtain financing from other sources	24
We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk	24
To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment	24
The total amount we may borrow is limited by our articles of incorporation	25
Any mortgage loans that we originate or purchase are subject to the risks of delinquency and foreclosure	26
We may make a mortgage loan to affiliates of, or entities sponsored by, IREIC	26
There are inherent risks with real estate investments	27
The hotel market is highly competitive and generally subject to greater volatility than our other market segments	27
We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect	27
Because we are a REIT, we must rely on third parties to operate our hotels	28
Conditions of franchise agreements could adversely affect us	28
We may incur additional costs in acquiring or re-leasing properties	28
We may be restricted from re-leasing space	29
We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations	29
Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas	29
We may be unable to sell assets if or when we decide to do so	29
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser	30
We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition	30
There is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time	30
Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee	31
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	31
An increase in real estate taxes may decrease our income from properties	31

Uninsured losses or premiums for insurance coverage may adversely affect your returns	32
Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks	32
The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us	32
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results	33
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem	33
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	34
We may incur significant costs to comply with the Americans With Disabilities Act	34
Sale leaseback transactions may be recharacterized in a manner unfavorable to us	35
We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions	35
Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns	35
Maryland law and our organizational documents limit your right to bring claims against our officers and directors	36
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares	36
Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors	37
Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us	37
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”	38
Risks Related to Our Business Manager, Property Managers and their Affiliates	38
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC	38
Our Business Manager receives fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees	38
We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid	39
IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers	39
We acquire real estate assets from affiliates of IREIC in transactions in which the price is not the result of arm’s length negotiations	39
From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions	39
We have the same legal counsel as our dealer manager and certain of its affiliates	40
Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC	40
Federal Income Tax Risks	40
If we fail to qualify as a REIT in any taxable year, our operations and distributions to stockholders will be adversely affected	40

Distributions to tax-exempt investors may be classified as unrelated business tax income	41
Investors subject to ERISA must address special considerations when determining whether to acquire our common stock	41
If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code	41
There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares	42
The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares	42
You may have tax liability on distributions that you elect to reinvest in our common stock	43
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you	43
Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status	43
Complying with REIT requirements may limit our ability to hedge effectively	43

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	44

SELECTED FINANCIAL DATA	45

CAPITALIZATION	47

COMPENSATION TABLE	48
Nonsubordinated Payments	48
Subordinated Payments	56
Actual Compensation	58

ESTIMATED USE OF PROCEEDS	59

PRIOR PERFORMANCE OF IREIC AFFILIATES	60
Prior Investment Programs	60
Summary Information	61
Publicly Registered REITs	63
Private Partnerships	69
1031 Exchange Private Placement Offering Program	70

MANAGEMENT	98
Board of Directors	98
Inland Affiliated Companies	98
Our Directors and Executive Officers	102
Committees of Our Board of Directors	105
Compensation of Directors and Officers	105
Compensation of Executive Officers	107
Our Business Manager	108
Our Property Managers	108
The Business Management Agreement	110
Property Management Agreements	115
Property Management Agreements – Our Lodging Facilities	116

Property Acquisition Agreement	116
Business Combinations	118
Inland Securities Corporation	119

CONFLICTS OF INTEREST	124
Conflicts of Interest	124
Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC	124
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC	124
Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets	124
We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties	125
We acquire real estate assets from affiliates of IREIC	125
From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions	125
Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC	126
Inland Securities, the dealer manager of this offering, is an affiliate of IREIC	126
Policies and Procedures with Respect to Related Party Transactions	126

PRINCIPAL STOCKHOLDERS	127

BUSINESS AND POLICIES	128
Investment Strategy	128
Change in Investment Objectives and Policies	129
Appropriateness of Investment	130
Investment Limitations	130
Acquisition Standards	130
Borrowing Policy	131
Our Assets	132
Disposition of Properties and other Real Estate Assets	145
Appraisals	145
Return of Uninvested Proceeds	146
Exchange Listing and Liquidity Events	146
Construction and Development Activities	146
Competition	147
Insurance	147
Government Regulations	148
Other Policies	149
Employees	149
Distributions	150

DESCRIPTION OF REAL ESTATE ASSETS	151
Significant Acquisitions	159
Potential Acquisitions	168
Financing Transactions	169
Competition	172

x

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries, including Inland American Winston Hotels, Inc., Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), Inland American Lodging Corporation and Inland Public Properties Development, Inc., except in each case where the context indicates otherwise.

Inland American Real Estate Trust, Inc.

We are a Maryland corporation that currently qualifies to be taxed as a REIT for federal and state income tax purposes. In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes, thus eliminating the “double taxation” (both corporate and stockholder level taxes) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

We had our initial “best efforts” public offering of 500,000,000 shares of our common stock at $10.00 per share. We also offered up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated on August 1, 2007. We sold approximately 471,475,000 shares in our initial public offering, generating approximately $4,710,659,000 in gross offering proceeds. Following the termination of our initial public offering, we commenced this “best efforts” public offering of up to $5,380,000,000 in shares of our common stock. We are offering 500,000,000 shares of our common stock in our primary offering at $10.00 per share, and 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. We are offering our shares pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 1, 2007. This public offering commenced on August 1, 2007 and will be terminated on or before August 1, 2009, unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law. The proceeds raised in this offering will be used to make real estate investments, pay fees and expenses and for general corporate purposes.

Risk Factors

An investment in our shares involves significant risks. If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 18 below. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock. These risks are generally listed in order of priority to us.

•                                          Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.

•                                          We may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

•                                          Our Business Manager could recommend that we make investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets. Further, because we pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in real estate assets generate better returns.

•                                          We pay significant fees to affiliates of our sponsor including our Business Manager and Property Managers.

•                                          We have a limited operating history and there is no assurance that we will be able to successfully implement our strategies.

•                                          There is no market for our shares and no assurance that one will develop. We do not expect that our shares will be listed for trading on a national securities exchange in the near future. You will not, therefore, be able to easily resell any shares that you may purchase in this offering. Any shares that you are able to resell may be sold at prices less than the amount you paid for them.

•                                          You will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future.

•                                          The number and value of properties, entities or other real estate assets we initially can acquire will depend on the proceeds raised in this offering.

•                                          We rely on our Business Manager and Property Managers to manage our business and assets.

•                                          Employees of our Business Manager, Property Managers and two of our directors, Ms. Gujral and Mr. Parks, also are employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business. Ms. Gujral and Mr. Parks also serve as our president and chairman of the board, respectively.

•                                          Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

•                                          We may not continue to qualify as a REIT.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-nine years. Various affiliates of IREIC are involved in our operations. Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC. The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC. Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group. Inland Real Estate Acquisitions, Inc., Inland Capital Markets Group, Inc. and Inland Institutional Capital Partners Corporation, indirect wholly owned subsidiaries of The Inland Group, provide acquisition services to us from time to time. Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business. Our board, including a majority of our independent directors, must approve certain actions. Those matters are set forth in our Fifth Articles of Amendment and Restatement, referred to herein as the “articles” or the “articles of incorporation.” We have seven members on our board of directors, five of whom are independent of IREIC and its affiliates. These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers. All of our directors are elected annually by our stockholders. In addition, as of July 15, 2007, we had fifty-two employees that perform various management and corporate functions related to our lodging facilities and student and conventional multi-family housing development projects.  We reimburse our Business Manager and Property Managers for certain expenses, described herein.

The following chart depicts the services that affiliates of our sponsor have or may render to us, and our organizational structure:

We also own 1,000 shares of common stock in The Inland Real Estate Group of Companies, a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

Description of Real Estate Assets

We focus on acquiring commercial real estate located throughout the United States, including REITs or other real estate operating companies. We also may acquire properties located in Canada. We focus on properties or entities owning properties such as:

•              multi-family properties, including both conventional apartment buildings and student housing;

•              office buildings;

•              industrial/distribution facilities;

•              lodging facilities;

•              retail properties; and

•              triple-net, single-use properties.

Our investment policies and strategies do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities. You will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding our investments.

Please refer to the “Description of Real Estate Assets” section of this prospectus for a description of our material investments to date. We will supplement or amend this prospectus from time to time to describe any new material investments.

We May Borrow Money

In some instances, we finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor. We also may borrow monies to acquire a REIT or other real estate operating company. Any money that we borrow typically is the subject of a written loan agreement and secured by a mortgage or other interest in the real estate asset. The interest we pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan. As a matter of policy, the aggregate borrowings secured by all of our assets may not exceed 55% of their combined fair market value. For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets unless our board determines that a higher level is appropriate. The loan agreements with our lenders may impose additional restrictions on the amount we may borrow. As of March 31, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by sixty-five properties totaling approximately $1.3 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis. The weighted average interest rate on these loans was 5.35% as of March 31, 2007. See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Estimated Use of Proceeds of Offering

We anticipate investing approximately 88% of the gross proceeds of this offering, assuming the maximum offering amount is sold, in real estate assets. The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering.

Conflicts of Interest

Conflicts of interest exist between us and other entities including REITs sponsored by IREIC, including Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation, with respect to certain properties. Inland Western Retail Real Estate Trust, Inc. purchases neighborhood and community shopping centers located generally west of the Mississippi River. Inland Real Estate Corporation also focuses on this property type although to date it generally has limited its focus to properties located within

400 miles of Oak Brook, Illinois. Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States. Although we too purchase shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. In addition, we may purchase REITs or other real estate operating companies.

Other conflicts of interest include:

•                                          the fact that our Business Manager and Property Managers share employees with IREIC, its affiliates and other entities sponsored by IREIC. These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers;

•                                          the fact that we do not have arm’s length agreements with our Business Manager, Property Managers or any other affiliates of IREIC;

•                                          the fact that our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based on our investments and, therefore, may benefit from us retaining our assets or leveraging our assets while our stockholders may be better served by sale or disposition of, or not leveraging, the assets. Our Business Manager also could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets, or recommend the purchase of one type of investment if the fees paid on that investment are greater than the fees paid on another type of investment;

•                                          the fact that we compete with other REITs sponsored by IREIC for properties such as shopping centers and single tenant net-leased properties. We, along with certain of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets. Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or other real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to the prior rights granted by IREA to the other REITs sponsored by IREIC to acquire shopping centers and single tenant net-leased properties. See “Management – Property Acquisition Agreement” for a more detailed discussion of the property acquisition agreement;

•                                          the fact that we acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

•                                          the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

Compensation Paid To Our Affiliates

We pay fees to Inland Securities, our Business Manager, our Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the most significant fees and expenses that we pay, or expect to pay, to these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share, and we have not given effect to any special sales or volume discounts that could reduce selling commissions. We do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation

Offering Stage

Selling Commission	7.5% of the sale price for each share Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds Estimated maximum: $25,000,000

Reimbursable Expenses And Other Expenses Of Issuance

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. Our Business Manager has agreed to pay any organization and offering expenses that exceed 15% of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We reimburse our Business Manager, the Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. For the year ended December 31, 2006 and the three months ended March 31, 2007, we reimbursed acquisition expenses of approximately $0.6 million and $0.9 million, respectively.

Acquisition Fee	We pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. We had paid no acquisition fees as of March 31, 2007.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income from each property. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid property management fees of approximately $4.9 million and $2.7 million, respectively.

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. We had paid no oversight fees as of March 31, 2007.

Business Management Fee

After all of our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of our “average invested assets.” Separate and distinct from any business management fee, we also reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid business management fees of approximately $2.4 million and $1.5 million, respectively.

Incentive Fee

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets. We had paid no incentive fees as of March 31, 2007.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. We had paid no interest as of March 31, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages	We pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays $200 per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid mortgage-related service fees of approximately $2.2 million and $0.5 million, respectively.

Ancillary Services Reimbursements

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. For the year ended December 31, 2006 and the three months ended March 31, 2007, we reimbursed approximately $3.2 million and $0.7 million, respectively.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee. For the year ended December 31, 2006, we paid investment advisory fees of approximately $2.1 million, and for the three months ended March 31, 2007, we incurred investment advisory fees of approximately $0.4 million.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We had paid no property disposition fees as of March 31, 2007.

Investment Objectives

Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate. To the extent we sell assets, we intend to reinvest the sale proceeds. See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through July 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $130.9 million.  We paid or declared cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis from January 1, 2006 to November 1, 2006. Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share. Because we pay distributions in arrears, the cash distribution paid in December 2006 was the first distribution to reflect this increase.

For the seven months ended July 31, 2007, we paid cash distributions of approximately $97.4 million, all of which were funded with cash provided from our operating and investing activities. For the period from August 31, 2005 (when we commenced our initial public offering) through December 31, 2006, we paid cash distributions of approximately $33.5 million.  Approximately $33.4 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

Shares Sold Before the Offering

In our initial “best efforts” public offering, we offered 500,000,000 shares of our common stock at $10.00 per share and up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated on August 1, 2007. We sold approximately 471,475,000 shares in our initial public offering, generating approximately $4,710,659,000 in gross offering proceeds. In addition, we previously issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation. Also, through July 31, 2007, we had issued options to purchase 20,000 shares of our common stock under our independent stock option plan. None of these options has been exercised. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our articles contain restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% of our outstanding shares. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan. A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered. No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion. Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•              You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•              You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•              You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

Distribution Reinvestment Plan

We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50. Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If you participate, you will be taxed on income attributable to the reinvested distributions. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten days notice to plan participants. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Estimated Use of Proceeds

The amounts reflected below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.” The estimates may not accurately reflect the actual receipt or application of the offering proceeds. Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds. This table does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Use of Proceeds
	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%
Marketing Contribution	$125,000,000	2.50%
Due Diligence Expense Allowance	$25,000,000	0.50%
Organization and Offering Expenses (1)	$50,500,000	1.01%
TOTAL EXPENSES:	$575,500,000	11.51%
Gross Amount Available	$4,424,500,000	88.49%
Less:
Acquisition Expenses (2)	$25,000,000	0.50%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,399,500,000	87.99%

(1)      Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(2)      The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired and the type of consideration, cash or common stock, used to pay the fees and expenses.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:  What is Inland American Real Estate Trust, Inc.?

A:   Inland American Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on October 4, 2004, to acquire and develop commercial real estate, primarily multi-family, office and industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada. We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies. See “Management – Property Acquisition Agreement” for a more complete definition of “real estate operating company.” We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest. We also may invest in other real estate assets such as collateralized mortgage-backed securities. Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. See “Risk Factors – Risks Related to Our Business” for a more detailed discussion of these risks. In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan. We are managed by our Business Manager, Inland American Business Manager & Advisor, Inc. We currently qualify to be taxed as a REIT for federal and state income tax purposes.

Q:  What kind of offering is this?

A:   We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.

Q:  How does a “best efforts” offering work?

A:   A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with NASD regulations. Therefore, we cannot guarantee the sale of any minimum number of shares in this offering. If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent, LaSalle Bank, N.A., will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:  Have you made other offerings of your common stock?

A:   Yes. We had our initial “best efforts” public offering of 500,000,000 shares of our common stock at $10.00 per share. We also offered up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated concurrent with the commencement of this offering. We sold approximately 471,475,000 shares in our initial public offering, generating approximately $4,710,659,000 in gross offering proceeds. Following the termination of our initial public offering, we commenced this “best efforts” public offering of up to $5,380,000,000 in shares of our common stock. We are offering 500,000,000 shares of our common stock in our primary offering at $10.00 per share, and 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. We are offering our shares pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 1, 2007. This public offering commenced on August 1, 2007 and will be terminated on or before August 1, 2009, unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law.

Q:  How long will the offering last?

A:   This offering will end no later than August 1, 2009 unless we elect to extend it to a later date in any jurisdiction that allows us to extend. All jurisdictions, except California, Florida, Maine, Ohio, Guam and Puerto Rico, allow us to extend the offering for an additional year either automatically or by paying a renewal fee. We will notify investors of any extension via a supplement to this prospectus.

Q:  Who can buy shares?

A:   Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:  Will I receive a stock certificate?

A:   No, unless expressly authorized by our board of directors. In this offering, all common stock is issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Are fractional shares issued?

A:   We issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan. Otherwise, only whole shares of common stock will be sold in this offering.

Q:  Is there any minimum required investment?

A:   Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:  If I buy shares in the offering, how can I sell them?

A:   Our shares are not listed for trading on any national securities exchange and we do not expect to list the shares in the near future. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.

Our share repurchase program is designed to provide stockholders with limited, interim liquidity by enabling them to sell their shares back to us. We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years. Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors. Through July 15, 2007, we have repurchased approximately 438,000 shares under our share repurchase program.

Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, as our board of directors, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In addition, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period. The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or if our board determines that it is in our best interest to terminate the share repurchase program. We may amend or modify any provision of the program at any time in our board’s discretion.

Q:  What will you do with the proceeds from this offering?

A:   Our use of proceeds will depend on the number of shares sold in the offering. After paying the fees and expenses of the offering, we expect to use the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other “real estate operating companies,” and other real estate assets such as collateralized mortgage-backed securities. In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets. We also may invest proceeds received from this offering in short-term, highly liquid investments. These short-term investments typically yield less than investments in commercial real estate. Assuming all 500,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of this offering, we expect to have approximately $4,399,500,000 of net offering proceeds available for investment.

Q:  What is the experience of the officers and directors?

A:   Our management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

Q:  How do you select investments and make investment decisions?

A:   Our Business Manager has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

Q:  What real estate assets do you currently own?

A:   As of July 15, 2007, we, directly or indirectly, through joint ventures in which we have a controlling interest, owned fee simple interests in 326 properties, excluding our lodging facilities, located in thirty states. In the aggregate, these properties represent approximately 27 million leasable square feet.  In addition, through our wholly owned subsidiary, Inland American Winston Hotels, Inc., we owned fifty hotels in eighteen states, having an aggregate of 6,782 rooms. Also, as of March 31, 2007, we had investments in marketable securities of $222.1 million, consisting of investments in the preferred and common stock of other REITs.

As of July 15, 2007, we also had entered into joint venture agreements with two entities for the purpose of funding the development or ownership of real estate projects in the office, distribution, retail, healthcare and mixed use markets. We have invested a total of $119.4 million in cash in both joint ventures, which we do not consolidate for financial reporting purposes. As of July 15, 2007, we had funded a total of approximately $250.1 million of loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:   We intend to continue paying regular monthly cash distributions to our stockholders. The actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available, which depends on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year. If the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter shall result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year). As of November 1, 2006, we began paying cash distributions per share equal to $0.61 per year.

Q:  Are distributions I receive taxable?

A:   Yes, distributions that you receive will be considered ordinary income to the extent they come from current and accumulated earnings and profits. However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate. Because each investor’s tax implications are different, you should consult with your tax advisor.

Q:  When will I get my tax information?

A:   Your Form 1099 tax information will be mailed by January 31st of each year.

Q:  Do you have a reinvestment program through which I can reinvest my cash distributions in additional shares?

A:   Yes, our distribution reinvestment plan allows investors to reinvest cash distributions in additional shares at $9.50 per share. The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q:  Who can help answer questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention: Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results.

We have a limited operating history. You should not rely on our past performance or the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.

There is no public market for our shares and no assurance that one may develop. We do not expect that our shares will be listed for trading on a national securities exchange in the near future. Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until at least 2010. Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board. These restrictions may inhibit your ability to sell your shares. Our board of directors arbitrarily determined the offering price in its sole discretion based on:

•              the offering price of other REITs organized by IREIC;

•              the range of offering prices of other REITs that do not have a public trading market; and

•              the recommendation of Inland Securities Corporation.

The offering price of our shares may be higher or lower than the price at which the shares would trade if they were listed on a national securities exchange or actively traded by dealers or marketmakers. Further, there is no assurance that you will be able to sell any shares that you purchase in the offering at prices that equal or exceed the offering price, if at all. You may lose money on any sale. See “Plan of Distribution – General” for additional discussion regarding the offering price of our shares.

You will not have the opportunity to evaluate our investments before we make them.

Because we have not identified all of the specific assets that we will acquire in the future, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type. Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation. See “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies.

This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering.

The amount of proceeds that we ultimately raise in this offering will affect the diversity of our portfolio in terms of the number and type of investments owned and the geographic regions in which our investments are located. A total of 500,000,000 shares are being offered on a “best efforts” basis, meaning the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you that we will sell the maximum offering amount.

Thus, the potential that our profitability will be affected by the performance of any one of our investments will increase. Additionally, we are generally not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, and our financial condition, results of operations and ability to pay distributions to you could be adversely affected.

Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.

Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us. Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval. Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Risks Related to Our Business

We compete with numerous other parties or entities for real estate assets and tenants.

We compete with numerous other persons or entities seeking to buy real estate assets, or to attract tenants to properties we already own, including REITs or other real estate operating companies. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire additional real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at properties that compete with ours at rental rates below our existing rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. All of these factors could adversely affect our results of operations, financial condition and ability to pay distributions.

Delays in locating suitable investments could adversely affect the return on your investment.

Even if we are able to access sufficient capital, we may suffer from delays in deploying the capital into properties or other real estate assets. Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates, including IREA, to identify these opportunities given that these entities are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC. Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space. Therefore, cash flow attributable to those particular properties could be delayed. If we are unable to deploy capital not otherwise invested in income-producing real estate assets in a timely manner, our ability to pay distributions to you will be adversely affected. As of the date of this prospectus, we have not identified all of the real estate assets that we will purchase with the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to purchase specific real estate assets will depend partially on the amount of net proceeds realized from this offering. We also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition. We also may invest all proceeds we receive from this offering in short-term, highly-liquid investments. These short-term investments typically yield less than investments in commercial real estate. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with our current offering and the expenses of our Business Manager, Property Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.  Because cash generated by our short-term investments may not be reinvested in additional short-term investments, our percentage return on short-term investments may, therefore, be less than the return an investor may otherwise realize by directly investing in similar types of short-term investments.

Your interest in us will be diluted if we issue additional shares.

Stockholders do have preemptive rights to any shares issued by us in the future. Our articles authorize us to issue up to 1.5 billion shares of capital stock, of which 1.46 billion shares are designated as common stock and 40 million are designated as preferred stock. We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          classify or reclassify any unissued shares of preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the preferred stock;

•                                          issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Property Managers, Inland Real Estate Acquisitions or their affiliates;

•                                          issue shares of our capital stock in exchange for real estate assets; or

•                                          issue shares of our capital stock to our Business Manager or Property Managers in connection with any business combination between us and any of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees. See “Description of Securities – Issuance of Additional Securities and Debt Instruments” for additional discussion regarding the issuance of additional shares.

Your investment is directly affected by general economic and regulatory factors that impact real estate investments.

Because we invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions is directly affected by general economic and regulatory factors impacting real estate investments. These factors are generally outside of our control. Among the factors that could impact our real estate assets and the value of your investment are:

•                                          local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we own or seek to acquire, including, with respect to our lodging facilities, quick changes in supply of and demand for rooms that are rented or leased on a day-to-day basis;

•              inability to collect rent from tenants;

•              vacancies or inability to rent space on favorable terms;

•              inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          increases in energy costs or airline fares or terrorist incidents which impact the propensity of people to travel and therefore impact revenues from our lodging facilities, although operating costs cannot be adjusted as quickly;

•                                          adverse changes in the laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets. There are various risks associated with mortgage-related assets including:

•                                          fluctuations in value due to changes in interest rates;

•                                          interest rate caps on adjustable mortgage-backed securities;

•                                          increases in levels of prepayments;

•                                          fluctuations in the market value of mortgage-backed securities;

•                                          increases in borrower defaults;

•                                          decreases in the value of property underlying mortgage-backed securities; and

•                                          conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

In some instances, we acquire real estate assets by using either existing financing or borrowing new monies. Our articles generally limit the total amount we may borrow to 300% of our net assets. See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding these restrictions. In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow reduce the funds available for, among other things, distributions to our stockholders because cash otherwise available for distribution is required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions will be adversely affected.

We do not have our own acquisition group.

We do not employ directly any person(s) responsible for identifying and acquiring properties or other real estate assets. Instead, we rely on entities affiliated with IREIC such as IREA, Inland Capital Markets Group and Inland Institutional Capital Partners Corporation to identify and acquire other real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. IREA is a wholly owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and two of the other REITs formed and organized by IREIC. Ms. Gujral is a director of IREIC and one of the other REITs. Under the property acquisition agreement we have entered into with IREA, we have been granted certain rights to acquire all properties, REITs or real estate operating companies IREA identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to other REITs formed and organized by IREIC, which grant these entities rights superior to ours to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. The agreement with IREA may result in a property being offered to another entity, even though we may also be interested in, and have the ability to acquire, the subject property.

There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.

Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with entities sponsored by IREIC. The business plans of these entities focus on purchasing shopping centers located throughout the United States. Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States. We compete with these entities to the extent we seek to acquire shopping centers and single tenant net-leased properties. The resolution of conflicts in favor of other entities would result in our losing investment opportunities. See “Conflicts of Interest” generally for additional discussion regarding conflicts that may affect our acquisition of properties and financial performance.

Neither we nor our Business Manager or its affiliates have experience in the lodging industry.

On July 1, 2007, we acquired Winston Hotels, Inc., referred to herein as “Winston,” a REIT that owns hotels. Lodging properties present challenges that are different from the challenges presented by owning other property types. There is no assurance we will be able to oversee management of these properties in an efficient manner or that we will be able to integrate and adapt the existing systems and procedures of any entity that we have acquired or may acquire to our existing systems and procedures. Failure to do so could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss. Any restrictions on us or our operations also could limit our ability to pay distributions to you.

If we do not have sufficient working capital, we will have to obtain financing from other sources.

If we do not have sufficient working capital, we will have to obtain financing from sources affiliated with our sponsor or from unaffiliated third parties to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on acceptable terms. Additional borrowing for working capital purposes will increase our interest expense and could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in collateralized mortgage-backed securities. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the collateralized mortgage-backed securities. We intend to manage this risk by investing in collateralized mortgage-backed securities guaranteed by U.S. government agencies, such as the Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the collateralized mortgage-backed securities. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the collateralized mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the collateralized mortgage-backed securities. We intend to manage interest rate risk by purchasing collateralized mortgage-backed securities offered in tranches, or with sinking fund features, that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected. See “Business and Policies” for additional discussion regarding collateralized mortgage-backed securities.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with the use of derivative financial instruments. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

The use of derivative financial instruments may reduce the overall returns on your investments. We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments. Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk” for additional discussion regarding derivative financial instruments.

The total amount we may borrow is limited by our articles of incorporation.

Our articles generally limit the total amount we may borrow to 300% of our net assets. This limit could adversely affect our business, including:

•                                          limiting our ability to purchase real estate assets;

•                                          causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•                                          causing operational problems if there are cash flow shortfalls for working capital purposes; and

•                                          causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding restrictions on borrowing.

Any mortgage loans that we originate or purchase are subject to the risks of delinquency and foreclosure.

We may originate and purchase mortgage loans, including indirectly through our lodging subsidiaries. These loans are subject to risks of delinquency and foreclosure, and risks of loss. Typically we do not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a loan secured by an income-producing property depends primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. A property’s net operating income can be affected by, among other things:

•                                          increased costs, including, with respect to our lodging facilities, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•                                          property management decisions;

•                                          property location and condition;

•                                          competition from comparable types of properties;

•                                          changes in specific industry segments;

•                                          declines in regional or local real estate values, or occupancy rates; and

•                                          increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. We may also be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

We may make a mortgage loan to affiliates of, or entities sponsored by, IREIC.

If we have excess working capital, we may, from time to time, and subject to the conditions in our articles, make a mortgage loan to affiliates of, or entities sponsored by, IREIC. These loan arrangements will not be negotiated at arm’s length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arrangements with a third-party borrower not affiliated with these entities. Further, defaults on any of these loans could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space. Other factors also affect the value of real estate assets, including:

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•                                          the attractiveness of a property to tenants; and

•                                          labor and material costs.

Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.

The hotel market is highly competitive and generally subject to greater volatility than our other market segments.

The hotel business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in the lodging market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hotel industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hotels. The demand for our hotel rooms will change much more rapidly than the demand for space at our other properties such as office buildings and shopping centers. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. Termination of significant leases also would have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Further, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising cotenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease. The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Because we are a REIT, we must rely on third parties to operate our hotels.

To continue qualifying as a REIT, we may not, among other things, operate any hotel, or directly participate in the decisions affecting the daily operations of any hotel. Thus, we have retained third party managers to operate our hotel properties. We do not have the authority to directly control any particular aspect of the daily operations of any hotel, such as setting room rates. Thus, even if we believe our hotels are being operated in an inefficient or sub-optimal manner, we may not be able to require an immediate change to the method of operation. Our only alternative for changing the operation of our hotels may be to replace the third party manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager. Certain of these agreements may not be terminated without cause, which generally includes fraud, misrepresentation and other illegal acts. Even if we terminate or replace any manager, there is no assurance that we will be able to find another manager or that we will be able to enter into new management agreements favorable to us. Any change of hotel management would cause a disruption in operations that could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Conditions of franchise agreements could adversely affect us.

As of July 15, 2007, a total of fifty of our wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for three hotels, aggregating 455 rooms, which expire in January 2008, March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The loss of a number of franchise licenses and the related termination payments could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may incur additional costs in acquiring or re-leasing properties.

We may invest in properties designed or built primarily for a particular tenant or a specific type of use known as a “single-user facility.” If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant costs to enforce our rights as a landlord against the defaulting tenant, all of which could adversely affect our revenues and expenses and reduce the cash available for distribution.

We may be restricted from re-leasing space.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of March 31, 2007, approximately 20% of our rental revenue was generated by the SBC Center in Hoffman Estates, Illinois, One AT&T Center in St. Louis, Missouri and AT&T Center in Cleveland, Ohio. One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these three properties. As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the three properties were leased to a new tenant or tenants.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of July 15, 2007, approximately 5%, 12%, 13% and 14% of our base rental income of our consolidated portfolio, excluding our lodging facilities, was generated by properties located in the Dallas, Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at July 15, 2007, thirty-one of our lodging facilities, or approximately 61% of our lodging portfolio, were located in the seven eastern seaboard states ranging from Connecticut to Florida, including fourteen hotels located in North Carolina. Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes us to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on our financial condition, results of operations and our ability to pay distributions to you.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets is affected by many factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser. Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We typically finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we generally do not enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies. These consequences would adversely affect our revenues, diminish our portfolio and reduce the cash available for distribution to our stockholders.

There is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time.

We intend to continue paying regular monthly cash distributions to our stockholders. However, there are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. There is no assurance that we will be able to continue paying distributions or that the amount of distributions will increase over time.

Even if we are able to continue paying distributions, the actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available for distribution, which depends on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter shall result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” and “Description of Securities – Distributions” for additional discussion regarding distributions.

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management and advisory fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the three months ended March 31, 2007, we paid our Business Manager a business management fee of $1.5 million, or approximately 0.22% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions. See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced. There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of our hotels to generate operating income and therefore our ability to pay distributions to you. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

An increase in real estate taxes may decrease our income from properties.

From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted. Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property. If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease, which could have a material adverse effect on our financial condition, results of operation and ability to pay distributions to you.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

We attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future. See “Business and Policies – Insurance” for additional discussion regarding uninsured losses.

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development, and in lodging facilities, which typically must be renovated or otherwise improved on a regular basis, subjects us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables. Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project. We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction. These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you. See “Business and Policies – Construction and Development Activities” for additional discussion regarding potential development and construction delays.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money. Future laws, ordinances or regulations may impose material environmental liability. Further, the condition of our properties may be affected by tenants, the condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations. The cost of complying or failing to comply with all of the environmental laws and other governmental laws and regulations may have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you. See “Business and Policies – Government Regulations” for additional discussion regarding environmental laws and regulations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in a property. The costs of removing or remediating could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances. For instance, portions of the soil and groundwater under our Durham, North Carolina Hampton Inn have been contaminated by one or more leaking underground storage tanks from an adjacent property owned by a third-party. While we believe that liability for future cleanup, if any, of this subsurface contamination most likely would be imposed on the third-party owner of the leaking underground storage tanks and not our subsidiary, we could be responsible for cleaning up this site if the owner of the leaking tanks refused or were financially unable to conduct a cleanup.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses that may be operated. These restrictions may require us to spend substantial amounts of money.  In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, our ability to borrow funds using the property as collateral or to sell the property.

Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our financial condition, results of operations and ability to pay distributions to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940. If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•                                          place limits on our capital structure;

•                                          impose restrictions on specified investments;

•                                          prohibit transactions with affiliates; and

•                                          require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate. In addition, to comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain. In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We may incur significant costs to comply with the Americans With Disabilities Act.

Investment in real estate assets also may be subject to the Americans With Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We may, however, be required to spend significant monies to comply with this act. See “Business and Policies – Government Regulations” for additional discussion regarding the Americans with Disabilities Act of 1990.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property. Thus, recharacterization of a sale leaseback transaction could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We have entered into, and may continue to enter into, transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a “1031 Exchange Transaction”). Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single-member limited liability companies or similar entities. Changes in tax laws may adversely affect 1031 Exchange Transactions. Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•                                          the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                                          the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•                                          the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. We also expect it to be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright. Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future. See “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements” for additional discussion regarding co-tenancies.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Subject to the limitations set forth in our articles, a director will not have any liability for monetary damages under Maryland law so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In addition, our articles, in the case of our directors, officers, employees and agents, and the business management agreement and the property management agreements, with our Business Manager and Property Managers, respectively, require us to indemnify these persons for actions taken by them in good faith and without negligence or misconduct, or, in the case of our independent directors, actions taken in good faith without gross negligence or willful misconduct. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. See “Limitation of Liability and Indemnification of Directors and Officers” for additional discussion regarding claims against our officers and directors.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company. Although we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction. If we do become subject to these provisions, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•                                          stagger our board of directors into three classes;

•                                          require a two-thirds vote of stockholders to remove directors;

•                                          empower only remaining directors to fill any vacancies on the board;

•                                          provide that only the board can fix the size of the board;

•                                          provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•                                          require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                                          80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                                          two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Property Managers, from the provisions of this law. See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.

Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To continue to qualify as a REIT, no more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares. See “Description of Securities – Restrictions on Ownership and Transfer” for additional discussion regarding restrictions on the ownership of common stock.

Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our articles, to issue up to forty million shares of preferred stock without stockholder approval. Further, subject to certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. See “Description of Securities – Authorized Stock” for additional discussion regarding the issuance of shares of preferred stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

Under the Maryland Control Share Acquisition Act, persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders. Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws. Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Property Managers, from the limits imposed by the Control Share Acquisition Act. This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates. See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding the Control Share Acquisition Act.

Risks Related to Our Business Manager, Property Managers and their Affiliates

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers and other affiliates of IREIC were negotiated at arm’s length. These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s-length agreements with third parties. See “Management – The Business Management Agreement,” “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding these agreements.

Our Business Manager receives fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs or other real estate operating companies. The book value of our assets includes amounts borrowed to acquire these assets. Also, we will pay our Business Manager a fee each time we acquire a REIT or other real estate operating company. Our Business Manager may, therefore: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired. Further, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns. See “Management – The Business Management Agreement” for additional discussion regarding the fees paid to our Business Manager.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC for services provided to us. Because these fees generally are based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities. In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity. Fees paid to our Business Manager, Property Managers and other affiliates of IREIC reduce funds available for distribution to our stockholders. See “Management – The Business Management Agreement,” “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding the fees paid to our Business Manager, Property Managers and other affiliates of IREIC.

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.

We rely on persons employed by our Business Manager and Property Managers to manage our day-to-day operations. Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC, its affiliates and the other entities formed and organized by IREIC. These individuals may not be able to devote all of their time and resources to our business even if needed, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

We acquire real estate assets from affiliates of IREIC in transactions in which the price is not the result of arm’s length negotiations.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future. Although the purchase price we paid for the assets was equal to the price paid for the assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, Inland Real Estate Acquisitions, our Property Managers, Inland Capital Markets Group or Inland Institutional Capital Partners who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand. We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. See “Legal Matters” for additional discussion regarding our legal counsel.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm’s length.

Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and distributions to stockholders will be adversely affected.

We intend to operate so as to continue qualifying as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT in any taxable year:

•                                          we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                                          we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                                          we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                                          we would have less cash to pay distributions to stockholders; and

•                                          we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

See “Federal Income Tax Considerations – General – Failure to Qualify as a REIT” for additional discussion regarding the failure to qualify as a REIT.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

The Internal Revenue Code may classify distributions paid to a tax-exempt investor as unrelated business tax income, or UBTI, if the investor borrows money to purchase our shares. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders” for additional discussion regarding distributions to tax-exempt investors.

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock:

•                                          is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;

•                                          satisfies the fiduciary standards of care established under ERISA;

•                                          is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

•                                          constitutes a prohibited transaction under ERISA or the Internal Revenue Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. See “ERISA Considerations” generally for additional discussion regarding ERISA.

If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance. See “ERISA Considerations” generally for additional discussion regarding ERISA plan assets.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•                                          your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                                          your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                                          your investment satisfies the prudence and diversification requirements of ERISA;

•                                          your investment will not impair the liquidity of the plan or IRA;

•                                          your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

•                                          you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•                                          your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

See “ERISA Considerations” for additional discussion regarding investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.

The annual statement of value will report the value of each share of common stock as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

•                                          a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•                                          stockholders could realize that value if they attempted to sell their common stock; or

•                                          an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange. See “ERISA Considerations – Valuation” for additional discussion regarding the annual statement of value.

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability. See “Federal Income Tax Considerations – Distribution Reinvestment Plan” for additional discussion regarding tax liability on distributions reinvested in our common stock.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” we will incur taxes equal to the full amount of the income from the prohibited transaction. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability. We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available to pay distributions to you. See “Federal Income Tax Considerations – General” for additional discussion regarding federal and state income taxes.

Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk generally will constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and also will be treated as nonqualifying income for purposes of the 95% income test also applicable to REITs unless specified requirements are met. In addition, any income from foreign currency or other hedging transactions would generally constitute nonqualifying income for purposes of both the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur. See “Federal Income Tax Considerations – General – Derivatives and Hedging Transactions” for additional discussion regarding our ability to hedge effectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

SELECTED FINANCIAL DATA

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	As of March 31, 2007	As of December 31, 2006	As of December 31, 2005	As of December 31, 2004
	(Dollar amounts in thousands)

Total assets	$4,293,091	3,040,544	865,851	731

Mortgages and margins payable	$1,323,953	1,107,113	227,654	—

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,	Year Ended December 31,	For the period October 4, 2004 (inception) to December 31,
	2007	2006	2006	2005	2004
	(Dollar amounts in thousands)

Total income	$63,731	17,721	123,202	6,668	—

Total interest and dividend income	$10,722	2,086	23,289	1,740	—

Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)	(24)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.06	(.07)	.02	(1.55)	(1.20)

Distributions declared to common stockholders	$31,374	2,913	41,178	438	—

Distributions per weighted average common share (a)	$.15	.15	.60	.11	—

Funds From Operations (b)	$38,080	4,413	45,626	(775)	—

Cash flows provided by (used in) operating activities	$30,043	7,063	65,883	11,498	(14)

Cash flows (used) in investing activities	$(449,782)	(159,486)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$1,197,987	325,400	1,751,494	836,155	214

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272	68,374,630	884,058	20,000

(a)           The net income (loss) per basic and diluted share is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and the year ended December 31, 2006 and for the period from August 31, 2005 (commencement of the initial public offering) to December 31, 2005. See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares. In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs. The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to “net income” as an indicator of our operating performance nor to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

		For the three months ended March 31,	For the three months ended March 31,	For the year ended December 31,	For the year ended December 31,
		2007	2006	2006	2005
		(In Thousands)
	Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)
Add:	Depreciation and amortization related to investment properties	26,570	7,821	49,681	3,459
Less:	Minority interests’ share of the above adjustment	579	1,952	5,186	2,861

	Funds from Operations	$38,080	4,413	45,626	(775)

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2007 and December 31, 2006. The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

	March 31,	December 31,
	2007	2006
	(In Thousands)
Debt:
Mortgage Notes Payable	$1,259,475	$1,062,703
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional Paid-In Capital (1)	2,511,522	1,504,503
Accumulated distributions in excess of net income (loss)	(61,167)	(41,882)
Accumulated other comprehensive income	22,264	21,658
Total Stockholders’ Equity:	2,472,900	1,484,448

Total Capitalization:	$3,732,375	$2,547,151

(1)          Additional paid-in capital is net of offering costs of $291,970 and $178,012 as of March 31, 2007 and December 31, 2006, respectively.

COMPENSATION TABLE

The following tables describe the compensation we pay, or expect to pay, to our Business Manager, Property Managers and their respective affiliates. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.

We define “net income” as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves. As used herein, the term “net income” excludes certain items from income, such as the gain from the sale of our assets or expenses such as depreciation and non-cash reserves. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Statement.

Nonsubordinated Payments

The following compensation, allowances and fees we pay, or expect to pay, to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of compensation	Estimated amount

Selling commissions payable to Inland Securities Corporation and soliciting dealers designated by Inland Securities.

We pay Inland Securities a selling commission equal to 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution - Compensation We Pay for the Sale of Our Shares.”

Inland Securities, or any of its directors, officers, employees or affiliates, may purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares to these entities or individuals may not exceed 5%.

The actual amount depends on the number of shares sold.  If the maximum amount of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) is sold, and there are no special sales, we will pay a total of $375,000,000 in selling commissions.  We do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of compensation	Estimated amount

Each soliciting dealer and their respective directors, officers, employees or affiliates initially may purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares may not exceed 5%.

Marketing and Due Diligence

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Marketing contribution and due diligence expense allowance paid to Inland Securities and the soliciting dealers.

We pay a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering to Inland Securities, which may reallow up to 1.5% to soliciting dealers.  We pay an additional 0.5% of these gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses.  We do not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution – Volume Discounts.”

The actual amount depends on the number of shares sold.  Assuming no special sales, we will pay $150,000,000 in the aggregate if we sell the maximum number of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) for marketing and due diligence.  We do not pay these fees in connection with shares of common stock issued through our distribution reinvestment plan.

Expenses of Issuances and Distribution

Type of Compensation and Recipient	Method of Compensation		Estimated Amount

Other expenses of issuances and distribution.	We have paid or expect to pay the following expenses in connection with this offering:

All amounts other than the SEC registration fee and the NASD filing fee are estimates.  The actual amounts of these expenses cannot be determined at the present time.  We estimate the total amount for expenses of issuances and distribution will be approximately $50,500,000.

	SEC Filing Fees	$ 575,660
	NASD Filing Fee	$ 75,500
	Printing & Mailing Exp.	$ 20,000,000
	Blue Sky Fees/Exp.	$ 1,000,000
	Legal Fees/Exp.	$ 2,500,000
	Accounting Fees/Exp.	$ 2,500,000
	Advertising/Sales Lit.	$ 16,500,000
	Transfer Agent Fees	$ 3,500,000
	Data Processing Fees	$ 1,000,000
	Bank Fees and Other Admin. Exp.	$2,848,840

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering.  However, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed 15% of the gross offering proceeds.

We may reimburse IREIC up to $225 million if we sell the maximum offering amount.

Operational Stage

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition expenses paid to our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates.

We reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced.  Reimbursable expenses include payments for things such as property appraisals, environmental surveys, property audit fees, legal fees, due diligence review and business travel, such as airfare, hotel, meal and phone charges.

The actual amount depends on each asset and cannot be determined at this time.

Acquisition fee paid to our Business Manager or its designee.

We pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  We pay acquisition fees either in cash or by issuing shares of our common stock, valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price

The actual amount depends on the amount invested in each asset and cannot be determined at this time.

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share.  Any shares issued are subject to restrictions on transfer.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions contained in our articles to permit the issuance of the additional shares.  This fee terminates if we acquire our Business Manager.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” and “Management – Property Acquisition Agreement –Compensation” for additional discussion regarding this fee.

The following table sets forth other fees and expenses that we pay, or expect to pay, in operating our business.  Except to the extent that these fees and expenses are calculated pursuant to a formula or based on a percentage of an underlying amount, we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.

Other Operational Expenses

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property management fee paid to our Property Managers.

We pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income of each property managed directly by the Property Manager, its affiliates or agents.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  As is customary in the industry, we reimburse the Property Manager, its affiliates and agents for property-level expenses that they pay or incur on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.  See “Management – Property Management Agreements” for more information about the services provided or arranged by our Property Managers.

The actual amount depends on the gross income generated by properties managed by our Property Managers, their affiliates and agents and cannot be determined at the present time.

Oversight fee paid to our Property Managers.

We pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each property managed directly by entities other than our Property Managers, their affiliates or agents. We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers.  In no event will any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property.  Further, in no event will the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any

The actual amount depends on the gross income generated by the properties overseen by our Property Managers, its affiliates and agents and cannot be determined at the present time.

Other Operational Expenses

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property Manager exceed a total of 4.5% of the gross income of the particular property.  Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be.  This fee terminates if we acquire our Property Managers.

Interest expense paid to our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.  We will pay interest on these loans at prevailing market rates.

The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

We pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

We pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays $200 per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. Any of these fees must be approved by a majority of our directors and a majority of our independent directors as fair and reasonable to us.

The actual amount depends on results of operations and cannot be determined at the present time.

We reimburse IREIC, our Business Manager and their respective affiliates for providing ancillary services.

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us, including the costs of salaries and benefits of persons employed by these entities and performing services for us.  See “Management – The Business Management Agreement – Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Other Operational Expenses

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance.  In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Liquidation Stage

Liquidation Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property disposition fee to be paid to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.

We may pay a property disposition fee to Inland Real Estate Sales or Inland Partnership Property Sales in an amount equal to the lesser of:

•                       3% of the contract sales price of the property; or

•                       50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property.  This fee terminates if we acquire our Business Manager.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Business management fee paid to our Business Manager.

After all of our stockholders have received a non-cumulative, non compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate.

The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.  As of March 31, 2007, our Business Manager had agreed to waive all fees allowed but not taken to which it was entitled.

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

This fee terminates if we acquire our Business Manager.  Separate and distinct from any business management fee, we also reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

•   2% of our average invested assets for that fiscal year; or

•   25% of our net income for that fiscal year, subject to certain adjustments described herein.

For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

Our total operating expenses did not exceed the 2% or 25% limitations for the years ended December 31, 2006 or 2005.

Incentive fee paid to our Business Manager.	After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to	The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. This fee terminates if we acquire our Business Manager.

Actual Compensation

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. We anticipate that these costs will not exceed these limitations upon completion of the offering.

We have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage	For the three months ended March 31, 2007	For the year ended December 31, 2006
Acquisition expenses	$919,000	$627,000
Acquisition fees	—	—
Property management fees	2,697,000	4,850,000
Oversight fees	—	—
Interest expense	—	—
Service fee associated with purchasing, selling and servicing mortgages	470,000	2,246,000
Ancillary services reimbursements	735,000	3,244,000
Business management fees(1)	1,500,000	2,400,000
Investment advisor fees	354,000	2,086,000
Incentive fees	—	—
Total operating fees and expenses:(2)	$6,675,000	$15,453,000

(1)                   For the periods indicated, the Business Manager agreed to waive all fees allowed but not taken to which it was entitled.

(2)                   Our total operating expenses did not exceed the 2% or 25% limitations for the years ended December 31, 2006 or 2005, and therefore the Business Manager has not been required to reimburse us for any excess amounts.

We have not sold any properties and, therefore, we have not paid or incurred any disposition fees for the period from October 4, 2004 (inception) through March 31, 2007.

ESTIMATED USE OF PROCEEDS

The amounts reflected below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.” The estimates may not accurately reflect the actual receipt or application of the offering proceeds. Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds. This table does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Use of Proceeds
	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%
Marketing Contribution	$125,000,000	2.50%
Due Diligence Expense Allowance	$25,000,000	0.50%
Organization and Offering Expenses (1)	$50,500,000	1.01%
TOTAL EXPENSES:	$575,500,000	11.51%
Gross Amount Available	$4,424,500,000	88.49%
Less:
Acquisition Expenses (2)	$25,000,000	0.50%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,399,500,000	87.99%

(1)       Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(2)       The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired and the type of consideration, cash or common stock, used to pay the fees and expenses.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

During the ten year period ending March 31, 2007, IREIC and its affiliates have sponsored three other REITs and fifty-seven real estate exchange private placements, which altogether have raised more than $8.1 billion from over 180,800 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.5 billion from over 181,600 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, limited its focus to properties located within 400 miles of Oak Brook, Illinois.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the three months ended March 31, 2007. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates for acquisition expenses. We also pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending March 31, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of March 31, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of March 31, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2007

Number of programs sponsored	1	1	1	57
Aggregate amount raised from investors	$4,472,189,000	2,424,515,000	716,486,000	480,813,000
Approximate aggregate number of investors	116,000	57,600	6,100	1,100
Number of properties purchased	307	287	166	59
Aggregate cost of properties	$7,734,332,000	4,138,046,000	1,778,354,000	977,704,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$135,328,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	85.00%	37.00%
Single-user net lease	30.00%	11.00%	15.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	45.00%
Industrial	0.00%	0.00%	0.00%	8.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	36.00%	39.00%	36.00%	27.00%
Existing construction	64.00%	61.00%	64.00%	73.00%

Number of properties sold in whole or in part	0	13	19	1

Number of properties exchanged	0	0	0	0

(1)

On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering.  Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

During the three years prior to March 31, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 299 properties and Inland Real Estate Corporation purchased twenty commercial properties. During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through March 31, 2007, IRC had issued approximately 15.2 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $666.3 million as of March 31, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On July 30, 2007, the closing price of the stock on the New York Stock Exchange was $14.93 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances. All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of March 31, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly. Effective with the April 27, 2007 cash distribution, IRC began paying an annual cash distribution of $0.98 per share.

As of March 31, 2007, IRC owned 147 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties. As of March 31, 2007, IRC had debt of approximately $669.9 million secured by its properties and had $45 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and DDR consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through March 31, 2007, Inland Western had issued approximately 35 million shares through its distribution reinvestment program and had repurchased approximately 9 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.4 billion as of March 31, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of March 31, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of March 31, 2007, Inland Western owned 307 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of March 31, 2007, Inland Western had borrowed approximately $4.3 billion secured by its properties.

The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through March 31, 2007, and, in the case of IRRETI, through September 30, 2006. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through March 31, 2007, IREIC or its affiliates received approximately $60.4 million in advisor fees and agreed to forgo an additional $104.0 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. For the three months ended March 31, 2007, we paid our Business Manager a business management fee of $1.5 million, or approximately 0.22% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to continue foregoing any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005 (4)	58,867,790	57,502,980	—	1,364,810.87
2006 (5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	15,735,000	15,735,000	—	—	.24
	536,282,454	417,916,320	98,686,319	3,944,815

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)                   The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)                   For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	71,822,000	71,822,000	—	—	.16
	621,818,000	354,899,000	276,919,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)
1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		4.97	%(6)
2004	21.71%		13.18%		6.91%
2005	23.99%		14.32%		7.32%
2006	25.50%		N/A	%(7)	7.94%

(1)      IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of March 31, 2007, the DRP purchase price per share was $18.34.

(2)      IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)      Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of March 31, 2007, the DRP purchase price per share was $10.00.

(4)      Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)      IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)      Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)      Because of the acquisition by DDR, this information is not available for IRRETI as of December 31, 2006.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through March 31, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 489 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From April 1, 1997 through March 31, 2007, investors in these private partnerships have received total distributions in excess of $499 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through March 31, 2007, IREX has offered the sale of fifty-nine properties with a total property value of approximately $987 million.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX, acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 28, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

On April 12, 2006, the $7.2 million mortgage was refinanced with an approximately $7.6 million mortgage. After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage. After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage. After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage. After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinanced with an approximately $11 million mortgage. After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX, acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage. The refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. will retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of a $950,000 acquisition fee, $150,000 for a property reserve account and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of a $451,347 acquisition fee, $50,000 for a property reserve account and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of a $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of a $0.6 million acquisition fee, $0.4 million for property reserve accounts and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of a $520,000 acquisition fee, $150,000 for a property reserve account and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of a $675,000 acquisition fee, $150,000 for a property reserve account and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of a $305,000 acquisition fee, $100,000 for a property reserve account and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of a $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of a $235,000 acquisition fee, $50,000 for a property reserve account and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On October 20, 2005, this property was financed with a $3,570,000 mortgage. After paying refinancing expenses totaling approximately $141,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of a $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of a $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of a $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of a $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of a $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of a $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real

Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of a $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of a $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party, and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million and a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of a $1.8 million acquisition fee, $0.4 million for a property reserve account and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately a $2.4 million acquisition fee, $0.5 million for a property reserve account and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company, purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of a $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company, purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of a $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

On February 16, 2007, the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner had retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company, purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million, the proceeds of which were used to reimburse IREX for its cash contribution to acquire the property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the

LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of a $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company, purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the property, the LLC received a credit for the Market Day security deposit in the amount of approximately $0.1 million. The amount was deposited with the manager to hold in escrow and disburse in accordance with the terms of the Market Day lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C. began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of a $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center Limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2.9 million from Bear Stearns Commercial Mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million, which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of a $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company, purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of a $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company, purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million in equity. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of a $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for approximately $34.8 million from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial Mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of an approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners XXIII, LLC, a Delaware limited liability company. The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land, on which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of a $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of a $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land, upon which is located a multi-tenant retail shopping center currently 87.34% leased and occupied, for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. The property is located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee.  Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12.5 million and the total price of approximately $14.7 million consists of a $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green

Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.6 million, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of an approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land, upon which is located an multi-tenant retail shopping center currently 100% leased by seventeen tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of a $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses. The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C. offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million. The offering was completed in March 2007 when the maximum offering amount was raised.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land, upon which is located an multi-tenant shopping center consisting of two buildings, one of which is currently 100% occupied by Kohl’s Department Store and the second of which is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond and Cost Plus World Market. The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area. In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of a $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common interests. The offering was completed in March 2007 when the maximum offering amount was raised.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land, upon which four interconnected buildings totaling 256,700 square feet are located, at 1900 East Lake Avenue, Glenview, Cook County, Illinois for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman. The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006. In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $21.4 million from investors.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land for approximately $42.3 million in cash plus the assumption of the existing indebtedness.  The property is located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona and consists of a portion of an open air multi-tenant shopping center, including but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the power center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center. The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC. The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the mezzanine loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property. In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $40.7 million from investors.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006 a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties.  The property consists of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area. Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million. These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the tenant in common interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness. The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of an approximately $0.8 million acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $12.6 million from investors.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc. In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of a $1 million acquisition fee, approximately $0.4 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $10 million from investors.

Pewaukee Office Building in Pewaukee, Wisconsin. Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of a $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc. In March 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of a $1.4 million acquisition fee, approximately $0.8 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission(7)	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC

Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC

Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC

Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City 1031 LLC	Stoughton 1031 LLC	Indianapolis Entertainment 1031 LLC	Mobile Entertainment 1031 LLC	Chenal Commons 1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission(7)	N/A	3.00%	3.00%	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	5.53%	3.86%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.86%

	Inland Riverwoods	Inland Sioux Falls
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	0.98%	0.86%

Mortgage Broker Fee (2)	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%

Bridge Financing Fees	0.27%	0.33%

Total Load(4)	22.80%	20.00%

Asset Management Fees(5)	3.47%	0.3.47%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%

Refinancing Fee(8)	Paid by Investors	Paid by Investors

(1)  Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)  The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction.

(3)  Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)  The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)  Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)  Property Management Fees are calculated as a percentage of gross income from the property.

(7)  Backend Sales Commissions are equal to 3% of the sales price or the then-current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

(8)  Refinancing fees are equal to 1% of the new mortgage.

The following additional fees are the same for each offering:

Loan Servicing Fee: IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease: 8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements: The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2007:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
	($)	($)	(%)	(%)	(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,137,489	16.28	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,620,255	15.70	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,490,126	11.20	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,237,935	11.19	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	5,746,147	9.31	8.89		8.89
Taunton Circuit DBT	1	3,750,000	09/2002	1,405,448	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	4,593,900	10.18	10.18	(B)	8.62
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,281,614	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,209,289	8.39	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	2,659,657	8.01	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	2,710,882	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	3,731,424	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	1,811,760	8.52	8.52	(B)	9.37
Macon Office DST	29	6,600,000	03/2004	1,746,671	8.35	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	391,248	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	2,617,874	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	901,339	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	1,900,937	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	783,327	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,295,278	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,393,133	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,626,640	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	631,940	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	760,126	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,059,954	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	946,217	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	2,687,106	6.51	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	792,215	7.53	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	1,747,309	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,419,320	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	189,591	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	135,892	7.82	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,140,061	7.54	7.51	(B)	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,025,259	7.42	7.09	(C)	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	2,837,121	7.96	7.87	(C)	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	281,373	7.96	7.96		7.73
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	239,051	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	265,687	7.09	7.09		7.11

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution	2005 Annual Distribution
	($)	($)	(%)	(%)	(%)
Wood Dale 1031, LLC	16	3,787,500	03/2006	380,525	6.95	6.82	6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	263,440	7.00	7.00	N/A
Norcross 1031, LLC	1	3,000,000	11/2005	288,083	6.90	6.90	6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	203,568	6.74	6.74	N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	1,783,307	7.65	7.62	N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	523,924	5.91	5.75	N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,219,808	7.00	7.00	N/A
Madison 1031, LLC	1	1,472,000	03/2006	90,134	7.00	6.70	N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	336,688	6.00	5.75	N/A
Aurora 1031, LLC	1	1,740,000	06/2006	91,739	7.01	6.73	N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	604,212	6.19	6.07	N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	931,766	6.05	6.05	N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	292,293	6.34	6.25	N/A
Glenview 1031, LLC	35	23,350,000	*	491,591	6.25	6.25	N/A
Yuma Palms 1031, LLC	29	42,720,000	*	1,322,455	6.24	6.17	N/A
Honey Creek, LLC	26	13,137,300	*	178,041	6.29	6.29	N/A
Dublin 1031, LLC	37	10,550,000	*	42,991	N/A	N/A	N/A
Inland Riverwoods, LLC	0	15,712,805	*	0	N/A	N/A	N/A
Inland Sioux Falls, LLC	0	18,110,000	*	0	6.29	N/A	N/A
		$571,151,605		$87,421,317

*                 Offering was not complete as of March 31, 2007.

(A) This property was sold in July 2005.

(B) The 2005 distribution includes additional distribution of excess operating funds.

(C) No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business affairs.  The board has retained Inland American Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  The articles further provide that the majority of our directors must be “independent.”  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Property Managers or their respective affiliates either currently or at any time in the previous two years.  An ownership interest in another program sponsored by IREIC will not, by itself, preclude status as an independent director.

Each director serves until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors meet at least once each quarter.  In the exercise of their duties, our directors rely heavily on our Business Manager, Property Managers and their affiliates.  Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Property Managers.

Our directors may establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents - Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Group, Inc. The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area.  Over the past thirty-nine years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  The Inland Real Estate Group of Companies, Inc., sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC.  Inland, in the aggregate, was ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the

Chicago area.  In the December 2006 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth top shopping center owner in North America.  In addition, in the April 2007 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager.  An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of March 31, 2007, The Inland Group and its affiliates have raised more than $10 billion from investment product sales to over 275,000 investors.  Inland has completed more than 308 investment programs; in each case no investor has received less than his or her contributed capital.

As of March 31, 2007, Inland and its affiliates had more than 1,150 employees, owned properties in forty-six states and managed assets with a value exceeding $15.8 billion.  Our senior management includes executives of The Inland Group and its affiliates.  As of March 31, 2007, IREIC was the general partner of limited partnerships which owned in excess of 2,194 acres of pre-development land in the Chicago area, as well as over 4.4 million square feet of retail property and 4,213 apartment units.  As of March 31, 2007, another affiliate, Inland Mortgage Corporation had originated more than $11 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $230 million.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value of approximately $7.5 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately 75 million square feet of commercial properties in forty-five states as of March 31, 2007. A substantial portion of the portfolio, approximately 31 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 6,297 multi-family units that are principally located in the Chicago area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired 2,089 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 11.8 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 6.7 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own. Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  Between March 31, 2002 and March 31, 2007, it has completed more than $505 million in commercial real estate sales and leases, has been involved in the sale of more than 3,600 multi-family units and the sale and lease of over 59 million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	63	Chairman and President
Robert H. Baum	63	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	63	Vice Chairman
Robert D. Parks	63	Director

*As of January 1, 2007

Messrs. Goodwin, Baum, Cosenza and Parks are the founders of The Inland Group.

Daniel L. Goodwin is a founding and controlling stockholder of, and the chairman of the board and chief executive officer of, The Inland Group.  Mr. Goodwin, who has been with The Inland Group and its affiliates since 1968, also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin is the chairman of the board of Inland Real Estate Corporation, chairman of the board and chief executive officer of Inland Mortgage Investment Corporation and chairman and chief executive officer of Inland Bancorp Holding Company, a bank holding company.  Mr. Goodwin also serves on the management committee of Inland Real Estate Corporation.

Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors.  He also is the author of a nationally recognized real estate reference book for managing residential properties.  Mr. Goodwin serves on the board of the Illinois State Affordable Housing Trust Fund.  He has served as an advisor for the Office of Housing Coordination Services of the State of Illinois and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as chairman of the DuPage County Affordable Housing Task Force and presently serves as chairman of New Directions Affordable Housing Corporation.

Mr. Goodwin obtained his bachelor and master degrees from Illinois State Universities.  Following graduation, he taught for five years in the Chicago public school system.  More recently, Mr. Goodwin has served as a member of the board of governors of Illinois State Colleges and Universities.  He is vice chairman of the board of trustees of Benedictine University, vice chairman of the board of trustees of Springfield College and chairman of the board of trustees of Northeastern Illinois University.

Robert H. Baum has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders.  Mr. Baum is vice chairman, executive vice president and general counsel of The Inland Group.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates including supervising The Inland Group Law Department and serving as liaison with outside counsel.  Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and also has been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He also is an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank, a state chartered bank.  Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization, located in Hinsdale, Illinois, that provides emotional support for cancer patients and their families.

G. Joseph Cosenza has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders.  Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland’s many enterprises.  In addition, Mr. Cosenza immediately supervises a staff of nineteen persons who engaged in property acquisition and due diligence.  Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.  He has directly overseen the purchase of close to $18 billion of income-producing real estate from 1968 to present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from Northern Illinois University, DeKalb, Illinois.  From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District.  Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace.  He was the chairman and is presently a director on the board of Inland Bancorp Holding Company.  Mr. Cosenza also serves on the management committee of Inland Real Estate Corporation.

Robert D. Parks is a director of The Inland Group, Inc. and is one of the founding stockholders.  Mr. Parks, who has been with The Inland Group and its affiliates since 1968, is chairman of IREIC, director of Inland Securities Corporation and a director of Inland Investment Advisors, Inc. He also is president, chief executive officer and a director of Inland Real Estate Corporation, and serves on its management committee.  In addition, he is a director of Inland Western Retail Real Estate Trust, Inc. Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

Prior to joining Inland, Mr. Parks taught in Chicago’s public schools.  He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago.  He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers.  He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	63	Director and Chairman of the Board
Brenda G. Gujral	64	Director and President
J. Michael Borden	70	Independent Director
David Mahon	44	Independent Director
Thomas F. Meagher	76	Independent Director
Paula Saban	53	Independent Director
William J. Wierzbicki	60	Independent Director
Roberta S. Matlin	62	Vice President – Administration
Lori Foust	42	Treasurer (principal financial and accounting officer)
Scott W. Wilton	46	Secretary

*As of January 1, 2007

Brenda G. Gujral, president and director, also serves as president, chief operation officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation.  Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 as well as its chief executive officer since June 2005. Ms. Gujral also is chairman of the board of Inland Real Estate Exchange Corporation.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from the National Association of Securities Dealers, and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

J. Michael Borden, an independent director, is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat.  Mr. Borden also is the chief executive officer of Hufcor Asia Pacific in China and Hong Kong, Marashumi Corp. in Malaysia, Hufcor Australia Group, and  F. P. Investments a Real Estate Investment Company.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.  Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended a master of business administration program in finance at Marquette University.

David Mahon, an independent director, currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior professionals with over eighteen years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.  Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 150 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a certified public accountant and a graduate of Augustana College, Rock Island, Illinois.  He holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc.

Thomas F. Meagher, an independent director, currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005. He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She recently retired from Bank of America as a senior vice president/private client manager.  In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc. She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, an independent director, is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of “Planning Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki is retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development.  He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices.  The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served four consecutive three-year terms with nine years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.

Roberta S. Matlin has been our vice president – administration since our formation in October 2004. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also is a director of Inland Real Estate Exchange Corporation, a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation and a director and vice president of Inland Securities Corporation.  Ms. Matlin also serves as the president of our Business Manager.  She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation.  Ms. Matlin served as vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from the National Association of Securities Dealers, Inc.

Lori Foust, has been our treasurer and principal accounting officer, and the chief financial officer of our Business Manager since October 2005. Ms. Foust also served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the

University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Scott W. Wilton, has been our secretary since our formation in October 2004. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion.  Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board has formed an audit committee consisting of three independent directors: J. Michael Borden, David Mahon and Thomas F. Meagher.  Mr. Mahon serves as chairperson of the committee.  The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.

Compensation Committee Interlocks and Insider Participation

None of our officers or employees, or the officers or employees of our subsidiaries, participated in the deliberations of our board of directors concerning executive officer compensation.  In addition, during the year ended December 31, 2006, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Compensation of Directors and Officers

We pay our independent directors an annual fee of $20,000 plus $750 for each in-person meeting of the board or a committee of the board and $500 for each meeting of the board or a committee of the board attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $5,000. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  In addition, on the date of each annual meeting of stockholders, we grant to each independent director then in office options to purchase 500 shares of our common stock under our independent director stock option plan.  We do not compensate any director that also is an employee of our Business Manager or its affiliates.

The following table further summarizes compensation earned by, or paid to, the independent directors during 2006.

	Fees Earned or Paid in Cash	Option Awards		Total
J. Michael Borden	$22,100	$31,325	(1)	$53,425
David Mahon	$26,550	$31,325	(1)	$57,875
Thomas F. Meagher	$24,800	$31,325	(1)	$56,125
Paula Saban	$20,350	$31,325	(1)	$51,675
William J. Wierzbicki	$18,850	$31,325	(1)	$50,175

(1)                      Each independent director had options to purchase 3,500 shares of our common stock outstanding at December 31, 2006.  All options have been granted pursuant to our independent director stock option plan.

Independent Director Stock Option Plan

We have adopted an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.  We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan.  The number and type of shares that could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if we split our stock, are consolidated or are recapitalized.  If this occurs, the exercise price of the options will be correspondingly adjusted.

The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan.  The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder’s meeting to each independent director then in office.  However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 9.8% of our issued and outstanding shares.  The option price for all options is fixed at $8.95 per share prior to time that our shares become listed for trading on a national securities exchange.

One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant and the remaining one-third will first become exercisable on the second anniversary of the date of their grant.  All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

Options granted under the independent director stock option plan are exercisable until the first to occur of:

•                                          the tenth anniversary of the date of grant;

•                                          the removal for cause of the person as an independent director; or

•                                          three months following the date the person ceases to be an independent director for any other reason except death or disability.

All options generally are exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if exercise would jeopardize our status as a REIT under the Internal Revenue Code.  No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited.  However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger.  Additionally, our board may provide for any or all of the following alternatives:

•                                          for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                                          for the continuance of the independent director stock option plan by the successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

•                                          for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

As of July 31, 2007, we have issued to our independent directors options to purchase 20,000 shares of our common stock, in the aggregate, at exercise prices equal to $8.95 per share.

Compensation of Executive Officers

All of our executive officers are officers of one or more of our affiliates and compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or Property Managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements.  In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.  We also may, from time to time, grant restricted shares of our common stock to one or more of our officers.

Our Business Manager

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “– Inland Affiliated Companies” and the biographies of Ms. Matlin, Mr. Wilton and Ms. Foust are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	63	Director
Robert D. Parks	63	Director
G. Joseph Cosenza	63	Director
Roberta S. Matlin	62	President
Scott W. Wilton	46	Secretary
Lori Foust	42	Chief Financial Officer
Debra J. Randall	51	Vice President/Controller
Michael Podboy	29	Vice President - Asset Management

*As of January 1, 2007

Debra J. Randall became vice president and controller of our Business Manager in January 2006. Ms. Randall oversees our financial and SEC reporting compliance.  She joined the Inland organization in January 2004, serving as assistant vice president of our Business Manager and assistant controller of Inland Western Retail Real Estate Advisory Services, Inc., which position she held until December 2005.  Prior to joining the Inland organization, Ms. Randall was a corporate controller for a privately held real estate company.  She also has over ten years of real estate experience at several public accounting firms.  She received her bachelor degree in liberal arts from DePaul University in Chicago, Illinois, and also will be working on completing a master degree from DePaul University.  Ms. Randall is a certified public accountant and licensed real estate salesperson.

Michael Podboy became the vice president – asset management of our Business Manager in May 2007.  Prior to joining the Inland organization, Mr. Podboy worked in the field of public accounting and was a senior manager in the real estate division for KPMG LLP.  He received his bachelor degree in accounting from the University of Saint Thomas in Saint Paul, Minnesota.  Mr. Podboy is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Our Property Managers

Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are Delaware limited liability companies.  The Property Managers are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group, Messrs. Goodwin, Baum, Cosenza and Parks.  Each Property Manager manages the specific type of property indicated by its name.  For example, Inland American Retail Management LLC manages any retail properties we acquire and Inland American Office Management LLC manages any office buildings we acquire.  Each Property Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.   All of our lodging properties are managed by third party managers, unaffiliated with us or our sponsor and its affiliates.

The parent corporations of our Property Mangers are Inland North American Property Management Corp., Inland North American Retail Management Corp. and Inland North American Office Management Corp., each a Delaware corporation.  Employees of these corporations oversee and manage the day-to-day operations of our Property Managers.

The following table sets forth information regarding the executive officers and directors of these corporations.

Name	Age*	Position
Thomas P. McGuinness	51	Chairman, Director and Chief Executive Officer
Robert M. Barg	53	Director, Senior Vice President, Treasurer and Secretary
Elizabeth D. McNeeley	51	Director and Vice President
Alan F. Kremin	60	Director
Ulana Horalewskyj	60	Director
Thomas Lithgow	44	Senior Vice President

*as of January 1, 2007

Thomas P. McGuinness joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He also is president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management.  Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association.  He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

Robert M. Barg joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp.  In July 2004 he became a director of Inland Western Management Corp.  as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp. and Inland Southwest Management Corp.  He is also a director, senior vice president, and treasurer of Mid-America Management Corp.  He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his bachelor degree in business administration from the University of Illinois at Chicago and a master degree in accounting from Western Illinois University, Macomb, Illinois.  Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society, and is a licensed real estate broker.

Elizabeth D. McNeeley joined Inland Southeast Property Management as a property accountant in January 2002. In January 2003, she was promoted to senior property accountant for Inland Western Management Corp., and in July 2003, was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp.  Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master degree from DePaul University, Chicago, Illinois.  She is a licensed real estate sales agent.

Alan F. Kremin joined The Inland Group in 1982 and became treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in

March 1991. He also became the chief financial officer of The Inland Group in 1991, responsible for financial management, cash budgeting and corporate taxes for the consolidated group.  He also serves as a director for various subsidiaries of The Inland Group and affiliated entities.  Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation.  Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company.  He received his bachelor degree in accounting from Loyola University, Chicago, Illinois.  Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

Ulana Horalewskyj joined Inland in 1990 and is currently senior vice president of IREIC and president of Partnership Ownership.  She is also a vice president of Intervest Southern Real Estate Corporation and a director of Midwest Real Estate Equities, Inc. In her capacity as senior vice president of IREIC, Ms. Horalewskyj oversees the cash management and accounting for over 190 Inland private limited partnerships.  She was the treasurer of Inland Real Estate Exchange Corporation, or IREX, from 2002 through 2005. Prior to joining Inland, Ms. Horalewskyj spent four years working for an accounting firm and ten years in the banking industry.  Ms. Horalewskyj received her bachelor degree from Roosevelt University, Chicago, Illinois.

Thomas Lithgow joined Inland in 2004 and was promoted to vice president.  Mr. Lithgow is responsible for leasing and property management for 35 million square feet of commercial property throughout the United States.  Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty.  Mr. Lithgow has twenty years of real estate experience in the areas of accounting, finance, asset management, due diligence, acquisitions and dispositions.  Mr. Lithgow received his bachelor degree from Eastern Illinois University, Charleston, Illinois, and is a certified public accountant.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          administering our bookkeeping and accounting functions; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the business management agreement.  To assist the Business Manager in handling its responsibilities, the Business Manager has established a management and disclosure committee to review and critique our periodic reports and other public disclosures, as well as our day-to-day business practices, controls and procedures.  The committee includes certain of our officers and directors, officers and directors of our Business Manager and the parent corporations owning our Property Managers, and officers and directors of The Inland Group or its affiliates.  The responsibilities and powers of the management and disclosure committee are set forth in a written charter approved by our board.  Notwithstanding the formation of the committee, our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement, have entered into various agreements with IREIC and its affiliates.  We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses;

•                                          audit, accounting and legal fees paid to third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

We also reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us. In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters.  Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC is determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider’s “hourly billing rate.” For these purposes, the “hourly billing rate” approximates the hourly cost to the service provider to provide services to us based on:

•                                          the average amount of all salaries and bonuses paid to the employees of the service provider; and

•                                          an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

All billing rates are subject to change, but we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.  These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services.  Inland Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements; editing marketing materials; preparing and reviewing press releases; distributing certain stockholder communications; and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc., or ICS, provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming; support and troubleshooting; data storage and backup; email services; printing services; and networking services, including Internet access.  ICS is compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc. provides insurance and risk management services, including negotiating and obtaining insurance policies; managing and settling claims; and reviewing and monitoring our insurance policies.

•                                          Legal Services.  The Inland Real Estate Group, Inc. provides legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents; performing due diligence; and rendering legal opinions.

•                                          Office and Facilities Management Services.  Inland Office Services, Inc. and Inland Facilities Management, Inc. provide office and facilities management services, including purchasing and maintaining office supplies and furniture; installing telephones; maintaining security; providing mailroom, courier and switchboard services; and contracting with and supervising housekeeping and other facilities maintenance service providers.

•                                          Personnel Services.  Inland Human Resource Services, Inc. provides personnel services, including pre-employment services; new hire services; human resources; benefit administration; and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS has granted the Business Manager a non-exclusive and royalty- free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement.  ICS provides the Business Manager with all upgrades to the licensed software.

•                                          Trademark License.  We have entered into a license agreement with The Inland Real Estate Group, Inc., or TIREG, granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.  TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement.  The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors.  The agreement may be terminated by mutual consent of the parties.  We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to our Business Manager.  The agreement also will terminate upon a business combination with our Business Manager, as described below.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Compensation.  After all of our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager a fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other “real estate operating companies,” before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period.

In addition, any time we acquire a controlling interest in a REIT or other “real estate operating company,” we pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  See “– Property Acquisition Agreement” below for a discussion of what constitutes a “real estate operating company.”  We pay these acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the acquisition fee.

Further, after our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to the Business Manager.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          2% of our average invested assets for that fiscal year; or

•                                          25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Business Combination.  We will consider internalizing the functions of the Business Manager once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Business Manager, see “– Business Combinations” below.

Liability and Indemnification.  Under the business management agreement, and the property management agreements described below, we are required to indemnify our Business Manager, Property Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Property Management Agreements

Duties of our Property Managers.  Our Property Managers, their affiliates or agents manage each of our real properties that is not internally managed by persons employed by companies that we acquire.  If we acquire a property that we would like any of our Property Managers to manage, we will enter into a separate agreement specific to that property with the applicable Property Manager.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property management agreements.

Compensation.  For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to four 4.5% of the gross income from the property.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  As is customary in the industry, we reimburse each Property Manager, its affiliates and agents for property-level expenses that it or they pay such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property.  We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers.  In no event do any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property.  Further, in no event does the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any Property Manager exceed a total of 4.5% of the gross income of the particular property.  Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to our Property Managers.

Term.  Each property is managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property is acquired.  Each management agreement provides for successive one-year renewals, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term.  We also may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the applicable Property Manager.  The Property Manager may subcontract with an affiliate or a third party agent to provide the required property management services for less than the management fee provided in the management agreement.  Our Property Managers or their ultimate parent corporations may form additional subsidiary property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Business Combination.  We will consider internalizing the functions of our Property Managers once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Property Managers, see “– Business Combinations” below.

Property Management Agreements – Our Lodging Facilities

To qualify as a REIT, we generally cannot operate hotels.   To date, we have relied on our two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding” and together with Barclay Hospitality, “Barclay”), to operate our wholly owned lodging facilities.   Barclay has engaged hotel management companies to manage these hotels under management contracts.  These third-party managers have direct control of the daily operations of our hotels.  As of June 30, 2007, Alliance Hospitality Management, LLC (“Alliance”) managed thirty-nine, or 78%, of our hotels, Marriott International managed six of our hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, and GHG-Stanley Management, LLC each managed one hotel.

Pursuant to the management agreements with these third party property managers, Barclay pays property management fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other fees) of the total revenue of the hotels under management.   Barclay also pays the respective property managers an annual incentive fee, calculated based upon the financial performance of the hotels that the property manager manages.   The agreements typically have terms ranging from five to twenty years, and give Barclay the right to terminate the agreement upon ninety days’ notice.  The agreements also generally give the property manager the right terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay transfers its rights in the agreement or there is a change in control of the entity controlling Barclay.

Property Acquisition Agreement

We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA assists us in acquiring properties, REITs, real estate operating companies or other real estate assets.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property acquisition agreement.

Duties of Inland Real Estate Acquisitions.  Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet.  A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.  A single user property is real estate improved for use as a single tenant or commercial property.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.

Compensation.  At any time we acquire a controlling interest in a REIT or other “real estate operating company,” we pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  This fee is not paid when we acquire only a property but not the REIT or other real estate operating company owning the property.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding this fee paid to the Business Manager.  For these purposes, “control” means owning 50.1% or more of the voting securities of the entity in question.  For these purposes “real estate operating company” means:

•                                          any entity that has equity securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                          any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

•                                          any entity that, either itself or through its subsidiaries:

•                                          owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

•                                          has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

•                                          has its own directors, managers or managing general partners, as applicable; and

•                                          either:

•                                          has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

•                                          has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

We pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  See “Federal Income Tax Considerations – General Share Ownership Tests” and “Description of Securities – Restrictions on Ownership and Transfer.”

Business Combinations

Many REITs that are listed on a national securities exchange are considered self-administered, which means that they employ persons or agents to perform all significant management functions.  The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory fees, are paid by the REIT.  We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing the management functions performed by our Business Manager and Property Managers is in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half of the costs, and our Business Manager and Property Managers have agreed to pay the other half, of an independent investment banking firm.  This firm would jointly advise us and IREIC on the value of our Business Manager and Property Managers.  After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board would form a special committee comprised entirely of independent directors to consider a possible business combination with our Business Manager and Property Managers.  The board will, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters.  The special committee also will be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Business Manager and Property Managers regarding a possible business combination.  In any event, before we can complete any business combination with either our Business Manager or Property Managers, our articles require that the following two conditions be satisfied:

•                                          the special committee receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis, concluding that the consideration to be paid to acquire our Business Manager or Property Managers, as the case may be, is fair to our stockholders from a financial point of view; and

•                                          the holders of a majority of the votes cast at a meeting of our stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., Inland Real Estate Investment Corporation or any of their affiliates will be counted for purposes of determining the presence of quorum.  The shares will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition.  If the proposal receives the necessary votes to approve the acquisition, these shares may then be voted in favor of the transaction.

We anticipate that any consideration we may offer in connection with a business combination with our Business Manager and Property Managers will be payable solely in shares of our common stock.  Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Business Manager or Property Managers.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of The Inland Group.  Inland Securities is a member firm of the National Association of Securities Dealers, Inc. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Brenda G. Gujral	64	Director, President and Chief Operating Officer
Roberta S. Matlin	62	Director and Vice President
Catherine L. Lynch	48	Director, Treasurer and Secretary
Robert D. Parks	63	Director
Brian M. Conlon	48	Executive Vice President - National Sales Director
R. Martel Day	57	Executive Vice President - Director of Business Development
Fred C. Fisher	62	Senior Vice President
David Bassitt	64	Senior Vice President
John Cunningham	48	Senior Vice President
Tomas Giardino	32	Vice President
Curtis Shoch	34	Vice President
Shawn Vaughan	35	Vice President
Mark Lavery	31	Vice President
Ralph Rudolph	43	Vice President
Robert J. Babcock	30	Vice President
Frank V. Pinelli	60	Vice President
Matthew Podolsky	35	Vice President
Darrell Rau	51	Vice President
Andrew Dornbusch	30	Vice President
Jeffrey S. Hertz	33	Vice President
Carl Pikus	39	Vice President
Nathan Rachels	32	Vice President
David McCurdy	35	Vice President
Joseph Nugent	34	Vice President
Peter K. Fisher	27	Vice President
Michele Sorce	42	Assistant Vice President and Controller
Sandra L. Perion	50	Assistant Vice President

*As of January 1, 2007

Catherine L. Lynch joined the Inland organization in 1989 and is the treasurer and secretary of IREIC, responsible for managing the corporate accounting department.  Ms. Lynch also is the treasurer and secretary and a director of Inland Securities and treasurer of Inland Investment Advisors, Inc. From 1980 until joining the Inland organization, Ms. Lynch was employed by KPMG Peat Marwick LLP.

Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

Brian M. Conlon joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon holds Series 7, 24 and 63 certifications with the National Association of Securities Dealers, Inc.

R. Martel Day is executive vice president and director of business development for Inland Securities Corporation.  He joined Inland Securities Corporation in 1984 as a regional representative in the southeast.  Since then, he has served as regional vice president, senior vice president, national marketing director and national sales director.  Mr. Day is currently responsible for developing and maintaining the selling group for Inland’s investment products.

Mr. Day graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia.  Mr. Day is a member of the board of directors of the Investment Program Association, a member of the Financial Planning Association and a member of the National Association of Real Estate Investment Trusts.  Mr. Day holds general securities and registered investment advisor licenses with the National Association of Securities Dealers, Inc.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with the National Association of Securities Dealers, Inc.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Minnesota, and a master degree from St. Cloud University, St. Cloud, Minnesota.  Mr. Bassitt holds Series 6, 7, 22 and 63 certifications with the National Association of Securities Dealers, Inc.

John Cunningham is a senior vice president of Inland Securities Corporation.  He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997. He became a vice president in 1999. In 2002, he became senior vice president of the western region.  Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing.  Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Tomas Giardino joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities.  Prior thereto, Mr. Giardino was in the advertising field for four years.  Mr. Giardino received his bachelor degree in political science from Arizona State University, Tempe, Arizona, in May 1998. He holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Curtis Shoch joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds.  Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services.  Mr. Shoch graduated from Lynchburg College, Lynchburg, Virginia, in 1994 with a major in marketing and an emphasis in finance.  He is a registered representative as well as a registered investment advisor.  Mr. Shoch holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Shawn Vaughan joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region.  Mr. Vaughan started his career in financial services in 1994. Mr. Vaughan holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Mark Lavery joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery worked for Charles Schwab.  Mr. Lavery began his career with Investment Planners.  Mr. Lavery graduated from Milliken University, Decatur, Illinois, in 1997 with a bachelor degree in finance.  Mr. Lavery holds Series 7 and 66 certifications with the National Association of Securities Dealers, Inc.

Ralph Rudolph joined Inland Securities Corporation in 1995 as a regional representative for the Midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corps and worked for a broker-dealer firm.  He is a graduate of Elmhurst College, Elmhurst, Illinois, with a degree in business administration.  Mr. Rudolph holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Robert J. Babcock joined Inland Securities Corporation as vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor degree from Gustavus Adolphus College, St. Peter, Minnesota.  Mr. Babcock holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Frank V. Pinelli joined Inland Securities Corporation in 2004 as a vice president.  He was previously employed with The Inland Group from 1973 to 1983 where he worked in property management, real estate sales and real estate acquisitions.  Prior to rejoining Inland, from 1984 to 2003, Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization.  Mr. Pinelli is a graduate of Southern Illinois University, Carbondale, Illinois.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Matthew Podolsky joined Inland Securities Corporation as a vice president in April 2003. In 1994, Mr. Podolsky started his real estate career with Cushman and Wakefield of California, Inc. in the area of commercial sales and leasing.  Prior to joining Inland Securities Corporation, he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona, Tucson, Arizona, with a bachelor degree in regional development/urban planning.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc. and a real estate license in the State of California.

Darrell Rau joined Inland Securities Corporation in 2004 as a vice president of the Midwest region.  Prior to joining Inland, Mr. Rau was vice president of developing markets at CTE Pension Advisors.  Mr. Rau graduated from Northwood University, Midland, Michigan, with a degree in business administration.  He holds Series 6, 7, 62 and 63 certifications with the National Association of Securities Dealers, Inc.

Andrew Dornbusch joined Inland Securities Corporation as a vice president in September 2004. Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota.  Mr. Dornbusch graduated from the University of Minnesota, Minneapolis, Minnesota, with a bachelor degree in International Relations.  He obtained his law degree from Cornell Law School, Ithaca, New York.  Mr. Dornbusch holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Jeffrey S. Hertz joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds.  Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen.  Mr. Hertz graduated from the University of Oregon, Eugene, Oregon, with a bachelor degree in psychology.  He holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Carl Pikus joined Inland Securities Corporation as a vice president in September 2004. His responsibilities include development of new broker-dealer relationships for Inland in the Midwest.  Prior to joining Inland Securities Corporation, Mr. Pikus was a Midwest sales manager for Ultimus, a software company, managing existing clients and establishing new accounts.  Mr. Pikus is a graduate of the University of Wisconsin, Madison, Wisconsin.

Nathan Rachels joined Inland Securities Corporation as vice president in September 2004. Prior to joining Inland Securities Corporation, Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States.  Mr. Rachels began his career in financial services in 1997 on the retail side of the business with a planning firm and then as an account manager at Deutsche Bank.  He graduated from the University of Alabama, Tuscaloosa, Alabama, with degrees in public relations and business.  Mr. Rachels holds Series 7 and 63 certifications with National Association of Securities Dealers, Inc.

David McCurdy joined Inland Securities Corporation in July 2001 and currently serves as vice president on a team covering eighteen states.  Prior to joining Inland, Mr. McCurdy was a web developer for an Internet startup company specializing in commercial real estate management software.  Mr. McCurdy graduated from North Carolina State University in Raleigh with a bachelor degree in engineering, and received a master degree in management from Georgia State University in Atlanta.  Mr. McCurdy holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc. and also carries the Certified Financial Planner (CFP®) designation.

Joseph Nugent joined Inland Securities in 2005 and currently serves as vice president on a team covering sales in eighteen states in the eastern half of the United States.  Prior to joining Inland Securities, Mr. Nugent worked for Wells Real Estate Funds, where his responsibilities included developing sales opportunities and generating leads.   Mr. Nugent also served as a senior customer service coordinator for ING Variable Annuities.  Mr. Nugent graduated from National Louis University, in St. Louis, Missouri, with a bachelor degree in business management.  Mr. Nugent holds Series 6, 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Peter K. Fisher joined Inland in 2005 as a regional representative for the Midwest team and was promoted to vice president in 2006.  Prior to joining Inland in 2005, Mr. Fisher attended Indiana University, graduating with a bachelor of science degree. Mr. Fisher holds his Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Michele Sorce joined Inland Securities as assistant vice president and controller in November 2003. However, Ms. Sorce started her career with Inland over twenty-one years ago. She previously served as controller for Inland commercial, residential and real estate auction companies.  She received a bachelor degree in accounting from Elmhurst College, Elmhurst, Illinois.  She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal and also holds an Illinois real estate broker’s license.

Sandra L. Perion joined Inland in 1994 as an administrative assistant to the senior vice president of IREIC.  In 2002, Ms. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and stockholder records.  In 2003, she was promoted to assistant vice president of Inland Securities Corporation.  She was promoted to vice president of operations of IREIC in March 2006. Ms. Perion holds Series 7, 24 and 63 certifications from the National Association of Securities Dealers, Inc.

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.  These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities.  IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers.  During times of intense activity, these individuals may not be able to devote all of their time and resources to our business.

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers or any other affiliates of IREIC were negotiated at arm’s-length.  Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties, we believe that these agreements and arrangements are no less favorable to us than those available from an unaffiliated party under the same circumstances.  Further, a majority of our independent directors makes all decisions regarding enforcing these agreements or arrangements with our Business Manager, Property Managers and other affiliates of IREIC.

Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies.  Further, our Property Managers receive fees based on the gross income from properties under management and Inland Mortgage Brokerage Corporation receives a service fee when it places a loan for us. The book value of our assets includes amounts borrowed to acquire these assets.  These compensation arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

Our Business Manager, Property Managers and Inland Mortgage Brokerage Corporation may, therefore, recommend that we make investments, or take actions, that generate fees, but are not necessarily the most suitable investment for our portfolio.  The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.

The other REITs sponsored by IREIC all focus on acquiring and operating neighborhood and community shopping centers located throughout the United States.  Each of these REITs also may purchase single tenant net-leased properties located anywhere in the United States.  A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet.  A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.  A single user property is real estate improved for use as a single tenant or commercial property.  We, along with certain of these REITs, rely to some degree on IREA to identify and assist in acquiring real estate assets.  IREA is a wholly owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and two of the other REITs.  Ms. Gujral is a director of IREIC and one of the other REITs.  See “Management” above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.

Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to the other three REITs to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.  Under principles of corporate law known as the “corporate opportunity doctrine,” a director may not take for him or herself, either directly or through a controlled entity, any opportunity that the corporation has a reasonable expectancy because it falls within the corporation’s line of business.  In our case, the agreement with IREA may result in a property being offered to another entity sponsored or affiliated with IREIC, even though we may also be interested in, and have the ability to acquire, the subject property.

We acquire real estate assets from affiliates of IREIC.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future.  Although the purchase price we paid for the assets was equal to the price paid for the properties or other assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.  Our articles require a majority of our directors, who have no financial interest in the transaction, to approve the transaction and conclude that it is fair and reasonable to us. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC.  The officers, directors or employees of our Business Manager, IREA or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.

Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.

Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with affiliates of IREIC.  In these circumstances, persons employed by our Business Manager who also are employed by IREIC or its affiliates may have a fiduciary duty to both us and the affiliates of IREIC participating in the joint venture.  In order to minimize the conflict between these fiduciary duties, our articles require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.  Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.

Policies and Procedures with Respect to Related Party Transactions

We do not currently have written, formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of the SEC Regulation S-K. Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executives, officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

Our articles, however, contain provisions setting forth our ability to engage in certain transactions.  Our board reviews all of these transactions as well as any related party transactions.  As a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRINCIPAL STOCKHOLDERS

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of July 15, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
J. Michael Borden, Independent Director	63,034	(3)	*
Brenda G. Gujral, Director and President	6,582	(4)	*
David Mahon, Independent Director	16,128	(3)	*
Thomas F. Meagher, Independent Director	7,386	(3)	*
Robert D. Parks, Director and Chairman of the Board	493,585	(5)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,067	(3)	*
Roberta S. Matlin, Vice President—Administration	2,745	(3)	*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	3,351		—
All Directors and Officers as a group (ten persons)	597,878		*

*                 Less than 1%

(1)        The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)        All fractional ownership amounts have been rounded to the nearest whole number.

(3)        Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.   Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)        Includes 4,216 shares owned by Ms. Gujral’s spouse through his individual IRA.

(5)        Includes 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

BUSINESS AND POLICIES

We were formed on October 4, 2004 to acquire and develop commercial real estate, primarily multi-family, office and industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada.  We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in REITs or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “Management – Property Acquisition Agreement” above for a more complete definition of “real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest. We also may invest in other real estate assets such as collateralized mortgage-backed securities.  Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk.  See “Risk Factors – Risks Related to Our Business” for a more detailed discussion of these risks.  In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan.  Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC.  Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities.  We do not intend to acquire real estate assets located outside of the United States and Canada.

We have been qualified to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005.  A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties.  To qualify as a REIT, a company must generally distribute at least 90% of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering primarily to acquire:

•                                          multi-family properties, including both conventional apartment buildings and student housing;

•                                          office buildings;

•                                          industrial/distribution facilities;

•                                          lodging facilities;

•                                          retail shopping centers; and

•                                          triple-net, single-use properties.

We do not focus our property acquisitions in any one particular geographic location within the United States.  Although we also may purchase properties located in Canada, we have not done so to date.  We generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.  However, we also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into sale and leaseback transactions in which we purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  See “Risk Factors – Risks Related to Our Business” beginning on page 19 for additional discussion regarding our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  We also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others, that, in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Change in Investment Objectives and Policies

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

Our board may make material changes to the restrictions on investment objectives and policies set forth in our articles only by amending the articles.  Any amendment requires the affirmative vote of a majority of our then outstanding shares of common stock.  For these purposes, shares held by IREIC and its affiliates will be counted toward the majority vote required to amend the articles and change the restrictions on our investment objectives and policies.  See “Summary of Our Organizational Documents – Restrictions on Investments.”

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.  For example, although we enter into leases that contain scheduled rent escalation provisions, our operating expenses may increase with inflation and may not be offset by increases in scheduled rent payments.  Further, our board does not anticipate evaluating a listing of our shares until at least 2010.  There is no assurance that we will list our shares or that a public market will develop if we list our shares.  See “Risk Factors – Risks Related to the Offering” and “—Risks Related to Our Business” for additional discussion of these risks.

Investment Limitations

We do not intend to:

•                                          invest in commodities or commodity future contracts;

•                                          issue redeemable shares of common stock;

•                                          issue shares on a deferred payment basis or other similar arrangement; or

•                                          operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents - Restrictions on Investments” for additional investment limitations.  We do not intend to engage in hedging or similar activities for speculative purposes.  We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies.  Subject to the limits set forth above, we also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Acquisition Standards

We consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the assets;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the assets are located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the assets; and

•                                          tax considerations.

With respect to our lodging facilities, we focus on acquiring hotels with strong national franchise affiliations, or hotel properties with the potential to obtain these franchise affiliations, in the “full service,” “extended stay,” “mid-scale without food and beverage,” “upscale” and “upper upscale” market segments.  We focus on properties in locations with relatively high demand for rooms, a relatively low supply of hotel properties and relatively high barriers to entry into the hotel business, such as a scarcity of suitable sites or zoning restrictions, as well as hotels that will benefit from repositioning or substantial rehabilitation, or from new management and additional capital.

Borrowing Policy

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us.  These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  In addition, we may borrow money in connection with developing certain construction projects so long as the aggregate borrowing per property does not exceed $30 million and the loan to cost ratio for the loan does not exceed 75%.  We may fully guarantee any construction loan that satisfies these criteria.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets, which are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Our Assets

We typically own real estate assets (1) directly, through ownership of a “fee simple interest,” (2) indirectly through joint ventures (3) through our wholly owned operating subsidiaries or (4) as investments in REIT marketable securities.  In addition, we may make loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  These operating platforms are discussed in more detail below.

Our “Fee Simple” Properties

As of July 15, 2007, we directly owned fee simple interests in 221 properties.  See “Description of Real Estate Assets – Significant Acquisitions” for a more detailed discussion of significant properties that we hold in fee simple.

Our Joint Ventures

We have entered into joint ventures to acquire, develop and improve properties.  For financial statement reporting purposes, we determine whether we are required to consolidate our investment in these joint ventures in accordance with generally accepted accounting principles.  If we are required to consolidate any joint venture, the assets, liabilities, equity and results of operations of the joint venture entities are consolidated in our financial statements.  In the future, we may acquire, develop or improve properties through additional joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties.  We generally will invest in joint ventures where we have a right to purchase the co-venturer’s interest in the venture.  Nevertheless, our interests may not be totally aligned.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us.

MB REIT.  On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc., referred to herein as Minto Delaware, which owned all of the outstanding equity of Minto Builders (Florida), Inc., referred to herein as “MB REIT.”  We have invested approximately $1.17 billion in MB REIT, and now own 920,000 shares of MB REIT common stock, or approximately 98% of its outstanding common stock.  We have appointed Ms. Gujral, Ms. Foust and Mr. Parks to serve on MB REIT’s five-member board of directors as our designees.  In addition, our Business Manager and Property Managers perform services for MB REIT on terms and conditions substantially similar to the terms and conditions set forth in the agreements that we have with these entities.  Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

As of July 15, 2007, MB REIT had acquired approximately $2.4 billion in real estate assets and borrowed approximately $1.1 billion secured by mortgages on its assets.  MB REIT anticipates acquiring up to $2.7 billion in real estate assets.  See “Description of Real Estate Assets – Significant Acquisitions” for a more detailed discussion of MB REIT’s significant properties.

We are required to redeem or purchase Minto Delaware’s investment in MB REIT at Minto Delaware’s request, which can be accomplished no earlier than October 11, 2011.  Specifically, on October 11, 2011, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (2) if our stock is not so listed, approximately $29 million in cash.  If Minto Delaware chooses to wait until October 11, 2012 to exercise its redemption right, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (y) if our common stock is not so listed, we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with Minto Delaware.

As a holder of shares of MB REIT common stock, we are entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on MB REIT’s series A and B preferred stock including any accrued and unpaid dividends, and so long as the distributions do not exceed its funds from operations or “FFO.”  From October 11, 2005 through July 15, 2007, MB REIT had paid cash distributions in the aggregate amount of $63.5 million to all common stockholders of record, including approximately $60.5 million in distributions to us.

Cobalt Industrial REIT II.  On June 29, 2007, we entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners.” Cobalt acquires, develops and redevelops light industrial properties located in major metropolitan markets in the United States.

Under the shareholders agreement we have committed to invest, over a thirty-month period through a wholly owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $125 million in shares of common beneficial interest of Cobalt.  Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a board of trust managers comprised of seven members, including one member that we have the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 and they intend to acquire properties over a three-year period with the total duration not to exceed eight years, plus two one-year extensions, referred to herein as the “Holding Period.”  As of July 15, 2007, Cobalt had acquired thirty-seven industrial projects consisting of approximately 3.0 million total gross leasable square feet and located within the greater metropolitan areas of Atlanta, Chicago, Dallas, Houston and Phoenix.

Our investment will entitle us to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, we will also have the right to dispose of our shares in accordance with the provision of the shareholders agreement

Lauth Group, Inc.  On June 8, 2007, we entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of approximately $1.0 billion of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  As of July 15, 2007, LIP Holdings had invested in thirty-one properties in various stages of construction in eleven states.

We will invest, through a wholly owned subsidiary up to $250 million in exchange for the Class A Participating Preferred Interests of LIP Holdings. As of July 15, 2007, we had invested $98 million.  Our investment will entitle us to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.  LIP Holdings will have the right to redeem our Class A Participating Preferred Interests in increments of not less than $5 million, at redemption rates ranging from 109.5% during the first twelve-month period following closing to par value after five years.  In addition, we have a right to cause the redemption of our interests by LIP Holdings, at par value, beginning on the seventh anniversary of the venture.  Except for certain “major decisions” such as winding up or dissolving LIP Holdings, all decisions regarding LIP Holdings’ operations will be made by a board of managers comprised of three members designated by LIP and two members designated by us.

Under the joint venture, The Inland Group, Inc. and its affiliates have the right to offer to provide property management and leasing services to each retail property of LIP Holdings that is located in a market where The Inland Group already has substantial property management operations or has the capability to offer these services.  However, the fees for these services may not exceed the level of fees we are permitted to pay under our articles.  Additionally, pursuant to the joint venture, we are required to offer to LIP and its affiliates the opportunity to bid on any construction, development or re-development project undertaken by us that is an office, distribution, retail, healthcare or mixed-use facility, where the construction costs are at least $10 million.

D.R. Stephens Institutional Fund.  On April 27, 2007, we entered into a joint venture agreement with Stephens Venture III, LLC, referred to herein as “Stephens.”  The venture will be known as the D. R. Stephens Institutional Fund, LLC, or the “Fund.”  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located in the San Francisco Bay area and Silicon Valley.  As of July 15, 2007, the Fund had acquired four industrial properties consisting of approximately 495,311 total gross leasable square feet located in Fremont and Milpitas, California for a total purchase price of approximately $59.8 million, of which we have funded approximately $21.4 million in cash.

Under the joint venture agreement, we will invest, through a wholly owned subsidiary, Inland American (Stephens) Sub, LLC, approximately $90 million and Stephens will invest approximately $10 million.  Stephens serves as the manager of the Fund, and is responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold property acquired by the Fund.

We are entitled to a preferred return on our “outstanding capital” equal to 8.5% per annum, on a cumulative basis, compounding quarterly, prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum, an 8.5% internal rate of return on each member’s capital contribution. Thereafter, depending on the Fund’s performance, we may receive additional distributions that would increase our internal rate of return.  There is no assurance, however, that we will receive a particular level of distributions, if any, from the Fund.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions,” including proposals to acquire any project involving the use of more than $8.0 million of our capital contribution or winding up or dissolving the Fund, will, however, require the approval of all members of the executive committee.

The Market at Hamilton.  On January 12, 2007, we, through a wholly owned subsidiary, entered into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center known as The Market at Hamilton.  HRR contributed The Market at Hamilton, which has a value of approximately $14.4 million, to the joint venture.  We made a capital contribution of approximately $13.4 million, for which we received equity interests (referred to as “invested capital”) valued at approximately $10.7 million.  $10.3 million of our initial contribution was used by the joint venture to pay off indebtedness encumbering the property.  The initial invested capital of HRR in the joint venture entity was approximately $2.8 million, an amount equal to its equity interest in the property.  On May 18, 2007, HRR received additional equity interests from an earnout valued at approximately $929,000.  We own approximately 74% of the invested capital in the joint venture, and the remaining 26% ($3.7 million) of the invested capital will be owned by HRR.

HRR will receive a preferred return equal to 5% per annum on its invested capital.  After HRR has received its preferred return, we will receive a preferred return equal to 15% per annum on our invested capital.  If the property is sold, HRR will receive any unpaid preferred return and its invested capital, whereupon we will receive our unpaid preferred return and our invested capital.  HRR will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, HRR has an option to require us to purchase its interest.  We have agreed to guaranty this obligation of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of HRR for an amount equal to the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on HRR’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow up to $8,711,476 using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Parkway Centre North - Outlot Building B.  On January 12, 2007, we, through a wholly owned subsidiary, entered into a joint venture with BA-Grove City North, LLC (“BAGCN”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  BAGCN contributed Parkway Centre North - Outlot Building B, which has an estimated value of approximately $4.0 million to the joint venture.  We made a capital contribution of approximately $2.7 million, for which we received 100% of the equity interests (also referred to as “invested capital”) in the joint venture.  BAGCN will receive equity interests in the joint venture as part of an earnout arrangement with respect to 2,881 square feet of leased and unoccupied space with the maximum amount of earnout interests valued at approximately $1.3 million.  BAGCN is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If BAGCN receives the maximum number of earnout interests, we will own approximately 68% of the invested capital in the joint venture, and the remaining 32% ($1.3 million) of the invested capital will be owned by BAGCN.

BAGCN will receive a preferred return equal to 5% per annum on its invested capital.  After BAGCN has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital.   If the property is sold, BAGCN will receive any unpaid preferred return on its invested capital, whereupon we will receive our unpaid preferred return on our invested capital.  BAGCN will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, BAGCN has an option to require us to purchase its interest.  We have agreed to guaranty the obligations of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of BAGCN for an amount equal to the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the BAGCN’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Parkway Centre North – Phases I and II.  On October 13, 2006, we, through a wholly owned subsidiary, entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds fee title to a newly constructed shopping center known as Parkway Centre North – Phases I and II containing approximately 133,678 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  Stringtown Partners North contributed the Phase I property and will be contributing the Phase II property to the joint venture, and we made a capital contribution of $14.9 million, which represents the estimated value of Phase I, assuming 100% occupancy.  In return, we received nearly 100% of the equity interests (also referred to as “invested capital”) in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North may receive the remaining equity interests in the joint venture as part of an earnout arrangement with respect to approximately certain vacant and unoccupied space at Phase II.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests when a vacant space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we will own approximately 55% of the invested capital in the joint venture, and the remaining 45% ($12.1 million) of the invested capital will be owned by Stringtown Partners North.

Stringtown Partners North will receive 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we will receive a preferred return of 15% per annum on our invested capital.  We have agreed to guaranty this obligation of our subsidiary member.  Beginning January 14, 2008 and ending on April 14, 2008, Stringtown Partners North has an option to require us to purchase its interest.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the Stringtown Partners North’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Ceruzzi Holdings – Ahold Portfolio.  On June 8, 2006, we, indirectly through certain of our subsidiaries, entered into eight joint ventures (collectively referred to herein as the “Ahold Joint Ventures”) with CE Investment Associates 2001, LLC, referred to herein as Ceruzzi Holdings.  Each joint venture consists of a separate joint venture agreement to purchase fee title in one of the eight existing freestanding retail buildings collectively known as the “Ahold Portfolio.”  The Ahold Portfolio is comprised of approximately 547,330 gross leasable square feet of property located in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina.

Subject to the terms of the joint venture agreements, we contributed approximately $87 million and Ceruzzi Holdings contributed approximately $43.4 million into the joint ventures.  We act as managing member of the joint ventures and oversee property management functions.  Through our subsidiaries, we own 980 investment units in each joint venture entity, and Ceruzzi Holdings owns twenty investment units.   Each joint venture agreement gives our subsidiary member exclusive rights to manage the property held by that joint venture entity.  Ceruzzi Holdings is entitled to a first priority preferred return of 5.5% per annum on its capital contribution.  Through our subsidiary members, we are entitled to a second priority preferred return equal to 15% on our capital contribution for the first five years and 20%

thereafter.  Ceruzzi Holdings is obligated to maintain its investment in the joint venture through December 15, 2010, and entitled to receive its capital contribution at any time after December 15, 2010.

In connection with signing the joint venture agreements, we have entered into a series of guarantees for the benefit of Ceruzzi Holdings, which in the aggregate guarantee a 5.5% annual return on its capital contribution, amounting to approximately $2.3 million annually.  We also guarantee payment of the liquidation amount due to Ceruzzi Holdings when its exits the joint ventures.  The principal liquidation amount is approximately $43.4 million.

Hyde Park – Stop ‘N Shop.  On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. through which we acquired, through the joint venture, an indirect interest in a freestanding retail building leased to The Stop & Shop Supermarket Company.  The building contains approximately 52,500 of gross leasable square feet and is located at 5 St. Andrews Road in Hyde Park, New York.  We made a capital contribution to the joint venture in the amount of $8.7 million ($8.1 million of which was borrowed) and received an equity interest representing approximately 67%.

Our Operating Companies

Inland American Winston Hotels, Inc.  On July 1, 2007, we completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which we purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston for an aggregate purchase price of approximately $781.8 million, which includes our assumption of approximately $246 million of Winston’s outstanding debt.  In connection with the merger, we purchased 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston (“WINN”), for a purchase price of $19.5 million, making us the sole limited partner of WINN.  Our wholly owned subsidiary, Inland American Winston Hotels, Inc., is the surviving entity of this merger.  A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of our hotel subsidiary, including the 100 partnership units of WINN.

As of July 15, 2007, we owned, directly or indirectly, fifty hotel properties in nineteen states, having an aggregate of 6,782 rooms, including forty-two wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to us.  Room revenue is the primary source of revenue generated by these hotels, although we also generate revenue through food and beverage, telephone, parking and other incidental sales.  See “Description of Real Estate Assets – Significant Acquisitions” for a more detailed discussion of our significant lodging properties. We have hired certain employees of Winston to perform various management and corporate functions related to our lodging properties.

Forty-nine of our hotels are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. We expect that any new hotels that we purchase likewise will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which we must comply. Additionally, these licenses require us to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.  We have received written notification that the franchise license agreements for three of our hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  Although we do not anticipate that these expirations will have a material impact on our results of operations, there can be no assurance that other licenses will be renewed upon the expiration thereof, and any future non-renewals could have a material adverse effect on Winston.

We also provide loans to the hotel industry, primarily by either originating single loans, purchasing participations or subordinate pieces of loans originated by others or through the purchase of the first loss piece of collateralized mortgage backed securities (“CMBS”) transactions, which typically contain mortgage loans on multiple hotel properties. The first loss piece consists of mortgage loans collateralized by some of the respective underlying hotels but which are not included in the CMBS pool. However, we also may issue whole loans and then potentially sell the senior portion of the loan. Our hotel loan amount typically is 10% to 25% of the project’s all-in cost, ranging from approximately $1 million to approximately $25 million. We primarily will provide financing between 60% and 85% of the lesser of the project’s all-in cost or fair market value. Loans typically are issued for hotels with between 100 and 450 rooms. We do not hold an ownership interest in any of the hotels for which we provide debt financing.  As of July 15, 2007, we had $11.9 million in loan receivables from owners of several hotels.

Utley Residential Company.  On May 18, 2007, our wholly owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P., a private real estate development company developing both student and conventional multi-family housing (“Utley”), URC GP, LLC, the general partner of Utley, and Robert K. Utley III, Steven R. Utley and John R. Allums, the limited partners of Utley, to purchase the assets of Utley related to the development of conventional and student housing for approximately $23.1 million.

Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects.  We were assigned the ground lease for land in Lafayette, Louisiana and separately purchased the University House at Huntsville, an undeveloped parcel of land in Huntsville, Texas, and the University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida.  All three projects will be developed as student housing and are expected to be operational by fall 2008.  We also own all of the interests in a joint venture for the ground lease to the property known as 3900 Walnut Street, located in Philadelphia, Pennsylvania.  Under the ground lease, a subsidiary of the joint venture entity will undertake to construct a university student rental apartment community and retail/commercial complex that will house no more than 500 residents, and that will include a club room and meeting room.  The complex will contain approximately 166,400 leaseable square feet of residential space, divided into approximately 154 apartments, and approximately 44,000 leaseable square feet of retail/commercial space.  The lessee of the ground lease will enter into agreements with certain affiliates of Utley to assist in the development and management of the complex.

Communities and its subsidiaries have hired certain of Utley’s former employees to assist in developing any projects in the development pipeline and to generate future development deals for Communities.  Certain of the employees are the owners of Worthing Investment GP, LLC (“Worthing”), and are entitled to receive certain profits in connection with the assets of the Utley platform.  Worthing has the authority to approve “pursuit” costs incurred by Communities on any new projects, in an amount not to exceed $125,000 per project.  Each development project ultimately must be presented to, and approved by, Communities’ five-member investment committee, on which Lori Foust, Catherine Lynch and Thomas McGuinness serve as members.  Each project approved by the investment committee also must be approved by a majority of our board.  We may, through our wholly owned subsidiaries, commit up to $250 million per year in future development equity over the next four years, for an aggregate commitment not to exceed $1 billion.  As of July 15, 2007, we had committed approximately $310 million to purchase and develop seven development projects for student and conventional multi-family housing.  We will earn a preferred return, computed like interest at a rate of 8.5%, on all capital contributions we make to Communities, which must be earned prior to the payments upon stabilization.

Worthing is eligible to receive compensation payable upon the development projects reaching stabilization and general and administrative expenses not exceeding certain limits.  In addition, Communities has agreed to enter into management agreements with certain of our Property Managers to manage each completed development project and, unless otherwise agreed upon by the parties in writing, each management agreement will provide for the payment of a fee to the applicable Property Manager by Communities in the amount of 3.5% of gross income of the retail portion of each project and 1% of the gross income of the non-retail portion of each project.  These management agreements may not be terminated prior to the participation agreement entered into in connection with our acquisition of Utley, which has an initial term ending on December 31, 2009 and will continue thereafter for successive one year periods unless terminated by either party.

Inland American Lodging Corporation.  Inland American Lodging Corporation, our wholly owned subsidiary headquartered in Orlando, Florida, focuses on the acquiring and asset managing lodging properties.  Inland American Lodging Corporation had not acquired or begun managing any properties as of the date of this prospectus.  Marcel Verbaas is president and chief executive officer of Inland American Lodging Corporation.  Mr. Verbaas was previously the chief investment officer for CNL Hotels & Resorts, Inc., a lodging real estate investment trust focused on luxury and upper upscale hotels.

Inland Public Properties Development, Inc. Inland Public Properties Development Inc., our wholly-owned subsidiary, referred to herein as Inland Public Properties, focuses on the government property niche by acquiring and developing assets leased to county, state and federal governmental entities. When considering potential transactions, Inland Public Properties may look at sale-leasebacks of existing properties, but generally focuses on build-to-suit development of properties that will be net leased to government entities.  Inland Public Properties had not acquired or developed any assets as of the date of this prospectus.  Mr. Chuck Jones is the president and chief executive officer of Inland Public Properties.  Mr. Jones is the former chief executive officer of CentraCore Properties Trust, an owner of correctional facilities that was purchased by the GEO Group Inc. in 2007.

Proposed Acquisition of Apple Hospitality Five, Inc.  On July 25, 2007, we and our wholly owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), entered into a definitive merger agreement with Apple Hospitality Five, Inc. (“Apple”).

Background.  Apple, a public, non-listed real estate investment trust headquartered in Richmond, Virginia, owns upscale, extended-stay and select-service hotel properties and other limited-service hotel properties.  According to filings made by Apple with the SEC, at March 31, 2007, Apple owned twenty-eight hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one Marriott Suites hotel, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fifteen states and, in aggregate, consist of 3,717 rooms. The hotels are described in more detail in the table below.

According to filings made by Apple with the SEC, Apple’s total revenues were $33.7 million and $125.4 million for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively.  Apple’s hotels achieved average occupancy of 74% and 76%, ADR of $125 and $114 and RevPAR of $93 and $86, for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively.  ADR, or average daily rate, is calculated as room revenue divided by the number of rooms sold, and RevPAR, or revenue per available room, is calculated as occupancy multiplied by ADR.

Management and Franchise Agreements.  Apple’s daily hotel operations are managed under various management agreements with third party property managers Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”) and Western International, Inc. (“Western”).

Except for nine Marriott brand hotels managed by Western, Apple’s Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide Apple access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit Apple to terminate the agreements if Marriot does not achieve certain operating results.

Western manages five of Apple’s Residence Inn hotels and four of Apple’s Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that Apple will pay Western management fees, calculated as a percent of revenue, as well as incentive management fees if Western achieves certain operating results.  The management agreements have a term of five years and permit Apple to terminate the agreements if Western does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of Apple’s Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that Apple will pay Hilton management fees, calculated as a percentage of revenue.  Apple also pays Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Upon the closing of the merger, our Business Manager will be responsible for overseeing Apple’s property portfolio, and the properties will be operated on a day-to-day basis by third-party property managers.  Mr. Verbaas, a veteran of the lodging industry, is an employee of our Business Manager.  Mr. Verbaas also serves as the president and chief executive officer of Inland American Lodging Corporation.

Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Apple owned as of March 31, 2007:

Property	Date Acquired by Apple	Number of Rooms
Courtyard by Marriott
–Tucson, Arizona	10/2003	153
Courtyard by Marriott
–Lebanon, New Jersey	08/2003	125
Courtyard by Marriott
–Addison, Texas	10/2003	176
Courtyard by Marriott
–Harlingen, Texas	10/2003	114
Courtyard by Marriott
–Houston, Texas	10/2003	153
Courtyard by Marriott
–Houston, Texas	08/2004	100
Courtyard by Marriott
–Fort Worth Texas	03/2004	92

Property	Date Acquired by Apple	Number of Rooms
Courtyard by Marriott
–Merrifield, Virginia	08/2005	206
Courtyard by Marriott
–Federal Way, Washington	09/2004	160
Hilton Garden Inn
–Tampa, Florida	09/2003	95
Hilton Garden Inn
–Westbury, New York	12/2003	140
Homewood Suites
–Colorado Springs, Colorado	02/2003	127
Homewood Suites
–Baton Rouge, Louisiana	02/2003	115
Homewood Suites
–Albuquerque, New Mexico	02/2003	151
Homewood Suites
–Solon, Ohio	09/2003	86
Marriott Suites
–Las Vegas, Nevada	10/2003	278
Residence Inn
–Tucson, Arizona	12/2004	120
Residence Inn
–Cypress, California	05/2003	155
Residence Inn
–Cranbury, New Jersey	05/2003	108
Residence Inn
–Somerset, New Jersey	05/2003	108
Residence Inn
–Hauppauge, New York	05/2003	100
Residence Inn
–Nashville, Tennessee	06/2003	168
Residence Inn
–Houston, Texas	08/2004	120
Residence Inn
–Brownsville, Texas	10/2003	102
Residence Inn
–Dallas Fort Worth, Texas	10/2003	100
Residence Inn
–Houston Westchase, Texas	01/2003	120
Residence Inn
–Park Central, Texas	10/2003	139
SpringHill Suites
–Danbury , Connecticut	08/2003	106

The Merger Agreement.  Pursuant to the merger agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub will be converted into one share of common stock of the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by us, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million.  We intend to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The merger agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The merger agreement provides that Apple may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87.5 million.

The merger agreement may be terminated by us or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by us due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (referred to herein as the “Outside Date”), Apple will be required to pay us a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  Similarly, upon termination by Apple due to our breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, we will be required to pay Apple a termination fee of $15 million, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the merger agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the merger agreement) within twelve months thereafter, Apple will be required to pay us a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

The merger agreement requires us to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger.  Additionally, the surviving entity of the merger must obtain and maintain, for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries.  The terms of the coverage must be not less favorable to the insured persons than the insurance coverage previously maintained by Apple.

Both our board of directors and the board of directors of Apple have unanimously approved the merger agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.  Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the merger agreement and related transactions.  The merger agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Our Investments and Lending Relationships

Investments in REIT Marketable Securities.  We invest in marketable securities, consisting of preferred and common stock investments in other REITs.  On April 10, 2007, we entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust focused on acquiring and renovating underperforming or distressed shopping malls.  We have agreed to purchase the Feldman series A preferred stock at a price of $25.00 per share, for a total investment of $50 million.  As of July 15, 2007, we had purchased 600,000 shares of the Feldman series A preferred stock.  The Feldman series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, we may convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion price of $14.10 per share of Feldman’s common stock.  We have no voting rights with respect to the Feldman stock, except that we elected Thomas H. McAuley, president of Inland Capital Markets Group, Inc., to Feldman’s board.

Our Lending Relationships.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.  The following is a summary of the loans that we have made as of the date of this prospectus.

South Shore Corporate Park.  On May 9, 2007, we advanced approximately $21.2 million of a $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC, referred to herein as “SSCP.”  In connection with the loan, SSCP paid a 0.5% loan origination fee of which only approximately $153,300 was paid at the initial closing and the remaining balance will be paid in about one year.  SSCP will make monthly interest-only payments at an annual interest rate of 9.5% until the loan is repaid in full.  SSCP also will make payments of principal each time that it sells a portion of the property securing this loan, as described herein.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by SSCP at maturity on May 8, 2012.  Subject to certain conditions, SSCP may extend the term of the loan for not more than two consecutive terms of two years each by paying an extension fee of 0.25% of the principal amount then outstanding.  SSCP has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 230.5 acres of land located in a master planned community located at Interstate 75 and Highway 674 in Tampa, Hillsborough County, Florida, and any buildings or improvements on that land. SSCP also has assigned its interests in contracts relating to the land, and the construction of improvements thereon, as additional collateral securing the loan.  Ryan Companies also has agreed to guarantee the performance of SSCP’s obligations under the loan documents.

Palazzo Del Lago.  On May 9, 2007, we funded a loan of approximately $45.0 million to an unaffiliated third party, Buena Vista Shores, LP, referred to herein as “BVS.”  In connection with the loan, BVS paid a 0.125% loan origination fee and will make monthly interest-only payments at the lesser of (1) the LIBOR rate plus 3.75% or (2) 18% until the loan is repaid in full.  BVS has deposited approximately $4.1 million into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest and all other sums due under the loan documents will be paid by BVS at maturity on May 8, 2008.

Subject to certain conditions, BVS may extend the term of the loan to May 8, 2009 by paying an extension fee of $225,000.  BVS has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 207 acres of land located at the west side of International Drive just north of World Center Drive in Orlando, Florida and any buildings or improvements on that land. BVS also has assigned its interests in licenses and other contracts relating to the property and the construction of improvements thereon, as additional collateral securing the loan.  In connection with the loan, BVS and two of its individual owners have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  These two individual owners of BVS have also agreed to guarantee the performance of BVS’s obligations under the loan documents.

S. Thomas Enterprises of Sacramento, LLC.  On April 26, 2007, we funded a loan, through our subsidiary, IA Sacramento Rail, L.L.C., (herein referred to as “IASR”), of $125 million to an unaffiliated third party, S. Thomas Enterprises of Sacramento, LLC, a Delaware limited liability company (herein referred to as “STES”).  Under the promissory note, STES is required to make monthly interest-only payments at an annual interest rate of 7.9% until the loan is repaid in full.  At closing, STES deposited approximately $19.4 million into an interest reserve account to be paid to IASR as these payments become due.  STES has granted IASR a first-priority perfected security interest in this reserve and any monies therein.  The loan matures on December 31, 2007.  Subject to certain conditions, STES may extend the term of the loan to December 31, 2008 by paying an extension fee of $100,000, and an additional $50,000 to extend the loan for an additional four months to become due April 30, 2008.

As collateral for this loan, Fourth Quarter Properties 130, LLC, the sole member of STES, has pledged all of its membership interests in STES and STES has granted IASR a deed in trust against 228.36 acres of the former Union Pacific Rail Yard property in Sacramento, California, together with any equipment and any buildings or improvements now existing or later constructed on the property.  Approximately 195.76 acres of this property was pledged as a first priority mortgage and 32.60 acres was pledged as a second priority mortgage.  The City of Sacramento has first position on the second mortgage covering 23.86 acres (parcel B) and 8.74 acres (parcel D).  Approximately 205 acres of this property, which was appraised for approximately $451 million, is being redeveloped by STES.  In connection with this redevelopment, STES is performing work to remedy existing contamination at the premises; STES anticipates funding the remediation through a $60 million pre-funded environmental remediation insurance policy that it holds with AIG.  STES has assigned its interests in the contracts relating to the development and zoning of the property and the environmental remediation insurance policy in connection with the loan from IASR.

Further, in connection with STES’s ongoing performance of environmental remediation work at the property, STES, Stanley E. Thomas and Thomas Enterprises, Inc., have agreed to indemnify IASR, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials at the property.  In connection with this loan to STES, IASR will hold in reserve, for the duration of any environmental remediation work, approximately $2.2 million for additional environmental clean-up which is not covered by the AIG policy that may be required on this property over the next two years.  Stanley E. Thomas and Thomas Enterprises, Inc. have guaranteed the performance by STES of its obligations under the loan documents.

Alcoa Exchange.  On March 28, 2007, we loaned approximately $16.8 million to an unaffiliated third party, Alcoa Exchange Associates, LLC, a Georgia limited liability company (referred to herein as “AEA”).  In connection with the loan, AEA will make monthly interest-only payments at an annual interest rate of 7.1864% until the loan is repaid in full.  We will retain an interest reserve equal to $301,463.  Approximately $68,600 of the principal amount was deposited with a third party escrow agent, representing rent, common area expenses, taxes and insurance for certain vacant space within the property, and approximately $355,750 was deposited with that escrow agent, representing anticipated costs for certain tenant improvements and leasing commissions.  The loan matures on December 31,

2007.  Subject to certain conditions, AEA may extend the term of the loan to December 31, 2008 by paying an extension fee of $335,593 at an interest rate of 8.1864%.  AEA granted to us a mortgage security interest in Alcoa Exchange Shopping Center Phase I, which is comprised of 90,750 square feet of building and related improvements at Southeast Corner Alcoa Road/I-30 Interchange in Bryant, Arkansas.  In connection with the loan, AEA and two of its principals, John J. Graham and Benjamin A. Harris, have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  John J. Graham and Benjamin A. Harris have agreed to guarantee AEA’s performance of its obligations under the loan documents.  On May 30, 2007 and July 6, 2007, we funded an additional $331,480 and $292,708, respectively.

Fourth Quarter Properties 124, LLC.  On September 29, 2006, we funded, through our subsidiary, IA Orlando Sand, L.L.C., referred to herein as “Orlando Sand,” a loan of approximately $41.5 million to an unaffiliated third party, Fourth Quarter Properties 124, LLC, a Georgia limited liability company, referred to herein as “Fourth Quarter Properties.”  In connection with the loan, Fourth Quarter Properties will make monthly interest-only payments at an annual interest rate of 9.25% until the loan is repaid in full.  Fourth Quarter Properties has deposited the first three monthly payments into an interest reserve account to be paid to Orlando Sand as such payments become due.  The loan matures on December 31, 2006.  Subject to certain conditions, Fourth Quarter Properties may extend the term of the loan to March 31, 2007 by paying an extension fee of $25,000.  Fourth Quarter Properties has granted Orlando Sand a security interest in the reserve account and first mortgage security interests in approximately 100 acres of land located between Sand Lake Road, Kirkman Road and Mandarin Road in Orlando, Florida and any buildings or improvements on that land.  Fourth Quarter Properties also has assigned its interests in contracts relating to the land as additional collateral securing the loan.  In connection with the loan, Fourth Quarter Properties, Stanley E. Thomas and Thomas Enterprises, Inc. have agreed to indemnify Orlando Sand, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land up to five years after a foreclosure.  Stanley E. Thomas and Thomas Enterprises, Inc. have guaranteed the performance by Fourth Quarter Properties of its obligations under the loan documents.  The original maturity date of the loan was December 31, 2006.  On December 15, 2006, Fourth Quarter Properties elected to extend the term of the loan to September 30, 2007, and has paid extension fees totaling $50,000.

On October 26, 2006, Orlando Sand entered into a loan participation agreement with Inland Real Estate Corporation, referred to herein as “IRC,” under which IRC purchased a 25% interest in the loan for approximately $10.4 million in cash.  Pursuant to this agreement, IRC will share proportionately the rights and obligations of Orlando Sand under the loan and has received a 25% portion of the loan fee and interest paid by the borrower at the initial closing of the loan and up to October 26, 2006.

Disposition of Properties and other Real Estate Assets

We intend to hold acquired assets for an extended period.  Circumstances may arise, however, that could result in the early sale of any asset.  We may sell an asset or assets if we believe the sale would be in the best interests of our stockholders.  Specifically, with respect to our lodging facilities, we may sell older hotels, underperforming hotels or hotels that no longer meet their yield objectives, and invest the funds in selected hotel developments. We will consider all relevant factors in determining to sell an asset including prevailing economic conditions and current tenant creditworthiness.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the sale of assets.

Appraisals

Prior to acquiring any property, we obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute.  As a matter of policy, the purchase price that we pay will not exceed the appraised value.  Appraisals are, however, only estimates of value and may not reflect true worth of realizable value.  We will not necessarily obtain appraisals to acquire a REIT or other real estate operating company.  We may, however, obtain a fairness opinion prepared by an independent third party regarding the fairness, to our stockholders, of the consideration paid and received by us in the transaction.  We maintain copies of all appraisals and fairness opinions on our records for at least five years.  These copies are available for review by our stockholders.

Return of Uninvested Proceeds

We will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of this prospectus or twelve months from the termination of the offering.  All funds we receive out of the escrow account are available for our general use from the time we receive them until expiration of the period discussed in the prior sentence.

We use these funds to:

•                                          pay expenses incurred to acquire real estate assets;

•                                          make capital contributions or additional investments in real estate assets;

•                                          reimburse IREIC for expenses it has paid;

•                                          pay property management fees or other acquisition fees; and

•                                          pay day-to-day operating expenses.

See “Use of Proceeds” and “Plan of Distribution – Escrow Conditions.”  We do not segregate funds from our other funds pending investment.

Exchange Listing and Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements.  Our board does not anticipate evaluating a listing until at least 2010.  A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will list our shares or that a public market will develop if we list our shares.  Our board may decide to sell our assets individually, liquidate or seek listing at a later date.  The sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.  We will not pay a listing fee to IREIC or any of its affiliates in the event of a listing.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property.  Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors – Risks Related to Our Business” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use “taxable REIT subsidiaries” or retain independent contractors to carry out these oversight and review functions.  See “Federal Future Tax Considerations – Federal Income Taxation as a REIT” for a discussion of a “taxable REIT subsidiary.”  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Competition

We are subject to significant competition in seeking real estate investments.  We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from real estate investment programs, including two REITs, sponsored by IREIC and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our investment.  See “Risk Factors – Risks Related to Our Business” for additional discussion.  Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

Insurance

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding insurance.

Effective October 1, 2006, we entered into an agreement with a limited liability company formed as an insurance association captive, referred to herein as the “Captive,” which is wholly owned by us and two other REITs sponsored by IREIC.  Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage.  The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  Each member initially contributed approximately $188,000 to the Captive in the form of a capital contribution.  The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.  We are required to remain as a member of the Captive for a period of five years.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors – Risk Related to Our Business” for additional discussion regarding environmental matters.

Three of our hotels contain asbestos-containing materials.  We manage and monitor these materials in accordance with current environmental laws and regulations, and if they pose a threat to human health or if any construction, renovation, remodeling or demolition occurs, we will be responsible for remediating the materials.   Additionally, portions of the soil and groundwater under our Durham, North Carolina Hampton Inn have been contaminated by one or more leaking underground storage tanks from an adjacent property owned by a third-party. This Hampton Inn is restricted from use of groundwater due to excessive levels of benzene in the groundwater. We could be responsible for cleanup of this site if, for instance, the owner of the leaking tanks refuses or is unable to conduct a cleanup.

Other Regulations.  The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We intend to acquire properties that are in material compliance with all such regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Other Policies

Pending investment in real estate assets, we invest monies so as to allow us to continue to qualify as a REIT.  We seek highly liquid investments that provide for safety of principal and may include, but are not limited to, collateralized mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs.  See “Federal Income Tax Considerations — Federal Income Taxation as a REIT.”

We will not make distributions-in-kind, except for:

•                                          distributions of readily marketable securities;

•                                          distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

•                                          distributions of in-kind property which meet all of the following conditions:

•                                          our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•                                          our board offers each stockholder the election of receiving in-kind property distributions; and

•                                          we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.  Although we are authorized to issue senior securities, we have no current plans to do so.  See “Description of Securities – Preferred Stock,” “– Issuance of Additional Securities and Debt Instruments” and “– Restrictions on Issuance of Securities.”

Employees

We have hired certain employees of Winston and Utley to perform various management and corporate functions related to our lodging facilities and student and conventional multi-family housing development projects, respectively.  As of July 15, 2007, we had fifty-two full-time employees. None of the employees is represented by a labor union.

Distributions

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through July 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $130.9 million.  We paid or declared cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis from January 1, 2006 to November 1, 2006. Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share. Because we pay distributions in arrears, the cash distribution paid in December 2006 was the first distribution to reflect this increase.

For the seven months ended July 31, 2007, we paid cash distributions of approximately $97.4 million, all of which were funded with cash provided from our operating and investing activities. For the period from August 31, 2005 (when we commenced our initial public offering) through December 31, 2006, we paid cash distributions of approximately $33.5 million.  Approximately $33.4 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.

DESCRIPTION OF REAL ESTATE ASSETS

As of July 15, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple interests in 326 properties, excluding our lodging facilities, located in thirty states.  In addition, through our wholly owned subsidiary, Inland American Winston Hotels, Inc., we owned fifty hotels in eighteen states.  We own interests in retail, office, industrial/distribution and multi-family properties, undeveloped land and lodging facilities.  The following table provides summary information, by segment, regarding the location, gross leasable area in square feet (“GLA”), where applicable, and character of these properties.

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 07/15/07	No. of Tenants as of 07/15/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2)	Various
–Various Locations	Dates	N/A	2,028,368	94%	431	2,136,977	37,874,929
Bradley Portfolio (1)	Various
–Various Locations	Dates	N/A	114,308	100%	5	114,308	11,126,284
Paradise Shops of Largo
–Largo, Florida	10/17/2005	2005	54,641	100%	6	54,641	7,325,000
Triangle Center
–Longview, Washington	12/23/2005	2004-2005	247,014	98%	37	253,064	23,600,000
Monadnock Marketplace
–Keene, New Hampshire	01/04/2006	2003-2005	200,633	100%	12	200,633	26,785,000
Stop & Shop
–Hyde Park, New York	01/05/2006	1998	52,500	100%	1	52,500	8,100,000
Lakewood Shopping Center I
–Margate, Florida	01/27/2006	2002-2004	144,677	97%	29	149,077	11,714,963
Canfield Plaza
–Canfield, Ohio	04/05/2006	1999	88,744	88%	10	100,958	7,575,000
Shakopee Center
–Shakopee, Minnesota	04/06/2006	2004	35,972	35%	1	103,442	8,800,000
Lincoln Mall
–Lincoln, Rhode Island	05/31/2006	2002-05	429,356	98%	41	439,132	33,835,000
Stop & Shop
–Cumberland, Rhode Island	06/08/2006	2001	85,799	100%	1	85,799	11,531,000
Stop & Shop
–Malden, Massachusetts	06/08/2006	2001	79,229	100%	1	79,229	12,752,742
Stop & Shop
–Swampscott, Massachusetts	06/08/2006	2001	65,268	100%	1	65,268	11,066,477
Stop & Shop
–Southington, Connecticut	06/08/2006	2001	64,948	100%	1	64,948	11,145,000
Stop & Shop
–Framingham, Massachusetts	06/08/2006	2001	64,917	100%	1	64,917	9,268,514
Stop & Shop
–Bristol, Rhode Island	06/08/2006	2001	63,128	100%	1	63,128	8,368,067
Stop & Shop
–Sicklerville, New Jersey	06/08/2006	2001	68,323	100%	1	68,323	8,535,000
Bi-Lo
–Greenville, South Carolina	06/08/2006	2001	55,718	100%	1	55,718	4,286,000
Brooks Corner
–San Antonio, Texas	06/26/2006	2004	158,666	95%	19	166,205	14,275,800
Fabyan Randall
–Batavia, Illinois	06/29/2006	2002-2004	85,385	85%	12	100,033	13,405,382
The Market at Hilliard
–Hilliard, Ohio	07/11/2006	2003-2006	104,656	97%	10	107,544	11,220,000

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 07/15/07	No. of Tenants as of 07/15/07	Total GLA	Mortgage Payable ($)
Buckhorn Plaza
–Bloomsburg, Pennsylvania	08/30/2006	2004	72,865	92%	13	79,427	9,025,000
Lincoln Village
–Chicago, Illinois	10/13/2006	2002	138,962	100%	29	138,962	22,035,000
Parkway Centre North
–Grove City, Ohio	10/13/2006	2005-2007	104,482	79%	4	132,522
Plaza at Eagles Landing
–Stockbridge, Georgia	11/02/2006	2005-2006	30,765	92%	10	33,265	5,310,000
State Street Market
–Rockford, Illinois	12/14/2006	1996	193,657	100%	6	193,657	10,450,000
New Forest Crossings II
–Houston, Texas	12/19/2006	2006	25,080	100%	7	25,080	3,437,500
The Shops at Sherman Plaza
–Evanston, Illinois	12/21/2006	2006	128,526	85%	13	150,794	30,275,000
The Market at Hamilton
–Gahanna, Ohio	01/12/2007	2006	44,742	100%	12	44,742	7,892,542
Parkway Centre North – Outlot Building B
–Grove City, Ohio	01/12/2007	2006	7,364	72%	4	10,260
Crossroads at Chesapeake Square
–Chesapeake, Virginia	03/22/2007	1991	119,685	100%	21	119,685	11,210,000
Chesapeake Commons
–Chesapeake, Virginia	03/22/2007	2004-2005	79,476	100%	3	79,476	8,950,000
Six Pines Portfolio (1)
–Various Locations	04/10/2007	N/A	1,428,128	96%	248	1,500,255	158,500,000
Gravois Dillon Plaza I
–High Ridge, Missouri	04/30/2007	2004	136,694	100%	23	136,694	12,630,000
Pavilions at Hartman Heritage
–Independence, Missouri	05/03/2007	2003	205,079	92%	26	223,881
Shallotte Commons
–Shallotte, North Carolina	05/15/2007	2005-2006	85,897	100%	11	85,897	6,077,500
Legacy Crossing
–Marion, Ohio	05/15/2007	2007	132,169	98%	17	134,369	10,890,000
Lakewood Shopping Center Phase II
–Margate, Florida	06/01/2007	2006-2007	85,546	98%	5	87,602
Northwest Marketplace
–Houston, Texas	06/08/2007	2002	168,972	92%	27	182,864	19,965,000
CFG Portfolio (1)	06/14/2007 &
–Various Locations	06/26/2007	1851-2005	993,926	100%	160	993,926
Spring Town Center – Phase III
–Spring, Texas	06/22/2007	2006	22,588	74%	6	30,438
Riverstone Shopping Center
–Missouri City, Texas	06/28/2007	2006	266,165	87%	16	305,287
Lord Salisbury Center
–Salisbury, Maryland	06/28/2007	2005	106,721	94%	8	113,821
Middleburg Crossings
–Middleburg, Florida	06/29/2007	2000	62,655	98%	12	64,232
Gravois Dillon Plaza II
–High Ridge Missouri	07/12/2007	2004-2007	11,146	100%	2	11,146
Total Retail Properties GLA Occupied:			8,943,540		1,305	9,404,126	$609,237,700

Office Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 07/15/07	No. of Tenants as of 07/15/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2)	Various
–Various Locations	Dates	N/A	28,270	95%	4	31,110
Bradley Portfolio (1)	Various
–Various Locations	Dates	N/A	541,710	100%	7	541,710	54,414,817
SBC Center (1)
–Hoffman Estates, Illinois	11/15/2005	1988-1999	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point
–Pittsburgh, Pennsylvania	11/22/2005	2001	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I
–Suffolk, Virginia	12/02/2005	2004	110,007	100%	2	110,007	14,470,000
Dulles Executive Office Plaza
–Herndon, Virginia	07/25/2006	2000-2002	346,559	91%	8	379,596	68,750,000
IDS Center (1)
–Minneapolis, Minnesota	08/17/2006	1972	1,301,597	93%	226	1,400,392	161,000,000
Washington Mutual
–Arlington, Texas	10/20/2006	1983	239,905	100%	1	239,905	20,115,000
One AT&T Center (1)
–St. Louis, Missouri	12/21/2006	1986	1,461,274	100%	1	1,461,274	112,695,000
AT&T Center (1)
–Cleveland, Ohio	03/30/2007	1995	458,936	100%	1	458,936
Worldgate Plaza
–Herndon, Virginia	06/02/2007	1999-2000	322,325	100%	6	322,325	59,950,000
Total Office Properties GLA Occupied:			6,653,907		257	6,788,579	$709,191,817

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 07/15/07	No. of Tenants as of 07/15/07	Total GLA	Mortgage Payable ($)
Bradley Portfolio (1)	Various
–Various Locations	Dates	N/A	4,434,882	100%	18	4,434,882	129,765,013
McKesson Distribution Center
–Conroe, Texas	11/02/2005	2005	162,613	100%	1	162,613	5,760,000
Thermo Process
–Sugarland, Texas	01/17/2006	2005	150,000	100%	1	150,000	8,201,000
C&S Wholesalers
–Westfield, Massachusetts	12/27/2006	2004	520,000	100%	1	520,000	29,500,000
C&S Wholesalers
–North Hatfield, Massachusetts	12/27/2006	1996	467,000	100%	1	467,000	20,280,000
C&S Wholesalers
–South Hatfield, Massachusetts	12/27/2006	1972	333,000	100%	1	333,000	10,000,000
C&S Wholesalers
–Aberdeen, Maryland	12/27/2006	2000	400,000	100%	1	400,000	22,720,000
Schneider Electric
–Loves Park, Illinois	02/23/2007	1966	545,000	100%	1	545,000	11,000,000
ProLogis Tennessee Portfolio (2)(3)
–Memphis and Chattanooga, Tennessee	04/09/2007	N/A	2,111,387	92%	37	2,302,827	32,450,000
Total Industrial/Distribution Properties GLA Occupied:			9,123,882		62	9,315,322	$269,676,013

	Date	Year Constructed or	GLA	% Occupied as of	No. of Tenants as of	Total	No. of Rooms as of	Mortgage
Multi-Family Properties	Acquired	Renovated	Occupied	07/15/07	07/15/07	GLA	07/15/07	Payable ($)
Southgate Apartments
–Louisville, Kentucky	03/02/2006	2001-2002	213,086	91%	234	233,375	256	10,725,000
Fields Apartment Homes
–Bloomington, Indiana	03/01/2007	2001	291,805	91%	259	319,869	285	18,700,000
Waterford Place at Shadow Creek
–Pearland, Texas	03/14/2007	2006	302,469	92%	273	329,919	296	16,500,000
The Landings at Clear Lakes
–Webster, Texas	04/05/2007	2006	314,254	93%	341	339,208	364
Villages at Kitty Hawk
–Universal City, Texas	06/01/2007	2006	233,414	95%	293	245,843	308
Total Multi-Family Properties GLA Occupied:			1,355,028		1,400	1,468,214	1,509	$45,925,000

Grand Total – All Properties GLA Occupied (4)(5):			26,076,357		3,024	26,976,241		$1,634,030,530

(1)      See “– Significant Acquisitions” for a more detailed discussion regarding this property, or portfolio of properties.

(2)      The occupancy figures in this table for these portfolios of properties represent weighted average occupancy for each portfolio of properties, respectively.

(3)      This industrial/distribution portfolio is comprised of the following properties: Airport Distribution Center #15 (81,539 square feet); Airport Distribution Center #16 (251,685 square feet); Airport Distribution Center #11 (121,345 square feet); Airport Distribution Center #18 (75,000 square feet); Airport Distribution Center #19 (175,275 square feet); Airport Distribution Center #9 (42,000 square feet); Delp Distribution Center #2 (97,716 square feet); Airport Distribution Center #2 (102,400 square feet); Delp Distribution Center #5 (144,000 square feet); Airport Distribution Center #10 (161,350 square feet); Delp Distribution Center #8 (94,500 square feet); Airport Distribution Center #7 (42,000 square feet); Airport Distribution Center #8 (32,400 square feet); Airport Distribution Center #4 (80,000 square feet); Southwide Industrial Center #5 (28,380 square feet); Southwide Industrial Center #6 (58,560 square feet); Southwide Industrial Center #7 (118,320 square feet); Southwide Industrial Center #8 (10,185 square feet); Stone Fort Distribution Center #1 (500,000 square feet); Stone Fort Distribution Center #4 (86,072 square feet).  All of the properties in this portfolio are located in Memphis, Tennessee, with the exception of Stone Fort Distribution Centers #1 and #4, each of which is located in Chattanooga, Tennessee.

(4)      This table includes our retail, office, industrial/distribution and multi-family properties only.  The table does not include our lodging facilities, which are described separately in the table below, and does not reflect our ownership of two parcels of undeveloped land located in Huntsville, Texas and Gainesville, Florida.  The Huntsville land consists of approximately 24.50 acres adjacent to Sam Houston State University Campus in Huntsville, Texas.  We purchased this parcel of land for approximately $1.3 million in cash, and we anticipate that the cost to develop this property will be approximately $24.8 million.  The Gainesville land consists of 7.57 acres.  We purchased this parcel of land for approximately $6.5 million in cash, and we anticipate that the cost to develop this property will be approximately $31.7 million.  We intend to develop both parcels of land into student housing facilities.

(5)  This table does not include the following two properties, each of which was acquired subsequent to July 15, 2007:

Property	Type	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 07/15/07	No. of Tenants as of 07/15/07	Total GLA	Mortgage Payable ($)
Washington Park Plazaact
–Louisville, Kentucky	Retail	07/24/2007	2006-2007	227,772	97%	27	235,160	30,600,000
11500 Melrose Avenue
–Franklin Park, Illinois	Industrial	07/26/2007	1984	97,766	100%	1	97,766	8,093,000

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 06/30/07 ($)	Average Daily Rate as of 06/30/07 ($)	% Occupied as of 06/30/07
Comfort Inn
–Charleston, South Carolina	Alliance	Choice	2000	129	1,543,399	92.12	72%
Comfort Inn
–Durham, North Carolina	Alliance	Choice	2002	136	1,175,310	75.59	63%
Comfort Inn
–Fayetteville, North Carolina	Alliance	Choice	2005-2006	123	1,262,257	77.62	73%
Comfort Inn
–Orlando, Florida	Alliance	Choice	2007	213	1,659,240	63.23	68%
Courtyard by Marriott
–Ann Arbor, Michigan	Alliance	Marriott	2005-2006	160	2,469,991	113.11	75%
Courtyard by Marriott
–Houston, Texas	Alliance	Marriott	2005-2006	197	2,504,649	121.91	58%
Courtyard by Marriott			Anticipated
–Houston, Texas (Northwest)	Marriott	Marriott	2008	126	1,811,227	117.30	73%
Courtyard by Marriott			Anticipated
–Roanoke, Virginia	Alliance	Marriott	2008	135	2,379,831	127.19	77%
Courtyard by Marriott
–St. Charles, Illinois	Alliance	Marriott	2006-2007	121	1,254,167	102.06	56%
Courtyard by Marriott
–Wilmington, North Carolina	Alliance	Marriott	2004-2005	128	2,061,981	111.30	80%
Fairfield Inn
–Ann Arbor, Michigan	Alliance	Marriott	2004-2005	110	1,105,329	86.75	64%
Hampton Inn – Gwinnett
–Duluth, Georgia	Alliance	Hilton	2004	136	1,663,750	107.44	63%
Hampton Inn – Inner Harbor
–Baltimore, Maryland	Alliance	Hilton	N/A	116	2,480,566	178.04	66%
Hampton Inn
–Cary, North Carolina	Alliance	Hilton	2004	129	1,536,630	92.47	71%
Hampton Inn
–Charlotte, North Carolina	Alliance	Hilton	2004	126	1,677,048	100.72	73%
Hampton Inn
–Durham, North Carolina	Alliance	Hilton	2004	136	1,695,853	91.65	75%
Hampton Inn
–Jacksonville, North Carolina	Alliance	Hilton	2004	122	1,706,536	84.66	91%
Hampton Inn – Perimeter
–Atlanta, Georgia	Alliance	Hilton	2004	131	1,849,673	115.16	68%
Hampton Inn
–Raleigh, North Carolina	Alliance	Hilton	2004	141	1,762,488	100.93	68%
Hampton Inn – White Plaines
–Elmsford, New York	Alliance	Hilton	2004	156	3,013,048	154.73	69%
Hilton Garden Inn
–Albany, New York	Alliance	Hilton	2004	155	2,467,174	125.86	70%
Hilton Garden Inn
–Alpharetta, Georgia	Alliance	Hilton	2006-2007	164	2,221,207	120.36	62%
Hilton Garden Inn
–Evanston, Illinois	Alliance	Hilton	N/A	178	3,396,985	140.68	75%
Hilton Garden Inn – Raleigh-Durham
–Morrisville, North Carolina	Alliance	Hilton	2004	155	2,886,979	133.95	77%
Hilton Garden Inn
–Windsor, Connecticut	Alliance	Hilton	2004	157	2,241,857	120.63	65%
Holiday Inn Express
–Clearwater, Florida	Alliance	IHG	2007	126	1,609,474	100.98	70%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 06/30/07 ($)	Average Daily Rate as of 06/30/07 ($)	% Occupied as of 06/30/07
Holiday Inn
–Secaucus, New Jersey	Alliance	IHG	Anticipated 2008	161	2,916,449	138.76	72%
Homewood Suites
–Cary, North Carolina	Alliance	Hilton	2004	150	2,240,683	110.41	75%
Homewood Suites
–Durham, North Carolina	Alliance	Hilton	2004	96	1,431,492	108.14	76%
Homewood Suites
–Clear Lake, Texas	Hilton	Hilton	2004	92	1,572,611	115.29	82%
Homewood Suites
–Lake Mary, Florida	Alliance	Hilton	2004	112	1,635,403	107.94	75%
Homewood Suites
–Phoenix, Arizona	Alliance	Hilton	2004	126	1,862,201	101.94	80%
Homewood Suites
–Princeton, New Jersey	Alliance	Hilton	N/A	142	1,835,014	124.59	57%
Homewood Suites
–Raleigh, North Carolina	Alliance	Hilton	2004	137	2,120,483	117.48	73%
Quality Suites
–Charleston, South Carolina	Alliance	Choice	2004-2007	168	2,119,953	89.40	78%
Residence Inn
–Phoenix, Arizona	Alliance	Marriott	2005-2007	168	2,347,191	122.71	63%
Towneplace Suites
–Austin, Texas	Marriott	Marriott	Anticipated 2008	127	1,530,009	86.46	83%
Towneplace Suites
–Birmingham, Alabama	Marriott	Marriott	Anticipated 2008	128	1,182,216	82.19	67%
Towneplace Suites
–College Station, Texas	Marriott	Marriott	Anticipated 2008	94	845,267	79.12	68%
Towneplace Suites
–Houston, Texas (Northwest)	Marriott	Marriott	Anticipated 2008	128	1,447,704	107.32	63%
Towneplace Suites
–Houston, Texas (Clearlake)	Marriott	Marriott	Anticipated 2008	94	1,144,329	99.26	73%
Courtyard by Marriott (3)
–Chapel Hill, North Carolina	Alliance	Marriott	N/A	147	2,468,014	132.01	70%
Stanley Hotel (3)
–Estes Park, Colorado	GHG	Independent	N/A	138	1,665,485	136.41	49%
Hampton Inn – Ponte Verde Beach (3)
–Jacksonville Beach, Florida	Alliance	Hilton	N/A	118	1,963,855	116.28	80%
Courtyard by Marriott (3)
–Kansas City, Missouri	Alliance	Marriott	N/A	123	2,025,162	130.34	70%
Hilton Garden Inn (3)
–Akron, Ohio	Alliance	Hilton	N/A	121	1,586,262	124.11	58%
Fairfield Inn & Suites (3)
–West Des Moines, Iowa	Concord	Marriott	N/A	102	1,204,438	94.06	69%
Springhill Suites by Marriott (3)
–Houston, Texas	Concord	Marriott	N/A	190	2,683,471	102.02	76%
Springhill Suites by Marriott (3)
–Des Moines, Iowa	Concord	Marriott	N/A	95	1,191,114	95.43	71%
Hilton Garden Inn
–Wilmington, North Carolina	Alliance	Hilton	N/A	119	1,107,833	134.04	59%
Total Lodging Facilities:				6,782	$93,563,288	$110.27

(1)    Our two taxable REIT subsidiaries, Barclay Hospitality Services Inc. and Barclay Holding, Inc. have engaged Alliance Hospitality Management, LLC (“Alliance”), Marriott International, Inc. (“Marriott”),  Concord Hospitality Enterprises

Company (“Concord”), Hilton Hotels Corporation (“Hilton”) and GHG-Stanley Management, LLC (“GHG”) to manage our hotels under management contracts.

(2)    Our hotels generally are operated under franchises from franchisors including Marriott, Hilton, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).

(3)    We own these hotels through joint ventures with third parties, with ownership interests ranging from 0.21% to 48.78%.

The following table provides a summary of the property types that comprised our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of July 15, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	257	9,397,762	35%	130,987,658	46%

Office Properties	17	6,788,579	25%	98,359,889	35%

Industrial/Distribution Properties	45	9,315,322	35%	40,423,260	14%

Multi-Family Properties	5	1,468,214	5%	15,602,020	5%

Total	324	26,969,877	100%	$285,372,826	100%

The following table provides a summary of the market concentration of our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of July 15, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	3%	3,579,816	1%
California	1	76,977	*	1,678,868	1%
Colorado	1	85,680	*	1,106,300	*
Connecticut	9	99,428	*	2,217,712	1%
Delaware	4	22,326	*	492,919	*
Florida	5	488,448	2%	5,873,091	2%
Georgia	4	232,542	1%	3,026,341	1%
Illinois	20	3,850,219	14%	42,679,681	15%
Indiana	2	1,411,304	5%	6,967,140	2%
Iowa	1	126,900	*	442,881	*
Kentucky	2	308,610	1%	2,808,235	1%
Maryland	3	633,821	2%	6,020,644	2%
Massachusetts	25	1,609,452	6%	13,365,905	5%
Michigan	2	6,420	*	169,086	*
Minnesota	2	1,503,834	6%	21,146,307	7%
Missouri	5	1,847,555	7%	19,551,182	7%
North Carolina	3	599,423	2%	3,311,375	1%
New Hampshire	9	378,742	1%	6,149,048	2%
New Jersey	3	76,580	*	1,160,004	*
New York	2	60,450	*	1,017,225	*
Ohio	15	1,107,933	4%	15,054,340	5%
Pennsylvania	89	791,324	3%	12,446,013	4%
Rhode Island	16	788,325	3%	10,116,840	4%
South Carolina	2	131,434	*	1,243,949	*
Tennessee	21	2,314,992	9%	5,169,223	2%
Texas	65	5,838,200	22%	69,576,739	24%
Vermont	1	2,940	*	88,200	*
Virginia	6	1,018,577	4%	23,903,196	8%
Washington	1	253,064	1%	2,899,785	1%
Wisconsin	4	545,962	2%	2,110,780	1%

Total	324	26,923,462	100.00%	$285,372,825	100.00%

*       Less than 1%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2007 annualized base rent based on the properties owned as of July 15, 2007, excluding our lodging facilities and two undeveloped parcels of land.

			% of Total
			Portfolio
	Property		Square	Annualized	% of Total Portfolio
Tenant Name	Type	Square Footage	Footage	Income	Annualized Income
AT&T	Office	3,610,424	14%	48,976,004	17%
C&S Wholesalers	Industrial/Distribution	1,720,000	7%	10,340,500	4%
Pearson Education, Inc.	Industrial/Distribution	1,091,435	4%	3,492,288	1%
Citizens Bank	Retail	993,926	4%	19,778,516	7%
Deluxe Video Services, Inc.	Industrial/Distribution	712,000	3%	3,579,816	1%
Randall’s Food and Drugs, Inc.	Retail	650,137	2%	5,541,897	2%
Stop & Shop	Retail	601,652	2%	10,116,298	4%
Barber-Colman Company	Industrial/Distribution	545,000	2%	6,401,063	2%
Electolux Home Products, Inc.	Industrial/Distribution	500,000	2%	1,129,422	*
Dopaco	Industrial/Distribution	299,176	1%	1,097,976	*

*   Less than 1%.

With respect to those leases in place as of July 15, 2007, excluding with respect to our lodging facilities, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	988	2,490,605	10.24%	23,055,537	9.61%
2008	680	1,400,746	5.76%	16,499,826	6.88%
2009	238	951,171	3.91%	14,259,766	5.94%
2010	230	1,288,771	5.30%	18,150,602	7.56%
2011	213	1,575,903	6.48%	24,655,229	10.28%
2012	228	1,998,169	8.22%	24,762,509	10.32%
2013	70	995,689	4.10%	13,624,934	5.68%
2014	70	1,227,237	5.05%	17,683,065	7.37%
2015	119	1,735,360	7.14%	24,060,028	10.03%
2016	65	3,885,875	15.98%	44,912,850	18.72%

(1)             For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Significant Acquisitions

We have identified the following properties, and property portfolios, as significant acquisitions.  Our individual significant properties are described first, by date acquired, and our significant property portfolios follow, also by date acquired.

AT&T – Cleveland.  On March 30, 2007, MB REIT acquired though MB Cleveland Erieview, L.L.C., a Delaware limited liability company, a wholly owned subsidiary formed for this purpose, a fee simple interest in a sixteen story office building, known as AT&T Cleveland, containing approximately 495,866 gross leasable square feet located at 45 Erieview Plaza in Cleveland, Ohio.  This property includes an adjacent seven story parking garage containing 290 parking spaces located at 1180 Lakeside Avenue in Cleveland, Ohio.  MB REIT purchased this property from Ohio Bell Telephone Company, an unaffiliated third party, for cash in the amount of approximately $53.2 million.  The AT&T Cleveland office building was built in 1983, and the parking garage was built in 1995.  The property is located in the Cleveland market and is considered a Class A high-rise office building in the downtown financial district submarket.  At the time of acquisition, the property competed with at least five other office buildings within its submarket.

At closing, the seller’s affiliate, AT&T Services, Inc., entered into two separate leases for the office building and the parking garage, which together comprise 100% of the total gross leasable area of the property.  As of July 15, 2007, this property was 100% leased by AT&T Services.  The office building lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $502,700; the total rent for the first year of this lease is expected to be approximately $6 million, with annual increases of 2.6% per year thereafter.  The parking garage lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $36,500; the total rent for the first year of this lease is expected to be approximately $0.5 million with annual increases of 3% per year thereafter.  AT&T Services has the right to reduce its space by 65,420 square feet in 2009 and by an additional 140,553 square feet in 2011.  If AT&T exercises its right to reduce its space by 65,420 square feet in 2009, its annual base rent will decrease by $0.9 million.  If AT&T exercises its right to reduce its space by an additional 140,553 square feet in 2011, its annual base rent will decrease by approximately $2.0 million.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease.  The lease with this tenant requires the tenant to pay annual base rent on a monthly basis as follows:

	Approximate GLA Leased		% of Total	Base Rent Per Square Foot Per		Renewal	Lease Term
Lessee	(Sq. Ft.)		GLA	Annum ($)		Options	Beginning	To
AT&T Services	458,646	(2)	100%	13.15	(1)	4/5 yr.	04/07	09/19

(1)            This lease provides for an annual 2.6% base rent increase.

(2)                                       This lease provides AT&T Services two options to reduce its space, as described above.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $1.6 million.  The real estate taxes payable were calculated by multiplying AT&T Cleveland’s assessed value by a tax rate of 8.03%.

For federal income tax purposes, the depreciable basis in this property is approximately $39.9 million.

One AT&T Center.  On December 21, 2006, MB REIT acquired though MB St. Louis Chestnut, L.L.C., a Delaware limited liability company, a wholly owned subsidiary formed for this purpose, a fee simple interest in a forty-two story office building known as One AT&T Center, containing approximately 1.5 million gross leasable square feet located at 909 Chestnut Street in St. Louis, Missouri.  MB REIT purchased this property from Southwestern Bell Telephone, L.P., an unaffiliated third party, for cash  in the amount of approximately $204.9 million.  One AT&T Center was built in 1986.  As of July 15, 2007, this property was 100% leased by AT&T.  The property is located in the St. Louis market and downtown submarket.  At the time of acquisition, the property competed with at least five other office buildings within its submarket.

One tenant, AT&T Services, Inc., entered into a lease at closing for 100% of the total gross leasable area of the property, and closing was conditioned upon execution of this lease.  The lease with this tenant is for an initial term of ten years and nine months and requires the tenant to pay base annual rent on a monthly basis in an amount of approximately $1.2 million. The total rent for the first year is tentatively expected to be approximately $14.7 million with annual increases of 2% per year thereafter.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $2.1 million.  The real estate taxes payable were calculated by multiplying One AT&T Center’s assessed value by a tax rate of 8.63%.

For federal income tax purposes, the depreciable basis in this property is approximately $154.2 million.

IDS Center.  On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as “MBM8S”), a wholly owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center.  The property contains a total of approximately 1.4 million gross leasable square feet and is located at 80 South 8th Street in Minneapolis, Minnesota.  In connection with the transaction, MB REIT acquired ownership of approximately 77% of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage.  IDS Center was built in 1972.  As of July 15, 2007, this property was 93% occupied, with a total of approximately 1.3 million square feet leased to 226 tenants.  The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket.  At the time of acquisition, the property competed in its submarket with at least seven other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million.  At closing, MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America (referred to herein as “Teachers IAA”) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash.  The interest rate of the loan is fixed at 5% per annum.  The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  MBM8S’s obligations are secured by a first priority mortgage on the property.  MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, such as the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto.  MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances.  Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months that are expected to cost approximately $1.27 million.  A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

No tenant leases more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million.  The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	18	41,072	1,247,841	3.32%
2008	23	107,561	3,395,578	9.34%
2009	51	48,418	1,704,710	5.18%
2010	25	77,087	2,663,585	8.53%
2011	42	221,475	6,156,842	21.55%
2012	27	163,949	3,544,435	15.81%
2013	20	71,566	2,291,533	12.14%
2014	16	174,167	4,456,908	26.88%
2015	42	247,007	6,347,074	52.36%
2016	13	154,099	4,828,824	83.61%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006
2005	90%	14.23
2004	90%	13.78

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million.

SBC Center.  On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with four office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million.  On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

SBC Services, Inc. leases the property under a lease that expires in August 2016. The lease requires the tenant to pay base annual rent of approximately $13.56 per square foot on a monthly basis, and the lease provides for an annual 1% base rent increase.  The lease provides for six five-year renewal options.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $8.5 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.138%.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	13.56
2005	100%	13.42

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.

CFG Portfolio.  On June 14, 2007 and June 26, 2007, we purchased fee simple interests in 158 retail banking properties from the CFG Portfolio.  The acquired properties contain 993,926 gross leasable square feet in the aggregate and are located in twelve states.  The tenants are all subsidiaries of the Guarantor of the lease, Citizens Financial Group, Inc., and except for one property, Mellon Bank Building in Georgetown, Delaware, the buildings are all single tenant properties.  We purchased these properties from unaffiliated third parties, Citizens Financial Group, Inc., Charter One Bank, N.A., Citizens Bank, Citizens Bank of New Hampshire, Citizens Bank of Massachusetts, Citizens Bank, N.A., Citizens Bank of Rhode Island, Citizens Bank of Connecticut and Citizens Bank of Pennsylvania, for approximately $290 million in cash, and may later borrow monies using these properties as collateral.

A breakdown of the properties in this portfolio by state follows:

	Number of	Gross Leasable	Allocated
State	Properties	Square Feet	Purchase Price ($)

Connecticut	8	34,480	15,200,000
Delaware	4	22,326	5,400,000
Illinois	7	40,351	11,200,000
Massachusetts	20	80,038	32,200,000
Michigan	2	6,420	2,000,000
New Hampshire	8	178,109	36,600,000
New Jersey	2	8,257	2,400,000
New York	1	7,950	1,500,000
Ohio	6	32,602	8,800,000
Pennsylvania	86	380,187	131,700,000
Rhode Island	13	200,266	41,500,000
Vermont	1	2,940	1,500,000

Total	158	993,926	$290,000,000

Six Pines Portfolio.  On April 10, 2007, we purchased from unaffiliated third parties, fee simple interests in a portfolio of twenty-one existing retail properties for a total purchase price of approximately $265.6 million.  We purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information, as of July 15, 2007,  regarding the location and character of the properties in the Six Pines Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)		Mortgage Payable ($)
14th Street Market
–Plano, Texas	04/10/07	1995	76,418	96%	9	79,418	12,925,000		7,711,759
Cross Timbers Court
–Flower Mound, Texas	04/10/07	1995	75,616	98%	8	77,366	13,731,000		8,192,687
Custer Creek Village
–Richardson, Texas	04/10/07	1999	87,219	100%	12	87,219	17,009,000	(1)	10,148,677
Flower Mound Crossing
–Flower Mound, Texas	04/10/07	1996	81,581	100%	12	81,581	13,981,000		8,341,692
Heritage Heights
–Grapevine, Texas	04/10/07	1999	89,611	100%	10	89,611	17,965,000		10,719,085
The Highlands
–Flower Mound, Texas	04/10/07	1999	87,421	96%	15	91,116	16,333,000		9,745,034
Hunters Glen Crossing
–Plano, Texas	04/10/07	1994	93,690	100%	12	93,690	16,407,000		9,789,751
Josey Oaks Crossing
–Carrollton, Texas	04/10/07	1996	80,478	98%	13	82,228	15,664,000	(2)	9,346,170
Park West Plaza
–Grapevine, Texas	04/10/07	1994	80,977	97%	11	83,517	12,623,000		7,531,973
Pioneer Plaza
–Mesquite, Texas	04/10/07	2000	14,200	100%	9	14,200	3,771,000		2,250,179
Riverview Village
–Arlington, Texas	04/10/07	1998	85,730	100%	12	85,730	16,963,000		10,120,995
Shiloh Square
–Garland, Texas	04/10/07	2000	15,459	97%	12	17,038	5,427,000		3,238,160
Suncreek Village
–Plano, Texas	04/10/07	2000	39,646	91%	10	41,066	4,497,000		2,683,331
Market at Westlake
–Westlake Hills, Texas	04/10/07	1972	29,625	100%	4	29,625	8,050,000		4,802,876
Scofield Crossing
–Austin, Texas	04/10/07	2004	97,561	100%	15	97,561	14,136,000		8,434,692
Brandon Centre South
–Brandon, Florida	04/10/07	1987	89,858	68%	27	132,896	27,039,000		16,133,156
Fury’s Ferry
–Augusta, Georgia	04/10/07	1995	70,458	100%	14	70,458	10,694,000		6,380,929
The Center at Hugh Howell
–Tucker, Georgia	04/10/07	1996	81,064	98%	15	82,819	12,941,000		7,721,653
Bellerive Plaza
–Nicholasville, Kentucky	04/10/07	1999	63,635	85%	12	75,235	10,211,000		6,092,460
East Gate
–Aiken, South Carolina	04/10/07	1995	75,716	100%	13	75,716	11,397,000		6,800,038
Donelson Plaza
–Nashville, Tennessee	04/10/07	2000	12,165	100%	3	12,165	3,872,000		2,314,703
Total:			1,428,128		248	1,500,255	$265,636,000		$158,500,000

(1) Purchase price includes vacant land parcel of approximately 0.690 acres.

(2) Purchase price includes Bank of America ground lease.

At the time of the acquisition, two escrows were established with a third party escrow agent.  Approximately $800,000 was set up to cover the costs of environmental issues at 14th Street Market, Flower Mound Crossing, Hunters Glen Crossing, Shiloh Square and Donelson Plaza, with the maximum amount for each property at $160,000.  As soon as clean environmental letters have been received by us, any excess funds will be released to the seller after payment of those costs.  Another escrow in the amount of approximately $3.4 million was set up to cover construction at Brandon Centre South for the Home Goods space consisting of approximately $1.1 million to fund the completion of construction for this space and $2.3 million to ensure that we are satisfied with the condition of the space.

Bradley Portfolio.  Between October 18, 2006 and July 26, 2007, MB REIT purchased from affiliates of Bradley Associates Limited Partnership, each an unaffiliated third party, fee simple interests in thirty existing retail, office and industrial properties from a portfolio of thirty-three properties.  The total purchase price of the acquired properties is approximately $403.4 million.  MB REIT purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information, as of July 15, 2007, regarding the location and character of the properties in the Bradley Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
Glendale Heights I, II, III
–Glendale Heights, Illinois	11/03/06	1987	60,820	100%	3	60,820	9,400,000	4,704,680
Lexington Road
–Athens, Georgia	11/08/06	1999	46,000	100%	1	46,000	10,500,000	5,453,805
Newtown
–Virginia Beach, Virginia	12/01/06	1997	7,488	100%	1	7,488	1,900,000	967,799
Office Properties
Regional Road
–Greensboro, North Carolina	11/07/06	1988	113,526	100%	1	113,526	13,000,000	8,678,875
Commons Drive
–Aurora, Illinois	11/13/06	1995	60,000	100%	2	60,000	8,300,000	3,662,584
Santee
–Santee, California	11/30/06	2003	76,977	100%	1	76,977	19,000,000	12,022,693
Houston Lakes
–Houston, Texas	12/18/06	1993	119,527	100%	1	119,527	17,267,000	8,987,523
Kinross Lakes
–Richfield, Ohio	01/10/07	1997	86,000	100%	1	86,000	17,500,000	10,563,142
Denver Highlands
–Highlands Ranch, Colorado	01/23/07	1986	85,680	100%	1	85,680	14,600,000	10,500,000
Industrial Properties
Doral
–Brookfield, Wisconsin	10/18/06	1991	43,500	100%	1	43,500	2,400,000	1,364,493
500 Hartland
–Hartland, Wisconsin	10/19/06	2000	134,210	100%	1	134,210	10,800,000	5,860,131
55th Street
–Kenosha, Wisconsin	10/20/06	2001	175,052	100%	1	175,052	13,500,000	7,350,732
Industrial Drive
–Horicon, Wisconsin	10/23/06	1996	139,000	100%	1	139,000	7,400,000	3,708,608

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Deerpark
–Deer Park, Texas	11/09/06	1999	23,218	100%	1	23,218	5,900,000	2,964,819
Kirk Road
–St. Charles, Illinois	11/09/06	1995	299,176	100%	1	299,176	14,400,000	7,862,815
Westport
–Mechanicsburg, Pennsylvania	11/09/06	1996	178,600	100%	1	178,600	7,900,000	4,028,814
1800 Bruning Drive
–Itasca, Illinois	11/17/06	2001	202,000	100%	1	202,000	19,000,000	10,156,344
Baymeadow
–Glen Burnie, Maryland	11/29/06	1998	120,000	100%	1	120,000	26,000,000	13,824,427
Clarion
–Clarion, Iowa	12/13/06	1997	126,900	100%	1	126,900	5,241,000	3,171,555
Stevenson Road
–Ottawa, Illinois	01/12/07	1992	38,285	100%	1	38,285	3,300,000	1,855,615
Faulkner Road
–North Little Rock, Arkansas	01/12/07	1995	712,000	100%	1	712,000	45,700,000	25,635,743
Foster Avenue
–Wood Dale, Illinois	01/23/07	1987	137,607	100%	1	137,607	9,300,000	4,895,239
Airport Road
–Houston, Texas	01/23/07	1999	223,599	100%	1	223,599	13,600,000	6,686,883
Indianhead Road
–Mosinee, Wisconsin	01/23/07	1992	193,200	100%	1	193,200	9,400,000	4,548,795
Mt. Zion Road
–Lebanon, Indiana	01/24/07	2001	1,091,435	100%	1	1,091,435	47,200,000	25,850,000
US Highway 45
–Libertyville, Illinois	01/30/07	1995	197,100	100%	1	197,100	26,500,000
Bradley – Kinston
–Kinston, North Carolina	06/13/07	1996	400,000	100%	1	400,000	16,300,000
11500 Melrose Avenue (1)
–Franklin Park, Illinois	07/26/07	1984	97,766	100%	1	97,766	8,093,000
Total:			5,188,666		30	5,188,666	$403,401,000	$195,306,114

(1) This property was acquired on July 26, 2007; however, all of the relevant property information is as of July 15, 2007.

NewQuest Portfolio.  Between October 13, 2005 and August 17, 2006, MB REIT purchased from unaffiliated third parties, fee simple interests in a portfolio of thirty-six existing retail and office properties for a total purchase price of approximately $454.5 million.  We purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information regarding the location and character of the properties in the NewQuest Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
24 Hour Fitness
–Houston, Texas	10/13/05	2001	85,000	100%	5	85,000	10,500,000
24 Hour Fitness
–The Woodlands, Texas	10/13/05	2001	45,906	100%	1	45,906	13,600,000
6101 Richmond Ave
–Houston, Texas	10/13/05	1994	19,230	100%	1	19,230	3,100,000
Pinehurst Shopping Center
–Humble, Texas	10/14/05	1984	25,386	64%	18	39,934	3,800,000

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Saratoga Town Center
–Corpus Christi, Texas	10/27/05	2004	60,282	98%	21	61,682	15,600,000
Willis Town Center
–Willis, Texas	10/27/05	2000	15,240	87%	9	17,540	4,000,000
Woodforest Square
–Houston, Texas	10/27/05	1980	28,666	72%	13	39,966	3,400,000
Windermere Village
–Houston, Texas	11/01/05	2004	18,320	73%	11	25,200	8,800,000
Eldridge Town Center
–Houston, Texas	11/02/05	2000	78,471	93%	28	84,835	21,500,000
NTB Eldridge
–Houston, Texas	11/02/05	2003	6,290	100%	1	6,290	970,000
Blackhawk Town Center
–Houston, Texas	11/08/05	2005	127,128	100%	12	127,128	22,500,000
Carver Creek
–Dallas, Texas	11/08/05	1985	33,321	100%	3	33,321	2,100,000
Chili’s
–Jacinto City, Texas	11/08/05	1998	5,476	100%	1	5,476	950,000
Joe’s Crab Shack
–Jacinto City, Texas	11/08/05	1998	7,282	100%	1	7,282	1,300,000
Cinemark Theaters
–Jacinto City, Texas	11/10/05	1998	68,000	100%	1	68,000	10,200,000
Antoine Town Center
–Houston, Texas	11/16/05	2003	37,531	95%	19	39,508	9,800,000
Ashford Plaza
–Houston, Texas	11/16/05	1980	27,739	84%	14	33,094	3,700,000
Highland Plaza
–Houston, Texas	11/16/05	1993-2002	73,780	100%	22	73,780	19,100,000
West End Square
–Houston, Texas	11/16/05	1980	32,556	89%	11	36,637	3,800,000
Winchester Town Center
–Houston, Texas	11/22/05	2005	16,500	92%	9	18,000	4,700,000
Atascocita Shopping Center
–Humble, Texas	11/22/05	1984	47,326	100%	8	47,326	10,300,000
Cypress Town Center
–Houston, Texas	11/22/05	2003	51,720	94%	24	55,000	15,300,000
Friendswood Shopping Center
–Friendswood, Texas	12/08/05	2000	67,199	94%	13	71,326	14,400,000
Cinemark Theaters
–Webster, Texas	12/09/05	2001	80,000	100%	1	80,000	14,700,000
Stables at Town Center – I and II
–Spring, Texas	12/16/05	2001-2002	83,683	87%	30	95,793	27,900,000
Walgreens
–Springfield, Missouri	12/20/05	2003	14,560	100%	1	14,560	3,600,000
Tomball Town Center
–Tomball, Texas	12/22/05	2004	50,498	73%	20	68,732	20,300,000
Bay Colony Town Center
–League City, Texas	12/22/05	2004	182,187	94%	25	193,650	41,800,000

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Cinemark 12
–Pearland, Texas	12/28/05	2004	38,910	100%	1	38,910	9,300,000
Hunting Bayou
–Jacinto City, Texas	02/09/06	1985	125,185	98%	20	127,215	20,300,000
CyFair Town Center
–Cypress, Texas	07/21/06	2003-2005	55,520	100%	27	55,520	16,000,000
Eldridge Lakes Town Center
–Houston, Texas	07/21/06	2003-2006	54,980	100%	19	54,980	16,600,000
Spring Town Center I & II
–Spring, Texas	07/21/06	2003-2005	78,998	98%	13	80,658	17,000,000
Sherman Town Center
–Sherman, Texas	08/17/06	2002	285,498	100%	28	285,498	60,100,000	37,874,929
Office Properties
6234 Richmond Ave
–Houston, Texas	10/27/05	1972	25,551	90%	3	28,391	3,000,000
11500 Market Street
–Houston, Texas	11/08/05	1987	2,719	100%	1	2,719	520,000
Total:			2,056,638		435	2,168,087	$454,540,000	$37,874,929

Potential Acquisitions

We have identified the following properties as potential acquisitions:

Persis National Portfolio. We anticipate purchasing a fee simple interests in a portfolio containing two industrial buildings, known as Persis National Portfolio.  The first property is located at 800 North Black Branch Road in Elizabethtown, Kentucky, and contains approximately 400,000 gross leasable square feet.  This property was built in 2001.  The second property is located at 235 Barnum Road in Devens, Massachusetts and contains approximately 183,900 gross leasable square feet.  This property was built in 2000.  As of July 15, 2007, these properties were both 100% occupied and each leased to one tenant.  We anticipate purchasing this property from unaffiliated third parties, ASA BOS, LLC and ASADFW, L.P., for approximately $37.5 million in cash, and may later borrow monies using the property as collateral.

Penn Park. We anticipate purchasing a fee simple interest in a retail center known as Penn Park, which contains approximately 231,140 gross leasable square feet (excluding ground leased space).  The center is located at 1401 SW 74th Street in Oklahoma City, Oklahoma.  Penn Park was redeveloped in 2006.  As of July 15, 2007, this property was 100% occupied, with a total of approximately 231,140 square feet (excluding ground leased space) leased to nineteen tenants, including one ground lease tenant.  We anticipate purchasing this property from an unaffiliated third party, Penn Park Sorrento, LLC, for approximately $40.0 million.  At closing, we will assume a mortgage loan in the principal amount of $31 million from Prudential Mortgage Company and will pay the remaining amount of the purchase price of approximately $9 million in cash.  The interest rate of the loan will be fixed at 5.88% per annum.  The loan will require us to make monthly interest-only payments in the amount of $151,900 until the loan matures in January 2017.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation will be secured by a first priority mortgage on the property.

Lakeport Commons Shopping Center.  MB REIT anticipates purchasing a fee simple interest in a retail center known as Lakeport Commons Shopping Center, which contains approximately 282,260 gross leasable square feet.  The center is located in Sioux City, Iowa.  Lakeport Commons Shopping Center was built in 2005 to 2006.  As of July 15, 2007, this property was 91% occupied, with a total of approximately 256,004 square feet leased to twenty-six tenants. MB REIT anticipates purchasing this property from an unaffiliated third party, Lakeport Commons, L.L.C., for approximately $55.8 million in cash, and may later borrow monies using the property as collateral.

Wickes Furniture.  We anticipate purchasing a fee simple interest in a newly constructed single-tenant building known as Wickes Furniture, which contains approximately 42,792 gross leasable square feet.  The building is located at Deerpath Road & Route 12 in Lake Zurich, Illinois and was built over a one-year period beginning in 2006.  The property is located in the Chicago retail market and the far northwest submarket and competes with at least five other similar retail properties within its submarket for sales, tenants or both.  As of July 15, 2007, 100% of this property was leased to Wickes Furniture Company.  We anticipate ultimately acquiring this property from an unaffiliated third party, HP/R Deerpath, L.L.C., for approximately $10.5 million.

Bradley Portfolio: Michigan and Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests the remaining two industrial properties from a portfolio of thirty-three properties. Thirty properties were purchased between October 18, 2006 and July 26, 2007.  The total purchase price of the remaining three properties is approximately $83.6 million.  The following table sets forth certain information with respect to the location and the approximate gross leasable area, or GLA:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price ($)
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000

In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on Westchester, Ohio property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The interest rate of the loan will be fixed at 5.54% per annum.  The term of the loan will require us to make monthly payments of principal and interest until the loan matures in January 2013.

The remaining two properties in this portfolio were built between 1966 and 1999.  As of July 15, 2007, each of the remaining two properties in this portfolio was 100% occupied.  Each of these properties has one tenant that occupies 100% of the total gross leasable area of that property.

Financing Transactions

The following table summarizes, as of July 15, 2007, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on our properties.  These loans typically also are secured by certain tangible and intangible personal property interests related to the subject property.  The loan documents generally contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representations or warranties that are materially false or misleading; violations of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under our loans, then, among other things, the lenders generally may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted to the borrower.  The loans also generally require the borrower to indemnify the lender against, among other things, losses arising under environmental laws or otherwise resulting from the presence or release of hazardous material on the property.

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Legacy Crossing	07/02/2007	10,890,000	5.543%	08/01/2017
Northwest Marketplace	06/29/2007	19,965,000	5.557%	07/01/2017
Waterford Ranch at Shadow Creek	06/14/2007	16,500,000	5.510%	07/01/2017
Gravois Dillon Plaza – Phase I	06/14/2007	12,630,000	5.495%	07/01/2017
Worldgate Plaza	06/08/2007	59,950,000	5.524%	07/01/2017
Donelson Plaza	05/31/2007	2,314,703	5.410%	06/01/2017
Brandon Centre South	05/31/2007	16,133,156	5.410%	06/01/2017
Bellerive Plaza	05/31/2007	6,092,460	5.410%	06/01/2017
Market at Hamilton	05/31/2007	7,892,542	5.765%	06/01/2012
Suncreek Village	05/30/2007	2,683,331	5.410%	06/01/2017
Scofield Crossing	05/30/2007	8,434,692	5.410%	06/01/2017
The Center at Hugh Howell	05/30/2007	7,721,653	5.410%	06/01/2017
Heritage Heights	05/30/2007	10,719,085	5.410%	06/01/2017
Fury’s Ferry	05/30/2007	6,380,929	5.410%	06/01/2017
Custer Creek Village	05/30/2007	10,148,677	5.410%	06/01/2017
Flower Mound Crossing	05/30/2007	8,341,692	5.410%	06/01/2017
Pioneer Plaza	05/25/2007	2,250,179	5.410%	06/01/2017
East Gate	05/25/2007	6,800,038	5.410%	06/01/2017
Shiloh Square	05/25/2007	3,238,160	5.410%	06/01/2017
The Highlands	05/25/2007	9,745,000	5.410%	06/01/2017
Schneider Electric	05/24/2007	11,000,000	5.761%	06/01/2012
Shallotte Commons	05/24/2007	6,077,500	5.765%	06/01/2012
Hunters Glen Crossing	05/22/2007	9,789,751	5.410%	06/01/2017
Josey Oaks Crossing	05/22/2007	9,346,170	5.410%	06/01/2017
Park West Plaza	05/22/2007	7,531,973	5.410%	06/01/2017
Riverview Village	05/18/2007	10,120,995	5.410%	06/01/2017
Market at Westlake	05/18/2007	4,802,876	5.410%	06/01/2017
14th Street Market	05/16/2007	7,711,759	5.410%	06/01/2017
Cross Timbers Court	05/16/2007	8,192,687	5.410%	06/01/2017
ProLogis Tennessee Portfolio	05/10/2007	32,450,000	5.520%	06/01/2017
Field Apartment Homes	05/08/2007	18,700,000	5.329%	06/01/2017
Chesapeake Commons	05/04/2007	8,950,000	5.381%	06/01/2012
Crossroads at Chesapeake Square	05/04/2007	11,210,000	5.405%	06/01/2012
C & S Wholesale Grocers (1)	03/13/2007	82,500,000	5.480%	04/01/2037
New Forest Crossings II	03/13/2007	3,437,500	5.623%	04/11/2012
The Shops at Sherman Plaza	02/12/2007	30,275,000	5.569%	03/01/2017
State Street Market	02/12/2007	10,450,000	5.623%	03/11/2012
Bradley Portfolio – Pool B (2) (3)	01/26/2007	80,000,000	5.905%	01/01/2017
Bradley Portfolio – Pool A (3) (4)	12/28/2006	104,800,000	5.948 6.298	%-%	01/01/2017
One A&T Center	12/21/2006	112,695,000	5.343%	01/01/2017
Lincoln Village	12/01/2006	22,035,000	5.321%	12/01/2016

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Buckhorn Plaza	11/21/2006	9,025,000	5.993%	12/01/2016
Washington Mutual	11/21/2006	20,115,000	5.943%	12/01/2016
The Market at Hilliard	11/16/2006	11,220,000	5.963%	12/01/2016
Plaza at Eagles Landing (5)	11/03/2006	5,310,000	5.700%	11/01/2011
Dulles Executive Office Plaza	08/30/2006	68,750,000	5.851%	09/01/2016
IDS Center (5)	08/18/2006	161,000,000	5.000%	01/01/2010
Sherman Town Center (5)	08/17/2006	38,448,939	4.950%	06/01/2014
Lincoln Mall	08/09/2006	33,835,000	5.275%	09/01/2013
Canfield Plaza	08/08/2006	7,575,000	5.225%	09/01/2013
Fabyan Randall Plaza (5)	06/29/2006	13,405,382	5.380%	11/01/2013
Brooks Corner	06/29/2006	14,275,800	5.380%	06/01/2011
Ahold Portfolio (6)	06/08/2006	35,497,000	5.170%	07/01/2013
Ahold Portfolio (7)	06/08/2006	41,500,000	5.010	%-	06/11/2031
5.170%
Shakopee Shopping Center	05/25/2006	8,800,000	5.300%	05/01/2011
Southgate Apartments	04/21/2006	10,725,000	5.413%	05/01/2016
Thermo Process Systems Facility	03/03/2006	8,201,000	5.240%	03/11/2031
Monadnock Marketplace	02/27/2006	26,785,000	(8)	03/01/2013
Bridgeside Point Office Building	02/10/2006	17,325,000	5.200%	02/11/2011
Triangle Center	02/09/2006	23,600,000	4.830%	03/01/2011
Lakewood Shopping Center I (5)	01/27/2006	11,714,963	6.010%	04/01/2024
Lakeview Technology Center I	01/24/2006	14,470,000	4.900%	02/01/2011
Stop & Shop – Hyde Park	01/05/2006	8,100,000	5.245%	02/01/2013
McKesson Distribution Center	12/30/2005	5,760,000	4.940%	01/01/2011
Paradise Shops of Largo	12/07/2005	7,325,000	4.880%	01/01/2011
SBC Center	11/15/2005	200,472,000	4.9954	(9)	12/01/2035

(1)             This loan is secured by first priority mortgages on the C & S Wholesale Grocer properties located in North Hatfield, South Hatfield and Westfield, Massachusetts and Aberdeen, Maryland.

(2)             This loan is secured by first priority mortgages on the seven properties from the Bradley Portfolio located in Ottawa, Illinois; Richfield, Ohio; Lebanon, Indiana; Wood Dale, Illinois; Houston, Texas; Mosinee, Wisconsin; and North Little Rock, Arkansas.

(3)             The obligations secured by the Pool A and Pool B properties are cross-collateralized, which means that upon an event of default by either the Pool A borrowers or the Pool B borrowers, the lender, at its option, may foreclose on any one or more of the twenty-six Bradley Portfolio properties in Pool A and Pool B.

(4)             This loan is secured by first priority mortgages on the nineteen properties in the Bradley Portfolio that we had acquired as of December 28, 2006.

(5)             These loans were assumed at the acquisition of the property.

(6)             This loan is secured by first priority mortgages on Stop & Shop – Cumberland, Stop & Shop – Southington, Giant Food – Sicklerville and Bi-Lo.

(7)             This loan is secured by first priority mortgages on Stop & Shop – Framington, Stop & Shop – Malden, Stop & Shop – Bristol and Stop & Shop – Swampscott.

(8)             This loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.

(9)             If the loan is not paid in full by the December 1, 2010, the anticipated repayment date, the interest will adjust to the lesser of (a) the maximum rate permitted by law or (b) 2% above the current interest rate.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other REITs sponsored by IREIC, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than we do.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Repairs and Improvements

Unless otherwise noted herein, we do not intend, in the next several years, to make significant repairs and improvements to any of the real estate assets that we currently own or that we intend to acquire. However, if any repairs or improvements are made to these properties, the tenants will be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases, except as otherwise herein noted.

Insurance

We believe that all of the properties that we currently own or that we intend to acquire are, or will be, adequately insured.

Depreciation Expense

When we calculate depreciation expense for tax purposes, we use the Alternative Depreciation System (“ADS”).  Buildings and improvements to our office, industrial, retail, hotel and residential rental properties are depreciated using the straight-line, mid-month convention based on estimated useful lives of forty years.  Site improvements are depreciated utilizing the straight-line, half-year convention over twenty years.  Depreciation expense for tangible personal property is based on the use of the asset within each industry as defined by the IRS – “Asset Class Life Activity.”  With respect to our tangible personal property used in the hotel, residential rental property, office and industrial properties, we calculate depreciation expense utilizing the straight-line, half-year convention based on an estimated useful life of five, nine, ten or twelve years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis relates to the three months ended March 31, 2007 and March 31, 2006, the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004. You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report.  All dollar amounts are stated in thousands, except per share amounts.

A discussion of activity for 2004 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial/distribution buildings located in the United States and Canada.  Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc. Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc. On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.

As of March 31, 2007, subscriptions for a total of 277,251,743 shares, net of shares repurchased, had been received and accepted in connection with our initial public offering, including 20,000 shares issued to our sponsor.  In addition, we sold 3,924,383 shares through our DRP. As a result of these sales, we have raised a total of approximately $2,802,000 of gross offering proceeds in connection with our initial public offering as of March 31, 2007.

We seek to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter were generated by collecting rental payments from our tenants, interest income on cash investments, and gains from the sale of marketable securities investments and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, landscaping, snow removal and periodic renovations to meet tenant needs.  Pursuant to the lease agreements, some tenants of various properties are required to reimburse us for some or all of the particular tenant’s pro rata share of the real estate taxes and operating expenses of the property.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as shopping or retail centers, malls, multi-family residential buildings, office and industrial buildings.

The current environment in which we are trying to acquire properties has been very tight on pricing and yields which has led us to look at other real estate segments for opportunities.  For example, during March of 2007, we entered into a joint venture agreement with a third party to develop a student housing facility for the University of Pennsylvania.  On April 2, 2007, we entered into a definitive agreement with a third party to expand our investments into the lodging segment and on April 27, 2007 we entered into a joint venture agreement with a third party to acquire and redevelop or reposition industrial and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  We believe that our entering into this multi-platform strategy creates avenues for growth.  In addition, our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns.  Our pending acquisition of the third party lodging company creates a value-added opportunity by partnering with an existing company to expand our exposure to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us. In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a REIT.

We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•                                          geographic location and property type;

•                                          condition and use of the asset;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the asset is located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the asset; and

•                                          tax considerations.

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor.  These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of March 31, 2007, we owned, on a consolidated basis, 110 properties consisting of sixty-seven retail properties, sixteen office properties, three multi-family properties and twenty-four industrial properties.

The following table summarizes certain key operating performance measures for our properties as of and for the three months ended March 31, 2007 and 2006 and as of and for the year ended December 31, 2006 and 2005.

	Total Properties
	As of March 31,		As of December 31,
	2007	2006	2006	2005
Multi-family Properties
Physical occupancy	95%	95%	91%	—
Economic occupancy	95%	95%	91%	—
End of month scheduled base rent per unit per month	$916.00	730.00	764.00	—

Office Properties
Physical occupancy	98%	99%	97%	99%
Economic occupancy	98%	100%	97%	99%
Base rent per square foot	$13.39	13.87	13.58	13.87

Retail Properties
Physical occupancy	93%	84%	95%	88%
Economic occupancy	96%	91%	96%	88%
Base rent per square foot	$13.84	13.71	13.77	13.19

Industrial Properties
Physical occupancy	100%	100%	100%	100%
Economic occupancy	100%	100%	100%	100%
Base rent per square foot	$5.27	5.25	5.85	4.07

Comparison of Three Months Ended March 31, 2007 and 2006

As shown in the table above, physical occupancy of our office properties was 98% and 99% as of March 31, 2007 and 2006, respectively.  The decrease is primarily due to acquiring multi-tenant properties in the last three quarters of 2006 and the first quarter of 2007 that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in the first quarter of 2007 for the same reason by 3% to $13.39 per square foot from $13.87 per square foot in the first quarter of 2006. Lease transactions of 77,333 square feet were completed in the first quarter of 2007 including 3,403 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates for newly acquired properties.

During the first quarter of 2007 and the last three quarters of 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at March 31, 2007 was 93% and $13.84 per square foot and at March 31, 2006 was 84% and $13.71 per square foot, respectively.  The March 31, 2007 occupancy for our retail properties increased 8% and base rent per square foot increased 1% from March 31, 2006 due to higher rental and occupancy rates in the first quarter of 2007.

Each of the retail property indicators in the above table improved during the first quarter of 2007. We expect these upward trends to continue during 2007. In the first quarter of 2007, we entered into 43,773 square feet of new lease transactions which were at comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% as of March 31, 2007 and 2006. Average rental rates have increased in the first quarter of 2007 to $5.27 per square foot from $5.25 per square foot for the same period in 2006. The increase is due to higher rental rates on twenty-two properties acquired during the first quarter 2007 and last three quarters of 2006. We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

Physical occupancy of our multi-family properties remained the same at 95% for the first quarter of 2007 and 2006. The base rent per unit increased by 25% from $730 to $916 for the three months ended March 31, 2007 as compared to March 31, 2006 due to acquisitions made in the first quarter of 2007 having higher base rents per square foot.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family properties are operating as expected based on market conditions.

Because of diversified strategy of investing in multi-family, industrial, office and retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of March 31, 2007 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T, Inc.	Office	3,647,354	18.67%	$42,506	20.44%
C&S Wholesalers	Indus/Dist.	1,720,000	8.80%	$10,340	4.97%
Pearson Education, Inc	Indus/Dist.	1,091,435	5.59%	$3,492	1.68%
Deluxe Video Services, Inc.	Indus/Dist.	712,000	3.64%	$3,580	1.72%
Stop & Shop	Retail	601,652	3.08%	$10,116	4.87%
Invensys Business	Indus/Dist.	545,000	2.79%	$2,632	1.27%
Dopaco, Inc	Indus/Dist.	299,176	1.53%	$1,098	0.53%
Lockheed Martin Corporation	Office	288,632	1.48%	$7,628	3.67%

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
Washington Mutual	Office	239,905	1.23%	$3,047	1.47%
Cinemark USA, Inc.	Retail	225,507	1.15%	$2,903	1.40%

Comparison of Year Ended December 31, 2006 and 2005

As shown in the table above, physical occupancy of our office properties was 99% in 2005 and 97% in 2006. The decrease is primarily due to acquiring multi-tenant properties that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in 2006 for the same reason by 2% to $13.58 per square foot from $13.87 per square foot in 2005. The decrease is due to lower rental and occupancy rates on the 2006 acquisition properties.  Lease transactions of 33,108 square feet were completed in 2006 including 21,857 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates.

During 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  At the end of 2006, we owned sixty-three retail properties.  The 2005 year-end occupancy and base rent per square foot for the retail properties which we owned was 88% and $13.19 per square foot.  In 2006, the year-end occupancy for our retail properties increased 7% and base rent per square foot increased 4%. The increase in occupancy is due to higher rental and occupancy rates on the 2006 acquisition properties.

Each of the retail property indicators in the above table continued to improve during 2006. We expect these upward trends to continue during 2007. In 2006, we entered into 161,495 square feet of new lease transactions which were comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% throughout 2005 and 2006. Average rental rates have increased in 2006 by 30% to $5.85 per square foot from $4.07 per square foot in 2005. The increase is due to higher rental rates on the 2006 acquisition properties as compared to the 2005 acquisition properties.  Lease transactions of 255,815 square feet were completed in 2006 which were comparable or above current rental rates.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family properties are operating as expected based on market conditions.

With our diversified strategy of investing in multi-family, industrial, office and retail property types, we expect to be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of December 31, 2006 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T/SBC	Office	3,151,488	21.29%	$37,630	21.64%
C&S Wholesale Grocers	Indus./Dist.	1,720,000	11.62%	$10,340	5.95%
Stop & Shop	Retail	601,652	4.07%	$9,845	5.66%
Dopaco, Inc	Indus./Dist.	299,176	2.02%	$1,098	0.63%
Lockheed Martin Corporation	Office	288,632	1.95%	$7,498	4.31%
Washington Mutual	Office	239,905	1.62%	$3,047	1.75%
24-Hour Fitness	Retail	238,621	1.61%	$3,587	2.06%
Cinemark USA, Inc.	Retail	225,507	1.52%	$2,903	1.67%
Oce-USA	Indus./Dist.	202,000	1.36%	$1,377	0.79%
FMC Corporation	Indus./Dist	178,600	1.21%	$563	0.32%

The majority of the income from our properties (excluding the multi-family property) consists of rent received under long-term leases.  Most of the leases require the tenant to pay a fixed minimum amount of rent, paid monthly in advance, and a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the tenant leases require the landlord to pay expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Marketable Securities

As part of our overall strategy we may acquire REITs and other real estate operating companies.  Thus, from time to time, we invest in the marketable securities of other entities.  We had investments in marketable securities of $222,108 at March 31, 2007 consisting of preferred and common stock investments in other REITs that are generally potential target companies for acquisitions.  Of the investment securities held on March 31, 2007, we have accumulated other comprehensive income of $22,264, which includes gross unrealized losses of $1,582. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the three months ended March 31, 2007, we realized a gain of $5,902 on the sale of shares in the entities we previously discussed acquiring.  Our policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and judges that decline to be other than temporary.  During the three months ended March 31, 2007, we recorded a write-down of $214. Dividend income is recognized when earned.  During the three months ended March 31, 2007, dividend income of $2,550 was recognized.  We have purchased a portion of our investment securities through a margin account.  As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus twenty-five basis points and LIBOR plus fifty basis points.  At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%. We recognized interest expense in the amount of $630 for the three months ended March 31, 2007. Although these investments have generated both current income and gain on sale, during the three months ended March 31, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future.

Joint Ventures

During the first quarter of 2007, we entered into two joint ventures in which we have ownership interests of two limited liability companies.  In the first joint venture, we have a 90% ownership interest in the LLC which was formed to develop a student housing facility for the University of Pennsylvania.  We own 79% interest in the second joint venture which was formed to own a shopping center located in Gahanna, Ohio, a suburb of Columbus.

Insurance Captive

During October 2006, we entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by our sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc. We became a member of the Insurance Captive on October 1, 2006. The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  We entered into the Insurance Captive to stabilize our insurance costs, manage our exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which our initial contribution was $188. We are required to remain as a member of the Insurance Captive for a period of five years.  Accordingly, we are required to continue making contributions to the Insurance Captive during this period even if we otherwise would be able to obtain lower insurance rates from a third party provider.  This entity is considered to be a VIE as defined in FIN 46(R) and we are not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, our net equity investment is reflected on the consolidated balance sheets and the consolidated statements of operations included our share of net income or loss from the unconsolidated entity.

Results of Operations

General

The following discussion is based on our consolidated financial statements for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006 and 2005.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320
March 31, 2007	17	4,410,686	$374,058

Total	110	18,901,609	$2,804,835

Consolidated Results of Operations

This section describes and compares our results of operations for the three months ended March 31, 2007 and 2006, and for the years ended December 31, 2006 and 2005. We do not present a comparison to three months ended March 31, 2005 because there were no property or other significant operations during that time period.   We generate almost all of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the same periods during each year.  A total of thirty-six of our investment properties satisfied these criteria during the three months ended March 31, 2007 and are referred to herein as “same store” properties.  These properties comprise approximately 3.5 million square feet.  The “same store” investment properties represent approximately 18% of the square footage of our portfolio at March 31, 2007. We cannot provide our results in this format for the year ended December 31, 2006 because we have not owned any properties for two consecutive years.  The “same store” analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio.  Additionally, we are able to determine the effects of our new acquisitions on net income.  A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments.  Therefore, “same store” analysis is only presented in the office and retail segment results.

Rental Income, Tenant Recovery Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs.  Other property income consists of other miscellaneous property income.  Total property revenues were $63,731 and $17,721 for the three months ended March 31, 2007 and 2006, respectively.  Total property revenues were $123,202 and $6,668 for the years ended December 31, 2006 and 2005, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Comparison of Three Months Ended March 31, 2007 and 2006

	March 31, 2007	March 31, 2006	2007 increase from 2006

Property Rentals	$48,030	$15,035	$32,995
Straight-line rents	2,540	686	1,854
Amortization of acquired above and below market leases, net	(9)	94	(103)
Total rental income	$50,561	$15,815	$34,746

Tenant recoveries	11,550	1,874	9,676
Other income	1,620	32	1,588

Total property revenues	$63,731	$17,721	$46,010

Total property revenues increased $46,010 in the first quarter of 2007 as compared to the first quarter of 2006. The increase in property revenues in the first quarter of 2007 was due primarily to acquisitions of properties made in the first quarter of 2007 and the last three quarters of 2006.

Comparison of Year Ended December 31, 2006 and 2005

	2006	2005	2006 increase from 2005

Property Rentals	$93,428	$5,877	$87,551
Straight-line rents	4,588	250	4,338
Amortization of acquired above and below market leases, net	403	25	378

Total rental income	$98,419	$6,152	$92,267

Tenant recoveries	21,547	509	21,038
Other income	3,236	7	3,229

Total property revenues	$123,202	$6,668	$116,534

Total property revenues increased $116,534 in 2006 as compared to 2005. The increase in property revenues in 2006 was due primarily to acquisitions of properties made in 2006 and the increase in revenues from properties acquired in 2005 and 2006.

Consolidated Economic Occupancy

A summary of economic occupancy by segment follows:

Comparison of Three Months Ended March 31, 2007 and 2006

Segment	March 31, 2007	March 31, 2006	2007 increase (decrease) from 2006

Retail	96%	91%	5%
Office	98%	100%	(2)%
Industrial	100%	100%	0%
Multi-family	95%	95%	0%

Total (1)	98%	96%	2%

(1)         weighted average occupied

Weighted average overall economic occupancy increased 2% in the first quarter of 2007 as compared to the first quarter of 2006. Property acquisitions in the first quarter of 2007 and the last three quarters of 2006 in the industrial and retail sectors partially offset by higher vacancies in properties acquired in the office sector, accounted for the increase in overall economic occupancy in 2007.

Comparison of Year Ended December 31, 2006 and 2005

Segment	2006	2005	2006 increase (decrease) from 2005

Retail	96%	88%	8%
Office	97%	99%	(2)%
Multi-family	91%	N/A	N/A
Industrial	100%	100%	0%

Total (1)	97%	94%	3%

(1)         weighted average occupied

Our overall economic occupancy increased 3% in 2006 as compared to 2005. Property acquisitions in the industrial and retail sectors partially offset by higher vacancies in the office sector, accounted for the increase in overall economic occupancy in 2006.

Property Operating Expenses and Real Estate Taxes

Comparison of Three Months Ended March 31, 2007 and 2006

Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $16,921 and $2,826 for the three months ended March 31, 2007 and 2006, respectively.

	March 31, 2007	March 31, 2006	2007 increase from 2006

Property operating expenses	$10,284	$1,751	$8,533
Real estate taxes	6,637	1,075	5,562

Total property expenses	$16,921	$2,826	$14,095

Total property expenses increased $14,095 in the first quarter of 2007 compared to the first quarter of 2006 due primarily to the properties acquired in the last three quarters of 2006 and the first quarter of 2007.

Comparison of Year Ended December 31, 2006 and 2005

Total expenses were $32,826 and $987 for the years ended December 31, 2006 and 2005, respectively.

	2006	2005	2006 increase from 2005

Property operating expenses	$20,951	$626	$20,325
Real estate taxes	11,840	361	11,479

Total property expenses	$32,791	$987	$31,804

Total property operating expenses and real estate taxes increased $31,804 in 2006 compared to 2005 due primarily to the properties acquired in 2005 and 2006. Real estate operating expenses as a percentage of total property revenues were 26.5% for 2006 and 14.8% for 2005.

Other Operating Income and Expenses

Comparison of Three Months Ended March 31, 2007 and 2006

A summary of other operating expenses for the three months ended March 31, 2007 and 2006 appears below:

	March 31, 2007	March 31, 2006	2007 increase from 2006

Depreciation and amortization	$26,570	$7,821	$18,749
Interest expense	17,610	3,828	13,782
General and administrative	3,109	1,254	1,855
Business manager management fee	1,500	—	1,500

Total property expenses	$48,789	$12,903	$35,886

Comparison of Year Ended December 31, 2006 and 2005

A summary other operating expenses for the years ended December 31, 2006 and 2005 appears below:

	2006	2005	2006 increase from 2005

Depreciation and amortization	$49,681	$3,459	$46,222
Interest expense	31,553	1,412	30,141
General and administrative	7,613	1,266	6,347

Total property expenses	$88,847	$6,137	$82,710

Depreciation and Amortization

The $18,749 increase in depreciation and amortization expense in the first quarter of 2007 relative to the first quarter of 2006 was due substantially to the impact of the properties acquired in the last three quarters of 2006 and the first quarter of 2007. The $46,222 increase in depreciation and amortization expense in 2006 relative to 2005 was due substantially to the impact of the properties acquired in 2006.

Interest Expense

Comparison of Three Months Ended March 31, 2007 and 2006

The $13,782 increase in interest expense in the first quarter of 2007 as compared to the first quarter of 2006 was primarily due to (1) mortgage debt financings in the first quarter 2007 and the last three quarters of 2006 which increased to $1,259,475 from $323,753 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended March 31, 2007 and 2006 appears below:

Debt Type	March 31, 2007	March 31, 2006	2007 increase from 2006

Margin and other interest expense	$2,252	$365	$1,887
Mortgages	15,358	3,463	11,895

Total	$17,610	$3,828	$13,782

Comparison of Year Ended December 31, 2006 and 2005

The $30,141 increase in interest expense in 2006 as compared to 2005 was primarily due to (1) 2006 mortgage debt financings, (2) the increase in margin borrowing on our stock and (3) the assumption of mortgage debt on four newly purchased properties.

A summary of interest expense for the years ended December 31, 2006 and 2005 appears below:

Debt Type	2006	2005	2006 increase from 2005

Margin and notes payable	$47,930	$14,097	$33,833
Mortgages	1,062,703	213,557	849,146

Total	$1,110,633	$227,654	$882,979

General and Administrative Expenses

General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the Business Manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our Business Manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs.  Our expenses were $3,109 and $1,254 for the three months ended March 31, 2007 and 2006, respectively.  The increase in the first quarter of 2007 as compared to the first quarter of 2006 is due primarily to our growth during 2006 and 2007. Our expenses were $7,613 and $1,266 for the years ended December 31, 2006 and 2005, respectively.  The increase in 2006 as compared to 2005 is due primarily to a full year property ownership in 2006.

Business Manager Management Fee

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our Business Manager an asset management fee of $1,500, or approximately 0.22% on an annual basis for the three months ended March 31, 2007. No fee was paid for the three months ended March 31, 2006. The Business Manager has waived any further fees that may have been permitted under the agreement for the first quarter ended March 31, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager.

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and distributions from investments in our portfolio of marketable securities.  Our interest and dividend income was $10,722 and $2,086 for the three months ended March 31, 2007 and 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on the sale of securities in the first quarter of 2007 and 2006 of $5,902 and $220 and realized a loss on securities of $214 and $0, respectively.  Interest income was $8,172 and $1,341 for the three months ended March 31, 2007 and 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the first quarter of 2007 compared to the first quarter of 2006.

Our interest and dividend income was $23,289 and $1,740 for the years ended December 31, 2006 and 2005, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on securities in 2006 of $4,096. Interest income was $15,720 and $1,610 for the years ended December 31, 2006 and 2005, respectively, resulting primarily from interest earned on cash investments.

There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

For the year ended December 31, 2006

	Capital Balance	Redemption	Distributions	Income Allocation(4)	Total

Series A preferred stock(1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock(2)	125	—	(15)	15	125
Series C preferred stock(3)	264,003	(264,003)	(16,489)	16,489	—
Common stock(1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

For the year ended December 31, 2005

	Capital Balance	Redemption	Distributions	Income Allocation(4)	Total

Series A preferred stock(1)	$264,132	$—	$(2,076)	$2,076	$264,132
Series B preferred stock(2)	—	—	—	—	—
Series C preferred stock(3)	224,003	—	(2,108)	2,108	224,003
Common stock(1)	29,348	—	—	(1,762)	27,586

	$517,483	$—	$(4,184)	$2,422	$515,721

(1)         owned by Minto Delaware, Inc.

(2)         owned by third party investors

(3)         owned by Inland Western Retail Real Estate Trust, Inc.

(4)         income allocation for GAAP purposes is not the same as allocation of income for tax purposes

Allocations of profit and loss are made first to series A, B, and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the common stockholders for the years ended December 31, 2006 and 2005 was based on the average monthly ownership percentages of the stockholders during the period.  As of December 31, 2006, Inland American and MD’s effective ownership interest of the common stock was 97% and 3%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007 and December 31, 2006, respectively.  Other income of $46 and $418 was recognized for the three months ended March 31, 2007 and 2006, respectively.  The value of the put/call arrangements increased from December 31, 2006 to March 31, 2007 due to the life of the put/call being reduced.  The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.  The value of the put/call arrangements was a liability of $304 and $237 as of December 31, 2006 and 2005, respectively.  Other expense of $46 and $237 was recognized for the year ended December 31, 2006 and 2005, respectively.  The value of the put/call arrangements increased from December 31, 2005 to December 31, 2006 due in part to the life of the put/call being reduced by one year and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements.  The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

Comparison of Three Months Ended March 31, 2007 and 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006

Real Estate Rental Revenue
Property rentals	$20,871	$6,819	$14,052
Tenant recoveries	5,003	39	4,964
Straight-line rents	1,166	386	780
Amortization of acquired above and below market leases, net	(202)	(10)	(192)
Other income	1,170	—	1,170

Total real estate rental revenue	$28,008	$7,234	$20,774

Real Estate Expenses
Operating expenses and real estate taxes	$7,580	$392	$7,188

Total operating and real estate expenses	$7,580	$392	$7,188

Office properties real estate rental revenues increased from $7,234 in the first quarter of 2006 to $28,008 in the first quarter of 2007 mainly due to the acquisition of eleven properties since March 31, 2006. Office properties real estate and operating expenses also increased from $392 in 2006 to $7,580 in 2007 as a result of these acquisitions.

Office segment property rental revenues are greater than the retail segment primarily due to more rentable gross square feet.  Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments.  Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Office Portfolio

The table below presents operating information for our same store office portfolio consisting of five properties acquired or placed in service prior to January 1, 2006. The properties in the same store office portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended March 31, 2007	Three months ended March 31, 2006
Revenues:
Same store office investment properties (5 properties):
Rental income	$7,301	$7,187
Tenant recovery income	92	39
Other property income	29	—
Total same store rental and additional rental income	7,422	7,226

Other investment properties:
Rental income	14,534	8
Tenant recovery income	4,911	—
Other property income	1,141	—
Total other investments rental and additional rental income	20,586	8

Total rental and additional rental income	$28,008	$7,234

Expenses:
Same store office investment properties (5 properties):
Property operating expenses	473	338
Real estate tax expense	87	54
	560	392
Other office investment properties:
Property operating expenses	4,627	—
Real estate tax expense	2,393	—
Total other investment property operating expenses	7,020	—

Total property operating expenses	$7,580	$392

Property net operating income:
Same store office investment properties	6,862	6,834
Other investment properties	13,566	8
Total net operating income	$20,428	$6,842

On a same store office basis, property net operating income increased from $6,834 to $6,862 for a total increase of $28 or less than 1%.  Total same store office property operating revenues increased by $196 and total same store office property operating expenses increased by $168 for the three months ended March 31, 2007 compared to 2006.

Same store office property operating revenues for the three months ended March 31, 2007 and 2006 were $7,422 and $7,226, respectively, resulting in an increase of $196, or 3%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

Same store office property operating expenses for the three months ended March 31, 2007 and 2006 were $560 and $392, respectively, resulting in an increase of $168, or 43%. The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Year Ended December 31, 2006 and 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005

Real Estate Rental Revenue
Property rentals	$40,261	$3,260	$37,001
Tenant recoveries	7,359	26	7,333
Straight-line rents	2,347	140	2,207
Amortization of acquired above and below market leases, net	(245)	(6)	(239)
Other income	1,870	1	1,869

Total real estate rental revenue	$51,592	$3,421	$48,171

Real Estate Expenses
Operating expenses and real estate taxes	$12,271	$277	$11,994

Total operating and real estate expenses	$12,271	$277	$11,994

Office properties real estate rental revenues increased from $3,421 in 2005 to $51,592 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operations for properties purchased in 2005. Office properties real estate expenses also increased from $277 in 2005 to $12,271 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operation for properties purchased in 2005.

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot.  Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments.  Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.  We own fewer office properties than retail properties.

Retail Segment

Comparison of Three Months Ended March 31, 2007 and 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006

Real Estate Rental Revenue
Property rentals	$18,570	$7,733	$10,837
Tenant recoveries	6,190	1,832	4,358
Straight-line rents	639	283	356
Amortization of acquired above and below market leases, net	239	104	135
Other income	398	30	368

Total real estate rental revenue	$26,036	$9,982	$16,054

Real Estate Expenses
Operating expenses and real estate taxes	$8,309	$2,379	$5,930

Total operating and real estate expenses	$8,309	$2,379	$5,930

Retail properties real estate rental revenues increased from $9,982 in the first quarter of 2006 to $26,036 in the first quarter of 2007 mainly due to the acquisition of thirty-two retail properties since March 31, 2006. Retail properties real estate and operating expenses also increased from $2,379 in 2006 to $8,309 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are less than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet for the office properties.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments.  The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants.  Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from its tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Retail Portfolio

The table below presents operating information for our same store retail portfolio consisting of thirty-one properties acquired or placed in service prior to January 1, 2006. The properties in the same store retail portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended March 31, 2007	Three months ended March 31, 2006
Revenues:
Same store retail investment properties (31 properties):
Rental income	$6,494	$6,314
Tenant recovery income	2,361	1,501
Other property income	69	10
Total same store rental and additional rental income	8,924	7,825

Other investment properties:
Rental income	12,954	1,806
Tenant recovery income	3,829	331
Other property income	329	20
Total other investments rental and additional rental income	17,112	2,157

Total rental and additional rental income	$26,036	$9,982

Expenses:
Same store retail investment properties (31 properties):
Property operating expenses	1,614	1,067
Real estate tax expense	1,468	873
Total same store property operating expenses	3,082	1,940

Other retail investment properties:
Property operating expenses	2,873	309
Real estate tax expense	2,354	130
Total other investment property operating expenses	5,227	439

Total property operating expenses	$8,309	$2,379

Property net operating income:
Same store retail investment properties	5,842	5,885
Other investment properties	11,885	1,718
Total net operating income	$17,727	$7,603

On a same store retail basis, property net operating income decreased from $5,885 to $5,842 for a total decrease of $43, or 1%. Total retail property operating revenues increased by $1,099 and total retail property operating expenses increased by $1,142 for the three months ended March 31, 2007 compared to 2006.

Same store retail property operating revenues for the three months ended March 31, 2007 and 2006 were $8,924 and $7,825, respectively, resulting in an increase of $1,099, or 14%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

Same store retail property operating expenses for the three months ended March 31, 2007 and 2006 were $3,082 and $1,940, respectively, resulting in an increase of $1,142, or 60%. The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007

Comparison of Year Ended December 31, 2006 and 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005

Real Estate Rental Revenue
Property rentals	$48,670	$2,455	$46,215
Tenant recoveries	13,894	481	13,413
Straight-line rents	1,936	104	1,832
Amortization of acquired above and below market leases, net	664	31	633
Other income	1,248	6	1,242

Total real estate rental revenue	$66,412	$3,077	$63,335

Real Estate Expenses
Operating expenses and real estate taxes	$19,381	$699	$18,682

Total operating and real estate expenses	$19,381	$699	$18,682

Retail properties real estate rental revenues increased from $3,077 in 2005 to $66,412 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operation for properties purchased in 2005. Retail properties real estate expenses also increased from $699 in 2005 to $19,381 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operations for properties purchased in 2005.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments.  The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants.  Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from their tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Industrial Segment

Comparison of Three Months Ended March 31, 2007 and 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006

Real Estate Rental Revenue
Property rentals	$7,679	$309	$7,370
Tenant recoveries	357	3	354
Straight-line rents	735	17	718
Amortization of acquired above and below market leases, net	(46)	—	(46)
Other income	7	—	7

Total real estate rental revenue	$8,732	$329	$8,403

Real Estate Expenses
Operating expenses and real estate taxes	$743	$19	$724

Total operating and real estate expenses	$743	$19	$724

Industrial properties real estate rental revenues increased from $329 in the first quarter of 2006 to $8,732 in the first quarter of 2007 mainly due to the acquisition of twenty properties since March 31, 2006. Industrial properties real estate and operating expenses also increased from $19 in 2006 to $743 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot.  A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Comparison of Year Ended December 31, 2006 and 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005

Real Estate Rental Revenue
Property rentals	$2.822	$162	$2,660
Tenant recoveries	294	2	292
Straight-line rents	305	6	299
Amortization of acquired above and below market leases, net	(16)	—	(16)
Other income	2	—	2

Total real estate rental revenue	$3,407	$170	$3,237

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Expenses
Operating expenses and real estate taxes	$396	$11	$385

Total operating and real estate expenses	$396	$11	$385

Industrial properties real estate rental revenues increased from $170 in 2005 to $3,407 in 2006 mainly due to the acquisition of fourteen properties in 2006 and an entire year of operations for properties purchased in 2005. Industrial properties real estate expenses also increased from $11 in 2005 to $396 in 2006 mainly due to the acquisition of fourteen properties in 2006 and an entire year of operations for properties purchased in 2005.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot.  A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.  We own fewer industrial properties than office and retail properties.

Multi-family Segment

Comparison of Three Months Ended March 31, 2007 and 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006

Real Estate Rental Revenue
Property rentals	$910	$174	$736
Other income	45	2	43

Total real estate rental revenue	$955	$176	$779

Real Estate Expenses
Operating expenses and real estate taxes	$289	$36	$253

Total operating and real estate expenses	$289	$36	$253

Multi–family real estate rental revenues and expenses increased from $176 in the first quarter of 2006 to $955 in the first quarter of 2007 and $36 in the first quarter of 2006 to $289 in the first quarter of 2007, respectively.  The increases are mainly due to the acquisition of two properties since March 31, 2006.

Comparison of Year Ended December 31, 2006 and 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005

Real Estate Rental Revenue
Property rentals	$1,675	$—	$1,675
Other income	116	—	116

Total real estate rental revenue	$1,791	$—	$1,791

Real Estate Expenses
Operating expenses and real estate taxes	$743	$—	$743

Total operating and real estate expenses	$743	$—	$743

Multi–family real estate rental revenues and expenses increased from $0 in 2005 to $1,791 in 2006 and $0 in 2005 to $743 in 2006, respectively, because no multi-family properties were owned in 2005.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms.  In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements.  We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate.  For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values.  The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and fifteen years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense.  The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease.  The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period.  We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. As of March 31, 2007 and December 31, 2006, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.  Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”), EITF 04-05: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, APB 18: The Equity Method of Accounting for Investments in Common Stock, and SOP 78-9: Accounting for Investments in Real Estate Ventures, to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders.  Generally, our cash needs have been funded from:

•                                          the net proceeds from the public offering of our shares of common stock;

•                                          from interest and investment income earned on our investment in marketable securities;

•                                          from income earned on our investment properties; or

•                                          distributions from our joint venture investments.

We expect that our initial public offering of shares of common stock will terminate on or before August 31, 2007. As noted herein, through March 31, 2007, in connection with our initial public offering, we had sold a total of 277,492,895 shares in the primary offering and 3,924,457 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 222,507,105 shares available for sale in the primary offering and 36,075,543 shares through the dividend reinvestment plan.  We have also filed a registration statement with the SEC and the various state security commissions to register this follow-on offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of March 31, 2007, we had borrowed approximately $1,259,475 equivalent to 45% of the combined fair market value of these assets on a consolidated basis.  As of December 31, 2006, we had borrowed approximately $1,062,703 equivalent to 43% of the combined fair market value of these assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of March 31, 2007, in connection with our initial public offering, subscriptions for a total of 277,492,895 shares in the primary offering had been received and accepted, resulting in gross proceeds of approximately $2,767,000. We have also sold an additional 3,924,457 shares pursuant to the DRP increasing the gross offering proceeds by approximately $37,300.

As of March 31, 2007, we had incurred $291,970 of offering and organization costs in connection with our initial public offering.  Our Business Manager has agreed to pay all organization and offering expenses, excluding selling commissions and fees.  These expenses totaled $27,093 as of March 31, 2007, in excess of 4.5% of the gross offering proceeds.  As of March 31, 2007, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation.  We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt

As of March 31, 2007, on a consolidated basis, we had mortgage debt secured by sixty-five properties totaling approximately $1,259,475, which excludes mortgage discounts net of accumulated amortization of $2,912 as of March 31, 2007. These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of March 31, 2007, the weighted average interest rate on the mortgage debt was 5.35%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, we have approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin against a total securities portfolio of $222,108. This debt bears variable interest rates ranging between the LIBOR plus twenty-five basis points and LIBOR plus fifty basis points.  At March 31, 2007, the rates we were paying on this margin debt were in a range of between 5.58% and 5.83%, with a weighted average interest rate of 5.75%. The margin funds provide a positive spread on this capital.

MB REIT Put/Call Agreement

The put/call agreement explained below and entered into with Minto Delaware is considered a free standing financial instrument and is thus accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.” We may be required to redeem Minto Delaware’s interest in the MB REIT in the following circumstances:

•                                          On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware, has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share for 207,000 shares of series A preferred stock plus accrued and unpaid dividends.

•                                          On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

•                                          On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, 100% of Minto Delaware’s investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

A DRP which allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at a price equal to $9.50 per share with no reduction in the gross proceeds for selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program enables existing stockholders with limited, interim liquidity to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•                                          One year from the purchase date, $9.25 per share;

•                                          Two years from the purchase date, $9.50 per share;

•                                          Three years from the purchase date, $9.75 per share; and

•                                          Four years from the purchase date, a price determined by our board of directors but in no event less than $10.00 per share.

As of March 31, 2007, 241,152 shares have been repurchased for a total of $2,231.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the existing and future offering of common stock and the availability of, and interest rate on, mortgage debt.  Recent increases in interest rates may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Cash provided by operating activities were $30,043 and $7,063 for the three months ended March 31, 2007 and 2006, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from the first quarter of 2006 to the first quarter of 2007 was due to the acquisition of sixty-seven properties since March 31, 2006.

Cash provided by operating activities were approximately $65,883 and $11,498 for the years ended December 31, 2006 and 2005, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from 2005 to 2006 was due to the acquisition of fifty-six properties in 2006 and an entire year of cash flow for properties acquired in 2005.

Cash Flows From Investing Activities

Cash used in investing activities was $449,782 and $159,486 for the three months ended March 31, 2007 and 2006, respectively.  During the first quarter of 2007, cash was used primarily for the acquisition of seventeen properties, the purchase of marketable securities and the funding of one note receivable.  During the first quarter of 2006, cash was used to acquire six properties and purchase marketable securities.

Cash used in investing activities was approximately $(1,552,014) and $(810,725) for the years ended December 31, 2006 and 2005, respectively.  The 2006 cash was used primarily for the acquisition of fifty-six properties, the purchase of marketable securities and the funding of three notes receivables.  The 2005 cash was used to acquire thirty-seven properties and purchase marketable securities.

Cash Flows From Financing Activities

Cash flows provided by financing activities were $1,197,987 for the three months ended March 31, 2007. During the first quarter of 2007, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,016,042. We generated approximately $19,459 by borrowing against our portfolio of marketable securities.  We generated approximately $217,570 from borrowings secured by mortgages on eleven properties and paid approximately $3,865 for loan fees to procure these mortgages.  MB REIT paid approximately $2,413 in distributions to its stockholders.  We paid approximately $27,334 in distributions to our common stockholders and paid off mortgage debt in the amount of $20,194.

Cash provided by financing activities was $325,400 for the three months ended March 31, 2006. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $198,443. We generated $12,808 by borrowing against our portfolio of marketable securities.  We generated $98,481 from the issuance of new mortgages secured by three properties and paid $2,152 in loan fees to procure these mortgages.  We paid approximately $1,868 in distributions to our common stockholders.  MB REIT paid $14,590 in distributions to its stockholders and generated $40,125 from the issuance of MB REIT preferred and common shares.  Our sponsor also contributed $3,081 to us which we used to pay distributions and certain expenses.

Cash flows provided by financing activities were approximately $1,751,494 for the year ended December 31, 2006. During 2006, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,422,828. We generated approximately $33,833 by borrowing against our portfolio of marketable securities.  We generated approximately $604,566 from borrowings secured by mortgages on fifty-five properties and paid approximately $13,033 for loan fees to procure these mortgages.  We generated approximately $40,125 from the issuance of MB REIT preferred and common shares and paid approximately $264,003 to redeem MB REIT preferred series C shares.  MB REIT paid approximately $29,658 in distributions to its common and preferred stockholders.  We paid approximately $33,394 in distributions to our common stockholders and repaid related parties in the amount of $9,339.

Cash provided by financing activities was approximately $836,156 for the year ended December 31, 2005. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85,706. We generated $14,097 by borrowing against our portfolio of marketable securities.  We generated $213,557 from the issuance of new mortgages secured by three properties and paid $3,543 in loan fees to procure these mortgages.  We paid approximately $123 in distributions to our common stockholders.  MB REIT paid $2,077 in distributions to MB REIT preferred stockholders and generated $517,483 from the issuance of MB REIT preferred and common shares.  Our sponsor has contributed amounts to pay the common stockholder distributions until funds from our operations are adequate to cover distributions.  The sponsor contributed $800 and advanced approximately $2,709 for the payment of common share distributions and certain of our expenses.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates or variable rates with the competitive pricing available and, in some cases, with the ability to convert variable rates to fixed rates.  We enter into, rate lock mortgage debt agreements prior to purchasing a property.  We have rate locked approximately $500,000 at favorable rates.  As of March 31, 2007, the only variable rate debt we had was on the marketable securities.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of March 31, 2007 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding as of March 31, 2007.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations, and lease agreements as of March 31, 2007.

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Debt Obligations	$2,2875,475	66,307	355,730	381,596	1,481,842

Ground Lease Payments	$28,653	462	1,398	1,418	25,375

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula.  Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation.  Assuming all the conditions are satisfied, as of March 31, 2007, we would be obligated to pay as much as $36,558 in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the Business Manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  We incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006, respectively.  We incurred and paid property management fees of $4,885 and $359 for the years ended December 31, 2006 and 2005, respectively.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We paid our Business Manager an asset management fee of $1,500 for the three months ended March 31, 2007, and $2,400 for the year ended December 31, 2006. None of these fees remained unpaid as of March 31, 2007 or December 31, 2006, respectively.  The Business Manager has agreed to waive all fees for the first quarter of 2007 allowed but not taken, except for the $1,500, for the three months ended March 31, 2007 and except for the $2,400, for the year ended December 31, 2006.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.  We also rate lock money prior to purchasing or identifying a property to minimize interest rate variability.  We have rate locked approximately $500,000 at favorable rates.  As of March 31, 2007 and December 31, 2006, the only variable rate debt we had was on the marketable securities.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.  As of March 31, 2007 and December 31, 2006, we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents, as of March 31, 2007, mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding as of March 31, 2007.

We did not have any variable rate mortgage debt as of March 31, 2007.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws.  The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our articles authorize us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 540,000,000 shares is sold, and the maximum number of 540,000,000 shares was sold in our initial public offering, there may be up to 1,080,020,000 shares of common stock outstanding and no preferred stock outstanding.  Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up. We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through July 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $130.9 million.  We paid or declared cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis from January 1, 2006 to November 1, 2006. Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share. Because we pay distributions in arrears, the cash distribution paid in December 2006 was the first distribution to reflect this increase.

For the seven months ended July 31, 2007, we paid cash distributions of approximately $97.4 million, all of which were funded with cash provided from our operating and investing activities. For the period from August 31, 2005 (when we commenced our initial public offering) through December 31, 2006, we paid cash distributions of approximately $33.5 million.  Approximately $33.4 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Book Entry System

Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result, all shares of our common stock are issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we do not issue actual share certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our articles, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

We may issue additional stock or other convertible securities for cash, property or other consideration on such terms as our board deems advisable.  Subject to certain restrictions set forth in our articles, our directors also are authorized to classify, or reclassify, any unissued shares of our preferred stock without approval of the holders of our outstanding securities.  Subject to some restrictions, we may issue debt obligations, including debt with conversion privileges into more than one class of our capital stock on such terms and conditions as determined by our board in its discretion, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock.  Subject to some restrictions, we also may issue warrants, options and rights to buy our common stock on such terms as determined by our board in its discretion, as part of a financing arrangement, or pursuant to stock option plans.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding issuances of additional securities and debt instruments.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0. For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Property Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

We may not issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock.  Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.  Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred 100 persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our articles require all persons who own more than 5%, or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws

As a condition to registering the shares of common stock offered by this prospectus, in the various states, the Company is required to, among other things, comply with the NASAA Statement of Policy regarding real estate investment trust adopted on May 7, 2007, referred to herein as “Policy Statement.” To the extent that our board of directors determine that the provisions of the Policy Statement conflict with the provisions of the Maryland General Corporation law, including those provisions described below, our board will cause the Company to act in accordance with the Policy Statement except to the extent that the relevant provision of the Maryland General Corporation law is mandatory.  Our board will apply the Policy Statement in this manner until our shares become listed on a national exchange or we are not otherwise subject to the Policy Statement.

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Property Managers are exempt from the Maryland business combinations statute.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act prohibits “interested stockholders” from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation’s disinterested stockholders.  Maryland law provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation’s disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation.  Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Property Managers, of our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities

Outstanding Securities.  Upon the completion of the offering, we expect to have up to 1,080,020,000 shares of common stock issued and outstanding including:

•                                          the 20,000 shares purchased by IREIC;

•                                          500,000,000 shares of common stock sold in the “best efforts” portion of our initial public offering;

•                                          40,000,000 shares issued under our distribution reinvestment plan in connection with our initial public offering;

and assuming that:

•                                          we sell all 500,000,000 shares of common stock offered in the “best efforts” portion of this offering;

•                                          we sell all 40,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

•                                          no options are exercised.

All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter.  All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under “Description Of Securities — Restrictions on Ownership and Transfer.”

Securities Act Restrictions

Shares of common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) 1% of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or national market system during the four calendar weeks preceding each sale.  Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Independent Director Stock Option Plan

To attract and retain qualified persons to serve as independent directors, we have established an independent director stock option plan.  See “Management – Compensation of Directors and Officers.” Under the plan, we have the authority to issue options to purchase up to 3,000 shares at $8.95 per share to each person upon becoming an independent director.  The plan also provides us with authority to issue subsequent grants of options to purchase up to 500 additional shares on the date of each annual stockholders’ meeting to each independent director then in office.  We have authorized and reserved a total of 75,000 shares of our common stock for issuance under this plan.  See “Management – Compensation of Directors and Officers” for additional information regarding the independent director stock option plan.  On March 23, 2007, we registered the common stock to be issued under the independent director stock option plan in a registration statement on Form S-8.

Effect of Availability of Shares on Market Price of Shares

There is no public market for our common stock and no assurance that a public market will develop.  See “Risk Factors – Risks Related to This Offering.” If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time.  Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

Registration Rights

In the future we may grant “demand” or “piggyback” registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire.  “Piggyback” registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares.  “Demand” registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests.  The terms and conditions of any registration rights agreement will be negotiated and determined in the future.  We could incur substantial expense in connection with filing the necessary registration statements.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

In addition to the foregoing, our articles prohibits us from entering into a contract or agreement with our Business Manager or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied.  Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates will not limit the exposure of the Business Manager or its affiliate, as the case may be. See “Risk Factors – Risks Related to Our Business” for additional discussion regarding claims against our officers and directors.

Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our articles.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our articles.

We anticipate entering into separate indemnification agreements with each of our directors and officers.  These agreements will require us to indemnify our directors and officers to the fullest extent permitted by our articles and to advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  Although indemnification agreements offer the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004. Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on June 14, 2007. The articles, as so amended and restated, became operative on June 14, 2007. Our current bylaws were adopted by our board on June 20, 2006, and are effective as of July 1, 2006. Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Articles of Incorporation and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Business.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  Our articles currently fix the number of directors at seven.  A majority of these directors must be “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.  A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders.  Our bylaws require our audit committee to be comprised entirely of independent directors.

Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

•                                          amend our articles of incorporation;

•                                          transfer all or substantially all of our assets other than in the ordinary course of business;

•                                          engage in mergers, consolidations or share exchanges, except in certain circumstances; or

•                                          dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities – Common Stock” for an explanation of instances where stockholder approval is not required.

Under the articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Property Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Rights of Objecting Stockholders

As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of common stock in lieu of receiving securities.  Our articles, however, do not grant stockholders the ability to exercise the rights of an “objecting stockholder.” As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our articles.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•                                          apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•                                          commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least 2010. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•                                          in accordance with the notice of the meeting;

•                                          by or at the direction of our board; or

•                                          provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•                                          not later than ninety days nor earlier than one hundred twenty days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•                                          if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not later than ninety days nor earlier than one hundred twenty days prior to the annual meeting or not later than the ninetieth day prior to the annual meeting or the tenth day following our first public announcement.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•                                          not earlier than one hundred twenty days prior to the special meeting; and

•                                          not later than the close of business on the later of either:

•                                          ninety days prior to the special meeting; or

•                                          ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•                                          stockholders’ voting rights;

•                                          our term and existence;

•                                          sponsor or Business Manager compensation; or

•                                          investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•                                          be based on an evaluation of all relevant information;

•                                          indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•                                          assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•                                          result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

•                                          result in the stockholders having less comprehensive voting rights than are provided in our articles;

•                                          result in the stockholders having greater liability than provided in our articles;

•                                          result in the stockholders having fewer rights to receive reports than those provided in our articles;

•                                          result in the stockholders having access to records that are more limited than those provided for in our articles;

•                                          include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•                                          limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•                                          place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•                                          accepting the securities of the roll-up entity offered; or

•                                          one of either:

•                                          remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•                                          receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Business.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average assets or 25% of our net income for that year.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the reason for exceeding the limit.  If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty days, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates

Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions and our directors as follows:

•                                          Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any property management agreements, shall not constitute amounts advanced pursuant to a loan.

•                                          Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  We may, however, purchase interests in “publicly-traded entities.” For these purposes, a “publicly-traded entity” shall mean any entity having securities listed on a national securities exchange.

•                                          Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least 90% of our “REIT taxable income.” Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, the aggregate borrowings secured by all our assets will not exceed 300% of their combined fair market value.  Any borrowings exceeding this limit must be:

•                                          approved by a majority of our independent directors; and

•                                          disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth in our articles have been approved by a majority of our independent directors.  Our articles prohibit our investments in:

•                                          any foreign currency or bullion; or

•                                          short sales of securities; and

•                                          any security in any entity holding investments or engaging in activities prohibited by our articles.

In addition, we will observe the following restrictions on our investments as set forth in our articles:

(1)                               Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)                               We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)                               We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Property Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)                               We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)                               We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, which owns, invests in or makes mortgage loans.

(6)                               We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)                               We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable.  This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity,” as defined in clause (3) above, if the purchases are otherwise approved by a majority of our disinterested directors and are effected in a recognized securities market; or (iii) the securities of a REIT or other “real estate operating company” as defined herein.

(8)                               We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)                               We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than three 300%.

(10)                         A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)                         We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, owning this type of debt.

(12)                         We will not engage in trading, as compared with investment, activities.

(13)                         We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(14)                         We will not invest or acquire interests or securities in any entity or trust formed to complete any Section 1031 Exchange Transaction if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its affiliates.

(15)                         We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (14) except for cash which may be invested on a temporary basis in these entities.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  The board may make material changes to our investment policies only by amending our articles of incorporation.  Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                                          financial institutions;

•                                          insurance companies;

•                                          broker-dealers;

•                                          regulated investment companies;

•                                          holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                                          holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•                                          partnership and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

and, except to the extent discussed below:

•                                          tax-exempt organizations; and

•                                          foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We elected REIT status for the taxable year ending December 31, 2005, and have maintained and intend to continue to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion that commencing with the our taxable year that ended on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date of the opinion has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the Internal Revenue Service.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT taxable income as defined Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% gross income test or the 75% gross income test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below. If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test. Furthermore, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each failure. We also will be subject to a 100% federal income tax on the net income from any “prohibited transaction,” as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT taxable income for such year. We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain. We also may be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

•                                          that is managed by one or more trustees or directors;

•                                          the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                                          that would be taxable as a domestic corporation but for its status as a REIT;

•                                          that is neither a financial institution nor an insurance company;

•                                          the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                                          generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                                          that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made. We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy the conditions described above, during the relevant time periods.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than 10% of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of stock in a “qualified REIT subsidiary.” A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT throughout the subsidiary’s existence. For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary that we own are treated as owned directly by us. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries. A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT qualification tests. We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Code to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

We own a significant interest in MB REIT which must also satisfy the REIT requirements outlined herein. Under MB REIT’s organizational documents, if our ownership of capital stock in MB REIT would cause MB REIT not to qualify as a REIT, sufficient shares of capital stock to correct the defect may be transferred from us to a charitable trust. In addition, if MB REIT fails to qualify as a REIT, we would suffer adverse tax consequences, possibly including loss of status as a REIT.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT asset test which take into account the REIT’s interest in certain securities issues by the partnership), and to earn its proportionate share of the partnership’s income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          for a limited time, qualified temporary investment income, as defined under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•                                          Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (and the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75% gross income test;

•                                          dividends;

•                                          interest; or

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75% gross income test or the 95% gross income test.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

•                                          the sum of:

•                  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  90% of the excess of the net income (after tax) from foreclosure property;

•                                          less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT taxable income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction. The potential “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure. We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•                                          is a real estate asset under the 75% asset test;

•                                          has been held for at least four years;

•                                          has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

•                                          in certain cases, was held for production of rental income for at least four years;

•                                          when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the

REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•                                          in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments. To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 75% gross income test or the 95% gross income test, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% gross income test, but would be treated as non-qualifying income for purposes of the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                                          the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “– Federal Income Taxation of Stockholders” in this section. To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP). See “General – Taxable Mortgage Pools” in this section. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to noncorporate taxpayers). Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “– Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. This information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than 5% of our stock at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Internal Revenue Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of our affiliates might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of or affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of our affiliates as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception since we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be deemed to be significant, as defined above. However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself,

if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing plans and IRAs. If we or our affiliates are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Prohibited Transactions—Consequences

ERISA forbids plans from engaging in prohibited transactions. Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties. If the Department of Labor or the Internal Revenue Service determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Valuation

We will send on an annual basis, to all stockholders subject to ERISA and certain other plan stockholders, a statement of value of the shares. This statement will report the value of each share of common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided.

PLAN OF DISTRIBUTION

General

Of the 540,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is one of our affiliates. A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 40,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See “Risk Factors – Risks Related to This Offering.” The offering will commence as of the effective date of this prospectus.  This offering will end no later than August 1, 2009, unless we elect to extend it to a later date in any jurisdiction that allows us to extend. We reserve the right to terminate this offering at any time. Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving these documents electronically. In any case, however, you may always receive a paper copy upon request. We will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Who May Invest,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

•                                          you have an apparent understanding of:

•                  the fundamental risks and possible financial hazards of this type of investment;

•                  that shares of our common stock cannot be readily sold;

•                  the role of our Business Manager in directing or managing your investment in us;

•                  the tax consequences of your investment; and

•                  you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 7.5% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager may reallow up to 7% of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we pay an additional 2.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager as a marketing contribution, and we may reimburse the dealer manager an additional 0.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis for its bona fide due diligence expenses and for those of the soliciting dealers. The dealer manager may, in its discretion, reallow up to 1.5% of the marketing contribution and all or any portion of the due diligence expense allowance to soliciting dealers. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers. The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$375,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$125,000,000
Due Diligence Expense Allowance	0.5% of the gross offering proceeds	$25,000,000

We do not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the first purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $8.95 per share; however, the discount on any subsequent purchases of common stock by these entities or individuals may not exceed 5%;

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable 7% selling commissions are not paid in connection with the following special sales:

•                                          the first purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of common stock by these individuals or entities may not exceed 5%;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any whole shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offering will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the execution copy of the applicable subscription agreement. Specimen copies of the subscription agreements, including instructions for completing each agreement, are included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement, along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with an escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management fees.

SALES LITERATURE

In addition to, and apart from, this prospectus, we use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that we or entities organized and sponsored by IREIC have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the National Association of Securities Dealers members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant is not able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limit or will violate any of the other share ownership restrictions imposed by our articles. Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances. Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

Registrar and Transfer Company serves as the plan administrator. Registrar and Transfer Company administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an enrollment form and returning it to the plan administrator. By signing the enrollment form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s enrollment form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the enrollment form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new enrollment form.

Participants in the distribution reinvestment plan are able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase, if any, of the public offering price per share of common stock in the offering from $10.00 per share; and (2) termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We do not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

All shares of common stock held under the plan as of a given record date are entitled to the distributions, if any, that we declare and pay. However, shares acquired after the record date for a given distribution, but before the distribution payment date, are not entitled to particular distributions until next succeeding record date.

A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five shares remaining in a participant’s plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant’s fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination. Neither we nor our affiliates receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Stockholders who participate in the distribution reinvestment plan recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan. These deemed dividends are treated as actual dividends and retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment plan itself are treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders” for a full discussion of the tax effects of dividend distributions.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

•                                          $9.25 per share for stockholders who have owned their shares for at least one year;

•                                          $9.50 per share for stockholders who have owned their shares for at least two years;

•                                          $9.75 per share for stockholders who have owned their shares for at least three years; and

•                                          for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder the cash proceeds of the repurchase.

Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month. In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn. Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.

Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only. However, if a stockholder dies prior to owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate. To request repurchase, the stockholder should direct a written request for repurchase to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The request must state the name of the person who owns the shares, the date that the subject shares were purchased and the number of shares to be repurchased. Once we receive this request, we will forward an assignment form to the applicable stockholder. The requesting stockholder must properly execute the form and return it to us. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.

The share repurchase program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.

OPTIONAL INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

To provide our stockholders with an opportunity to hold their investment in a Traditional, ROTH or SEP individual retirement account, we have entered into an agreement with the First Trust Company of Onaga (FTCO), a Kansas chartered trust company, pursuant to which FTCO will act as custodian for new or current accountholders of a Traditional, ROTH or SEP IRA (referred to herein as a FTCO IRA). Each new FTCO IRA account will be able to participate in this program if it satisfies the following criteria:

•                                          The initial investment by the FTCO IRA in shares of our common stock must be equal to or greater than $10,000.

•                                        A transferred retirement account to a FTCO IRA must contain an additional investment in shares of our common stock that is equal to or greater than $10,000, exclusive of any investment in our company prior to October 16, 2006.

•                                          Enrollment forms must be submitted directly to FTCO in order to open the FTCO IRA.

Our agreement with FTCO offers a FTCO IRA accountholder the following benefits:

•                                        The FTCO IRA account set up fee of $25 will be waived for those accountholders who purchase $10,000 or more of shares of our common stock to be held in that FTCO IRA.

•                                        The ACH distribution fee of $1 per distribution will be waived.*

•                                        The $15 fee charged for the first purchase of our company shares will be waived. However, subsequent purchases of our shares by the FTCO IRA will incur a $15 fee which will be charged to the accountholder.*

•                                        The FTCO IRA closing fee has been reduced to $100. This fee will be charged to the accountholder.*

•                                        The accountholder will receive an annual statement from FTCO. If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt. The annual fee to receive monthly statements is $27, and the annual fee to receive quarterly statements is $12.*

•                                        We will pay the annual account fee for a FTCO IRA as long as that FTCO IRA holds shares of our company worth $10,000 or more.*

*       Effective January 1, 2007, any FTCO IRA accountholders who made an investment in shares of our common stock prior to October 16, 2006 and whose investment in shares of our common stock transferred to, or otherwise held by, the FTCO IRA is at least $10,000 can take advantage of these benefits.

The FTCO IRA program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are the subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the FTCO IRA program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the FTCO IRA program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in an annual, quarterly or current reports that we will file with the Securities and Exchange Commission.

For additional information and forms regarding the establishment of a FTCO IRA account, please contact the First Trust Company of Onaga by phone at 1-800-521-9897 (customer service) or 785-889-4213 (main phone number), by facsimile at 785-889-7169 or by visiting its web site at http://www.ftconaga.com/.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles, are at all times maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report contains:

•                                          audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, occurring in the most recently completed fiscal year.

In addition, unaudited quarterly reports containing the information required by Form 10-Q are submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

At the same time as any distribution, we file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we provide a statement setting forth the reasons why the information is not available. In no event is the information provided to stockholders more than sixty days after we make the distribution.

Within sixty days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a real estate asset, we submit a report to each stockholder containing:

•                                          a description of the asset;

•                                          the terms of any material leases affecting the property; and

•                                          the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

In addition, we send a report to each stockholder and notify prospective investors when our Business Manager believes a real estate asset will “probably” be acquired.

After completing our last acquisition, our Business Manager will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to stockholders pursuant to our articles or any applicable law or regulation.

We submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we do not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Property Managers and other affiliates of IREIC. For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement. We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to our Business Manager. The agreement will also terminate upon a business combination with our Business Manager. We compensate and reimburse the Business Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Ancillary Agreements. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, have entered into the following service and license agreements. We have agreed to reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

•                                          Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•                                          Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•                                          Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•                                          Legal Services Agreement with the Inland Real Estate Group, Inc., to provide us with legal services.

•                                          Office and Facilities Management Services Agreement with Inland Office Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

•                                          Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•                                          Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•                                          Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•                                          Trademark License Agreement with The Inland Real Estate Group, Inc., or TIREG, to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Property Management Agreements. We have entered into property management agreements with each of our Property Managers under which each Property Manager, its affiliates or agents will manage each of our real properties that is not managed internally or by an unaffiliated third party. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property was acquired, renewable for successive one-year terms, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term. We also may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to the Property Manager. We compensate and reimburse the Property Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Property Acquisition Agreement. We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to prior rights granted to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors. We reimburse IREA in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Compensation To Be Paid To Our Affiliates

Set forth below is a summary of the most significant fees and expenses that we pay these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share. We have not given effect to any special sales or volume discounts that could reduce selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation

Offering Stage

Selling Commission	7.5% of the sale price for each share Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds Estimated maximum: $25,000,000

Reimbursable Expenses And Other Expenses Of Issuance

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. Our Business Manager has agreed to pay any organization and offering expenses that exceed 15% of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We reimburse our Business Manager, the Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. For the year ended December 31, 2006 and the three months ended March 31, 2007, we reimbursed acquisition expenses of approximately $0.6 million and $0.9 million, respectively.

Acquisition Fee

We pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. We had paid no acquisition fees as of March 31, 2007.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income from each property. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid property management fees of approximately $4.9 million and $2.7 million, respectively.

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. We had paid no oversight fees as of March 31, 2007.

Business Management Fee

After all of our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of our “average invested assets.” Separate and distinct from any business management fee, we also reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid business management fees of approximately $2.4 million and $1.5 million, respectively.

Incentive Fee

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets. We had paid no incentive fees as of March 31, 2007.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. We had paid no interest as of March 31, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays $200 per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. For the year ended December 31, 2006 and the three months ended March 31, 2007, we paid mortgage-related service fees of approximately $2.2 million and $0.5 million, respectively.

Ancillary Services Reimbursements

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. For the year ended December 31, 2006 and the three months ended March 31, 2007, we reimbursed approximately $3.2 million and $0.7 million, respectively.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee. For the year ended December 31, 2006, we paid investment advisory fees of approximately $2.1 million, and for the three months ended March 31, 2007, we incurred investment advisory fees of approximately $0.4 million.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We had paid no property disposition fees as of March 31, 2007.

Other relationships and fees

On October 12, 2005, we agreed to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies for $1,000. The Inland Real Estate Group of Companies, Inc. is a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact stockholders.

Effective October 1, 2006, we entered into an agreement with the Captive, which is wholly owned by us and the three other entities previously sponsored by IREIC. Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive. The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage. The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs. Each member initially contributed approximately $188,000 to the Captive in the form of a capital contribution. The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence. These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer. Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires. We are required to remain as a member of the Captive for a period of five years.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. has also served as counsel for the dealer manager. Shapiro Sher Guinot & Sandler P.A., Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of Fields Apartment Homes for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of the ProLogis Properties for the year ended December 31, 2006,

•                                          the combined historical summary of gross income and direct operating expenses of the Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses for the Pavilions at Hartman Heritage for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for Lakeport Commons for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Shops at Riverstone for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Six Pines Portfolio for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for Worldgate Plaza for the year ended December 31, 2006,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2006,

•                                          the combined historical summary of gross income and direct operating expenses of the certain Properties acquired from New Quest Properties for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Penn Park for the year ended December 31, 2006, and

•                                          the combined historical summary of gross income and direct operating expenses of Persis National Portfolio for the year ended December 31, 2006.

The reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

The financial statements as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

Index to Financial Statements

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2006 and December 31, 2005	F-2

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-4

Consolidated Statement of Stockholders Equity for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-8

Notes to Consolidated Financial Statements at December 31, 2006 and 2005	F-11

Schedule III Real Estate and Accumulated Depreciation	F-34

Consolidated Balance Sheets at March 31, 2007 (unaudited) and December 31, 2006	F-41

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2007 and 2006 (unaudited)	F-43

Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2007 (unaudited)	F-44

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (unaudited)	F-45

Notes to Consolidated Financial Statements at March 31, 2007 (unaudited)	F-48

Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-66

Notes to Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-68

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-71

Notes to Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-73

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-75

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-77

Triangle Mall:

Independent Auditors’ Report	F-80

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-81

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-82

F-i

Properties Acquired from New Quest Properties:

Independent Auditors’ Report	F-84

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-85

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-86

Paradise Shops of Largo:

Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 (unaudited)	F-89

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 (unaudited)	F-90

SBC Center and One AT&T Center:

Summary Financial Information for AT&T as of December 31, 2006, 2005 and 2004, which is subject to net lease	F-91

Monadnock Marketplace:

Independent Auditors’ Report	F-93

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-94

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-95

Lakewood Mall

Independent Auditors’ Report	F-97

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-98

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-99

Lake View Technology Center:

Independent Auditors’ Report	F-101

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-102

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-103

Southgate Apartments:

Independent Auditors’ Report	F-105

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005	F-106

F-ii

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005	F-107

Canfield Plaza:

Independent Auditors’ Report	F-108

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited)	F-109

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited)	F-110

Shakopee Center:

Independent Auditors’ Report	F-112

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited)	F-113

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited)	F-114

Ahold Portfolio:

Independent Auditors’ Report	F-116

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three month period ended March 31, 2006 (unaudited)	F-117

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three month period ended March 31, 2006 (unaudited)	F-118

Lincoln Mall:

Independent Auditors’ Report	F-119

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three month period ended March 31, 2006 (unaudited)	F-120

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three month period ended March 31, 2006 (unaudited)	F-121

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-122

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-123

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-124

Hilliard Marketplace:

Independent Auditors’ Report	F-125

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-126

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-127

F-iii

Bradley Portfolio:

Independent Auditors’ Report	F-128

Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-129

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-130

IDS Center:

Independent Auditors’ Report	F-132

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-133

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-134

Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations ) through December 31, 2005 (unaudited)

F-136

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations ) through December 31, 2005 (unaudited)

F-137

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-138

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-139

Lincoln Village:

Independent Auditors’ Report	F-140

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-141

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-142

Washington Mutual Office/Data Center:

Independent Auditors’ Report	F-144

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-145

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-146

F-iv

State Street Market:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-148

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-149

Waterford Place at Shadow Creek Ranch Apartments:

Independent Auditors’ Report	F-150

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-151

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-152

Fields Apartment Homes:

Independent Auditors’ Report	F-153

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-154

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-155

ProLogis Properties:

Independent Auditors’ Report	F-156

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006 and the three months ended March 31, 2007 (unaudited)	F-157

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006 and the three months ended March 31, 2007 (unaudited)	F-158

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-160

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-161

Crossroads at Chesapeake:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-162

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-163

Chesapeake Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-164

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve months ended December 31, 2006 (unaudited)	F-165

Market at Hamilton:

Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)	F-166

F-v

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)	F-167

Bradley Portfolio:

Independent Auditors’ Report	F-168

Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-169

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-170

Six Pines Portfolio:

Independent Auditors’ Report	F-172

Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-173

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-174

Worldgate Plaza:

Independent Auditors’ Report	F-176

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-177

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-178

Shops at Riverstone:

Independent Auditors’ Report	F-179

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-180

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-181

Pavilions at Hartman Heritage:

Independent Auditors’ Report	F-182

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-183

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-184

Lakeport Commons:

Independent Auditors’ Report	F-185

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-186

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-187

F-vi

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-188

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-189

The Landings at Clear Lake:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-190

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-191

Gravois Dillon:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-192

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-193

Northwest Marketplace:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-194

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-195

The Villages at Kitty Hawk:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-196

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-197

Washington Park Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-198

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-199

Winston Hotels, Inc.:

Report of Independent Registered Public Accounting Firm	F-201

Consolidated Balance Sheets as of December 31, 2006 and 2005	F-202

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	F-203

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	F-204

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	F-205

Notes to Consolidated Financial Statements	F-206

F-vii

Safe Harbor For Forward-Looking Statements	F-236

Unaudited Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	F-237

Unaudited Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006	F-238

Unaudited Consolidated Statement of Shareholders’ Equity for the three months ended March 31, 2007	F-239

Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006	F-240

Notes to Consolidated Financial Statements	F-241

Bradley Portfolio:

Independent Auditors’ Report	F-259

Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-260

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-261

Certain Properties Acquired from New Quest Properties:

Independent Auditors’ Report	F-263

Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-264

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005	F-265

Persis National Portfolio:

Independent Auditors’ Report	F-267

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-268

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-269

Penn Park:

Independent Auditors’ Report	F-270

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-271

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006	F-272

F-viii

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III.  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois

February 28, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 31,	December 31,
	2006	2005

Investment properties:
Land	$332,113	$101,144
Building and other improvements	1,913,794	609,362

	2,245,907	710,506
Less accumulated depreciation	(38,983)	(2,751)

Net investment properties	2,206,924	707,755

Cash and cash equivalents (including cash held by management company of $4,118 and $7,329 as of December 31, 2006 and 2005, respectively)	302,492	37,129
Restricted cash (Note 2)	41,387	8,626
Restricted escrows (Note 2)	22,415	30,708
Investment in marketable securities	159,433	28,614
Investment in unconsolidated joint venture (Note 1)	201	—
Accounts and rents receivable (net of allowance of $605 and $0 as of December 31, 2006 and 2005, respectively)	14,294	1,100
Notes receivable (Note 4)	53,152	—
Due from related parties (Note 3)	88	451
Acquired in-place lease intangibles (net of accumulated amortization of $13,727 and $698 as of December 31, 2006 and 2005, respectively)	205,853	45,621
Acquired above market lease intangibles (net of accumulated amortization of $583 and $9 as of December 31, 2006 and 2005, respectively)	8,333	244
Loan fees and loan fee deposits (net of accumulated amortization of $555 and $9 as of December 31, 2006 and 2005, respectively)	16,022	3,535
Other assets	9,950	2,068

Total assets	$3,040,544	$865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2006	2005
Liabilities:
Mortgages and margins payable (Note 8)	$1,107,113	$227,654
Accounts payable	3,109	1,447
Accrued offering costs to related parties	3,557	292
Accrued offering costs to non-related parties	1,832	321
Accrued interest payable	941	862
Tenant improvement payable	2,667	789
Accrued real estate taxes	9,035	1,601
Distributions payable	8,099	315
Security deposits	1,587	669
Prepaid rental and recovery income and other liabilities	15,925	5,573
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $1,011 and $34 as of December 31, 2006 and 2005, respectively)	21,000	3,059
Restricted cash liability (Note 2)	41,387	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	2,390	10,756
Deferred income tax liability (Note 10)	1,393	—

Total liabilities	1,267,797	265,045

Minority interest	288,299	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 168,620,150 and 9,873,834 shares issued and outstanding as of December 31, 2006 and 2005, respectively	96	10
Additional paid in capital (net of offering costs of $178,012 and $13,147 as of December 31, 2006 and 2005, of which $159,357 and $7,663 was paid or accrued to affiliates as of December 31, 2006 and 2005, respectively)	1,504,576	86,410
Accumulated distributions in excess of net income (loss)	(41,882)	(1,835)
Accumulated other comprehensive income	21,658	500

Total stockholders’ equity	1,484,448	85,085

Commitments and contingencies (Note 13)

Total liabilities and stockholders’ equity	$3,040,544	865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

			Period from
			October 4, 2004
	Year Ended	Year Ended	(inception) through
	December 31, 2006	December 31, 2005	December 31, 2004
Income:
Rental income	$98,419	$6,152	$—
Tenant recovery income	21,547	509	—
Other property income	3,236	7	—

Total income	123,202	6,668	—

Expenses:
General and administrative expenses to related parties	4,318	339	—
General and administrative expenses to non-related parties	3,295	927	24
Property operating expenses to related parties	4,850	359	—
Property operating expenses to non-related parties	16,101	267	—
Real estate taxes	11,840	361	—
Depreciation and amortization	49,681	3,459	—
Business manager management fee	2,400	—	—

Total expenses	92,485	5,712	24

Operating income (loss)	$30,717	$956	$(24)

Interest and dividend income	23,289	1,740	—
Other expense	(28)	(235)	—
Interest expense	(31,553)	(1,412)	—
Equity in earnings of unconsolidated entities	13	—	—
Realized gain on securities	4,096	—	—

Income (loss) before income taxes and minority interest	$26,534	$1,049	$(24)

Income tax expense (Note 10)	$(1,393)	$—	$—
Minority interest (Note 9)	(24,010)	(2,422)	—

Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(continued)

(Dollar amounts in thousands, except per share amounts)

			Period from
			October 4, 2004
	Year Ended	Year Ended	(inception) through
	December 31, 2006	December 31, 2005	December 31, 2004
Other comprehensive income:
Unrealized gain on investment securities	21,158	500	—

Comprehensive income (loss)	$22,289	$(873)	$(24)

Net income (loss) available to common stockholders per common share, basic and diluted	$.02	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	68,374,630	884,058	20,000

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

				Accumulated	Accumulated
			Additional	Distributions in	Other
	Number of	Common	Paid-in	excess of Net	Comprehensive
	Shares	Stock	Capital	Income (Loss)	Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss applicable to common shares	—	—	—	(24)	—	(24)

Contributions by sponsor	20,000	—	200	—	—	200

Balance at December 31, 2004	20,000	—	200	(24)	—	176

Net loss applicable to common shares	—	—	—	(1,373)	—	(1,373)
Unrealized gain on investment securities	—	—	—		500	500

Distributions declared				(438)	—	(438)
Proceeds from offering	9,846,224	10	98,331	—	—	98,341
Offering costs	—	—	(13,147)	—	—	(13,147)
Proceeds from distribution reinvestment program	7,610	—	72	—	—	72
Contribution from sponsor advances	—	—	800	—	—	800
Issuance of stock options and discounts on shares issued to affiliates	—	—	153	—	—	153

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

				Accumulated	Accumulated
			Additional	Distributions in	Other
	Number of	Common	Paid-in	excess of Net	Comprehensive
	Shares	Stock	Capital	Income (Loss)	Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net income applicable to common shares	—	—	—	1,131	—	1,131
Unrealized gain on investment securities	—	—	—		21,158	21,158

Distributions declared	—	—	—	(41,178)		(41,178)
Proceeds from offering	156,569,365	84	1,562,146	—	—	1,562,230
Offering costs	—		(164,865)	—	—	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	—	—	20,922
Shares repurchased	(25,406)	—	(235)	—	—	(235)
Issuance of stock options and discounts on shares issued to affiliates	—	—	200	—	—	200

Balance at December 31, 2006	168,620,150	96	1,504,576	(41,882)	21,658	1,484,448

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

			For the period from
			October 4, 2004
	Year ended	Year ended	(inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Cash flows from operations:
Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by (used in) operating activities:
Depreciation	36,231	2,752	—
Amortization	13,029	707	—
Amortization of loan fees	546	—	—
Amortization on acquired above market leases	574	9	—
Amortization on acquired below market leases	(977)	(34)	—
Amortization of mortgage discount	294	—	—
Straight-line rental income	(4,588)	(250)	—
Straight-line rental expense	66	3	—
Other expense	435	237	—
Minority interests	24,010	2,422	—
Equity in earnings	(13)	—	—
Discount on shares issued to related parties	200	153	—
Realized gain on investments in securities	(4,096)	—	—
Changes in assets and liabilities:
Accounts and rents receivable	(8,606)	(762)	—
Accounts payable	1,663	1,371	10
Other assets	(3,518)	(310)	—
Accrued real estate taxes	6,905	(341)	—
Accrued interest payable	79	862	—
Prepaid rental and recovery income	(2,652)	4,649	—
Due to related parties	—	649	—
Other liabilities	3,759	751	—
Deferred income tax liability	1,393	—	—
Security deposits	18	3	—

Net cash flows provided by (used in) operating activities	65,883	11,498	(14)

Cash flows from investing activities:
Purchase of investment securities	(142,506)	(28,114)	—
Sale of investment securities	36,941	—	—
Restricted escrows	12,341	(30,708)	—
Rental income under master leases	245	6	—
Acquired in-place lease intangibles	(173,261)	(46,319)	—
Tenant improvement payable	(2,754)	789	—
Purchase of investment properties	(1,235,594)	(707,993)	—
Acquired above market leases	(8,663)	(252)	—
Acquired below market leases	18,918	3,093	—
Investment in unconsolidated joint venture	(188)	—	—
Payment of leasing fees	(91)	—	—
Funding of note receivable	(53,152)	—	—
Other assets	(4,250)	(1,226)	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Net cash flows used in investing activities	(1,552,014)	(810,725)	—

Cash flows from financing activities:
Proceeds from offering	1,562,233	98,341	200
Proceeds from the dividend reinvestment program	20,919	72	—
Shares repurchased	(235)	—	—
Payment of offering costs	(160,089)	(12,707)	(358)
Proceeds from mortgage debt and notes payable	604,566	213,557	—
Principal payments of mortgage debt	(794)	—	—
Proceeds from margin securities debt	33,833	14,097	—
Payment of loan fees and deposits	(13,033)	(3,543)	—
Distributions paid	(33,394)	(123)	—
Distributions paid – MB REIT preferred series A and C	(29,658)	(2,077)	—
Due from related parties	363	2,592	—
Due to related parties	(6,258)	4,955	—
Proceeds of issuance of preferred shares and common shares – MB REIT	40,125	517,483	—
Redemption of preferred shares – MB REIT	(264,003)	—	—
Sponsor advances	(3,081)	2,709	372
Contributions from sponsor	—	800	—

Net cash flows provided by financing activities	1,751,494	836,156	214

Net increase in cash and cash equivalents	265,363	36,929	200
Cash and cash equivalents, at beginning of period	37,129	200	—

Cash and cash equivalents, at end of period	$302,492	$37,129	$200

Supplemental disclosure of cash flow information:

Purchase of investment properties	(1,535,826)	(710,512)	—
Tenant improvement liabilities assumed at acquisition	4,632	(88)	—
Real estate tax liabilities assumed at acquisition	529	1,942	—
Security deposit liabilities assumed at acquisition	900	666	—
Assumption of mortgage debt at acquisition	245,375	—	—
Mortgage discount recorded at acquisition	(3,814)	—	—
Non-cash asset retirement obligation liability	8,919	—	—
Assumption of lender held escrows at acquisition	(4,048)	—	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Other assets recorded at acquisition	(24)	—	—
Other financings	47,762	—	—

	(1,235,594)	(707,993)	—

Cash paid for interest	$30,462	$460	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$8,099	$315	$—

Accrued offering costs payable	$5,389	$614	$173

Write off of in-place lease intangibles	$411	—	—

Write off of building and other improvements	$180	—	—

Discount on shares	$196	$153	$—

See accompanying notes to the consolidated financial statements.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan which is not effective as of February 21, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.  As of December 31, 2006, the Company has repurchased 25,406 shares for a total of $235.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has ownership interests of 67% to 75% in LLC’s which own nine shopping centers.  These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  See Note 9 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

The fair value of derivative instruments is estimated using the Black-Scholes model.  The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate.  The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument.  The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted.  A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument.  Considerable management judgment   is required in estimating the Black-Scholes variables.  Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company is reflected on the consolidated balance sheets and the consolidated statements of operations included the Company’s share of net income or loss from the unconsolidated entity.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2006 and 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively.

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2006 and 2005, respectively.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates.  The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values.  The Company considers various factors including geographic location and size of leased space.  The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2006 and 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $574 and $9 was applied as a reduction to rental income for the years ended December 31, 2006 and 2005, respectively.  Amortization pertaining to the below market lease costs of $977 and $34 was applied as an increase to rental income for the years ended December 31, 2006 and 2005, respectively.  The weighted average amortization period was 10 and 11 years for 2006 and 2005, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $13,029 and $698 for the years ended December 31, 2006 and 2005, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2006, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

	2007	2008	2009	2010	2011	Thereafter
Amortization of:

Acquired above market lease costs	$(1,478)	(1,194)	(958)	(922)	(675)	(3,106)

Acquired below market lease costs	1,670	1,618	1,484	1,419	1,374	13,435

Net rental income Increase	$192	424	526	497	699	10,329

Acquired in-place lease Intangibles	$27,154	26,402	25,277	24,799	22,225	79,996

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC/AT&T, accounted for 25% of consolidated rental revenues in 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $1,047,064 and $213,557 as of December 31, 2006 and 2005, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The application of FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143” resulted in the recognition upon acquisition of additional real estate assets and liabilities in 2006, which is recorded in building and other improvements and prepaid rental and recovery income and other liabilities on the balance sheet.  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  The value of the asset retirement obligation was a liability of $9,132 and $0 as of December 31, 2006 and 2005, respectively.  For the years ended December 31, 2006 and 2005, the Company recognized $213 and $0, respectively, of expense related to the accretion of the asset retirement obligation which is recorded in property operating expenses to non-related parties.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of December 31, 2006.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  Implementation of this guidance in this Bulletin did not have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Implementing the guidance in this Interpretation is not expected to have a material effect on our financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200 to the capital of the Company for which it received 20,000 shares of common stock.  The sponsor agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations were adequate to cover the distributions.  For the year ended December 31, 2005, the sponsor advanced a total of $2,709 for the payment of costs and contributed $800 to pay distributions of $123 and the Company’s expenses of $677.  No funds were advanced in 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

As of December 31, 2006 and 2005, the Company had incurred $178,012 and $13,147 of offering costs, respectively, of which $159,357 and $7,663 was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of December 31, 2006 and 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $149,937 and $9,420 for the years ended December 31, 2006 and 2005, of which $3,557 and $292 was unpaid as of December 31, 2006 and 2005.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the years ended December 31, 2006 and 2005, the Company incurred $5,957 and $419 of these costs, respectively, of which $2,390 and $63 remained unpaid as of December 31, 2006 and 2005, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the year ended December 31, 2006, fees totaled $55.  There were no fees paid for the year ended December 31, 2005.

The Company pays a related party of the Business Manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the years ended December 31, 2006 and 2005, the Company paid loan fees totaling $2,191 and $427, respectively, to this related party.  None remained unpaid as of December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $2,400 for the year ended December 31, 2006, none of which remained unpaid as of December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $2,400, for the year ended December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $4, 850 and $359. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the year ended December 31, 2006 and 2005, respectively.  None remained unpaid as of December 31, 2006.  The Company is due funds from this related party in the amount of $35 as of December 31, 2006.

The Company had entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement called for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees of $141 for the year ended December 31, 2006.  All fees had been paid to Inland Western as of December 31, 2006.  As of December 31, 2006, all of the guarantees were released by the lenders.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 310,075 and 130,737 shares to related parties and recognized an expense related to these discounts of $200 and $153 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company used a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $2,086 and $24 during the years ended December 31, 2006 and 2005, respectively, of which $1,521 remained unpaid as of December 31, 2006.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of December 31, 2006 and 2005 the Company was due funds from related parties in the amount of $53 and $451, respectively, which is due from related parties for costs paid by the Company on their behalf.  As of December 31, 2006 and 2005, the Company owed funds to related parties in the amount of $2,390 and $10,756, respectively.

(4)  Notes receivable

The notes receivable balance of $53,152 as of December 31, 2006 consisted of three installment notes from three separate unrelated parties that mature on various dates through June 30, 2007.  The notes are secured by first mortgages on vacant land and guaranteed by the owners.  Interest only is due in advance on the first of each month at rates ranging from 9.00% to 9.50% per annum.  Upon closing, an interest reserve escrow was established for the notes.

(5)  Investment Securities

Investment in securities of $159,433 and $28,614 at December 31, 2006 and 2005, respectively, consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the years ended December 31, 2006 and 2005, the Company realized a gain of $4,096 and $0, respectively, on the sale of shares. Dividend income is recognized when earned. During the years ended December 31, 2006 and 2005, dividend income of $7,434 and $133, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $2,395 and $21 is recognized in interest expense on the Consolidated Statement of Operations for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2006 and 2005, the Company issued 17,500 and 0 options to its independent directors, respectively.  As of December 31, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model.   During the years ended December 31, 2006 and 2005, the Company recorded $4 and $0, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $245 and $6 during the year ended December 31, 2006 and 2005, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2007	$169,714
2008	164,883
2009	158,110
2010	149,519
2011	134,515
Thereafter	853,325

Total	$1,630,066

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The remaining lease terms range from one year to 20 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments.  The majority of the revenue from our properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the years ended December 31, 2006 and 2005, ground lease rent was $256 and $16, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2007	$465
2008	467
2009	468
2010	469
2011	471
Thereafter	26,753

Total	$29,093

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2006 and 2005 were $1,062,703 and $213,557, respectively, and had a weighted average interest rate of 5.32% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $1,692,500 at December 31, 2006 and related tenant leases are pledged as collateral. As of December 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	822,162

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2006, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding at December 31, 2006.

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%

(9)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company agreed to purchase up to 920,000 shares of common stock at a price of $1 per share for a total investment of approximately $1,172,000 in MB REIT.  MD presently has $293,000 of contributed capital in MB REIT.  A total of $264,000 of this contributed capital is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30,000.  As of December 31, 2006, the Company owned approximately $1,050,000 of common stock.  The Company is required to purchase the remaining shares worth approximately $122,000 by March 31, 2007.  Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT is the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making is completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock.  The series C preferred stock entitled the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly.  During 2006, MB REIT repurchased all outstanding series C preferred stock from Inland Western.  As of December 31, 2006, there are no series C preferred shares outstanding.  To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company is entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of December 31, 2006 and 2005, respectively, the Company has purchased shares in MB REIT for a total investment of $1,050,000 and $47,000.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred stockholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of December 31, 2006, the debt ratio was 42% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangement was a liability $(304) and $(237) as of December 31, 2006 and 2005, respectively, resulting in other expense of $67 and $237 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The minority interest represents outside interests in MB REIT and is comprised of:

For the year ended December 31, 2006

	Capital Balance	Redemption	Distributions	Income Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

For the period from October 11, 2005 though December 31, 2005

	Capital Contributions	Distributions	Income Allocation (4)	Total

Series A preferred stock (1)	264,132	(2,076)	2,076	264,132
Series C preferred stock (3)	224,003	(2,108)	2,108	224,003
Common stock (1)	29,348	—	(1,762)	27,586

	517,483	(4,184)	2,422	515,721

(1)          owned by Minto Delaware, Inc.

(2)          owned by third party investors

(3)          owned by Inland Western Retail Real Estate Trust, Inc.

(4)          income allocation not indicative of income tax allocation

Allocations of profit and loss are made first to series A, B and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the year ended December 31, 2006 and 2005 was based on the average ownership percentages of 87% and 21% for Inland American and 13% and 79% for MD, respectively. As of December 31, 2006, Inland American and Minto’s effective ownership interest was 97% and 3%, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(10) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,393 for the year ended December 31, 2006.

The temporary differences that give rise to the net deferred tax liability at December 31, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,432
Depreciation	(58)
Straight-line rents	24
Others	(5)

Total cumulative temporary differences	$1,393

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (11) Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses. Minority interest expense or interest and other investment income from corporate investments.

For the year ended December 31, 2006:

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$1,675
Straight-line rents	4,588	2,347	1,936	305	—
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	—
Total rentals	$98,419	$42,363	$51,270	$3,111	$1,675

Tenant recoveries	21,547	7,359	13,894	294	—
Other income	3,236	1,870	1,248	2	116
Total revenues	$123,202	$51,592	$66,412	$3,407	$1,791

Operating expenses	$32,791	$12,271	$19,381	$396	$743

Net property operations	$90,411	$39,321	$47,031	$3,011	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and other investment income	$23,289
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,081
Minority interest	$(24,010)

Net income applicable to common shares	$1,131

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$17,807
Capital expenditures	470	332	138	—	—
Non-segmented assets	619,434

Total assets	$3,040,544

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$162
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rentals	$6,152	$3,394	$2,590	$168

Tenant recoveries	509	26	481	2
Other income	7	1	6	—
Total revenues	$6,668	$3,421	$3,077	$170

Operating expenses	987	277	699	11

Net property operations	$5,681	3,144	2,378	159

Depreciation and amortization	(3,459)
General and administrative	(1,266)
Interest and other investment income	1,740
Interest expense	(1,412)
Other expense	(235)
Minority interest	(2,422)

Net loss applicable to common shares	$(1,373)

Balance Sheet Data:
Real estate assets, net	$753,620	$396,112	$347,775	$9,733
Non-segmented assets	112,231

Total assets	$865,851

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC/AT&T, which individually accounted for 25% and 44% of the Company’s consolidated rental revenues for the year ended December 31, 2006 and December 31, 2005, respectively.

There were no capital expenditures during 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(12) Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss)by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the year ended December 31, 2006 and the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 68,374,630, 884,058 and 20,000 for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(13) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $26,234 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2006, the Company has approximately $6,512 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $443,046 in principal.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(14) Subsequent Events

The Company paid distributions of $8,099 and $9,132 to our stockholders in January and February 2007, respectively.

The Company issued 35,682,777 shares of common stock and repurchased 160,810 shares of common stock through the SRP from January 1, 2007 through February 21, 2007, resulting in a total of 204,142,117 shares of common stock outstanding. As of February 21, 2007, subscriptions for a total of 201,037,805 shares were received resulting in total gross offering proceeds of $2,010,378 and an additional 3,290,528 shares were issued pursuant to the DRP for $31,259 of additional gross proceeds.

The Company has acquired the following properties during the period January 1 to February 21, 2007.  The respective acquisitions are summarized in the table below.

Date Acquired	Property	Year Built	Approximate Purchase Price ($)	Gross Leasable Area (Sq. Ft.)	Major Tenants
1/10/07	Kinross Lakes	1998	17,500	86,000	ProQuest Business Solutions
1/12/07	Stevenson Road	1992	3,300	38,286	i-Serve Direct Commerce
1/12/07	Faulkner Road	1995	45,674	712,000	Deluxe Video Service
1/12/07	Market at Hamilton	2006	13,427	42,340	Lifestyle Fitness, Sleep Outfitters, Casa Fiesta
1/12/07	Parkway Building B	2006	2,694	7,364	Cardboard Heroes Sports Stuff
1/23/07	Tri State Holdings I	1987	9,272	137,607	Trimas Fasteners
1/23/07	Tri State Holdings II	1999	13,560	223,599	Lamous Metal Gasket Co.
1/23/07	Tri State Holdings III	1992	9,382	193,200	Cequent Trailer Products
1/23/07	Ridgeline Road	1986	14,600	85,680	Software AG
1/24/07	Mt Zion Road	2001	47,200	1,091,435	Pearson Education and Addison Wesley Longman, Inc.
1/30/07	US Highway 45	1965	26,500	197,100	USG Corporation

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from January 1 to February 21, 2007, the Company funded earnouts totaling $2,218 at three of the existing properties.

On January 23, 2007, the Company purchased 97,113 shares in MB REIT meeting its funding obligation to MB REIT.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

The mortgage debt financings obtained subsequent to December 31, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
1/23/07	Denver Highlands	5.4800%	10/01/25	10,500
1/26/07	Bradley – Pool B	5.9048%	01/01/17	80,035
02/12/07	State Street Market	5.6230%	03/11/12	10,450
02/12/07	Shops at Sherman Plaza	5.5690%	03/01/17	30,275

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

December 31, 2006 and 2005

(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2006, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004.

	2006
	Dec. 31	Sept. 30	June 30	March 31

Total income	$49,248	35,127	21,106	17,721

Net income (loss)	2,662	916	(991)	(1,456)

Net income (loss), per common share, basic and diluted	.02	.01	(.02)	(.07)

Weighted average number of common shares outstanding, basic and diluted	129,927,358	76,848,460	45,930,663	19,485,272

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668	—	—	—

Net loss	(1,257)	(48)	(23)	(45)

Net loss, per common share, basic and diluted:	(.36)	(2.39)	(1.15)	(2.25)

Weighted average number of common shares outstanding, basic and diluted	3,483,065	20,000	20,000	20,000

2004
Dec. 31

Total income	$—

Net loss	(24)

Net loss, per common share, basic and diluted:	(1.20)

Weighted average number of common shares outstanding, basic and diluted	20,000

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2006

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
24 HOUR FITNESS - 249 & JONES Houston, TX	—	2,650,000	7,076,068	3,352	2,650,000	7,079,420	9,729,420	324,382	2000	10/13/05	(F	)

24 HOUR FITNESS -THE WOODLANDS Woodlands, TX	—	1,540,000	11,277,163	9,343	1,540,000	11,286,506	12,826,506	493,715	2002	10/13/05	(F	)

6101 RICHMOND AVENUE Houston, TX	—	1,700,000	1,263,207	998	1,700,000	1,264,205	2,964,205	57,908	1980	10/13/05	(F	)

ANTOINE TOWN CENTER Houston, TX	—	1,645,000	7,366,354	(23,395)	1,645,000	7,342,959	8,987,959	278,499	2003	11/16/05	(F	)

ASHFORD PLAZA Houston, TX	—	900,000	2,438,299	2,182	900,000	2,440,481	3,340,481	96,838	1980	11/16/05	(F	)

ATASCOCITA SHOPPING CENTER Humble, TX	—	1,550,000	8,058,784	(64,373)	1,550,000	7,994,411	9,544,411	319,196	2000	11/22/05	(F	)

BAY COLONY League City, TX	—	3,190,000	29,329,854	1,298,686	3,190,000	30,628,540	33,818,540	1,057,633	2004	12/22/05	(F	)

BI-LO - GREENVILLE Greenville, SC	4,286,000	1,400,000	5,502,771	—	1,400,000	5,502,771	6,902,771	112,315	1994	06/08/06	(F)

BLACKHAWK TOWN CENTER Houston, TX	—	1,645,000	19,940,271	41,885	1,645,000	19,982,156	21,627,156	814,236	2004/2005	11/08/05	(F)

BROOKS CORNER San Antonio, TX	14,275,800	10,600,000	13,648,401	—	10,600,000	13,648,401	24,248,401	249,616	2005	06/26/06	(F	)

BUCKHORN PLAZA Bloomsburg, PA	9,025,000	1,650,500	11,769,687	—	1,650,500	11,769,687	13,420,187	143,376	2006	08/30/06	(F	)

CANFIELD PLAZA Canfield, OH	7,575,000	2,250,000	10,338,633	28,065	2,250,000	10,366,698	12,616,698	274.582	1999	04/05/06	(F	)

CARVER CREEK Dallas, TX	—	650,000	413,926	145,618	650,000	559,544	1,209,544	22,528	1980	11/08/05	(F	)

CHILI’S - HUNTING BAYOU Jacinto City, TX	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05	(F	)

CINEMARK - JACINTO CITY Jacinto City, TX	—	1,160,000	10,521,518	18,756	1,160,000	10,540,274	11,700,274	448,395	2003	11/10/05	(F	)

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
CINEMARK - WEBSTER Webster, TX	—	1,830,000	12,034,600	59,287	1,830,000	12,093,887	13,923,887	478,984	2001	12/09/05	(F	)

CINEMARK 12 - SILVERLAKE Pearland, TX	—	1,310,000	7,516,532	(21,030)	1,310,000	7,495,502	8,805,502	275,413	2004	12/28/05	(F	)

CYFAIR TOWN CENTER Cypress, TX	5,523,969	1,800,000	13,292,077		1,800,000	13,292,077	15,092,077	197,598	2005	07/21/06	(F	)

CYPRESS TOWN CENTER Houston, TX	—	1,850,000	10,455,795	1,173,725	1,850,000	11,629,520	13,479,520	420,370	2003	11/22/05	(F	)

ELDRIDGE LAKES TOWN CENTER Houston, TX	7,308,242	1,400,000	14,047,967	—	1,400,000	14,047,967	15,447,967	205,648	2006	07/21/06	(F	)

ELDRIDGE TOWN CENTER Houston, TX	—	3,200,000	16,717,139	(54,355)	3,200,000	16,662,784	19,862,784	712,845	2000	11/02/05	(F	)

FABYAN RANDALL PLAZA Batavia, IL	13,405,383	2,400,000	22,198,002	(88,991)	2,400,000	22,109,011	24,509,011	387,319	2004	06/29/06	(F	)

FRIENDSWOOD SHOPPING CENTER Friendswood, TX	—	1,550,000	10,605,614	281,226	1,550,000	10,886,840	12,436,840	425,592	2000	12/08/05	(F	)

GLENDALE HEIGHTS I Glendale Heights, IL	4,704,680	2,220,000	6,399,483		2,220,000	6,399,483	8,619,483	39,103	1987	11/03/06	(F	)

HIGHLAND PLAZA Katy, TX	—	2,450,000	15,663,784	(21,958)	2,450,000	15,641,826	18,091,826	592,693	2001	11/16/05	(F	)

HUNTING BAYOU Jacinto City, TX	—	2,400,000	16,265,341	—	2,400,000	16,265,341	18,665,341	471,271	1985	02/09/06	(F	)

JOE’S CRAB SHACK-HUNTING BAYOU Jacinto City, TX	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05	(F	)

LAKEWOOD SHOPPING CENTER Margate, FL	11,714,963	4,115,000	20,646,383	(22,766)	4,115,000	20,623,617	24,738,617	693,064	2002	01/27/06	(F	)

LEXINGTON ROAD Athens, GA	5,453,805	1,980,000	7,104,648	—	1,980,000	7,104,648	9,084,648	43,412	1999	11/08/06	(F	)

LINCOLN MALL Lincoln, RI	33,835,000	11,000,000	50,394,902	—	11,000,000	50,394,902	61,394,902	1,026,276	2005	05/31/06	(F	)

LINCOLN VILLAGE Chicago, IL	22,035,000	13,600,000	25,052,916	(23,798)	13,600,000	25,029,118	38,629,118	218,308	2002	10/13/06	(F	)

MONADNOCK MARKETPLACE Keene, NH	26,785,000	7,000,000	39,007,614	—	7,000,000	39,007,614	46,007,614	1,364,824	2003	01/04/06	(F	)

NEW FOREST CROSSING II Houston, TX	—	1,490,000	3,921,769	—	1,490,000	3,921,769	5,411,769	—	2006	12/19/06	(F	)

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
NEWTOWN ROAD Virginia Beach, VA	967,799	904,959	877,378	—	904,959	877,378	1,782,337	2,680	1997	12/01/06	(F	)

NTB ELDRIDGE Houston, TX	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05	(F	)

PARADISE SHOPS OF LARGO Largo, FL	7,325,000	4,640,000	7,483,243	(27,380)	4,640,000	7,455,863	12,095,863	317,989	2005	10/17/05	(F	)

PARKWAY CENTRE NORTH Grove City, OH	—	4,680,000	8,720,368	—	4,680,000	8,720,368	13,400,368	79,885	2006	10/13/06	(F	)

PINEHURST SHOPPING CENTER Humble, TX	—	625,000	2,155,792	1,205	625,000	2,156,997	2,781,997	98,784	1980	10/14/05	(F	)

PLAZA AT EAGLE’S LANDING Stockbridge, GA	5,310,000	1,580,000	7,001,732	—	1,580,000	7,001,732	8,581,732	40,826	2005/2006	11/02/06	(F	)

SARATOGA TOWN CENTER Corpus Christi, TX	—	1,500,000	12,025,395	945,153	1,500,000	12,970,548	14,470,548	510,939	2004	10/27/05	(F	)

SHAKOPEE SHOPPING CENTER Shakopee, MN	8,800,000	6,900,000	8,583,128	—	6,900,000	8,583,128	15,483,128	235,913	2004	04/06/06	(F	)

SHERMAN PLAZA Evanston, IL	—	9,655,000	30,981,619	—	9,655,000	30,981,619	40,636,619	—	2006	12/21/06	(F	)

SHERMAN TOWN CENTER Sherman, TX	38,197,503	4,850,000	49,273,080	—	4,850,000	49,273,080	54,123,080	576,283	2002	08/17/06	(F	)

SPRING TOWN CENTER Spring, TX	7,430,846	3,150,000	12,445,143	—	3,150,000	12,445,143	15,595,143	188,500	2005	07/21/06	(F	)

STABLES TOWN CENTER PHASE I & II Spring, TX	—	4,650,000	18,029,260	976,993	4,650,000	19,006,253	23,656,253	645,342	2004	12/16/05	(F	)

STATE STREET MARKET Rockford, IL	—	3,950,000	14,184,146		3,950,000	14,184,146	18,134,146	43,009	2000	12/14/06	(F	)

STOP & SHOP - SICKLERVILLE Sicklerville. NJ	8,535,000	2,200,000	11,559,288	—	2,200,000	11,559,288	13,759,288	235,962	1994	06/08/06	(F	)

STOP N SHOP - BRISTOL Bristol, RI	8,368,067	1,700,000	11,830,353	—	1,700,000	11,830,353	13,530,353	241,491	1994	06/08/06	(F	)

STOP N SHOP - CUMBERLAND Cumberland, RI	11,531,000	2,400,000	16,195,814	—	2,400,000	16,195,814	18,595,814	330,618	1994	06/08/06	(F	)

STOP N SHOP - FRAMINGHAM Framingham, RI	9,268,514	6,500,000	8,516,720	—	6,500,000	8,516,720	15,016,720	173,748	1994	06/08/06	(F	)

STOP N SHOP - HYDE PARK Hyde Park, NY	8,100,000	2,000,000	12,273,916	—	2,000,000	12,273,916	14,273,916	394,907	1998	01/05/06	(F	)

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
STOP N SHOP - MALDEN Malden, MA	12,752,742	6,700,000	13,828,407	—	6,700,000	13,828,407	20,528,407	282,269	1994	06/08/06	(F	)

STOP N SHOP - SOUTHINGTON Southington, CT	11,145,000	4,000,000	13,937,929	—	4,000,000	13,937,929	17,937,929	284,522	1994	06/08/06	(F	)

STOP N SHOP - SWAMPSCOTT Swampscott, MA	11,066,477	4,200,000	13,613,240	—	4,200,000	13,613,240	17,813,240	277,879	1994	06/08/06	(F	)

THE MARKET AT HILLIARD Hilliard, OH	11,220,000	4,450,000	13,308,202	—	4,450,000	13,308,202	17,758,202	232,693	2006	07/11/06	(F	)

TOMBALL TOWN CENTER Tomball, TX	—	1,950,000	14,223,562	9,048	1,950,000	14,232,610	16,182,610	498,024	2004	12/22/05	(F	)

TRIANGLE CENTER Longview, WA	23,600,000	12,770,000	20,386,659	4,138,549	12,770,000	24,525,208	37,295,208	812,858	2004/2005	12/22/05	(F	)

WALGREENS - SPRINGFIELD Springfield, IL	—	855,000	2,528,912	1,135	855,000	2,530,047	3,385,047	92,725	2003	12/19/05	(F	)

WEST END SQUARE Houston, TX	—	675,000	2,036,657	747,275	675,000	2,783,932	3,458,932	83,145	1980	11/16/05	(F	)

WILLIS TOWN CENTER Willis, TX	—	1,550,000	1,117,646	702,691	1,550,000	1,820,337	3,370,337	56,215	2001	10/27/05	(F	)

WINCHESTER TOWN CENTER Houston, TX	—	495,000	2,644,735	1,321,318	495,000	3,966,053	4,461,053	143,272	2004	11/22/05	(F	)

WINDERMERE VILLAGE Houston, TX	—	1,220,000	5,702,749	448,742	1,220,000	6,151,491	7,371,491	249,717	2004	11/11/05	(F	)

WOODFOREST SQUARE Houston, TX	—	300,000	2,135,295	1,068	300,000	2,136,363	2,436,363	91,307	1980	10/27/05	(F	)

Office

11500 MARKET STREET Jacinto City, TX	—	140,000	345,662	166	140,000	345,828	485,828	14,790	2000	11/08/05	(F	)

6234 RICHMOND AVENUE Houston, TX	—	500,000	968,889	962	500,000	969,851	1,469,851	41,598	1980	10/27/05	(F	)

AT&T - ST LOUIS St Louis, MO	112,695,000	8,000,000	170,169,372	—	8,000,000	170,169,372	178,169,372	—	1986	12/21/06	(F	)

BRIDGESIDE POINT OFFICE BLDG Pittsburgh, PA	17,325,000	1,525,000	28,598,049	10,586	1,525,000	28,608,635	30,133,635	1,084,625	2001	11/22/05	(F	)

COMMONS DRIVE Aurora, IL	3,662,584	1,600,000	5,746,144	—	1,600,000	5,746,144	7,346,144	35,111	1995	11/13/06	(F	)

DULLES EXECUTIVE PLAZA Herndon, VA	68,750,000	15,500,000	96,083,330	—	15,500,000	96,083,330	111,583,330	1,401,139	2002	07/25/06	(F	)

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
HOUSTON LAKES Houston, TX	8,987,523	3,000,000	12,949,941	—	3,000,000	12,949,941	15,949,941	—	1993	12/18/06	(F	)

IDS CENTER Minneapolis, MN	161,000,000	24,900,000	202,017,816	—	24,900,000	202,017,816	226,917,816	2,353,665	1972	08/17/06	(F	)

LAKE VIEW TECHNOLOGY CENTER Suffolk, VA	14,470,000	884,000	21,971,915	99,641	884,000	22,071,556	22,955,556	836,474	2004	12/02/05	(F	)

REGIONAL ROAD Greensboro, NC	8,678,875	950,000	10,501,395	—	950,000	10,501,395	11,451,395	64,168	1988	11/07/06	(F	)

SANTEE - CIVIC CENTER Santee, CA	12,022,693	—	17,837,941	—	—	17,837,941	17,837,941	52,025	2003	11/30/06	(F	)

SBC CENTER Hoffman Estates, IL	200,472,000	35,800,000	287,419,320	4,375	35,800,000	287,423,695	323,223,695	11,735,044	1990/1991	11/15/05	(F	)

WASHINGTON MUTUAL - ARLINGTON Arlington, TX	20,115,000	4,870,000	30,915,029	—	4,870,000	30,915,029	35,785,029	188,906	1983	10/20/06	(F	)

Apartment

SOUTHGATE APARTMENTS Louisville, KY	10,725,000	1,730,000	16,356,097		1,730,000	16,356,097	18,086,097	512,235	2002	03/02/06	(F	)

Industrial

1800 BRUNING Itasca, IL	10,156,344	10,000,000	7,970,531	—	10,000,000	7,970,531	17,970,531	24,349	2001	11/17/06	(F	)

500 HARTLAND Hartland, WI	5,860,131	1,200,000	7,458,988	—	1,200,000	7,458,988	8,658,988	45,577	2000	10/19/06	(F	)

55th STREET Kenosha, WI	7,350,732	1,600,000	11,114,725	—	1,600,000	11,114,725	12,714,725	67,916	2001	10/20/06	(F	)

BAYMEADOW - GLEN BURNIE Glen Burnie, MD	13,824,427	1,225,000	23,407,116	—	1,225,000	23,407,116	24,632,116	68,267	1998	11/29/06	(F	)

C&S - ABERDEEN Aberdeen, MD	—	4,650,000	33,276,177	—	4,650,000	33,276,177	37,926,177	—	1998	12/27/06	(F	)

C&S - NORTH HATFIELD Hatfield, MA	—	4,800,000	30,103,241	—	4,800,000	30,103,241	34,903,241	—	1998	12/27/06	(F	)

C&S - SOUTH HATFIELD Hatfield, MA	—	2,500,000	15,250,628	—	2,500,000	15,250,628	17,750,628	—	1994	12/27/06	(F	)

C&S - WESTFIELD Westfield, MA	—	3,850,000	45,906,015	—	3,850,000	45,906,015	49,756,015	—	2004	12/27/06	(F	)

CLARION Clarion, IA	3,171,555	87,000	4,789,965	—	87,000	4,789,965	4,876,965	13,977	1997	12/13/06	(F	)

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
			Buildings and	Subsequent to	Land and	Buildings and	Total	Depreciation	Date	Date	Life
Retail	Encumbrance	Land	Improvements	Acquisition (C)	Improvements	Improvements	(B) (D)	(E)	Constructed	Acquired	(F)
DEER PARK SEACO Deer Park, TX	2,964,819	240,000	5,271,499	—	240,000	5,271,499	5,511,499	32,212	1999	11/09/06	(F	)

DORAL - WAUKESHA Waukesha, WI	1,364,493	240,000	2,013,217	—	240,000	2,013,217	2,253,217	12,302	1991	11/09/06	(F	)

INDUSTRIAL DRIVE Horicon, WI	3,708,608	200,000	6,812,295	—	200,000	6,812,295	7,012,295	39,736	1996	10/23/06	(F	)

KIRK ROAD St. Charles, IL	7,862,815	2,200,000	11,412,892	—	2,200,000	11,412,892	13,612,892	69,738	1995	11/09/06	(F	)

McKESSON DISTRIBUTION CENTER Conroe, TX	5,760,000	345,000	8,950,076	1,629	345,000	8,951,705	9,296,705	382,826	2005	11/02/05	(F	)

THERMO PROCESS SYSTEMS Sugar Land, TX	8,201,000	1,202,000	11,994,905	—	1,202,000	11,994,905	13,196,905	402,970	2005	01/17/06	(F	)

WESTPORT - MECHANICSBURG Mechanicsburg, PA	4,028,814	1,300,000	6,185,337	—	1,300,000	6,185,337	7,485,337	36,079	1996	11/09/06	(F	)

Total	1,062,703,203	332,113,459	1,901,668,377	12,125,613	332,113,459	1,913,793,990	2,245,907,449	38,983,170

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2006

Notes:

(A)       The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)       The aggregate cost of real estate owned at December 31, 2006 for Federal income tax purposes was approximately $2,205,000,000 (unaudited).

(C)       Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)       Reconciliation of real estate owned:

2006

Balance at December 31, 2005	$710,506,360
Purchases of investment properties	1,698,653,432
Payments received under master leases	(245,160)
Acquired in-place lease intangibles	(173,261,172)
Acquired above market lease intangibles	(8,664,011)
Acquired below market lease intangibles	18,918,000

Balance at December 31, 2006	$2,245,907,449

(E)       Reconciliation of accumulated depreciation:

Balance at January 1, 2006	$2,751,586
Depreciation expense	36,231,584

Balance at December 31, 2006	$38,983,170

(F)       Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15-30 years
Tenant improvements and equipment	5-10 years

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)

Investment properties:
Land	$368,817	$332,113
Building and other improvements	2,218,597	1,913,794
Construction in progress	44	—

	2,587,458	2,245,907
Less accumulated depreciation	(57,343)	(38,983)

Net investment properties	2,530,115	2,206,924

Cash and cash equivalents (including cash held by management company of $19,855 and $4,118 as of March 31, 2007 and December 31, 2006, respectively)	1,080,740	302,492
Restricted cash (Note 2)	69,221	41,387
Restricted escrows (Note 2)	18,470	22,415
Investment in marketable securities	222,108	159,433
Investment in unconsolidated joint venture (Note 1)	2,866	201
Accounts and rents receivable (net of allowance of $672 and $605 as of March 31 2007 and December 31, 2006, respectively)	20,769	14,294
Notes receivable (Note 4)	69,931	53,152
Due from related parties (Note 3)	54	88
Acquired in-place lease intangibles (net of accumulated amortization of $21,755 and $13,727 as of March 31, 2007 and December 31, 2006, respectively)	233,670	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,036 and $583 as of March 31, 2007 and December 31, 2006, respectively)	10,367	8,333
Loan fees and loan fee deposits (net of accumulated amortization of $836 and $555 as of March 31, 2007 and December 31, 2006, respectively)	19,604	16,022
Other assets	15,176	9,950

Total assets	$4,293,091	$3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 8)	$1,323,953	$1,107,113
Accounts payable	2,217	3,109
Accrued offering costs to related parties	13,968	3,557
Accrued offering costs to non-related parties	793	1,832
Accrued interest payable	944	941
Tenant improvement payable	2,899	2,667
Accrued real estate taxes	11,961	9,035
Distributions payable	12,139	8,099
Security deposits	1,917	1,587
Prepaid rental and recovery income and other liabilities	17,815	15,925
Acquired below market lease intangibles (net of accumulated amortization of $1,411 and $1,011 as of March 31, 2007 and December 31, 2006, respectively)	20,802	21,000
Restricted cash liability (Note 2)	69,221	41,387
Other financings (Note 1)	50,522	47,762
Due to related parties (Note 3)	1,310	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,531,967	1,267,797

Minority interest	288,224	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional paid in capital (net of offering costs of $291,970 and $178,012 as of March 31, 2007 and December 31, 2006, of which $274,716 and $159,357 was paid or accrued to affiliates as of March 31,2007 and December 31, 2006, respectively)	2,511,522	1,504,503
Accumulated distributions in excess of net income (loss)	(61,167)	(41,882)
Accumulated other comprehensive income	22,264	21,658

Total stockholders’ equity	2,472,900	1,484,448

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$4,293,091	3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Income:
Rental income	$50,561	$15,815
Tenant recovery income	11,550	1,874
Other property income	1,620	32

Total income	63,731	17,721

Expenses:
General and administrative expenses to related parties	1,245	510
General and administrative expenses to non-related parties	1,864	744
Property operating expenses to related parties	2,697	675
Property operating expenses to non-related parties	7,587	1,076
Real estate taxes	6,637	1,075
Depreciation and amortization	26,570	7,821
Business manager management fee	1,500	—

Total expenses	48,100	11,901

Operating income	$15,631	$5,820

Interest and dividend income	10,722	2,086
Other income	46	419
Interest expense	(17,610)	(3,828)
Equity in earnings of unconsolidated entities	169	—
Realized gain on securities, net	5,688	220

Income before income taxes and minority interest	$14,646	$4,717

Income tax expense (Note 9)	$(219)	$—
Minority interest	(2,338)	(6,173)

Net income (loss) applicable to common shares	$12,089	$(1,456)

Other comprehensive income:
Unrealized gain on investment securities	606	3,232

Comprehensive income	$12,695	1,776

Net income (loss) available to common stockholders per common share, basic and diluted	$.06	(.07)

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the three month period ended March 31, 2007

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,882)	21,658	1,484,448

Net income applicable to common shares	—	—	—	12,089	—	12,089
Unrealized gain on investment securities	—	—	—	—	606	606

Distributions declared	—	—	—	(31,374)	—	(31,374)
Proceeds from offering	111,057,306	110	1,106,222	—	—	1,106,332
Offering costs	—	—	(113,958)	—	—	(113,958)
Proceeds from distribution reinvestment program	1,714,490	2	16,289	—	—	16,291
Shares repurchased	(215,746)	—	(1,995)	—	—	(1,995)
Issuance of stock options and discounts on shares issued to affiliates	—	—	461	—	—	461

Balance at March 31, 2007	281,176,200	281	2,511,522	(61,167)	22,264	2,472,900

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$12,089	$(1,456)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	18,360	6,161
Amortization	8,083	1,660
Amortization of loan fees	283	62
Amortization on acquired above market leases	453	19
Amortization on acquired below market leases	(414)	(114)
Amortization of mortgage discount	237	—
Straight-line rental income	(2,541)	(686)
Straight-line rental expense	17	16
Other expense (income)	96	(418)
Minority interests	2,338	6,173
Equity in earnings of unconsolidated entities	(169)	—
Discount on shares issued to affiliates	461	65
Realized gain on investments in securities, net	(5,688)	—
Changes in assets and liabilities:
Accounts and rents receivable	(3,934)	(870)
Accounts payable	(892)	78
Other assets	(1,541)	265
Accrued real estate taxes	867	(406)
Accrued interest payable	3	316
Prepaid rental and recovery income	1,973	(4,009)
Other liabilities	(196)	203
Deferred income tax liability	113	—
Security deposits	45	4

Net cash flows provided by operating activities	30,043	7,063

Cash flows from investing activities:
Purchase of investment securities	(81,101)	(37,210)
Sale of investment securities	24,720	2,241
Restricted escrows	3,945	3,550
Rental income under master leases	127	7
Acquired in-place lease intangibles	(35,890)	(9,517)
Tenant improvement payable	(408)	163
Purchase of investment properties	(335,890)	(119,660)
Acquired above market leases	(2,487)	(38)
Acquired below market leases	216	2,377
Investment in development projects	(44)	—
Investment in unconsolidated joint ventures	(2,496)	—
Payment of leasing fees	(151)	—
Funding of note receivable	(16,779)	—
Other assets	(3,544)	(1,399)

Net cash flows used in investing activities	(449,782)	(159,486)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	1,106,332	219,843
Proceeds from the dividend reinvestment program	16,291	1,193
Shares repurchased	(1,995)	—
Payment of offering costs	(104,586)	(22,593)
Proceeds from mortgage debt and notes payable	217,570	98,481
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(232)	—
Proceeds from margin securities debt	19,459	12,808
Payment of loan fees and deposits	(3,865)	(2,152)
Distributions paid	(27,334)	(1,868)
Distributions paid – MB REIT	(2,413)	(14,590)
Due from related parties	34	451
Due to related parties	(1,080)	(3,217)
Proceeds of issuance of preferred shares and common shares – MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	1,197,987	325,400

Net increase in cash and cash equivalents	778,248	172,977
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$1,080,740	$210,106

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(341,634)	$(135,993)
Tenant improvement liabilities assumed at acquisition	640	—
Real estate tax liabilities assumed at acquisition	2,059	70
Security deposit liabilities assumed at acquisition	285	216
Assumption of mortgage debt at acquisition	—	11,715
Other financings	2,760	4,332

	(335,890)	(119,660)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31,2006
	(unaudited)	(unaudited)

Cash paid for interest	$16,561	$3,451

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$12,139	$1,365

Accrued offering costs payable	$14,761	$1,386

Write off of in-place lease intangibles	$127	$—

Write off of below market lease intangibles	$30	$—

Write off of loan fees	$2	$—

Discount on shares	$461	$65

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

 (1) Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.  This offering was not effective as of May 8, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Company has an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity is not considered a VIE as defined in FIN 46(R).  However, the Company does have substantial influence over, but does not control, this entity; therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.

The Company has an ownership interest of 79% in an LLC which owns one shopping center.  This entity is considered a VIE as defined in FIN 46(R) and the Company is considered the primary beneficiary of the LLC.  Therefore, this entity is consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has ownership interests of 67% to 75% in LLCs which own nine shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $46 and $418, which is included in other income for the three months ended March 31, 2007 and March 31, 2006.

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity is reflected on the consolidated balance sheets and the consolidated statements of operations.

(2) Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at March 31, 2007 and December 31, 2006 consist of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on March 31, 2007 and December 31, 2006, the Company recognized an impairment loss of $214 and $0 and has an unrealized gain on investment securities of $22,264 and $21,658, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of March 31, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the three months ended March 31, 2007 and March 31, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $453 and $19 was applied as a reduction to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.  Amortization pertaining to the below market lease costs of $414 and $114 was applied as an increase to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $8,073 and $1,660 for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of March 31, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at March 31, 2007.

	2007	2008	2009	2010	2011	Thereafter
Amortization of:
Acquired above market lease costs	$(1,568)	(1,790)	(1,395)	(1,257)	(1,010)	(3,347)

Acquired below market lease costs	1,046	1,645	1,531	1,483	1,440	13,657

Net rental income Increase	$(522)	(145)	136	226	430	10,310

Acquired in-place lease Intangibles	$26,969	31,286	28,514	28,026	25,456	93,419

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 20% of consolidated rental revenues for the three months ended March 31, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,207,505 and $1,047,064 as of March 31, 2007 and 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of March 31, 2007.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

(3) Transactions with Related Parties

As of March 31, 2007 and December 31, 2006, the Company had incurred $291,970 and $178,012 of offering costs, respectively, of which $274,716 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of March 31, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $115,359 and $20,753 for the three months ended March 31, 2007 and 2006, of which $13,968 was unpaid as of March 31, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three months ended March 31, 2007 and 2006, the Company incurred $2,043 and $719 of these costs, respectively, of which $1,242 remained unpaid as of March 31, 2007.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling 0.03% of the first billion dollars in mortgage balance outstanding and 0.01% of the remaining mortgage balance, payable monthly.  For the three months ended March 31, 2007 and 2006, fees totaled $35 and $2, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the three months ended March 31, 2007 and 2006, the Company paid loan fees totaling $435 and $302, respectively, to this related party.  None remained unpaid as of March 31, 2007.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $1,500 for the three months ended March 31, 2007, none of which remained unpaid as of March 31, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $1,500 taken for the three months ended March 31, 2007.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.  None remained unpaid as of March 31, 2007.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 787,676 and 61,580 shares to related parties and recognized an expense related to these discounts of $461 and $65 for the three months ended March 31, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $354 and $98 during the three months ended March 31, 2007 and 2006, respectively, of which $354 remained unpaid as of March 31, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of March 31, 2007, the Company was due funds from related parties of the Business Manager in the amount of $54 for costs paid by the Company on their behalf.  As of March 31, 2007, the Company owed funds to related parties of the Business Manager in the amount of $1,310 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

(4) Notes Receivable

The Company’s notes receivable balance of $69,931 as of March 31, 2007 consisted of four installment notes from separate unrelated parties that mature on various dates through June 20, 2008.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.50% per annum.

(5) Investment Securities

Investment in securities of $222,108 at March 31, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on March 31, 2007, the Company has accumulated other comprehensive income of $22,264, which includes gross unrealized losses of $1,582. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $33,176 as of March 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2007 and 2006, the Company realized a gain of $5,902 and $202, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the three months ended March 31, 2007 and 2006, the Company recorded write-downs of $214 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the three months ended March 31, 2007 and 2006, dividend income of $2,550 and $745, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%. Interest expense in the amount of $630 and $183 was recognized in interest expense on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.

(6) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three months ended March 31, 2007 and 2006, the Company issued 0 and 3,000 options to its independent directors, respectively.  As of March 31, 2007, there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the three months ended March 31, 2007 and 2006, the Company recorded $1 and $2, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $127 and $7 during the three months ended March 31, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease Payments
2007	$200,401	*
2008	198,550
2009	191,275
2010	183,118
2011	172,276
Thereafter	1,047,880

Total	$1,993,500

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the three months ended March 31, 2007 and 2006, ground lease rent was $132 and $53, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease Payments
2007	$462	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,322

Total	$28,653

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of March 31, 2007 were $1,259,475 and had a weighted average interest rate of 5.35%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $1,986,957 at March 31, 2007 and related tenant leases are pledged as collateral. As of March 31, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of March 31, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding at March 31, 2007.

The Company has purchased a portion of its securities through margin accounts.  As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2007, these rates were equal to a range between 5.58% and 5.83% and the Company had a weighted average interest rate of 5.75%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and deferred income tax expense related to temporary differences of $113 and a current tax liability and income tax expense of $106 for the three months ended March 31, 2007.

The temporary differences that give rise to the net deferred tax liability at March 31, 2007 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

(10) Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended March 31 ,2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$48,030	$20,871	$18,570	$7,679	$910
Straight-line rents	2,540	1,166	639	735	—
Amortization of acquired above and below market leases, net	(9)	(202)	239	(46)	—
Total rentals	$50,561	$21,835	$19,448	$8,368	$910

Tenant recoveries	11,550	5,003	6,190	357	—
Other income	1,620	1,170	398	7	45
Total revenues	$63,731	$28,008	$26,036	$8,732	$955

Operating expenses	$16,921	$7,580	$8,309	$743	$289

Net property operations	$46,810	$20,428	$17,727	$7,989	$666

Depreciation and amortization	$(26,570)
Business manager management fee	$(1,500)
General and administrative	$(3,109)
Interest and other investment income	$10,722
Interest expense	$(17,610)
Income tax expense	$(219)
Other income	$5,903
Minority interest	$(2,338)

Net income applicable to common shares	$12,089

Balance Sheet Data:
Real estate assets, net	$2,772,888	$1,159,874	$1,075,056	$457,136	$80,822
Capital expenditures	1,298	1,020	278	—	—
Non-segmented assets	1,518,905

Total assets	$4,293,091

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The following table summarizes net property operations income by segment for the three months ended March 31, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$15,035	$6,819	$7,733	$309	$174
Straight-line rents	686	386	283	17	—
Amortization of acquired above and below market leases, net	94	(10)	104	—	—
Total rentals	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	39	1,832	3	—
Other income	32	—	30	—	2
Total revenues	$17,721	$7,234	$9,982	$329	$176

Operating expenses	$2,826	$392	$2,379	$19	$36

Net property operations	$14,895	$6,842	$7,603	$310	$140

Depreciation and amortization	$(7,821)
Business manager management fee	$—
General and administrative	$(1,254)
Interest and other investment income	$2,306
Interest expense	$(3,828)
Income tax expense	$—
Other income	$419
Minority interest	$(6,173)

Net income applicable to common shares	$(1,456)

Balance Sheet Data:
Real estate assets, net	$898,962	$396,132	$459,687	$23,673	$19,470
Capital expenditures	3		3
Non-segmented assets	323,882

Total assets	$1,222,847

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 20% and 36% of the Company’s consolidated rental revenues for the three months ended March 31, 2007 and March 31, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

March 31, 2007

(11) Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the three months ended March 31, 2007 and the net loss incurred for the three months ended March 31, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 205,589,116 and 19,485,272 for the three months ended March 31, 2007 and 2006.

(12) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,558 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, the Company has approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

March 31, 2007

(13) Subsequent Events

The Company paid distributions of $12,139 to its stockholders in April 2007.

The Company issued 88,048,839 shares of common stock and repurchased 32,581 shares of common stock through the Company’s share repurchase program from April 1, 2007 through May 8, 2007, resulting in a total of 369,192,458 shares of common stock outstanding. As of May 8, 2007, subscriptions for a total of 364,837,595 shares were received, resulting in total gross offering proceeds of approximately $3,650,000 and an additional 4,686,469 shares were issued pursuant to the DRP for $44,522 of additional gross proceeds.

The Company has acquired the following properties during the period April 1 to May 8, 2007.  The respective acquisitions are summarized in the table below.

Date Acquired	Property	Year Built	Approximate Purchase Price ($)	Gross Leasable Area (Sq. Ft.)	Major Tenants
4/05/07	The Landings at Clear Lake	2006	34,000	245,992	364 Apartment Units

4/09/07	ProLogis Tennessee Portfolio
	Airport Distribution Center #15	1968	2,018	81,639	VML Company LLC
	Airport Distribution Center #16	1972	4,713	251,685	Wells Lamont
	Airport Distribution Center #11	1967	2,727	121,345	Detail Distribution, Inc.
	Airport Distribution Center #18	1972	1,716	75,000	C.C. Dickson Co. GDC Screen Printing, LLC Jackson Supply Co.
	Airport Distribution Center #19	1973	4,801	175,275	Vital Records Control, Inc.
	Airport Distribution Center #9	1981	1,277	42,000	Exide Technologies Thyssen Krupp Materials NA, Inc.
	Delp Distribution Center #2	1973	2,871	97,716	Vet-Serve, Inc.
	Airport Distribution Center #2	1969	2,910	102,400	Jacobsen Warehouse Company, Inc.
	Delp Distribution Center #5	1978	2,681	144,000	The Bryce Company
	Airport Distribution Center #10	1970	3,453	161,350	None
	Delp Distribution Center #8	1978	2,459	94,500	Printer Essentials, Inc. Kroger Limited Partnership I
	Airport Distribution Center #7	1979	1,123	42,000	C & I Supply, Inc.
	Airport Distribution Center #8	1979	797	32,400	Supply Network, Inc.
	Airport Distribution Center #4	1985	2,176	80,000	Galler Wholesale American Standard, Inc.
	Southwide Industrial Center #5	1976	639	28,380	Building Plastics, Inc. Memphis AG, LLC Sharp Electronic K&W Forklift

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

March 31, 2007

Date Acquired	Property	Year Built	Approximate Purchase Price ($)	Gross Leasable Area (Sq. Ft.)	Major Tenants
	Southwide Industrial Center #6	1976	1,789	58,560	AAR Cargo Systems Entertainment Transportations, Inc. Rose Company LLC Keystone Automotive Industries TN, Inc. Shelby Railroad Industries, Inc.
	Southwide Industrial Center #7	1976	3,547	118,320	Capitoline Metro Memphis, Inc. Interline Brands, Inc. Alenie, L.P. Capitoline Tops, Inc. Chick Packaging Mid-South, Inc. Building Plastics, Inc.
	Southwide Industrial Center #8	1976	327	10,185	Rose Company LLC
	Stone Fort Distribution Center #1	1968	12,085	500,000	Electrolux Home Products, Inc.
	Stone Fort Distribution Center #4	1968	2,487	86,072	Ferguson Enterprises, Inc.

4/10/07	Six Pines Portfolio
	14th Street Market	1995	12,925	79,418	Tom Thumb
	Cross Timbers Court	1995	13,731	77,366	Tom Thumb
	Custer Creek Village	1999	17,009	87,219	Tom Thumb
	Flower Mound Crossing	1996	13,981	81,581	Tom Thumb
	Heritage Heights	1999	17,965	89,611	Tom Thumb
	The Highlands	1999	16,333	90,716	Tom Thumb
	Hunters Glen Crossing	1994	16,407	93,690	Tom Thumb
	Josey Oaks Crossing	1996	15,664	82,228	Tom Thumb
	Park West Plaza	1994	12,623	83,157	Tom Thumb
	Pioneer Plaza	2000	3,771	14,200	Washington Mutual Bank Toudanine’s Fine Dry Cleaning
	Riverview Village	1998	16,963	85,730	Tom Thumb
	Shiloh Square	2000	5,427	17,038	Perry’s Find Dry Cleaning David Anderson, DDS
	Suncreek Village	2000	4,497	15,009	Stephen’s Cleaners Dali Dental, PA The Nail Club
	Market at Westlake	1972	8,050	29,625	Walgreens
	Scofield Crossing	2001/2004	14,136	97,561	Randall’s Food Market
	Brandon Centre South	1987	27,039	132,896	Home Goods The Athletic Club Health & Wellness Center
	Fury’s Ferry	1995	10,694	70,458	Publix Super Markets
	The Center at Hugh Howell	1996	12,941	82,819	Publix Super Markets
	Bellerive Plaza	1999	10,211	75,235	Kroger
	East Gate	1995	11,397	75,716	Publix Super Markets
	Donelson Plaza	1978/1993 & 2000	3,872	12,165	CVS Pharmacy

4/30/07	Gravois Dillon Plaza - Phase I	1996/2004	22,818	136,694	Schnuck Markets Sears Roebuck & Company

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

March 31, 2007

Date Acquired	Vacant Land	Approximate Purchase Price ($)	Acres
4/25/07	University House at Gainesville	6,500	7.57

5/01/07	University House at Huntsville	1,350	24.50

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from April 1 to May 8, 2007, the Company funded earnouts totaling $3,247 at two of the existing properties.

The mortgage debt financings obtained subsequent to March 31, 2007, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
5/04/07	Crossroads at Chesapeake	5.405%	05/2012	11,200

5/04/07	Chesapeake Commons	5.381%	05/2012	8,900

5/08/07	Fields Apartment Homes	5.329%	06/2017	18,700

Winston Hotels, Inc.

On April 2, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), entered into a definitive merger agreement with Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), pursuant to which the Company has agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of Winston for $15.00 per share.  In addition, each share of company Series B preferred stock will be converted into the right to receive $25.44 per share (or $25.38 per share if the effective time of the merger occurs after June 30, 2007 and on or prior to September 30, 2007) in cash, plus any accrued and unpaid dividends as of the effective time of the merger.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, Winston generally cannot operate hotels.  Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of December 31, 2006, Alliance Hospitality Management, LLC managed forty-one of Winston’s fifty-three hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty-three hotels in which Winston holds an ownership interest, fifty-two are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International. Winston anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

(continued)

March 31, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of May 8, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.  The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock.

Stephens Venture III, LLC

On April 27, 2007, the Company entered into a joint venture agreement with Stephens Venture III, LLC referred to herein as “Stephens.”  The venture is known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.

Under the joint venture agreement the Company will invest, approximately $90 million and Stephens will invest approximately $10 million.  Stephens will also serve as the manager of the Fund.  In that capacity, Stephens will be responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold each property acquired by the Fund.

The Company will be entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum an 8.5% internal rate of return on each member’s capital contribution.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions” will, however, require the approval of all members of the executive committee.

Note Receivable

On April 26, 2007, the Company funded a note receivable of $125,000 to an unrelated third party.  The note is secured by a first mortgage on vacant land and guaranteed by the owner.  Interest is due in advance at a rate of 7.9% per annum.  The loan matures on December 31, 2007.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on March 31, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties expected to be purchased in the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Wickes Furniture, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Legacy Crossing, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, The Villages at Kitty Hawk, Lakewood Commons Phase II, Spring Town Center III, Citizens Portfolio, Shops at Riverstone, Middleburg Crossing, Lord Salisbury Center, Gravois Dillon-Phase III, Utley Residential, Persis National Portfolio, Penn Park and the Company’s acquisition of Winston Hotels.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Wickes Furniture, Lakeport Commons Shopping Center, Persis National Portfolio, and Penn Park to be probable under Rule 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

March 31, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments	Winston Hotels Historical (B)	Winston Hotels Merger Adjustments (C)	Pro Forma
Assets
Net investment properties (D) (F) (J)	$2,530,115	1,244,079	419,488	342,649	4,536,331
Assets held for sale	—	—	11,834	—	11,834
Cash and cash equivalents (K) (Q)	1,080,740	546,315	43,363	(589,800)	1,080,618
Restricted cash	69,221	—	—	—	69,221
Restricted escrows	18,470	(3,938)	—	—	14,532
Investment in marketable securities (M)	222,108	—	—	(12,110)	209,998
Investment in unconsolidated joint ventures (P) (S)	2,866	119,159	3,927	—	125,952
Accounts and rents receivable	20,769	—	3,149	—	23,918
Notes receivable (I) (S)	69,931	169,984	29,530	—	269,445
Due from related parties	54	—	—	—	54
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(D)(F)	233,670	103,248	—	—	336,918
Acquired above market lease intangibles (net of accumulated amortization) (D) (F)	10,367	2,174	—	—	12,541
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	19,604	(3,298)	—	—	16,306
Other assets (H) (N)	15,176	(5,674)	36,006	(8,792)	36,716

Total assets	$4,293,091	2,172,049	547,297	(268,053)	6,744,384
Liabilities and Stockholders’ Equity
Mortgages and notes payable (D) (S)	1,323,953	544,219	245,957	—	2,114,129
Accounts payable	2,217	—	18,889	—	21,106
Accrued offering costs	14,761	—	—	—	14,761
Accrued interest payable	944	—	—	—	944
Tenant improvement payable	2,899	—	—	—	2,899
Accrued real estate taxes	11,961	—	—	—	11,961
Distributions payable (R)	12,139	—	1,840	(1,840)	12,139
Security deposits	1,917	—	—	—	1,917
Prepaid rental income and recovery income	17,815	—	—	—	17,815
Acquired below market lease intangibles (net of accumulated amortization) (D) (F)	20,802	12,753	—	—	33,555
Restricted cash liability	69,221	—	—	—	69,221
Other financings (O)	50,522	4,566	—	—	55,088
Due to related parties	1,310	—	—	—	1,310
Deferred income tax	1,506	—	—	—	1,506

Total liabilities	1,531,967	561,538	266,686	(1,840)	2,358,351
Minority interests	288,224	—	15,592	—	303,816

Preferred stock (L)	—	—	37	(37)	—
Common stock (E) (L)	281	178	294	(294)	459
Additional paid-in capital (net of offering costs for pro forma) (E) (L)	2,511,522	1,610,333	352,312	(352,312)	4,121,855
Accumulated distributions in excess of net income (G) (L)	(61,167)	—	(87,624)	87,624	(61,167)
Accumulated other comprehensive income (M)	22,264	—	—	(1,194)	21,070

Total stockholders’ equity	2,472,900	1,610,511	265,019	(266,213)	4,082,217

Total liabilities and stockholders’ equity	$4,293,091	2,172,049	547,297	(268,053)	6,744,384

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)     The historical column represents the Company’s Consolidated Balance Sheet as of March 31, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)       The Winston Hotels Historical column represents Winston Hotels Consolidated Balance Sheet as of March 31, 2007 as filed with the Securities Exchange commission on Form 10-Q.

(C)       Represents adjustments to record the merger of Winston Hotels.

(D)      The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition Price	Mortgage Payable
Purchases
Bradley Portfolio	$107,956	$84,513
ProLogis Properties	56,510	32,450
Six Pines Properties	265,636	158,500
The Landings at Clear Lake	34,000
Gravois Dillon	22,818	12,630
Pavilions at Hartman Heritage	39,818	23,450
Shallotte Commons	10,895	6,078
Legacy Crossing	19,171	10,890
Wickes Furniture	10,486
Northwest Marketplace	36,301	19,965
Lakeport Commons Shopping Center	55,834
Washington Park Plaza	43,500	30,600
Worldgate Plaza	109,000	59,950
Shops at Riverstone	42,081
Villages at Kitty Hawk	21,000
Lakewood Phase II	14,450
Spring Town Center III	6,758
Citizens Portfolio	291,905
Middleburg Crossing	10,850
Lord Salisbury Center	21,000
Persis National Portfolio	37,474
Penn Park	40,000	31,000
Utley Residential	28,518
Bay Colony	572
Brooks Corner	2,675
Gravois Dillon-Phase II	2,283
Carver Creek	691
Market at Hamilton	936
Parkway Centre North	3,630
Chesapeake Commons		8,900
Crossroads at Chesapeake		11,200
Fields Apartment Homes		18,700
Schneider Electric		11,000
Market at Hamilton		7,893
Waterford Place at Shadow Creek Ranch Apartments		16,500
Total	$1,336,748	$544,219

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)
(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties:
Land	$295,379
Building and improvements	948,700
Acquired in-place lease intangibles and customer relationship value	103,248
Acquired above market lease intangibles	2,174
Acquired below market lease intangibles	(12,753)
Total	$1,336,748

Allocations are preliminary and subject to change.

(E)        Additional offering proceeds of $1,789,665, net of additional offering costs of $179,154 are reflected as received as of March 31, 2007 based on offering proceeds actually received as of July 30, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(F)        Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant.  The value of the acquired leases values will be amortized over the lease term.  Allocations are preliminary and subject to change.

(G)       No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(H)      Change in Other assets of $(5,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (D).

(I)           The pro forma adjustments to notes receivable consist of installment notes from unrelated parties totaling $189,310 and one note payoff in the amount of $19,326 with interest rates ranging from 7.9% to 9.5%.

(J)          Represents the purchase of approximately $419,488 of Winston’s real estate assets plus the difference between the historical cost of Winston’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(K)      Represents the cash paid to Winston for distribution to its shareholders in accordance with the definitive merger agreement including $15.00 per common stock share, $25.38 per share for Series B preferred stock plus accrued dividends and approximately $65,000 in transaction costs, of which approximately $20,000 will be paid to a related party of the Company.

(L)        Elimination of Winston equity accounts consistent with the purchase method of accounting.

(M)   Represents the elimination of Winston common and preferred stock owned by the Company that is redeemed as part of the definitive merger agreement.

(N)      Write off of Winston’s deferred financing and franchise costs which are not assigned any value in the allocation of the merger acquisition cost.

(O)      IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde Park, Parkway Centre North and The Market at Hamilton.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

(P)        Adjustment to Investment in unconsolidated joint ventures consists of the Lauth Investment Properties, LLC joint venture and D.R. Stephens Institutional Fund, LLC joint venture.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(Q)      Proforma cash proceeds of $546,315 represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through July 30, 2007 less the proforma net acquisition price of investments in real estate and other ventures.

(R)       Represents accrued dividends that will be paid to Winston shareholders in accordance with the definitive merger agreement.

(S)        The valuations of the acquired Winston investment in unconsolidated joint ventures, notes receivable, and mortgages and notes payable are assumed to be at fair value for purposes of purchase price allocation. This allocation is preliminary and subject to change.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, The Villages at Kitty Hawk, Citizens Portfolio, Middleburg Crossing, Lord Salisbury Center, Persis National Portfolio, Penn Park, the Company’s acquisition of Winston Hotels, the properties expected to be purchased in the Bradley Portfolio, and for properties purchased during the first quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons Shopping Center, Persis National Portfolio and Penn Park as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase III, Utley Residential and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007 (unaudited)
 (Amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments (B)	Winston Hotels Historical (C)	Winston Hotels Merger Adjustments (D)	Pro Forma

Rental income (F)	$50,561	26,239	—	—	76,800
Tenant recovery income	11,550	5,166	—	—	16,716
Other property income	1,620	—	—	—	1,620
Hotel operating income	—	—	43,318	—	43,318

Total income	63,731	31,405	43,318	—	138,454

General and administrative expenses	3,109	—	6,328	—	9,437
Property operating expenses (I)	10,284	8,123	—	—	18,407
Hotel operating expense	—	—	26,487	—	26,487
Real estate taxes	6,637	—	1,919	—	8,556
Depreciation and amortization (F) (G)	26,570	11,651	6,137	2,436	46,794
Business manager management fee (E)	1,500	—	—	—	1,500

Total expenses	48,100	19,774	40,871	2,436	111,181

Operating income (loss)	15,631	11,631	2,447	(2,436)	27,273

Loss on extinguishment of debt	—	—	(272)	—	(272)
Loss on sale of notes receivable	—	—	(5,322)	—	(5,322)
Interest and dividend income (M)	10,722	—	1,720	—	12,442
Other income	46	—	—	—	46
Interest expense (J) (K)	(17,610)	(8,801)	(3,896)	—	(30,307)
Equity in earnings of unconsolidated entities	169	—	1,304	—	1,473
Fee income from unconsolidated joint ventures	—	—	68	—	68
Realized gain on securities (L)	5,688	—	—	(248)	5,440

Income (loss) before income tax and minority interest	14,646	2,380	(3,951)	(2,684)	10,841

Income tax expense	(219)	—	(11)	—	(230)
Minority interest	(2,338)	(16)	450	—	(1,904)

Net income (loss) applicable to common shareholders	$12,089	2,814	(3,512)	(2,684)	8,707

Weighted average number of shares of common stock outstanding, basic and diluted (H)	205,589,116				459,343,924

Net income per share, basic and diluted (H)	.06				.02

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the three months ended March 31, 2007 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of July 30, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase II, Utley Residential and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Properties	Lakeport Commons Shopping Center	Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T – Cleveland	Waterford Place at Shadow
Middleburg Crossing	Lord Salisbury Center	Creek Ranch Apartments
Penn Park	Persis National Portfolio

(C)       The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the three months ended March 31, 2007 as filed with the Securities Exchange Commission.

(D)      Represents adjustments to record the merger of Winston Hotels.

(E)        No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(F)        Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(G)       To reflect depreciation expense using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$762,137
Less: Non-depreciable real estate assets	(67,769)
Depreciable real estate assets	$694,368
Depreciation expense for three months	8,573
Less: Depreciation recorded by Winston	(6,137)
Depreciation expense adjustment	$2,436

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(H)      The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(I)           Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the three months ended March 31, 2007, pro forma property operating expenses included management fees of $1,413.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007
(unaudited)

(J)          IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North and The Market at Hamilton.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the three months ended March 31, 2007, the pro forma interest expense included other financing interest expense of $4.

(K)      The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal Balance	Interest Rate	Maturity Date

Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Plaza	10,450	5.6230%	03/11/2012
Northwest Plaza	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2017

(L)         Represents the elimination of realized gain on Winston common stock sold by the Company.

(M)       No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, The Villages at Kitty Hawk, Citizens Portfolio, Middleburg Crossing, Lord Salisbury Center, Persis National Portfolio, Penn Park, the Company’s acquisition of Winston Hotels and for properties purchased during 2006 and the first quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons Shopping Center, Persis National Portfolio and Penn Park as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase II, Utley Residential or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

	Historical (A)	Pro Forma Adjustments (B)	Pro Forma Adjustments (C)	Winston Hotels Historical (D)	Winston Hotels Merger Adjustments (E)	Pro Forma

Rental income (G)	$98,419	49,251	135,414	—	—	283,084
Tenant recovery income	21,547	12,397	28,443	—	—	62,387
Other property income	3,236	—	—	—	—	3,236
Hotel operating income	—	—	—	165,883	—	165,883

Total income	123,202	61,648	163,857	165,883	—	514,590

General and administrative expenses	7,613	—	—	11,343	—	18,956
Business manager management fee (F)	2,400	—	—	—	—	2,400
Property operating expenses (J)	20,951	19,834	37,766	—	—	78,551
Hotel operating expenses	—	—	—	99,206	—	99,206
Real estate taxes	11,840		—	7,016	—	18,856
Depreciation and amortization (G) (H)	49,681	25,682	66,283	22,056	12,867	176,569

Total expenses	92,485	45,516	104,049	139,621	12,867	394,538

Operating income (loss)	30,717	16,132	59,808	26,262	(12,867)	120,052

Loss on extinguishment of debt	—	—	—	(3,961)	—	(3,961)
Interest, dividend and other income (M)	23,289	—	—	8,694	—	31,983
Other expense	(28)	—	—	—	—	(28)
Interest expense (K) (L)	(31,553)	(16,909)	(49,026)	(17,553)	—	(115,041)
Equity in earnings of unconsolidated entities	13	—	—	86	—	99
Fee income from unconsolidated joint ventures		—		227	—	227
Realized gain on securities	4,096	—	—	—	—	4,096

Net income (loss) before income taxes and minority interest	26,534	(777)	10,782	13,755	(12,867)	37,427

Income tax expense	(1,393)	—	—	(1,890)	—	(3,283)
Minority interest	(24,010)	—	(1,430)	(733)	—	(26,173)

Net income (loss) applicable to common shareholders	$1,131	(777)	9,352	11,132	(12,867)	7,971

Weighted average number of shares of common stock outstanding, basic and diluted (I)	68,374,630					459,343,924

Net income per share, basic and diluted (I)	.02					.02

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(A)     The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)       Total pro forma adjustments for expected acquisitions and acquisitions consummated as of July 30, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Shops at Riverstone	Pavilions at Hartman Heritage
Six Pines Properties	ProLogis Properties
Worldgate Plaza	Waterford Place at Shadow Creek Ranch
Lakeport Commons	Fields Apartment Homes
Persis National Portfolio	Penn Park

(C)       Total pro forma adjustments for acquisitions consummated as of July 30, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes — Lake Zurich, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase II or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Mall
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T – St. Louis
Fabyan Randall	Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T – Cleveland	Citizens Portfolio
Northwest Plaza	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon	Middleburg Crossing	Lord Salisbury Center

(D)      The historical information represents Winston Hotel’s consolidated historical statement of operations income (loss) from continuing operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)        Represents adjustments to record the merger of Winston Hotels.

(F)        No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(G)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(H)      To reflect depreciation expense using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$762,137
Less: Non-depreciable real estate assets	(67,769)
Depreciable real estate assets	$694,368
Depreciation expense for twelve months	34,923
Less: Depreciation recorded by Winston	(22,056)
Depreciation expense adjustment	$12,867

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(I)           The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(J)          Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $10,128.

(K)      IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, and The Market at Hamilton.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(L)        The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Shopping Center	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio (1)	41,456	5.1400%	08/11/2011
Ahold Portfolio (2)	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles Executive Plaza	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2017

(M)    No pro forma adjustment has been made to interest income for the notes receivable additions.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
December 17, 2005

Triangle Mall

Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
December 17, 2005

Properties Acquired From New Quest Properties

Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through December 22, 2005, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

Name	Gross Leasable Area	Location	Occupancy at December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(2)                    Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(3)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(4)                    Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	$39,650,000	$38,946,660	4.95%	7/1/2014
Shops at Spring Town	$8,200,000	$7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	$8,100,000	$7,794,114	4.88%	12/1/2014
CyFair Town Center	$6,125,000	$5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

Paradise Shops Of Largo

Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

Paradise Shops Of Largo

Note to Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

SBC Center and One AT&T Center

On November 15, 2005 and December 21, 2006 respectively MB REIT purchased SBC Center in Hoffman Estates, Illinois and One AT&T Center in St. Louis, Missouri from unaffiliated third parties. The centers’ only tenant is AT&T, Inc. (formerly SBC Communications) (the Tenant) which is subject to net leases in which all the non-financial operating and holding costs of the centers are transferred to both tenants.  The Company has provided selected financial and operating data below for the Tenant.  The Tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2006 Financial and Operational Results.

Selected Financial and Operating Data

Dollars in millions except per share amounts

At December 31 or for the year ended:	2006	2005	2004

Financial Data (1) (2)
Operating revenues	$63,055	$43,764	$40,787
Operating expenses	$52,767	$37,596	$34,886
Operating income	$10,288	$6,168	$5,901
Interest expense	$1,843	$1,456	$1,023
Equity in net income of affiliates	$2,043	$609	$873
Other income (expense) - net	$16	$14	$922
Income taxes	$3,525	$932	$2,186
Income from continuing operations	$7,356	$4,786	$4,979
Income from discontinued operations, net of tax (2)	$	$	$908
Income before extraordinary item and cumulative effect of accounting changes	$7,356	$4,786	$5,887
Net income	$7,356	$4,786	$5,887

Earnings per common share:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.78
Net income	$1.89	$1.42	$1.78

Earnings per common share - assuming dilution:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.77
Net income	$1.89	$1.42	$1.77

Total assets	$270,634	$145,632	$108,844
Long-term debt	$50,053	$26,115	$21,231
Construction and capital expenditures	$8,320	$5,576	$5,099
Dividends declared per common share	$1.35	$1.30	$1.26
Book value per common share	$18.52	$14.11	$12.27
Ratio of earnings to fixed charges	$5.01	4.11	6.32
Debt ratio	34.1%	35.9%	40.00%
Weighted-average common shares outstanding (000,000)	3,882	3,368	3,310
Weighted-average common shares outstanding with dilution (000,000)	3,902	3,379	3,322
End of period common shares outstanding (000,000)	6,239	3,877	3,301

Operating Data
Network access lines in service (000)	66,470	49,413	52,356
Long-distance lines in service (000)	12,161	6,921	20,868
DSL lines in service (000)	60,962	54,144	5,104
Wireless customers (000) - Cingular (5)	302,770	189,950	49,109
Number of employees			162,700

(1)  Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)  Amounts in 2005 reflect results from AT&T Corp. for the 43 days following the November 18, 2005 acquisition.

(3)  Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(4)  The number presented reflects wireless segment lines in service.

(5)  The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
December 23, 2005

Monadnock Marketplace

Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000

$54,058,550

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
January 9, 2006

Lakewood Mall

Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)                    Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is $11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,841

$11,932,841

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
January 9, 2006

Lake View Technology Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased to a total of two tenants which accounts for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2006	$1,871,254
2007	1,909,581
2008	1,960,999
2009	1,986,623
2010	2,019,192
Thereafter	9,699,276

$19,446,925

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2006 (unaudited) and year ended December 31, 2005

	Three months	For the year ended
	ended March 31, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$238,162	$961,485
Operating expense, insurance, and real estate tax recoveries	59,049	232,503

Total gross income	297,211	1,193,988

Direct operating expenses:
Operating expenses	29,566	111,256
Insurance	2,881	9,603
Real estate taxes	36,840	140,345

Total direct operating expenses	69,287	261,204

Excess of gross income over direct operating expenses	$227,924	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2006 (unaudited) and year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2006.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2006 (unaudited) and year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2006 (unaudited) and year ended December 31, 2005

	Three months ended	For the year ended
	March 31, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$293,141	$1,160,092
Operating expense, insurance, and real estate tax recoveries	81,250	319,917

Total gross income	374,391	1,480,009

Direct operating expenses:
Operating expenses	40,594	170,802
Insurance	2,677	8,922
Real estate taxes	72,868	277,564

Total direct operating expenses	116,139	457,288

Excess of gross income over direct operating expenses	$258,252	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2006 (unaudited) and year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2006.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2006 (unaudited) and year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006 (unaudited)	December 31, 2005

Gross income—base rental income	$2,248,484	8,993,935

Direct operating expenses—insurance expense	3,030	12,118

Excess of gross income over direct operating expenses	$2,245,454	8,981,817

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,163,375	$3,877,259
Percentage rent	20,615	131,111
Operating expense, insurance, and real estate tax recoveries	830,732	2,191,892

Total gross income	2,014,722	6,200,262

Direct operating expenses:
Operating expenses	671,998	2,137,926
Insurance	191,102	217,950
Real estate taxes	59,936	670,364

Total direct operating expenses	923,036	3,026,240

Excess of gross income over direct operating expenses	$1,091,686	$3,174,022

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151

$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
August 29, 2006

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

Dulles Executive Plaza I & II

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
August 29, 2006

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

Hilliard Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	$40,500,000	$39,818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
September 6, 2006

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

IDS Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

IDS Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                    Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

Buckhorn Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(commencement of operations) through December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	For the period from August 1, 2005 (commencement of operations) through December 31, 2005 (unaudited)

Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

Buckhorn Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(commencement of operations) through December 31, 2005 (unaudited)

(1)       Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) through December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

Fabyan Randall

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

Fabyan Randall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)       Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lincoln Village (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Village for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
November 10, 2006

Lincoln Village

 Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,879,981	$2,289,475
Percentage Rent	37,667	33,031
Operating expense, insurance, and real estate tax recoveries	663,656	865,626

Total gross income	2,581,304	3,188,132

Direct operating expenses:
Operating expenses	287,808	390,015
Insurance	22,158	55,355
Real estate taxes	550,604	723,190

Total direct operating expenses	860,570	1,168,560

Excess of gross income over direct operating expenses	$1,720,734	$2,019,572

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Lincoln Village (“the Property”) is located in Chicago, Illinois. The Property is a shopping complex with 28 tenants and 134,362 gross leasable square feet (excluding ground lease space). The complex was 84% occupied as of December 31, 2005 with two tenants accounting for 35% of rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 13, 2006 with BGP Lincoln Village, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $33,031 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $88,001 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 57 years, as of December 31, 2005, are as follows:

Year
2006	$2,337,097
2007	2,462,957
2008	2,040,509
2009	1,899,483
2010	1,851,139
Thereafter	17,624,865

$28,216,050

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. These management fees may not be comparable to management fees charged to the Property by IARETI.

In connection with the acquisition Lincoln Village, Inland American assumed a ground lease payable to an unaffiliated third party. The ground lease expires in 2063. The ground lease provides for increases in minimum rent payments over the term of the lease every ten years based on a calculation of 10% of the appraised fair market value of the fee simple estate and land.  Minimum rents to be paid quarterly to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $106,000.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Washington Mutual Office/Data Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Washington Mutual Office/Data Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
November 22, 2006

Washington Mutual Office/Data Center

 Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,993,731	$2,658,308
Operating expense, insurance, and real estate tax recoveries	526,516	694,782

Total gross income	2,520,247	3,353,090

Direct operating expenses:
Operating expenses	141,639	247,112
Insurance	42,688	57,083
Real estate taxes	402,876	483,821

Total direct operating expenses	587,203	788,016

Excess of gross income over direct operating expenses	$1,933,044	$2,565,074

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Mutual Office/Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Washington Mutual Office/Data Center (“the Property”) is located in Arlington, Texas. The Property is an office building with 239,905 gross leasable square feet. The property was 100% occupied as of December 31, 2005 by one tenant accounting for 100% of the rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 20, 2006 with Collins, Walton, Buckner LLP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $259,246 for the year ended December 31, 2005.

Minimum rents to be received from the one tenant under multiple operating leases, with a lease term of seven years for all the leases, as of December 31, 2005, are as follows:

Year
2006	$2,614,972
2007	3,046,793
2008	3,046,793
2009	3,046,793
2010	3,046,793
Thereafter	8,364,688

$23,166,832

Washington Mutual Office/Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

State Street Market

Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Nine months ended September 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$998,012	1,678,852
Operating expense, insurance, and real estate tax recoveries	251,010	411,956

Total gross income	1,249,022	2,090,808

Direct operating expenses:
Operating expenses	80,020	98,328
Insurance	269,832	476,355
Real estate taxes	39,784	27,670

Total direct operating expenses	389,636	602,353

Excess of gross income over direct operating expenses	$859,386	1,488,455

State Street Market

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of State Street Market to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Waterford Place at Shadow Creek Ranch Apartments (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
February 28, 2007

Waterford Place at Shadow Creek Ranch Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$1,534,114
Fee income	120,692

Total gross income	1,654,806

Direct operating expenses:
Advertising	105,873
General and administrative expenses	194,833
Insurance	93,208
Maintenance and repairs	39,668
Payroll expense	283,070
Utilities	174,476
Property taxes	561,884

Total direct operating expenses	1,453,012

Excess of gross income over direct operating expenses	$201,794

See accompanying notes to historical summary of gross income and direct operating expenses.

Waterford Place at Shadow Creek Ranch Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

(1)                    Business

Waterford Place at Shadow Creek Ranch Apartments (“the Property”) is located in Pearland, Texas.  The Property was under development until November 2005 and commenced leasing up the apartment units throughout 2006. The Property has twelve apartment buildings containing a total of 296 apartment units. There are ninety-eight one bedroom units, one hundred sixty two bedroom units and thirty six three bedroom units. The Property was 83% occupied as if December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) is expected to close on the Property in the first quarter of 2007 from Waterford SCR, L.P., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy – Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                      Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Fields Apartment Homes (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fields Apartment Homes for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois
February 28, 2007

Fields Apartment Homes

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$3,336,221
Fee income	148,820

Total gross income	3,485,041

Direct operating expenses:
Lease commissions	33,255
Insurance	57,766
Maintenance and repairs	63,418
Common area expenses	182,597
Utilities	24,257
Property taxes	516,770

Total direct operating expenses	878,063

Excess of gross income over direct operating expenses	$2,606,978

See accompanying notes to historical summary of gross income and direct operating expenses.

Fields Apartment Homes

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

(1)                    Business

Fields Apartment Homes (“the Property”) is located in Bloomington, Indiana.  The Property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, 173 two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn. This Property was 98% occupied as of December 31, 2006, with approximately 278 residential units leased.  Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property on March, 1, 2007 from Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, all unaffiliated third parties.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy – Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                      Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI

Independent Auditors’ Report

The Board of Director

Inland American Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the ProLogis Properties (the Properties) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the ProLogis Properties for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Denver, Colorado

March 2, 2007

ProLogis Properties

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and year ended December 31, 2006

	Three months ended March 31, 2007	For the year ended December 31, 2006
	(unaudited)
Gross income:
Base rental income	$1,242,575	$5,122,734
Operating expense, insurance, and real estate tax recoveries	276,410	1,105,638

Total gross income	1,518,985	6,228,372

Direct operating expenses:
Operating expenses	119,965	555,142
Insurance	52,054	173,514
Real estate taxes	213,053	811,632

Total direct operating expenses	385,072	1,540,288

Excess of gross income over direct operating expenses	$1,133,913	$4,688,084

See accompanying notes to historical summary of gross income and direct operating expenses.

ProLogis Properties

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006

(1)                    Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed to acquire 22 industrial properties (the Properties) from ProLogis, an unaffiliated third party. The following properties are included in the portfolio:

	Gross
	leasable area		Occupancy at
Name	(square feet)	Location	December 31, 2006

Airport Distribution Center #2	102,400	Memphis, TN	100%
Airport Distribution Center #4	80,000	Memphis, TN	100%
Airport Distribution Center #7	42,000	Memphis, TN	100%
Airport Distribution Center #8	32,400	Memphis, TN	100%
Airport Distribution Center #9	42,000	Memphis, TN	100%
Airport Distribution Center #10	161,350	Memphis, TN	—
Airport Distribution Center #11	121,345	Memphis, TN	100%
Airport Distribution Center #15	81,639	Memphis, TN	100%
Airport Distribution Center #16	251,685	Memphis, TN	100%
Airport Distribution Center #18	75,000	Memphis, TN	100%
Airport Distribution Center #19	175,275	Memphis, TN	100%
Delp Distribution Center #2	97,716	Memphis, TN	100%
Delp Distribution Center #5	144,000	Memphis, TN	100%
Delp Distribution Center #8	94,500	Memphis, TN	100%
Southwide Industrial Center #5	28,380	Memphis, TN	83%
Southwide Industrial Center #6	58,560	Memphis, TN	91%
Southwide Industrial Center #7	118,320	Memphis, TN	85%
Southwide Industrial Center #8	10,185	Memphis, TN	100%
Stone Fort Distribution #1	500,000	Chattanooga, TN	100%
Stone Fort Distribution #2	289,800	Chattanooga, TN	100%
Stone Fort Distribution #3	200,000	Chattanooga, TN	100%
Stone Fort Distribution #4	86,072	Chattanooga, TN	100%

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The future results of operations can be significantly impacted by the rental markets of both the Memphis and Chattanooga, Tennessee regions.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2007.

ProLogis Properties

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three month period ended March 31, 2007 (unaudited) and year ended December 31, 2006

(3)                    Gross Income

The Properties lease industrial space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $116,334 for the year ended December 31, 2006. The Properties have one customer who represents approximately 22% of the Properties’ rental income during the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, which have remaining lives of 1 to 10 years, as of December 31, 2006, are as follows:

Year:
2007	$4,525,642
2008	3,909,237
2009	3,391,567
2010	1,857,147
2011	875,412
Thereafter	1,348,538

$15,907,543

The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes reimbursements of property operating expenses.

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Properties by IARETI.

Shallotte Commons

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$644,981
Operating expense, insurance, and real estate tax recoveries	89,142

Total gross income	734,123

Direct operating expenses:
Operating expenses	90,745
Real estate taxes	39,245
Insurance	23,003

Total direct operating expenses	152,993

Excess of gross income over direct operating expenses	$581,130

Shallotte Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Crossroads at Chesapeake

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,006,917
Operating expense, insurance, and real estate tax recoveries	263,321

Total gross income	1,270,238

Direct operating expenses:
Operating expenses	123,349
Real estate taxes	120,148
Insurance	19,675

Total direct operating expenses	263,172

Excess of gross income over direct operating expenses	$1,007,066

Crossroads at Chesapeake

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Crossroads at Chesapeake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Chesapeake Commons

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,062,652
Operating expense, insurance, and real estate tax recoveries	113,899

Total gross income	1,176,551

Direct operating expenses:
Operating expenses	38,804
Real estate taxes	82,553
Insurance	49,222

Total direct operating expenses	170,579

Excess of gross income over direct operating expenses	$1,005,972

Chesapeake Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Chesapeake Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Market at Hamilton

Historical Summary of Gross Income and Direct Operating Expenses

For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

For the period from October 1, 2006 (commencement of operations) through December 31, 2006
(unaudited)

Gross income:
Base rental income	$158,155
Operating expense, insurance, and real estate tax recoveries	24,477

Total gross income	182,632

Direct operating expenses:
Operating expenses	31,070
Real estate taxes	26,350
Insurance	3,694

Total direct operating expenses	61,114

Excess of gross income over direct operating expenses	$121,518

Market at Hamilton

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Market at Hamilton to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
September 6, 2006

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)
Gross income:
Base rental income	$10,939,108	$12,527,596
Operating expense, insurance, real estate tax and ground rent recoveries	1,882,864	2,870,978

Total gross income	12,821,972	15,398,574

Direct operating expenses:
Operating expenses	498,328	1,189,849
Insurance	164,021	49,871
Real estate taxes	1,105,955	1,705,758
Ground rent	153,261	204,348

Total direct operating expenses	1,921,565	3,149,826

Excess of gross income over direct operating expenses	$10,900,407	$12,248,748

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of nineteen properties located in the following states; Illinois, Iowa, Wisconsin, Virginia, North Carolina, Georgia, Texas, Maryland, California, and Pennsylvania.  The Portfolio consists of approximately 1,926,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the properties in the Portfolio in 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $336,956 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$12,546,502
2007	12,842,702
2008	11,737,942
2009	10,849,700
2010	9,747,472
Thereafter	63,838,442

$121,562,760

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Six Pines Portfolio (“the Portfolio”) for the year ended December 31, 2006. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Six Pines Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 30, 2007

Six Pines Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three months ended March 31, 2007	December 31, 2006
	(unaudited)
Gross income:
Base rental income	$4,256,644	$17,137,148
Operating expense, insurance, and real estate tax recoveries	1,624,995	6,522,090

Total gross income	5,881,639	23,659,238

Direct operating expenses:
Operating expenses	660,021	2,849,309
Insurance	91,614	333,142
Real estate taxes	958,886	3,652,899

Total direct operating expenses	1,710,521	6,835,350

Excess of gross income over direct operating expenses	$4,171,118	$16,823,888

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Six Pines Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Six Pines Portfolio (collectively, “the Portfolio”) is comprised of twenty-one properties located in the following states; Kentucky, Texas, Florida, Tennessee, South Carolina, and Georgia.  The Portfolio consists of approximately 1,473,000 square feet of gross leasable area and was 97% occupied at December 31, 2006.  The Portfolio is leased to a total of 260 tenants of which one tenant accounted for approximately 34% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) closed on all of the properties of the Portfolio on April 10, 2007 with Preston Oil Company and related entities, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  Certain of the leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $113,870 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 21 years, as of December 31, 2006, are as follows:

Year
2007	$17,117,541
2008	16,116,513
2009	14,816,893
2010	13,137,309
2011	11,774,972
Thereafter	73,054,376

$146,017,604

Six Pines Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Worldgate Plaza (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Worldgate Plaza for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 30, 2007

Worldgate Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007 (Unaudited)	December 31, 2006

Gross income:
Base rental income	$2,082,905	7,657,988
Operating expense, insurance, and real estate tax recoveries	373,473	1,402,549

Total gross income	2,456,378	9,060,537

Direct operating expenses:
Operating expenses	399,288	1,445,456
Insurance	35,291	153,192
Real estate taxes	244,462	875,344

Total direct operating expenses	679,041	2,473,992

Excess of gross income over direct operating expenses	$1,777,337	6,586,545

See accompanying notes to historical summary of gross income and direct operating expenses.

Worldgate Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Worldgate Plaza (“the Property”) is located in Herndon, Virginia. The Property consists of approximately 322,000 gross leasable square feet and was 75% occupied at December 31, 2006. The Property is leased to a total of 5 tenants of which two tenants accounted for approximately 69% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Worldgate Plaza, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $187,188 for the year ended December 31, 2006.

Minimum rents to be received from the 5 tenants under multiple operating leases, with a lease term of five to 20 years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$7,652,670
2008	6,641,124
2009	6,821,483
2010	2,541,367
2011	449,925

$24,106,569

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, professional fees, interest expense, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Shops at Riverstone (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Shops at Riverstone for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 29, 2007

Shops at Riverstone

 Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007 (unaudited)	December 31, 2006

Gross income:
Base rental income	$821,074	2,588,675
Operating expense, insurance, and real estate tax recoveries	198,712	735,015

Total gross income	1,019,786	3,323,689

Direct operating expenses:
Operating expenses	82,928	298,151
Insurance	13,446	52,866
Real estate taxes	168,576	642,194

Total direct operating expenses	264,950	993,221

Excess of gross income over direct operating expenses	$754,836	2,330,468

See accompanying notes to historical summary of gross income and direct operating expenses.

Shops at Riverstone

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

The Shops at Riverstone (“the Property”) is located in Missouri City, Texas. The Property consists of approximately 315,000 gross leasable square feet and was 70% occupied at December 31, 2006. The Property is leased to a total of 18 tenants of which four tenants accounted for approximately 73% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Riverstone Retail Partners, Ltd., LASCO Riverstone Retail Partners, Ltd., Riverstone Copperfield Retail Partners, Ltd. and Riverstone Place Retail Partners, Ltd., unaffiliated third parties.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $675,405 for the year ended December 31, 2006.

Minimum rents to be received from the 20 tenants under multiple operating leases, with a lease term of five to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,087,150
2008	3,250,009
2009	3,251,009
2010	3,267,427
2011	3,289,192
Thereafter	21,384,452

$37,529,239

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Pavilions at Hartman Heritage (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Pavilions at Hartman Heritage for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 29, 2007

Pavilions at Hartman Heritage

 Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007 (unaudited)	December 31, 2006
Gross income:
Base rental income	$710,663	2,497,123
Operating expense, insurance, and real estate tax recoveries	196,231	700,815

Total gross income	906,894	3,197,938

Direct operating expenses:
Operating expenses	79,248	245,614
Insurance	8,581	31,205
Real estate taxes	157,459	599,845

Total direct operating expenses	245,288	876,664

Excess of gross income over direct operating expenses	$661,605	2,321,274

See accompanying notes to historical summary of gross income and direct operating expenses.

Pavilions at Hartman Heritage

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

The Pavilions at Hartman Heritage (“the Property”) is located in Independence, Missouri. The Property consists of approximately 224,000 gross leasable square feet and was 81% occupied at December 31, 2006. The Property is leased to a total of 22 tenants of which three tenants accounted for approximately 36% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the third quarter of 2007 with Pavilions LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Property leases shopping space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $49,524 for the year ended December 31, 2006.

Minimum rents to be received from the 22 tenants under multiple operating leases, with a lease term of three to fifteen years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$2,497,663
2008	2,493,433
2009	2,347,898
2010	2,319,445
2011	2,140,054
Thereafter	7,583,748

$19,382,241

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakeport Commons (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakeport Commons for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 31, 2007

Lakeport Commons

 Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007 (unaudited)	December 31, 2006

Gross income:
Base rental income	$912,738	3,335,306
Operating expense, insurance, and real estate tax recoveries	316,248	1,136,720

Total gross income	1,228,986	4,472,026

Direct operating expenses:
Operating expenses	59,950	143,212
Insurance	7,549	27,451
Real estate taxes	308,986	1,177,091

Total direct operating expenses	376,485	1,347,754

Excess of gross income over direct operating expenses	$852,501	3,124,272

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakeport Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Lakeport Commons (“the Property”) is located in Sioux City, Iowa. The Property consists of approximately 282,000 gross leasable square feet and was 88% occupied at December 31, 2006. The Property is leased to a total of 25 tenants of which two tenants accounted for approximately 32% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Lakeport Commons, L.L.C., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was $111,444 of contingent rent earned for the year ended December 31, 2006.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $536,540 for the year ended December 31, 2006.

Minimum rents to be received from the 25 tenants under multiple operating leases, with a lease term of four to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,634,148
2008	3,644,148
2009	3,644,148
2010	3,360,142
2011	3,183,360
Thereafter	14,597,850
$32,333,796

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Shallotte Commons

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the twelve months ended December 31, 2006 (unaudited)

Gross income:
Base rental income	$207,738	644,981
Operating expense, insurance, and real estate tax recoveries	29,274	89,142

Total gross income	237,012	734,123

Direct operating expenses:
Operating expenses	14,332	90,745
Real estate taxes	14,502	39,245
Insurance	6,069	23,003

Total direct operating expenses	34,903	152,993

Excess of gross income over direct operating expenses	$202,109	581,130

See accompanying notes to historical summary of gross income and direct operating expenses.

Shallotte Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Landings at Clear Lake

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the twelve months ended December 31, 2006 (unaudited)

Gross income:
Base rental income	$884,543	1,885,918
Operating expense, insurance, and real estate tax recoveries	28,374	87,766

Total gross income	912,917	1,973,684

Direct operating expenses:
Operating expenses	101,233	411,083
Real estate taxes	46,069	48,022
Insurance	31,767	147,992

Total direct operating expenses	179,069	607,097

Excess of gross income over direct operating expenses	$733,848	1,366,587

See accompanying notes to historical summary of gross income and direct operating expenses.

The Landings at Clear Lake

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of The Landings at Clear Lake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Gravois Dillon

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the twelve months ended December 31, 2006 (unaudited)

Gross income:
Base rental income	$409,401	1,535,288
Operating expense, insurance, and real estate tax recoveries	109,909	324,563

Total gross income	519,310	1,859,851

Direct operating expenses:
Operating expenses	70,250	165,817
Real estate taxes	44,982	170,847
Insurance	6,889	23,962

Total direct operating expenses	122,121	360,626

Excess of gross income over direct operating expenses	$397,189	1,499,225

See accompanying notes to historical summary of gross income and direct operating expenses.

Gravois Dillon

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Gravois Dillon to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Northwest Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the twelve months ended December 31, 2006 (unaudited)

Gross income:
Base rental income	$656,010	2,581,818
Operating expense, insurance, and real estate tax recoveries	213,140	970,884

Total gross income	869,150	3,552,702

Direct operating expenses:
Operating expenses	70,580	377,867
Real estate taxes	187,325	674,399
Insurance	21,085	34,940

Total direct operating expenses	278,990	1,087,206

Excess of gross income over direct operating expenses	$590,160	2,465,496

See accompanying notes to historical summary of gross income and direct operating expenses.

Northwest Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Northwest Marketplace to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Villages at Kitty Hawk

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

Gross income:
Base rental income	$549,010	596,245
Operating expense, insurance, and real estate tax recoveries	50,359	111,680

Total gross income	599,369	707,925

Direct operating expenses:
Operating expenses	57,617	131,294
Real estate taxes	47,400	86,122
Insurance	84,799	128,123

Total direct operating expenses	189,816	345,539

Excess of gross income over direct operating expenses	$409,553	362,386

See accompanying notes to historical summary of gross income and direct operating expenses.

The Villages at Kitty Hawk

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Washington Park Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007 (unaudited)	For the twelve months ended December 31, 2006 (unaudited)

Gross income:
Base rental income	$678,300	2,273,019
Operating expense, insurance, and real estate tax recoveries	345,421	1,021,773

Total gross income	1,023,721	3,294,792

Direct operating expenses:
Operating expenses	108,736	125,213
Insurance	18,356	58,927
Real estate taxes	294,153	1,067,497
Interest expense	452,880	1,111,727

Total direct operating expenses	874,125	2,363,364

Excess of gross income over direct operating expenses	$149,596	931,428

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Park Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Washington Park Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Item 8.                                                           Financial Statements and Supplementary Data.

The following consolidated financial statements are included herein:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Winston Hotels, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Winston Hotels, Inc. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.  In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.  These financial statements and financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 18 to the consolidated financial statements, in 2005, the Company adopted FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” an interpretation of SFAS No. 143, “Accounting for Asset Retirement Obligations”.

March 14, 2007, except with respect to our opinion

on the consolidated financial statements insofar as

it relates to the effects of the discontinued operations

discussed in Note 5, as to which the date is June 22, 2007

WINSTON HOTELS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

As of December 31,	2006	2005
ASSETS
Land	$59,803	$55,758
Buildings and improvements	430,968	422,081
Furniture and equipment	66,745	63,048
Operating properties	557,516	540,887
Less accumulated depreciation	140,826	139,259
	416,690	401,628
Properties under development and land for development	11,748	25,139
Net investment in hotel properties	428,438	426,767

Assets held for sale	10,327	11,009
Corporate furniture, fixtures and equipment, net	551	371
Cash	7,822	15,047
Accounts receivable, net	2,723	3,820
Notes receivable	52,146	38,050
Investment in joint ventures	4,210	1,795
Deferred expenses, net	9,490	6,807
Prepaid expenses and other assets	14,135	12,556
Deferred tax asset	10,367	11,471
Total assets	$540,209	$527,693

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$7,850	$157,896
Mortgage loans	231,694	99,874
Accounts payable and accrued expenses	21,479	27,915
Distributions payable	6,413	6,011
Total liabilities	267,436	291,696

Minority interest	13,804	12,786

Commitments and contingencies (See Notes 18 and 20)	—	—

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,191 and 26,509 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	292	265
Additional paid-in capital	351,274	325,238
Unearned compensation	—	(1,454)
Distributions in excess of earnings	(92,634)	(100,875)
Total shareholders’ equity	258,969	223,211
Total liabilities, minority interest and shareholders’ equity	$540,209	$527,693

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Years ended December 31,	2006	2005	2004
Operating revenue:
Rooms	$148,655	$113,293	$95,407
Food and beverage	11,432	7,875	5,253
Other operating departments	5,796	3,779	2,985
Percentage lease revenue	—	—	701
Joint venture fee income	227	250	181
Total operating revenue	166,110	125,197	104,527
Hotel operating expenses:
Rooms	30,137	24,106	20,674
Food and beverage	8,185	6,006	4,036
Other operating departments	4,139	2,750	2,206
Undistributed operating expenses:
Property operating	32,174	24,423	20,643
Real estate taxes and property and casualty insurance	7,661	6,198	5,347
Franchise	10,102	8,124	6,754
Maintenance and repair	7,886	6,328	5,206
Management fees	5,938	3,589	2,358
General and administrative	11,343	7,943	6,858
Depreciation	19,941	15,607	13,458
Amortization	2,115	1,498	1,383
Total operating expenses	139,621	106,572	88,923
Operating income	26,489	18,625	15,604
Loss on extinguishment of debt	(3,961)	—	—
Interest and other income	8,694	7,045	2,196
Interest expense	(17,553)	(11,633)	(7,157)
Income before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income (loss) of unconsolidated joint ventures	13,669	14,037	10,643
Income allocation to minority interest in Partnership	(170)	(290)	(132)
Income allocation to minority interest in consolidated joint ventures	(563)	(410)	(255)
Income tax benefit (expense)	(1,890)	(681)	1,474
Equity in income (loss) of unconsolidated joint ventures	86	625	(61)
Income from continuing operations	11,132	13,281	11,669
Discontinued operations:
Income from discontinued operations	3,782	4,356	5,639
Gain on sale of discontinued operations	17,485	366	15
Loss on impairment of assets held for sale	—	(12,386)	(440)
Income before cumulative effect of changes in accounting principles	32,399	5,617	16,883
Cumulative effect of changes in accounting principles, net	—	(364)	—
Net income	32,399	5,253	16,883
Preferred stock distribution	(7,360)	(7,360)	(7,315)
Loss on redemption of Series A Preferred Stock	—	—	(1,720)
Net income (loss) available to common shareholders	$25,039	$(2,107)	$7,848
Basic weighted average number of common shares outstanding	27,475	26,302	26,224
Diluted weighted average number of common shares outstanding	28,943	27,680	27,555
Income (loss) per common share basic and diluted:
Income from continuing operations	$0.14	$0.22	$0.10
Income (loss) from discontinued operations	0.77	(0.29)	0.20
Cumulative effect of changes in accounting principles, net	—	(0.01)	—
Net income (loss) available to common shareholders	$0.91	$(0.08)	$0.30
Per share dividends to common shareholders	$0.60	$0.60	$0.60

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in thousands, except per share amounts)

								Accumulated
					Additional		Distributions	Other	Total
	Preferred Stock		Common Stock		Paid-in	Unearned	In Excess of	Comprehensive	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Compensation	Earnings	Loss	Equity

Balances at December 31, 2003	3,000	$30	26,271	$263	$307,089	$(527)	$(74,888)	$(33)	$231,934
Issuance of shares and other	3,680	37	127	1	90,108	(1,328)	—	—	88,818
Redemption of preferred A stock	(3,000)	(30)	—	—	(73,250)	—	(1,720)	—	(75,000)
Distributions ($0.60 per common share)	—	—	—	—	—	—	(15,822)	—	(15,822)
Distributions ($0.353 per preferred A share)	—	—	—	—	—	—	(1,059)	—	(1,059)
Distributions ($1.70 per preferred B share)	—	—	—	—	—	—	(6,256)	—	(6,256)
Unearned compensation amortization	—	—	—	—	—	710	—	—	710
Net income	—	—	—	—	—	—	16,883	—
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	33
Comprehensive income									16,916
Balances at December 31, 2004	3,680	$37	26,398	$264	$323,947	$(1,145)	$(82,862)	$—	$240,241
Issuance of shares and other	—	—	111	1	1,291	(1,256)	—	—	36
Distributions ($0.60 per common share)	—	—	—	—	—	—	(15,906)	—	(15,906)
Distributions ($2.00 per preferred B share)	—	—	—	—	—	—	(7,360)	—	(7,360)
Unearned compensation amortization	—	—	—	—	—	947	—	—	947
Net income	—	—	—	—	—	—	5,253	—	5,253
Balances at December 31, 2005	3,680	$37	26,509	$265	$325,238	$(1,454)	$(100,875)	$—	$223,211
Issuance of shares and other	—	—	2,682	27	25,778	—	—	—	25,805
Presentation reclassification - SFAS 123R adoption	—	—	—	—	(1,454)	1,454	—	—	—
Restricted stock expense recognition	—	—	—	—	1,712	—	—	—	1,712
Distributions ($0.60 per common share)	—	—	—	—	—	—	(16,798)	—	(16,798)
Distributions ($2.00 per preferred B share)	—	—	—	—	—	—	(7,360)	—	(7,360)
Net income	—	—	—	—	—	—	32,399	—	32,399
Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$—	$(92,634)	$—	$258,969

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Years ended December 31,	2006	2005	2004
Cash flows from operating activities:
Net income	$32,399	$5,253	$16,883
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on impairment of assets held for sale	—	12,993	462
Income (loss) allocation to minority interest	1,166	(86)	386
Income allocation to consolidated joint ventures	563	410	255
Depreciation	21,807	19,599	18,147
Amortization	2,154	1,541	1,437
Loss on extinguishment of debt	3,961	—	—
Deferred income tax expense (benefit)	1,165	383	(2,202)
Gain on sale of hotel properties	(18,305)	(383)	(16)
Equity in (income) loss of unconsolidated joint ventures	(86)	(625)	61
Distributions from joint ventures	203	971	126
Unearned compensation amortization	1,712	947	710
Cumulative effect of changes in accounting principles, net	—	364	—
Changes in assets and liabilities:
Lease revenue receivable	—	—	179
Accounts receivable	1,097	(1,144)	(171)
Prepaid expenses and other assets	(1,640)	(4,712)	677
Accounts payable and accrued expenses	613	5,100	1,614
Net cash provided by operating activities	46,809	40,611	38,548
Cash flows from investing activities:
Investment in hotel properties	(57,339)	(102,156)	(36,802)
Proceeds from sale of hotel properties	52,510	10,086	10,533
Issuance of notes receivable	(24,408)	(21,700)	(25,833)
Collection of notes receivable	10,312	15,924	—
Acquisition of minority interest	—	—	(8,163)
(Investment in) distributions from unconsolidated joint ventures	(9,423)	7,262	(1,092)
Purchase of restricted marketable securities	(64,578)	—	—
Franchise and loan origination costs	(458)	—	(152)
Net cash used in investing activities	(93,384)	(90,584)	(61,509)
Cash flows from financing activities:
Proceeds from common stock issuance	26,426	—	—
Proceeds from issuance of Series B preferred shares, net	—	—	88,794
Redemption of Series A preferred shares, net	—	—	(75,000)
Net increase (decrease) in lines of credit	(150,046)	91,033	37,650
Proceeds from mortgage loans	205,666	940	7,946
Payment of mortgage loans	(12,601)	(2,141)	(11,155)
Distributions to shareholders	(23,756)	(23,249)	(23,013)
Distributions to minority interest in partnership	(779)	(779)	(779)
Distributions to minority interest in consolidated joint ventures, net of contributions	(553)	(677)	(859)
Fees paid in connection with financing activities	(5,007)	(4,222)	(2,131)
Net cash provided by financing activities	39,350	60,905	21,453
Net increase (decrease) in cash	(7,225)	10,932	(1,508)
Cash at beginning of period	15,047	4,115	5,623
Cash at end of period	$7,822	$15,047	$4,115
Supplemental disclosure:
Cash paid for income taxes	$470	$—	$—
Cash paid for interest (net of amounts capitalized)	$20,892	$11,193	$6,992
Summary of non-cash investing and financing activities:
Debt defeased in exchange for restricted marketable securities:
Restricted debt	$(61,257)	$—	$—
Marketable securities	$64,578	$—	$—
Purchase of Stanley Hotel with mortgage loan	$—	$13,000	$—
Sale of hotel property for note receivable	$—	$1,425	$—

See Notes to the Consolidated Financial Statements

1.                                      ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of December 31, 2006, the Company’s ownership interest in the Partnership was 95.74% (See Note 3).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853-860 of the Internal Revenue Code of 1986, as amended.

As of December 31, 2006, the Company owned or was invested in 53 hotel properties in 18 states, having an aggregate of 7,205 rooms.  This included 44 wholly owned properties with an aggregate of 6,013 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned four hotels with an aggregate of 545 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of December 31, 2006, the Company also had $52.1 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of December 31, 2006, 43 of the Company’s 44 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining four joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites, the Shelton, CT Courtyard by Marriott and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  The Company’s third-party managers under management agreements have direct control of the daily operations of our hotels.  As of December 31, 2006, Alliance Hospitality Management, LLC managed 41 of the Company’s 53 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates.  The six hotels have been included in the Company’s Consolidated Financial Statements since their acquisition in October 2005.

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.  Hotel properties are recorded at cost and are depreciated using the straight-line method over estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the years ended December 31, 2006, 2005 and 2004, the Company capitalized interest of $1,993, $585 and $62, respectively, related to hotels under development or major renovation.

General.  The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired, such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  The Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

Impairment on Planned Dispositions.  The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  During the third quarter of 2005, management began evaluating the potential sale of certain hotels.  Accordingly, the Company factored in the prospect of selling properties in the near term.  As a result of this analysis, which was prepared on a probability-weighted, estimated undiscounted future cash flow basis, an impairment was triggered under a held for use model for two hotels.  In accordance with SFAS 144, the Company recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to the two hotels.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the two hotels to the estimated sales prices, net of estimated selling costs.  The Company’s estimated sales price is based on fair market value quotes received from independent brokers.  On November 4, 2005, the Company’s Board of Directors adopted a formal plan to sell the two hotels, for which impairment charges were taken during the third quarter.  In June 2006, the Company sold one of these hotels, the Dallas, TX Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in banks plus short-term investments with an initial maturity of three months or less when purchased.

Accounts Receivable

Accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables.  The Company generally does not require collateral.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.  The Company maintains an allowance for doubtful accounts receivable, which totaled approximately $15 and $24 at December 31, 2006 and 2005, respectively, and is included in accounts receivable on the Consolidated Balance Sheets.

Notes Receivable

The Company provides mezzanine and first-mortgage financing in the form of loans.  Loans receivable are recorded at cost, adjusted for net origination fees and costs.  Premiums, discounts, and net origination fees are amortized or accreted as an adjustment to interest income using the effective interest method.  Loans receivable are reviewed for potential impairment at each balance sheet date.  A loan receivable is considered impaired when, based on current information; it becomes probable that the Company will be unable to collect all amounts due according to the loan’s contractual terms.  The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or fair value of collateral.  If a loan were deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.  As of December 31, 2006, no such impairment charges have been recognized.  Subsequent to year end a $20.3 million note was sold for $15.2 million (See Note 20).

In accordance with FIN 46R, variable interest entities, as defined, are required to be consolidated by their primary beneficiaries if the variable interest entities do not effectively disperse risks among parties involved.  The Company’s mezzanine and first-mortgage loans receivable are each collateralized by various hotel properties or partnership interests in hotel properties and are subordinate to any primary loans related to the collateralized hotels.  All of these loans receivable are considered to be variable interests in the entities that own the related hotels, which are variable interest entities.  However, the Company is not considered to be the primary beneficiary of these hotel properties as a result of holding these loans.  Therefore, the Company does not consolidate the hotels for which it has provided debt financing.  Interests in entities acquired or created in the future will be evaluated based on FIN 46R criteria, and such entities will be consolidated, if required.  The analysis utilized by the Company in evaluating FIN 46 criteria involves considerable management judgment and assumptions.

Investment in Joint Ventures.

Investment in joint ventures consists of the Company’s direct cash or land contributions to unconsolidated joint ventures, plus capitalized internal costs of services provided by the Company during the development stage, plus the Company’s share of net income (loss), less distributions received.  In accordance with the provisions of Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” the Company uses the equity method to recognize its share of net income or loss of the unconsolidated joint venture it has invested in (See Note 7).

The Company evaluates its investments in unconsolidated joint ventures for impairment by considering a number of factors including assessing current fair value of the investment to carrying value.  If the current fair value of the investment is less than the carrying value, and there is either an absence of an ability to recover the carrying value of the investment, or the property does not appear to have the ability to sustain an earnings capacity that would justify the carrying amount of the investment, an impairment charge may be required.

Deferred Expenses

Included in deferred expenses are franchise fees and loan costs which are recorded at cost.  Amortization of franchise fees is computed using the straight-line method over the term of the related franchise agreement.  Amortization of loan costs is computed using the straight-line method, which approximates the effective interest method, over the period of the related debt facility.

Income Taxes

The Company believes that it qualifies as a REIT under Sections 853 to 860 of the Internal Revenue Code.  Effective July 1, 2002, under the REIT Modernization Act, the Company began leasing its hotels to a wholly owned taxable REIT subsidiary that is subject to federal and state income taxes.  The Company accounts for income taxes of this subsidiary in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Earnings and profits, which determine the taxability of distributions to shareholders, differ from net income reported for financial reporting purposes due primarily to the differences for federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investment in hotel properties.

Revenue Recognition

The Company’s primary source of revenue is room revenue generated from hotels.  It also generates revenue through food and beverage, telephone, parking, and other incidental sales at its hotels.  Room, food and beverage, and other revenue are recognized at the time of service.

Derivative Financial Instruments

The Company recognizes all material derivative financial instruments as assets and liabilities and measures them at fair value.  For derivative financial instruments that are designated and qualify as a cash flow hedge, the effective portions of changes in fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statement when the hedged item affects earnings.  Ineffective portions of changes in the fair value of cash flow hedges are recognized currently in earnings.  Changes in the fair value of derivatives that do not qualify for hedge treatment are recognized currently in earnings.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash.  The Company mitigates this risk by placing cash deposits at credible federally insured depository institutions.  At December 31, 2006, bank account balances exceeded federal depository insurance limits by approximately $10.0 million.  This includes $4.8 million in escrow accounts classified in prepaid expenses and other assets that are deposited at credible federally insured depository institutions.

Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the amounts of revenues and expenses reflected during the reported periods.  Actual results could differ from those estimates.

Recently Issued Accounting Standards

Interpretation No. 48.  In July, 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FAS No. 109,” (“FIN 48”), which clariﬁes the accounting for uncertainty in income taxes.  Currently, the accounting for uncertainty in income taxes is subject to significant and varied interpretations that have resulted in diverse and inconsistent accounting practices and measurements.  To address such diversity, FIN 48 prescribes a consistent recognition threshold and measurement attribute, as well as clear criteria for subsequently recognizing, derecognizing and measuring changes in such tax positions for financial statement purposes.  The Interpretation also requires expanded disclosure with respect to the uncertainty in income taxes.  FIN 48 is effective for ﬁscal years beginning after December 15, 2006.  The adoption of FIN 48 is not expected to have a material affect on any of the Company’s financial statements.

Staff Accounting Bulletin No. 108.  In September 2006, the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin No. 108, (“SAB 108”) “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.  Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method.  The roll-over method focuses primarily on the impact of a misstatement on the income statement—including the reversing effect of prior year misstatements—but its use can lead to the accumulation of misstatements in the balance sheet.  The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.  Prior to our application of the guidance in SAB 108, the Company used the iron-curtain method for quantifying financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s financial statements and the related financial statement disclosures.  This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods.  SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been applied or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.  The Company adopted SAB 108 effective for the ﬁscal year ended December 31, 2006.  The adoption of SAB 108 did not affect any of the Company’s financial statements.

3.                                      MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of December 31, 2006 owned a 95.74% ownership interest in, the Partnership.  The remaining 4.26% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.34%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.35%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS – Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of December 31, 2006 and 2005 was $7,345 and $6,337, respectively.

4.                                      CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At December 31, 2006, 27 out of the Company’s 44 wholly owned hotels were located in the five eastern seaboard states ranging from Maryland to Florida, including 13 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage lending collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

5.                                      DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  This hotel was not included in assets held for sale at December 31, 2006, but was reclassified to discontinued operations in March 2007.  The inclusion of these additional hotels in discontinued operations during 2007 resulted in certain reclassifications to the consolidated statement of operations for the years ended December 31, 2006, 2005 and 2004 and related footnotes, which include Note 11. Income Taxes, Note 14. Earnings Per Share, Note 17. Segment Reporting and Note 19. Quarterly Financial Data (Unaudited).

In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, this hotel was included in asset held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the

Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to two hotels.  On November 4, 2005, the Company’s Board adopted a formal plan to sell the two hotels.  In June 2006, the Company sold one of these hotels, the Dallas, TX Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The Company sold the Hilton Head, SC Hampton Inn in May 2005 for $4.4 million in cash, net of closing costs and in the second quarter of 2005 recorded a gain of $470 thereto.  The Company sold two hotels during January 2005.  The Chester, VA Comfort Inn was sold for $5.2 million in cash, net of closing costs.  The Greenville, SC Comfort Inn was sold for $1.9 million, net of closing costs, of which the Company received approximately $0.5 million in cash proceeds and a note receivable for approximately $1.4 million.  The Company recorded a loss of $33 related to the sale of the Chester Comfort Inn, and a loss of $54 related to the sale of the Greenville Comfort Inn.  These losses were in addition to the estimated impairment losses taken in 2004 and 2003, relating to the Greenville Comfort Inn.  The Greenville Comfort Inn was originally classified as held for sale in the third quarter of 2003.  The Company sold the Wilmington, NC Hampton Inn in February 2004 and sold the Las Vegas, NV Hampton Inn in June 2004 for an aggregate gain of $16.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations during 2006 resulted in certain reclassifications to the financial statement amounts for the December 31, 2005 and 2004 financial statement amounts.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	2006	2005	2004
Total revenue	$23,824	$34,241	$38,449
Total expenses	20,282	29,799	33,263
Income from hotel operations	3,542	4,442	5,186
Allocation to minority interest in Partnership - income from discontinued operations	(176)	(214)	(275)
Gain on sale of discontinued operations	18,305	383	16
Allocation to minority interest in Partnership - gain on sale of discontinued operations	(820)	(17)	(1)
Loss on impairment of assets held for sale	—	(12,993)	(462)
Allocation to minority interest in Partnership - loss on impairment of assets held for sale	—	607	22
Income tax benefit	416	128	728
Income (loss) from discontinued operations	$21,267	$(7,664)	$5,214

6.                                      HOTEL DEVELOPMENT AND ACQUISITION

Developments

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The 151-room aloft is estimated to cost approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the third quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room, $10.7 million Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 10).  As of December 31, 2006, the Company had invested approximately $2.6 million.

Wilmington Hilton Garden Inn.  At December 31, 2006, the Company was building a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  The estimated all-in cost of this development is expected to be approximately $13.3 million, $9.0 million of which is expected to be borrowed under a first mortgage loan (See Note 10).  The

Company broke ground on the hotel in December 2005 and opened the hotel in March of 2007.  As of December 31, 2006, the Company had invested approximately $8.4 million.

Princeton Homewood Suites.  In July 2005, the Company closed on the purchase of 4.5 acres of land within the Forrestal Center of Princeton University for $2.9 million to build a Homewood Suites hotel.  The Company is funding part of the project’s total $19.6 million cost through a $12.6 million first mortgage loan (See Note 10).  The Company broke ground on the hotel in September 2005 and opened the hotel in November 2006.

Joint Venture Developments.  During 2006, a joint venture, in which the Company owns a 41.7% interest completed development of and opened  a Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Green, OH.  During 2006, the Company completed the renovation of a historic building into a Courtyard by Marriott hotel Kansas City, MO in conjunction with two separate joint venture partners (See Note 7).

During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 7).  As of December 31, 2006, the Company had invested approximately $0.1 million.

Acquisitions

Hampton Inn & Suites Baltimore Inner Harbor.  On September 2, 2005, the Company acquired the 116-room Hampton Inn & Suites Baltimore Inner Harbor in Maryland for $16.3 million from a private investment group.  In 2002, the Company co-funded equally with Hall Financial Group a $3.5 million mezzanine loan to help finance the acquisition and renovation of this hotel.  Upon acquiring the hotel, the mezzanine loan was paid off, which resulted in a lump sum payment of approximately $5.3 million, including $3.3 million of principal and $2.0 million in accrued interest and disposition fees.  The Company’s portion of the $5.3 million totaled $2.8 million.  Upon pay off of the loan, the Company realized $0.7 million in interest income that it had not previously received or accrued.  Simultaneously with the acquisition, the Company entered into a joint venture, 131 East Redwood, LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The joint venture leases the Hampton Inn & Suites from the Company (See Note 7).

Marriott Portfolio.  In October 2005, the Company acquired six hotels with an aggregate of 698 rooms for $46.9 million.  The properties consist of one Courtyard by Marriott hotel and five TownePlace Suites hotels.  Five of these hotels are located in Texas—one in Austin, one in College Station, one in Clearlake and two in Houston—and one is located in Birmingham, AL.  The hotels continue to be managed by Marriott.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for these six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates.  The six hotels have been included in the Company’s consolidated financial statements since their acquisition.

Courtyard by Marriott in St. Charles, IL.  In August 2006, the Company acquired the 121-room Courtyard by Marriott in St. Charles, IL for $8.5 million, net of cash acquired, from a private investment group.

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels in New York City for a purchase price of $55 million each.  Located in the Tribeca and Chelsea areas, the hotels currently are under construction.  Acquisition of each of these hotels is subject to satisfactory completion of due diligence and other customary closing conditions.  The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for both the Tribeca hotel and the Chelsea hotel.  The Chelsea hotel is expected to open in the second quarter of 2007.  There has been a delay in construction at the Tribeca hotel and the Company is pursuing legal action against the seller.  Pursuant to the purchase and sale agreement the Company intends to close the project at the appropriate time and complete the development in time to open in the fourth quarter of 2007.

7.                                      SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of December 31, 2006, the Company was invested in eleven hotels through joint ventures, which included ten operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining five joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC  (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in

Green, OH, for an estimated cost of $12.3 million.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  In December 2005, the joint venture entered into a $7.9 million construction-to-permanent first mortgage loan (See Note 10).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture is funding a portion of the development costs with borrowings under a mortgage loan (See Note 10).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  The Company receives the majority of the operating results of the joint venture and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 10).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC owns a 51% interest in each of Marsh Landing Hotel Associates and Marsh Landing Lessee.  Marsh Landing Investments, LLC is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott (opened September 2004), and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the Chapel Hill Courtyard by Marriott from Chapel Hill Hotel Associates.  Chapel Hill Investments, LLC owns a 51.22% interest in each of Chapel Hill Hotel Associates and Chapel Hill Lessee.  The Company has also invested $1.3 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

The following tables set forth a summary of the balance sheets for the consolidated joint ventures as of December 31, 2006 and 2005 and the statements of operations for the years ended December 31, 2006, 2005 and 2004:

	December 31,	December 31,
	2006	2005
Gateway Hotel Associates, LLC
Assets	$10,105	$2,336
Liabilities	6,460	36
Equity	$3,645	$2,300
Gateway Hotel Lessee, LLC
Assets	$98	$—
Liabilities	228	—
Equity	$(130)	$—
Winston Kansas City, LP
Assets	$23,198	$16,984
Liabilities	14,304	1,887
Equity	$8,894	$15,097
Stanley Associates
Assets	$18,193	$18,192
Liabilities	12,884	13,059
Equity	$5,309	$5,133
Stanley Lessee
Assets	$1,059	$789
Liabilities	386	650
Equity	$673	$139
131 East Redwood (Tenant) LLC
Assets	$1,353	$1,372
Liabilities	550	428
Equity	$803	$944
Marsh Landing Hotel Associates
Assets	$6,542	$6,532
Liabilities	4,713	4,782
Equity	$1,829	$1,750
Marsh Landing Lessee
Assets	$188	$48
Liabilities	171	43
Equity	$17	$5
Chapel Hill Hotel Associates
Assets	$12,967	$13,431
Liabilities	10,192	10,712
Equity	$2,775	$2,719
Chapel Hill Lessee
Assets	$410	$151
Liabilities	271	68
Equity	$139	$83

	2006	2005	2004
Gateway Hotel Associates, LLC
Revenue	$142	$—	$—
Expense	(587)	(14)	—
Net loss	$(445)	$(14)	$—
Gateway Hotel Lessee, LLC
Revenue	$307	$—	$—
Expense	(436)	—	—
Net loss	$(129)	$—	$—
Winston Kansas City, LP
Revenue	$1,049	$—	$—
Expense	(1,761)	—	—
Net loss	$(712)	$—	$—
Stanley Associates
Revenue	$2,205	$852	$—
Expense	(2,029)	(719)	—
Net income	$176	$133	$—
Stanley Lessee
Revenue	$9,675	$3,836	$—
Expense	(9,141)	(3,697)	—
Net income	$534	$139	$—
131 East Redwood (Tenant) LLC
Revenue	$5,392	$1,569	$—
Expense	(5,232)	(1,644)	—
Net income (loss)	$160	$(75)	$—
Marsh Landing Hotel Associates
Revenue	$1,379	$1,247	$1,487
Expense	(842)	(893)	(761)
Net income	$537	$354	$726
Marsh Landing Lessee
Revenue	$3,349	$2,982	$—
Expense	(3,336)	(2,978)	—
Net income	$13	$4	$—
Chapel Hill Hotel Associates
Revenue	$2,249	$1,956	$387
Expense	(1,955)	(1,865)	(757)
Net income (loss)	$294	$91	$(370)
Chapel Hill Lessee
Revenue	$5,346	$4,629	$838
Expense	(4,990)	(4,489)	(896)
Net income (loss)	$356	$140	$(58)

The table above includes the minority interest income of $563, $410 and $255 for the years ended December 31, 2006, 2005 and 2004, respectively.  Minority interest in consolidated joint ventures as of December 31, 2006 and 2005 was $6,459 and $6,449, respectively.

Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Associates is expected to be approximately $5.3 million.  Jacksonville Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Associates entered into a five-year construction-to-permanent first mortgage loan for $9.4 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  Principal and interest payments will start two months after the final disbursement, based on a 25-year amortization schedule.  Jacksonville Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Associates.  Skyline owns a 52% interest in each of Jacksonville Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  Therefore, the results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Associates were each approximately $4.6 million.  As of December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels resulting in the Company receiving a $1.1 million distribution, $0.3 million of which was a return of capital, and an allocation of $551 of the related gain, which is included in equity in income (loss) of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the year ended December 31, 2005.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.

During 2006, the Company formed four joint ventures, which lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in both the WCC Project Company LLC and the WNC Project Company LLC joint ventures differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these four hotels are not consolidated in the Company’s consolidated financial statements.

Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations, including the Company’s share, related to the Charlesbank Venture as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004:

As of December 31,	2006	2005
Gross fixed assets	$41,418	$40,791
Accumulated depreciation	(4,860)	(2,912)
Other assets	3,653	4,304
Total assets	40,211	42,183
Miscellaneous liabilities	4,847	4,053
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,760	2,827
Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,210	9,423
Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,598	4,704
Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	9,000	9,000
Total liabilities	30,415	30,007
Equity	9,796	12,176
Company’s share of equity	1,534	1,644
Company’s additional basis	145	151
Investment in joint ventures	$1,679	$1,795

Years Ended December 31,	2006	2005	2004
Revenues	$15,874	$16,516	11,198
Hotel department expenses	(4,734)	(4,874)	(3,693)
Management fees	(482)	(762)	(513)
Undistributed and fixed expenses	(9,636)	(9,847)	(7,062)
Gain on sale of hotel	—	6,291	—
Hotel net income (loss)	1,022	7,324	(70)
Charlesbank Venture’s 87% share of net income (loss)	889	6,372	(61)
Corporate charges	(273)	(303)	(250)
Charlesbank Venture net income (loss)	616	6,069	(311)
Winston’s 15% share of Charlesbank Venture net income (loss)	92	910	(47)
Amortization of investment true-up	(6)	(285)	(14)
Equity in income (loss) of unconsolidated joint ventures	$86	$625	$(61)

Previous Joint Ventures

In addition to the joint ventures described above, during 1999 the Company entered into two joint ventures with Regent Partners, Inc. (“Regent”) to jointly develop and own upscale hotel properties.  As of December 31, 2003, the Company owned a 49% interest in one joint venture with Regent and a 57.65% interest in the other joint venture, each of which owned an operating hotel.  These hotels consisted of the 178-room Hilton Garden Inn located in Evanston, IL and the 157-room Hilton Garden Inn located in Windsor, CT.  These joint ventures were considered to be VIE’s and the Company was considered to be the primary beneficiary.  Therefore, the Company consolidated the balance sheets of these joint ventures beginning as of December 31, 2003, and consolidated the results of operations beginning with the first quarter of 2004.

In March 2004, the Company purchased its joint venture partner’s ownership interest in both the Evanston, IL Hilton Garden Inn hotel and the Windsor, CT Hilton Garden Inn hotel.  The amount paid for Regent’s ownership interest in the Evanston Hilton Garden Inn totaled approximately $6.9 million, and was based on a value of $25.3 million for the sale of the hotel, net of debt assumed of approximately $11.8 million.  The amount paid for Regent’s ownership interest in the Windsor Hilton Garden Inn totaled approximately $1.2 million, and was based on a value of $12.3 million for the sale of the hotel, net of debt paid off of approximately $9.3 million.  As a result of these purchases, the Company owns 100% of the equity in the entities that own the Evanston, IL Hilton Garden Inn and the Windsor, CT Hilton Garden Inn hotels.  Barclay continued to lease the Evanston hotel and, as a result of the purchase, Barclay assumed the lease of the Windsor hotel from Windsor Lessee Company LLC.

8.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels.  The Company does not hold an ownership interest in any of these hotels.  These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs.  However, the Company is not considered to be the primary beneficiary for any of these VIEs.  Therefore, the Company will not consolidate the results of operations of these hotels.  The Company does not have any additional lending commitments to these specific VIEs.

Notes receivable as of December 31,	2006	2005
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matures December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity of which 25% is paid currently and 75% is accrued, at maturity Company will receive greater of accrued interest or 15% of the appreciation in value of the hotel, paid off in January 2007.	$1,080	$1,080
$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly.	2,400	2,400
$5.5 million mezzanine loan collateralized by the ownership interest in the entity that owns the Residence Inn by Marriott in St. Louis, MO; matures October 2009; interest rate of 30-day LIBOR plus 10.25%, with interest only for the first two years of operations and interest and principal payments thereafter based on a ten year amortization schedule, with additional interest of 3% of outstanding principal balance accruing monthly, prepaid in November 2006.	—	5,500
$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity	6,000	6,000
$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity (See Note 5).	1,294	1,366
$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity.	3,375	3,375
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,338	2,329
$2.0 million participation in a $20 million senior bridge loan collateralized by a hotel/condo project in Miami, FL; matures August 2007; interest rate of 11%, with interest only payments until maturity, prepaid in December 2006.	—	2,000
$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was prepaid in December 2006 and another was prepaid in January 2007.	11,250	14,000
$2.3 million B-note, of a $12 million total loan amount for a to-be-built 140-room Hilton Garden Inn in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; to be funded ratably over the projected construction period.	2,250	—
$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; to be funded ratably over the projected construction period.	1,318	—
$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period.	533	—
$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	20,308	—
$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%.	—	—
Total notes receivable	$52,146	$38,050
Total interest receivable and deposit related to notes	$1,759	$1,116

At December 31, 2006 and 2005, 30-day LIBOR was 5.32% and 4.39%, respectively.  At December 31, 2006 and 2005, 60-day LIBOR was 5.35% and 4.48%, respectively.  At December 31, 2006 and 2005, 90-day LIBOR was 5.36% and 4.54%, respectively.  At December 31, 2006 and 2005, the prime interest rate was 8.25% and 7.25%, respectively.  Interest income for the year ended December 31, 2006 includes approximately $0.5 million of prepayment fees related to one of the loans paid off in 2006.  Interest income for the year ended December 31, 2005 includes approximately $1.6 million related to the four loans that were paid off in 2005, prior to their maturity date, resulting in prepayment and related fees of $0.4 million and $1.2 million in interest and appreciation in the value of the hotels.

During 2007, the Company sold its junior participation interest in the Lady Luck Loan of $20.3 million to the senior participant for a purchase price of approximately $15.2 million (See Note 20).  During 2007, the $2.5 million mezzanine loan, collateralized by a senior participation interest in the loan to Walton Street Capital related to the Los Angeles, CA Airport Renaissance hotel and the $1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta, GA were paid in full.

During 2007, the Company closed on a $1.2 million “B” note, as part of a total $7.8 million financing, with GE Capital Franchise Finance Corporation (“GE”) providing $6.6 million of senior debt.  The note is collateralized by a 104-room Holiday Inn Express under construction in Webster, N.Y., which has an estimated all-in cost of $9.8 million.  The construction-to-five-year permanent loan bears interest equal to 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full.  The Company is obligated to fund the balance of the “B” note ratably over the projected construction period, which is expected to be completed during the first quarter of 2008.

9.              DEFERRED EXPENSES

As of December 31 deferred expenses consisted of:

	2006	2005
Franchise fees	$2,074	$1,787
Debt facility fees	13,060	11,116
	15,134	12,903
Less accumulated amortization	5,644	6,096
Deferred expenses, net	$9,490	$6,807

10.  CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”).  At December 31, 2006, the GE Line provided for revolving loan commitments and letters of credit up to $215 million.  The GE Line bears interest at rates from 30-day to 180-day LIBOR (30-day LIBOR and 180-day LIBOR equaled 5.32% and 5.37%, respectively, at December 31, 2006) plus 1.75% to 2.50%, based on the ratio of the underwritten net operating income of the hotels that collateralize the GE Line to the outstanding principal balance of the GE Line.  Availability is calculated each quarter on a trailing twelve-month basis based primarily upon the underwritten net operating income of the hotels that collateralize the GE Line divided by 12.5%.  At December 31, 2006, the interest rate was based on 30-day LIBOR plus 1.75%.  An unused fee of up to 0.25% is also payable quarterly on the unused portion of the GE Line.  For the year ended December 31, 2006, the weighted average interest rate for the GE Line was 7.4%.  Availability on the GE line at December 31, 2006 was approximately $171.6 million.  The GE Line is collateralized by 23 hotels with an aggregate carrying value of $147.1 million.  At December 31, 2006 and 2005 the balance under this facility was $1.1 million and $139.7 million, respectively.  The GE line expires in October of 2010.

As required by the extension of the GE Line, on September 30, 2005, the Company entered into an interest rate cap agreement to eliminate the exposure to increases in 30-day LIBOR over 6.14% on principal balances up to $215 million outstanding.  This interest rate cap agreement terminated on January 1, 2007.  To replace the expiring cap for the GE Line, the Company entered into an interest rate cap agreement to eliminate the exposure to increases in 30-day LIBOR over 9.17% on principal balances up to $150 million outstanding.  This interest rate cap agreement became effective on January 1, 2007 and terminates on January 4, 2010 (See Note 12).

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”).  In February 2007, the Company terminated this master repurchase agreement.  Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date.  Prior to April 2006, the Company paid interest to Marathon at 30-day LIBOR plus 4.5% to finance loans made by the Company to acquire existing hotels, and 30-day LIBOR plus 5.5%, plus one percent of the total loan amount as an origination fee, to finance loans made by the Company to develop new hotels or redevelop existing hotels.  In April 2006, the Company modified its $50 million master repurchase agreement with Marathon.  The modified agreement reduced the interest rates from LIBOR plus 4.5% for loans funding the acquisition of existing hotels to LIBOR plus 2.75%, and from LIBOR plus 5.5% for loans funding the development or redevelopment of hotels to LIBOR plus 3.0%.

Marathon received a security interest in each asset subject to the facility.  If the value of an asset financed under the facility decreased, then Marathon could require the Company to deposit eligible assets, either cash, letters of credit, or qualified loans, into a margin account as additional collateral for the facility, or repurchase the asset.  Assets could be repurchased by the Company voluntarily at any time.  In September 2005, the Company financed three of its existing mezzanine loans and borrowed $7.9 million of funds under this repurchase agreement.  In October 2005, the Company borrowed an additional $0.7 million under the repurchase agreement by financing another existing mezzanine loan.  In November 2006, the Company paid back all the money borrowed under the facility.  At December 31, 2006 and 2005 the balance under this facility was $0 and $8.6 million, respectively.

The Company was required to maintain certain routine covenants during the term of the agreement including, without limitation, providing financial reports to Marathon, maintaining Winston Finance as a special purpose entity, not undertaking a merger or other fundamental transaction without Marathon’s consent, and maintaining the liquidity pledged to Marathon.

In October 2005, the Company entered into a $4.8 million loan facility with Marathon.  Borrowings under the loan facility bore interest at a rate of 30-day LIBOR plus 2.25%.  The facility was collateralized by two existing mezzanine loans.  In December 2005, one of the mezzanine loans and the related portion of the facility were paid off.  At December 31, 2005 the balance under this facility was $1.2 million.  In November 2006, the Company paid back all the money borrowed under the facility.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon.  The facility was collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million.  Borrowings under the facility bear interest at a rate of 30-day LIBOR plus 2.25% (30-day LIBOR was 5.32% at December 31, 2006).  At December 31, 2005, the balance under this facility was $8.4 million.  In 2006, one of the mezzanine loans and the related portion of the facility was paid off.  Therefore, at December 31, 2006 the balance under this facility was $6.8 million.  The term of the facility follows the maturity of the collateralized notes and expires in October of 2008.  In January 2007, one of the mezzanine loans for $2.5 million was prepaid and the related portion of the facility, $1.5 million, was also paid off.

Mortgage Loans

In May 2006, the Company borrowed funds under the GE Line to pay off the outstanding balance of $11.3 million on the ten-year loan collateralized by the Evanston Hilton Garden Inn.  A prepayment premium and write-off of related deferred expenses of $228 are included in “extinguishment of debt” in the Consolidated Statements of Operations.

In May 2006, the Company entered into a new 10-year $176 million CMBS loan and used part of the proceeds to defease the remaining $61.3 million balance of the Company’s $71 million ten-year 7.375% fixed-rate debt collateralized by real property holdings.  In order to accomplish this, the Company purchased $64.5 million of US Government treasury securities (“the Treasury Securities”) sufficient to make the monthly debt service payments and the principal payment due under the loan agreement.  The Treasury Securities were then substituted for the real property holdings that originally served as collateral for the loan.  As part of the defeasance, the Treasury Securities and the debt were transferred to an unaffiliated Special Purpose Entity (“SPE”), which became “liable” for all obligations under the original debt.  The difference between the amount of securities purchased and the debt paid down, which totaled $3.2 million, was recorded as an “extinguishment of debt” in the Consolidated Statements of Operations, which also includes a $0.5 million write-off of related deferred expenses.  The Company’s mortgage loans consisted of the following (carrying values as of December 31, 2006):

As of December 31,	2006	2005
Collateralized by wholly-owned hotels
Ten-year loan with GECC collateralized by 14 hotels, matures December 1, 2008, with a 25-year amortization period, at a fixed interest rate of 7.375%, with interest and principal payments, defeased May 2006 (see above).	$—	$61,957
Ten-year loan with GECC collateralized by the Evanston Hilton Garden Inn hotel, matures August 1, 2011, with a 10-year amortization period, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments, paid off May 2006 (see above).	—	11,344
Sixteen ten-year CMBS loans collateralized by 16 hotels with a carrying value of $146.8 million, at a fixed interest rate of 5.94%, interest only for four years and thereafter require total monthly interest and principal payments on a 30-year amortization period.	176,000	—
Five-year construction-to-permanent first mortgage loan for $12.6 million, collateralized by the Homewood Suites hotel in Princeton, NJ with a carrying value of $16.9 million, opened during November 2006, at a variable interest rate of 90-day LIBOR plus 2.85% during construction with the spread changing to 2.6% thereafter, interest is added to principal during construction, principal and interest payments starting two months after the final disbursement, based on a 25-year amortization period.	9,868	—
Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel opened during March 2007 in	3,156	—

Wilmington, NC with a carrying value of $8.4 million, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, principal and interest payments starting on May 1, 2008, matures April 1, 2011.

Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA with a carrying value of $2.6 million, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final disbursement, matures August 1, 2011.	—	—
Collateralized by consolidated joint venture hotels (See Note 7)
Construction loan converted to permanent loan on March 8, 2005, collateralized by the Chapel Hill Courtyard by Marriott hotel with a carrying value of $12.1 million, matures March 8, 2010, with a 20-year amortization period, at a variable interest rate of 30-day LIBOR plus 3.8% converted to a fixed interest rate of 7.51% on March 8, 2005, with interest and principal payments.	8,694	8,907
Ten-year loan with GECC collateralized by the Ponte Vedra Hampton Inn hotel with a carrying value of $6.3 million, matures February 1, 2011, with a 10-year amortization period, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,659	4,751
Five-year loan collateralized by the Stanley hotel with a carrying value of $16.7 million, matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,696	12,915
Five-year first mortgage loan for $10.9 million, collateralized by the Courtyard by Marriott hotel in Kansas City, MO with a carrying value of $23.5 million, at a variable interest rate of 90-day LIBOR plus 3.50% (reduced to 1.75% on October 31, 2006), principal and interest payments based on a 20-year amortization period.	10,879	—
Five-year construction-to-permanent first mortgage loan for $7.9 million, collateralized by the Hilton Garden Inn hotel in Akron, OH with a carrying value of $9.8 million, at a variable interest rate of 90-day LIBOR plus 3.0%, interest added to principal during construction, principal and interest payments starting two months after the final disbursement, based on a 20-year amortization schedule.	5,742	—
Total	$231,694	$99,874

At December 31, 2006 and 2005 30-day LIBOR was 5.32% and 4.39%, respectively.  At December 31, 2006 and 2005 90-day LIBOR was 5.36% and 4.54%, respectively.  The combined aggregate maturities of mortgage loans for 2007 through 2011 and thereafter, in millions, are approximately $19.6, $0.9, $1.0, $21.3, $16.0 and $172.9.  Construction-to-permanent notes will not have final payment schedules until they become permanent.  The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.

11.  INCOME TAXES

The Company has elected to be taxed as a REIT under the Internal Revenue Code.  To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its taxable income to its shareholders.  It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status.  As a REIT, the Company generally will not be subject to corporate level federal income taxes on taxable income it distributes currently to its shareholders.  If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for subsequent taxable years.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income.  In addition, taxable income from non-REIT activities conducted through taxable REIT subsidiaries is subject to federal, state and local income taxes.  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality and Barclay Holding which are subject to federal and state income taxes.

The Company accounts for income taxes in accordance with the provisions of SFAS 109.  Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases.

The components of income tax expense (benefit) before allocation to minority interest are as follows:

Years ended December 31,	2006	2005	2004
Federal - deferred	$1,193	$495	$(1,970)
State - deferred	(28)	(112)	(232)
State - current	309	170	—
Income tax expense (benefit)	$1,474	$553	$(2,202)
Income tax benefit related to discontinued operations	416	128	728
Income tax expense (benefit) related to continuing operations	$1,890	$681	$(1,474)

The tax expense (benefit) was calculated using an effective tax rate of 38% applied to the net income (loss) of Barclay.  The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.  A valuation allowance of $49 has been recorded as of December 31, 2006 for capital losses in connection with the disposition of Windsor Lessee.  As of December 31, 2006, the Company had net operating losses totaling $16.6 million for federal income tax purposes and $20.8 million for state income tax purposes with expiration dates generally through 2024.  The components of the deferred tax asset are as follows:

December 31,	2006	2005
Net operating loss	$6,473	$7,090
Amortization of lease acquisition cost	3,832	4,472
Valuation allowance for capital loss carry forward	(49)	(49)
Other	111	(42)
Deferred tax asset	$10,367	$11,471

Reconciliations of the Company’s statutory federal income tax rate of 34% to the effective tax rate are as follows:

Years ended December 31,	2006	2005	2004
Statutory federal income tax expense	$11,913	$1,939	$5,124
State tax expense, net of federal benefit	1,402	228	603
Other income tax expense (benefit)	765	393	(69)
Non-taxable REIT income tax benefit	(12,606)	(2,007)	(7,860)
Income tax expense (benefit)	$1,474	$553	$(2,202)

12.  DERIVATIVE INSTRUMENTS

On January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which establishes accounting and reporting standards for derivative instruments.  Specifically, SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value.  Additionally, the fair value adjustments will affect either shareholders’ equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.  The Company does not enter into derivative or interest rate transactions for speculative purposes.  The Company regularly reviews interest rate exposure on its outstanding borrowings in an effort to minimize the risk of interest rate fluctuations.

In the normal course of business, the Company is exposed to the effect of interest rate changes.  To reduce overall interest cost, the Company uses interest rate instruments, typically an interest rate cap agreement or an interest rate swap agreement, to convert a portion of its variable-rate debt to fixed-rate debt.  Interest rate differentials that arise under these agreements are recognized in interest expense over the life of the contracts.  The Company limits the effect of interest rate changes by following established risk management policies and procedures including the use of derivatives.  Derivatives are used primarily to fix the rate on debt based on floating-rate indices and to manage the cost of borrowing obligations.  Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.  The Company uses a variety of methods and assumptions based on market conditions and risks existing at each balance sheet date to determine the fair values of derivative instruments.  All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

As required by the extension of the GE Line, during 2005, the Company, through SPE II, entered into an interest rate cap agreement to eliminate the exposure to increases in 30-day LIBOR (30-day LIBOR was 5.32% at December 31, 2006) over 6.14% on principal balances up to $215 million outstanding.  This interest rate cap agreement terminates on January 1, 2007.  The fair market value of the interest rate cap agreement on the date of execution was $12, which was recorded to interest expense at that time.  Accordingly all changes in fair value are recorded through the statement of operations.  At December 31, 2006, the fair value was $0.  To replace the expiring cap for the GE Line, the Company entered into an interest rate cap agreement to eliminate the exposure to increases in 30-day LIBOR over 9.17% on principal balances up to $150 million outstanding.  This interest rate cap agreement becomes effective on January 1, 2007 and terminates on January 4, 2010.  The fair market value of the interest rate cap agreement on the date of execution was $10, which was recorded to interest expense at that time.  Accordingly all changes in fair value are recorded through the statement of operations.  At December 31, 2006 the fair value was $1.  Future changes in the fair market value will be recorded through the statement of operations.

13.  CAPITAL STOCK

In August 2006, the Company completed a common stock offering, selling 2.4 million shares to the public, which generated net cash proceeds totaling $26.4 million.  The Company used the proceeds to reduce its outstanding balance under the GE Line.  The Company has on file with the SEC a shelf registration statement under which common stock, preferred stock and debt securities are registered for issuance by the Company.  The Company’s ability to raise capital through the sale of stock is dependent upon market conditions.

In February 2004, the Company completed the issuance of 3.68 million shares of its 8.00% Series B Cumulative Preferred Stock.  The net proceeds raised totaled approximately $88.8 million, approximately $76.1 million of which was used to fully redeem the Company’s then outstanding 3.0 million shares of 9.25% Series A Cumulative Preferred Stock plus accrued dividends.  The Company used the remaining proceeds of approximately $12.7 million to pay down its line of credit.  The costs capitalized as part of the issuance of the Series A Cumulative Preferred Stock in September 1997 totaled approximately $1.7 million as of February 2004 and were recorded as a reduction in net income (loss) available to common shareholders in the first quarter of 2004.

For the years ended December 31, 2006, 2005 and 2004, dividends paid to shareholders have consisted of ordinary income, or un-recaptured Section 1250 gain.  During 2006, 2005 and 2004, the Company declared and paid quarterly cash dividends of $0.15 per common share.  The common dividends for the year ended December 31, 2006 were reported for tax purposes as 78% ordinary income and 22% un-recaptured Section 1250 gain.  All of the common dividends for the years ended December 31, 2005 and 2004 were reported for tax purposes as 100% ordinary income.

During 2006 and 2005, the Company declared and paid quarterly cash dividends of $0.50 per Series B cumulative preferred stock.  During the first quarter of 2004, the Company declared cash dividends of $0.353 per Series A preferred share for the period from January 1, 2004 through February 24, 2004 and $0.20 per Series B preferred share for the period from February 24, 2004 (the issuance date of the new Series B cumulative preferred stock) through March 31, 2004.  The preferred dividends for the year ended December 31, 2006 were reported for tax purposes as 78% ordinary income and 22% un-recaptured Section 1250 gain.  All of the preferred dividends for the years ended December 31, 2005 and 2004 were reported for tax purposes as 100% ordinary income.

Pursuant to the Partnership Agreement of the Partnership, the holders of limited partnership units have certain redemption rights (the “Redemption Rights”), which enable them to cause the Partnership to redeem their units in the Partnership in exchange for shares of common stock on a one-for-one basis or, at the option of the Company, for an equivalent amount of cash.  The number of shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro-rata share transactions, which otherwise would have the effect of diluting the ownership interests of the limited partners or the shareholders of the Company.  As of December 31, 2006, the total number of partnership units outstanding and subject to redemption was 1,298,480.

14.   EARNINGS PER SHARE

Net income (loss) per common share is computed by dividing net income (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period.  Net income (loss) per common share assuming dilution is computed by dividing net income (loss) available to common shareholders plus income allocated to minority interest by the weighted-average number of common shares assuming dilution during the period.  Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants.  The following is a reconciliation of the amounts used in calculating basic and fully diluted income (loss) per common share:

	2006	2005	2004
Income from continuing operations	$11,132	$13,281	$11,669
Less: preferred stock distributions	(7,360)	(7,360)	(7,315)
Less: loss on redemption of Series A preferred stock	—	—	(1,720)
Income from continuing operations available to common shareholders	$3,772	$5,921	$2,634

Income (loss) from discontinued operations	$21,267	$(7,664)	$5,214

Loss from cumulative effect of changes in accounting principles	$—	$(364)	$—

Net income (loss) available to common shareholders	25,039	(2,107)	7,848
Plus: income from continuing operations allocated to minority interest	170	290	132
Plus: income (loss) from discontinued operations allocated to minority interest	996	(376)	254
Plus: loss from cumulative effect of changes in accounting principles allocated to minority interest	—	18	—

Net income (loss) available to common shareholders assuming dilution	$26,205	$(2,175)	$8,234

Weighted average number of common shares basic	27,475	26,302	26,224
Minority interest units with redemption rights	1,298	1,298	1,298
Stock options and unvested stock grants	170	80	33

Weighted average number of common shares assuming dilution	28,943	27,680	27,555

Earnings per share - basic and diluted Income from continuing operations available to common shareholders	$0.14	$0.22	$0.10
Income (loss) from discontinued operations	$0.77	$(0.29)	$0.20
Loss from cumulative effect of changes in accounting principles	$—	$(0.01)	$—
Net income (loss) available to common shareholders	$0.91	$(0.08)	$0.30

15.    STOCK INCENTIVE PLAN

The Winston Hotels, Inc. Stock Incentive Plan (the “Plan”) permits the grant of incentive or nonqualified stock options, stock appreciation rights, stock awards and performance shares to eligible participants.  As of December 31, 2006, the Plan had 1,477,144 shares available for future issuance.  Stock options and stock awards are granted upon approval of the Compensation Committee of the Board and generally are subject to vesting over a period of four years.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”.  The key requirement of SFAS 123R is that the cost of share-based awards to employees will be measured based on an award’s fair value at the grant date, with such cost to be amortized over the appropriate service period, net of estimated forfeitures.  Previously, entities could elect to continue accounting for such awards at their grant date intrinsic value under APB Opinion No. 25, and the Company made that election.  The intrinsic value method resulted in the Company recording no compensation expense for stock options granted to employees.  The Company adopted SFAS 123R as of January 1, 2006 using the modified prospective method.  The adoption of SFAS No. 123R did not have an impact on the Company’s income, earnings per share or presentation of cash flows.  The Company’s Consolidated Statement of Shareholders’ Equity and the equity section of the Company’s Consolidated Balance Sheet were impacted by the reclassification of unearned compensation required by SFAS No. 123R.

Options

No options have been granted since 2000 and all options granted prior to that date were vested by the year ended December 31, 2004.  The exercise price of incentive stock options is generally the market price of the Company’s common stock on the date of grant.  The following table summarizes information about the stock options outstanding at December 31, 2006:

Exercise Price	Options Outstanding	Options Exercisable	Remaining Contractual Life
$ 9.38	10,000	10,000	Expire on April 18, 2009

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2000: dividend of $1.12; expected volatility of 26.1%; risk-free interest rate of 5.5%, and an expected life of five years for all options.  The estimated weighted average fair value per share of the options granted in 2000 was $0.24.  A summary of the status of stock options under the Plan as of December 31 and changes during the years ended are presented below:

Years Ended December 31,	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	100,000	$11.18	152,000	$11.20	795,000	$11.07
Forfeited	(90,000)	$11.38	(52,000)	$11.24	(643,000)	$11.04
Outstanding at end of year	10,000	$9.38	100,000	$11.18	152,000	$11.20
Options exercisable at year-end	10,000		100,000		152,000

Since all options granted vested by the year ended December 31, 2004, there would have been no effect on 2006 or 2005 earnings if the fair value method had been applied.  The following table illustrates the effect on our net income and earnings per share if the fair value method had been applied to all outstanding and nonvested awards for the year ended December 31, 2004:

Net income available to common shareholders, as reported	$7,848
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	1
Pro forma net income available to common shareholders	7,847
Earnings per share:
Basic and diluted – as reported	$0.30
Basic and diluted – pro forma	$0.30

Share Awards

The Plan allows the Company to grant shares of restricted common stock to executives and employees.  Long-term incentives for executive compensation, which generally take the form of restricted stock awards, are provided primarily pursuant to the Plan, which is administered by the Compensation Committee.  Awards of restricted stock under the Plan are based on comparisons to incentives offered among a peer group of REITs.  The restricted shares generally vest 20% immediately and 20% on the anniversary of the grant date over each of the next four years.  Compensation expense, which is based on the closing sale price for the Company’s common stock on the grant date, is recognized over the applicable vesting period, with corresponding increases in common stock and additional paid-in capital.  As a result of the adoption of SFAS No. 123R, on a prospective basis, the Company will not show unearned restricted shares as a negative component of shareholders’ equity; rather, such amounts will be included in the determination of common stock and additional paid-in capital presented in the Consolidated Balance Sheets.  A summary of the status of unearned restricted shares under the Plan as of December 31, 2006 and changes during the year ended are presented below:

	Number of Shares	Weighted Average Grant-Date Fair Value Per Share	Grant-Date Fair Value
	(in thousands)
Non-vested at December 31, 2003	68	$8.35	$568
Granted	127	$10.50	$1,333
Vested	(73)	$9.73	$(710)
Forfeited	(11)	$9.45	$(104)
Non-vested at December 31, 2004	111	$9.79	$1,087
Granted	117	$11.23	$1,314
Vested	(92)	$10.29	$(947)
Forfeited	—	$—	$—
Non-vested at December 31, 2005	136	$10.69	$1,454
Granted	293	$9.75	$2,856
Vested	(172)	$9.95	$(1,712)
Forfeited	(11)	$10.36	$(114)
Non-vested at December 31, 2006	246	$10.10	$2,484

Shares granted for the years ended December 31, 2006, 2005 and 2004 vested 20% immediately and 20% on the anniversary of the grant date over each of the next four years, contingent on service.  During 2006, 2005 and 2004, the Company’s compensation costs under the stock-based compensation plan were $1.7 million, $0.9 million and $0.7 million, respectively.  Of these compensation costs, approximately $293, $107 and $37, were capitalized for 2006, 2005 and 2004, respectively, as investment in hotel properties in accordance with the provisions of FASB 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects”.  At December 31, 2006, there was $2,484 of total unrecognized compensation cost related to nonvested stock-based compensation plan awards, which is expected to be recognized over a weighted-average period of approximately 2 years.  Several key employees have the option to defer ownership of, and tax obligations on the value of, the stock until a future date.  In doing so, the Company retains ownership of the common stock for the benefit of the employee, and records treasury stock with an offsetting liability to the recipient, since the Company’s obligation can only be settled through the issuance of common stock.  Both of these accounts offset each other within the Company’s shareholders’ equity.  The total cost value of the shares deferred totaled $5.9 million and $3.2 million as of December 31, 2006 and 2005, respectively.

The Company also has a non-qualified deferred compensation program for several key employees and has related assets of the same amount held in trust.  The Company has recorded these assets and liabilities at their fair value in prepaid expenses and other assets and accounts payable and accrued expenses, respectively, in the consolidated financial statements.  These assets are the property of the Company and hence subject to the claims of general creditors.  The Company intends to utilize these assets to fund its deferred compensation obligations.  The total fair value of the deferred compensation totaled $2.8 million and $2.3 million as of December 31, 2006 and 2005, respectively.

16.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, cash equivalents, notes receivables and short-term obligations approximate fair value due to the short maturities of these instruments.  The carrying amount and fair value of derivatives is discussed in Note 12.  The carrying amount of the Company’s variable rate debt approximates fair value due to the change in the interest rates.  The carrying amount of the Company’s fixed rate debt was $197.4 million and $83.8 million at December 31, 2006 and 2005, respectively.  The estimated fair value of this debt, as obtained from quoted market prices for the same or similar issues, was $197.3 million and $84.7 million at December 31, 2006 and 2005, respectively.

17.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing.  Hotel Ownership refers to owning hotels directly or through joint ventures and includes our and our joint ventures’ development activities.  Hotel Financing refers to owning hotel-related loans through origination or acquisition.

The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership.  Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment.  In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment.  Financial information related to the Company’s reportable segments for the years ended December 31, 2006, 2005 and 2004 was as follows:

Year ended December 31, 2006:

	Hotel Ownership	Hotel Financing	Corporate	Consolidated
Operating revenues	$166,110	$—	$—	$166,110
Operating expenses	(106,222)	(2)	(11,341)	(117,565)
Depreciation and amortization	(22,056)	—	—	(22,056)
Extinguishmnet of debt	—	—	(3,961)	(3,961)
Interest and other income	—	8,000	694	8,694
Interest expense	(13,091)	(4,462)	—	(17,553)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	24,741	3,536	(14,608)	13,669
Income allocation to minority interest in Partnership	—	—	(170)	(170)
Income allocation to minority interest in consolidated joint ventures	(563)	—	—	(563)
Income tax expense	(1,890)	—	—	(1,890)
Equity in income of unconsolidated joint ventures	86	—	—	86
Income (loss) from continuing operations	$22,374	$3,536	$(14,778)	$11,132
Income from discontinued operations				21,267
Net income				$32,399

Total assets	$486,304	$53,905	$—	$540,209

Year ended December 31, 2005:

	Hotel Ownership	Hotel Financing	Corporate	Consolidated
Operating revenues	$125,197	$—	$—	$125,197
Operating expenses	(81,524)	(13)	(7,930)	(89,467)
Depreciation and amortization	(17,105)	—	—	(17,105)
Interest and other income	—	6,648	397	7,045
Interest expense	(9,615)	(2,018)	—	(11,633)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	16,953	4,617	(7,533)	14,037
Income allocation to minority interest in Partnership	—	—	(290)	(290)
Income allocation to minority interest in consolidated joint ventures	(410)	—	—	(410)
Income tax expense	(681)	—	—	(681)
Equity in income of unconsolidated joint ventures	625	—	—	625
Income (loss) from continuing operations	$16,487	$4,617	$(7,823)	$13,281
Loss from discontinued operations				(7,664)
Cumulative effect of change in accounting principle - net				(364)
Net income				$5,253

Total assets	$488,527	$39,166	$—	$527,693

Year ended December 31, 2004:

	Hotel Ownership	Hotel Financing	Corporate	Consolidated
Operating revenues	$104,527	$—	$—	$104,527
Operating expenses	(67,224)	(60)	(6,798)	(74,082)
Depreciation and amortization	(14,841)	—	—	(14,841)
Interest and other income	—	1,923	273	2,196
Interest expense	(6,703)	(454)	—	(7,157)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	15,759	1,409	(6,525)	10,643
Income allocation to minority interest in Partnership	—	—	(132)	(132)
Income allocation to minority interest in consolidated joint ventures	(255)	—	—	(255)
Income tax benefit	1,474	—	—	1,474
Equity in loss of unconsolidated joint ventures	(61)	—	—	(61)
Income (loss) from continuing operations	$16,917	$1,409	$(6,657)	$11,669
Income from discontinued operations				5,214
Net income				$16,883

Total assets	$392,378	$32,002	$—	$424,380

18.  COMMITMENTS AND CONTINGENCIES

Franchise Agreements

Of the 53 hotels in which the Company holds an ownership interest, 52 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination at the franchisor’s option upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 52 hotels’ franchise licenses, including eight joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	2
2008	2
2009	2
2010	1
2011	2
2012	2
2013	5
2014	1
2015	1
2016	2
2017	10
2018	3
2019	6
2020	1
2022	3
2023	1
2024	4
2025	1
2026	1
2027	1
2031	1

The Company received written notification from a franchisor that the franchise license agreements for two of its hotels, which expire in January 2008 and March 2009, will not be renewed.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses in 2008 and 2009 is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of December 31, 2006, the Company was in default at four hotels for product improvement issues and/or low guest service scores.  The Company is currently in the process of curing these deficiencies to comply with the respective franchisor’s standards, and although the Company expects to cure these defaults and obtain an acceptable rating for each of these hotels, it can provide no assurance that an acceptable rating will be received for these hotels.  The failure by the Company to cure defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

Operating Leases

The Company leases its corporate office under a non-cancelable operating lease.  Under the terms of the lease, the Company makes lease payments through May 2010.  These operating lease commitments for 2007 through 2010 are $394, $404, $414 and $174.  Gross rental expense for the years ended December 31, 2006, 2005 and 2004 was $320, $320 and $302, respectively.  The Company subleases some of the corporate office space.  Sublease income offsetting the gross rental expense for the years ended December 31, 2006, 2005 and 2004 was $102, $122 and $129, respectively.

For one of the hotels, the Company leases the land under an operating lease, which expires on December 31, 2062.  Expenses incurred for the years ended December 31, 2006, 2005 and 2004 related to this land lease totaled $423, $387 and $253, respectively.  Minimum future rental payments for 2007 through 2011 are $110 with $5,610 due thereafter.

Third Party Lessees

Between July 2002 and December 2004, the Company acquired all of the third party leases for its wholly owned hotels.  Under the terms of the percentage leases, the Company’s third party lessees were obligated to pay the Company the greater of base rents or percentage rents.  The Company earned minimum base rents of $424 for the year ended December 31, 2004.  The percentage rents were based on percentages of gross room revenue and certain food and beverage revenues of the lessees.  Pursuant to the percentage leases, the Company is obligated to pay 5% of room revenues (7% of gross room, food and beverage revenues from one of its full-service hotels) to fund periodic improvements to the buildings and grounds, and the periodic replacement and refurbishment of furniture, fixtures and equipment.  This obligation is cumulative, in that any capital expenditures made in one year in excess of the required limit shall serve as a credit for future years and vice-versa.

Distributions

The Company operates in a manner intended to enable it to qualify as a REIT under the Internal Revenue Code.  A REIT which distributes at least 90% of its taxable income to its shareholders each year and which meets certain other conditions is not taxed on that portion of its taxable income that is distributed to its shareholders.  Based on the Company’s 2005 taxable income to shareholders, the Company was required to distribute approximately $24.7 million in order to maintain its REIT status as described above.  We distributed approximately $16.8 million to common shareholders and $7.4 million to preferred shareholders, which exceeded our required distributions.

Asset Retirement Obligations

In December 31, 2005, the Company adopted FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (“FIN 47”) an interpretation of SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  The interpretation clarifies that a legal obligation to perform an asset retirement activity that is conditional on a future event is within the scope of SFAS 143.  Accordingly, an entity is required to recognize a liability for the fair value of an asset retirement obligation (“ARO”) that is conditional on a future event if the liability’s fair value can be reasonably estimated.  The interpretation also provides additional guidance for evaluating whether sufficient information is available to make a reasonable estimate of the fair value.

FIN 47 clarifies that future expenses to remove environmental contaminates, including asbestos-containing materials (“ACMs”) from buildings should be estimated and accrued as a liability at the time of acquisition with an offset to increase the cost of the associated structure.  The Company currently owns four hotels in which ACMs were identified.  The ACMs are appropriately managed, in accordance with current environmental laws and regulations.  As such, if the ACMs pose a threat to human health or if construction, renovation, remodeling, or demolition occurs, it is the Company’s practice to remediate the ACMs.  As a result of adopting FIN 47, the Company recorded AROs totaling $654 and increased by $272 the net value of its recorded assets to recognize the associated conditional retirement obligation of removing the ACMs.  The Company used an expected cash flow approach to measure these obligations.  The retirement liability is accreted through interest expense to the estimated payouts that would be made in the future if settlement of the liability were to occur.  The increased asset value is depreciated following the Company’s policy for the hotel.  Previously, the Company did not accrue any retirement liability for the expected retirement costs on these hotels due to the uncertainty associated with the timing and amount of payment.  The cumulative effect of initial adoption of this interpretation was $364 (net of allocation to minority interest of $18), which is included in cumulative effect of change in accounting principle on the Consolidated Statements of Operations for the year ended December 31, 2005.  If the Company had adopted FIN 47 on January 1, 2004, the asset retirement obligation would have been the following on a pro forma basis:

Asset retirement obligation as of January 1, 2004	$586
Accretion expense	33
Asset retirement obligation as of December 31, 2004	619
Accretion expense	35
Asset retirement obligation as of December 31, 2005	654
Accretion expense	234
Sale of hotel and right off of related asset retirement obligation	(453)
Additional asset retirement obligation	319
Asset retirement obligation as of December 31, 2006	$754

If the Company had adopted FIN 47 on January 1, 2004, net income (loss) and the respective per share amounts would have been the following on a pro forma basis for the years ended December 31:

	2005	2004
Net income (loss) available to common shareholders, as reported	$(2,107)	$7,848
Add: Cumulative effect of change in accounting principle - net	364	—
Deduct: Accretion expense	(35)	(33)
Deduct: Depreciation expense	(13)	(13)
Pro forma net income (loss) available to common shareholders	$(1,791)	$7,802
Earnings (loss) per share:
Basic and diluted – as reported	$(0.08)	$0.30
Basic and diluted – pro forma	$(0.07)	$0.30

The pro forma amounts were measured using the same information, assumptions and interest rates used to measure the liability for conditional asset retirement obligations recognized upon adoption of FIN 47.

19.  QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized unaudited quarterly results of operations for the years ended December 31 are as follows:

2006	First	Second	Third	Fourth
Total operating revenue	$36,395	$43,613	$44,052	$42,050
Operating income	3,999	8,806	8,498	5,186
Income from continuing operations	1,136	703	5,274	4,019
Income from discontinued operations	5,144	4,863	8,005	3,255
Net income	6,280	5,566	13,279	7,274
Preferred stock distributions	(1,840)	(1,840)	(1,840)	(1,840)
Net income available to common shareholders	4,440	3,726	11,439	5,434
Weighted average number of common shares	26,418	26,479	27,500	29,037
Weighted average number of common shares assuming dilution	26,418	26,479	28,928	30,484
Basic and diluted earnings per common share:
Income from continuing operations	(0.03)	(0.04)	0.12	0.08
Income from discontinued operations	0.20	0.18	0.29	0.11
Net income available to common shareholders	$0.17	$0.14	$0.41	$0.19

2005	First	Second	Third (a)	Fourth
Total operating revenue	$27,574	$31,674	$32,327	$33,622
Operating income	3,495	5,668	5,317	4,145
Income from continuing operations	2,435	4,025	3,917	2,904
Income (loss) from discontinued operations	543	1,751	(10,825)	867
Net income (loss)	2,978	5,776	(6,908)	3,407
Preferred stock distributions	(1,840)	(1,840)	(1,840)	(1,840)
Net income (loss) available to common shareholders	1,138	3,936	(8,748)	1,567
Weighted average number of common shares	26,283	26,298	26,314	26,314
Weighted average number of common shares assuming dilution	27,601	27,611	27,620	27,654
Basic and diluted earnings per common share:
Income from continuing operations	0.02	0.08	0.08	0.04
Income (loss) from discontinued operations	0.02	0.07	(0.41)	0.03
Cumulative effect of change in accounting principle - net	—	—	—	(0.01)
Net income (loss) available to common shareholders	$0.04	$0.15	$(0.33)	$0.06

The inclusion of additional hotels in discontinued operations as of December 31, 2006 and through March 31, 2007 resulted in certain reclassifications to the financial statement amounts for the individual quarters during 2006 and 2005.

(a)              During the third quarter of 2005, the Company recorded a $12.4 million (net of allocation to minority interest) impairment charge relating to two hotels held for sale (See Note 5).

20.   SUBSEQUENT EVENTS

Merger Agreement.  On February 21, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wilbur Acquisition Holding Company, LLC, (“Parent”) and Wilbur Acquisition, Inc., a wholly-owned subsidiary of Parent (“MergerCo” and, together with Parent, the “Buyer Parties”).  Parent is held by affiliates of Och-Ziff Real Estate and Norge Churchill, Inc.

Pursuant to the Merger Agreement, at closing (i) MergerCo will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and (ii) Parent will purchase one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars ($100.00), whereby Parent will become a limited partner of the Partnership.  Through the Company, Parent will serve as the general partner of the Partnership following completion of the Merger.  Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

1)              each share of MergerCo common stock issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of the Company’s common stock; and

2)              each share of the Company’s common stock that is issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, the Buyer Parties and their respective subsidiaries) will be converted into, and canceled in exchange for, the right to receive an amount in cash to be paid by Parent equal to $14.10 (the “Common Share Merger Consideration”); and

3)              each share of the Company’s 8.00% Series B Cumulative Preferred Stock (“Series B Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time will remain outstanding as a share of Series B Preferred Stock of the surviving entity; and

4)              each partnership interest in the Partnership that is not specifically designated as a Series B Preferred Unit issued and outstanding immediately prior to the Effective Time will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Common Share Merger Consideration, multiplied by the Conversion Factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which as of the date hereof is one.

The Merger Agreement and related transactions were unanimously approved by the Board of Directors of the Company, upon the recommendation of a special committee comprised of its independent directors (“Special Committee”).  Each of the Board of Directors of the Company and the Special Committee has recommended the adoption and approval of the Merger Agreement, the Merger and related transactions contemplated by the Merger Agreement by the Company’s common shareholders.  Holders of the Company’s common stock will be asked to vote on the Merger and related transactions at a special meeting that will be held on a date to be announced.  The Merger is subject to various closing conditions, including, among other things, the requisite approval of the Merger by the affirmative vote of holders of at least a majority of the outstanding shares of the Company’s common stock at the record date, the absence of a material adverse effect on the Company, the delivery of a tax opinion relating to the Company’s REIT tax status, the execution by the Company and the other limited partners of the Partnership of an amended partnership agreement, the receipt of certain third party consents, the repayment of all outstanding debt under the Company’s line of credit, the absence of any injunction issued by any governmental body preventing the consummation of the Merger and the continued accuracy at the closing of the Merger of the Company’s representations and warranties made in the Merger Agreement.  The Merger is expected to close in the second quarter of 2007, pending shareholder approval and other customary closing conditions.

Pursuant to the Merger Agreement, the Company has agreed to certain restrictions on its operating activities without Parent’s prior consent while subject to the Merger Agreement, including, among other things, that the Company will not (i) place or originate any new loans under its Hotel Financing segment, (ii) sell or acquire any properties that were not subject to existing definitive agreements for their purchase or sale as of the date of the Merger Agreement, (iii) enter into any new franchise agreements, ground leases or other material contracts or terminate any existing franchise agreements, ground leases or other material contracts, (iv) settle any material legal proceedings, (v) commence development activities on its current hotels, (vi) make any payments in respect of the Company’s debt, other than scheduled interest and amortization payments, (vii) make any commitment with respect to any capital expenditure individually in excess of $250 or in the aggregate in excess of $500, other than in accordance with a previously provided budget and (viii) mortgage or otherwise encumber any of the Company’s properties or assets.

While subject to the Merger Agreement, the Company is not permitted to pay any dividends on its common stock or make any other distribution, payable in cash, stock, property or otherwise, except for payment of required quarterly dividends with respect to outstanding shares of the Series B Preferred Stock in accordance with the terms thereof as in effect on the date of the Merger Agreement.  Pursuant to the Merger Agreement following the completion of the Merger, the Company and the Buyer Parties are obligated to use their reasonable best efforts to cause the Company’s common and Series B Preferred Stock to be delisted from the New York Stock Exchange and deregistered under the Exchange Act so that they will no longer be publicly traded.

The Merger Agreement contains certain termination rights for Parent and the Company and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $11.0 million and reimburse transaction expenses incurred by Parent in an amount not to exceed $9.0 million.

On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  The offer contemplates an acquisition of the Company, and is subject to certain terms and conditions, including the negotiation of a definitive merger agreement and completion of due diligence by Inland.  On March 9, 2007, after consultation with its outside legal and financial advisors, the Special Committee determined that (i) failing to consider Inland’s offer would be inconsistent with its fiduciary obligations to the Company’s shareholders and (ii) Inland’s proposal is reasonably likely to lead to a “Superior Proposal” (as defined in the Merger Agreement).  Accordingly, on March 13, 2007, the Company entered into a confidentiality agreement with Inland for the purpose of furnishing information to, and commencing negotiations on a definitive agreement with, Inland.  There is no assurance that the Company will enter into a definitive agreement with Inland.

Law suit related to Merger.  On March 6, 2007, a putative shareholder class action lawsuit related to the Merger Agreement was filed in Wake County Superior Court naming the Company, each of the Company’s directors, and the Buyer Parties as defendants.  The lawsuit, Whitney v. Winston Hotels, Inc., et al, alleges, among other things, that $14.10 per share in cash to be paid to the holders of shares of the Company’s common stock in connection with the Merger is inadequate and that the individual defendants breached their fiduciary duties to the Company’s shareholders in negotiating and approving the Merger Agreement.  In addition, the lawsuit alleges that the Company, as well as the Buyer Parties, have aided and abetted the individual defendants in their breaches of fiduciary duty.  It also claims that the individual defendants have failed to disclose adequate information to the Company’s shareholders concerning the Merger.  The complaint seeks the following equitable relief: (i) declare the lawsuit to be a proper class action; (ii) enjoin, preliminarily and permanently, any acquisition of the Company under the terms presently proposed until the Board of Directors of the Company has taken all steps to ensure a fair and proper process to maximize value for all shareholders of the Company; (iii) declare the termination fee provisions in the Merger Agreement to be unfair, unreasonable and improper deal protection devices, and enjoin the payment of any termination fee to the Buyer Parties or its affiliates; (iv) declare that the individual defendants have breached their fiduciary duties to plaintiff and the class and that the Buyer Parties aided and abetted such breaches; (v) award pre-and post judgment interest, attorney’s fees, expert fees and other costs to the extent permitted by law, in an amount to be determined; and (vi) grant such other and further relief as the court deems appropriate including damages plus interest.  The Company believes the lawsuit is without merit and intends to defend it vigorously; however, at this time, the Company cannot provide any assurance as to the probable outcome of the suit.

Loan Program.  The Company purchased the Junior Participation Interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the Senior Participant, dated May 5, 2006 (the “Participation Agreement”).  On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permits the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option to sell the Junior Participation Interest to the Senior Participant.  Upon exercise of the Company’s $150 put option, the Senior Participant is obligated to purchase from the Company the Junior Participation Interest in its entirety for a purchase price of approximately $15.2 million.  The Company exercised this put option on February 21, 2007.  The Put Agreement was entered into in connection with Merger negotiations with Parent.  Accordingly, the Company will recognize a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the quarter ended March 31, 2007 as a result of this sale.  Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

See Note 8 for additional subsequent events related to note receivables.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain matters discussed throughout this prospectus and documents incorporated herein by reference that are not historical facts are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and accordingly, involve estimates, projections, goals, forecasts, and assumptions, and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements.  Any forward-looking statement is based on information current as of the date of this report and speaks only as of the date on which such statement is made. Winston Hotels, Inc. does not undertake any obligations to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

When we use the words “guidance,” “project,” “target,” “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “will likely result,” “should,” “intend,” or similar expressions, we intend to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives.  Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following:

•                  risks and uncertainties related to the previously announced merger transaction with Inland American Real Estate Trust, Inc., including, among other things:

•                  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•                  the outcome of any legal proceedings that have been or may be instituted against our company or our operating partnership and others relating to the merger agreement;

•                  the inability to complete the merger and the other transactions contemplated by the merger agreement due to the failure to obtain the requisite common shareholder approval or the failure to satisfy other conditions to consummation of the merger and the other transactions contemplated by the merger agreement;

•                  the failure of the merger and the other transactions contemplated by the merger agreement to be completed for any other reason;

•                  the risks that the merger and the other transactions contemplated by the merger agreement divert the attention of our employees;

•                  the significant restrictions on our business activities, including our ability to pay dividends on our common stock, that are imposed on us and our subsidiaries by the merger agreement; and

•                  the effect of the announcement of the merger and the other transactions contemplated by the merger agreement on our stock price, customer relationships, operating results and business generally;

•                  the failure to purchase the previously announced New York hotels;

•                  lower than expected revenue per available room, occupancy, average daily rates, and gross operating margins;

•                  impact on our hotels and the markets in which we operate from terrorist attacks and natural disasters;

•                  changes in general economic conditions, which affect the travel industry;

•                  the degree and nature of our direct competition;

•                  properties held for sale will not sell;

•                  franchise licenses will not be renewed;

•                  financing risks including the inability to obtain financing on favorable terms, if at all;

•                  development risks including the risks of construction delays and cost overruns, non-issuance or delay of issuance of governmental permits, zoning restrictions;

•                  the increase of development costs in connection with projects that are not pursued to completion;

•                  non-payment of hotel loans made to third parties; and

•                  the failure to make additional hotel loans and investments in non-distressed and distressed hotel assets.

Many but not all risk factors that may impact actual results are discussed in PART I, Item 1A-”Risk Factors” of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, which you should carefully read.  All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond the control of Winston Hotels, Inc.  New factors emerge from time to time, and it is not possible for the Company to predict all such factors, nor can it assess the effect of such factors on Winston Hotels, Inc.

Item 1. Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED BALANCESHEETS

(in thousands, except per share amounts)

	March 31, 2007	December 31, 2006
ASSETS
Land	$59,597	$59,803
Buildings and improvements	427,651	430,968
Furniture and equipment	66,883	66,745
Operating properties	554,131	557,516
Less accumulated depreciation	139,835	140,826
	414,296	416,690
Properties under development and land for development	5,192	11,748
Net investment in hotel properties	419,488	428,438

Assets held for sale	11,834	10,327
Corporate furniture, fixtures and equipment, net	520	551
Cash	43,363	7,822
Accounts receivable, net	3,149	2,723
Notes receivable	29,530	52,146
Investment in joint ventures	3,927	4,210
Deferred expenses, net	8,792	9,490
Prepaid expenses and other assets	16,188	14,135
Deferred tax asset	10,506	10,367
Total assets	$547,297	$540,209

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$5,250	$7,850
Mortgage loans	240,707	231,694
Accounts payable and accrued expenses	18,889	21,479
Distributions payable	1,840	6,413
Total liabilities	266,686	267,436

Minority interest	15,592	13,804

Commitments and contingencies (See Notes 2 and 14)	—	—

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,415 and 29,191 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	294	292
Additional paid-in capital	352,312	351,274
Distributions in excess of earnings	(87,624)	(92,634)
Total shareholders’ equity	265,019	258,969
Total liabilities, minority interest and shareholders’ equity	$547,297	$540,209

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Three Months Ended March 31,	2007	2006
Operating revenue:
Rooms	$39,613	$33,268
Food and beverage	2,448	1,993
Other operating departments	1,257	1,082
Joint venture fee income	68	52
Total operating revenue	43,386	36,395
Hotel operating expenses:
Rooms	7,903	6,934
Food and beverage	1,920	1,696
Other operating departments	948	819
Undistributed operating expenses:
Property operating expenses	9,100	7,597
Real estate taxes and property and casualty insurance	2,112	1,716
Franchise costs	2,756	2,251
Maintenance and repair	2,139	1,882
Management fees	1,528	1,293
General and administrative	6,328	3,028
Depreciation	5,591	4,691
Amortization	546	489
Total operating expenses	40,871	32,396
Operating income	2,515	3,999
Extinguishment of debt	(272)	—
Loss on sale of note receivable	(5,322)	—
Interest and other income	1,720	1,386
Interest expense	(3,896)	(4,412)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	(5,255)	973
Loss allocation to minority interest in Partnership	237	34
Loss allocation to minority interest in consolidated joint ventures	213	134
Income tax expense	(11)	(27)
Equity in income of unconsolidated joint ventures	1,304	22
Income (loss) from continuing operations	(3,512)	1,136
Discontinued operations:
Income from discontinued operations	366	895
Gain on sale of discontinued operations	9,996	4,249
Net income	6,850	6,280
Preferred stock distribution	(1,840)	(1,840)
Net income available to common shareholders	$5,010	$4,440
Basic weighted average number of common shares outstanding	28,974	26,418
Diluted weighted average number of common shares outstanding	28,974	26,418
Income (loss) per common share basic and diluted:
Loss from continuing operations	$(0.18)	$(0.03)
Income from discontinued operations	0.35	0.20
Net income available to common shareholders	$0.17	$0.17
Per share dividends to common shareholders	$—	$0.15

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THETHREEMONTHS ENDED MARCH 31, 2007

(in thousands, except per share amounts)

	Preferred Stock		Common Stock		Additional Paid-in	Distributions In Excess of	Total Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$(92,634)	$258,969
Issuance of shares and other	—	—	224	2	8	—	10
Restricted stock expense recognition	—	—	—	—	1,030	—	1,030
Distributions ($0.50 per preferred B share)	—	—	—	—	—	(1,840)	(1,840)
Net income	—	—	—	—	—	6,850	6,850
Balances at March 31, 2007	3,680	$37	29,415	$294	$352,312	$(87,624)	$265,019

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Three Months Ended March 31,	2007	2006
Cash flows from operating activities:
Net income	$6,850	$6,280
Adjustments to reconcile net income to net cash provided by operating activities:
Income allocation to minority interest	221	215
Loss allocation to minority interest in consolidated joint ventures	(213)	(134)
Depreciation	5,774	5,405
Amortization	549	498
Deferred income tax benefit	(139)	(183)
Extinguishment of debt	272	—
Loss on sale of note receivable	5,322	—
Gain on sale of hotel properties	(10,438)	(4,455)
Equity in income of unconsolidated joint ventures	(1,304)	(22)
Distributions from joint ventures	401	71
Unearned compensation amortization	1,030	836
Changes in assets and liabilities:
Accounts receivable	(426)	243
Prepaid expenses and other assets	(2,053)	(1,892)
Accounts payable and accrued expenses	(2,904)	(722)
Net cash provided by operating activities	2,942	6,140
Cash flows from investing activities:
Investment in hotel properties	(10,360)	(9,267)
Proceeds from sale of state historic tax credits	2,923	—
Proceeds from sale of hotel properties	19,644	8,461
Issuance of notes receivable	(1,294)	(806)
Collection and sale of notes receivable	18,833	17
Distributions from (investment in) unconsolidated joint ventures	1,186	(7,391)
Deposit for potential hotel acquisitions	—	(6,625)
Franchise and loan origination costs	(60)	(186)
Net cash provided by (used in) investing activities	30,872	(15,797)
Cash flows from financing activities:
Net increase (decrease) in lines of credit	(2,600)	20,300
Proceeds from mortgage loans	9,209	3,406
Payment of mortgage loans	(196)	(611)
Distributions to shareholders	(6,218)	(5,816)
Distributions to minority interest in partnership	(195)	(195)
Contributions from (distributions to) minority interest in consolidated joint ventures	1,790	(97)
Deposit for new CMBS rate lock	—	(3,000)
Fees paid in connection with financing activities	(63)	(483)
Net cash provided by financing activities	1,727	13,504
Net increase in cash	35,541	3,847
Cash at beginning of period	7,822	15,047
Cash at end of period	$43,363	$18,894
Supplemental disclosure:
Cash paid for income taxes	$40	$170
Cash paid for interest (net of amounts capitalized)	$3,108	$4,788

1.     ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of March 31, 2007, the Company’s ownership interest in the Partnership was 95.77% (See Note 4).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853 - 860 of the Internal Revenue Code of 1986, as amended.

As of March 31, 2007, the Company owned or was invested in 51 hotel properties in 18 states, having an aggregate of 6,911 rooms.  This included 43 wholly owned properties with an aggregate of 5,877 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of March 31, 2007, the Company also had $29.5 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of March 31, 2007, 42 of the Company’s 43 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining three joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  Under these management contracts, the Company’s third-party managers have direct control of the daily operations of the Company’s hotels.  As of March 31, 2007, Alliance Hospitality Management, LLC managed 40 of the Company’s 51 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates for the Marriott managed hotels.

2.              PROPOSED MERGER

On February 21, 2007, the Company entered into a definitive agreement and plan of merger with affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. (“Och-Ziff”).  On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  On March 27, 2007, the Company received a letter from Inland confirming their prior offer to acquire the Company’s common stock and the Partnership’s common units, and also providing that Inland would acquire all of the Company’s 8.00% Series B Cumulative preferred stock (“Series B Preferred Stock”).  On April 2, 2007, in connection with the decision by the Board of Directors and the independent Special Committee of the Board of Directors of the Company to enter into an agreement and plan of merger with Inland, the Company terminated its agreement and plan of merger with Och-Ziff (“Och-Ziff Merger Agreement”).  On April 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with

Inland and Inland American Acquisition (Winston), LLC, a wholly-owned Subsidiary of Inland (“IAA” and together with Inland, “Inland”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) (i) the Company will merge with and into IAA, with IAA continuing as the surviving entity (the “Merger”), and (ii) Inland will purchase one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars, whereby Inland will become a limited partner of the Partnership.  Under the terms of the Merger Agreement, at the Effective Time:

1)              each common unit of IAA shall be converted into one validly issued, fully paid and nonassessable common unit of the surviving entity of the merger;

2)              each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Inland and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to $15.00, without interest (the “Common Share Merger Consideration”);

3)              each share of the Company’s Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to the sum of (i) $25.44 per share (if the Effective Time occurs on or prior to June 30, 2007) or $25.38 per share (if the Effective Time occurs after June 30, 2007 and on or prior to September 30, 2007) plus (ii) any accrued and unpaid dividends as of the Effective Time; and

4)              each partnership interest in the Partnership that is not specifically designated as a Series B preferred unit, issued and outstanding immediately prior to the Effective Time, will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Common Share Merger Consideration, multiplied by a conversion factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which as of the date hereof is one (1).

The Company and Inland have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant not to solicit acquisition proposals or to permit any of its subsidiaries or affiliates to do so, or to participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal, subject to certain exceptions that permit the Company’s Board of Directors to comply with their fiduciary duties under state and federal law.

The Merger Agreement provides that the Company shall not pay any dividends on the common stock prior to the Effective Time or make any other distribution to the holders of common stock, payable in cash, stock, property or otherwise.  In addition, the Company has agreed to certain restrictions on its operating activities without Inland’s consent, including the sale of certain properties, the acquisition of new properties, making loans under our debt program and pursuing development projects.

The Merger is subject to various closing conditions, including, among other things, the requisite approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock at the record date, the absence of a material adverse effect on the Company, the delivery of a tax opinion relating to the Company’s REIT tax status, the receipt of certain third party consents, the repayment of all outstanding debt under the Company’s line of credit and the continued accuracy at closing of the Company’s representations and warranties made in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances and further provides that, upon termination of the Merger Agreement in connection with a superior proposal, the Company will be required to pay Inland a termination fee of $11.0 million and out-of-pocket expenses incurred by Inland in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $9.0 million.  If Inland terminates the Merger Agreement under other circumstances, including due to the Company’s breach of the representations, warranties, covenants and agreements contained in the Merger Agreement, the Company must pay a termination fee of $11.0 million and Inland’s out-of-pocket expenses incurred in connection with the Merger Agreement, not to exceed $9.0 million.

In connection with executing the Merger Agreement, the Company paid Wilbur Acquisition Holding Company, LLC a total of $20.0 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of the Och-Ziff Merger Agreement.  Pursuant to the terms of the Merger Agreement, Inland reimbursed the Company for the $20.0 million payment.  In the event of termination of the Merger Agreement under certain circumstances, the Company is required to repay such $20.0 million payment to Inland.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the SEC on April 3, 2007.

On April 18, 2007, the Company filed with the SEC a preliminary proxy statement relating to the Merger and a special meeting for holders of the Company’s common stock to consider and vote upon the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement.  The special meeting will be held at the Homewood Suites hotel located at 5400 Edwards

Mill Road, Raleigh, North Carolina on Thursday, June 21, 2007, beginning at 10:00 a.m. Eastern time.   The record date for determining the holders of shares of Winston’s common stock entitled to notice of the special meeting and to vote on the merger proposal will be the close of business on Friday, May 11, 2007.

3.              BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair statement of the results for the interim periods presented.  All such adjustments are of a normal and recurring nature.  Due to the seasonality of the hotel business, the information for the three months ended March 31, 2007 and 2006 is not necessarily indicative of the results for a full year.  This prospectus should be read in conjunction with the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006.  The year-end Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP.  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.  Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the three months ended March 31, 2007 and 2006, the Company capitalized interest of $225 and $507, respectively, related to hotels under development or major renovation.

General.  The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures, in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market, and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  The Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

Impairment on Planned Dispositions.  The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  During the third quarter of 2005, management began evaluating the potential sale of certain hotels.  Accordingly, the Company factored in the prospect of selling properties in the near term.  As a result of this analysis, which was prepared on a probability-weighted, estimated undiscounted future cash flow basis, an impairment was triggered under a held for use model for two hotels.  In accordance with SFAS 144, the Company recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to the two hotels.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the two hotels to the estimated sales prices, net of estimated selling costs.  The Company’s estimated sales price was based on fair market value quotes received from independent brokers.  On November 4, 2005, the Company’s Board of Directors adopted a formal plan to sell the two hotels, for which impairment charges were taken during the third quarter.  In June 2006, the Company sold one of these hotels, the Dallas, TX Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Recently Issued Accounting Standards

Refer to Note 10 for information regarding the Company’s implementation of the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FAS No. 109 (“FIN 48”), which clariﬁes the accounting for uncertainty in income taxes.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”).  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company has not decided if it will choose to measure any eligible financial assets and liabilities at fair value when it adopts SFAS 159 as of January 1, 2008.

4.              MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of March 31, 2007, owned a 95.77% ownership interest in, the Partnership.  The remaining 4.23% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.32%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.34%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS – Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of March 31, 2007 and December 31, 2006 was $7,556 and $7,345, respectively.

5.              CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At March 31, 2007, 27 out of the Company’s 43 wholly owned hotels were located in the five eastern seaboard states ranging from Maryland to Florida, including 14 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage loans collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

6.              DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, the

Abingdon, VA Holiday Inn Express hotel was included in assets held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to two hotels.  On November 4, 2005, the Company’s Board adopted a formal plan to sell the two hotels.  In June 2006, the Company sold one of these hotels, the Dallas, TX Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations resulted in certain reclassifications to the financial statement amounts for the period ended March 31, 2006.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	2007	2006
Total revenue	$3,062	$7,595
Total expenses	2,816	6,867
Income from hotel operations	246	728
Allocation to minority interest in Partnership - income from discontinued operations	(16)	(43)
Gain on sale of discontinued operations	10,438	4,455
Allocation to minority interest in Partnership - gain on sale of discontinued operations	(442)	(206)
Income tax benefit	136	210
Income from discontinued operations	$10,362	$5,144

7.              HOTEL DEVELOPMENT AND ACQUISITION

Developments

Downtown Raleigh.  In April 2007, the Company purchased a 0.73-acre vacant site in downtown Raleigh, N.C. on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space.  The high-rise may also include up to 250 residential condominiums.  Pending city planning, permitting and other required government approvals, construction is expected to begin in the 2008 first quarter.

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The cost of the 151-room aloft is expected to be approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the third quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The cost of the Residence Inn is expected to be approximately $10.7 million.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 12).  As of March 31, 2007, the Company had invested approximately $4.1 million in this project.

Wilmington Hilton Garden Inn.  In March 2007, the Company opened a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  As of March 31, 2007, the Company had invested approximately $12.2 million in this project.

Joint Venture Developments.  During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 8).  As of March 31, 2007, the Company had invested approximately $0.5 million in this project.  The Company is also building a 120-room Courtyard by Marriott in

Jacksonville, FL, the estimated cost of which is $15.1 million.  The property is owned by a joint venture in which the Company holds a 48.00% equity interest (See Note 8).

Acquisitions

Courtyard by Marriott in St. Charles, IL.  In August 2006, the Company acquired the 121-room Courtyard by Marriott in St. Charles, IL for $8.5 million, net of cash acquired, from a private investment group.

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each.  Acquisition of each of these hotels is subject to customary closing conditions, and in the case of the Tribeca hotel, subject to the resolution of the Company’s dispute with the seller.  As previously disclosed, the Tribeca hotel has experienced construction delays and the Company is continuing to pursue legal action against the seller.  As of the date hereof, construction on the Tribeca hotel has ceased.  As a result, the Company does not expect the Tribeca hotel to open prior to the close of the 2007 fiscal year.  The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for both the hotels.  The Chelsea hotel is expected to open in the third quarter of 2007.

8.              SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of March 31, 2007, the Company was invested in ten hotels through joint ventures, which included nine operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining four joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 12).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  The Company receives the majority of the operating results of the joint venture and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the Chapel Hill Courtyard by Marriott from Chapel Hill Hotel Associates.  Chapel Hill Investments, LLC owns a 51.22% interest in each of Chapel Hill Hotel Associates and Chapel Hill Lessee.  The Company has also invested $1.3 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC owns a 51% interest in each of Marsh Landing Hotel Associates and Marsh Landing Lessee.  Marsh Landing Investments, LLC is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

The following tables set forth a summary of the balance sheets for the consolidated joint ventures as of March 31, 2007 and December, 31, 2006 and the statements of operations for the three months ended March 31, 2007 and 2006:

	March 31,	December 31,
	2007	2006
Gateway Hotel Associates
Assets	$11,877	$10,105
Liabilities	8,138	6,460
Equity	$3,739	$3,645
Gateway Hotel Lessee
Assets	$158	$98
Liabilities	359	228
Equity	$(201)	$(130)
Winston Kansas City, LP
Assets	$19,901	$23,198
Liabilities	14,057	14,304
Equity	$5,844	$8,894
Stanley Associates
Assets	$19,029	$18,193
Liabilities	13,852	12,884
Equity	$5,177	$5,309
Stanley Lessee
Assets	$1,151	$1,059
Liabilities	907	386
Equity	$244	$673
131 East Redwood (Tenant) LLC
Assets	$1,268	$1,353
Liabilities	594	550
Equity	$674	$803
Marsh Landing Hotel Associates
Assets	$6,673	$6,542
Liabilities	4,710	4,713
Equity	$1,963	$1,829
Marsh Landing Lessee
Assets	$271	$188
Liabilities	254	171
Equity	$17	$17
Chapel Hill Hotel Associates
Assets	$14,367	$12,967
Liabilities	10,207	10,192
Equity	$4,160	$2,775
Chapel Hill Lessee
Assets	$595	$410
Liabilities	364	271
Equity	$231	$139

Three Months Ended March 31,	2007	2006
Gateway Hotel Associates
Revenue	$264	—
Expense	(450)	—
Net loss	$(186)	—

Gateway Hotel Lessee
Revenue	$764	—
Expense	(836)	—
Net loss	$(72)	—
Winston Kansas City, LP
Revenue	$416	—
Expense	(543)	(40)
Net loss	$(127)	(40)
Stanley Associates
Revenue	$422	395
Expense	(554)	(413)
Net loss	$(132)	(18)
Stanley Lessee
Revenue	$1,285	886
Expense	(1,714)	(1,491)
Net loss	$(429)	(605)
131 East Redwood (Tenant) LLC
Revenue	$1,151	1,068
Expense	(1,280)	(1,203)
Net loss	$(129)	(135)
Marsh Landing Hotel Associates
Revenue	$371	357
Expense	(222)	(201)
Net income	$149	156
Marsh Landing Lessee
Revenue	$895	856
Expense	(895)	(832)
Net income	$—	24
Chapel Hill Hotel Associates
Revenue	$563	508
Expense	(487)	(480)
Net income	$76	28
Chapel Hill Lessee
Revenue	$1,365	1,197
Expense	(1,273)	(1,179)
Net income	$92	18

The table above includes the allocation of loss to minority interest of $213 and $134 for the three months ended March 31, 2007 and 2006, respectively.  Minority interest in consolidated joint ventures as of March 31, 2007 and December 31, 2006 was $8,036 and $6,459, respectively.

Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Hotel Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Hotel Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Hotel Associates is expected to be approximately $5.3 million.  Jacksonville Hotel Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Hotel Associates entered into a five-year construction-to-permanent first mortgage loan for $9.8 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  Principal and interest payments will start two months after the final disbursement, based on a 25-year amortization schedule.  Jacksonville Hotel Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Hotel Associates.  Skyline owns a 52% interest in each of Jacksonville Hotel Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  Therefore, the results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of March 31, 2007, Jacksonville Hotel Associates had total assets of $6.0 million, liabilities of $0.7 million and stockholders’ equity of $5.3 million.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Hotel Associates were each approximately $4.6 million.  As of March 31, 2007 and December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Hotel Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.  In March 2007, WNC Project Company LLC sold this hotel and the Company received a $1.7 million distribution, $0.4 million of which was a return of capital, and an allocation of $1.3 million of the related gain, which is included in equity in income of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the three months ended March 31, 2007.

During 2006, the Company formed four joint ventures to lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in the WCC Project Company LLC joint venture differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these hotels are not consolidated in the Company’s consolidated financial statements.

Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations, including the Company’s share related to the Charlesbank Venture as of March 31, 2007 and December 31, 2006 and for the three months ended March 31, 2007 and 2006:

	March 31, 2007	December 31, 2006
Gross fixed assets	$27,693	$41,418
Accumulated depreciation	(3,654)	(4,860)
Other assets	4,974	3,653
Total assets	29,013	40,211
Miscellaneous liabilities	5,171	4,847
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,739	2,760
Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,148	9,210
Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,572	4,598
Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	—	9,000
Total liabilities	21,630	30,415
Equity	7,383	9,796
Company’s share of equity	1,119	1,534
Company’s additional basis	144	145
Investment in joint ventures	$1,263	$1,679

Three Months Ended March 31,	2007	2006
Revenues	$3,855	$3,847
Hotel department expenses	(1,142)	(2,110)
Management fees	(131)	(144)
Undistributed and fixed expenses	(2,560)	(1,351)
Gain on sale of hotel	10,100	—
Hotel net income	10,122	242
Charlesbank Venture’s 87% share of net income	8,806	211
Corporate charges	(103)	(52)
Charlesbank Venture net income	8,703	159
Winston’s 15% share of Charlesbank Venture net income	1,305	24
Amortization of investment true-up	(1)	(2)
Equity in income of unconsolidated joint ventures	$1,304	$22

9.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels.  The Company does not hold an ownership interest in any of these hotels.  These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs.  However, the Company is not considered to be the primary beneficiary for any of these VIEs.  Therefore, the Company will not consolidate the results of operations of these hotels.  The Company does not have any additional lending commitments to these specific VIEs.

Notes receivable as of	March 31, 2007	December 31, 2006
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matured December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity, paid off in January 2007.	$—	$1,080
$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly.	2,400	2,400
$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity.	6,000	6,000
$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity paid off in May 2007..	1,271	1,294
$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity.	3,375	3,375
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,339	2,338
$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was prepaid in December 2006, another was prepaid in January 2007, and the remaining two were prepaid in April 2007.	8,750	11,250
$2.3 million B-note, of a $12 million total loan amount for a 140-room Hilton Garden Inn under construction in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; funded ratably over the construction period.	2,250	2,250
$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; funded ratably over the construction period.	1,589	1,318
$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period; funded ratably over the construction period.	1,215	533
$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	—	20,308
$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%.	—	—
$1.2 million “B” note, as part of a total $7.8 million financing, collateralized by a 104-room Holiday Inn Express under construction in Webster, NY, construction-to-five-year permanent loan, interest at 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full; funded ratably over the construction period.	341	—
Total notes receivable	$29,530	$52,146
Total interest receivable and deposit related to notes	$1,194	$1,759

At March 31, 2007 and December 31, 2006, 30-day LIBOR was 5.32%.  At March 31, 2007 and December 31, 2006, 60-day LIBOR was 5.34% and 5.35%, respectively.  At March 31, 2007 and December 31, 2006, 90-day LIBOR was 5.35% and 5.36%, respectively.  At March 31, 2007 and December 31, 2006, the prime interest rate was 8.25%.

The Company purchased the junior participation interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the senior participant, dated May 5, 2006 (the “Participation Agreement”).  On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permitted the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option, to sell its junior participation interest to the senior participant in the Lady Luck Loan.  The Put Agreement was entered into in connection with Och-Ziff Merger Agreement negotiations with Wilbur Acquisition Holding Company, LLC.  Upon exercise of the Company’s put option, the senior participant was obligated to purchase from the Company the junior participation interest in its entirety for a purchase price of approximately $15.2 million.  The Company exercised this put option on February 21, 2007.  Accordingly, the Company recognized a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the quarter ended March 31, 2007 as a result of this sale.  Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

In April 2007, the two remaining mezzanine loans collateralized by the senior participation interest in the loans to Walton Street Capital were repaid in full.  In May 2007, the $1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC, was repaid in full.

10.  INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003.  The Company is currently under examination by the Internal Revenue Service and by various states.   The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  The Company believes it has no material exposures.   Therefore, both before and after the adoption of FIN 48 no reserves for uncertain income tax positions have been recorded.  In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy is that it recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The income tax benefit for the three months ended March 31, 2007 included a federal income tax benefit of $112 and a state income tax benefit of $13.  The income tax benefit for the three months ended March 31, 2006 included a federal income tax benefit of $164 and a state income tax benefit of $19.  These tax benefits were calculated using an effective tax rate of 38% applied to the net loss of Barclay.  The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.

EARNINGS PER SHARE

Net income per common share is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding during the period.  Net income per common share assuming dilution is computed by dividing net income available to common shareholders, plus income allocated to minority interest, by the weighted-average number of common shares assuming dilution during the period.  Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants.  The following is a reconciliation of the amounts used in calculating basic and fully diluted income per common share for the three months ended March 31, 2007 and 2006:

	2007	2006
Three Months Ended March 31,
Income (loss) from continuing operations	$(3,512)	$1,136
Less: preferred stock distributions	(1,840)	(1,840)
Loss from continuing operations available to common shareholders	$(5,352)	$(704)
Income from discontinued operations	$10,362	$5,144
Net income available to common shareholders	$5,010	$4,440
Weighted average number of common shares basic and diluted	28,974	26,418
Earnings per share - basic and diluted
Loss from continuing operations available to common shareholders	$(0.18)	$(0.03)
Income from discontinued operations	$0.35	$0.20
Net income available to common shareholders basic and diluted	$0.17	$0.17

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three months ended March 31, 2007 and 2006 totaled 1,426,319 and 1,333,981 respectively.  For the three months ended March 31, 2007 there were 10,000 stock options, 371,950 unvested stock grants and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted income (loss) per share.  For the three months ended March 31, 2006 there were 10,000 stock options, 264,891 unvested stock grants and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted income (loss) per share.

Effective with the Company’s entry into its subsequently terminated merger agreement with Och- Ziff on February 21, 2007, the Company has been prohibited from paying common dividends.  The Company is further prohibited from paying common dividends while subject to the Merger Agreement with Inland.  During the first quarter of 2007, the Company declared a quarterly cash dividend of $0.50 per Series B preferred share.  During the first quarter of 2006, the Company declared quarterly cash dividends of $0.15 per common share and $0.50 per Series B preferred share.

11.  CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”).  At March 31, 2007, the GE Line provided for revolving loan commitments and letters of credit up to $215 million.  The GE Line bears interest at rates from 30-day to 180-day LIBOR (30-day LIBOR and 180-day LIBOR equaled 5.32% and 5.33%, respectively, at March 31, 2007) plus 1.75% to 2.50%, based on the ratio of the underwritten net operating income of the hotels that collateralize the GE Line to the outstanding principal balance of the GE Line.  Availability is calculated each quarter on a trailing twelve-month basis based primarily upon the underwritten net operating income of the hotels that collateralize the GE Line divided by 12.5%.  At March 31, 2007, the interest rate was based on 30-day LIBOR plus 1.75%.  An unused fee of up to 0.25% is also payable quarterly on the unused portion of the GE Line.  Availability on the GE line at March 31, 2007 was approximately $173.0 million.  At March 31, 2007 and December 31, 2006 the balance under this facility was $0 and $1.1 million, respectively.  The GE line expires in October of 2010.

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”).  Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date.  In February 2007, the Company terminated this master repurchase agreement.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon.  The facility was originally collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million.  In December 2006, one of the mezzanine loans and the related portion of the facility were paid off.  Therefore, at December 31, 2006 the balance under this facility was $6.8 million.  In January 2007, another of the mezzanine loans and the related portion of the facility were paid off.  Therefore, at March 31, 2007 the balance under this facility was $5.3 million.  In April 2007, the remaining two mezzanine loans and the related portion of the facility were paid off, bringing the balance to $0 and closing the facility.

Mortgage Loans

The Company’s mortgage loans consisted of the following:

	March 31, 2007	December 31, 2006
Collateralized by wholly-owned hotels
Sixteen ten-year CMBS loans collateralized by 16 hotels, at a fixed interest rate of 5.94%, interest only for four years, thereafter interest and principal payments based on a 30-year amortization period.	$176,000	$176,000
Five-year first mortgage loan collateralized by the Homewood Suites hotel in Princeton, NJ, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007, (paid off April 2007).	12,600	9,868
Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel which opened during March 2007 in Wilmington, NC, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, (paid off May 2007).	7,475	3,156
Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final disbursement.	—	—
Collateralized by consolidated joint venture hotels (See Note 8)
Five-year loan collateralized by the Chapel Hill Courtyard by Marriott hotel matures March 8, 2010, at a fixed interest rate of 7.51%, with interest and principal payments based on a 20-year amortization period.	8,638	8,694
Ten-year loan collateralized by the Ponte Vedra Hampton Inn hotel, matures February 1, 2011, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,635	4,659
Five-year loan collateralized by the Stanley hotel matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,642	12,696
Five-year first mortgage loan collateralized by the Courtyard by Marriott hotel in Kansas City, MO, matures November 1, 2011, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments based on a 20-year amortization period.	10,817	10,879
Five-year first mortgage loan collateralized by the Hilton Garden Inn hotel in Akron, OH, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007.	7,900	5,742
Total	$240,707	$231,694

At March 31, 2007 and December 31, 2006 30-day LIBOR was 5.32%.  At March 31, 2007 and December 31, 2006 90-day LIBOR was 5.35% and 5.36%, respectively.  The combined aggregate maturities of mortgage loans for the remainder of 2007 through 2011 and thereafter, in millions, are approximately $8.4, $1.3, $1.4, $21.8, $16.5 and $191.4.  Construction-to-permanent notes will not have final payment schedules until they become permanent.  The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.  The maturities noted above include for the remainder of 2007 through 2011 and thereafter, in millions, $7.6, $0.2, $0.2, $0.2, $0.2 and $11.7 based on the amortization schedules for the two loans paid off in 2007.

12.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing.  Hotel Ownership refers to owning hotels directly or through joint ventures and includes the Company’s and it’s joint ventures’ development activities.  Hotel Financing refers to owning hotel-related loans through origination or acquisition.  The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership.  Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment.  In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment.  Financial information related to the Company’s reportable segments for the three months ended March 31, 2007 and 2006 was as follows:

Three Months Ended March 31, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$43,386	$—	$—	$43,386
Operating expenses	(28,406)	(2)	(6,326)	(34,734)
Depreciation and amortization	(6,137)	-	—	(6,137)
Extinguishment of debt	—	—	(272)	(272)
Loss on sale of note receivable	—	(5,322)	—	(5,322)
Interest and other income	—	1,500	220	1,720
Interest expense	(3,100)	(796)	—	(3,896)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	5,743	(4,620)	(6,378)	(5,255)
Loss allocation to minority interest in Partnership	—	—	237	237
Loss allocation to minority interest in consolidated joint ventures	213	—	—	213
Income tax expense	(11)	—	—	(11)
Equity in income of unconsolidated joint ventures	1,304	—	—	1,304
Income (loss) from continuing operations	$7,249	$(4,620)	$(6,141)	$(3,512)
Income from discontinued operations				10,362
Net income				$6,850

Total assets	$516,573	$30,724	$—	$547,297

Three Months Ended March 31, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$36,395	$—	$—	$36,395
Operating expenses	(24,188)	—	(3,028)	(27,216)
Depreciation and amortization	(5,180)	—	—	(5,180)
Interest and other income	—	1,243	143	1,386
Interest expense	(3,791)	(621)	—	(4,412)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	3,236	622	(2,885)	973
Loss allocation to minority interest in Partnership	—	—	34	34
Loss allocation to minority interest in consolidated joint ventures	134	—	—	134
Income tax expense	(27)	—	—	(27)
Equity in income of unconsolidated joint ventures	22	—	—	22
Income (loss) from continuing operations	$3,365	$622	$(2,851)	$1,136
Income from discontinued operations				5,144
Net income				$6,280

Total assets	$500,140	$40,069	$—	$540,209

14.       COMMITMENTS AND CONTINGENCIES

Merger Agreement

See Note 2 for commitments and contingencies related to the Merger Agreement.

Law suit related to Och-Ziff Merger

On February 21, 2007, the Company entered into the Och-Ziff Merger Agreement.  On March 5, 2007, a lawsuit styled Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449), was filed in Superior Court in Wake County, North Carolina, naming the Company, the individual members of the Company’s board of directors, Wilbur Acquisition Holding Company, LLC (“Wilbur Acquisition”) and its wholly-owned subsidiary (“Wilbur Subsidiary”) formed for the purpose of effecting the proposed merger, as defendants.  On April 2, 2007, the Company entered into the Merger Agreement.  On April 5, 2007, the Company filed a notice of designation requesting that the lawsuit be designated as a mandatory complex business case and moved to the North Carolina Business Court.  This request was granted on April 11, 2007.  On May 2, 2007, the plaintiff filed an amended complaint in Superior Court in Wake County, North Carolina naming Inland and IAA as defendants in addition to those defendants set forth above.  The lawsuit seeks class action status and generally alleges that members of the Company’s board of directors breached fiduciary duties to the Company’s shareholders by entering into each of the merger agreements, and that Wilbur Acquisition, Wilbur Subsidiary, Inland and IAA aided and abetted the other defendants’ alleged fiduciary breaches.  The lawsuit seeks a variety of equitable and injunctive relief, including enjoining defendants from completing the merger, enjoining solicitation of proxies through the dissemination of the proxy statement, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of such fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.  The Company denies the allegations of the lawsuit and intends to vigorously defend the action.

Legal Action Related to Tribeca Hotel

In August 2006, the Company announced that it had entered into a definitive agreement to acquire a hotel property currently under construction in the Tribeca area of New York City.  As previously disclosed, the project has experienced a delay in construction and, as a result, the Company is continuing to pursue legal action against the seller of the property.  The Company intends to close the project in accordance with the purchase and sale agreement, pending resolution of the Company’s dispute with the seller.  The Company does not expect the delay to have a material adverse effect on its cash flows, financial condition or results of operations.

Various Legal Actions

In addition to the aforementioned litigation, the Company is presently subject to various lawsuits, claims and proceedings arising in the ordinary course of business, none of which, if the outcome is determined to be unfavorable to the Company, are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

Franchise Agreements

Of the 51 hotels in which the Company holds an ownership interest, 50 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality, and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination, at the franchisor’s option, upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 50 hotels’ franchise licenses, including seven joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	1
2008	2
2009	2
2010	1
2011	2
2012	2
2013	4
2014	1
2015	1
2016	2
2017	10
2018	3
2019	6
2020	1
2022	3
2023	1
2024	3
2025	1
2026	1
2027	2
2031	1

The Company received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  The franchisor has notified the Company that it will not extend any of the three franchise licenses beyond the end of 2007 if the Merger is completed.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of March 31, 2007, the Company was in default at three hotels for product improvement issues and/or low guest service scores.  The Company is currently in the process of curing these deficiencies to comply with the respective franchisor’s standards, and although the Company expects to cure these defaults and obtain an acceptable rating for each of these hotels, it can provide no assurance that an acceptable rating will be received for these hotels.  The failure by the Company to cure defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2006. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
May 29, 2007

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three months ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$5,642,050	$22,591,764
Operating expense, insurance, and real estate tax recoveries	320,647	872,499

Total gross income	5,962,697	23,464,263

Direct operating expenses:
Operating expenses	143,677	267,486
Insurance	22,314	16,707
Real estate taxes	162,596	619,413
Interest expense	686,799	2,810,670

Total direct operating expenses	1,015,386	3,714,276

Excess of gross income over direct operating expenses	$4,947,311	$19,749,987

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirteen properties located in the following states; Illinois, Wisconsin, Indiana, Colorado, North Carolina, Texas, Michigan, Ohio, and Arkansas.  The Portfolio consists of approximately 4,656,000 square feet of gross leasable area and was 100% occupied at December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on nine of the properties of the Portfolio in the first quarter of 2007 with Bradley Associates Limited Partnership, an unaffiliated third party.  The remaining four properties are expected to close in the second quarter of 2007.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  Certain of the leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $237,210 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2006, are as follows:

Year
2007	$22,669,890
2008	22,389,633
2009	21,866,459
2010	21,811,984
2011	20,968,928
Thereafter	101,849,407

$211,556,301

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by two of the properties in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2006	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard Highlands Ranch, CO	$10,500,000	$10,500,000	5.48%	September 19, 2005	October 1, 2025
5568 W. Chester Rd. Westchester, OH	40,500,000	39,039,259	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2007	$824,657
2008	866,036
2009	922,105
2010	975,254
2011	1,031,467
Thereafter	44,919,740

$49,539,259

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of certain properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of properties acquired from New Quest Properties for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
July 25, 2007

Certain Properties Acquired from New Quest Properties

Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$3,296,718	8,464,025
Operating expense, insurance, and real estate tax recoveries	810,192	2,730,285

Total gross income	4,106,910	11,194,310

Direct operating expenses:
Operating expenses	706,156	944,709
Insurance	69,676	140,148
Real estate taxes	1,250,930	1,848,538
Interest expense	1,643,380	3,009,808

Total direct operating expenses	3,670,142	5,943,203

Excess of gross income over direct operating expenses	$436,768	5,251,107

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Certain Properties Acquired from New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

New Quest Properties (collectively, “the Properties”) is comprised of five properties located in Texas.  The Properties consists of approximately 646,000 square feet of gross leasable area and the Properties were between 82% and 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Properties by the third quarter of 2006 with New Quest Properties, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (Combined Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form S-11 of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.  The adjustments consist of stub period information through date of acquisition in accordance with the table below:

Property	Date Acquired
Hunting Bayou	February 9, 2006
Eldridge Lakes Town Center	July 21, 2006
Spring Town Center	July 21, 2006
CyFair Town Center	July 21, 2006
Sherman Town Center	August 17, 2006

(3)                    Gross Income

These Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $268,645 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from three to twenty-five years, as of December 31, 2005, are as follows:

Certain Properties Acquired from New Quest Properties

 Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

Year
2006	$8,501,522
2007	8,625,577
2008	8,505,344
2009	7,604,707
2010	6,057,685
Thereafter	48,060,503

$87,355,338

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Properties by IARETI.

(5)                    Interest Expense

MB REIT assumed mortgage loans secured by Spring Town Center, Sherman Town Center, Eldridge Lakes Town Center, and CyFair Town Center in connection with the properties acquisition.  For each loan, the terms are as follows:

		Balance as of
	Original	December 31,		Interest
Property	Balance	2005		Rate	Origination Date	Maturity Date
Spring Town Center	$8,200,000	$7,856,241	(1)	4.87%	December 20, 2004	December 1, 2014
Sherman Town Center	$39,650,000	$38,849,857		4.95%	June 15, 2004	July 1, 2014
Eldridge Lakes Town Center	$8,100,000	$7,729,839	(1)	4.88%	November 23, 2004	December 1, 2014
CyFair Town Center	$6,125,000	$5,843,932	(1)	4.83%	November 23,2004	December 1, 2014

(1) These loans for Spring Town Center, Eldridge Lakes Town Center, and CyFair Town Center were defeased in the first quarter of 2007.

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$1,680,184
2007	1,765,477
2008	1,847,076
2009	1,948,865
2010	2,047,800
Thereafter	50,990,467

$60,279,869

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Persis National Portfolio (“the Portfolio”) for the year ended December 31, 2006. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Persis National Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
July 20, 2007

Persis National Portfolio

 Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)
Gross income:
Base rental income	$684,483	2,750,968
Real estate tax recoveries and other income	87,117	344,955

Total gross income	771,600	3,095,923

Direct operating expenses:
Insurance	1,939	8,214
Real estate taxes	87,117	343,741

Total direct operating expenses	89,056	351,955

Excess of gross income over direct operating expenses	$682,544	2,743,968

See accompanying notes to historical summary of gross income and direct operating expenses.

Persis National Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Persis National Portfolio (“the Portfolio”) is comprised of two properties, one located in Elizabethtown, Kentucky and one located in Devens, Massachusetts. The Portfolio consists of approximately 583,900 gross leasable square feet and was 100% occupied at December 31, 2006. The properties are each leased by a single tenant with triple net leases. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Portfolio in the third quarter of 2007 with ASA BOS, LLC and ASADFW, LP, unaffiliated third parties.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Portfolio leases office space under various lease agreements with its tenants. The leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses are billed to and paid directly by the tenant.  Real estate taxes are billed to the owner, who in turn, sends the bill to the tenant to pay directly to the taxing authority.

One lease provides for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $17,489 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms of five years each, as of December 31, 2006, are as follows:

Year
2007	$2,845,783
2008	2,845,783
2009	2,845,783
2010	2,845,783
2011	1,082,213

$12,465,345

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Penn Park (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Penn Park for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP
Chicago, Illinois
July 16, 2007

Penn Park

 Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$686,841	2,169,123
Operating expense, insurance, and real estate tax recoveries	100,642	165,252

Total gross income	787,483	2,334,375

Direct operating expenses:
Operating expenses	50,472	117,710
Interest Expense	455,700	15,180
Insurance	18,737	51,236
Real estate taxes	31,433	123,797

Total direct operating expenses	556,342	307,923

Excess of gross income over direct operating expenses	$231,141	2,026,452

See accompanying notes to historical summary of gross income and direct operating expenses.

Penn Park

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                    Business

Penn Park (“the Property”) is located in Oklahoma City, Oklahoma. The Property consists of approximately 241,400 of gross leasable square feet and was 100% occupied at December 31, 2006. The Property is leased to 19 tenants of which two tenants accounted for approximately 23% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the third quarter of 2007 with Penn Park Sorrento, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $669,400 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 15 years, as of December 31, 2006, are as follows:

Year
2007	$2,751,097
2008	2,755,777
2009	2,755,777
2010	2,755,777
2011	2,492,866
Thereafter	14,084,967

$27,596,261

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Penn Park

Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

Interest Expense

IARETI will assume a mortgage loan in connection with the acquisition.  For the loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2006	Interest Rate	Origination Date	Maturity Date

Penn Park	$31,000,000	$31,000,000	5.88%	December 29, 2006	January 5, 2017

The entire principal balance is due on January 5, 2017.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2006.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
	1 Program		%	1 Program		%	34 1 Programs	%
Number of Programs:
Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		284,679
Dollar amount raised	4,454,804	(D)	100.00	2,371,012	(B)	100.00	283,922	100.00
Less offering expenses:
Syndication fees (E)	442,622		9.94	194,194		8.19	21,337	7.41
Other fees (F)	14,306		0.32	21,010		0.89	33,199	10.97
Organizational fees	—		—	—		—	2,775	0.96
Reserves (G)	39,979		0.89	76,590		0.97	4,948	1.59

Available for investment	$3,957,897		88.60	2,079,218		89.95	221,664	79.07

Acquisition costs:
Cash down payments	$3,440,668			1,270,577			221,664
Repayment of indebtedness	40,479			896,304			—
Temporary cash investments	193,628			—			—
Investment in securities	283,122			109,336			—
Total acquisition costs	$3,957,897			2,276,217			221,664

Percent leverage	55%			55%			49%
Date offerings commenced	(I)			(H)			2003-2006
Length of offering	(I)			(H)			1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	(I)			(H)			1-14 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)      This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)        These figures are cumulative and are as of September 30, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)        This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)       These figures are cumulative and are as of December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)         Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)         Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)        Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)       On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)            In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2006, approximately 87% of the proceeds available for investment from the offerings were invested in real properties.

(J)           On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2006, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,454,804		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	6,006		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	676,206		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	55,868		33,624		0
Advisor asset management fee (J)	51,425		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,347		1,135		0
Acquisition costs expensed	445		0		0
Other administrative services	5,579		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (46 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		360,955

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	26,547	(C)
Other offering expenses (D)	116		230		4,084
Acquisition cost and expense	2,550	(E)	1,706	(E)	30,916	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		65,529

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		5,200
Advisor asset management fee (J)	0		0		3,112
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		0
Professional services	0		0		0
Mortgage servicing fees	0		0		568
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		9,471
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		557
Mortgage brokerage and refinancing fees	0		0		1,043
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)      With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2006 and the figures relating to cash available from operations are for the three years ending December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)        The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)        The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)       Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)         Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)         An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)        See Table V and Notes thereto regarding sales and disposals of properties.

(H)       On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)            On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)           With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(K)       On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Inland Western and the 1031 Exchange Program, Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2006.  IRRETI’s information reflects information for the seven years ended December 31, 2005.  Inland Western’s information reflects information for the four years ended December 31, 2006.  The 1031 Exchange Program’s information reflects information for the five years ended December 31, 2006.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2006	2005	2004	2003

Gross revenues	$710,103	518,055	130,575	745
Profit on sale of properties	0	0	0	0
Other income (expenses)	59,403	27,056	(348)	38

Less:
Operating expenses (G)	200,106	137,454	32,522	143
Interest expense	223,098	141,039	35,043	161
Program expenses (I)	54,475	31,738	4,856	460
Depreciation & amortization	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0

Cash available (deficiency) from operations	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	7,659	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(2,298)	(1,416)	(175)	—
Advances from sponsor	—	(3,523)	—	1,203

Total cash available before distributions and special items	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	283,769	211,327	54,542	358
From sales	0	0	0	0
	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0
Cash available after distributions and special items (D)	$17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	7,604	0	0
Cash from financing activities	0	0	0	0

Total available cash used to partially fund distributions	$0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0
Operations (F)	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(48 Programs)

	2006	2005	2004	2003	2002

Number of programs	48	43	27	17	9
Gross revenues	$54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	—	5,554	—	—	—

Less:
Operating expenses (E)	9,652	7,471	4,333	1,910	612
Interest expense	16,681	13,351	8,031	5,049	1,782
Program expenses (F)	2,595	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—	—

Net income (loss)	$25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—	—

Cash available (deficiency) from operations	25,293	26,067	10,930	5,933	1,603
Cash available from sales	5,670	10,604	0	0	0
Cash available from financing	0	0	0	0	0
Principal payment of debt amortization	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	24,782	19,734	10,721	5,457	1,404
From sales	5,670	10,604	0	0	0
	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	467	6,263	125	404	156

Special items	0	0	0	0	0
Cash available after distributions and special items	$467	6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Source (on cash basis):
Sales	310.79	1,156.67	0	0	0
Operations	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	45.00	54.00	55.00	0.00
Return of Capital	55.00	46.00	45.00	100.00

	100.00	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)         On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2006 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2006.

Program Name	Landings of Sarasota		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$11,800		$30,000	$25,324
Number of properties purchased	One		Seven	Five
Date of closing of offering	07/02		8/88	4/90
Date of first sale of property	07/05		7/94	1/91
Date of final sale of property	07/05		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)	625	680
Recapture		(A)	—	—
			514	59
Capital gain		(B)

Deferred gain:
Capital		(B)	—	—
Ordinary		(B)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715		862	681
Operations	1,279		1,209	1,043

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2006.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201	0	904	0	0	2,105	0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651	0	1,645	0	0	4,296	0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240	0	0	0	0	3,240	0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016	0	0	0	0	8,016	0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557	0	0	0	0	3,557,	0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936	0	0	0	0	2,936	0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475	0	0	0	0	2,475	0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478	0	0	0	0	2,478	0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800	0	0	0	0	2,800	0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270	0	0	0	0	4,270	0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695	0	0	0	0	2,695	0	3,017	3,017

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IRC – Crestwood Plaza	(188)	0	(195)		0	(195)
IRC – Montgomery Sears	(10)	0	6		0	6
IRC – Bakers Shoes	2,365	0	0	(E)	0	0
IRC – Regency Point	4,421	0	0	(E)	0	0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0	1,389
Walmart-Duncan	3,746	0	955		0	955
Douglas Living Center	6,513	0	811		0	811
Hillside Living Center	6,016	0	742		0	742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0	(863)
Colonial Manor Living Center	13,006	0	(89)		0	(89)
Scandinavian Health Club	6,170	0	(437)		0	437

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2006.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

APPENDIX B

INLAND AMERICAN REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

“Shares held in the Plan” or “Plan Shares” are shares of the Company’s common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company’s common stock.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 31, 2005.

Purpose

1.             What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock and for building your holdings in the Company’s common stock.

Maximum Ownership of Shares. To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.             What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.             What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

•                                          You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 23.

•                                          You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.             Who administers the Plan for participants?

Registrar and Transfer Company (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN
For answers to questions regarding the Plan
and to request Plan forms, please contact:

Registrar and Transfer Company
Investor Relations Department
(800) 368-5948
email: info@rtco.com
website: http://www.rtco.com

From outside the continental United States,
call (908) 497-2300

Send enrollment forms or
termination requests to:

Registrar and Transfer Company
Distribution Reinvestment Department
P.O. Box 664
Cranford, New Jersey 07016

Please include your account number or Social Security
number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.             Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.             When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.             How does an eligible person join the Plan?

You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form. You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4.

8.             Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

9.             For what reinvestment options does the Enrollment Form provide?

The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.          How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.          When does enrollment in the Plan become effective?

Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed Enrollment Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.          Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.          When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.          What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.          When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

16.          What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the increase of the public offering price per share of common stock in the initial public offering of the Company’s common stock from $10.00 per share, if there is an increase; and

•                                          termination of the initial public offering of the Company’s common stock.

After the termination of the initial public offering of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.          How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. We will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.          Will shares purchased through the Plan earn distributions?

Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.          May a participant sell shares held in a Plan Account?

Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company’s Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

If shares are transferred out of your Plan Account on or after an “ex-distribution date” but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An “ex-distribution date” is generally two business days before the Record Date for the distribution.

Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. Following such a request, your Plan Account will be closed (see Question 29).

20.          May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

21.          If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee’s Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company’s common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee’s Plan Account will be reinvested under the terms of the Plan.

22.          How will a transferee be advised of his or her stock ownership?

The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.          What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

(2)           The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

(3)           The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

(4)           You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

24.          How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

Reports to Participants

25.          What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

26.          Will certificates be issued for shares purchased?

No. Shares of our common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of our common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

27.          How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Notice of termination should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

28.          When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

29.          May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

30.          What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

31.          What happens when a participant sells or transfers some but not all of the shares registered in the participant’s name?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

32.          If the Company has a rights offering, how will the rights on the Plan Shares be handled?

You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

33.          What happens if the Company issues a distribution payable in stock or declares a stock split?

Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

34.          How will a participant’s shares held by the Administrator be voted at stockholders’ meetings?

Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares – those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan – will be voted in accordance with the recommendation of the Company’s management.

35.          What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s articles of incorporation, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

36.          May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Inland American Real Estate Trust, Inc.	Second Offering
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228	Dated 08/01/07
NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS INSTRUCTIONS TO INVESTORS — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A- INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment

Item (1)b	Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (11)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (11)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (11)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (12)a	Check to mail distributions to custodian.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*

*If you are electing a partial cash distribution/reinvestment, complete the enclosed Distribution Election Change Form.

E - SIGNATURE

Item (13)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Inland American Real Estate Trust, Inc.	Second Offering
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228	Dated 08/01/07
NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS INSTRUCTIONS TO INVESTORS — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A- INVESTMENT

(1)a This subscription is in the amount of $                 or the purchase of                 shares of Inland American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT	Payment will be made: ☐ CHECK ENCLOSED; or ☐ FUNDS WIRED

A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b ☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required one

	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
							☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required		☐ Taxable ☐ Exempt under §501A
	☐	Trust trustee or grantor signature(s) required					☐	Estate - personal representative
		☐ Taxable ☐ Grantor A or B Date Established						signature required
						MM/DD/YYYY	☐	Other (Specify)

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee
	☐	Roth IRA custodian signature required	Mailing Address
	☐	KEOGH trustee signature required	City	State	Zip
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Pension or Profit Sharing Plan custodian signature required	(2)c	Custodian Tax ID # Custodial Account #
		☐ Taxable	☐ Exempt under §501A	Custodian Telephone
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.
	CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.
(4)	Residence Address (Required)
	City				State		Zip
(5)	Alternate Mailing Address
	City				State		Zip
(6)	Home Telephone			-	Business Telephone	-
Email Address
(7)	Birth Date / Date of Incorporation		/ /	MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(8)	Social Security #		-	-	Co-Investor Social Security #	-	-
Tax ID # -
(9)	Please Indicate Citizenship Status (Required)				(10)	☐ Employee or Affiliate
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXPOR W-8IMY) in order to make an investment.

C-1-3

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a	☐	Mail To Address of Record

(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribtuion. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(11)c	☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the Instructions. (Required)
	☐	Via Mail Complete information below	☐	Checking	☐ Savings

Name of Bank, Brokerage
Firm or Individual

Distribution Mailing Address

City                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                             State                                            Zip

Bank ABA# (For ACH Only)                                                                                                                                                                                                                                                                    Account Number -
MUST enclose voided check                                                                                                                                                                                                                                                                          (Required)

Distribution Options for Custodial Accounts

(12)a	☐	Mail To Custodial Account	(12)b

Distribution Reinvestment Plan: Investor Elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(13)  THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A) For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B) Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C) Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D) Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E) If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
Registered Mr. ☐ Mrs. ☐ Ms.
Representative Name
Mailing Address
City
Broker/Dealer Name
	B/D Home Office Mailing Address	State	Zip
City
B/D Client
	Account Number #	State	Zip
	B/D Rep ID Number	Registered Representative Telephone - -
	Have you changed Broker/Dealers?	Registered Representative E-mail
☐ Yes ☐ No

	Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.  ☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Inland American Real Estate Trust, Inc.	Second Offering
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	Dated 08/01/07

INSTRUCTIONS TO INVESTORS — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. A – INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIALOWNERSHIPACCOUNTS:
Item (11)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (11)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (11)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable. CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (12)a	Check to mail distributions to custodian.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
*If you are electing a partial cash distribution/reinvestment, complete the enclosed Distribution Election Change Form.

E - SIGNATURE

Item (13)

The Subscription Agreement/Signature Page must be executed and items a through E must be initialed by the investor; indicating that they have read each item and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Inland American Real Estate Trust, Inc.	Second Offering
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	Dated 08/01/07

INSTRUCTIONS TO INVESTORS — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a   This subscription is in the amount of $                 or the purchase of                 shares of Inland American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

                        This is an:  ☐  INITIAL INVESTMENT; or  ☐  ADDITIONAL INVESTMENT  Payment will be made:
☐  CHECK ENCLOSED; or  ☐  FUNDS WIRED

Acompleted Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b   REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
Taxable Exempt under §501A
	☐	Trust trustee or grantor Signature required					☐	Estate - personal representative signature required

		☐ Taxable ☐ Grantor A or B Date Established					☐	Other (Specify)

MM/DD/YYYY

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SENDALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee
	☐	Roth IRA custodian signature required	Mailing Address
	☐	KEOGH trustee signature required	City	State	Zip
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above (2)c Custodian Tax ID # Custodial Account #
	☐	Pension or Profit Sharing Plan custodian signature required	Custodian Telephone
	☐	Taxable ☐	Exempt under §501A
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)                                 INVESTOR                                ☐  Mr.          ☐  Mrs.     ☐  Ms.

                                                CO-INVESTOR         ☐  Mr.          ☐  Mrs.     ☐  Ms.

(4)                                 Residence Address (Required)

                                                City                                                                                                                                                                                                                                                                                                                                                                                                                         State                                                                                                                    Zip

(5)                                 Alternate Mailing Address

                                                City                                                                                                                                                                                                                                                                                                                                                                                                                         State                                                                                                                    Zip

(6)                                 Home Telephone      -                                          -                                            Business Telephone                                  —                                 —

                                                Email Address

(7)                                 Birth      Date /    Date of Incorporation                             MM/DD/YYYY              Co-Investor Birth Date                    /                                          /                                            MM/DD/YYYY

(8)                                 Social Security #  —                                 -                                            Co-Investor Social Security #                                -                                          —

                                                Tax ID #  -

(9)                                 Please Indicate Citizenship Status (Required)                                                                                                                                                                                         (10)     ☐    Employee or Affiliate
                                                ☐  U.S. Citizen  ☐  Resident Alien  ☐  Non-Resident Alien*

*If           non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXPOR W-8IMY) in order to make an investment.

C-1-7

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a	☐	Mail To Address of Record

(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribtuion. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(11)c	☐	Distributions Directed To:	☐ Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the Instructions. (Required)
		Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                             State                                            Zip

Bank ABA# (For ACH Only)	Account Number -
MUST enclose voided check	(Required)

Distribution Options for Custodial Accounts

(12)a	Mail To Custodial Account	(12)b

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the  Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(13)  THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A) Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B) Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C) Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D) Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E) If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor                                                                                                                                                                                                                   Date

Signature — Co-Investor (If Applicable)                                                                                                                 Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REALESTATE TRUST, INC. CANNOT BE COMPLETED UNTILAT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)         BROKER/DEALER DATA— completed by selling Registered Representative (Please use Representative address—not home office address)

Registered            Mr.  ☐  Mrs.  ☐  Ms.
Representative Name

Mailing Address

City                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        State                                             Zip

Broker/Dealer Name

B/D Home Office Mailing Address

City                                                                                                                                                                                                                                                                                                      State                                                                                                                                                                                     Zip

B/D Client
Account Number

B/D Rep ID Number                                                                                                                                                                                                                                                                                                                                                                                                  Registered Representative Telephone                                                                                    -                                                                                                                                                                                                                                    -

Have you changed Broker/Dealers?                                                                                                                           Registered Representative E-mail

☐  Yes          ☐  No

Signature - Registered Representative                                                                                                                               Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)                          REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.  ☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8

Inland American Real Estate Trust, Inc.
DISTRIBUTION REINVESTMENT PLAN FORM

Any current shareholder wishing to begin or terminate participation in the Distribution Reinvestment Plan (“Plan”) described in the Prospectus must check one of the following boxes.

BEGIN Participation in the Distribution Reinvestment Plan. I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Plan, as described in the Prospectus.
(Go to Distribution Reinvestment Options section below).

TERMINATE Participation in the Distribution Reinvestment Plan (Go to Receipt of Distributions section on back).

INSTRUCTIONS

Initial Investment (Non Custodial)

If this is an initial investment and you would like to reinvest cash distributions on all of your shares of common stock, you can do so by filling out the Distribution Options section of the Subscription Agreement and returning it to Inland Securities Corporation at the address shown below. You do not need to complete this form.

If this is an initial investment and you are electing a partial cash distribution reinvestment of your shares of common stock, this form must accompany the original Subscription Agreement and be sent to Inland Securities Corporation at the address shown below.

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, IL 60523

Questions: 800-826-8228

Initial Investment (Custodial)

If this is an initial investment for a custodial account electing full distribution reinvestment, fill out the Distribution Options section of the Subscription Agreement and return it to your custodian. This form does not need to be completed.

If this is an initial investment for a custodial account electing partial cash distribution reinvestment, this form must accompany the original Subscription Agreement and be sent to your custodian.

Change to Distribution Election

If this is a change to your current participation in the Distribution Reinvestment Plan (beginning or terminating your current option), this form must be sent directly to Registrar and Transfer Company at the address shown below.

Shares of Common Stock Registered in Multiple Names

In the event you wish to enroll shares of common stock in the Plan that are registered in more than one name, all registered owners must sign this form and return it to Registrar and Transfer Company at the address shown below. Terms that are used but not defined in this form can be found in the Distribution Reinvestment Plan section in the Prospectus.

Registrar and Transfer Company

Attn: Dividend Reinvestment Department

P.O. Box 1727

10 Commerce Drive

Cranford, NJ 07016

Questions: 866-734-7010

Fax: 908-272-9481

DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan with all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

Full Distribution Reinvestment Option - Please automatically reinvest cash distributions on all of my shares of common stock; or

Partial Distribution Reinvestment Option – (Provide whole number of shares only; not percentages.)

Please automatically reinvest cash distributions on                                   of my shares of common stock. I understand that cash distributions on my remaining shares of common stock can be received via mail or electronic deposit.

CONTINUE ON REVERSE SIDE

C-2-1

RECEIPT OF DISTRIBUTIONS

I would like my distributions sent (check one):

(By electing an option below, participation in the Distribution Reinvestment Plan will be terminated - if applicable.)

Via Mail Complete information below

Via Electronic Deposit (ACH) Not available for custodial accounts

Checking Complete information below                        Savings Complete information below

Bank ABA # (For ACH Only)

MUST enclose voided check

and complete information below

Account Number -

if applicable

Name of Bank, Brokerage

Firm or Individual

Mailing Address

City	State	Zip

SIGNATURES

Please confirm that you would like to either Begin or Terminate participation in the Distribution Reinvestment Plan, and provide your signature and information as required below.

BEGIN Participation in the Distribution Reinvestment Plan.

By signing this form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this form and in accordance with the terms and conditions of the Plan. I (we) understand that I (we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS AND CUSTODIANS MUST SIGN.

TERMINATE Participation in the Distribution Reinvestment Plan.

Signature of Registered Owner	Signature of Co-Owner (If Applicable)

Printed Name of Registered Owner	Printed Name of Co-Owner (If Applicable)

Social Security #	Social Security #

Date	MM/DD/YYYY	Date	MM/DD/YYYY

Telephone Number
Signature of Custodian (Required if custodial account.)

NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

C-2-2

Inland American Real Estate Trust, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.	Please mail this form to:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
800.826.8228

TRANSFER ON DEATH INFORMATION

•                  Use this form to designate a TOD beneficiary for individual and joint accounts at the time of initial purchase. To change the beneficiar(ies) or percentage allocated to each beneficiary whom you have previously designated to your account, please fill out a Change of Transfer On Death (TOD) Beneficiary Form.

•                  A TOD designation transfers ownership of shares to the investor’s beneficiary(ies) upon death; provided that Inland American Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary, appropriate or advisable to transfer ownership.

•                  Until the death of the account investor(s), the TOD beneficiary has no present interest in, or authority over, the shares.

•                  A TOD designation will be accepted only where shares are owned (1) by a natural person and registered in that individual’s name or (2) by two or more natural persons as joint tenants with rights of survivorship.

•                  Accounts registered to trusts, corporations, charities and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a TOD beneficiary for shares registered to a natural person.

•                  A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple investors dies. The surviving investors may revoke or change the TOD designation at any time.

•                  If the beneficiary does not survive the investor(s), the shares will be treated as belonging to the deceased stockholder’s estate.

•                  A minor may not be named as a TOD beneficiary.

•                  A TOD designation will not be accepted from residents of Louisiana.

•                  A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws principles.

•                  A TOD designation may be voided at any time by Inland American Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

A - INVESTOR INFORMATION

1.	Name of investor(s), exactly as name(s) appear(s) on subscription agreement or statement of account:

First Name:

Last Name:

2.	Social Security number(s) of investor(s):

	4.	Daytime Phone Number:

	5.	State of Residence:

Not accepted from residents of Louisiana
3.	Account number (if known):

B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary named below. Use an additional sheet of paper or the reverse side of this form if space is needed to designate multiple TOD beneficiaries.

1.	First Name of TOD Beneficiary:

2.	Last Name of TOD Beneficiary:

3.	Select either the percentage of shares or 100% of common stock to be registered in beneficiary form. Please note: Multiple TOD beneficiary percentages must total 100%.

	Percentage of Shares ; or	100%

C - SIGNATURE

By signing below, I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth above in beneficiary form. The designation will be effective on the date this form is received and accepted by the Company. Accordingly, I (we) hereby revoke any TOD designation(s) made previously with respect to these shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland American Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this TOD designation.

I (we) further understand that Inland American Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All investors must sign. This authorization form is subject to the acceptance of Inland American Real Estate Trust, Inc.

X		X
Investor	Date	Co-Investor	Date

D-1

APPENDIX E-1
LETTER OF DIRECTION

                               , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Registered Investment Advisory Fees

Account No.                               (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                              , my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland American Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                               ; or

(b)                                           % Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

E-1-1

APPENDIX E-2
NOTICE OF REVOCATION

                                , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:          Revocation of Instruction

Account No.                                        (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to                         , my registered investment advisor, pursuant to my letter to you dated                  .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

E-2-1

APPENDIX G

INLAND AMERICAN REAL ESTATE TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland American Real Estate Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

G-1

•                                          Information you have authorized us to disclose.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

G-2

Up to 540,000,000 shares

Inland American Real Estate Trust, Inc.

Common Stock

PROSPECTUS

August 1, 2007

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland American Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until October 30, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

SUPPLEMENT NO. 6
DATED SEPTEMBER 25, 2007
TO THE PROSPECTUS DATED AUGUST 1, 2007
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 6 supersedes and replaces the following prior supplements to the prospectus dated August 1, 2007:  Supplement No. 1 dated August 6, 2007, Supplement No. 2 dated August 14, 2007, Supplement No. 3 dated August 16, 2007, Supplement No. 4 dated August 29, 2007 and Supplement No. 5 dated September 18, 2007.  This supplement updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 6 together with our prospectus dated August 1, 2007.  Unless otherwise defined in this Supplement No. 6, capitalized terms used in this Supplement No. 6 have the same meanings as set forth in the prospectus.

This Supplement No. 6 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

Table of Contents

	Supplement No. Page No.	Prospectus Page No.
Minimum Purchase	1	-
Prospectus Summary	2	1
Questions and Answers About the Offering	5	13
Risk Factors	6	18
Selected Financial Data	9	45
Capitalization	13	47
Compensation Table	14	48
Prior Performance of IREIC Affiliates	16	60
Management	56	98
Principal Stockholders	62	127
Business and Policies	63	128
Description of Real Estate Assets	72	151
Management’s Discussion and Analysis of Financial Condition and Results of Operations	87	173
Plan of Distribution	126	251
Experts	127	273
Financial Statements	F-i	F-i
Appendix C-1	C-1-1	C-1-1

MINIMUM PURCHASE

This following section is added directly following the section entitled “Suitability Standards,” which begins on page ii of the prospectus, and supersedes the third paragraph of that section.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

1

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which begins on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of June 30, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 116 properties totaling approximately $1.6 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis.  The weighted average interest rate on these loans was 5.37% as of June 30, 2007.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Compensation Paid To Our Affiliates

This subsection, which begins on page 7 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

Type of Compensation

Operational Stage

Acquisition Expenses	For the six months ended June 30, 2007, we reimbursed acquisition expenses of approximately $1.6 million.

Acquisition Fee	For the six months ended June 30, 2007, we incurred fees of $250,000, all of which remained unpaid as of June 30, 2007.

Property Management Fee	For the six months ended June 30, 2007, we paid property management fees of approximately $6.4 million.

Oversight Fee	We had not paid any oversight fees as of June 30, 2007.

Business Management Fee	For the six months ended June 30, 2007, we paid business management fees of approximately $4.5 million, of which $750,000 remained unpaid as of June 30, 2007.

Incentive Fee	We had not paid any incentive fees as of June 30, 2007.

Interest Expense	We have not borrowed any monies from our sponsor or its affiliates through June 30, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages	For the six months ended June 30, 2007, we paid affiliates of our sponsor mortgage-related service fees of approximately $1.2 million.

2

Ancillary Services Reimbursements	For the six months ended June 30, 2007, we reimbursed affiliates of our sponsor approximately $1.4 million.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a fee for providing investment advisory services in connection with our investments in marketable securities. We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee. For the six months ended June 30, 2007, we incurred investment advisory fees of approximately $1.0 million, of which $433,000 remained unpaid.

Liquidation Stage

Property Disposition Fee	We had not paid any property disposition fees as of June 30, 2007.

Distribution Policy

This subsection, which begins on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through August 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $154.1 million.  Approximately $154 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the eight months ended August 31, 2007, we paid cash distributions of approximately $120.6 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we will begin paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, will be the first to reflect this increase.

3

Terms of the Offering

This subsection, which begins on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 (when we commenced this offering) through September 17, 2007, we have sold approximately 9.8 million shares in this “best efforts” offering and 1.5 million shares through our distribution reinvestment plan, generating approximately $112.4 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which begins on page 12 in the “ Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 through September 17, 2007, we have sold approximately 1.5 million shares through our distribution reinvestment plan, generating approximately $14.1 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

4

QUESTIONS AND ANSWERS ABOUT THE OFFERING

The following discussion supersedes in its entirety the question “What real estate assets do you currently own?,” and the related answer thereunder, which appears in the prospectus on page 16 under the heading “Questions and Answers About the Offering.”

Q:  What real estate assets do you currently own?

A:   As of September 17, 2007, we, directly or indirectly, through joint ventures in which we have a controlling interest, owned fee simple interests in 338 properties, excluding our lodging facilities, located in thirty states. In the aggregate, these properties represent approximately 29.2 million leasable square feet.  In addition, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc. and Inland American Lodging Corporation, we owned forty-eight hotels in seventeen states, having an aggregate of 6,643 rooms.  We also intend to acquire an additional twenty-seven hotels in fourteen states, having an aggregate of 3,439 rooms, in connection with the probable acquisition of Apple Hospitality Five, Inc., or “Apple.”  See “Business and Policies – Our Assets – Our Operating Companies – Probable Acquisition of Apple Hospitality Five, Inc.” for additional discussion regarding our probable acquisition of Apple.

In addition, as of September 17, 2007, we had entered into joint venture agreements with three entities to fund development or acquisition of office, industrial/distribution, retail, healthcare and mixed use properties. We have invested a total of $161 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes. As of September 17, 2007, we had funded a total of approximately $250.6 million of loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.

Also, as of June 30, 2007, we had investments in marketable securities of $323.9 million, consisting of investments in the preferred and common stock of other REITs.

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RISK FACTORS

The following risk factor is added directly following the risk factor “If we do not have sufficient working capital, we will have to obtain financing from other sources,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors — Risks Related to Our Business.”

Investments in real estate related securities subjects us to specific risks relating to the particular issuer of the securities.

Consistent with our business plan, we invest in securities issued by publicly traded real estate companies.  Investing in securities involves risks that are somewhat different from those impacting other real estate assets.  The trading market for securities may be more volatile than the market for property assets and thus trading prices may change more quickly and dramatically than the changes in property values.  We also are exposed not only to general market risk relating to securities or property assets in general but also to the risks associated with investing in a particular entity, including its financial condition and the business outlook of the issuer.  There is no assurance that we will be able to quickly vary our portfolio in response to volatile or changing market conditions which could have material adverse effect on our results of operations and financial condition.

The following risk factor supersedes in its entirety the risk factor “Conditions of franchise agreements could adversely affect us,” and the related discussion thereunder, which appears in the prospectus on page 28 under the heading “Risk Factors — Risks Related to Our Business.”

Conditions of franchise agreements could adversely affect us.

As of September 17, 2007, a total of forty-eight of our wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. We also intend to acquire an additional twenty-seven hotels operated under franchises with Marriott International, Inc. and Hilton Hotels Corporation in connection with the probable acquisition of Apple.  These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for three hotels, aggregating 455 rooms, which expire in January 2008, March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The

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loss of a number of franchise licenses and the related termination payments could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors — Risks Related to Our Business.”

 We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of June 30, 2007, approximately 19% of our rental revenue was generated by the SBC Center in Hoffman Estates, Illinois, One AT&T Center in St. Louis, Missouri and AT&T Center in Cleveland, Ohio. One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these three properties. As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the three properties were leased to a new tenant or tenants.

The following risk factor supersedes in its entirety the risk factor “Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors — Risks Related to Our Business.”

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of September 17, 2007, approximately 5%, 7%, 12%, 14% and 15% of our base rental income of our consolidated portfolio, excluding our lodging facilities, was generated by properties located in the Dallas, Washington, D.C., Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at September 17, 2007, thirty-two of our lodging facilities, or approximately 63% of our lodging portfolio, were located in the seven eastern seaboard states ranging from Connecticut to Florida, including fourteen hotels located in North Carolina. Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes us to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on our financial condition, results of operations and our ability to pay distributions to you.

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The following risk factor supersedes in its entirety the risk factor “Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee,” and the related discussion thereunder, which appears in the prospectus on page 31 under the heading “Risk Factors — Risks Related to Our Business.”

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management and advisory fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the six months ended June 30, 2007, we paid our Business Manager a business management fee of $4.5 million, or approximately 0.20% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions. See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced. There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

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SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 45 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

As of June 30, 2007
(Dollar amounts in thousands)

Total assets	$6,111,099

Mortgages and margins payable	$1,759,325

	Six Months Ended June 30,	Six Months Ended June 30,
	2007	2006
	(Dollar amounts in thousands)

Total income	$149,761	38,832

Total interest and dividend income	$37,973	6,873

Net income (loss) applicable to common shares	$35,142	(827)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.12	(.03)

Distributions declared to common stockholders	$89,272	9,821

Distributions per common share (a)	$.30	.30

Funds From Operations (b)	$96,875	12,712

Cash flows provided by (used in) operating activities	$91,382	18,226

Cash flows (used) in investing activities	$(2,497,562)	(441,229)

Cash flows provided by financing activities	$3,017,919	705,024

Weighted average number of common shares outstanding, basic and diluted	292,778,653	32,781,021

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(a)           The net income (loss) per basic and diluted share is based upon the weighted average number of common shares outstanding for the six months ended June 30, 2007 and 2006. The distributions per common share are based upon the weighted average number of common shares outstanding for the six months ended June 30, 2007 and 2006. See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares. In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs. The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to “net income” as an indicator of our operating performance nor to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

		For the six months ended June 30,	For the six months ended June 30,
		2007	2006
		(In Thousands)
	Net income (loss) applicable to common shares	$35,142	(827)
Add:	Depreciation and amortization related to investment properties	62,914	16,949
Less:	Minority interests’ share of the above adjustment	1,181	3,410

	Funds from Operations	$96,875	12,712)

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The following table shows consolidated selected financial data relating to the historical financial condition and results of operations of Apple, according to filings made by Apple with the SEC.  This selected data should be read in conjunction with Apple’s consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	Six months ended June 30, 2007	Six months ended June 30, 2006
	(in thousands, except per share and statistical data)
Revenues:
Suite revenue	64,109	60,574
Other revenue	4,316	3,970
Reimbursed expenses	531	—

Total revenue	$68,956	64,544
Expenses:
Operating expense	15,207	14,731
Hotel administrative expense	5,364	5,199
Sales and marketing	4,431	4,295
Utilities	2,591	2,556
Repair & maintenance	2,832	2,685
Franchise fees	1,475	1,352
Management fees	3,827	3,168
Taxes, insurance and other	4,043	3,968
Reimbursed expenses	531	—
General and administrative	1,372	1,584
Transaction advisory expense	159	—
Depreciation expense	6,811	6,293

Total expenses	$48,643	45,831

Operating income	$20,313	18,713

Series B convertible preferred share expense	(31,982)	—
Other	—	241
Interest expense, net	(203)	(308)

Net income (loss)	$(11,872)	18,646

Per Share
Earnings per common share	$(0.27)	0.41
Distributions paid to common shareholders	$0.45	0.44
Weighted-average common shares outstanding-basic and diluted	45,115	45,092

Balance Sheet Data (at end of period)
Cash and cash equivalents	$64	890
Investment in hotels, net	$392,469	399,521
Total assets	$406,544	412,477
Notes payable-secured	$4,715	5,836
Shareholders’ equity	$399,500	404,970

Other Data
Cash flow from:
Operating activities	$23,034	21,110
Investing activities	$(3,261)	(1,944)
Financing activities	$(20,456)	(19,358)
Number of hotels owned at end of period	28	28
Average Daily Rate (ADR) (c)	$124	116
Occupancy %	76	77
Revenue Per Available Room (RevPAR) (d)	$95	90

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	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	For the period September 20, 2002 (date of inception) through December 31, 2002 (b)
	(in thousands, except per share and statistical data)
Revenues:
Suite revenue	$117,470	102,329	83,588	31,204	—
Other revenue	7,899	7,084	6,672	1,926	—

Total revenue	125,369	109,413	90,260	33,130	—
Expenses:
Hotel operating expenses	67,507	61,430	50,926	17,977	—
Taxes, insurance and other	8,100	6,970	6,095	2,070	3
General and administrative	3,274	2,807	2,086	897	2
Depreciation	12,856	11,187	9,452	4,001	—
Interest and other expenses, net	(134)	(127)	(421)	33	—

Total expenses	91,603	82,267	68,138	24,978	5

Net income (loss)	$33,766	27,146	22,122	8,152	(5)

Per Share
Earnings per common share	$0.75	0.6	0.5	0.46	—
Distributions paid to common shareholders	$0.9	0.88	0.88	0.88	—
Weighted-average common shares outstanding-basic and diluted	45,100	45,198	44,524	17,686	—

Balance Sheet Data (at end of period)
Cash and cash equivalents	$747	1,082	38,630	23,820	3
Investment in hotels, net	$398,461	401,732	377,428	320,897	—
Total assets	$407,808	413,447	427,275	354,079	564
Notes payable-secured	$4,497	4,575	4,646	4,705	—
Shareholders’ equity	$400,016	406,886	421,624	348,594	(19)
Net book value per common share	$8.85	9	9.28	9.6	—

Other Data
Cash flow from:
Operating activities	$47,008	38,504	30,955	10,656	(5)
Investing activities	$(6,572)	(34,097)	(66,993)	(327,470)	(3)
Financing activities	$(40,771)	(41,955)	50,848	340,631	(13)
Number of hotels owned at end of period	28	28	27	22	—
Average Daily Rate (ADR) (c)	$114	104	99	91	—
Occupancy %	76	75	73	73	—
Revenue Per Available Room (RevPAR) (d)	$86	78	73	66	—

Funds From Operations Calculation
Net income	$33,766	27,146	22,122	8,152	(5)
Depreciation of real estate owned less gain on sale of depreciable asset	12,516	10,916	9,168	3,850	—

Funds from operations (a)	$46,282	38,062	31,290	12,002	(5)

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Apple considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of Apple’s activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

(b) Apple was formed on September 20, 2002 and commenced operations on January 3, 2003.

(c) Room revenue divided by number of rooms sold.

(d) ADR multiplied by occupancy.

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CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 47 of the prospectus.

The following table sets forth our capitalization as of June 30, 2007. The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

June 30,
2007
(In Thousands)
Debt:
Mortgage Notes Payable	$1,623,141
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 443,906,100 shares issued and outstanding as of June 30, 2007	444
Additional Paid-In Capital (1)	3,970,440
Accumulated distributions in excess of net income (loss)	(95,331)
Accumulated other comprehensive income	3,111
Total Stockholders’ Equity:	3,878,664

Total Capitalization:	$5,501,805

(1)  Additional paid-in capital is net of offering costs of $454,114 as of June 30, 2007.

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COMPENSATION TABLE

Nonsubordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Nonsubordinated Payments,” which begins on page 48 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Actual Compensation,” which begins on page 58 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. We anticipate that these costs will not exceed these limitations upon completion of the offering.

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We have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage	For the six months ended June 30, 2007
Acquisition expenses	$1,664,000
Acquisition fees	250,000
Property management fees	6,440,000
Oversight fees	—
Interest expense	—
Service fee associated with purchasing, selling and servicing mortgages	1,219,000
Ancillary services reimbursements	1,434,000
Business management fees(1)	4,500,000
Investment advisor fees	978,000
Incentive fees	—
Total operating fees and expenses:(2)	$16,485,000

(1)  For the periods indicated, the Business Manager agreed to waive all fees allowed but not taken to which it was entitled, except for those fees listed in the table above.

(2)  Our total operating expenses did not exceed the 2% or 25% limitations for the six months ended June 30, 2007, and therefore the Business Manager has not been required to reimburse us for any excess amounts.

We have not sold any properties and, therefore, we have not paid or incurred any disposition fees for the period from October 4, 2004 (inception) through June 30, 2007.

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PRIOR PERFORMANCE OF IREIC AFFILIATES

This section supersedes the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 60 of the prospectus.

Prior Investment Programs

During the ten year period ending June 30, 2007, IREIC and its affiliates have sponsored three other REITs and sixty-three real estate exchange private placements, which altogether have raised more than $8.1 billion from over 196,300 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.6 billion from over 195,100 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, limited its focus to properties located within 400 miles of Oak Brook, Illinois.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 92% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the six months ended June 30, 2007. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners

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Corporation and each of their respective affiliates for acquisition expenses. We also pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending June 30, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents

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capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of June 30, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of June 30, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2007

Number of programs sponsored	1	1	1	63
Aggregate amount raised from investors	$4,490,225,000	2,424,515,000	719,191,000	515,739,000
Approximate aggregate number of investors	115,500	57,600	22,000	1,200
Number of properties purchased	304	287	170	59
Aggregate cost of properties	$7,739,404,000	4,138,046,000	1,767,162,000	1,149,127,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$49,024,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	84.00%	34.00%
Single-user net lease	30.00%	11.00%	16.00%	9.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	44.00%
Industrial	0.00%	0.00%	0.00%	13.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	36.00%	25.00%
Existing construction	62.00%	61.00%	64.00%	75.00%

Number of properties sold in whole or in part	7	13	21	1

Number of properties exchanged	0	0	0	0

(1)  On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments. IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement. Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

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During the three years prior to June 30, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 269 properties and Inland Real Estate Corporation purchased nineteen commercial properties. During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through June 30, 2007, IRC had issued approximately 15.4 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $669.1 million as of June 30, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On September 17, 2007, the closing price of the stock on the New York Stock Exchange was $15.03 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances. All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly. Effective with the April 27, 2007 cash distribution, IRC began paying an annual cash distribution of $0.98 per share.

As of June 30, 2007, IRC owned 149 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties. As of June 30, 2007, IRC had debt of approximately $667.6 million secured by its properties and had $85 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering

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proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and DDR consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through June 30, 2007, Inland Western had issued approximately 39 million shares through its distribution reinvestment program and had repurchased approximately 11 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of June 30, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of June 30, 2007, Inland Western owned 304 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2007, Inland Western had borrowed approximately $4.2 billion secured by its properties.

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The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through June 30, 2007, and, in the case of IRRETI, through September 30, 2006. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through June 30, 2007, IREIC or its affiliates received approximately $69.9 million in advisor fees and agreed to forgo an additional $113.6 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. For the six months ended June 30, 2007, we paid our Business Manager a business management fee of $4.5 million, or approximately 0.20% of our average invested assets on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to continue foregoing any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

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Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

		Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
		$	$	$	$	$
1995		736,627	694,213	42,414	—	.76
1996		3,704,943	3,093,525	611,418	—	.82
1997		13,127,597	9,739,233	3,388,364	—	.86
1998		35,443,213	27,015,143	8,428,070	—	.88
1999		48,379,621	35,640,732	12,738,889	—	.89
2000		52,964,010	40,445,730	12,518,280	—	.90
2001		58,791,604	45,754,604	12,662,414	374,586.93
2002		60,090,685	41,579,944	18,315,640	195,101.94
2003		61,165,608	47,254,096	13,577,679	333,833.94
2004		62,586,577	53,458,760	7,883,026	1,244,791.94
2005	(4)	58,867,790	57,502,980	—	1,364,810.87
2006	(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007		31,717,000	31,717,000	—	—	.24
		552,264,454	449,633,320	98,686,319	3,944,815

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)                   The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

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(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)                   For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	143,875,000	143,875,000	—	—	.32
	693,871,000	416,952,000	276,919,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

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The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)
1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		4.97	%(6)
2004	21.71%		13.18%		6.91%
2005	23.99%		14.32%		7.32%
2006	25.50%		N/A	%(7)	7.94%

(1)      IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of June 30, 2007, the DRP purchase price per share was $16.98.

(2)      IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)      Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of June 30, 2007, the DRP purchase price per share was $10.00.

(4)      Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)      IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)      Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)      Because of the acquisition by DDR, this information is not available for IRRETI as of December 31, 2006.

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As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through June 30, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 493 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From July 1, 1997 through June 30, 2007, investors in these private partnerships have received total distributions in excess of $506 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the

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amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2007, IREX has offered the sale of sixty-three properties with a total property value of approximately $1.1 billion.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX, acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 28, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

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Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

On April 12, 2006, the $7.2 million mortgage was refinanced with an approximately $7.6 million mortgage. After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage. After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage. After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt

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assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage. After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinanced with an approximately $11 million mortgage. After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX, acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a

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property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage, of which refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

On June 4, 2007, the $5.7 million mortgage was refinanced with an approximately $7.2 million mortgage.  After paying refinancing expenses totaling approximately $79,000, the investors received the net refinancing proceeds of approximately $1.4 million.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. will retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback

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transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the

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offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of a $950,000 acquisition fee, $150,000 for a property reserve account and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the property in the amount of $4.7 million from Principal Commercial

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Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of a $451,347 acquisition fee, $50,000 for a property reserve account and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

In June 2007, the sole investor of the Long Run property elected to terminate the property management agreement with an affiliate of the sponsor.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of a $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of a $0.6 million acquisition fee, $0.4 million for property reserve accounts and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million

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in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of a $520,000 acquisition fee, $150,000 for a property reserve account and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of a $675,000 acquisition fee, $150,000 for a property reserve account and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of a $305,000 acquisition fee, $100,000 for a property reserve account and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of a $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated

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third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of a $235,000 acquisition fee, $50,000 for a property reserve account and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On October 20, 2005, this property was financed with a $3,570,000 mortgage. After paying refinancing expenses totaling approximately $141,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of a $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of a $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road,

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Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of a $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of a $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of a $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate

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acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of a $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company, purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of a $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of a $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party, and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million and a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of a $1.8 million acquisition fee, $0.4 million for a property reserve account and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

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Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately a $2.4 million acquisition fee, $0.5 million for a property reserve account and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company, purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of a $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company, purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of a $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

On February 16, 2007, the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company, purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited

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liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million, the proceeds of which were used to reimburse IREX for its cash contribution to acquire the property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of a $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company, purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the property, the LLC received a credit for the Market Day security deposit in the amount of approximately $0.1 million. The amount was deposited with the manager to hold in escrow and disburse in accordance with the terms of the Market Day lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C. began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of a $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

On May 15, 2007, this property was sold for $8.5 million of which approximately $3.7 million was used to pay off the mortgage balance and approximately $300,000 was used to pay costs related to the sale of the property.  The investors received approximately $4.5 million in net sales proceeds.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center Limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2.9 million from Bear Stearns Commercial Mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million, which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of a $220,000

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acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company, purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of a $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company, purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from IREIC in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million in equity. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of a $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for approximately $34.8 million from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial Mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of an approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners

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XXIII, LLC, a Delaware limited liability company. The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of a $350,000 acquisition fee, $100,000 for a property reserve account and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land, on which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party, City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of a $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of a $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land, upon which is located a multi-tenant retail shopping center currently 87.34% leased and occupied, for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. The property is located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee.  Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference

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between the real estate acquisition price of $12.5 million and the total price of approximately $14.7 million consists of a $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from IREIC in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse IREIC for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.6 million, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of an approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land, upon which is located an multi-tenant retail shopping center currently 100% leased by seventeen tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of a $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses. The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C. offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in

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equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million. The offering was completed in March 2007 when the maximum offering amount was raised.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land, upon which is located an multi-tenant shopping center consisting of two buildings, one of which is currently 100% occupied by Kohl’s Department Store and the second of which is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond and Cost Plus World Market. The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area. In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of a $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common interests. The offering was completed in March 2007 when the maximum offering amount was raised.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land, upon which four interconnected buildings totaling 256,700 square feet are located, at 1900 East Lake Avenue, Glenview, Cook County, Illinois for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman. The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006. In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $21.4 million from investors.  The offering was completed in May 2007 when the maximum offering amount was raised.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land for approximately $42.3 million in cash plus the assumption of the existing indebtedness.  The property is located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona and consists of a portion of an open air multi-tenant shopping center, including but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street

42

from the power center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center. The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC. The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the mezzanine loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property. In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  The offering was completed in June 2007 when the maximum offering amount was raised.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006 a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties.  The property consists of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area. Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million. These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the tenant in common interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness. The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of an approximately $0.8 million acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The building is currently 100% leased to and occupied by Pacer Global Logistics.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc. In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of a $1 million acquisition fee, approximately $0.4 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2007 when the maximum offering amount was raised.

Pewaukee Office Building in Pewaukee, Wisconsin. Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc.  The L.L.C. funded its acquisition of the property

43

with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of a $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $115.7 million from investors.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party.  The building is currently 100% leased to and occupied by HSBC Card Services, Inc.  The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc. In March 2007, Inland Sioux Falls, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of a $1.4 million acquisition fee, approximately $0.8 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. As of June 30, 2007, the offering had raised approximately $14.4 million from investors.

Burbank 1031 Venture, L.L.C. Burbank 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 9.2315 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 71,113 square feet of gross rentable area for $10.1 million from an unrelated third party on September 29, 2006. The property is located at 7600 South Cicero Avenue, Burbank, Cook County, Illinois. The building was constructed in 1988 and renovated in 1995.  The building is currently 100% leased and occupied. The LLC funded the acquisition of the property with cash.  On March 23, 2007, the LLC secured permanent financing from Bank of America, N.A. in the amount of $6,060,000. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In April 2007, IRC-IREX Venture, L.L.C., a Delaware limited liability company and initial beneficiary of Burbank 1031 Venture, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $11.3 million, which consisted of approximately $6.0 million in debt assumptions and approximately $5.3 million in equity investment. The difference between the real estate acquisition price of approximately $10.1 million and the total price of an approximately $11.3 million consists of $505,000 acquisition fee, $25,000 for a property reserve account and $715,000 of estimated costs and expenses. As of June 30, 2007, the offering had no investors.

FMC Technologies Headquarters in Houston, Texas. Houston 1031 Limited Partnership, an Illinois Limited Partnership, purchased an 38.199 acre parcel of land upon which are located four main buildings and numerous additional buildings containing approximately 462,717 square feet of gross rentable area on March 23, 2007 for $65 million from an unrelated third party. The building is currently 100% leased to and occupied by FMC Technologies, Inc.   The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $39

44

million from Nomura Credit & Capital, Inc. In May 2007, Houston 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for $32.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $71.9 million, which consisted of approximately $39 million in debt assumption and approximately $32.9 million in equity investment, 1% of which was required by the lender to be retained by Houston 1031 Limited Partnership. The difference between the real estate acquisition price of approximately $65 million and the total price of $71.9 million consists of a $3.05 million acquisition fee, $125,000 for a property reserve account and approximately $3.7 million of estimated costs and expenses. As of June 30, 2007, the offering had no investors.

Chicago Grace Office Building in Chicago, Illinois. Inland Chicago Grace, L.L.C., a Delaware limited liability company, purchased a 2.12 acre parcel of land which includes a four-story office building on April 11, 2007 for approximately $12.7 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $7.8 million from Nomura Credit & Capital, Inc. In June 2007, Inland Chicago Grace, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $7.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.9 million, which consisted of approximately $7.8 million in debt assumption and approximately $7.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Chicago Grace, L.L.C. The difference between the real estate acquisition price of approximately $12.7 million and the total price of approximately $14.9 million consists of approximately $636,000 acquisition fee,  $300,000 for a property reserve account and approximately $1.2 million of estimated costs and expenses As of June 30, 2007, the offering had no investors.

Plano Data Center in Plano, Texas. Plano 1031 Limited Partnership, an Illinois limited partnership, purchased an approximate 4.35 acre parcel of land upon which is located a one-story office building containing approximately 40,966 square feet of leasable area on March 9, 2007 for $25 million from an unrelated third party. The building is currently 100% leased to and occupied. The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of $12.5 million from Nomura Credit & Capital, Inc. In June 2007, Plano 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for approximately $16 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $28.6 million, which consisted of $12.5 million in debt assumption and approximately $16 million in equity investment, 1% of which was required by the lender to be retained by Plano 1031 Limited Partnership. The difference between the real estate acquisition price of $25 million and the total price of approximately $28.6 million consists of approximately $1.3 million acquisition fee,  $250,000 for a property reserve account and approximately $2.1 million of estimated costs and expenses As of June 30, 2007, the offering had no  investors

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The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission(7)	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

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Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

47

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

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Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

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	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission(7)	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

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Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission(7)	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission(7)	N/A	3.00%	3.00%	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

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Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	0.50%	0.33%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.86%

				FMC
	Inland Riverwoods	Inland Sioux Falls	Burbank 1031 Venture LLC	Technologies Headquarters
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%	Up to 8.56%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.98%	0.86%	1.06%	0.66%

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Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	5.00%	4.91%

Bridge Financing Fees	0.27%	0.33	0.00	0.00

Total Load(4)	22.80%	20.00%	23.08%	20.59%

Asset Management Fees(5)	0.28%	0.30%	0.27%	0.12%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	Paid by Investors	1.00%	1.00%	1.00%

	Chicago
	Grace Office Building	Plano Data Center
Commissions & Fees(1)	Up to 8.56%	Up to 8.43%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	1.06%	0.93%

Mortgage Broker Fee (2)	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.31%	5.16%

Bridge Financing Fees	0.30%	0.38%

Total Load(4)	26.20%	20.56%

Asset Management Fees(5)	0.37%	0.39%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction.

(3)   Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

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(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of gross income from the property.

(7)   Backend Sales Commissions are equal to 3% of the sales price or the then-current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

(8)   Refinancing Fees are equal to 1% of the new mortgage.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through June 30, 2007:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,487,300	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,269,080	13.43	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,682,838	9.29	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,584,342	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,348,143	9.07	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	6,424,651	8.89	8.89		8.89
Taunton Circuit DBT	1	3,750,000	09/2002	1,483,398	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	5,258,949	10.18	10.18	(B)	8.62
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,690,072	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,354,305	8.90	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	3,007,663	7.75	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	3,046,373	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	4,239,566	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	2,095,049	8.52	8.52	(B)	9.37
Macon Office DST	29	6,600,000	03/2004	1,994,182	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	420,866	8.34	8.34		8.34

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Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,134,316	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,047,148	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	2,119,113	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	851,365	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,476,743	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,684,932	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,893,763	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	752,580	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	823,750	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,214,960	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	1,096,510	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	3,389,289	6.47	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	938,957	6.73	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	2,040,536	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,756,083	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	209,767	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	151,681	7.16	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,343,969	7.51	7.51	(B)	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,678,856	7.09	7.09	(C)	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	3,739,466	7.87	7.87	(C)	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	319,566	7.96	7.96		7.73
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	251,689	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	309,886	7.09	7.09		7.11
Wood Dale 1031, LLC	16	3,787,500	03/2006	448,227	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	319,623	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	339,835	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	2,131,500	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	243,341	7.62	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	775,418	5.75	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,672,191	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	114,421	6.70	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	525,095	5.75	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	120,641	6.73	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	859,932	6.07	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	1,588,275	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	679,681	6.25	6.25		N/A
Glenview 1031, LLC	38	23,350,000	05/2007	1,095,024	6.25	6.25		N/A
Yuma Palms 1031, LLC	32	42,720,000	06/2007	1,985,989	6.17	6.17		N/A
Honey Creek, LLC	40	13,137,300	06/2007	486,745	6.29	6.29		N/A
Dublin 1031, LLC	19	10,550,000	05/2007	281,416	6.40	N/A		N/A
Inland Riverwoods, LLC	40	15,712,805	*	254,618	6.48	N/A		N/A
Inland Sioux Falls, LLC	35	18,110,000	*	207,920	6.89	N/A		N/A
Burbank 1031 Venture, LLC	0	5,285,000	*	—	6.29	N/A		N/A
FMC Technologies Headquarters	0	32,900,000	*	—	6.29	N/A		N/A
Chicago Grace Office Building	0	7,097,195	*	—	6.29	N/A		N/A
Plano Data Center	0	16,050,000	*	—	6.29	N/A		N/A
		$632,483,800		$102,285,985

*                 Offering was not complete as of June 30, 2007.

(A)      This property was sold in July 2005.

(B) The 2005 distribution includes additional distribution of excess operating funds.

(C) No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

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MANAGEMENT

Inland Affiliated Companies

This section supersedes the discussion contained in our prospectus under the heading “Management – Inland Affiliated Companies,” which begins on page 98 of the prospectus.

Our sponsor, Inland Real Estate Investment Corporation or IREIC, is an affiliate of The Inland Group, Inc.  The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area.  Over the past thirty-nine years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  The Inland Real Estate Group of Companies, Inc., sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC.  Inland, in the aggregate, was ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In the December 2006 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth top shopping center owner in North America.  In the April 2007 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager.  In the July 2007 issue of National Real Estate Investor, The Inland Real Estate Group of Companies was ranked twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of June 30 2007, The Inland Group and its affiliates or related parties have raised more than $13.2 billion from investment product sales to over 275,000 investors.  Inland has completed more than 308 investment programs; in each case no investor has received less than his or her contributed capital.

As of June 30, 2007, Inland and its affiliates had more than 1,225 employees, owned properties in forty-five states and managed assets with a value exceeding $20.3 billion.  Our senior management includes executives of The Inland Group and its affiliates.  As of June 30, 2007, IREIC was the general partner of limited partnerships which owned in excess of 2,194 acres of pre-development land in the Chicago area, as well as over 3,947,931 million square feet of real property and 4,010 apartment units.  As of June 30, 2007, another affiliate, Inland Mortgage Corporation had originated more than $11 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $290 million.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $8.0 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately ninety-five million square feet of commercial properties in forty-five states as of June 30, 2007.  A substantial portion of the portfolio, approximately thirty-three million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 6,214 multi-family units that are principally located in the Chicago area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,159 properties.

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Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.  Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  In the last five years it has completed more than $521 million in commercial real estate sales and leases, has been involved in the sale of more than 3,850 multi-family units, and the sale and lease of over sixty-five million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

Our Directors and Executive Officers

This section supplements the discussion contained in our prospectus under the heading “Management – Our Directors and Executive Officers,” which begins on page 102 of the prospectus.

Name	Age*	Position
Lori Foust	42	Treasurer and Principal Financial Officer
Jack Potts	37	Principal Accounting Officer

*As of January 1, 2007

Lori Foust has been our treasurer and the chief financial officer of our Business Manager since October 2005, and became our principal financial officer in September 2007.  Ms. Foust also served as our principal accounting officer from October 2005 through September 18, 2007, and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts became our principal accounting officer and the chief accounting officer of our Business Manager on September 18, 2007. Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., or “EOP,” in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

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Our Business Manager

This section supplements the discussion contained in our prospectus under the heading “Management – Our Business Manager,” which begins on page 108 of the prospectus.

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “— Inland Affiliated Companies” and the biographies of Ms. Matlin, Mr. Wilton,  Ms. Foust and Mr. Potts are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Jack Potts	37	Chief Accounting Officer

*As of January 1, 2007

Property Management Agreements – Our Lodging Facilities

This section modifies the discussion contained in our prospectus under the heading “Management – Property Management Agreements – Our Lodging Facilities,” which begins on page 116 of the prospectus.

To qualify as a REIT, we generally cannot operate hotels.   To date, we have relied on our three taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”), Barclay Holding, Inc. (“Barclay Holding” and together with Barclay Hospitality, “Barclay”) and Inland American Lodging Operations TRS, Inc. (“IA Operating TRS”), to operate our wholly owned lodging facilities. Barclay and IA Operating TRS have engaged hotel management companies to manage these hotels under management contracts.  These third-party managers have direct control of the daily operations of our hotels.  As of September 17, 2007, Alliance Hospitality Management, LLC (“Alliance”) managed thirty-nine, or 81%, of our hotels, Marriott International managed six of our hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, GHG-Stanley Management, LLC and Davidson Hotel Group each managed one hotel.

Pursuant to the management agreements with these third-party managers, Barclay and IA Operating TRS pay management fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other fees) of the total revenue of the hotels under management.   Barclay and IA Operating TRS also pay the respective third-party managers an annual incentive fee, calculated based upon the financial performance of the hotels that the third-party manager manages.  The agreements typically have terms ranging from five to twenty years, and give Barclay or IA Operating TRS the right to terminate the agreement upon ninety days’ notice.  The agreements also generally give the third-party manager the right to terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay or IA Operating TRS transfers its rights in the agreement or there is a change in control of the entity controlling Barclay or IA Operating TRS.

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Inland Securities Corporation

This section supplements the discussion contained in our prospectus under the heading “Management — Inland Securities Corporation,” which begins on page 119 of the prospectus.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Drew Dedelow	33	Vice President
Ryan A. Weber	34	Vice President
Nathan Ahlberg	30	Assistant Vice President
Brian Buonamici	25	Assistant Vice President
Shawn Crouse	33	Assistant Vice President
Geoffrey D. Flahardy	33	Assistant Vice President
Jeremias Francioli	29	Assistant Vice President
David Gunnels	27	Assistant Vice President
Evan Harbot	26	Assistant Vice President
Kenneth Miley	27	Assistant Vice President
Kimberly Nelson	41	Assistant Vice President
Mitchel Smith	30	Assistant Vice President
Matthew Selman	30	Assistant Regional Vice President

*As of January 1, 2007

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Drew Dedelow joined Inland Securities Corporation in February 2005 as a vice president to develop sales and prospects new broker-dealer relationships in the western United States.  Prior to joining Inland, Mr. Dedelow was employed in the chemical industry where he was responsible for business development and management on the west coast.  Mr. Dedelow received a bachelor degree in chemistry from Butler University in Indianapolis, Indiana.   He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Ryan A. Weber joined Inland Securities Corporation as a vice president in January 2005.  Prior to joining Inland, Mr. Weber was a vice president at AIG, where he was a regional consultant responsible for raising assets for a fee-based investment advisory software platform.  Mr. Weber started his career in the financial services industry during college where he worked for a local mutual fund company.  Mr. Weber received a bachelor degree from University of Southern California School of Business where he completed the entrepreneur program. Mr. Weber holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Nathan Ahlberg joined Inland Securities Corporation in March 2005 and was promoted to an assistant vice president in 2007.  Prior to joining Inland, Mr. Ahlberg was a regional sales manager at a security technology firm.  Mr. Ahlberg graduated from the University of Minnesota – Twin Cities with a bachelor degree in marketing.  Mr. Ahlberg holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Brian Buonamici joined Inland Securities Corporation in 2002 as a regional sales representative.  In July 2007 he was promoted to assistant vice president where he develops sales and new broker-dealer relationships for the midwest sales team.  Mr. Buonamici began his financial services career in 1997.  Mr. Buonamici graduated from Purdue University in West Lafayette, Indiana with a bachelor degree in communications.  He holds Series 7, 63, 65, and 31 certifications with the National Association of Securities Dealers, Inc.  He also holds a real estate license with the State of Illinois.

Shawn Crouse joined Inland Securities Corporation in April 2005 and was promoted to an assistant vice president on the west coast team in 2007. Prior to joining Inland, Mr. Crouse worked in a variety of roles in the securities industry including sales, equity and options trading, and customer support. In total, he has twelve years experience with investments. Mr. Crouse received a bachelor degree in finance from the University of Texas at Austin. Mr. Crouse holds Series 7 and 63 certifications with National Association of Securities Dealers, Inc.

Geoffrey D. Flahardy joined Inland Securities Corporation as a regional representative in July 2001. Mr. Flahardy was promoted to regional 1031 Exchange manager in 2004 and was promoted to assistant vice president in July 2007. Mr. Flahardy graduated from Kennesaw State University in Kennesaw, Georgia with a bachelor degree.  Mr. Flahardy holds his Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Jeremias Francioli joined Inland Securities Corporation in July 2007 as an assistant vice president. Prior to joining Inland, Mr. Francioli was an internal wholesaler for CNL Securities.  Mr. Francioli graduated from the University of Wisconsin – Stevens Point with a bachelor degree in business and received a master of business administration degree from Marquette University in Milwaukee, Wisconsin.  Mr. Francioli holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc. and also carries the Certified Investment Manager Analyst (CIMA) designation obtained through the Wharton Business School in Philadelphia, Pennsylvania.

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David Gunnels joined Inland Securities Corporation in June of 2002 as a regional marketing associate for the eastern regional sales team. Mr. Gunnels was promoted to senior sales associate in 2005 where he assisted in the management of the internal sales team for the east coast sales team, and in July 2007, Mr. Gunnels was promoted to assistant vice president. He graduated from Troy University in Troy, Alabama with a bachelor degree in social science and a minor in business administration. Mr. Gunnels holds his Series 62 and Series 63 certifications with the National Association of Securities Dealers, Inc.

Evan Harbot joined Inland Securities Corporation in March 2005 as a regional sales associate on a team covering eighteen states and was promoted to assistant vice president in July 2007.  Prior to joining Inland, Mr. Harbot was a business development specialist at Wells Real Estate Funds, where he began his career in 2002.  Mr. Harbot received a bachelor degree in finance from the University of Georgia.  Mr. Harbot holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Kenneth Miley joined Inland Securities Corporation in October of 2003 as a regional marketing associate where he assisted in the sales efforts for the eastern regional sales team. In July 2007, Mr. Miley was promoted to assistant vice president for the east coast sales team, where he focuses on sales efforts in a five-state region in the southeast.  Mr. Miley graduated from the University of Georgia with a bachelor degree in public relations.  Mr. Miley hold his Series 7 and 64 certifications with the National Association of Securities Dealers, Inc.

Kimberly Nelson joined Inland Securities in 2001 as a regional sales coordinator for Inland in the west coast region. In July 2007 she was promoted to an assistant vice president.  Prior to joining Inland in 2001, Ms. Nelson was the national marketing representative for Kensington Investment Group.  Ms. Nelson has over eighteen years syndication experience and has worked with a variety of real estate syndicators and limited partnership sponsors. She graduated from the University of Nebraska-Lincoln with a bachelor degree in business administration. Ms. Nelson holds Series 7, 63 and 22 certifications with the National Association of Securities Dealers

Mitchel Smith joined Inland Securities Corporation in July 2007 as an assistant vice president on the east coast sales team covering eighteen states.  Before joining Inland, Mr. Smith was an assistant vice president for Wells Real Estate Funds.  He began his career with New England Financial and holds a degree in Risk Management from The University of Georgia.  Mr. Smith holds Series 6, 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Matthew Selman joined Inland Securities Corporation in July 2007 as an assistant regional vice president on a team covering eighteen states.  Prior to joining Inland, Mr. Selman was a regional sales consultant with Wells Real Estate Funds.  He also has prior experience as an investment representative and OSJ of an equity trading desk with Northern Trust Securities, Inc.  He has a total of nine years experience in the financial services industry.  Mr. Selman graduated from Kennesaw State University in Kennesaw, Georgia with bachelor degrees in marketing and professional sales.  He holds Series 7, 63 and 24 certifications with the National Association of Securities Dealers, Inc.

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PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 127 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of September 17, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
J. Michael Borden, Independent Director	63,688	(3)	*
Brenda G. Gujral, Director and President	6,653	(4)	*
David Mahon, Independent Director	16,279	(3)	*
Thomas F. Meagher, Independent Director	7,444	(3)	*
Robert D. Parks, Director and Chairman of the Board	498,306	(5)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,078	(3)	*
Roberta S. Matlin, Vice President—Administration	2,777	(3)	*
Lori J. Foust, Treasurer	3,500		—
Scott W. Wilton, Secretary	3,351		—
All Directors and Officers as a group (ten persons)	607,076		*

*             Less than 1%

(1)      The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)      All fractional ownership amounts have been rounded to the nearest whole number.

(3)      Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.   Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)      Includes 4,261 shares owned by Ms. Gujral’s spouse through his individual IRA.

(5)      Includes 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

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BUSINESS AND POLICIES

Our Assets

Our Joint Ventures

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Joint Ventures,” which begins on page 132 of the prospectus.

Village at Stonebriar LLC.  On July 9, 2007, we, through a wholly owned subsidiary, entered into an agreement with Michael C. Ainbinder and Barton L. Duckworth (together referred to herein as the “Class A Members”) to form a joint venture to be known as “Village at Stonebriar LLC.”  The purpose of the joint venture is to acquire two tracts of land located in Plano, Texas, and to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55 million for the first two phases of the project, and approximately $66 million for the third phase of the project. The venture has entered into an approximately $59.8 million loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

On July 10, 2007, we made an initial earnest money deposit to the venture in the amount of $1 million; however, this deposit would have been returned to us and the venture would have terminated if the venture had not entered into certain leases by August 9, 2007.  On September 10, 2007, upon the closing of the acquisition of the land by the venture, we contributed an additional $19 million to the venture, of which approximately $11 million will be used by the venture to develop the first two phases of the project, approximately $8 million will be used by the venture to develop the third phase and $1 million will be used as working capital by the venture.  We may be required to contribute an additional $11.3 million to the venture if the Class A Members determine that an additional contribution is necessary to complete the project.  The Class A Members have contributed their rights, title and interest in any documents and information related to this development project, including assigning to the venture the original purchase agreement for the land.  Under the original purchase agreement, the purchase price for the land was $38.7 million, and the Class A Members had deposited approximately $1 million as earnest money against the purchase price.

Our capital contribution will entitle us to a preferred distribution equal to 12% per annum, paid on a quarterly basis and compounded annually, on the positive balance of any contributions we have made to the venture, as decreased by all distributions paid to us.  Additionally, in the event that any part of the property is sold or otherwise disposed of, or the venture recovers damage awards or insurance proceeds, we will be entitled to a preferred distribution in an amount equal to 12% per annum on our capital contribution, paid from the net proceeds of the triggering event, as well as the return of any capital that we contributed to the applicable phase of the project.  After we have received our preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations, or from the triggering event, as applicable.

The Class A Members will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: admitting a new member to the venture; selling all, or substantially all, of the venture’s assets; entering into any lease with any tenant for 10,000 or more square feet of the property; borrowing money secured by the property; and amending the budgets for the development of the respective phases of development, will require our written approval.  Until the property is stabilized, an affiliate of the Class A Members will be entitled to receive a 2% property management fee and an affiliate of our Property Manager will be entitled to receive a 2.5% property management fee.  Upon stabilization of the property, an affiliate of our Property Manager will be entitled to receive a 4.5% property management fee for managing the property.  The venture also will pay a development fee equal to 5% of the actual project costs to the Class A Members, a portion of which will be paid in equal monthly payments over the expected duration of the applicable phase of the project and a portion of which will be paid upon substantial completion of the landlord’s construction obligations for that phase.  In addition, the Class A members will be entitled to be paid real estate leasing commissions and sales commissions to the extent that provide these services to the venture.  Following stabilization of the first two phases of development, and later the third phase of development, we will have the option to acquire the developed property for fair market value.  If we do not elect to purchase the developed property from the venture, the Class A Members will have the right to either obtain a permanent loan for the property or sell the developed property to an unrelated party on an all-cash basis.  As used herein, stabilization will be deemed to have occurred for the first two phases of the project and the third phase of the project when the construction for that phase(s) has been substantially completed for at least 95% of the net leasable square footage in that phase(s); leases have been signed that are consistent with certain leasing parameters agreed to by the members; certificates of occupancy have been issued; and tenants have taken possession, are operating and are paying rent, or have provided tenant estoppels, as applicable.

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Net Lease Strategic Assets Fund L.P.  On August 10, 2007, we entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P.  The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties.  The venture will have a term of seven years, subject to a two-year extension.

We intend to initially contribute approximately $257 million to the venture.  The venture intends to acquire fifty-three primarily single-tenant net leased assets from Lexington and its subsidiaries, referred to herein as the “Initial Properties,” for an aggregate purchase price of $940 million (including the assumption of non-recourse first mortgage financing totaling $235.0 million secured by certain of the assets). The Initial Properties contain an aggregate of more than eight million net rentable square feet, and are located in twenty-eight states.  We and LMLP intend to invest an additional $127.5 million and $22.5 million, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leases generally with ten year average remaining terms.  A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property. Assuming mortgage financing of 70% of acquisition cost, the venture anticipates acquiring up to $1.4 billion of assets during the investment period.  The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining financing on certain terms, obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture.  If the venture does not complete the acquisitions of the Initial Properties, we will not make our initial contribution.  Further, if the venture does not complete the acquisition of the Initial Properties by a certain date or is unable to obtain financing on certain terms, the venture will not be required to acquire any assets and may be dissolved at the election of any partner.

Our investment will entitle us to a preferred dividend equal to 9% per annum.  After LMLP has received a 9% return on its investment, which for these purposes is equal to its $22.5 million investment plus 15% of the equity value of any asset contributed to the venture, we will be entitled to preferred distributions until the point at which we have received distributions, in addition to the preferred return, equal to the amount of capital we have invested, which will include any acquisition fees that we have paid.  Once all of our capital has been returned and we have also received our cumulative preferred return, LMLP will receive certain incentive distributions.

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by us.  Our board has designated Lori Foust, our treasurer, and Thomas McGuinness, chairman and chief executive officer of the parent corporations of our Property Managers, to serve on the committee on our behalf.

The venture will pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets.   The debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If, during the term of the venture, we or LMLP desire to sell our or its interest in the venture or cause the venture to sell a certain asset, we or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, we or LMLP may sell the interest or asset to a third party for on terms equal to or greater than those offered to the other partner.  Similarly, we or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Cobalt Industrial REIT II.  Under the shareholders agreement, as amended, we have committed to invest, over a thirty-month period through a wholly owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149 million in shares of common beneficial interest of Cobalt.  As of September 17, we have invested approximately $11.4 million in Cobalt.  As of September 17, 2007, Cobalt had acquired forty industrial projects consisting of 3.5 million total gross leasable square feet and located within the greater metropolitan areas of Atlanta, Georgia, Chicago, Illinois, Orlando, Florida and Phoenix, Arizona.

Lauth Group, Inc.  As of September 17, LIP Holdings had invested in thirty-three properties in various stages of construction in twelve states.  As of September 17, 2007, we had invested approximately $121.6 million in exchange for the Class A Participating Preferred Interests of LIP Holdings.

D.R. Stephens Institutional Fund.  As of September 17, 2007, the Fund had acquired six industrial properties consisting of approximately 1.3 million total gross leasable square feet located in Antioch, Fremont and Milpitas, California for a total purchase price of approximately $113.3 million, of which we have funded approximately $39.4 million in cash.

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Our Operating Companies

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Operating Companies,” which begins on page 137 of the prospectus.

Inland American Winston Hotels, Inc.  As of September 17, 2007, we owned, directly or indirectly, forty-seven hotel properties in seventeen states, having an aggregate of 6,395 rooms, including forty-two wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned 147 rooms and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to us.

Utley Residential Company.  Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects.  We were assigned the ground lease for land in Lafayette, Louisiana and separately purchased the University House at Huntsville, an undeveloped parcel of land in Huntsville, Texas, the University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida, Block 121, an undeveloped parcel of land in Birmingham, Alabama, and Cityville Oak Park, an undeveloped parcel of land in Dallas, Texas.  All five projects will be developed primarily as student housing and are expected to be operational by spring 2010.

Inland American Lodging Corporation.  Through Inland American Lodging Corporation, as of September 17, 2007, we owned one hotel property located in Gainesville, Florida, with 248 rooms and over 21,000 square feet of meeting space.

Probable Acquisition of Apple Hospitality Five, Inc.  At a special meeting held on September 17, 2007, the stockholders of Apple Hospitality Five, Inc., referred to herein as “Apple,” voted to approve the merger that was previously disclosed in our prospectus dated August 1, 2007, among us, our wholly owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”) and Apple.  The merger is expected to close no later than October 31, 2007 and is subject to the closing conditions set forth in the agreement and plan of merger.  At the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by us, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) the number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million.  We intend to fund the merger consideration with cash and cash equivalents, and the completion of the merger is not subject to any financing or refinancing contingency.  In addition, we intend to assume approximately $4.4 million of Apple’s existing indebtedness, which bears interest at a rate of 8.5% per annum and matures on June 1, 2011.

Background.  Apple, a public, non-listed real estate investment trust headquartered in Richmond, Virginia, owns upscale, extended-stay and select-service hotel properties and other limited-service hotel properties.  According to filings made by Apple with the SEC, at June 30, 2007, Apple owned twenty-eight hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one Marriott Suites hotel, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fifteen states and, in aggregate, consist of 3,717 rooms. On August 10, 2007, Apple closed on the sale of its Marriot Suites hotel in Las Vegas, Nevada. The sale price for this hotel was $87.25 million. The hotels are described in more detail in the table below.

According to filings made by Apple with the SEC, Apple’s total revenues were approximately $68.4 million and $125.4 million for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.  Apple’s hotels achieved average occupancy of 76% and 76%, an average daily room rate, or “ADR,” of $124 and $114 and revenue per available room, or “RevPAR,” of $95 and $86, for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

Management and Franchise Agreements.  Apple’s daily hotel operations are managed under various management agreements with third party property managers Marriott, Hilton and Western International, Inc. (“Western”).

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Except for nine Marriott brand hotels managed by Western, Apple’s Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide Apple access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit Apple to terminate the agreements if Marriot does not achieve certain operating results.

Western manages five of Apple’s Residence Inn hotels and four of Apple’s Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that Apple will pay Western management fees, calculated as a percentage of revenue, as well as incentive management fees if Western achieves certain operating results.  The management agreements have a term of five years and permit Apple to terminate the agreements if Western does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of Apple’s Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that Apple will pay Hilton management fees, calculated as a percentage of revenue.  Apple also pays Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Upon the closing of the merger, our Business Manager will be responsible for overseeing Apple’s property portfolio, and the properties will be operated on a day-to-day basis by third-party property managers.  Mr. Marcel Verbaas, a veteran of the lodging industry, is an employee of our Business Manager.  Mr. Verbaas also serves as the president and chief executive officer of Inland American Lodging Corporation.

Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Apple owned as of June 30, 2007:

Property	Date Acquired by Apple	Number of Rooms
Courtyard by Marriott –Tucson, Arizona	10/2003	153
Courtyard by Marriott –Lebanon, New Jersey	08/2003	125
Courtyard by Marriott –Addison, Texas	10/2003	176
Courtyard by Marriott –Harlingen, Texas	10/2003	114
Courtyard by Marriott –Houston, Texas	10/2003	153
Courtyard by Marriott –Houston, Texas	08/2004	100
Courtyard by Marriott –Fort Worth Texas	03/2004	92
Courtyard by Marriott –Merrifield, Virginia	08/2005	206
Courtyard by Marriott –Federal Way, Washington	09/2004	160

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Property	Date Acquired by Apple	Number of Rooms
Hilton Garden Inn –Tampa, Florida	09/2003	95
Hilton Garden Inn –Westbury, New York	12/2003	140
Homewood Suites –Colorado Springs, Colorado	02/2003	127
Homewood Suites –Baton Rouge, Louisiana	02/2003	115
Homewood Suites –Albuquerque, New Mexico	02/2003	151
Homewood Suites –Solon, Ohio	09/2003	86
Marriott Suites –Las Vegas, Nevada	10/2003	278
Residence Inn –Tucson, Arizona	12/2004	120
Residence Inn –Cypress, California	05/2003	155
Residence Inn –Cranbury, New Jersey	05/2003	108
Residence Inn –Somerset, New Jersey	05/2003	108
Residence Inn –Hauppauge, New York	05/2003	100
Residence Inn –Nashville, Tennessee	06/2003	168
Residence Inn –Houston, Texas	08/2004	120
Residence Inn –Brownsville, Texas	10/2003	102
Residence Inn –Dallas Fort Worth, Texas	10/2003	100
Residence Inn –Houston Westchase, Texas	01/2003	120
Residence Inn –Park Central, Texas	10/2003	139
SpringHill Suites –Danbury , Connecticut	08/2003	106

Proposed Acquisition of RLJ Urban Lodging Master, LLC.  We have entered into a merger agreement with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master, referred to herein as the “sellers,” to acquire Lodging Master for approximately $920 million to be paid by us, at closing, without interest, as reduced by Lodging Master’s existing indebtedness that remains in place at closing, and as further adjusted as provided for in the agreement.  We intend to pay $460 million of the purchase price in cash, including amounts in the Escrow Deposit described below.  Subject to our ability to terminate the merger agreement as described below, we are evaluating the feasibility of funding the remaining purchase price by leaving in place much or all Lodging Master’s existing debt or by borrowing new monies ultimately secured by Lodging Master’s assets or some combination of the two.  Any existing debt that we do not leave in place will be paid off at, or prior to, closing.  We do not expect to increase the amount of cash that we would use to fund the purchase.  We have not entered into any commitments or agreements to fund any new borrowings or that would be required to leave existing debt in place.  In light of the recent volatility in the financial markets

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generally, and the commercial lending market in particular, there is no assurance that we will be able to secure commitments or agreements for new borrowings or to leave existing debt in place on terms and conditions acceptable to us, if at all.  Thus, there is no assurance that we will complete this transaction.

The merger agreement was originally entered into as of August 12, 2007 but provided us with the right to terminate for any reason within twenty-three days in our sole discretion without any obligation on our part.  The agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007 and again as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007.  Upon signing the agreement, we deposited $10 million into escrow.  Prior to the amendment signed on September 13, 2007, this deposit was fully refundable if we terminated prior to September 11, 2007.  As a result of the amendment signed on September 13th, and except as described herein, $9.5 million of this deposit will be fully refunded if we terminate the agreement prior to October 15, 2007.  On September 14, 2007, we directed the escrow agent to disburse $500,000 of this escrow deposit to the sellers as a non-refundable down payment of the purchase price.  We may further extend the period during which we may terminate the agreement without any further obligation through 5:00 p.m. eastern time on October 29, 2007 if we notify the sellers of our intention to do so and direct the escrow agent to disburse an additional $250,000 of the escrow deposit to the sellers as an additional non-refundable down payment of the purchase price no later than 5:00 p.m. eastern time on October 16, 2007.  If we complete the transactions, these deposits will be credited against the final purchase price.  If we do not terminate the agreement on October 29, 2007 as described above, we are required to deliver a notice of intent to proceed to the sellers and deposit an additional $35 million into the escrow for a total deposit of $45 million, referred to herein as the “Escrow Deposit.”  Except in certain circumstances described below, the Escrow Deposit will then become non-refundable even if we are unable to obtain the necessary financing or if the lenders do not perform on commitments or agreements at closing.  The purchase price is subject to further adjustment based on the proration of certain items described in the merger agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations.  We also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the purchase price will be reduced by $5 million at closing for these costs.  We also will be responsible for certain closing costs.  We anticipate that the adjustments will increase the purchase price by approximately $18 million.

Background.  Lodging Master is a private company headquartered in Bethesda, Maryland which owns, through various subsidiaries, a portfolio of twenty-two full and select-service hotels located primarily in and around major urban markets across the United States, including Atlanta, Baltimore, Chicago and Washington, D.C.  The portfolio includes, among others, four Residence Inn by Marriott hotels, four Courtyard by Marriott hotels, four Hilton Garden Inn hotels and two Embassy Suites hotels. In the aggregate, the hotels consist of 4,061 rooms. Lodging Master’s daily hotel operations are managed under various management agreements with nine third party property managers including Marriott, Hilton and Hyatt, as well as independent third party managers.  Lodging Master currently pays a base management fee ranging from 2.0% to 7.0% of hotel revenues.  The management companies also are eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain thresholds.

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Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Lodging Master owned as of August 31, 2007:

Property	Year Opened	Number of Rooms
Courtyard Elizabeth (Newark Airport) –Elizabeth, New Jersey	1998	203
Courtyard Ft. Meade –Annapolis Junction, Maryland	2000	140
Courtyard Ft. Worth –Fort Worth, Texas	1999	203
Courtyard UAB Birmingham –Birmingham, Alabama	2001	122
Doubletree Atlanta –Atlanta, Georgia	1985	155
Doubletree Washington, D.C. –Washington, D.C.	1985	220
Embassy Suites Beachwood –Beachwood, Ohio	1989	216
Embassy Suites Hunt Valley –Hunt Valley, Maryland	1985	223
Hampton Inn Denver –Denver, Colorado	2001	148
Hilton Garden Inn Burlington –Burlington, Massachusetts	1971	179
Hilton Garden Inn Colorado Springs –Colorado Springs, Colorado	1999	154
Hilton Garden Inn San Antonio Airport –San Antonio, Texas	1981	117
Hilton Garden Inn Washington, D.C. –Washington, D.C.	2000	300
Hilton Suites Phoenix –Phoenix, Arizona	1989	226
Homewood Suites Houston Galleria –Houston, Texas	2002	162
Hyatt Place Medford –Medford, Massachusetts	2003	158
Marriott Atlanta Century Center –Atlanta, Georgia	1974	287
Marriott Chicago –Chicago, Illinois	1988	113
Residence Inn Baltimore Inner Harbor –Baltimore, Maryland	2001	188
Residence Inn Cambridge –Cambridge, Massachusetts	1999	221
Residence Inn Elizabeth (Newark Airport) –Elizabeth, New Jersey	1998	198
Residence Inn Poughkeepsie –Poughkeepsie, New York	2000	128

The Merger Agreement.  Pursuant to the merger agreement, at the effective time of the merger, Lodging Master will merge with and into a wholly-owned subsidiary formed for this purpose (referred to herein as “Acquisition Sub”). Acquisition Sub will continue as the surviving entity of the merger.  Additionally, all of the membership interests of Lodging Master, which represent all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the purchase price.

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The merger agreement includes provisions regarding customary representations, warranties and covenants, including those regarding the conduct of Lodging Master’s business prior to the closing of the merger.  A copy of the merger agreement, as amended, will be filed as an exhibit to the registration statement of which this prospectus supplement is a part.

In addition to the rights we have to terminate the merger agreement in our sole discretion, the agreement may also be terminated by us or by Lodging Master under certain circumstances, including but not limited to: (1) by mutual written consent of both parties; (2) by either party if the merger is not consummated by November 14, 2007 or, if we extend our initial termination right to October 29, 2007, then by November 28, 2007, in either case, which date will be extended for an additional sixty days if the sellers have not delivered certain third party consents so long as the sellers are working in good faith to obtain these consents; (3) by either party if any governmental order, decree or ruling makes the consummation of the merger transaction illegal or permanently prohibits the transaction; (4) by either party upon a material uncured breach of the agreement by the other party; (5) by us if (A) as a result of damages to any of Lodging Master’s properties prior to the closing date, renovation costs exceed $4 million for any single hotel or $20 million in the aggregate or (B) prior to the closing date, all or substantially all of any hotel is taken by condemnation or eminent domain.  Additionally, in the event that the sellers default in their obligations under the merger agreement by selling Lodging Master or any of its properties to a third party (other than as required pursuant to the provisions of a franchise or management agreement), and the remedy of specific performance is not available to us, the sellers must pay us a $40 million termination fee as liquidated damages and we will be entitled to the return of the Escrow Deposit, excluding the non-refundable down payments described above.  If, however, the sale is required by the provisions of a franchise or management agreement, the sellers only will be responsible for reimbursing us for any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, not to exceed $375,000.  In the event that we default in our obligation to pay the purchase price or any of our other obligations under the merger agreement, and the sellers terminate the agreement, the Escrow Deposit will be paid to the sellers as liquidated damages.

The merger is subject to various closing conditions, including, among other things, the consents or waivers from the third party property managers, hotel franchisors and third party lenders.  Both we and the sellers already have obtained approval from our and their respective boards of directors as necessary to enter into the merger agreement and related transactions.

Our Investments and Lending Relationships

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Investments and Lending Relationships,” which begins on page 143 of the prospectus.

Our Lending Relationships.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.  The following is a summary of the loans that we have made as of the date of this prospectus.

South Shore Corporate Park.  As of September 17, we have advanced an additional $464,291 of this $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC.

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Employees

This subsection, which begins on page 149 of the “Business and Policies” section of the prospectus, is supplemented as follows:

As of September 17, 2007, we had 121 full-time employees. None of the employees is represented by a labor union.

Distributions

This subsection, which begins on page 150 of the “Business and Policies” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through August 31, 2007, we have paid cash distributions to our stockholders aggregating approximately $154.1 million.  Approximately $154 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the eight months ended August 31, 2007, we paid cash distributions of approximately $120.6 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we will begin paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid in December 12, 2007, for stockholders of record on November 30, 2007, will be the first to reflect this increase

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DESCRIPTION OF REAL ESTATE ASSETS

The following discussion supersedes in its entirety the discussion contained in the prospectus under the heading “Description of Real Estate Assets,” which begins on page 151 of the prospectus.

As of September 17, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple interests in 338 properties, excluding our lodging facilities, located in thirty states.  In addition, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc. and Inland American Loding Corporation, we owned forty-eight hotels in seventeen states.  We own interests in retail, office, industrial/distribution and multi-family properties, undeveloped land and lodging facilities.  The following table provides summary information, by segment, regarding the location, gross leasable area in square feet (“GLA”), where applicable, and character of these properties as of September 4, 2007.

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	1,967,617	94%	430	2,083,428	37,774,320
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	114,308	100%	5	114,308	11,126,284
Six Pines Portfolio (1) –Various Locations	Various Dates	Various Dates	1,400,971	95%	259	1,474,598	158,500,000
CFG Portfolio (1) –Various Locations	Various Dates	Various Dates	993,926	100%	160	993,926	—
Stop & Shop Portfolio(3) –Various Locations	Various Dates	Various Dates	599,830	100%	9	599,830	85,052,800
Paradise Shops of Largo –Largo, Florida	10/17/2005	2005	54,641	100%	6	54,641	7,325,000
Triangle Center –Longview, Washington	12/23/2005	2004-2005	247,014	98%	37	253,064	23,600,000
Monadnock Marketplace –Keene, New Hampshire	01/04/2006	2003-2005	200,633	100%	12	200,633	26,785,000
Lakewood Shopping Center I –Margate, Florida	01/27/2006	2002-2004	145,877	98%	30	149,077	11,714,963
Canfield Plaza –Canfield, Ohio	04/05/2006	1999	88,744	88%	10	100,958	7,575,000
Shakopee Center –Shakopee, Minnesota	04/06/2006	2004	35,972	35%	1	103,442	8,800,000
Lincoln Mall –Lincoln, Rhode Island	05/31/2006	2002-05	426,879	97%	39	439,132	33,835,000
Brooks Corner –San Antonio, Texas	06/26/2006	2004	158,666	95%	20	166,205	14,275,800
Fabyan Randall –Batavia, Illinois	06/29/2006	2002-2004	85,385	93%	12	91,415	13,405,383
The Market at Hilliard –Hilliard, Ohio	07/11/2006	2003-2006	107,544	100%	11	107,544	11,220,000
Buckhorn Plaza –Bloomsburg, Pennsylvania	08/30/2006	2004	72,865	92%	13	79,427	9,025,000
Lincoln Village –Chicago, Illinois	10/13/2006	2002	163,168	100%	29	163,168	22,035,000
Parkway Centre North –Grove City, Ohio	10/13/2006	2005-2007	119,482	90%	8	132,498	—
Plaza at Eagles Landing –Stockbridge, Georgia	11/02/2006	2005-2006	27,585	83%	8	33,265	5,310,000

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Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
State Street Market –Rockford, Illinois	12/14/2006	1996	193,657	100%	6	193,657	10,450,000
New Forest Crossings II –Houston, Texas	12/19/2006	2006	25,080	100%	7	25,080	—
The Shops at Sherman Plaza –Evanston, Illinois	12/21/2006	2006	125,630	83%	12	150,794	30,275,000
The Market at Hamilton –Gahanna, Ohio	01/12/2007	2006	44,742	100%	12	44,742	7,892,542
Parkway Centre North – Outlot Building B –Grove City, Ohio	01/12/2007	2006	7,364	72%	4	10,245	—
Crossroads at Chesapeake Square –Chesapeake, Virginia	03/22/2007	1991	115,407	96%	20	119,685	11,210,000
Chesapeake Commons –Chesapeake, Virginia	03/22/2007	2004-2005	79,476	100%	3	79,476	8,950,000
Gravois Dillon Plaza I –High Ridge, Missouri	04/30/2007	2004	143,480	100%	25	143,480	12,630,000
Pavilions at Hartman Heritage –Independence, Missouri	05/03/2007	2003	203,979	91%	25	224,981	23,450,000
Legacy Crossing –Marion, Ohio	05/14/2007	2007	132,169	98%	17	134,369	10,890,000
Shallotte Commons –Shallotte, North Carolina	05/15/2007	2005-2006	85,897	100%	11	85,897	6,077,500
Lakewood Shopping Center Phase II –Margate, Florida	06/01/2007	2006-2007	87,602	100%	6	87,602	—
Northwest Marketplace –Houston, Texas	06/08/2007	2002	167,781	92%	26	182,872	19,965,000
Spring Town Center III –Spring, Texas	06/22/2007	2005	22,588	74%	6	30,438	—
Riverstone Shopping Center –Missouri City, Texas	06/28/2007	2006	266,165	87%	16	305,287	—
Lord Salisbury Center –Salisbury, Maryland	06/28/2007	2005	106,721	94%	8	113,821	12,600,000
Middleburg Crossing –Middleburg, Florida	06/29/2007	2000	62,655	97%	12	64,232	—
Gravois Dillon Plaza II –High Ridge Missouri	07/12/2007	2004-2007	11,146	100%	2	11,146	—
Washington Park Plaza –Homewood, Illinois	07/24/2007	2004-2007	228,324	96%	26	237,766	30,600,000
Wickes Furniture –Lake Zurich, Illinois	08/15/2007	2006	42,792	100%	1	42,792	5,767,155
McKinney Towne Center Outlots –McKinney, Texas (4)	09/17/2007	2006-2007	(4)	(4)	4	(4)	—
Total Retail Properties GLA Occupied:			9,152,616		1,342	9,617,775	$678,116,747

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Office Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	26,659	100%	4	26,659	—
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	541,710	100%	7	541,710	54,414,817
SBC Center (1) –Hoffman Estates, Illinois	11/15/2005	1988-1999	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point –Pittsburgh, Pennsylvania	11/22/2005	2001	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I –Suffolk, Virginia	12/02/2005	2004	110,007	100%	2	110,007	14,470,000
Dulles Executive Office Plaza –Herndon, Virginia	07/25/2006	2000-2002	346,559	91%	8	379,596	68,750,000
IDS Center (1) –Minneapolis, Minnesota	08/17/2006	1972	1,310,245	94%	230	1,401,116	161,000,000
Washington Mutual –Arlington, Texas	10/20/2006	1983	239,905	100%	1	239,905	20,115,000
One AT&T Center (1) –St. Louis, Missouri	12/21/2006	1986	1,461,274	100%	1	1,461,274	112,695,000
AT&T Center (1) –Cleveland, Ohio	03/30/2007	1995	458,936	100%	1	458,936	29,242,000
Worldgate Plaza –Herndon, Virginia	06/02/2007	1999-2000	322,325	100%	6	322,325	59,950,000
Total Office Properties GLA Occupied:			6,660,944		262	6,784,852	$738,433,817

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	Mortgage Payable ($)
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	4,955,878	100%	20	4,955,878	129,765,013
C&S Portfolio (5) –Various Locations	Various Dates	Various Dates	1,720,000	100%	4	1,720,000	82,500,000
Persis Portfolio (6) –Various Locations	Various Dates	Various Dates	583,900	100%	2	583,900	—
ProLogis Tennessee Portfolio (2)(7) –Memphis and Chattanooga, Tennessee	04/09/2007	Various Dates	2,211,387	92%	38	2,302,827	32,450,000
McKesson Distribution Center –Conroe, Texas	11/02/2005	2005	162,613	100%	1	162,613	5,760,000
Thermo Process –Sugarland, Texas	01/17/2006	2005	150,000	100%	1	150,000	8,201,000
Schneider Electric –Loves Park, Illinois	02/23/2007	1966	545,000	100%	1	545,000	11,000,000
Total Industrial/Distribution Properties GLA Occupied:			10,328,778		67	10,420,218	$269,676,013

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Multi-Family Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 09/04/07	No. of Tenants as of 09/04/07	Total GLA	No. of Units as of 09/04/07	Mortgage Payable ($)
Southgate Apartment –Louisville, Kentucky	03/02/2006	2001-2002	228,748	98%	251	233,375	256	10,725,000
Fields Apartment Homes –Bloomington, Indiana	03/01/2007	2001	262,857	82%	241	319,869	291	18,700,000
Waterford Place at Shadow Creek –Pearland, Texas	03/14/2007	2006	308,327	93%	276	329,919	296	16,500,000
The Landings at Clear Lake –Webster, Texas	04/05/2007	2006	320,631	95%	344	399,208	364	—
Villages at Kitty Hawk –Universal City, Texas	06/01/2007	2006	226,539	92%	285	245,843	308	—
University House at UAB –Birmingham, Alabama	08/17/2007	2007	118,979	62%	312	191,948	512	—
Encino Canyon Apartment –San Antonio, Texas	09/07/2007	2005	223,486	89%	202	252,573	228	—
Seven Palms Apartments –Webster, Texas	09/13/2007	1999	316,466	95%	341	334,733	360	—
Total Multi-Family Properties GLA Occupied:			2,006,033		2,252	2,247,468	2,615	$45,925,000

Grand Total – All Properties GLA Occupied (8)(9):			28,148,371		3,923	29,070,313		$1,732,151,577

(1)      See “– Significant Acquisitions” for a more detailed discussion regarding this property, or portfolio of properties.

(2)      The occupancy figures in this table for these portfolios of properties represent average occupancy for each portfolio of properties, respectively.

(3)      This retail portfolio is comprised of Stop and Stop retail properties located in Hyde Park, New York (52,500 GLA); Cumberland, Rhode Island (85,799 GLA); Malden, Massachusetts (79,229 GLA); Swampscott, Massachusetts (65,268 GLA); Southington, Connecticut (64,948 GLA); Framingham, Massachusetts (64,917 GLA); Bristol, Rhode Island (63,128 GLA); Sicklerville, New Jersey (68,323 GLA) and a Bi-Lo property in Greenville, South Carolina (55,718 GLA).

(4)      As of September 4, 2007, four tenants leased and occupied their respective buildings on four of the five outlots that comprise this property.  A fifth tenant has leased and is paying ground rent on the remaining outlot and has not yet commenced construction of a building, and therefore the GLA applicable to the fifth outlot cannot be calculated at this time.

(5)      This industrial/distribution portfolio is comprised of four C&S Wholesalers properties located in Westfield, Massachusetts (520,000 GLA); North Hatfield, Massachuseets (467,000 GLA); South Hatfield, Masachusetts (333,000 GLA); and Aberdeen, Masachusetts (400,000 GLA).

(6)      This industrial/distribution portfolio is comprised of UPS e Logistics located in Elizabethtown, Kentucky (400,000 GLA) and Anheuser Busch located in Devens, Massachusetts (183,900 GLA).

(7)      This industrial/distribution portfolio is comprised of the following properties: Airport Distribution Center #15 (81,639 GLA); Airport Distribution Center #16 (251,685 GLA); Airport Distribution Center #11 (121,345 GLA); Airport Distribution Center #18 (75,000 GLA); Airport Distribution Center #19 (175,275 GLA); Airport Distribution Center #9 (42,000 GLA); Delp Distribution Center #2 (97,716 GLA); Airport Distribution Center #2 (102,400 GLA); Delp Distribution Center #5 (144,000 GLA); Airport Distribution Center #10 (161,350 GLA); Delp Distribution Center #8 (94,500 GLA); Airport Distribution Center #7 (42,000 GLA); Airport Distribution Center #8 (32,400 GLA); Airport Distribution Center #4 (80,000 GLA); Southwide Industrial Center #5 (28,380 GLA); Southwide Industrial Center #6 (58,560 GLA); Southwide Industrial Center #7 (118,320 GLA); Southwide Industrial Center #8 (10,185 GLA); Stone Fort Distribution Center #1 (500,000 GLA); Stone Fort Distribution Center #4 (86,072 GLA).  All of the properties in this portfolio are located in Memphis, Tennessee, with the exception of Stone Fort Distribution Centers #1 and #4, each of which is located in Chattanooga, Tennessee.

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(8)      This table includes our retail, office, industrial/distribution and multi-family properties only.  The table does not include our lodging facilities, which are described separately in the table below, and does not reflect our ownership of four parcels of undeveloped land located in Huntsville, Texas; Gainesville, Florida; Birmingham, Alabama; and Dallas, Texas.  The Huntsville land consists of approximately 24.50 acres adjacent to Sam Houston State University Campus in Huntsville, Texas.  We purchased this parcel of land for approximately $1.3 million in cash, and we anticipate that the cost to develop this property will be approximately $27.9 million.  The Gainesville land consists of 7.57 acres.  We purchased this parcel of land for approximately $6.5 million in cash, and we anticipate that the cost to develop this property will be approximately $39.2 million.  The Birmingham land consists of approximately 3.0 acres located between the University of Alabama Medical Center and Birmingham’s central business district.  We purchased this parcel of land for approximately $3.1 million in cash, and we anticipate that the cost to develop this property will be approximately $32.7 million.  The Dallas land consists of approximately 20.25 acres, and we anticipate developing student housing on this site as well as holding a portion of the land for future development.  We purchased this parcel of land for approximately $34.1 million in cash, and we anticipate that the cost to develop this property will be approximately $66.8 million.  We intend to develop these parcels of land into conventional and student housing facilities with retail space on the properties.

(9)  This table does not include properties acquired subsequent to September 17, 2007.  On September 21, 2007, we purchased a fee simple interest in a retail center known as Forest Plaza, which contains approximately 56,941 gross leasable square feet (excluding ground lease space). The center is located at 760, 774, 790, 800 and 832 West Johnson Street in Fond du Lac, Wisconsin. Forest Plaza was built in 1979 and renovated in 2004 and 2007. As of September 4, 2007, this property was 100% occupied and leased to five tenants (excluding two ground lease tenants). We purchased this property from an unaffiliated third party, Forest Plaza, LLC for approximately $18.6 million. We assumed a mortgage loan in the principal amount of $2.3 million and paid the remaining amount of the purchase price approximately $16.3 million, in cash at closing. The interest rate of the loan is fixed at 5.75% per annum. The loan requires us to make monthly interest-only payments until the loan matures on April 1, 2015. The unpaid principal balance and all accrued unpaid interest thereon are due upon maturity. We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium. Our obligation is secured by a first priority mortgage on the property.

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Comfort Inn –Charleston, South Carolina	Alliance	Choice	2000	129	2,030,761	90.87	71%
Comfort Inn –Durham, North Carolina	Alliance	Choice	2002	136	1,623,740	74.88	66%
Comfort Inn –Fayetteville, North Carolina	Alliance	Choice	2005-2006	123	1,775,868	77.76	76%
Comfort Inn –Orlando, Florida	Alliance	Choice	2007	213	2,152,204	61.38	68%
Courtyard by Marriott –Ann Arbor, Michigan	Alliance	Marriott	2005-2006	160	3,482,376	115.01	78%
Courtyard by Marriott –Houston, Texas	Alliance	Marriott	2005-2006	197	3,212,860	118.96	56%
Courtyard by Marriott –Houston, Texas (Northwest)	Marriott	Marriott	Anticipated 2008	126	2,328,805	116.91	71%
Courtyard by Marriott –Roanoke, Virginia	Alliance	Marriott	Anticipated 2008	135	3,222,200	126.55	78%
Courtyard by Marriott –St. Charles, Illinois	Alliance	Marriott	2006-2007	121	1,824,795	103.26	60%
Courtyard by Marriott –Wilmington, North Carolina	Alliance	Marriott	2004-2005	128	2,882,139	113.28	82%
Fairfield Inn –Ann Arbor, Michigan	Alliance	Marriott	2004-2005	110	1,623,839	89.12	68%
Hampton Inn – Gwinnett –Duluth, Georgia	Alliance	Hilton	2004	136	2,237,225	105.56	64%
Hampton Inn – Inner Harbor –Baltimore, Maryland	Alliance	Hilton	N/A	116	3,518,059	180.37	69%
Hampton Inn –Cary, North Carolina	Alliance	Hilton	2004	129	2,105,235	92.77	72%
Hampton Inn –Charlotte, North Carolina	Alliance	Hilton	2004	126	2,292,676	101.14	74%
Hampton Inn –Durham, North Carolina	Alliance	Hilton	2004	136	2,286,566	91.65	76%
Hampton Inn –Jacksonville, North Carolina	Alliance	Hilton	2004	122	2,329,171	84.94	93%
Hampton Inn – Perimeter –Atlanta, Georgia	Alliance	Hilton	2004	131	2,461,795	114.15	68%

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Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Hampton Inn –Raleigh, North Carolina	Alliance	Hilton	2004	141	2,314,385	101.10	67%
Hampton Inn – White Plaines –Elmsford, New York	Alliance	Hilton	2004	156	4,167,253	155.79	71%
Hilton Garden Inn –Albany, New York	Alliance	Hilton	2004	155	3,504,189	126.70	73%
Hilton University of Florida Hotel (See Supp. for Support) & Convention Center –Gainesville, Florida	Davidson	Hilton	1999	248	6,720,988	144.88	77%
Hilton Garden Inn –Alpharetta, Georgia	Alliance	Hilton	2006-2007	164	2,974,521	120.91	62%
Hilton Garden Inn –Evanston, Illinois	Alliance	Hilton	N/A	178	4,739,140	142.04	77%
Hilton Garden Inn – Raleigh- Durham –Morrisville, North Carolina	Alliance	Hilton	2004	155	3,834,813	133.65	76%
Hilton Garden Inn –Windsor, Connecticut	Alliance	Hilton	2004	157	3,007,558	119.20	66%
Holiday Inn Express –Clearwater, Florida	Alliance	IHG	2007	126	1,947,285	98.47	65%
Holiday Inn –Secaucus, New Jersey	Alliance	IHG	Anticipated 2008	161	4,003,338	139.91	73%
Homewood Suites –Cary, North Carolina	Alliance	Hilton	2004	150	3,013,827	110.63	75%
Homewood Suites –Durham, North Carolina	Alliance	Hilton	2004	96	1,881,466	106.41	76%
Homewood Suites –Clear Lake, Texas	Hilton	Hilton	2004	92	2,121,955	113.03	84%
Homewood Suites –Lake Mary, Florida	Alliance	Hilton	2004	112	2,062,275	106.54	71%
Homewood Suites –Phoenix, Arizona	Alliance	Hilton	2004	126	2,229,934	98.24	74%
Homewood Suites –Princeton, New Jersey	Alliance	Hilton	N/A	142	2,629,182	126.13	60%
Homewood Suites –Raleigh, North Carolina	Alliance	Hilton	2004	137	2,871,401	118.44	73%
Quality Suites –Charleston, South Carolina	Alliance	Choice	2004-2007	168	2,794,963	89.67	76%
Residence Inn –Phoenix, Arizona	Alliance	Marriott	2005-2007	168	2,769,558	113.41	60%
Towneplace Suites –Austin, Texas	Marriott	Marriott	Anticipated 2008	127	2,014,584	86.55	82%
Towneplace Suites –Birmingham, Alabama	Marriott	Marriott	Anticipated 2008	128	1,525,320	81.87	65%
Towneplace Suites –College Station, Texas	Marriott	Marriott	Anticipated 2008	94	1,166,521	78.48	71%
Towneplace Suites –Houston, Texas (Northwest)	Marriott	Marriott	Anticipated 2008	128	1,891,289	105.62	63%
Towneplace Suites –Houston, Texas (Clearlake)	Marriott	Marriott	Anticipated 2008	94	1,558,467	98.81	75%
Courtyard by Marriott (3) –Chapel Hill, North Carolina	Alliance	Marriott	N/A	147	3,225,114	129.65	70%

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Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Room Revenue as of 08/31/07 ($)	Average Daily Rate as of 08/31/07 ($)	% Occupied as of 08/31/07
Stanley Hotel (3) –Estes Park, Colorado	GHG	Independent	N/A	138	3,014,267	153.80	58%
Hampton Inn – Ponte Verde Beach (3) –Jacksonville Beach, Florida	Alliance	Hilton	N/A	118	2,572,297	114.54	79%
Courtyard by Marriott (3) –Kansas City, Missouri	Alliance	Marriott	N/A	123	2,826,798	130.90	72%
Hilton Garden Inn (3) –Akron, Ohio	Alliance	Hilton	N/A	121	2,413,471	127.81	64%
Hilton Garden Inn –Wilmington, North Carolina	Alliance	Hilton	N/A	119	1,886,714	136.51	65%
Total Lodging Facilities:				6,643	$127,073,187

(1)    Our two taxable REIT subsidiaries, Barclay Hospitality Services Inc. and Barclay Holding, Inc. have engaged Alliance, Marriott, Hilton, GHG-Stanley Management, LLC (“GHG”)  and Davidson Hotel Group (“Davidson”) to manage our hotels under management contracts.

(2)    Our hotels generally are operated under franchises from franchisors including Marriott, Hilton, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).

(3)    We own these hotels through joint ventures with third parties, with ownership interests ranging from 0.21% to 60%.

The following table provides a summary of the property types that comprised our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of September 4, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	259	9,617,775	34.00%	134,463,163	45.77%

Office Properties	17	6,784,852	23.98%	98,375,490	33.48%

Industrial/Distribution Properties	49	10,420,218	36.83%	45,184,556	15.38%

Multi-Family Properties	6	1,660,162	5.83%	17,860,660	6.04%

Total	331	28,483,007	100.00%	295,883,869	100.00%

78

The following table provides a summary of the market concentration of our portfolio, excluding our lodging facilities and two undeveloped parcels of land, as of September 4, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Alabama	1	191,948	0.67%	2,083,500	0.70%
Arkansas	1	712,000	2.50%	3,579,816	1.21%
California	1	76,977	0.27%	1,678,868	0.57%
Colorado	1	85,680	0.30%	1,106,300	0.37%
Connecticut	9	99,428	0.35%	2,217,712	0.75%
Delaware	4	22,326	0.08%	565,206	0.19%
Florida	5	488,448	1.71%	6,038,147	2.04%
Georgia	4	232,542	0.82%	2,879,397	0.97%
Illinois	23	4,247,911	14.91%	46,586,982	15.75%
Indiana	2	1,411,304	4.95%	6,980,166	2.36%
Iowa	1	126,900	0.45%	442,881	0.15%
Kentucky	3	708,610	2.49%	4,367,478	1.48%
Maryland	3	633,821	2.23%	6,020,644	2.03%
Massachusetts	27	1,793,352	6.30%	14,647,688	4.95%
Michigan	3	429,650	1.51%	1,823,586	0.62%
Minnesota	2	1,504,558	5.28%	21,010,142	7.10%
Missouri	5	1,844,295	6.48%	19,803,479	6.69%
North Carolina	3	599,423	2.10%	3,312,023	1.12%
New Hampshire	9	378,742	1.33%	6,149,048	2.08%
New Jersey	3	76,580	0.27%	1,160,004	0.39%
New York	2	60,450	0.21%	1,017,225	0.34%
Ohio	14	1,107,894	3.89%	15,604,157	5.27%
Pennsylvania	89	791,324	2.78%	12,453,180	4.21%
Rhode Island	16	788,325	2.77%	10,054,974	3.40%
South Carolina	2	131,434	0.46%	1,243,949	0.42%
Tennessee	21	2,314,992	8.13%	5,439,903	1.84%
Texas	65	5,803,550	20.38%	68,641,003	23.20%
Vermont	1	2,940	0.01%	88,200	0.03%
Virgina	6	1,018,577	3.58%	23,860,691	8.06%
Washington	1	253,064	0.89%	2,900,373	0.98%
Wisconsin	4	545,962	1.92%	2,127,147	0.72%

Total	331	28,483,007	100%	295,883,869	100%

79

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2007 annualized base rent based on the properties owned as of September 4, 2007, excluding our lodging facilities and two undeveloped parcels of land.

Tenant Name	Property Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)	% of Total Portfolio Annualized Income
AT&T Centers	Office	3,610,424	12.68%	44,118,943	14.91%
C&S Wholesalers	Industrial/Distribution	1,720,000	6.04%	10,340,500	3.49%
Pearson Education, Inc.	Industrial/Distribution	1,091,435	3.83%	3,492,288	1.18%
Citizens Bank	Retail	986,531	3.46%	19,655,888	6.64%
Deluxe Video Services, Inc.	Industrial/Distribution	712,000	2.50%	3,579,816	1.21%
Dopaco, Inc.	Industrial/Distribution	699,176	2.45%	2,349,984	0.79%
Randall’s Food and Drugs, Inc.	Retail	650,137	2.28%	5,541,897	1.87%
Stop & Shop	Retail	601,652	2.11%	10,116,298	3.42%
Barber-Colman Company	Industrial/Distribution	545,000	1.91%	6,401,063	2.16%
Electolux Home Products, Inc.	Industrial/Distribution	500,000	1.76%	1,129,422	0.38%

With respect to those leases in place as of September 4, 2007, excluding with respect to our lodging facilities, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	603	349,328	1.23%	3,203,708	1.08%
2008	1329	1,826,684	6.46%	19,797,169	6.69%
2009	237	987,328	3.49%	12,044,369	4.07%
2010	224	1,959,164	6.93%	16,978,349	5.74%
2011	201	1,685,078	5.96%	24,745,533	8.36%
2012	144	1,556,083	5.50%	14,368,660	4.86%
2013	77	1,463,105	5.17%	17,639,754	5.96%
2014	65	854,051	3.02%	12,497,005	4.22%
2015	46	1,693,030	5.98%	21,130,349	7.14%
2016	63	3,901,822	13.79%	45,584,431	15.41%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

80

Significant Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Significant Acquisitions,” which begins on page 159 of the prospectus.

We have identified the following properties, and property portfolios, as significant acquisitions.  Our individual significant properties are described first, by date acquired, and our significant property portfolios follow, also by date acquired.

IDS Center.  As of September 4, 2007, this property was 94% occupied, with a total of approximately 1.3 million square feet leased to 230 tenants.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	64	38,551	1,144,176	5.77%
2008	22	123,232	178,654	0.90%
2009	50	47,005	1,704,943	8.60%
2010	29	92,870	2,937,098	14.82%
2011	43	221,475	6,157,651	31.07%
2012	28	169,058	3,750,298	18.92%
2013	21	100,326	2,995,630	15.11%
2014	16	174,167	4,858,903	24.51%
2015	45	253,693	6,357,722	32.08%
2016	13	154,099	4,828,824	24.36%

Six Pines Portfolio.  The following tables set forth certain information, as of September 4, 2007,  regarding the location and character of the properties in the Six Pines Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)		Mortgage Payable ($)
14th Street Market –Plano, Texas	04/10/07	1995	76,418	96%	9	79,418	12,925,000		7,711,759
Cross Timbers Court –Flower Mound, Texas	04/10/07	1995	75,616	98%	8	77,366	13,731,000		8,192,687
Custer Creek Village –Richardson, Texas	04/10/07	1999	87,219	100%	13	87,219	17,009,000	(1)	10,148,677
Flower Mound Crossing –Flower Mound, Texas	04/10/07	1996	81,581	100%	13	81,581	13,981,000		8,341,692
Heritage Heights –Grapevine, Texas	04/10/07	1999	89,611	100%	11	89,611	17,965,000		10,719,085
The Highlands –Flower Mound, Texas	04/10/07	1999	87,421	96%	15	91,116	16,333,000		9,745,034
Hunters Glen Crossing –Plano, Texas	04/10/07	1994	93,690	100%	14	93,690	16,407,000		9,789,751
Josey Oaks Crossing –Carrollton, Texas	04/10/07	1996	80,478	98%	14	82,228	15,664,000	(2)	9,346,170
Park West Plaza –Grapevine, Texas	04/10/07	1994	80,977	97%	12	83,517	12,623,000		7,531,973
Pioneer Plaza –Mesquite, Texas	04/10/07	2000	14,200	100%	10	14,200	3,771,000		2,250,179
Riverview Village –Arlington, Texas	04/10/07	1998	85,730	100%	13	85,730	16,963,000		10,120,995
Shiloh Square –Garland, Texas	04/10/07	2000	15,459	91%	13	17,038	5,427,000		3,238,160
Suncreek Village –Plano, Texas	04/10/07	2000	13,989	91%	11	15,409	4,497,000		2,683,331
Market at Westlake –Westlake Hills, Texas	04/10/07	1972	29,625	100%	4	29,625	8,050,000		4,802,876
Scofield Crossing –Austin, Texas	04/10/07	2004	97,561	100%	16	97,561	14,136,000		8,434,692
Brandon Centre South –Brandon, Florida	04/10/07	1987	89,858	68%	27	132,896	27,039,000		16,133,156
Fury’s Ferry –Augusta, Georgia	04/10/07	1995	70,458	100%	14	70,458	10,694,000		6,380,929
The Center at Hugh Howell –Tucker, Georgia	04/10/07	1996	81,064	98%	15	82,819	12,941,000		7,721,653
Bellerive Plaza –Nicholasville, Kentucky	04/10/07	1999	62,135	85%	11	75,235	10,211,000		6,092,460
East Gate –Aiken, South Carolina	04/10/07	1995	75,716	100%	13	75,716	11,397,000		6,800,038
Donelson Plaza –Nashville, Tennessee	04/10/07	2000	12,165	100%	3	12,165	3,872,000		2,314,703
Total:			1,400,971		259	1,474,598	$265,636,000		$158,500,000

(1) Purchase price includes vacant land parcel of approximately 0.690 acres.

(2) Purchase price includes Bank of America ground lease.

81

Bradley Portfolio.  Between October 18, 2006 and August 17, 2007, MB REIT purchased from affiliates of Bradley Associates Limited Partnership, each an unaffiliated third party, fee simple interests in thirty-two existing retail, office and industrial properties from a portfolio of thirty-three properties.  The total purchase price of the acquired properties is approximately $422.2 million.  MB REIT purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information, as of September 4, 2007, regarding the location and character of the properties in the Bradley Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
Glendale Heights I, II, III –Glendale Heights, Illinois	11/03/06	1987	60,820	100%	3	60,820	9,400,000	4,704,680
Lexington Road –Athens, Georgia	11/08/06	1999	46,000	100%	1	46,000	10,500,000	5,453,805
Newtow –Virginia Beach, Virginia	12/01/06	1997	7,488	100%	1	7,488	1,900,000	967,799
Office Properties
Regional Road –Greensboro, North Carolina	11/07/06	1988	113,526	100%	1	113,526	13,000,000	8,678,875
Commons Drive –Aurora, Illinois	11/13/06	1995	60,000	100%	2	60,000	8,300,000	3,662,584
Santee –Santee, California	11/30/06	2003	76,977	100%	1	76,977	19,000,000	12,022,693
Houston Lakes –Houston, Texas	12/18/06	1993	119,527	100%	1	119,527	17,267,000	8,987,523
Kinross Lakes –Richfield, Ohio	01/10/07	1997	86,000	100%	1	86,000	17,500,000	10,563,142
Denver Highlands –Highlands Ranch, Colorado	01/23/07	1986	85,680	100%	1	85,680	14,600,000	10,500,000
Industrial Properties
Doral –Brookfield, Wisconsin	10/18/06	1991	43,500	100%	1	43,500	2,400,000	1,364,493
500 Hartland –Hartland, Wisconsin	10/19/06	2000	134,210	100%	1	134,210	10,800,000	5,860,131
55th Street –Kenosha, Wisconsin	10/20/06	2001	175,052	100%	1	175,052	13,500,000	7,350,732
Industrial Drive –Horicon, Wisconsin	10/23/06	1996	139,000	100%	1	139,000	7,400,000	3,708,608
Deerpark –Deer Park, Texas	11/09/06	1999	23,218	100%	1	23,218	5,900,000	2,964,819
Kirk Road –St. Charles, Illinois	11/09/06	1995	299,176	100%	1	299,176	14,400,000	7,862,815
Westport –Mechanicsburg, Pennsylvania	11/09/06	1996	178,600	100%	1	178,600	7,900,000	4,028,814
1800 Bruning Drive –Itasca, Illinois	11/17/06	2001	202,000	100%	1	202,000	19,000,000	10,156,344
Baymeadow –Glen Burnie, Maryland	11/29/06	1998	120,000	100%	1	120,000	26,000,000	13,824,427
Clarion –Clarion, Iowa	12/13/06	1997	126,900	100%	1	126,900	5,241,000	3,171,555
Stevenson Road –Ottawa, Illinois	01/12/07	1992	38,285	100%	1	38,285	3,300,000	1,855,615
Faulkner Road –North Little Rock, Arkansas 01/12/07	1995	712,000	100%	1	712,000	45,700,000	25,635,743
Foster Avenue –Wood Dale, Illinois	01/23/07	1987	137,607	100%	1	137,607	9,300,000	4,895,239
Airport Road –Houston, Texas	01/23/07	1999	223,599	100%	1	223,599	13,600,000	6,686,883
Indianhead Road –Mosinee, Wisconsin	01/23/07	1992	193,200	100%	1	193,200	9,400,000	4,548,795
Mt. Zion Road –Lebanon, Indiana	01/24/07	2001	1,091,435	100%	1	1,091,435	47,200,000	25,850,000
US Highway 45 –Libertyville, Illinois	01/30/07	1995	197,100	100%	1	197,100	26,500,000	—
Bradley – Kinston –Kinston, North Carolina	06/13/07	1994/1996	400,000	100%	1	400,000	16,300,000	—
11500 Melrose Avenue –Franklin Park, Illinois	07/26/07	1969/1984	97,766	100%	1	97,766	8,093,000	—
Coloma Road –Coloma, Michigan	08/17/07	1966	423,230	100%	1	423,230	18,798,000	—
Total:			5,611,896		31	5,611,896	422,199,000	195,306,114

82

NewQuest Portfolio.  The following tables set forth, as of September 4, 2007, certain information regarding the location and character of the properties in the NewQuest Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
24 Hour Fitness –Houston, Texas	10/13/05	2001	61,000	72%	4	85,000	10,500,000	—
24 Hour Fitness –The Woodlands, Texas	10/13/05	2001	45,906	100%	1	45,906	13,600,000	—
6101 Richmond Ave –Houston, Texas	10/13/05	1994	19,230	100%	2	19,230	3,100,000	—
Pinehurst Shopping Center –Humble, Texas	10/14/05	1984	26,236	66%	19	39,934	3,800,000	—
Saratoga Town Center –Corpus Christi, Texas	10/27/05	2004	60,282	98%	21	61,682	15,600,000	—
Willis Town Center –Willis, Texas	10/27/05	2000	15,240	87%	9	17,540	4,000,000	—
Woodforest Square –Houston, Texas	10/27/05	1980	28,666	72%	13	39,966	3,400,000	—
Windermere Village –Houston, Texas	11/01/05	2004	18,320	73%	11	25,200	8,800,000	—
Eldridge Town Center –Houston, Texas	11/02/05	2000	77,281	98%	27	78,471	21,500,000	—
NTB Eldridge –Houston, Texas	11/02/05	2003	6,290	100%	1	6,290	970,000	—
Blackhawk Town Center –Houston, Texas	11/08/05	2005	127,128	100%	12	127,128	22,500,000	—
Carver Creek –Dallas, Texas	11/08/05	1985	33,321	100%	3	33,321	2,100,000	—
Chili’s –Jacinto City, Texas	11/08/05	1998	5,476	100%	1	5,476	950,000	—
Joe’s Crab Shack –Jacinto City, Texas	11/08/05	1998	7,282	100%	1	7,282	1,300,000	—
Cinemark Theaters –Jacinto City, Texas	11/10/05	1998	68,000	100%	1	68,000	10,200,000	—
Antoine Town Center –Houston, Texas	11/16/05	2003	37,530	95%	18	39,507	9,800,000	—
Ashford Plaza –Houston, Texas	11/16/05	1980	27,739	84%	16	33,094	3,700,000	—
Highland Plaza –Houston, Texas	11/16/05	1993-2002	73,780	100%	22	73,780	19,100,000	—
West End Square –Houston, Texas	11/16/05	1980	31,350	86%	10	36,637	3,800,000	—
Winchester Town Center –Houston, Texas	11/22/05	2005	16,500	92%	9	18,000	4,700,000	—
Atascocita Shopping Center –Humble, Texas	11/22/05	1984	47,326	100%	8	47,326	10,300,000	—
Cypress Town Center –Houston, Texas	11/22/05	2003	51,720	94%	24	55,000	15,300,000	—
Friendswood Shopping Center –Friendswood, Texas	12/08/05	2000	67,199	94%	13	71,326	14,400,000	—
Cinemark Theaters –Webster, Texas	12/09/05	2001	80,000	100%	1	80,000	14,700,000	—
Stables at Town Center – I and II –Spring, Texas	12/16/05	2001-2002	83,683	87%	21	95,738	27,900,000	—
Walgreens –Springfield, Missouri	12/20/05	2003	14,560	100%	1	14,560	3,600,000	—
Tomball Town Center –Tomball, Texas	12/22/05	2004	54,040	88%	22	61,690	20,300,000	—
Bay Colony Town Center –League City, Texas	12/22/05	2004	183,528	95%	26	193,650	41,800,000	—
Cinemark 12 –Pearland, Texas	12/28/05	2004	38,910	100%	1	38,910	9,300,000	—
Hunting Bayou –Jacinto City, Texas	02/09/06	1985	125,185	98%	20	127,215	20,300,000	—
CyFair Town Center –Cypress, Texas	07/21/06	2003-2005	55,520	100%	27	55,520	16,000,000	—
Eldridge Lakes Town Center –Houston, Texas	07/21/06	2003-2006	54,980	100%	19	54,980	16,600,000	—
Spring Town Center I & II –Spring, Texas	07/21/06	2003-2005	38,911	96%	13	40,571	17,000,000	—
Sherman Town Center –Sherman, Texas	08/17/06	2002	285,498	100%	33	285,498	60,100,000	37,774,320
Office Properties
6234 Richmond Ave –Houston, Texas	10/27/05	1972	23,940	100%	3	23,940	3,000,000	—
11500 Market Street –Houston, Texas	11/08/05	1987	2,719	100%	1	2,719	520,000	—
Total:			1,994,276		434	2,110,087	$454,540,000	$37,774,320

83

Potential Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Potential Acquisitions,” which begins on page 168 of the prospectus.

                We have identified the following properties as potential acquisitions:

Atlas Cold Storage Portfolio (Sales-Leaseback). We anticipate purchasing fee simple interests in a portfolio of eleven cold storage facilities collectively known as the Atlas Cold Storage Portfolio, which, in the aggregate, contains approximately 1.9 million gross leasable square feet located in four states. This portfolio is owned by unaffiliated third parties, Atlas Cold Storage America, LLC and Atlas Cold Storage USA, Inc. The proposed purchase price is approximately $170.7 million.  If acquired, we will likely fund the purchase price entirely from our cash and equivalents.  We may later borrow monies using these properties as collateral. If we purchase this portfolio, we intend to lease each of the properties to the sellers’ affiliate, Atlas Cold Storage Company, for terms ranging from ten to twenty years pursuant to leases that require the lessee to pay all taxes, insurance and maintenance expenses from use of the property.

The Atlas Cold Storage Portfolio consists of the following properties:

	Year	Lease Term	Base Rent Per	Approximate GLA (Sq. Ft.)	Allocated Purchase
Property/Address	Built	(Years)*	Annum ($)*	Square Feet	Price ($)

86 Jackson Concourse –Pendergrass, Georgia	1995	20	1,945,864	243,233	26,964,115
1860 Candler Road –Gainesville, Georgia	1990	20	1,021,056	127,632	14,148,919
215 Industrial Park Road –Cartersville, Georgia	1998	20	1,075,440	179,240	14,902,526
2006 Industrial Boulevard –Douglas, Georgia	1985	20	520,392	86,732	7,211,146
6765 Imron Drive –Belvidere, Illinois	1991	20	1,323,364	189,052	18,338,044
240 Chester Street –St. Paul, Minnesota	1970-1972	10	1,098,320	219,664	15,219,577
7130 Winnetka Avenue North –Brooklyn Park, Minnesota	1986-2000	15	897,925	128,275	12,442,676
17113 County Road –New Ulm, Minnesota	1973-1996	10	809,955	269,985	11,223,662
1000 Artic Avenue –Zumbrota, Minnesota	1996-2006	12	1,364,176	170,522	18,903,582
1619 Antioch Church Road –Piedmont, South Carolina	1988-1995	20	1,794,560	224,320	24,867,474
2130 Old Georgia Highway –Gaffney, South Carolina	1995	20	465,280	58,160	6,447,451

Totals			12,316,332	1,896,815	170,669,172

* The lease terms described in this table represent the terms of the leases that we intend to enter into if we purchase this portfolio.

84

Streets of Cranberry.  We anticipate entering into a joint venture with Streets of Cranberry, Ltd., an unaffiliated third party (“SOCL”).  The joint venture will hold fee title to a newly constructed shopping center known as Streets of Cranberry, containing approximately 89,923 gross leasable square feet.  The center is located at Rochester Road and Route 19 in Cranberry Township, Pennsylvania.  Streets of Cranberry was built between 2006 and 2007.  As of September 4, 2007, Streets of Cranberry was 91% occupied, with a total of approximately 81,923 square feet leased to twenty tenants.

SOCL will contribute the property to the joint venture, and we will make a capital contribution to the joint venture in the amount of $35.4 million, which represents the property’s total purchase price.  In return, we will receive approximately 95% of the equity interests in the joint venture, and SOCL will receive approximately 5% of the equity interests.  SOCL may receive additional equity interests in the joint venture as part of an earnout arrangement with respect to approximately 8,000 gross leasable square feet of vacant and unoccupied space.  During the earnout period, SOCL will be entitled to receive the additional interests in the joint venture when vacant, unoccupied spaces are leased and the tenants have taken possession and commenced paying rent.  After SOCL has received its preferred return, we will earn, through our subsidiary member, a preferred return on our invested capital.  We will have the option to purchase all of the joint venture interests of SOCL for a purchase price equal to the sum of (1) the invested capital of SOCL plus (2) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.

High Ridge Park I & II. We anticipate purchasing a fee simple interest in an office center known as High Ridge Park I & II, which contains approximately 52,489 gross leasable square feet.  The center is located at 6860-6880 North Frontage Road in Burr Ridge, Illinois.  High Ridge Park I & II was constructed from 2002 to 2004.  As of September 4, 2007, this property was 100% occupied and leased to four tenants, including one ground lease.  We anticipate purchasing this property from unaffiliated third parties, Sheboygan Holdings, LLC, Yawkey Holdings, LLC and LCM Funds 7-Burr Ridge, LLC for approximately $12.4 million.  If we acquire this property, we will assume a mortgage loan in the principal amount of $8.7 million from Key Bank and will pay the remaining amount of the purchase price, approximately $3.7 million, in cash at closing.  The interest rate of the loan will be fixed at 5.62% per annum.  The loan will require us to make monthly principal and interest payments in the amount of $50,055, based on a thirty year amortization, until the loan matures in May 2015.  The unpaid principal balance and all accrued unpaid interest thereon will be due upon maturity.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation will be secured by a first priority mortgage on the property.

                Bradley Portfolio: Westchester, Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, a fee simple interest in the remaining industrial property from a portfolio of thirty-three properties. Thirty-two properties were purchased between October 18, 2006 and August 17, 2007.  The remaining property is located at 5568 West Chester Road, Westchestrer, Ohio and contains approximately 970,168 gross leasable square feet.  The property was built in 1999.  As of September 4, 2007, the properties was 100% occupied and leased to one tenant.  MB REIT anticipates purchasing this property for approximately $64.8 million.  In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on the property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The interest rate of the loan will be fixed at 5.54% per annum.  The term of the loan will require us to make monthly payments of principal and interest until the loan matures in January 2013.

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Financing Transactions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Financing Transactions,” which begins on page 169 of the prospectus.

The following table summarizes, as of September 17, 2007, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on our properties.

Property (1)	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
Lord Salisbury Center	08/31/2007	12,600,000	5.446%	09/01/2007
Wickes Furniture	08/24/2007	5,767,155	6.596%	09/01/2017
Villages at Kitty Hawk	08/09/2007	11,550,000	5.686%	09/01/2017
AT&T – Cleveland (2)	07/31/2007	29,242,000	5.813%	08/11/2037
Washington Park Plaza	07/24/2007	30,600,000	5.920%	05/11/2016
Pavilions at Hartman Heritage	07/19/2007	23,450,000	5.595%	08/01/2017

(1)  This table does not include any loans obtained or assumed subsequent to September 17, 2007. On September 21, 2007, we assumed a mortgage loan in the principal amount of approximately $2.3 million secured by the Forest Park property. The interest rate of this loan is fixed at 5.75% per annum and the loan matures on April 1, 2015.

(2)  If the loan is not paid in full by the August 11, 2012, the anticipated repayment date, the interest will adjust to the

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 173 of the prospectus.

The following discussion and analysis relates to the three and six months ended June 30, 2007 and 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage commercial real estate, primarily multi-family (both conventional and student housing), office, industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single -use properties of a similar type, located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.  On August 1, 2007, we commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

As of June 30, 2007, subscriptions for a total of 436,969,682 shares, net of shares repurchased, had been received and accepted including 20,000 shares issued to our sponsor under the first offering.  In addition, we sold 6,936,418 shares through our DRP in the first offering.  As a result of these sales, we have raised a total of approximately $4.4 billion of gross offering proceeds as of June 30, 2007.

We seek to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter are generated by collecting rental payments from our tenants, interest income on cash investments, and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, utilities, insurance, landscaping, snow removal and periodic renovations to meet tenant needs.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

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•                  Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

•                  Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                  Leasing activity - new leases, renewals and expirations.

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as retail properties, multi-family residential buildings (both student housing and conventional), office, industrial and lodging properties.

The current environment in which we are trying to acquire properties and companies has been very competitive on pricing and yields which has led us to look at other real estate segments and investments for opportunities.  We believe our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns by utilizing the existing expertise of these partners and through investing in, in some cases, in new property types as well as development properties.  For example, during the second quarter of 2007 we entered into joint ventures with a third party to acquire and redevelop or reposition industrial and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California, with another third party to own and develop office, industrial, medical office, and retail properties throughout the United States, and an additional third party to acquire and redevelop or redesign industrial properties in 20 primary markets in the United States.  We believe that our entering into these joint ventures creates avenues for us to invest in properties being developed or redeveloped and market segments that generally yield higher returns than stabilized multi-family, office, industrial/distribution buildings, retail properties and triple-net single-use properties.  On May 18, 2007 , we purchased a student housing development company, on July 1, 2007 we purchased Winston Hotels, and on July 25, 2007 we entered into an agreement to purchase Apple Hospitality Five, Inc. an owner of lodging projects.  Our acquisition of third party lodging and student housing companies creates an opportunity by merging with existing companies to expand our business to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust (“REIT”).

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We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•                  geographic location and property type;

•                  historical performance;

•                  current and projected cash flows;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

•                  condition and use of the assets;

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter if the interest rates on the borrowings are advantageous to the yield on the real estate assets.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55.0% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we

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may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of June 30, 2007, we owned, on a consolidated basis, 323 properties consisting of 256 retail properties, 17 office properties, five multi-family properties (both student housing and conventional) and 45 industrial/distribution properties.

General

The following tables set forth certain summary information about the properties as of June 30, 2007 and the location and character of the properties that we own.

The following table provides a summary of the property types that comprised our portfolio as of June 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	256	9,340,201	34.67%	130,821	45.87%

Office Properties	17	6,788,289	25.24%	98,360	34.49%

Industrial/Distribution Properties	45	9,315,322	34.63%	40,423	14.17%

Multi-Family Properties (including conventional and student housing)	5	1,468,214	5.46%	15,602	5.47%

Total	323	26,912,026	100.00%	$285,206	100.00%

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The following table provides a summary of the geographic market concentration of our portfolio as of June 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	2.65%	3,580	1.26%
California	1	76,977	0.29%	1,679	0.59%
Colorado	1	85,680	0.32%	1,106	0.39%
Connecticut	9	99,428	0.37%	2,218	0.78%
Delaware	4	22,326	0.08%	493	0.17%
Florida	5	488,448	1.81%	5,873	2.06%
Georgia	4	232,542	0.86%	3,026	1.06%
Iowa	1	126,900	0.47%	443	0.16%
Illinois	20	3,850,219	14.31%	42,680	14.97%
Indiana	2	1,411,304	5.24%	6,967	2.44%
Kentucky	2	308,610	1.15%	2,808	0.98%
Massachusetts	25	1,609,452	5.99%	13,367	4.69%
Maryland	3	633,821	2.36%	6,021	2.11%
Michigan	2	6,420	0.02%	169	0.06%
Minnesota	2	1,503,834	5.59%	21,146	7.42%
Missouri	4	1,836,409	6.82%	19,384	6.80%
North Carolina	3	599,423	2.23%	3,311	1.16%
New Hampshire	9	378,742	1.41%	6,149	2.16%
New Jersey	3	76,580	0.28%	1,160	0.41%
New York	2	60,450	0.22%	1,017	0.36%
Ohio	15	1,107,643	4.12%	15,054	5.28%
Pennsylvania	89	791,324	2.94%	12,446	4.37%
Rhode Island	16	788,325	2.93%	10,117	3.55%
South Carolina	2	131,434	0.49%	1,244	0.44%
Tennessee	21	2,314,992	8.60%	5,169	1.81%
Texas	65	5,838,200	21.69%	69,577	24.35%
Virginia	6	1,018,577	3.78%	23,903	8.38%
Vermont	1	2,940	0.01%	88	0.03%
Washington	1	253,064	0.94%	2,900	1.02%
Wisconsin	4	545,962	2.03%	2,111	0.74%

Total	323	26,912,026	100.00%	$285,206	100.00%

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Retail Segment

The following tables set forth information regarding our properties by segment (dollar amounts are stated in thousands).

Retail Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Ahold Portfolio (8 properties)	547,330	547,330	100%		8	76,953
Bradley Portfolio (3 properties)	114,308	114,308	100%		5	11,126
CFG Portfolio (157 properties)	993,926	993,926	100%		158	—
New Quest Portfolio (35 properties)	2,118,408	2,013,809	95%		435	37,874
Six Pines Portfolio (22 properties)	1,634,624	1,560,297	95%		265	158,500
Brooks Corner	166,205	158,666	95%		20	14,276
Buckhorn Plaza	79,427	72,865	92%		13	9,025
Canfield Plaza	100,958	88,744	88%		10	7,575
Chesapeake Commons	79,476	79,476	100%		3	8,950
Crossroads at Chesapeake Square	119,685	119,685	100%		20	11,210
Fabyan Randall	96,253	85,385	89%		12	13,405
Gravois Dillon	136,694	136,694	100%		23	12,630
Lakewood Shopping Center, Phase I	149,077	144,677	97%		29	11,715
Lakewood Shopping Center, Phase II	87,602	85,546	98%		5	—
Lincoln Mall	439,132	429,356	98%		41	33,835
Lincoln Village	138,962	138,962	100%		29	22,035
Lord Salisbury Center	113,821	106,721	94%		8	—
Middleburg Crossing	64,232	62,655	98%		12	—
Monadnock Marketplace	200,633	200,633	100%		12	26,785
New Forest Crossing Phase II	25,080	25,080	100%		7	3,438
Northwest Marketplace	182,872	167,781	92%		26	19,965
Paradise Shops of Largo	54,641	54,641	100%		6	7,325
Parkway Centre North	132,522	101,282	76%		3	—
Parkway Centre North Outlot Building B	10,260	7,364	72%		4	—
Pavilions at Hartman Heritage	223,881	205,079	92%		26	—
Plaza at Eagles Landing	33,265	30,765	92%		10	5,310
Riverstone Shopping Center	305,287	266,165	87%		16	—
Shakopee Shopping Center	103,442	103,442	100%		2	8,800
Shallotte Commons	85,897	85,897	100%		11	6,078
Shoppes at Sherman Plaza	150,794	125,630	83%		12	30,275
State Street Market	193,657	193,657	100%		6	10,450
Stop and Shop - Hyde Park	52,500	52,500	100%		1	8,100
The Market at Hilliard	107,544	104,656	97%		10	11,220
The Market at Hamilton	44,742	44,742	100%		12	7,893
Triangle Center	253,064	247,014	98%		37	23,600

Total Retail properties	9,340,201	8,955,430	96	%(1)	1,297	$598,348

(1)                    weighted average occupancy

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The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Blackhawk Town Center, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Antoine Town Center, Ashford Plaza, Friendswood Shopping Center, Stables at Town Center (Phase I and II), Tomball Town Center,  Lakewood Shopping Center, Lincoln Mall, Spring Town Center, CyFair Town Center, Canfield Plaza, Lincoln Village, Market at Morse, Fury’s Ferry, The Highlands, Gravois Dillon Plaza, and Buckhorn Plaza includes an aggregate of 221,238 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Bradley Portfolio (6 properties)	541,710	541,710	100%		6	54,415
6234 Richmond Avenue	28,391	25,551	90%		3	—
11500 Market Street	2,719	2,719	100%		1	—
AT&T Cleveland	458,646	458,646	100%		1	—
AT&T St. Louis	1,461,274	1,461,274	100%		1	112,695
Bridgeside Point Office	153,110	153,110	100%		1	17,325
Dulles Executive Plaza Phase I & II	379,596	346,559	91%		8	68,750
IDS	1,400,392	1,310,649	94%		226	161,000
Lakeview Technology Center	110,007	110,007	100%		2	14,470
SBC Center	1,690,214	1,690,214	100%		1	200,472
Washington Mutual	239,905	239,905	100%		1	20,115
Worldgate Plaza	322,325	322,325	100%		6	59,950
						—
Total Office properties	6,788,289	6,662,669	98	%(1)	257	$709,192

(1)       weighted average occupancy

Industrial/Distribution Segment

Industrial/Distributions Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Bradley Portfolio (18 Properties)	4,434,882	4,434,882	100%		18	129,765
C&S Wholesale (4 Properties)	1,720,000	1,720,000	100%		4	82,500
Prologis Portfolio (20 properties)	2,302,827	2,111,387	92%		34	32,450
McKesson Distribution Center	162,613	162,613	100%		1	5,760
Schneider Electric	545,000	545,000	100%		1	11,000
Thermo Process Facility	150,000	150,000	100%		1	8,201

Total Industrial/Distribution properties	9,315,322	9,123,882	98	%(1)	59	$269,676

(1)                    weighted average occupancy

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Multi-Family Segment

Multi-Family Properties	Gross Leasable Area including Ground Lease Space	GLA Occupied as of June 30, 2007	% Occupied as of June 30, 2007		Number of Occupied Tenants as of June 30, 2007	Mortgage Payable ($)
Fields Apartment Homes	319,869	301,241	94%		272	18,700
Southgate Apartments	233,375	219,099	94%		241	10,725
The Landings at Clear Lakes	339,208	314,738	93%		342	—
The Villages at Kitty Hawk	245,843	233,340	95%		293	—
Waterford Place at Shadow Creek	329,919	307,965	93%		277	16,500

Total Multi-Family properties	1,468,214	1,376,383	94	%(1)	1,425	$45,925

(1)                    weighted average occupancy

The majority of the income from our non multi-family properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

The following table summarizes certain key operating performance measures for our properties as of June 30, 2007 and 2006.

	Total Properties
	As of June 30,
	2007	2006
Retail Properties
Physical occupancy	96%	94%
Economic occupancy	96%	95%
Base rent per square foot	$14.01	$14.18

Office Properties
Physical occupancy	98%	99%
Economic occupancy	98%	99%
Base rent per square foot	$14.49	$13.87

Industrial Properties
Physical occupancy	98%	100%
Economic occupancy	98%	100%
Base rent per square foot	$4.34	$5.19

Multi-Family Properties
Physical occupancy	94%	95%
Economic occupancy	94%	95%
End of month scheduled base rent per unit per month	$912.00	$650.00

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During the first and second quarters of 2007 and the last two quarters of 2006, we acquired 223 retail properties.  These acquisitions triggered the shifts in our retail property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at June 30, 2007 was 96% and $14.01 per square foot and at June 30, 2006 was 94% and $14.18 per square foot, respectively.  The June 30, 2007 occupancy for our retail properties increased 1% and base rent per square foot decreased 1% from June 30, 2006 due to lower rental rates for properties purchased in the first and second quarters of 2007.

As shown in the table above, physical occupancy of our office properties was 98% and 99% as of June 30, 2007 and 2006, respectively.  The decrease is primarily due to acquiring multi-tenant properties in the last two quarters of 2006 and the first and second quarters of 2007 that had lower occupancy levels.  Average rental rates have increased in the second quarter of 2007 by 4% to $14.49 per square foot from $13.87 per square foot in the second quarter of 2006.  Lease transactions of 1,008 square feet were completed in the second quarter of 2007.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing occupancy and rental rates for newly acquired properties.

We expect these upward trends to continue during 2007.  In the second quarter of 2007, we entered into 48,851 square feet of new lease transactions which were at comparable or above current rental rates.

Physical occupancy of our industrial properties was 98% and 100% as of June 30, 2007 and 2006, respectfully.  Average rental rates have decreased in the second quarter of 2007 to $4.34 per square foot from $5.19 per square foot for the same period in 2006.  The decrease is due to lower rental rates on 43 properties acquired during the first and second quarter 2007 and last two quarters of 2006.  We are cautiously optimistic about the industrial business.

Physical occupancy of our multi-family properties decreased from 95% as of June 30, 2006 to 94% as of June 30, 2007.  The base rent per unit increased by 40% from $650 to $912 for the six months ended June 30, 2007 as compared to June 30, 2006 due to acquisitions made in the first and second quarters of 2007 having higher base rents per square foot.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with rising interest rates for home mortgages.  Our multi-family properties are operating as expected based on market conditions.

Because of our diversified strategy of investing in multi-family, industrial, office, lodging and single-use and multi-use retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  We believe our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in five distinct segments and sets us apart from our industry peers that are invested in a single property type.

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The following table lists the top ten tenants in all segments of our consolidated portfolio as of June 30, 2007 based on annualized income (dollar amounts are stated in thousands).

Tenant Name	Type	Annualized Income	% of Total Portfolio Annualized Income	Square Footage	% of Total Portfolio Square Footage
AT&T Centers	Office	44,119	15.47%	3,610,424	13.42%
Citizens Bank	Retail	19,656	6.89%	986,378	3.67%
C&S Wholesalers	Industrial/Distribution	10,341	3.63%	1,720,000	6.39%
Stop & Shop	Retail	10,116	3.55%	601,652	2.24%
Lockhead Martin Corporation	Industrial/Distribution	7,628	2.67%	288,632	1.07%
Barber-Colman Company	Industrial/Distribution	6,401	2.24%	545,000	2.03%
Randall’s Food & Drugs, Inc	Retail	5,542	1.94%	650,137	2.42%
24 Hour Fitness	Retail	3,633	1.27%	239,275	0.89%
Deluxe Video Services, Inc	Industrial/Distribution	3,580	1.26%	712,000	2.65%
Pearson Education, Inc	Industrial/Distribution	3,492	1.22%	1,091,435	4.06%

Marketable Securities

As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of $324 million at June 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on June 30, 2007, we have accumulated other comprehensive income of $3.1 million, which includes gross unrealized losses of $11.7 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and six months ended June 30, 2007, we realized a loss of $535 thousand and a gain of $5.2 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and six months ended June 30, 2007, we recorded a write-down of $214 thousand and $868 thousand, respectively. Dividend income is recognized when earned. During the three and six months ended June 30, 2007, dividend income of $5.5 million and $8 million was recognized, respectively.  We have purchased a portion of our investment securities through a margin account. As of June 30, 2007, we have recorded a payable of $138.9 million for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2007, these rates were equal to a range between 5.57% and 5.82%.  We recognized interest expense in the amount of $1.5 million and $2.1 million for the three and six months ended June 30, 2007, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and six months ended June 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss..

Joint Ventures

During the second quarter of 2007, we entered into three joint ventures with unaffiliated third parties.

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On June 29, 2007, we entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement we have committed to invest, over a thirty-month period up to $125 million in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that we have the right to designate for election by Cobalt’s stockholders.  Our investment will entitle us to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  As of June 30, 2007, no funding has been made by us.

On June 8, 2007, we entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form “LIP Holdings,” for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, we will invest up to $253 million in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80.4 million was made at closing  and was used by the venture to recapitalize eight stabilized properties and to fund certain ongoing development projects.  Our investment will entitle us to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

On April 27, 2007, we entered into a joint venture agreement with D. R. Stephens Institutional Fund, LLC which was formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  Under the joint venture agreement, we will invest approximately $90 million.  We are entitled to a preferred return on our “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to our joint venture partner.

On April 10, 2007, we entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust focused on acquiring and renovating underperforming or distressed shopping malls.  We have agreed to purchase the Feldman series A preferred stock at a price of $25.00 per share, for a total investment of $50 million.  As of June 30, 2007, we had purchased 600,000 shares of the Feldman series A preferred stock.  The Feldman series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable on Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, we may convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion price of $14.10 per share of Feldman’s common stock.

Notes Receivable

During the second quarter of 2007, we entered into three notes receivable.

On May 9, 2007 we advanced approximately $21.2 million of a $38.8 million loan to an unaffiliated third party.  Monthly interest-only payments are to be paid at an annual interest rate of 9.5% until the loan is repaid in full.  Payments of principal are to be made each time that the borrower sells a portion of the property securing this loan.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid at maturity on May 8, 2012.  Subject to certain conditions, the loan term may be extended for not more than two

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consecutive terms of two years.  A security interest has been pledged in the interest reserve account and a first mortgage security interest in approximately 230.5 acres of land located in a master planned community located at Interstate 75 and Hwy 674 in Tampa, Hillsborough county, Florida, and any buildings or improvements on that land.  The borrower has also assigned its interests in contracts relating to the land, and the construction of improvements thereon, as additional collateral securing the loan.  The borrower has also agreed to guarantee the performance of the obligations under the loan documents.

On May 8, 2007, we funded a loan of approximately $45.0 million to an unaffiliated third party.  In connection with the loan we were paid a 0.125% loan origination fee and are due monthly interest-only payments at the lesser of (1) the LIBOR rate plus 3.75% (9.07% at June 30, 2007), or (2) 18% until the loan is repaid in full.  The borrower has deposited approximately $4.1 million into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest and all other sums due under the loan documents are to be paid at maturity on May 8, 2008.

Subject to certain conditions, the borrower may extend the term of the loan to May 8, 2009.  The borrower has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 207 acres of land located at the west side of International Drive just north of world Center Drive in Orlando, Florida and any buildings or improvements on that land.  The borrower also has assigned its interests in licenses and other contracts relating to the property and the construction of improvements thereon, as additional collateral securing the loan.  These two individual owners of the borrower also agreed to guarantee the performance of the obligations under the loan documents.

On April 26, 2007, we funded a loan of $125 million to an unaffiliated third party.  Under the promissory note, the borrower is required to make monthly interest-only payments at an annual interest rate of 7.9% until the loan is repaid in full.  At closing, the borrower deposited approximately $19.4 million into an interest reserve account to be paid to us as these payments become due.  The borrower has granted a first-priority perfected security interest in this reserve and any monies therein.  The loan matures on December 31, 2007.  Subject to certain conditions, the borrower may extend the term of the loan to December 31, 2008.  As collateral for this loan, the borrower has granted us a deed in trust against 228.36 acres of the former Union Pacific Rail Yard property in Sacramento, California, together with any equipment and any buildings or improvements now existing or later constructed on the property.  The borrower has assigned its interests in the contracts relating to the development and zoning of the property and the environmental remediation insurance policy in connection with the loan.

Results of Operations

General

The following table summarizes our properties purchased by quarter from inception (dollar amounts are stated in thousands).

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320
March 31, 2007	17	4,410,686	$374,058

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Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
June 30, 2007	213	7,352,500	$1,014,439

Total	323	26,254,109	$3,819,274

Consolidated Results of Operations

This section describes and compares our results of operations for the three and six months ended June 30, 2007 and 2006. We do not present a comparison to three and six months ended June 30, 2005 because there was no property or other significant operations during that time period.  We generate almost all of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the three and six month periods during each year.  A total of 40 and 36 of our investment properties satisfied these criteria during the period presented and are referred to herein as “same store” properties for the three and six months ended June 30, 2007 and 2006.  These properties comprise approximately 4.1 million square feet. The “same store” properties represent approximately 15% of the square footage of our portfolio at June 30, 2007.  This analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income.  A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments.  Therefore, “same store” analysis is only presented in the office and retail segment results. All dollar amounts are stated in thousands (except per share amounts).

Rental Income, Tenant Recovery Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $86,030 and $149,761 for the three and six months ended June 30, 2007 and $21,111 and $38,832 for the three and six months ended June 30, 2006, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

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	Three months ended June 30, 2007	Three months ended June 30, 2006	2007 increase (decrease) from 2006
Property rentals	$61,627	$17,208	$44,419
Straight-line rents	2,991	803	2,188
Amortization of acquired above and below market leases, net	(62)	196	(258)

Total rental income	$64,556	$18,207	$46,349

Tenant recoveries	14,154	2,784	11,370
Other income	7,320	120	7,200

Total property revenues	$86,030	$21,111	$64,919

	Six months ended June 30, 2007	Six months ended June 30, 2007	2007 increase (decrease) from 2006
Property rentals	$109,655	$32,243	$77,412
Straight-line rents	5,532	1,490	4,042
Amortization of acquired above and below market leases, net	(70)	289	(359)

Total rental income	$115,117	$34,022	$81,095

Tenant recoveries	25,704	4,658	21,046
Other income	8,940	152	8,788

Total property revenues	$149,761	$38,832	$110,929

Total property revenues increased $64,919 and $110,929 for the three and six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006, respectively.  The increase in property revenues in the second quarter of 2007 was due primarily to acquisitions of properties made in the first and second quarter of 2007 and the last two quarters of 2006.

A summary of economic occupancy by segment follows:

Consolidated Economic Occupancy

Segment	As of June 30, 2007	As of June 30, 2006	2007 increase (decrease) from 2006
Retail	96%	95%	1%
Office	98%	99%	(1)%
Industrial	98%	100%	(2)%
Multi-family	94%	95%	(1)%

Total (1)	97%	96%	1%

(1)  weighted average occupied

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Weighted average overall economic occupancy increased 1% in the second quarter of 2007 as compared to the second quarter of 2006.  Property acquisitions in the first and second quarter of 2007 and the last two quarters of 2006 in the industrial and retail sectors partially offset by higher vacancies in properties acquired in the office segment, accounted for the increase in overall economic occupancy in 2007.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $22,719 and $39,640 for the three and six months ended June 30, 2007 and $4,295 and $7,122 for the three and six months ended June 30, 2006, respectively.

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006
Property operating expenses	$14,139	$2,416	$11,723
Real estate taxes	8,580	1,879	6,701

Total property expenses	$22,719	$4,295	$18,424

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006
Property operating expenses	$24,423	$4,168	$20,255
Real estate taxes	15,217	2,954	12,263

Total property expenses	$39,640	$7,122	$32,518

Total property expenses increased $18,424 and $32,518 for the three and six months ended June 30, 2007 compared to the three and six months ended June 30, 2006, respectively, due primarily to the properties acquired in the last two quarters of 2006 and the first and second quarter of 2007.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006

Depreciation and amortization	$36,344	$9,129	$27,215
Interest expense	21,291	5,420	15,871
General and administrative	4,479	1,262	3,217
Business manager management fee	3,000	—	3,000

	$65,114	$15,811	$49,303

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	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006

Depreciation and amortization	$62,914	$16,949	$45,965
Interest expense	38,901	9,248	29,653
General and administrative	7,588	2,516	5,072
Business manager management fee	4,500	—	4,500

	$113,903	$28,713	$85,190

Depreciation and amortization

The $27,215 and $45,965 increase in depreciation and amortization expense for the three and six months ended June 30, 2007 relative to the three and six months ended June 30, 2006 was due substantially to the impact of the properties acquired in the last two quarters of 2006 and the first and second quarter of 2007.

Interest expense

The $15,871 and $29,653 increase in interest expense for the three and six months ended June 30, 2007 as compared to the three and six months ended June 30, 2006 was primarily due to (1) mortgage debt financings in the first and second quarters of 2007 and the last two quarters of 2006 which increased to $1,623,141 from $447,912 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended June 30, 2007 and 2006 appears below:

	For the three months ended June 30, 2007	For the three months ended June 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$2,567	$931	$1,636
Mortgages	18,724	4,489	14,235

Total	$21,291	$5,420	$15,871

A summary of interest expense for the six months ended June 30, 2007 and 2006 appears below:

	For the six months ended June 30, 2007	For the six months ended June 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$4,818	$1,296	$3,522
Mortgages	34,083	7,952	26,131

Total	$38,901	$9,248	$29,653

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General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the business manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our business manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs.  Our expenses were $4,479 and $7,588 for the three and six months ended June 30, 2007 and $1,262 and $2,516 for the three and six months ended June 30, 2006 and 2007, respectively.  The increase in the first and second quarter of 2007 as compared to the first and second quarter of 2006 is due primarily to our growth during 2006 and 2007.

Business Manager Management Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our business manager a business management fee of $3,000 and $4,500, or approximately 0.27% and 0.20% on an annual basis for the three and six months ended June 30, 2007.  No fee was paid for the three and six months ended June 30, 2006.  The business manager has waived any further fees that may have been permitted under the agreement for the first and second quarters ended June 30, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the business manager is determined by the business manager.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and dividends from investments in our portfolio of marketable securities.  Our interest and dividend income was $27,251 and $37,973 for the three and six  months ended June 30, 2007 and $5,065 and $6,873 for the three and six months ended June 30, 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on the sale of securities in the second quarter of 2007 and 2006 of $229 and $401, respectively, and realized a loss on securities during the second quarter of 2007 of $764. Interest income was $21,771 and $29,942 for the three and six months ended June 30, 2007 and $3,533 and $4,874 for the three and six months ended June 30, 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the second quarter of 2007 due to our capital raise compared to the second quarter of 2006.  There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in Minto Builders (Florida), Inc. (“MB REIT”) owned by third parties.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

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The value of the put/call arrangements was an asset of $175 and a liability of $283 as of June 30, 2007 and December 31, 2006, respectively.  Other income of $46 and $458 was recognized for the three and six months ended June 30, 2007, respectively, and $418 and $615 for the three and six months ended June 30, 2006, respectively. The value of the put/call arrangements increased from December 31, 2006 to June 30, 2007 due to the life of the put/call being reduced and rising interest rates. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

We are cautiously optimistic about the office segment as we continue to see positive trends in our portfolio including increasing occupancy and rental rates for newly acquired properties.  For example, we believe the Minneapolis, MN and Dulles, VA office markets, where a majority of our multi-tenant office properties are located, continue to remain strong with increasing occupancies and rental rates in these markets.  Office property yields on new acquisitions remain competitive at rates slightly above our other segments.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 17 properties and for the same store portfolio consisting of five properties acquired prior to April 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$24,295	$7,237	$17,058	$7,236	$7,237	$(1)
Tenant recovery incomes	6,184	113	6,071	46	113	(67)
Other property income	1,966	8	1,958	206	8	198

Total revenues	$32,445	$7,358	$25,087	$7,488	$7,358	$130

Expenses:
Property operating expenses	$6,815	$410	$6,405	$581	$410	$171
Real estate taxes	3,042	54	2,988	84	54	30

Total operating expenses	$9,857	$464	$9,393	$665	$464	$201

Net property operations	22,588	6,894	15,694	6,823	6,894	(71)

Comparison of Three Months Ended June 30, 2007 to 2006.  Office properties real estate rental revenues increased from $7,358 in the second quarter of 2006 to $32,445 in the second quarter of 2007 mainly due to the acquisition of 12 properties since June 30, 2006.  Office properties real estate and operating expenses also increased from $464 in 2006 to $9,857 in 2007 as a result of these acquisitions.

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Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses are slightly greater than the retail segments due to higher common area maintenance costs and insurance.

On a same store office basis, property net operating income decreased from $6,894 to $6,823 for a total decrease of $71 or about one percent.   Same store office property operating revenues for the three months ended June 30, 2007 and 2006 were $7,488 and $7,358, respectively, resulting in an increase of $130 or 2%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the three months ended June 30, 2007 and 2006 were $665 and $464, respectively, resulting in an increase of $201 or 43%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 17 properties and for the same store office segment consisting of five properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$46,131	$14,433	$31,698	$14,537	$14,433	$104
Tenant recovery incomes	11,187	154	11,033	138	154	(16)
Other property income	3,136	8	3,128	235	8	227

Total revenues	$60,454	$14,595	$45,859	$14,910	$14,595	$315

Expenses:
Property operating expenses	$12,774	$750	$12,024	$1,055	$750	$305
Real estate taxes	4,662	107	4,555	171	107	64

Total operating expenses	$17,436	$857	$16,579	$1,226	$857	$369

Net property operations	43,018	13,738	29,280	13,684	13,738	(54)

Comparison of Six Months Ended June 30, 2007 to 2006.  Office properties real estate rental revenues increased from $14,595 in the second quarter of 2006 to $60,454 in the second quarter of 2007 mainly due to the acquisition of 12 properties since June 30, 2006.  Office properties real estate and operating expenses also increased from $857 in 2006 to $17,436 in 2007 as a result of these acquisitions.

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Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses per square foot are higher than the retail segments because common area maintenance costs and insurance costs are higher.

On a same store office basis, property net operating income decreased from $13,738 to $13,684 for a total decrease of $54 or less than one percent.  Same store office property operating revenues for the six months ended June 30, 2007 and 2006 were $14,910 and $14,595, respectively, resulting in an increase of $305 or 2%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the six months ended June 30, 2007 and 2006 were $1,226 and $857, respectively, resulting in an increase of $369 or 43%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Retail Segment

We have seen neutral to slight upward trends of occupancy and rental rates in our retail segment and expect this to continue through 2007.  In the second quarter of 2007, we entered into 48,851 square feet of new lease transactions which were at comparable or above current rental rates.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the retail segment of 276 properties and for the same store retail segment consisting of 35 properties acquired prior to April 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$26,763	10,089	$16,674	$8,585	$8,302	$283
Tenant recovery incomes	7,415	2,600	4,815	2,698	2,163	535
Other property income	343	48	295	56	46	10

Total revenues	$34,521	12,737	$21,784	$11,339	$10,511	$828

Expenses:
Property operating expenses	$4,737	1,836	$2,901	$1,706	$1,667	$39
Real estate taxes	5,062	1,709	3,353	1,521	1,528	(7)

Total operating expenses	$9,799	3,545	$6,254	$3,227	$3,195	$32

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	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Net property operations	24,722	9,192	15,530	8,112	7,316	796

Retail properties real estate rental revenues increased from $12,737 in the second quarter of 2006 to $34,521 in the second quarter of 2007 mainly due to the acquisition of 223 retail properties since June 30, 2006.  Retail properties real estate and operating expenses also increased from $3,545 in 2006 to $9,799 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet for the office properties.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are less than the office segment because the office segment had higher common area maintenance costs and insurance costs.

On a same store retail basis, property net operating income increased from $7,316 to $8,112 for a total increase of $796 or 11%.  Same store retail property operating revenues for the three months ended June 30, 2007 and 2006 were $11,339 and $10,511, respectively, resulting in an increase of $828 or 8%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store retail property operating expenses for the three months ended June 30, 2007 and 2006 were $3,227 and $3,195, respectively, resulting in an increase of $32 or 1%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the office segment of 276 properties and for the same store portfolio consisting of 31 properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$46,212	$18,208	$28,004	$13,085	$12,703	$382
Tenant recovery incomes	13,605	4,430	9,175	4,399	3,049	1,350
Other property income	740	78	662	91	18	73

Total revenues	$60,557	$22,716	$37,841	$17,575	$15,770	$1,805

Expenses:
Property operating expenses	$9,630	$3,212	$6,418	$2,836	$2,261	$575
Real estate taxes	8,479	2,712	5,767	2,616	1,882	734

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	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)

Total operating expenses	$18,109	$5,924	$12,185	$5,452	$4,143	$1,309

Net property operations	42,448	16,792	25,656	12,123	11,627	496

Retail properties real estate rental revenues increased from $22,716 in the second quarter of 2006 to $60,557 in the second quarter of 2007 mainly due to the acquisition of 223 retail properties since June 30, 2006.  Retail properties real estate and operating expenses also increased from $5,924 in 2006 to $18,109 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to less gross leasable square feet for the office properties.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

On a same store retail basis, property net operating income increased from $11,627 to $12,123 for a total increase of $496 or 4%.  Same store retail property operating revenues for the six months ended June 30, 2007 and 2006 were $17,575 and $15,770, respectively, resulting in an increase of $1,805 or 11%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase and an increase in tenant recovery income.  Same store retail property operating expenses for the six months ended June 30, 2007 and 2006 were $5,452 and $4,143, respectively, resulting in an increase of $1,309 or 32%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007.

Industrial Segment

We are cautiously optimistic about the industrial segment as we enter into new geographic markets with higher occupancies and rental rates than our existing portfolio including Memphis, TN and Chicago, IL, where a majority of our industrial properties are located.

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Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the industrial segment of 45 properties.   A same store analysis is not presented for the industrial segment because only two properties were owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$10,326	$426	$9,900
Tenant recovery incomes	555	71	484
Other property income	4,759	—	4,759

Total revenues	$15,640	$497	$15,143

Expenses:
Property operating expenses	$948	$22	$926
Real estate taxes	428	71	357

Total operating expenses	$1,376	$93	$1,283

Net property operations	14,264	404	13,860

Industrial properties real estate rental revenues increased from $497 in the second quarter of 2006 to $15,640 in the second quarter of 2007 mainly due to the acquisition of 42 properties since June 30, 2006.  Industrial properties real estate and operating expenses also increased from $93 in 2006 to $1,376 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance. Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the industrial segment of 45 properties.   A same store analysis is not presented for the industrial segment because only one property was owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$18,693	$752	$17,941
Tenant recovery incomes	912	74	838
Other property income	4,767	—	4,767

Total revenues	$24,372	$826	$23,546

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	Total Industrial Segment
			Increase/
	2007	2006	(Decrease)
Expenses:
Property operating expenses	$1,546	$51	$1,495
Real estate taxes	573	61	512

Total operating expenses	$2,119	$112	$2,007

Net property operations	22,253	714	21,539

Industrial properties real estate rental revenues increased from $826 for the six months ended June 30, 2006 to $24,372 for the six months ended June 30, 2007 mainly due to the acquisition of 42 properties since June 30, 2006.  Industrial properties real estate and operating expenses also increased from $112 in 2006 to $2,119 in 2007 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Multi-family Segment

The national multi-family segment remains strong with increasing rental rates due to the healthy job market and low unemployment combined with rising interest rates for home mortgages.  Multi-family property yields on new acquisitions remain the lowest of all segments.

Comparison of Three Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the multi-family segment of five properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire three months ended June 30, 2007 and June 30, 2006.

	Total Multi-Family Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$3,172	$455	$2,717
Tenant recovery incomes	—	—	—
Other property income	252	64	188

Total revenues	$3,424	$519	$2,905

Expenses:
Property operating expenses	$1,220	$148	$1,072
Real estate taxes	467	45	422

Total operating expenses	$1,687	$193	$1,494

Net property operations	1,737	326	1,411

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Multi–family real estate rental revenues and expenses increased from $519 in the second quarter of 2006 to $3,424 in the second quarter of 2007 and $193 in the second quarter of 2006 to $1,687 in the second quarter of 2007, respectively.  The increases are mainly due to the acquisition of four properties since June 30, 2006.

Comparison of Six Months Ended June 30, 2006 to June 30, 2007

The table below represents operating information for the multi-family segment of five properties.   A same store analysis is not presented for the multi-family segment because only no properties were owned for the entire six months ended June 30, 2007 and June 30, 2006.

	Total Multi-Family Segment
			Increase/
	2007	2006	(Decrease)
Revenues:
Rental income	$4,081	$629	$3,452
Tenant recovery incomes	—	—	—
Other property income	297	66	231

Total revenues	$4,378	$695	$3,683

Expenses:
Property operating expenses	$1,403	$168	$1,235
Real estate taxes	573	61	512

Total operating expenses	$1,976	$229	$1,747

Net property operations	2,402	466	1,936

Multi–family real estate rental revenues and expenses increased from $695 for the six months ended June 30, 2006 to $4,378 for the six months ended June 30, 2007 and $229 for the six months ended June 30, 2006 to $1,976 for the six months ended June 30, 2007, respectively.  The increases are mainly due to the acquisition of four properties since June 30, 2006.

Related Party Transactions

A related party of the Business Manager provides loan servicing to us for an annual fee.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for us and 200 dollars per month, per loan for MB REIT.  For the six months ended June 30, 2007 and 2006, fees totaled $55 and $12, respectively.

We pay a related party of the Business Manager 0.2% of the principal amount of each loan placed.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the six months ended June 30, 2007 and 2006, we paid loan fees totaling $1,164 and $599, respectively, to this related party.  None of these fees remained unpaid as of June 30, 2007 and December 31, 2006.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes,

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“invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if we acquire the Business Manager.  Separate and distinct from any business management fee, we also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on our behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of the Business Manager.  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  We incurred fees of $4,500 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively, of which $750 remained unpaid as of June 30, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $4,500 incurred for the six months ended June 30, 2007.

We also pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is considered part of the purchase price of the company.  We incurred fees of $250 and $0 for the six months ended June 30, 2007 and June 30, 2006, of which all remained unpaid as of June 30, 2007.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  We incurred and paid property management fees of $6,440 and $1,480 for the six months ended June 30, 2007 and 2006.  None of these fees remained unpaid as of June 30, 2007 and December 31, 2006.

We established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  We sold 1,959,841 and 110,808 shares to related parties and recognized an expense related to these discounts of $1,214 and $104 for the six months ended June 30, 2007 and 2006, respectively.

We pay a related party of the Business Manager to purchase and monitor our investment in marketable securities.  We incurred expenses totaling $978 and $308 during the six months ended June 30, 2007 and 2006, respectively, of which $433 remained unpaid as of June 30, 2007.  The total annual fees paid to this entity plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

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Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

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Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of June 30, 2007, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

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Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to fund notes receivables, and to invest in REIT marketable securities to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•                  the net proceeds from the public offering of our shares of common stock;

•                  from interest and investment income earned on our investment in marketable securities;

•                  from income earned on our investment properties;

•                  distributions from our joint venture investments.

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Liquidity

Offering.  Our current offering of shares of common stock terminated on August 1, 2007.  As noted herein, through June 30, 2007, we had sold a total of 437,768,214 shares in the primary offering and 6,936,418 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 62,231,786 shares available for sale in the primary offering and 33,063,582 shares through the dividend reinvestment plan. A follow-on  registration statement for an offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan was declared effective by the SEC on August 1, 2007.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of June 30, 2007, we had borrowed approximately $1.6 billion equivalent to 45% of the combined fair market value of our assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

As of June 30, 2007, we had incurred $454 million of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding selling commissions and fees in excess of 4.5% of the gross offering proceeds.  These expenses totaled $38.8 million as of June 30, 2007. As of June 30, 2007, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt.  As of June 30, 2007, on a consolidated basis, we had mortgage debt secured by 116 properties totaling approximately $1.6 billion, which excludes mortgage discounts net of accumulated amortization of $2.7 million as of June 30, 2007.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of June 30, 2007, the weighted average interest rate on the mortgage debt was 5.37%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of June 30, 2007, we have approximately $5.4 million of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.399% to 5.765% on approximately $380 million in principal.

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Margins Payable.  We have purchased a portion of our marketable securities through margin accounts.  As of June 30, 2007, we have recorded a payable of $139 million for securities purchased on margin against a total securities portfolio of $324 million.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2007, the rates we were paying on this margin debt were in a range of between 5.57% and 5.82%, with a weighted average interest rate of 5.77%.  The margin funds provide a positive spread on these investments.

Marketable Securities.  As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of $324 million at June 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on June 30, 2007, we have accumulated other comprehensive income of $3.1 million, which includes gross unrealized losses of $11.7 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and six months ended June 30, 2007, we realized a loss of $535 thousand and a gain of $5.2 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and six months ended June 30, 2007, we recorded a write-down of $214 thousand and $868 thousand, respectively. Dividend income is recognized when earned. During the three and six months ended June 30, 2007, dividend income of $5.5 million and $8 million was recognized, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and six months ended June 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss.

Capital Resources

Cash Flows From Operating Activities

Cash provided by operating activities were $91.4 million for the six months ended June 30, 2007 and $18.2 million for the six months ended June 30, 2006, respectively, and was generated primarily from operating income from property operations and interest and dividends.  The increase in cash flows from the six months ended June 30, 2006 to the six months ended June 30, 2007 was due primarily to the acquisition of 267 properties since June 30, 2006.

Cash Flows From Investing Activities

Cash used in investing activities was $2.5 billion for the six months ended June 30, 2007 and $441.2 million for the six months ended June 30, 2006, respectively.  During the six months ended June 30, 2007, cash was used primarily for the acquisition of 213 properties, the purchase of marketable securities, the funding of four notes receivable, and funding into our JVs.

Cash Flows From Financing Activities

Cash flows provided by financing activities were $3 billion for the six months ended June 30, 2007.  During the six months ended June 30, 2007, we generated proceeds from the sale of shares, net of offering costs paid and share repurchases, of approximately $2.5 million.  We generated approximately $90.9 million by borrowing against our portfolio of marketable securities.  We generated approximately $570.5 million from borrowings secured by mortgages on 66 properties and paid approximately $5.6

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million for loan fees to procure these mortgages.  MB REIT paid approximately $5.8 million in distributions to its stockholders.  We paid approximately $75.5 million in distributions to our common stockholders and paid off mortgage debt in the amount of $20.2 million.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates that we rate lock in advance.  We generally enter into rate lock mortgage debt agreements prior to purchasing a property, however due to the current vitality in the debt market our opportunity to rate lock and borrow funds in the future could be constrained.  We have outstanding rate lock deposits of approximately $5.4 million at rates ranging from 5.399% to 5.765% on $380.6 million of principal.  As of June 30, 2007, the only variable rate debt we had was on our marketable securities.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of June 30, 2007 (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,382,600

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.7 million, net of accumulated amortization, is outstanding as of June 30, 2007.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations (including interest), and lease agreements as of June 30, 2007 (dollar amounts are stated in thousands).

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$2,834,798	76,446	415,471	482,437	1,860,444

Ground Lease Payments	$28,653	462	1,398	1,418	25,375

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of June 30, 2007, we

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would be obligated to pay as much as $46.6 million in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

Over the next seven years, we are required to fund up to $375 million into our joint ventures.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

We pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income (as defined) from each property.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property.

We pay Inland Mortgage Servicing Corporation 225 dollars per month, per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays 200 dollars per month, per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation.

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees, on a monthly basis, totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%.  Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee.

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Selected Financial Data

The following table shows our consolidated selected financial data relating to our consolidated historical financial condition and results of operations for the six months ended June 30, 2007 and 2006.  Such selected data should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this report (dollar amounts are stated in thousands.)

	For the six months ended	For the six months ended
	June 30, 2007	June 30, 2006
Total income	$149,761	38,832

Total interest and dividend income	$37,973	6,873

Net income (loss) applicable to common shares	$35,142	(827)

Net income (loss) per common share, basic and diluted (a)	$.12	(.03)

Distributions declared to common stockholders	$89,272	9,821

Distributions per weighted average common share (a)	$.30	.30

Funds From Operations (a)(b)	$96,875	12,712

Cash flows provided by operating activities	$91,382	18,226

Cash flows used in investing activities	$(2,497,562)	(441,229)

Cash flows provided by financing activities	$3,017,919	705,024

Weighted average number of common shares outstanding, basic and diluted	292,778,653	32,781,021

(a)                            The net income (loss) per share basic and diluted is based upon the weighted average number of common shares outstanding for the period ended June 30, 2007 and 2006, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the period June 30, 2007 and 2006.  See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

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(b)                           One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		Six Months Ended June 30,
		2007	2006
	Net income (loss) applicable to common shares	$35,142	(827)
Add:	Depreciation and amortization related to investment properties	62,914	16,949
Less:	Minority interests’ share of the above adjustment	1,181	3,410

	Funds from operations	$96,875	12,712

Subsequent Events

We paid distributions to our stockholders of $.05083 per share totaling $21.9 million in July 2007.

We issued 29,493,840 shares of common stock and repurchased 136,907 shares of common stock through the share repurchase program from July 1, 2007 through August 3, 2007, resulting in a total of 473,263,033 shares of common stock outstanding. As of August 3, 2007, subscriptions for a total of 465,512,930 shares were received and accepted resulting in total gross offering proceeds of approximately $4.6 billion and an additional 8,286,276 shares were issued pursuant to the DRP for $78.7 million of additional gross proceeds.

On August 1, 2007, we commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

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We have acquired the following properties during the period July 1, 2007 through August 3, 2007.  The respective acquisitions are summarized in the table below (dollar amounts are stated in thousands).

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
7/12/07	Gravois Dillon II Washington Park	2004-2007	2,286	11,446	Auto Zone & Jack-in-the-Box Best Buy, Joann Fabrics, T.J.
7/24/07	Plaza	1974/Redev	43,500	237,980	Maxx, Bed, Bath & Beyond
7/26/07	11500 Melrose Avenue	2005-2007	8,093	97,766	AIKCo Manufacturing Co.

During the period from July 1, 2007 through August 3, 2007, we funded earnouts totaling $1,964 at two properties.

The mortgage debt financings obtained during the period from July 1, 2007 through August 3, 2007 are detailed in the table below (dollar amounts are stated in thousands).

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
7/2/07	Legacy Crossing	5.543%	08/01/17	10,890
7/19/07	Pavilions at Hartman Heritage	5.595%	08/01/17	23,450
7/24/07	Washington Park Plaza *	5.920%	05/01/16	30,600
7/31/07	AT&T – Cleveland	5.813%	08/11/37	29,242

* Assumed at Acquisition

On July 27, 2007, we funded $2.7 million into the Cobalt joint venture.

On July 30, 2007, we funded $19.5 million into the LIP joint venture.

On August 2, 2007, we purchased a property known as Cityville Oak Park for $34.1 million.

Winston Hotels, Inc.

On July 1, 2007, we and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), purchased Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”) 100% of the outstanding shares of common stock and Series B preferred stock of Winston for $15.00 per share.  In addition, we purchased each share of company Series B preferred stock for $25.38 per share in cash, plus any accrued and unpaid dividends as of July 1, 2007.

Of the fifty hotels in which we now hold an ownership interest, forty-nine are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, and Choice Hotels International. The hotel franchise licenses typically require a franchise to comply with certain management, operational, record keeping, accounting, reporting and marketing standards and procedures. The franchise licenses obligate the franchiser to comply with the franchisors’ standards and requirements with respect to training of

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operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

Apple Hospitality Five, Inc.

American Orchard Hotels, Inc., a Delaware corporation and one of our wholly-owned subsidiaries (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”).  Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger.  Each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by us, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million plus we are assuming $4 million of debt.  We intend to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The Merger Agreement provides that Apple will sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87.5 million.

The Merger Agreement may be terminated by us or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by us due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay us a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by Apple due to our breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, we will be required to pay Apple a termination fee of $15 million, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15 million, plus any fees and expenses that we incurred in connection with the transactions as contemplated by the agreement, in an amount not to exceed $500,000.

Both our board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus

123

the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions.  The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.  We also rate lock money prior to purchasing or identifying a property to minimize interest rate variability.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of June 30, 2007 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

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We monitor interest rate risk using a variety of techniques. The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	$161,000	$79,541	$1,382,600

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.7 million, net of accumulated amortization, is outstanding as of June 30, 2007.

We did not have any variable rate mortgage debt as of June 30, 2007.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

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PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 251 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of September 17, 2007.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,981,760	4,699,817,604	493,480,848	4,206,336,756

Shares sold in the follow-on offering:	9,830,633	98,306,330	10,332,165	87,984,165

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,593,296	91,136,312	—	91,136,312

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	1,483,650	14,094,675	—	14,094,675

Shares repurchased pursuant to our share repurchase program:	(668,906)	(6,187,377)	—	(6,187,377)

	490,240,433	4,897,367,544	503,803,013	4,393,564,531

(1)         Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)         Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)         Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

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EXPERTS

The following discussion supplements the discussion contained in the prospectus under the heading “Experts,” which begins on page 273 of the prospectus.

The consolidated financial statements of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and Apple Hospitality Five, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, appearing in this prospectus, as supplemented, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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F-i

F-ii

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)

Investment properties:
Land	$605,180	$332,113
Building and other improvements	2,949,651	1,913,794
Construction in progress	29,311	—

	3,584,142	2,245,907
Less accumulated depreciation	(80,845)	(38,983)

Net investment properties	3,503,297	2,206,924

Cash and cash equivalents (including cash held by management company of $8,593 and $4,118 as of June 30, 2007 and December 31, 2006, respectively)	914,231	302,492
Restricted cash (Note 2)	12,992	41,387
Restricted escrow (Note 2)	593,949	22,415
Investment in marketable securities	323,885	143,444
Investment in unconsolidated entities (Note 1)	149,620	15,683
Accounts and rents receivable (net of allowance of $669 and $605 as of June 30, 2007 and December 31, 2006, respectively)	28,030	14,294
Notes receivable (Note 4)	239,915	53,152
Due from related parties (Note 3)	—	88
Acquired in-place lease intangibles (net of accumulated amortization of $33,518 and $13,727 as of June 30, 2007 and December 31, 2006, respectively)	301,024	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,606 and $583 as of June 30, 2007 and December 31, 2006, respectively)	11,807	8,333
Loan fees and leasing commissions (net of accumulated amortization of $1,227 and $559 as of June 30, 2007 and December 31, 2006, respectively)	20,702	16,109
Other assets	11,647	9,863

Total assets	$6,111,099	$3,040,037

See accompanying notes to the consolidated financial statements.

F-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets

(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 8)	$1,759,325	$1,107,113
Accounts payable	4,208	3,109
Accrued offering costs to related parties	3,163	3,557
Accrued offering costs to non-related parties	626	1,832
Accrued interest payable	945	941
Tenant improvement payable	2,481	2,667
Accrued real estate taxes	17,019	9,035
Distributions payable	21,881	8,099
Security deposits	2,905	1,587
Prepaid rental and recovery income and other liabilities	21,015	15,925
Acquired below market lease intangibles (net of accumulated amortization of $2,073 and $1,011 as of June 30, 2007 and December 31, 2006, respectively)	39,161	21,000
Restricted cash liability (Note 2)	12,992	41,387
Other financings (Note 1)	55,081	47,762
Due to related parties (Note 3)	2,789	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,945,097	1,267,797

Minority interest (Note 1)	287,338	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 443,906,100 and 168,620,150 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	444	169
Additional paid in capital (net of offering costs of $454,114 and $178,012 as of June 30, 2007 and December 31, 2006, of which $433,880 and $159,357 was paid or accrued to affiliates as of June 30, 2007 and December 31, 2006, respectively)	3,970,440	1,504,503
Accumulated distributions in excess of net income (loss)	(95,331)	(41,201)
Accumulated other comprehensive income	3,111	20,470

Total stockholders’ equity	3,878,664	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$6,111,099	3,040,037

See accompanying notes to the consolidated financial statements.

F-3

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$64,556	$18,207	$115,117	$34,022
Tenant recovery income	14,154	2,784	25,704	4,658
Other property income	7,320	120	8,940	152

Total income	86,030	21,111	149,761	38,832
Expenses:
General and administrative expenses to related parties	1,708	656	2,917	1,166
General and administrative expenses to non-related parties	2,771	606	4,671	1,350
Property operating expenses to related parties	3,743	804	6,440	1,480
Property operating expenses to non-related parties	10,396	1,612	17,983	2,688
Real estate taxes	8,580	1,879	15,217	2,954
Depreciation and amortization	36,344	9,129	62,914	16,949
Business manager management fee	3,000	—	4,500	—

Total expenses	66,542	14,686	114,642	26,587

Operating income	$19,488	$6,425	$35,119	12,245

Interest and dividend income	27,251	5,065	37,973	6,873
Other income	413	197	459	615
Interest expense	(21,291)	(5,420)	(38,901)	(9,248)
Equity in earnings of unconsolidated entities	582	2,192	751	2,160
Realized gain (loss) on securities, net	(535)	401	5,153	622

Income before income taxes and minority interest	$25,908	$8,860	$40,554	$13,267

Income tax expense (Note 9)	(399)	(1,662)	(618)	(1,662)
Minority interest	(2,456)	(6,259)	(4,794)	(12,432)

Net income (loss) applicable to common shares	$23,053	$939	$35,142	(827)

See accompanying notes to the consolidated financial statements.

F-4

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain (loss) on investment securities	(17,965)	(2,129)	(17,359)	661

Comprehensive income (loss)	$5,088	$(1,190)	$17,783	$(166)
Net income (loss) available to common shareholders per common share, basic and diluted	$.06	$.02	$.12	$(.03)
Weighted average number of common shares outstanding, basic and diluted	379,010,064	45,930,663	292,778,653	32,781,021

See accompanying notes to the consolidated financial statements.

F-5

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the six month period ended June 30, 2007

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	—	—	—	35,142	—	35,142
Unrealized gain on investment securities	—	—	—	—	(17,359)	(17,359)

Distributions declared	—	—	—	(89,272)	—	(89,272)
Proceeds from offering	270,933,359	271	2,699,382	—	—	2,699,653
Offering costs	—	—	(276,102)	—	—	(276,102)
Proceeds from distribution reinvestment program	4,726,451	4	44,899	—	—	44,903
Shares repurchased	(373,860)	—	(3,458)	—	—	(3,458)
Issuance of stock options and discounts on shares issued to affiliates	—	—	1,216	—	—	1,216

Balance at June 30, 2007	443,906,100	444	3,970,440	(95,331)	3,111	3,878,664

See accompanying notes to the consolidated financial statements.

F-6

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$35,142	$(827)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	41,862	13,220
Amortization	19,961	3,729
Amortization of loan fees	634	170
Amortization on acquired above market leases	1,034	49
Amortization on acquired below market leases	(1,077)	(338)
Amortization of mortgage discount	841	—
Straight-line rental income	(5,532)	(1,490)
Straight-line rental expense	33	33
Other expense (income)	(152)	(615)
Minority interests	4,794	12,432
Equity in earnings of unconsolidated entities	(751)	(2,160)
Discount on shares issued to affiliates	1,216	104
Realized gain on investments in securities, net	(5,153)	(622)
Changes in assets and liabilities:
Accounts and rents receivable	(8,204)	(3,063)
Accounts payable	1,099	(484)
Other assets	(2,497)	(1,380)
Accrued real estate taxes	2,691	1,218
Accrued interest payable	4	49
Prepaid rental and recovery income	3,849	(3,602)
Other liabilities	1,360	144
Deferred income tax liability	113	1,662
Security deposits	115	(3)

Net cash flows provided by operating activities	91,382	18,226

Cash flows from investing activities:
Purchase of investment securities	(203,107)	(106,602)
Sale of investment securities	25,922	7,314
Restricted escrows	(571,534)	6,933
Rental income under master leases	218	40
Acquired in-place lease intangibles	(115,095)	(28,727)
Tenant improvement payable	(1,193)	(63)
Purchase of investment properties	(1,283,820)	(329,539)
Acquired above market leases	(4,508)	(750)
Acquired below market leases	19,238	11,735
Investment in development projects	(29,311)	—
Investment in unconsolidated joint ventures	(148,668)	541
Payment of leasing fees	326	—
Funding of notes receivable	(206,089)	—
Payoff of notes receivable	19,326	—
Other assets	733	(2,111)

Net cash flows used in investing activities	(2,497,562)	(441,229)

See accompanying notes to the consolidated financial statements.

F-7

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	2,699,653	497,519
Proceeds from the dividend reinvestment program	44,903	4,669
Shares repurchased	(3,458)	—
Payment of offering costs	(277,702)	(51,983)
Proceeds from mortgage debt and notes payable	570,525	209,235
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(392)	—
Proceeds from margin securities debt	90,932	44,933
Payment of loan fees and deposits	(5,590)	(4,758)
Distributions paid	(75,490)	(7,357)
Distributions paid – MB REIT	(5,755)	(24,925)
Due from related parties	88	451
Due to related parties	399	196
Proceeds of issuance of preferred shares and common shares – MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	3,017,919	705,024

Net increase in cash and cash equivalents	611,739	282,021
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$914,231	$319,150

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,309,142)	$(403,342)
Tenant improvement liabilities assumed at acquisition	1,007	—
Real estate tax liabilities assumed at acquisition	5,293	608
Security deposit liabilities assumed at acquisition	1,203	313
Assumption of mortgage debt at acquisition	10,500	25,120
Other financings	7,319	47,762

	(1,283,820)	(329,539)

See accompanying notes to the consolidated financial statements.

F-8

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, ,2006
	(unaudited)	(unaudited)

Cash paid for interest	$37,380	$8,972

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$21,881	$2,779

Accrued offering costs payable	$3,789	$1,350

Write off of in-place lease intangibles, net	$1,091	$—

Write off of above market lease intangibles, net	$11	$—

Write off of below market lease intangibles, net	$15	$—

Write off of loan fees	$3	$—

Discount on shares	$1,214	$104

See accompanying notes to the consolidated financial statements.

F-9

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering  (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

F-10

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  MB REIT is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was an asset of $175 and a liability of $283 as of June 30, 2007 and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $458 and $615, which is included in other income for the six months ended June 30, 2007 and June 30, 2006.  The value of the put/call arrangements increased from December 31, 2006 to June 30, 2007 due to the life of the put/call being reduced and rising interest rates.

Utley Residential Company L.P.

Prior to May 18, 2007 the Company had an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity was not consolidated by the Company prior to May 18, 2007 and the equity method of accounting was used to account for this investment.  On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”).  Pursuant to the purchase agreement, Communities purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100.  Pursuant to the purchase agreement, Communities acquired certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place related to Utley’s development business. Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in Inland American Penn.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13,100 of which was paid upon closing. Communities will pay the next $5,000 payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $360,000 to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain

F-11

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

limitations.  Communities will pay the final $5,000 payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $480 million to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date.  We have guaranteed the payment of the first and second $5,000 payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

Lauth Investment Properties, LLC

On June 8, 2007, the Company entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of up to $1,000,000 of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80,400 was made at closing to recapitalize eight stabilized properties to fund certain ongoing development projects.

The remainder of the initial proceeds will be used to fund several development projects that are in various stages of completion.  In addition, the Company anticipates making investments of up to $25,000 per quarter between now and December 31, 2008. The Company’s investment will entitle it to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

LIP is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, LIP; therefore LIP is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company invested $98,000 into LIP.

F-12

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Cobalt Industrial REIT II

On June 29, 2007, the Company entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement the Company has committed to invest, over a thirty-month period through a wholly-owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $125,000 in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that the Company has the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 by its advisor and other investors not including Inland American Cobalt Investors, L.L.C.  Cobalt intends to acquire its properties over a three-year period with the total duration not to exceed eight years plus two one-year extensions, referred to herein as the “Holding Period.”  The Company’s investment will entitle it to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the Advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, the Company will also have the right to dispose of its shares in accordance with the provision of the shareholders agreement.

Cobalt is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, Cobalt.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, no funding has been made by the Company.

D.R. Stephens Institutional Fund, LLC

On April 27, 2007, the Company entered into a joint venture agreement with a venture known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  Under the joint venture agreement the Company will invest, approximately $90,000 representing approximately 90% ownership.  The Company is entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to the joint venture partner.  The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.

The Fund is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, the Fund.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, the Fund is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company had invested $21,139 into the Fund.

F-13

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of June 30, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock. Furthermore, the series A preferred stock grants the Company one seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the three and six months ended June 30, 2006, interest and dividend income were decreased by $267 and $546, respectively, and the equity in earnings of unconsolidated entities was increased $2,192 and $2,160, respectively, unrealized gain (loss) on investment securities was increased by $1,344 and $902, respectively, and net income (loss) applicable to common shares increased by $1,925 and $1,614, respectively.

Insurance Captive

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

F-14

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of our partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.  This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of June 30, 2007.

F-15

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at June 30, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115, the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of June 30, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the six months ended June 30, 2007 and June 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,034 and $49 was applied as a reduction to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.  Amortization pertaining to the below market lease costs of $1,077 and $338 was applied as an increase to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $19,924 and $3,729 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of June 30, 2007, no amount has been allocated to customer relationship value.

F-16

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at June 30, 2007.

Amortization of:	2007	2008	2009	2010	2011	Thereafter
Acquired above market lease costs	$(1,252)	(2,203)	(1,775)	(1,629)	(1,294)	(3,654)

Acquired below market lease costs	1,523	2,583	2,439	2,371	2,313	27,932

Net rental income Increase	$271	380	664	742	1,019	24,278

Acquired in-place lease Intangibles	$27,512	46,884	41,893	37,414	32,103	115,218

Restricted escrows primarily consist of cash held in escrow, of which $575,995 was held for the purchase of Winston Hotels, Inc., lenders’ restricted escrows of $2,801 and earnout escrows of $15,153.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 19% of consolidated rental revenues for the six months ended June 30, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,562,992 and $1,047,064 as of June 30, 2007 and December 31, 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

F-17

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

(3)  Transactions with Related Parties

As of June 30, 2007 and December 31, 2006, the Company had incurred $454,114 and $178,012 of offering costs, respectively, of which $433,880 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of June 30, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $274,523 and $47,537 for the six months ended June 30, 2007 and 2006, of which $3,163 was unpaid as of June 30, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the six months ended June 30, 2007 and 2006, the Company incurred $4,161 and $1,585 of these costs, respectively, of which $2,789 remained unpaid as of June 30, 2007.

F-18

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.  For the six months ended June 30, 2007 and 2006, fees totaled $55 and $12, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the six months ended June 30, 2007 and 2006, the Company paid loan fees totaling $1,164 and $599, respectively, to this related party.  None remained unpaid as of June 30, 2007 and December 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these  purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $4,500 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively, of which $750 remained unpaid as of June 30, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $4,500 taken for the six months ended June 30, 2007.

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is considered part of the purchase price of the company.  The Company incurred fees of $250 and $0 for the six months ended June 30, 2007 and June 30, 2006, of which all remained unpaid as of June 30, 2007.

F-19

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income (as defined), for management and leasing services.  The Company incurred and paid property management fees of $6,440 and $1,480 for the six months ended June 30, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.  None remained unpaid as of June 30, 2007 and December 31, 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 1,959,841 and 110,808 shares to related parties and recognized an expense related to these discounts of $1,214 and $104 for the six months ended June 30, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $978 and $308 during the six months ended June 30, 2007 and 2006, respectively, of which $433 remained unpaid as of June 30, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of June 30, 2007, the Company owed funds to related parties of the Business Manager in the amount of $2,789 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

(4)  Notes Receivable

The Company’s notes receivable balance of $239,915 as of June 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.5000% per annum.  For the six months ended June 30, 2007 and June 30, 2006, the Company recorded interest income from notes receivable of $6,108 and $0, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

(5)  Investment Securities

Investment in securities of $323,885 at June 30, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on June 30, 2007, the Company has accumulated other comprehensive income of $3,111, which includes gross unrealized losses of $11,745. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $158,519 as of June 30, 2007.

F-20

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the six months ended June 30, 2007 and 2006, the Company realized a gain of $5,153 and $622, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the six months ended June 30, 2007 and 2006, the Company recorded write-downs of $868 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the six months ended June 30, 2007 and 2006, dividend income of $8,031 and $1,999, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2007, these rates were equal to a range between 5.57% and 5.82%. Interest expense in the amount of $2,088 and $789 was recognized in interest expense on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the six months ended June 30, 2007 and 2006, the Company issued 2,500 and 17,500 options to its independent directors, respectively.  As of June 30, 2007 and December 31, 2006, there were a total of 20,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.  During the six months ended June 30, 2007 and 2006, the Company recorded $2 and $3, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $218 and $40 during the six months ended June 30, 2007 and 2006, respectively.

F-21

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$240,463	*
2008	251,087
2009	232,837
2010	216,184
2011	200,504
Thereafter	1,265,681

Total	$2,406,756

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

F-22

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the six months ended June 30, 2007 and 2006, ground lease rent was $264 and $107, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$463	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,323

Total	$28,655

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of June 30, 2007 were $1,623,141 and had a weighted average interest rate of 5.37%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $2,562,393 at June 30, 2007 and related tenant leases are pledged as collateral. As of June 30, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

F-23

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,382,600

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of June 30, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,678 and $3,520, net of accumulated amortization, was outstanding at June 30, 2007 and December 31, 2006, respectively.

The Company has purchased a portion of its securities through margin accounts.  As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2007, these rates were equal to a range between 5.57% and 5.82% and the Company had a weighted average interest rate of 5.77%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and $1,662 and deferred income tax expense related to temporary differences of $113 and $1,662 and a current tax liability and income tax expense of $505 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The temporary differences that give rise to the net deferred tax liability at June 30, 2007 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

F-24

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$61,627	$23,079	$25,701	$9,675	$3,172
Straight-line rents	2,991	1,405	840	746	—
Amortization of acquired above and below market leases, net	(62)	(189)	222	(95)	—
Total rentals	$64,556	$24,295	$26,763	$10,326	$3,172

Tenant recoveries	14,154	6,184	7,415	555	—
Other income	7,320	1,966	343	4,759	252
Total revenues	$86,030	$32,445	$34,521	$15,640	$3,424

Operating expenses	$22,719	$9,857	$9,799	$1,376	$1,687

Net property operations	$63,311	$22,588	$24,722	$14,264	$1,737

Depreciation and amortization	$(36,344)
Business manager management fee	$(3,000)
General and administrative	$(4,479)
Interest and other investment income	$27,251
Interest expense	$(21,291)
Income tax expense	$(399)
Other income	$460
Minority interest	$(2,456)

Net income applicable to common shares	$23,053

F-25

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rentals	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	120	8	48	—	64
Total revenues	$21,111	$7,358	$12,737	$497	$519

Operating expenses	4,295	464	3,545	93	193

Net property operations	16,816	6,894	9,192	404	326

Depreciation and amortization	(9,129)
General and administrative	(1,262)
Interest and other investment income	5,065
Interest expense	(5,420)
Income tax expense	(1,662)
Other income	2,790
Minority interest	(6,259)

Net income	$939

F-26

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$109,655	$43,950	$44,270	$17,354	$4,081
Straight-line rents	5,532	2,572	1,479	1,481	—
Amortization of acquired above and below market leases, net	(70)	(391)	463	(142)	—
Total rentals	$115,117	$46,131	$46,212	$18,693	$4,081

Tenant recoveries	25,704	11,187	13,605	912	—
Other income	8,940	3,136	740	4,767	297
Total revenues	$149,761	$60,454	$60,557	$24,372	$4,378

Operating expenses	$39,640	$17,436	$18,109	$2,119	$1,976

Net property operations	$110,121	$43,018	$42,448	$22,253	$2,402

Depreciation and amortization	$(62,914)
Business manager management fee	$(4,500)
General and administrative	$(7,588)
Interest and other investment income	$37,973
Interest expense	$(38,901)
Income tax expense	$(618)
Other income	$6,363
Minority interest	$(4,794)

Net income applicable to common shares	$35,142

Balance Sheet Data:
Real estate assets, net	$3,819,685	$1,273,182	$1,882,314	$526,851	$137,338
Capital expenditures	2,067	1,517	550	—	—
Non-segmented assets	2,289,347	—	—	—	—

Total assets	$6,111,099

F-27

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rentals	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	152	8	78	—	66
Total revenues	$38,832	$14,595	$22,716	$826	$695

Operating expenses	7,122	857	5,924	112	229

Net property operations	31,710	13,738	16,792	714	466

Depreciation and amortization	(16,949)
General and administrative	(2,516)
Interest and other investment income	6,873
Interest expense	(9,248)
Income tax expense	(1,662)
Other income	3,397
Minority interest	(12,432)

Net loss	$(827)

Balance Sheet Data:
Real estate assets, net	$1,186,908	$396,440	$747,293	$23,689	$19,486
Capital expenditures	—	—	—	—	—
Non-segmented assets	1,166,281	—	—	—	—

Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 19% and 28% of the Company’s consolidated rental revenues for the six months ended June 30, 2007 and June 30, 2006, respectively.

F-28

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

(continued)

June 30, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the six months ended June 30, 2007 and the net loss incurred for the six months ended June 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 292,778,653 and 32,781,021 for the six months ended June 30, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,841 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of June 30, 2007, the Company has approximately $5,353 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.326% to 5.765% on approximately $380,603 in principal.

Over the next seven years, the Company is required to fund up to $375,000 into its joint ventures.

F-29

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

(13)  Subsequent Events

The Company paid distributions of $21,881 to its stockholders in July 2007.

The Company issued 29,493,840 shares of common stock and repurchased 136,907 shares of common stock through the Company’s share repurchase program from July 1, 2007 through August 3, 2007, resulting in a total of 473,263,033 shares of common stock outstanding. As of August 3, 2007, subscriptions for a total of 465,512,930 shares were received, resulting in total gross offering proceeds of approximately $4,655,000 and an additional 8,286,276 shares were issued pursuant to the DRP for $78,720 of additional gross proceeds.  On August 1, 2007, the Company commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company has acquired the following properties, excluding our lodging facilities, during the period July 1 to August 3, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
7/12/07	Gravois Dillon II	2004-2007	2,286	11,446	Auto Zone & Jack-in-the-Box
7/24/07	Washington Park Plaza	1974/Redev	43,500	237,980	Best Buy, Joann Fabrics, T.J. Maxx, Bed, Bath & Beyond
7/26/07	11500 Melrose Avenue	2005-2007	8,093	97,766	AIKCo Manufacturing Co.

F-30

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from July 1, 2007 to August 3, 2007, the Company funded earnouts totaling $1,964 at two of the existing properties and the Company’s joint venture partner contributed an earnout of $2,316 into the joint venture..

The mortgage debt financings obtained subsequent to June 30, 2007, are detailed in the list below.

Date Funded	Property	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
7/2/07	Legacy Crossing	5.543%	08/01/17	10,890
7/19/07	Pavilions at Hartman Heritage	5.595%	08/01/17	23,450
7/24/07	Washington Park Plaza *	5.920%	05/01/16	30,600
7/31/07	AT&T – Cleveland	5.813%	08/11/37	29,242

* Assumed at Acquisition

On July 27, 2007, the Company funded $2,785 into the Cobalt joint venture.

On July 30, 2007, the Company funded $19,511 into the LIP joint venture.

On August 2, 2007, the Company purchased a property known as Cityville Oak Park for $34,100.

Winston Hotels, Inc.

On July 1, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), purchased Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), 100% of the outstanding shares of common stock of Winston for $15.00 per share.  In addition, the company purchased the Series B preferred stock of Winston $25.38 per share in cash, plus the accrued and unpaid dividends as of July 1, 2007.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, Winston generally cannot operate hotels.  Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of June 30, 2007, Alliance Hospitality Management, LLC managed thirty-nine of Winston’s forty-nine hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty hotels in which Winston holds a direct or an indirect ownership interest, forty-nine are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

F-31

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Apple Hospitality Five, Inc.

American Orchard Hotels, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”). Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub will be converted into one share of common stock of the surviving entity of the merger. Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by the Company, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709,000.  The Company intends to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The Merger Agreement provides that Apple may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87,500.

The Merger Agreement may be terminated by the Company or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by the Company due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by Apple due to the Company’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, the Company will be required to pay Apple a termination fee of $15,000, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

The Merger Agreement requires the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger. Additionally, the surviving entity of the merger must obtain and maintain, for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries. The terms of the coverage must be not less favorable to the insured persons than the insurance coverage previously maintained by Apple.

F-32

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Both the Company’s board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, (the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.  Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions.  The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

F-33

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on June 30, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties expected to be purchased in the Bradley Portfolio, Wickes Furniture, Washington Park Plaza, Lakeport Commons, Gravois Dillon-Phase III, Inland American Communities, 14th Street - Birmingham, Persis National Portfolio, Penn Park, Streets of Cranberry, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Seven Palms Apartments, McKinney Town Center Outlots, Atlas Cold Storage and the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Penn Park, Lakeport Commons, Streets of Cranberry, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Atlas Cold Storage and the company acquisition of Apple Hospitality Five, Inc. to be probable  under Rules 3-05 and 3-14 of Regulation S-X.

F-34

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	Pro Forma
Assets
Net investment properties (F) (H) (L) (V) (Z)	$3,503,297	649,293	421,784	328,387	4,902,761	393,469	222,566	5,518,796
Assets held for sale	—	—	6,000	5,000	11,000	—	—	11,000
Cash and cash equivalents (M) (S) (W)	914,231	(145,994)	70,527	(21,968)	816,796	64	(621,516)	195,344
Restricted cash (Z)	12,992	—	—	—	12,992	5,559	(565)	17,986
Restricted escrows (M)	593,949	—	—	(575,995)	17,954	—	—	17,954
Investment in marketable securities (O)	323,885	—	—	(12,110)	311,775	—	—	311,775
Investment in unconsolidated joint ventures (R) (Y)	149,620	53,064	3,938	3,973	210,595	—	—	210,595
Accounts and rents receivable, net	28,030	—	2,258	—	30,288	7,017	—	37,305
Notes receivable (K) (U)	239,915	769	15,966	—	256,650	—	—	256,650
Due from related parties	—	—	—	—	—	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(F) (H)	301,024	45,956	—	—	346,980	—	—	346,980
Acquired above market lease intangibles (net of accumulated amortization) (F) (H)	11,807	—	—	—	11,807	—	—	11,807
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (AA)	20,702	(1,744)	—	—	18,958	—	—	18,958
Other assets (J) (P)	11,647	(1,674)	34,579	(5,296)	39,256	435	—	39,691

Total assets	$6,111,099	599,670	555,052	(278,009)	6,987,812	406,544	(399,515)	6,994,841
Liabilities and Stockholders’ Equity
Mortgages and notes payable (F) (U)	1,759,325	237,812	235,721	—	2,232,858	4,715	—	2,237,513
Accounts payable (Z)	4,208	—	26,637	—	30,845	2,329	(15)	33,159
Accrued offering costs	3,789	—	—	—	3,789	—	—	3,789
Accrued interest payable	945	—	—	—	945	—	—	945
Tenant improvement payable	2,481	—	—	—	2,481	—	—	2,481
Accrued real estate taxes	17,019	—	—	—	17,019	—	—	17,019
Distributions payable (T)	21,881	—	1,840	(1,840)	21,881	—	—	21,881
Security deposits	2,905	—	—	—	2,905	—	—	2,905
Prepaid rental income and recovery income and other liabilities (Q)	21,015	—	20,000	(20,000)	21,015	—	—	21,015
Acquired below market lease intangibles (net of accumulated amortization) (F) (H)	39,161	—	—	—	39,161	—	—	39,161
Restricted cash liability	12,992	—	—	—	12,992	—	—	12,992
Other financings	55,081	—	—	—	55,081	—	—	55,081
Due to related parties	2,789	—	—	—	2,789	—	—	2,789
Deferred income tax	1,506	—	—	—	1,506	—	—	1,506

Total liabilities	1,945,097	237,812	284,198	(21,840)	2,445,267	7,044	(15)	2,452,296

F-35

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	Pro Forma

Minority interests	287,338	—	15,503	—	302,841	—	—	302,841
Preferred stock (N) (X)	—	—	37	(37)	—	32,006	(32,006)	—
Common stock (G) (N)	444	39	294	(294)	483	—	—	483
Additional paid-in capital (net of offering costs for pro forma) (G) (N) (X)	3,970,440	361,819	352,713	(352,713)	4,332,259	443,666	(443,666)	4,332,259
Accumulated distributions in excess of net income (I) (N) (X)	(95,331)	—	(97,693)	97,693	(95,331)	(76,172)	76,172	(95,331)
Accumulated other comprehensive income (O)	3,111	—	—	(818)	2,293	—	—	2,293
Total stockholders’ equity	3,878,664	361,858	255,351	(256,169)	4,239,704	399,500	(399,500)	4,239,704
Total liabilities and stockholders’ equity	$6,111,099	599,670	555,052	(278,009)	6,987,812	406,544	(399,515)	6,994,841

See accompanying notes to pro forma consolidated balance sheet.

F-36

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)                       The historical column represents the Company’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)                         The Apple Historical column represents Apple Hospitality Five, Inc.’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(C)                         Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(D)                        The Winston Hotels Historical column represents Winston Hotels Consolidated Balance Sheet as of June 30, 2007.

(E)                          Represents adjustments to record the merger of Winston Hotels.

(F)                          The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$91,961	$74,013
Wickes Furniture	10,486	5,767
Washington Park Plaza	43,500	30,600
Persis National Portfolio	37,474	—
Penn Park	40,000	31,000
Lakeport Commons	55,834	—
Inland American Communities	40,800	—
14th Street - Birmingham	30,000	—
Street of Cranberry	35,400	—
Gravois Dillon-Phase III	2,283	—
Forest Plaza	18,600	—
High Ridge Park I & II	12,400	8,700
Hilton University of Florida Hotel & Convention Center-Gainesville	50,000	—
Encino Canyon Apartments	19,600	—
Atlas Cold Storage	170,670	—
Seven Palms Apartments	29,600
McKinney Town Center Outlots	6,641	—
Villages at Kitty Hawk	—	11,550
AT&T - Cleveland	—	29,242
Pavilions at Hartman Heritage	—	23,450
Lord Salisbury Center	—	12,600
Legacy Crossing	—	10,890
Total	$695,249	237,812

F-37

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties :

Land	$163,992
Building and improvements	485,301
Acquired in-place lease intangibles and customer relationship value	45,956
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$695,249

Allocations are preliminary and subject to change.

(G)                         Additional offering proceeds of $407,986, net of additional offering costs of $46,128 are reflected as received as of June 30, 2007 based on offering proceeds actually received as of September 24, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(H)                        Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant.  The value of the acquired intangibles values will be amortized over the lease term.  Allocations are preliminary and subject to change.

(I)                             No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(J)                            Change in Other assets of $(1,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (F).

(K)                        The pro forma adjustments to notes receivable consist of additional funding on existing installment notes from unrelated parties totaling $769.

(L)                          The $328,387 adjustment represents the purchase of approximately $421,784 of Winston’s real estate assets plus the difference between the historical cost of Winston’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(M)                     The $597,963 adjustment represents the cash paid to Winston for distribution to its shareholders in accordance with the definitive merger agreement including $15.00 per common stock share, $25.38 per share for Series B preferred stock plus accrued dividends and approximately $65,000 in transaction costs, of which approximately $20,000 will be paid to a related party of the Company.

(N)                        Elimination of Winston equity accounts consistent with the purchase method of accounting.

(O)                        Represents the elimination of investments in Winston common and preferred stock (and the related unrealized gain included in accumulated other comprehensive income) owned by the Company that was redeemed as part of the definitive merger agreement.

(P)                          Write off of Winston’s deferred financing and franchise costs which are not assigned any value in the allocation of the merger acquisition cost.

(Q)                        The $(20,000) adjustment represents the elimination of Winston’s termination fee liability in accordance with the definitive merger agreement.

(R)                         Adjustment to Investment in unconsolidated joint ventures consists of additional funding to the Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, and the D.R. Stephens Institutional Fund, LLC joint venture.

F-38

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(S)                          Pro forma cash proceeds of $(145,994) represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through September 24, 2007 less the proforma net acquisition price of investments in real estate and other ventures.

(T)                         Represents accrued dividends that will be paid to Winston shareholders in accordance with the definitive merger agreement.

(U)                        The valuations of the acquired Winston notes receivable and mortgages and notes payable are assumed to be at fair value for purposes of purchase price allocation.  This allocation is preliminary and subject to change.

(V)                         The $222,566 adjustment represents the purchase of approximately $393,469 of Apple’s real estate assets, less real estate assets sold in the amount of $87,500 subsequent to June 30, 2007, plus the difference between the historical cost of Apple’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(W)                    Pro forma cash adjustment of $(621,516) represents cash paid to Apple for distribution to its shareholders in accordance with the definitive merger agreement including $14.05 per common stock unit and transaction costs of approximately $30,000.

(X)                        Elimination of Apple equity accounts consistent with the purchase method of accounting.

(Y)                         The $3,973 adjustment represents the fair value of Winston’s unconsolidated joint ventures.

(Z)                         Elimination of net investment properties, restricted escrows and accounts payable for property sold subsequent to June 30, 2007.

(AA)             Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $(1,744) represents loan fee deposits applied to the mortgage debt financing as described in (F).

F-39

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the company acquisitions of Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for Washington Park Plaza, Persis National Portfolio, Penn Park, Lakeport Commons, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Seven Palms Apartments, Atlas Cold Storage, the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels, the properties expected to be purchased in the Bradley Portfolio, and for properties purchased during the first and second quarters of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons, Streets of Cranberry, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Atlas Cold Storage, Penn Park and the company acquisition of Apple Hospitality Five, Inc. as probable under Rules 3-05 and 3-14 of Regulation S-X.  No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, Gravois Dillon Phase III, McKinney Town Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2007, nor does it purport to represent our future results of operations.

F-40

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels			Apple
		Pro Forma	Hotels	Merger		Apple	Merger
	Historical	Adjustments	Historical	Adjustments		Historical	Adjustments
	(A)	(B)	(E)	(F)	Subtotal	(C)	(D)	Pro Forma
Rental income (H)	$115,117	50,208	—	—	165,325	—	—	165,325
Tenant recovery income	25,704	8,506	—	—	34,210	—	—	34,210
Other property income	8,940	—	—	—	8,940	—	—	8,940
Hotel operating income (Q)	—	7,600	95,422	—	103,022	68,956	(8,331)	163,647

Total income	149,761	66,314	95,422	—	311,497	68,956	(8,331)	372,122

General and administrative expenses (Q)	7,588	—	17,026	—	24,614	1,372	(50)	25,936
Property operating expenses (K)	24,423	13,969	—	—	38,392	—	—	38,392
Hotel operating expense (Q)(S)	—	5,096	80,285	(20,000)	65,381	40,460	(4,852)	100,989
Real estate taxes	15,217	—	—	—	15,217	—	—	15,217
Depreciation and amortization (H) (I) (P)	62,914	22,865	12,372	4,767	102,918	6,811	5,407	115,136
Business manager management fee (G)	4,500	—	—	—	4,500	—	—	4,500

Total expenses	114,642	41,930	109,683	(15,233)	251,022	48,643	505	300,170

Operating income (loss)	35,119	24,384	(14,261)	15,233	60,475	20,313	(8,836)	71,952

Loss on extinguishment of debt	—	—	(3,882)	—	(3,882)	—	—	(3,882)
Loss on sale of note receivable			(5,322)		(5,322)	—		(5,322)
Interest and dividend income (O)	37,973	—	3,061	—	41,034	—	—	41,034
Other income	459	—	—	—	459	—	—	459
Interest expense (L) (M)	(38,901)	(13,288)	(7,449)	—	(59,638)	(203)	—	(59,841)
Preferred share expense (R)	—	—	—	—	—	(31,982)	31,982	—
Equity in earnings of unconsolidated entities	751	—	1,384	—	2,135	—	—	2,135
Fee income from unconsolidated joint ventures	—	—	127	—	127	—	—	127
Realized gain on securities (N)	5,153	—	—	(248)	4,905	—	—	4,905

Income (loss) before income tax and minority interest	40,554	11,096	(26,342)	14,985	40,293	(11,872)	23,146	51,567

Income tax expense	(618)	—	(979)	—	(1,597)	—	—	(1,597)
Minority interest	(4,794)	(49)	1,213	—	(3,630)	—	—	(3,630)

Net income (loss) applicable to common shareholders	$35,142	11,047	(26,108)	14,985	35,066	(11,872)	23,146	46,340

Weighted average number of shares of common stock outstanding, basic and diluted (J)	292,778,653							483,298,380

Net income per share, basic and diluted (J)	.12							.10

See accompanying notes to pro forma consolidated statement of operations.

F-41

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

(A)	The historical information represents the consolidated historical statement of operations of the Company for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(B)

Total pro forma adjustments for acquisitions consummated as of September 24, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, McKinney Town Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio
ProLogis Properties
Shallotte Commons
Six Pines Properties
The Landings at Clear Lake
Gravois Dillon
Fields Apartment Homes
Middleburg Crossing
Penn Park
Encino Canyon Apartments Atlas Cold Storage
Pavilions at Hartman Heritage
Villages at Kitty Hawk
Northwest Marketplace
Lakeport Commons Shopping Center
Citizens Portfolio
Washington Park Plaza
AT&T – Cleveland
Lord Salisbury Center
Persis National Portfolio
Forest Plaza Seven Palms Apartments
Worldgate Plaza
Shops at Riverstone
Schneider Electric
Market at Hamilton
Chesapeake Commons
Crossroads at Chesapeake
Waterford Place at Shadow
Creek Ranch Apartments
High Ridge Park I & II
Hilton University of Florida Hotel & Convention Center-Gainesville

(C)

The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(D)	Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(E)	The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)	Represents adjustments to record the merger of Winston Hotels.

(G)

No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(I)

To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for six months	$17,139
Less: Depreciation recorded by Winston	(12,372)
Depreciation expense adjustment	$4,767

F-42

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(J)          The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(K)      Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the six months ended June 30, 2007, pro forma property operating expenses included management fees of $2,984.

(L)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the six months ended June 30, 2007, the pro forma interest expense included other financing interest expense of $4.

(M)   The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Plaza	10,450	5.6230%	03/11/2012
Northwest Plaza	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/02/2017
Forest Plaza	8,700	5.6200%	05/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017

(N)       Represents the elimination of realized gain on Winston common stock sold by the Company.

(O)       No pro forma adjustment has been made to interest income for the notes receivable additions.

F-43

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2007
(unaudited)

(P)        To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for six months	$12,218
Less: Depreciation recorded by Apple	(6,811)
Depreciation expense adjustment	$5,407

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)      Pro forma adjustments represent operations, distributed proceeds from the sale and reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)       The adjustment of $31,982 represents the elimination of the Series B preferred share expense.  The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)   The adjustment of $(20,000) represents the elimination of Winston’s termination fee expense in accordance with the definitive merger agreement.

F-44

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, Washington Park Plaza, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Persis National Portfolio, Penn Park, Lakeport Commons, Encino Canyon Apartments, Seven Palms Apartments, Atlas Cold Storage, the Company’s acquisition of Apple Hospitality Five, Inc. and Winston Hotels and for properties purchased during 2006 and the first and second quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Lakeport Commons Shopping Center, Streets of Cranberry, High Ridge Park I & II, Forest Plaza, Penn Park, Atlas Cold Storage and the company acquisition of Apple Hospitality Five, Inc. as probable under Rules 3-05 and 3-14 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase III, Inland American Communities, 14th Street-Birmingham, Streets of Cranberry, McKinney Town Center Outlots, or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

F-45

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels			Apple
		Pro Forma	Pro Forma	Hotels	Merger		Apple	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments		Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	Subtotal	(D)	(E)	Pro Forma
Rental income (I)	$98,419	49,251	155,392	—	—	303,062	—	—	303,062
Tenant recovery income	21,547	12,397	31,177	—	—	65,121	—	—	65,121
Other property income	3,236	—	—	—	—	3,236	—	—	3,236
Hotel operating income (Q)	—	—	15,048	165,883	—	180,931	125,369	(14,830)	291,470

Total income	123,202	61,648	201,617	165,883	—	552,350	125,369	(14,830)	662,889

General and administrative expenses (Q)	7,613	—	—	11,343	—	18,956	3,274	(200)	22,030
Business manager management fee (H)	2,400	—	—	—	—	2,400	—	—	2,400
Property operating expenses (L)	20,951	19,834	42,396	—	—	83,181	—	—	83,181
Hotel operating expenses (Q)	—	—	10,090	99,206	—	109,296	75,607	(10,938)	173,965
Real estate taxes	11,840		—	7,016	—	18,856	—	—	18,856
Depreciation and amortization (I) (J) (P)	49,681	25,682	75,684	22,056	12,222	185,325	12,856	11,580	209,761

Total expenses	92,485	45,516	128,170	139,621	12,222	418,014	91,737	442	510,193

Operating income (loss)	30,717	16,132	73,447	26,262	(12,222)	134,336	33,632	(15,272)	152,696

Loss on extinguishment of debt	—	—	—	(3,961)	—	(3,961)	—	—	(3,961)
Interest, dividend and other income (O)	23,289	—	—	8,694	—	31,983	185	—	32,168
Other expense	(28)	—	—	—	—	(28)	241	—	213
Interest expense (M) (N)	(31,553)	(16,909)	(52,282)	(17,553)	—	(118,297)	(292)	—	(118,589)
Equity in earnings of unconsolidated entities	13	—	—	86	—	99	—	—	99
Fee income from unconsolidated joint ventures	—	—		227	—	227	—	—	227
Realized gain on securities	4,096	—	—	—	—	4,096	—	—	4,096

Net income (loss) before income taxes and minority interest	26,534	(777)	21,165	13,755	(12,222)	48,455	33,766	(15,272)	66,949

Income tax expense	(1,393)	—	—	(1,890)	—	(3,283)	—	—	(3,283)
Minority interest	(24,010)	—	(1,326)	(733)	—	(26,069)	—	—	(26,069)

Net income (loss) applicable to common shareholders	$1,131	(777)	19,839	11,132	(12,222)	19,103	33,766	(15,272)	37,597

Weighted average number of shares of common stock outstanding, basic and diluted (K)	68,374,630								483,298,300

Net income per share, basic and diluted (K)	.02								.08

See accompanying notes to pro forma consolidated statement of operations.

F-46

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(A)     The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)       Total pro forma adjustments for expected acquisitions and acquisitions consummated as of September 24, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Shops at Riverstone
Six Pines Properties
Worldgate Plaza
Lakeport Commons
Persis National Portfolio
Pavilions at Hartman Heritage
ProLogis Properties
Waterford Place at Shadow Creek Ranch
Fields Apartment Homes
Penn Park

(C)       Total pro forma adjustments for acquisitions consummated as of September 15, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes – Lake Zurich, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase III, Inland American Communities, Streets of Cranberry, 14th Street-Birmingham, McKinney Town Center Outlots or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments
Canfield Plaza
Shakopee Shopping Center
Ahold Portfolio
Lincoln Mall
Monadnock Marketplace
Thermo Process Systems
Fabyan Randall
State Street Market
Shallotte Commons
Northwest Plaza
Gravois Dillon
Forest Plaza
Hilton University of Florida Hotel and Convention Center-Gainesville
The Market at Hilliard
Dulles Executive Plaza
IDS Center
Bradley Portfolio
Lincoln Village
Chesapeake Commons
Crossroads at Chesapeake Commons
Market at Hamilton
The Landings at Clear Lake
AT&T – Cleveland
Villages of Kitty Hawk
Middleburg Crossing
High Ridge Park I & II
Atlas Cold Storage
Washington Mutual
Hyde Park Stop N Shop
Lakewood Mall
New Quest Portfolio
(properties purchased in 2006)
Buckhorn Plaza
AT&T – St. Louis
Schneider Electric
C & S Portfolio
Citizens Portfolio
Washington Park Plaza
Lord Salisbury Center
Encino Canyon Apartments
Seven Palms Apartments

(D)      The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)        Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(F)        The historical information represents Winston Hotel’s consolidated historical statement of operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(G)       Represents adjustments to record the merger of Winston Hotels.

(H)      No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

F-47

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(I)           Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(J)          To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for twelve months	$34,278
Less: Depreciation recorded by Winston	(22,056)
Depreciation expense adjustment	$12,222

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(K)      The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(L)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $11,827.

(M)   IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(N)      The pro forma adjustments relating to interest expense were based on the following debt terms:

F-48

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Shopping Center	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles Executive Plaza	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2007
Forest Plaza	8,700	5.6200%	05/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017

(O)      No pro forma adjustment has been made to interest income for the notes receivable additions.

F-49

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(P)        To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for twelve months	$24,436
Less: Depreciation recorded by Apple	(12,856)
Depreciation expense adjustment	$11,580

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)      Pro forma adjustments represent operations and the reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

F-50

Report of Management
on Internal Control over Financial Reporting

March 7, 2007

To the Shareholders
Apple Hospitality Five, Inc.

Management of Apple Hospitality Five, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. As defined by the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles.

The Company’s internal control over financial reporting is supported by written policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the Company’s transactions and dispositions of the Company’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in accordance with generally accepted accounting principles, and the receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the preparation of the Company’s annual consolidated financial statements, management has undertaken an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO Framework). Management’s assessment included an evaluation of the design of the Company’s internal control over financial reporting and testing of the operational effectiveness of those controls.

Based on this assessment, management has concluded that as of December 31, 2006, the Company’s internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Ernst & Young LLP, the independent registered public accounting firm that audited the Company’s consolidated financial statements included in this report, has issued an attestation report on management’s assessment of internal control over financial reporting, a copy of which appears on the next page of this annual report.

/s/ GLADE M. KNIGHT	/s/ BRYAN PEERY
Glade M. Knight Chairman and Chief Executive Officer	Bryan Peery Chief Financial Officer (Principal Accounting Officer)

F-51

Report of Independent Registered Public Accounting Firm
on Internal Control over Financial Reporting

The Board of Directors and Shareholders
Apple Hospitality Five, Inc.

We have audited management’s assessment, included in the accompanying “Report of Management on Internal Control over Financial Reporting”, that Apple Hospitality Five, Inc. maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Apple Hospitality Five, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Apple Hospitality Five, Inc. maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Apple Hospitality Five, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Apple Hospitality Five, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2006 and our report dated March 7, 2007, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Richmond, Virginia
March 7, 2007

F-52

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Apple Hospitality Five, Inc.

We have audited the accompanying consolidated balance sheets of Apple Hospitality Five, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index of Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Apple Hospitality Five, Inc.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 7, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
March 7, 2007

F-53

Apple Hospitality Five, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2006	December 31, 2005

ASSETS
Investment in hotels, net of accumulated depreciation of $36,688 and $23,934, respectively	$398,461	$401,732
Cash and cash equivalents	747	1,082
Restricted cash-furniture, fixtures and other escrows	4,423	4,277
Due from third party managers, net	4,021	3,157
Other assets, net	156	3,199

TOTAL ASSETS	$407,808	$413,447

LIABILITIES
Notes payable-secured	$4,497	$4,575
Accounts payable and accrued expenses	3,295	1,986

TOTAL LIABILITIES	7,792	6,561
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	443,553	443,722
Distributions greater than net income	(43,561)	(36,860)

TOTAL SHAREHOLDERS’ EQUITY	400,016	406,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$407,808	$413,447

See notes to consolidated financial statements.

F-54

Apple Hospitality Five, Inc.

Consolidated Statements of Operations
(in thousands, except per share data)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
Revenues:
Suite revenue	$117,470	$102,329	$83,588
Other revenue	7,899	7,084	6,672

Total revenue	125,369	109,413	90,260

Expenses:
Operating expense	29,322	27,797	23,533
Hotel administrative expense	10,464	9,575	7,884
Sales and marketing	8,570	7,434	6,263
Utilities	5,441	5,051	3,942
Repair & maintenance	5,515	5,081	4,268
Franchise fees	2,616	1,835	1,325
Management fees	5,579	4,657	3,711
Taxes, insurance and other	8,100	6,970	6,095
General and administrative	3,274	2,807	2,086
Depreciation expense	12,856	11,187	9,452

Total expenses	91,737	82,394	68,559

Operating income	33,632	27,019	21,701
Other	241	—	—
Interest income	185	524	825
Interest expense	(292)	(397)	(404)

Net income	$33,766	$27,146	$22,122

Basic and diluted income per common share	$0.75	$0.60	$0.50

Weighted average shares outstanding—basic and diluted	45,100	45,198	44,524
Distributions declared per common share	$0.90	$0.88	$0.88

See notes to consolidated financial statements.

F-55

Apple Hospitality Five, Inc.

Consolidated Statements of Shareholders’ Equity
(in thousands)

	Common Stock		Class B Convertible Stock		Distributions	Total
	Number of Shares	Amount	Number of Shares	Amount	Greater than Net income	Shareholders’ Equity

Balance at January 1, 2004	36,300	$355,989	240	$24	$(7,419)	$348,594

Net proceeds from the sale of common shares	9,372	92,514	—	—	—	92,514
Common shares issued through reinvestment of distributions	523	5,755				5,755
Common shares redeemed	(775)	(8,433)	—	—	—	(8,433)
Net income	—	—	—	—	22,122	22,122
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(38,928)	(38,928)

Balance at December 31, 2004	45,420	445,825	240	24	(24,225)	421,624

Common shares issued through reinvestment of distributions	1,060	11,645	—	—	—	11,645
Common shares redeemed	(1,253)	(13,748)	—	—	—	(13,748)
Net income	—	—	—	—	27,146	27,146
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(39,781)	(39,781)

Balance at December 31, 2005	45,227	443,722	240	24	(36,860)	406,886

Common shares issued through reinvestment of distributions	1,147	12,614	—	—	—	12,614
Common shares redeemed	(1,171)	(12,840)	—	—	—	(12,840)
Stock options granted	—	57	—	—	—	57
Net income	—	—	—	—	33,766	33,766
Cash distributions declared to shareholders ($.90 per share)	—	—	—	—	(40,467)	(40,467)

Balance at December 31, 2006	45,203	$443,553	240	$24	$(43,561)	$400,016

See notes to consolidated financial statements.

F-56

Apple Hospitality Five, Inc.

Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004

Cash flow provided by operating activities:
Net income	$33,766	$27,146	$22,122
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	12,856	11,187	9,452
Stock option expense	57	—	—
Other non-operating income	(241)	—	—
Changes in operating assets and liabilities, net of amounts acquired/assumed:
Due from third party manager	(864)	(393)	(747)
Debt service and other escrows	47	15	37
Other assets	79	(432)	(110)
Accrued expenses	1,308	981	201
Net cash provided by operating activities	47,008	38,504	30,955

Cash flow used in investing activities:
Cash paid in acquisition of hotels	—	(28,983)	(65,175)
Proceeds from sale of airplane	2,852	—	—
Decrease in cash paid for future acquisitions	—	846	322
Capital improvements	(9,231)	(6,542)	(1,043)
Net decrease (increase) in cash restricted for property improvements	(193)	582	(1,097)
Net cash used in investing activities	(6,572)	(34,097)	(66,993)
Cash flow from (used in) financing activities
Net proceeds from issuance of common stock	12,614	11,645	98,269
Redemptions of common stock	(12,840)	(13,748)	(8,433)
Repayment of secured notes payable	(78)	(71)	(60)
Cash distributions paid to shareholders	(40,467)	(39,781)	(38,928)
Net cash provided by (used in) financing activities	(40,771)	(41,955)	50,848
Increase (decrease) in cash and cash equivalents	(335)	(37,548)	14,810
Cash and cash equivalents, beginning of period	1,082	38,630	23,820
Cash and cash equivalents, end of period	$747	$1,082	$38,630
Supplemental information:
Interest paid	$577	$397	$370

See notes to consolidated financial statements.

F-57

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”) is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its best-efforts offering commencing on January 3, 2003. The offering concluded on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The Company owns 28 hotels and is operated as and has annually elected to be taxed as a real estate investment trust (“REIT”). The REIT Modernization Act, effective January 1, 2001, permits a REIT to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed wholly-owned taxable REIT subsidiaries, and has leased all of its hotels to these subsidiaries (collectively, the “Lessee”).

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Investment in Hotels and Related Depreciation

The hotels are stated at cost, net of depreciation, and include real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”) (a related party owned by Glade M. Knight, Chairman of the Company). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, 10 years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income for the years ended December 31, 2006, 2005 and 2004 other than net income.

F-58

Notes to Consolidated Financial Statements—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no potential common shares with a dilutive effect at December 31, 2006, 2005 and 2004; therefore, basic and diluted earnings per share were equal for the periods presented. Series B convertible preferred shares are not included in earnings per common share calculations until such time the Series B convertible preferred shares are converted to common shares (see Note 4).

Federal Income Taxes

As a REIT, the Company receives a deduction for its distributions to shareholders and is required to distribute 90% of its earnings and profits. Earnings and profits will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. The Company’s distributions are taxable to its shareholders to the extent the distribution is characterized as ordinary income. The characterization of 2006 distributions of $0.90 per share for tax purposes was 95% ordinary income and 5% return of capital and 2005 distributions of $0.88 per share for tax purposes was 71% ordinary income and 29% return of capital (unaudited).

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a financial reporting and taxable loss for the years ended December 31, 2006, 2005 and 2004 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. The total net operating loss carry-forward for federal income tax purposes was approximately $8.9 million at December 31, 2006 and $6.9 million at December 31, 2005. The net operating losses expire beginning in 2023. There are no material differences between the book and tax basis of the Company’s assets.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Stock Incentive Plans

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation and elected the modified prospective transition method. Accordingly, no prior year amounts have been restated. Statement 123 (R) supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees, (elected by the Company prior to 2006), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123 (R) is similar to the approach described in Statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During 2006 approximately 60,000 directors’ stock options were issued and share based expense of approximately $57,000 was recorded.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

F-59

Notes to Consolidated Financial Statements—(Continued)

Summary of Significant Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is currently evaluating the impact, if any, of this interpretation.

Note 2

Investments in Hotels

At December 31, 2006, the Company owned 28 hotels which were acquired during 2005, 2004 and 2003. Twenty-two of the hotels are Marriott brands of which 11 are Residence Inn by Marriott, nine of the hotels are Courtyard by Marriott, one hotel is a Marriott Suites and one hotel is a SpringHill Suites. The other six are Hilton brand hotels of which four are Homewood Suites by Hilton and two are Hilton Garden Inns. The hotels are located in fifteen states.

Investment in hotels consisted of the following at December 31 (in thousands):

	2006	2005

Land	$76,798	$76,798

Building and Improvements	333,737	328,244

Furniture, Fixtures and Equipment	24,614	20,624
	435,149	425,666

Less Accumulated Depreciation	(36,688)	(23,934)

Investments in Hotels, net	$398,461	$401,732

F-60

Notes to Consolidated Financial Statements—(Continued)

Acquisitions

As of December 31, 2006, the Company owned the following 28 hotels:

City	State	Franchise/Brand	Date Acquired	Gross Purchase Price	# of Guestrooms

Tucson	Arizona	Courtyard	October 2003	$12,500,000	153

Tucson	Arizona	Residence Inn	December 2004	12,000,000	120
Cypress	California	Residence Inn	May 2003	19,000,000	155
Colorado Springs	Colorado	Homewood Suites	February 2003	12,300,000	127
Danbury	Connecticut	SpringHill Suites	August 2003	11,500,000	106
Tampa	Florida	Hilton Garden Inn	September 2003	12,250,000	95
Baton Rouge	Louisiana	Homewood Suites	February 2003	7,000,000	115
Las Vegas	Nevada	Marriott Suites	October 2003	42,500,000	278
Lebanon	New Jersey	Courtyard	August 2003	15,000,000	125
Cranbury	New Jersey	Residence Inn	May 2003	11,000,000	108
Somerset	New Jersey	Residence Inn	May 2003	13,000,000	108
Albuquerque	New Mexico	Homewood Suites	February 2003	12,900,000	151
Westbury	New York	Hilton Garden Inn	December 2003	19,000,000	140
Hauppauge	New York	Residence Inn	May 2003	18,500,000	100
Solon	Ohio	Homewood Suites	September 2003	10,050,000	86
Nashville	Tennessee	Residence Inn	June 2003	8,800,000	168
Addison	Texas	Courtyard	October 2003	15,600,000	176
Harlingen	Texas	Courtyard	October 2003	10,000,000	114
Houston	Texas	Courtyard	October 2003	15,000,000	153
Houston	Texas	Courtyard	August 2004	11,000,000	100
Houston	Texas	Residence Inn	August 2004	13,200,000	120
Fort Worth	Texas	Courtyard	March 2004	10,500,000	92
Brownsville	Texas	Residence Inn	October 2003	11,300,000	102
Dallas Fort Worth	Texas	Residence Inn	October 2003	11,000,000	100
Houston Westchase	Texas	Residence Inn	January 2003	14,300,000	120
Park Central	Texas	Residence Inn	October 2003	13,900,000	139
Merrifield	Virginia	Courtyard	August 2005	27,925,000	206
Federal Way	Washington	Courtyard	September 2004	16,900,000	160
				$407,925,000	3,717

Substantially all of the purchase price for all of the hotels was funded by the Company’s best efforts offering of Units. The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements.

No goodwill or intangible assets were recorded in connection with any of the acquisitions.

Note 3

Notes Payable and Credit Agreements

In conjunction with the acquisition of eight operating hotels in October 2003, the Company assumed debt with the Harlingen hotel in the approximate amount of $4,850,000 which is secured by a first mortgage on the hotel. The loan matures on June 1, 2011. As of December 31, 2006, the outstanding principal balance for this loan was approximately $4.5 million. The annual interest rate is 8.5% and payments of principal and interest are

F-61

Notes to Consolidated Financial Statements—(Continued)

due in monthly installments. The amount due each month is $39,053. The loan is amortized for a period of twenty-five years and a balloon payment in the amount of $4.1 million is due on June 1, 2011. At the request of the lender, the Company formed new subsidiaries to serve as the owner and lessee for this hotel, and caused these subsidiaries to be “special purpose entities.” To qualify as special purpose entities, these subsidiaries have organizational documents that impose certain requirements on them while the loan is outstanding. In particular, these subsidiaries must maintain separate legal identities and must limit their activities to dealing with the hotel that secures the loan.

The aggregate amounts of principal payable under the Company’s promissory note, for the five years subsequent to December 31, 2006 are as follows (in thousands):

2007	$84

2008	91

2009	100

2010	109

2011	4,113
$4,497

In January 2006, the Company entered into a $10 million revolving line of credit (one-year maturity). The line bears interest based on LIBOR or the prime lending rate and is used for working capital needs. The line of credit was renewed in January 2007 for an additional year.

Note 4

Shareholders’ Equity

The Company registered its Units (each Unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-100044) filed with the Securities and Exchange Commission on December 3, 2002. The Company began its best-efforts offering of its Units, no par value, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter was David Lerner Associates, Inc. All of the Units were sold for the Company’s account. The Company concluded its best efforts offering on March 18, 2004.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares have no distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding, which are owned by the Company’s Chairman and Chief Executive Officer. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon liquidation of the Company, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However, the priority liquidation payment to the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A

F-62

Notes to Consolidated Financial Statements—(Continued)

preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company’s assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or (2) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into 12.11423 Units. No additional consideration is due upon the conversion of the Series B convertible preferred shares. If the Company terminates or fails to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

Expense related to the issuance of the 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. The beneficial conversion feature at December 31, 2005, assuming a conversion event had occurred, would be approximately 2.9 million common shares, which based upon the sales price of the Company’s shares at $11 per share would result in approximately $32 million of expense.

During the first quarter of 2004, the Company instituted a dividend reinvestment plan. The purpose of the plan is to provide the Company’s shareholders with a convenient and inexpensive way to increase their investment in the Company by reinvesting their dividends to purchase additional Units. As of December 31, 2006, 2.7 million Units have been reinvested representing $30.0 million in proceeds to the Company through the plan. During 2006, 1.1 million Units were reinvested, representing $12.6 million in proceeds to the Company.

The Company has instituted a share redemption program to provide its shareholders who have held their Units for at least one year with the benefit of limited interim liquidity, by presenting for redemption all or any portion of their Units at any time and in accordance with certain procedures. Once this time limitation has been met, the Company may, subject to certain conditions and limitations, redeem the Units presented for redemption for cash, to the extent that the Company has sufficient funds available to fund the redemption. If Units are held for the required one-year period, the Units may be redeemed for a purchase price equal to the lesser of: (1) $11.00 per unit; or (2) the purchase price per Unit that was actually paid for the Units. The board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period, reject any request for redemption, change the purchase price for redemptions or otherwise amend the terms of, suspend, or terminate the share redemption program. Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. As of December 31, 2006, the Company has redeemed $35.0 million representing 3.2 million Units. During 2006, the Company redeemed $12.8 million, representing 1.2 million Units.

The Company’s articles of incorporation authorize issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred

F-63

Notes to Consolidated Financial Statements—(Continued)

shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Note 5

Stock Incentive Plans

On January 2, 2003, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby directors, who are not employees of the Company or affiliates, automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of 4,761,905 Units. This plan currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of Units authorized under the Directors Plan is currently 781,364. The options expire 10 years from the date of grant.

On January 2, 2003, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. The maximum number of Units that can be issued under the Incentive Plan is 1,927,045. As of December 31, 2006, no options have been issued under the plan.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In 2006, 2005 and 2004 the Company granted 59,590, 50,715 and 36,388 options to purchase shares under the Directors Plan and granted no options under the Incentive Plan. All options vested on the date of issuance. Activity in the Company’s share option plan during 2006, 2005 and 2004 is summarized in the following table:

	2006	2005	2004

Outstanding, beginning of year:	121,343	70,628	34,240

Granted	59,590	50,715	36,388

Exercised	—	—	—

Expired or canceled	—	—	—

Outstanding, end of year:	180,933	121,343	70,628

Exercisable, end of year:	180,933	121,343	70,628

The weighted-average exercise price:	$11.00	$11.00	$11.00

F-64

Notes to Consolidated Financial Statements—(Continued)

Beginning January 1, 2006, the Company adopted FASB Statement 123 (R) under the modified prospective transition method and recorded $57,000 of stock based expense for the 59,590 options issued.

Prior to January 1, 2006, the Company used the intrinsic value method, as defined by APB 25, to account for stock-based compensation. This method required compensation expense to be recognized for the excess of the quoted market price of the stock at the grant date or the measurement date over the amount an employee must pay to acquire the stock.

Note 6

Management Agreements

Except for nine Marriott brand hotels that are managed by Western International, Inc. (“Western”), the Company’s Marriott brand hotels are subject to management agreements under which Marriott or its affiliates (the “Manager”) manages the hotels and provides access to the Company to Marriott’s intellectual property and proprietary sales and reservation system, generally for an initial term of 30 years with renewal terms at the option of the Manager and the Company of up to an additional 30 years. The agreements generally provide for payment of base management fees, which are calculated annually and are a percentage of sales, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements have termination provisions for the Company if certain operating results are not achieved. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $701 thousand, $332 thousand and $425 thousand in incentive management fees.

Western manages five of the Company’s Residence Inn hotels and four of the Company’s Courtyard by Marriott hotels. These hotels are given access to Marriott’s intellectual property and proprietary sales and reservation system under franchise agreements with Marriott. Western manages day-to-day operations of these hotels and charges management fees for this function, which are calculated as a percent of revenue. Each hotel is also subject to incentive management fees, if certain levels of operating profit are reached. For the year ended December 31, 2006, the Company incurred $41,000 in incentive management fees. In 2005 and 2004, the Company did not incur incentive management fees. These management agreements are for a term of five years and include a provision for early termination if certain results and conditions are not met.

Hilton, or one of its affiliates, manages day-to-day operations of the Company’s Homewood Suites and Hilton Garden Inn hotels. Hilton charges fees for this function, which are calculated as a percentage of revenue. Hilton also charges a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system. The terms of these management agreements and franchise agreements range from 15 to 20 years.

During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $8.2 million, $6.5 million and $5.0 million associated with these agreements.

Note 7

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has contracted with ASRG to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. These acquisition fees are capitalized as part of the purchase price of the hotels. There were

F-65

Notes to Consolidated Financial Statements—(Continued)

no acquisitions or dispositions during 2006; therefore, there were no costs incurred with ASRG during 2006. Total payments to date to ASRG for services under the terms of this contract were approximately $8.2 million, which have been capitalized as a part of the purchase price of the hotels.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”), which in turn subcontracts with Apple Suites Advisors, Inc. (“ASA”), a subsidiary of Apple Hospitality Two, Inc., to advise and provide day-to-day management services for the Company and due-diligence services on acquisitions. In accordance with the contract, the Company pays AFA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. AFA in turn pays that total amount to ASA. For the years ended December 31, 2006, 2005 and 2004 , the Company incurred and paid advisory and other reimbursable expenses of approximately $2.4 million, $1.7 million and $1.0 million under this agreement. These amounts are included in general and administrative expense.

AFA and ASRG are 100% owned by Mr. Glade M. Knight, the Company’s Chairman. ASA is a wholly-owned subsidiary of Apple Hospitality Two, Inc. Mr. Knight also serves as the Chairman and CEO of Apple Hospitality Two, Inc., a hospitality REIT, Apple REIT Six, Inc., a diversified REIT and Apple REIT Seven, Inc., a diversified REIT. The Company’s Board of Directors has members that are also on the Board of Directors of Apple Hospitality Two, Inc., Apple REIT Six, Inc., or Apple REIT Seven, Inc.

Note 8

Pro Forma Information (Unaudited)

The following unaudited pro forma information for the year ended December 31, 2004 is presented as if the hotel acquisitions occurred on January 1, 2004. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2004, nor does it purport to represent the results of operations for future periods.

(In thousands, except per share data)	Year ended December 31, 2004

Hotel revenues	$94,987

Net income	$23,341

Net income per share basic and diluted	$0.52

The pro forma information reflects adjustments for actual revenues and expenses of the 5 hotels acquired in 2004 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; (2) advisory expenses have been adjusted based on the Company’s contractual arrangements; and (3) common stock raised during 2004 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2004.

Note 9

Other Assets

On May 17, 2006, the Company sold its Lear jet for approximately $2.9 million. The disposal resulted in a gain of approximately $241,000.

Note 10

Subsequent Events

During January 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

F-66

Notes to Consolidated Financial Statements—(Continued)

During February 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

During January 2007, the Company redeemed 322,563 Units representing approximately $3.5 million, under its Share Redemption Program.

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Apple Hospitality Two, Inc. entered into a definitive merger agreement in February 2007 with an unrelated third party. The transaction is subject to numerous due diligence items and shareholder approval. If the merger is completed as anticipated during the second quarter of 2007, the Company would become self-advised. By becoming self-advised the Company plans on terminating its advisory agreement with AFA and ASRG and retaining the employees it currently utilizes through its relationship with Apple Hospitality Two, Inc. The Company would incur no incremental cost by retaining the employees, the Company would eliminate its annual advisory fee (approximately $1.2 million in 2006) and eliminate a potential fee of 2% per transaction on the sale of any properties. The termination does trigger dividend and voting rights for the Series B convertible preferred shares, which requires the Company to record the value of those shares at the time of termination. The Company is currently analyzing the amount of this expense and does anticipate it to be a material item.

F-67

APPLE HOSPITALITY FIVE, INC.

FORM 10-Q

INDEX

Page Number

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

	Consolidated Balance Sheets - June 30, 2007 and December 31, 2006	F-69

	Consolidated Statements of Operations - Three and six months ended June 30, 2007 and Three and six months ended June 30, 2006	F-70

	Consolidated Statements of Cash Flows - Six months ended June 30, 2007 and Six months ended June 30, 2006	F-71

	Notes to Consolidated Financial Statements	F-72

F-68

Apple Hospitality Five, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	June 30, 2007	December 31, 2006
ASSETS
Investment in hotels, net of accumulated depreciation of $43,499 and $36,688, respectively	$393,469	$398,461
Cash and cash equivalents	64	747
Restricted cash-furniture, fixtures and other escrows	5,559	4,423
Due from third party managers, net	7,017	4,021
Other assets, net	435	156
TOTAL ASSETS	$406,544	$407,808
LIABILITIES
Notes payable	$4,715	$4,497
Accounts payable and accrued expenses	2,329	3,295
TOTAL LIABILITIES	7,044	7,792
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	32,006	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	443,666	443,553
Distributions greater than net income	(76,172)	(43,561)
TOTAL SHAREHOLDERS’ EQUITY	399,500	400,016
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$406,544	$407,808

See notes to consolidated financial statements.

F-69

Apple Hospitality Five, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
Revenues:
Suite revenue	$32,627	$30,909	$64,109	$60,574
Other revenue	2,086	1,998	4,316	3,970
Reimbursed expenses	531	—	531	—
Total revenue	35,244	32,907	68,956	64,544
Expenses:
Operating expense	7,768	7,485	15,207	14,731
Hotel administrative expense	2,704	2,632	5,364	5,199
Sales and marketing	2,304	2,249	4,431	4,295
Utilities	1,229	1,244	2,591	2,556
Repair & maintenance	1,481	1,388	2,832	2,685
Franchise fees	761	678	1,475	1,352
Management fees	1,810	1,475	3,827	3,168
Taxes, insurance and other	2,167	1,953	4,043	3,968
Reimbursed expenses	531	—	531	—
General and administrative	577	927	1,372	1,584
Transaction advisory expense	159	—	159	—
Depreciation expense	3,420	3,181	6,811	6,293
Total expenses	24,911	23,212	48,643	45,831
Operating income	10,333	9,695	20,313	18,713
Series B convertible preferred share expense	(31,982)	—	(31,982)	—
Other	—	241	—	241
Interest expense, net	(106)	(138)	(203)	(308)
Net income (loss)	(21,755)	9,798	(11,872)	18,646
Preferred stock dividends	220	—	220	—
Net income (loss) applicable to common shareholders	$(21,975)	$9,798	$(12,092)	$18,646
Basic and diluted income per common share applicable to common shareholders	$(0.49)	$0.22	$(0.27)	$0.41
Weighted average shares outstanding - basic and diluted	45,111	45,087	45,115	45,092
Distributions declared per common share	$0.23	$0.22	$0.45	$0.44

See notes to consolidated financial statements.

F-70

Apple Hospitality Five, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six months ended June 30, 2007	Six months ended June 30, 2006
Cash flow from operating activities:
Net income (loss)	$(11,872)	$18,646
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,811	6,293
Series B convertible preferred share expense	31,982	—
Stock option expense	48	57
Other non-operating income	—	(241)
Changes in operating assets and liabilities:
Due from third party managers	(2,996)	(3,144)
Debt service and other escrows	54	97
Other assets	(279)	(282)
Accrued expenses	(714)	(316)
Net cash from operating activities	23,034	21,110
Cash flow used in investing activities:
Proceeds from sale of airplane	—	2,852
Capital improvements	(2,071)	(3,980)
Net decrease in cash restricted for property improvements	(1,190)	(816)
Net cash used in investing activities	(3,261)	(1,944)
Cash flow used in financing activities:
Net proceeds from issuance of common stock	7,218	5,796
Redemptions of common stock	(7,154)	(6,466)
Repayment of secured notes payable	(42)	(39)
Net proceeds from line of credit	260	1,300
Cash distributions paid to shareholders	(20,738)	(19,949)
Net cash used in financing activities	(20,456)	(19,358)
Decrease in cash and cash equivalents	(683)	(192)
Cash and cash equivalents, beginning of period	747	1,082
Cash and cash equivalents, end of period	$64	$890

See notes to consolidated financial statements.

F-71

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited consolidated financial statements contained in the Company’s December 31, 2006 Annual Report on Form 10-K. Operating results for the three and six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Organization

Apple Hospitality Five, Inc. (the “Company”), a Virginia corporation, was formed on September 20, 2002, and its first investor closing was on January 3, 2003. The Company completed its best-efforts offering on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Income Taxes

Effective January 1, 2007, the Company adopted FASB (“Financial Accounting Standards Board”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. This interpretation did not have a material impact on the Company’s results of operations or statement of financial position.

Earnings Per Common Share

In May 2007 due to the termination by the Company of its advisory agreements with Apple Five Advisors, Inc. and Apple Suites Realty Group, the dividend rights, on an as converted basis, of the Series B convertible preferred shares were triggered. As a result, beginning in June 2007, the Series B convertible shares will receive dividends on an as converted basis when distributions are made to common shareholders. For basic earnings per share purposes, net income or loss applicable to common shareholders is divided by the weighted average number of shares outstanding during the period. For diluted earnings per share purposes, net income or loss available to common shareholders is divided by the weighted average number of shares outstanding after giving effect to all potential common shares that were dilutive and outstanding for the period. Because of the net loss applicable to common shareholders for the three and six months ended June 30, 2007, the impact of the Series B convertible preferred shares on an as converted basis had an anti-dilutive affect and therefore are not included in the weighted average shares outstanding for the three and six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Note 2

Notes payable

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

F-72

Note 3

Shareholders’ Equity

The Company has a Unit Redemption Program to provide limited interim liquidity to its shareholders. Redemption of Units, when requested, is made quarterly on a first-come, first-served basis. Shareholders may request redemption of Units for a purchase price equal to the lesser of: (1) the purchase price per Unit that the shareholder actually paid for the Unit; or (2) $11.00 per Unit. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. During the six months ended June 30, 2007, the Company redeemed 652,738 Units in the amount of $7.2 million under the program.

During 2004, the Company instituted a dividend reinvestment plan to its shareholders. The plan provides a convenient and cost effective way to increase shareholder investment in the Company by reinvesting dividends to purchase additional Units of the Company. The uses of the proceeds from this plan may include purchasing Units under the Company’s Unit Redemption Program, enhancing properties, satisfying financing obligations and other expenses, increasing working capital, funding various corporate operations, and acquiring hotels. The Company has registered 7 million shares for potential issuance under the plan. During the six months ended June 30, 2007, 656,206 Units were issued under the plan representing approximately $7.2 million.

The Company’s termination of its advisory agreements with affiliates, Apple Five Advisors, Inc. and Apple Suites Realty Group, in May 2007, triggered dividend and voting rights for the Company’s Series B preferred shares on an as converted basis. In conjunction with this event, the Company recorded a non-cash charge of $32.0 million to reflect the estimated fair market value of these shares. Dividends were paid to the Series B shareholders in June 2007.

Note 4

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

On May 24, 2007, the Company became self-advised as it terminated its advisory agreement with Apple Five Advisors, Inc. (“AFA”) and terminated its brokerage agreement with Apple Suites Realty Group, Inc. (“ASRG”). AFA and ASRG had been utilizing employees of an affiliated company Apple Hospitality Two, Inc. to provide the advisory and other services. On May 23, 2007, Apple Hospitality Two, Inc. completed a merger with an unrelated third party and was no longer able to provide these services. As a result, the Company retained the employees that had been providing these services and became self advised. The Company eliminated its annual advisory fee paid to AFA of approximately $1.2 million and eliminated a potential fee of 2% per transaction on the sale or purchase of any properties. During the six months ended June 30, 2007 and 2006 until this agreement was terminated, the Company incurred advisory and other reimbursable expenses of approximately $0.6 million and $1.0 million. The termination of this advisory agreement in May 2007 triggered dividend and voting rights for the Company’s Series B convertible preferred shares on an as converted basis, and the Company recorded a non-cash charge of $32.0 million in the second quarter of 2007.

Effective May 24, 2007, through a wholly-owned subsidiary, Apple Fund Management, LLC, the Company now provides support services to Apple Suites Realty Group, Inc. (“ASRG”), Apple Six Advisors, Inc. (“A6A”), Apple REIT Six, Inc., Apple Seven Advisors, Inc. (“A7A”), Apple REIT Seven, Inc., Apple Eight Advisors, Inc. (“A8A”), and Apple REIT Eight, Inc. A6A provides day to day advisory and real estate due diligence services to Apple REIT Six, Inc. A7A provides day to day advisory and real estate due diligence services to Apple REIT Seven, Inc., and A8A provides day to day advisory and real estate due diligence services to Apple REIT Eight, Inc. ASRG, A6A, A7A and A8A are 100% owned by Mr. Glade Knight, the Company’s Chairman and Chief Executive Officer. ASRG provides real estate brokerage services to Apple REIT Six, Inc., Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Each of these companies has agreed to reimburse the Company for its costs in providing these services. For the six months ended June 30, 2007, the Company received reimbursement of its costs totaling approximately $0.5 million. Mr. Knight is Chairman and Chief Executive Officer of Apple REIT Six Inc, Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Additionally, the Company’s Board of Directors has members that are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. or Apple REIT Eight, Inc.

F-73

Note 5

Subsequent Events

In July 2007, the Company declared and paid approximately $3.4 million, or $.076 per share, in distributions to its common shareholders, of which $1.3 million or 114,000 Units were reinvested under the Company’s Dividend Reinvestment Plan. The Company also declared and paid approximately $0.2 million, or $0.76 per share, in distributions to its Series B preferred shareholders on an as converted basis.

In July 2007, the Company entered into an agreement to sell its Las Vegas, Nevada, Marriott Suites hotel for $87,250,000. This agreement was subject to an inspection period during which the potential buyer had the right to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. The agreement remains subject to customary closing conditions. There can be no assurance that the agreement will not be terminated or that a sale will occur. If the closing conditions are satisfied, it is anticipated that the sale could close during August 2007. At June 30, 2007, the net book value of the property was approximately $42 million.

In July 2007 the Company entered into a definitive merger agreement to be acquired by Inland American Real Estate Trust, Inc. (“Inland”). This agreement is subject to shareholder approval and customary closing conditions. Under the merger agreement, Inland will acquire all of the outstanding shares of the Company for approximately $14.05 per share. The Company’s dividend reinvestment and share redemption programs were suspended upon the signing of the merger agreement. There can be no assurance that the merger agreement will not be terminated or that a merger will occur. If the closing conditions are satisfied, it is anticipated that the merger could close during the fourth quarter of 2007. In connection with these activities, the Company incurred $0.2 million in expenses in the six months ended June 30, 2007.

F-74

Winston Hotels, Inc.
Unaudited Consolidated Financial Statements
June 30, 2007

F-75

WINSTON HOTELS, INC.
Index

F-76

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006

ASSETS
Land	$59,670	$59,803
Buildings and improvements	429,468	430,968
Furniture and equipment	68,763	66,745
Operating properties	557,901	557,516
Less accumulated depreciation	145,618	140,826
	412,283	416,690
Properties under development and land for development	9,501	11,748
Net investment in hotel properties	421,784	428,438

Assets held for sale	6,000	10,327
Corporate furniture, fixtures and equipment, net	488	551
Cash	70,527	7,822
Accounts receivable, net	2,258	2,723
Notes receivable	15,966	52,146
Investment in joint ventures	3,938	4,209
Deferred expenses, net	5,296	9,490
Prepaid expenses and other assets	18,329	14,135
Deferred tax asset	10,466	10,367
Total assets	$555,052	$540,208

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$—	$7,850
Mortgage loans	235,721	231,694
Accounts payable and accrued expenses	26,637	21,479
Contingent liability (Note 2)	20,000	—
Distributions payable	1,840	6,413
Total liabilities	284,198	267,436

Minority interest	15,503	13,804

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,415 and 29,191 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	294	292
Additional paid-in capital	352,713	351,274
Distributions in excess of earnings	(97,693)	(92,635)
Total shareholders’ equity	255,351	258,968
Total liabilities, minority interest and shareholders’ equity	$555,052	$540,208

See Notes to the Consolidated Financial Statements

F-77

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Three Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$47,212	$39,106
Food and beverage	3,329	2,881
Other operating departments	1,563	1,575
Joint venture fee income	59	51
Total operating revenue	52,163	43,613
Hotel operating expenses:
Rooms	8,779	7,797
Food and beverage	2,315	2,046
Other operating departments	1,239	1,046
Undistributed operating expenses:
Property operating expenses	9,447	7,785
Real estate taxes and property and casualty insurance	2,230	1,908
Franchise costs	3,243	2,707
Maintenance and repair	2,183	1,960
Management fees	2,443	1,559
General and administrative	10,698	2,498
Termination fee	20,000	—
Depreciation	5,819	4,987
Amortization	416	514
Total operating expenses	68,812	34,807
Operating income (loss)	(16,649)	8,806

Extinguishment of debt	(3,610)	(3,961)
Interest and other income	1,341	2,020
Interest expense	(3,553)	(4,938)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(22,471)	1,927
Loss allocation to minority interest in Partnership	1,079	54
Income allocation to minority interest in consolidated joint ventures	(316)	(353)
Income tax expense	(968)	(967)
Equity in income of unconsolidated joint ventures	80	41
Income (loss) from continuing operations	(22,596)	702
Discontinued operations:
Income from discontinued operations	162	1,384
Gain on sale of discontinued operations	2,098	3,479
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(22,335)	5,565
Gain on sale of properties, less applicable income tax	14,107	—
Net income (loss)	(8,228)	5,565
Preferred stock distribution	(1,840)	(1,840)
Net income (loss) available to common shareholders	$(10,068)	$3,725
Basic weighted average number of common shares outstanding	28,988	26,479
Diluted weighted average number of common shares outstanding	28,988	26,479
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.36)	$(0.04)
Income from discontinued operations	0.01	0.18
Net income (loss) available to common shareholders	$(0.35)	$0.14
Per share dividends to common shareholders	$—	$0.15

See Notes to the Consolidated Financial Statements

F-78

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$86,825	$72,374
Food and beverage	5,777	4,874
Other operating departments	2,820	2,657
Joint venture fee income	127	103
Total operating revenue	95,549	80,008
Hotel operating expenses:
Rooms	16,682	14,731
Food and beverage	4,235	3,742
Other operating departments	2,187	1,865
Undistributed operating expenses:
Property operating expenses	18,547	15,382
Real estate taxes and property and casualty insurance	4,342	3,624
Franchise costs	5,999	4,958
Maintenance and repair	4,322	3,842
Management fees	3,971	2,852
General and administrative	17,026	5,526
Termination Fee	20,000	—
Depreciation	11,410	9,678
Amortization	962	1,003
Total operating expenses	109,683	67,203
Operating income (loss)	(14,134)	12,805
Extinguishment of debt	(3,882)	(3,961)
Loss on sale of note receivable	(5,322)	—
Interest and other income	3,061	3,406
Interest expense	(7,449)	(9,350)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(27,726)	2,900
Loss allocation to minority interest in Partnership	1,316	88
Income allocation to minority interest in consolidated joint ventures	(103)	(219)
Income tax expense	(979)	(994)
Equity in income of unconsolidated joint ventures	1,384	64
Income (loss) from continuing operations	(26,108)	1,839
Discontinued operations:
Income from discontinued operations	528	2,279
Gain on sale of discontinued operations	12,094	7,728
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(15,485)	11,846
Gain on sale of properties, less applicable tax	14,107	—
Net income (loss)	(1,378)	11,846
Preferred stock distribution	(3,680)	(3,680)
Net income (loss) available to common shareholders	$(5,058)	$8,166
Basic weighted average number of common shares outstanding	28,981	26,449
Diluted weighted average number of common shares outstanding	28,981	26,449
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.54)	$(0.07)
Income from discontinued operations	0.37	0.38
Net income (loss) available to common shareholders	$(0.17)	$0.31
Per share dividends to common shareholders	$—	$0.30

See Notes to the Consolidated Financial Statements

F-79

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(in thousands, except per share amounts)

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$(92,635)	$258,968
Issuance of shares and other	—	—	224	2	(10)	—	(8)
Restricted stock expense recognition	—	—	—	—	1,449	—	1,449
Distributions ($0.50 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net loss	—	—	—	—	—	(1,378)	(1,378)
Balances at June 30, 2007	3,680	$37	29,415	$294	$352,713	$(97,693)	$255,351

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2005	3,680	$37	26,509	$265	$325,238	$(100,875)	$223,211
Presentation reclassification - SFAS 123R adoption	—	—	(136)	(1)	(1,453)	—	—
Restricted stock expense recognition	—	—	117	1	1,166	—	1,167
Distributions ($0.30 per common share)	—	—	—	—	—	(8,041)	(8,041)
Distributions ($1.00 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net income	—	—	—	—	—	11,846	11,846
Balances at June 30, 2006	3,680	$37	26,490	$265	$324,951	$(100,750)	$224,503

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WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Six Months Ended June 30,	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,378)	$11,846
Adjustments to reconcile net income to net cash provided by operating activities:
Income allocation to minority interest	(758)	395
Income allocation to minority interest in consolidated joint ventures	103	219
Depreciation	11,593	10,955
Amortization	1,065	1,135
Deferred income tax (benefit) expense	(99)	762
Extinguishment of debt	3,333	3,961
Loss on sale of note receivable	5,322	—
Loss on impairment of asset held for sale	2,087	—
Gain on sale of hotel properties	(12,094)	(8,103)
Equity in income of unconsolidated joint ventures	(1,384)	(64)
Distributions from joint ventures	442	50
Unearned compensation amortization	1,449	1,155
Changes in assets and liabilities:
Accounts receivable	465	218
Prepaid expenses and other assets	(4,194)	1,636
Accounts payable and accrued expenses	4,785	(820)
Net cash provided by operating activities	10,737	23,345
Cash flows from investing activities:
Investment in hotel properties	(18,497)	(23,995)
Proceeds from state historic tax credits	2,923	—
Proceeds from sale of hotel properties	25,694	23,282
Issuance of notes receivable	(3,530)	(21,685)
Collection and sale of notes receivable	34,633	26
Distributions from (investment in) unconsolidated joint ventures	1,214	(7,516)
Purchase of restricted marketable securities	—	(64,578)
Franchise and loan origination costs	(141)	(473)
Net cash provided by (used in) investing activities	42,296	(94,939)
Cash flows from financing activities:
Termination fee advance	20,000	—
Net decrease in lines of credit	(7,850)	(91,100)
Proceeds from mortgage loans	17,457	187,775
Payment of mortgage loans	(13,430)	(12,317)
Distributions to shareholders	(8,058)	(11,677)
Distributions to minority interest in partnership	(195)	(390)
Contributions from (distributions to) minority interest in consolidated joint ventures	1,811	(160)
Fees paid in connection with financing activities	(63)	(4,316)
Net cash provided by financing activities	9,672	67,815
Net increase (decrease) in cash	62,705	(3,779)
Cash at beginning of period	7,822	15,047
Cash at end of period	$70,527	$11,268

See Notes to the Consolidated Financial Statements

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1.     ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its consolidated operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of June 30, 2007, the Company’s ownership interest in the Partnership was 95.77% (See Note 4).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853-860 of the Internal Revenue Code of 1986, as amended.

As of June 30, 2007, the Company owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms.  This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of June 30, 2007, the Company also had $16 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of June 30, 2007, 41 of the Company’s 42 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining three joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  Under these management contracts, the Company’s third-party managers have direct control of the daily operations of the Company’s hotels.  As of June 30, 2007, Alliance Hospitality Management, LLC managed 39 of the Company’s 50 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates for the Marriott managed hotels.

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2.              MERGER

On February 21, 2007, the Company entered into a definitive agreement and plan of merger with affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. (“Och-Ziff”).  On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  On March 27, 2007, the Company received a letter from Inland confirming their prior offer to acquire the Company’s common stock and the Partnership’s common units, and also providing that Inland would acquire all of the Company’s 8.00% Series B Cumulative preferred stock (“Series B Preferred Stock”).  On April 2, 2007, in connection with the decision by the Board of Directors and the independent Special Committee of the Board of Directors of the Company to enter into an agreement and plan of merger with Inland, the Company terminated its agreement and plan of merger with Och-Ziff (“Och-Ziff Merger Agreement”).  On April 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Inland and Inland American Acquisition (Winston), LLC, a wholly-owned Subsidiary of Inland (“IAA” and together with Inland, “Inland”).

In connection with executing the Merger Agreement, the Company expensed and paid Wilbur Acquisition Holding Company, LLC a total of $20.0 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of the Och-Ziff Merger Agreement.  Pursuant to the terms of the Merger Agreement, Inland reimbursed the Company for the $20.0 million payment.  The Company was required to repay Inland in the event the merger with Inland was not consummated.  Accordingly, this amount is reflected as a contingent liability as of June 30, 2007.  In connection with executing the Merger Agreement, the Company agreed to pay at a future date, severance and retention payments to employees totaling $8.1 million.  These payments will be included in the total cost of acquiring the Company and have not been expensed in the accompanying financial statements.

Pursuant to the Merger Agreement, on July 1, 2007 (i) the Company merged with and into IAA, with IAA continuing as the surviving entity (the “Merger”), and (ii) Inland purchased one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars, whereby Inland became a limited partner of the Partnership.  Under the terms of the Merger Agreement, at the Effective Time:

1)                      each common unit of the Partnership was converted into one validly issued, fully paid and nonassessable common unit of the surviving entity of the merger;

2)                      each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Inland and their respective subsidiaries) was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to $15.00, without interest (the “Common Share Merger Consideration”);

3)                      each share of the Company’s Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to the sum of (i) $25.38 per share plus (ii) any accrued and unpaid dividends as of the Effective Time including the $0.50 Series B preferred stock dividend for the second quarter to shareholders of record as of June 29, 2007;

4)                      each partnership interest in the Partnership that was not specifically designated as a Series B preferred unit, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15 per unit, multiplied by a conversion factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which was one (1); and

5)                      the Company was released from its contingent obligation to repay Inland the $20 million advanced on the termination fees.

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The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) on April 3, 2007.

3.              BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair statement of the results for the interim periods presented.  All such adjustments are of a normal and recurring nature.  Due to the seasonality of the hotel business, the information for the three and six months ended June 30, 2007 and 2006 is not necessarily indicative of the results for a full year.   These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements included within the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc.  The year-end Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP.  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.  Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the six months ended June 30, 2007 and 2006, the Company capitalized interest of $405 and $935, respectively, related to hotels under development or major renovation.

Impairment.  The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures, in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market, and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  Other than the impairment charge discussed below, the Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  In accordance with SFAS 144, the Company recorded a $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based management’s current best

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estimate of the fair market value. The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Recently Issued Accounting Standards

Refer to Note 10 for information regarding the Company’s implementation of the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS No. 109” (“FIN 48”), which clariﬁes the accounting for uncertainty in income taxes.

In September 2006, the FASB released SFAS 157, “Fair Value Measurements” (“SFAS 157”).  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 clarifies the exchange price notion in the fair value definition to mean the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).  This statement also clarifies that market participant assumptions should include assumptions about risk, should include assumptions about the effect of a restriction on the sale or use of an asset and should reflect its nonperformance risk (the risk that the obligation will not be fulfilled).  Nonperformance risk should include the reporting entity’s credit risk.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 157.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 159.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) released SOP 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”), which provides guidance for determining whether specialized industry accounting principles should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over an investment company and applies the equity method of accounting to its investment in the entity.  In addition, SOP 07-1 includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor.  SOP 07-1 is effective for financial statements issued for fiscal years beginning after December 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SOP 07-1.

4.              MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of June 30, 2007, owned a 95.77% ownership interest in the Partnership.  The remaining 4.23% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.32%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.34%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by

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his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS — Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of June 30, 2007 and December 31, 2006 was $7,129 and $7,345, respectively.

5.              CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At June 30, 2007, 23 out of the Company’s 42 wholly owned hotels were located in the six eastern seaboard states ranging from Maryland to Florida, including 13 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage loans collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

6.              DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, the Abingdon, VA Holiday Inn Express hotel was included in assets held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded an additional $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based on management’s current best estimate of the fair market value.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in

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accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations resulted in certain reclassifications to the financial statement amounts for the three and six months ended June 30, 2006.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Total revenue	$1,124	$7,597	$4,186	$15,192
Total expenses	984	6,170	3,800	13,037
Income from hotel operations	140	1,427	386	2,155
Allocation to minority interest in Partnership - income from discontinued operations	(7)	(65)	(23)	(108)
Gain on sale of discontinued operations	104	3,648	10,542	8,103
Allocation to minority interest in Partnership - gain on sale of discontinued operations	(93)	(169)	(535)	(375)
Loss on impairment of asset held for sale	88	—	88	—
Income tax benefit	29	22	165	232
Income from discontinued operations	$261	$4,863	$10,623	$10,007

7.              HOTEL DEVELOPMENT AND ACQUISITION

Developments

Downtown Raleigh.  In April 2007, the Company purchased a 0.73-acre vacant site in downtown Raleigh, N.C.  for $2.6 million on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space.  The high-rise may also include up to 250 residential condominiums.  Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The cost of the 151-room aloft is expected to be approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the fourth quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The cost of the Residence Inn is expected to be approximately $10.7 million.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 12).  As of June 30, 2007, the Company had invested approximately $7.0 million in this project.

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Wilmington Hilton Garden Inn.  In March 2007, the Company opened a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  As of June 30, 2007, the Company had invested approximately $12.5 million in this project.

Joint Venture Developments.  During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 8).  As of June 30, 2007, the Company had invested approximately $1.9 million in this project.  The Company is also building a 120-room Courtyard by Marriott in Jacksonville, FL, the estimated cost of which is $15.1 million.  The property is owned by a joint venture in which the Company holds a 48 % equity interest (See Note 8).

Acquisitions

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each.  The Tribeca hotel experienced construction delays and the Company pursued legal action against the seller.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of  $14.7 million, in June 2007 which is included in gain on sale of properties, less applicable income tax in the unaudited consolidated statements of operations for three and six months ended June 30, 2007.  As a result, the Company has agreed to terminate the contract to acquire the Tribeca hotel.   The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for the Chelsea hotel.  The Chelsea hotel is expected to open in the fourth quarter of 2007.

8.              SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of June 30, 2007, the Company was invested in ten hotels through joint ventures, which included nine operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining four joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 12).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the

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results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company,   and the Company is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the hotel.    The Company has also invested $1.2 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC,  which owns a 51.22% interest of both Chapel Hill Hotel Associates and Chapel Hill Lessee, is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC, which owns 51% interest of both Marsh Landing Hotel Associates and Marsh Landing Lessee, is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

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Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Hotel Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Hotel Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Hotel Associates is expected to be approximately $5.3 million.  Jacksonville Hotel Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Hotel Associates entered into a five-year construction-to-permanent first mortgage loan for $9.8 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  The loan will require interest only payments through July 1, 2010 at which time principal and interest payments will start based on a 25-year amortization schedule.  Jacksonville Hotel Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Hotel Associates.  Skyline owns a 52% interest in each of Jacksonville Hotel Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  The results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of June 30, 2007, Jacksonville Hotel Associates had total assets of $9.7 million, liabilities of $4.5 million and stockholders’ equity of $5.3 million.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Hotel Associates were each approximately $4.6 million.  As of June 30, 2007 and December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Hotel Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.  In March 2007, WNC Project Company LLC sold this hotel and the Company received a $1.7 million distribution, $0.4 million of which was a return of capital, and an allocation of $1.3 million of the related gain, which is included in equity in income of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the six months ended June 30, 2007.  In August 2007, WCC Project Company sold the three remaining hotels and received a $5.2 million distribution.  The Company is currently in the process of finalizing the distribution on investment and the related gain allocation.

During 2006, the Company formed four joint ventures to lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in the WCC Project Company LLC joint venture differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these hotels are not consolidated in the Company’s consolidated financial statements.

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Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations for all joint ventures for which operations have begun, including the Company’s share related to the Charlesbank Venture as of June 30, 2007 and December 31, 2006 and for the three and  six months ended June 30, 2007 and 2006:

	June 30, 2007	December 31, 2006
Gross fixed assets	$28,593	$41,418
Accumulated depreciation	(3,923)	(4,860)
Other assets	3,604	3,653
Total assets	28,274	40,211
Miscellaneous liabilities	4,592	4,847
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,718	2,760
Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,048	9,210
Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,546	4,598
Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	—	9,000
Total liabilities	20,904	30,415
Equity	7,370	9,796

Company’s share of equity	1,108	1,534
Company’s additional basis	142	145
Investment in joint ventures	$1,250	$1,679

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues	$2,757	$4,270	$6,612	$8,117
Hotel department expenses	(697)	(2,305)	(1,839)	(4,415)
Management fees	(83)	(142)	(214)	(286)
Undistributed and fixed expenses	(1,307)	(1,425)	(3,867)	(2,776)
Gain on sale of hotel	—	—	10,100	—
Hotel net income	670	398	10,792	640
Charlesbank Venture's 87% share of net income	583	346	9,389	557
Corporate charges	(38)	(56)	(141)	(108)
Charlesbank Venture net income	545	290	9,248	449
Winston’s 15% share of Charlesbank Venture net income	81	42	1,387	67
Amortization of investment true-up	(1)	(1)	(3)	(3)

Equity in income of unconsolidated joint ventures	$80	$41	$1,384	$64

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9.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels.  The Company does not hold an ownership interest in any of these hotels.  These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs.  However, the Company is not considered to be the primary beneficiary for any of these VIEs.  Therefore, the Company will not consolidate the results of operations of these hotels.  The Company does not have any additional lending commitments to these specific VIEs, except as disclosed below

Notes receivable as of	June 30, 2007	December 31, 2006
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matured December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity, paid off in January 2007.	$—	$1,080
$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly, paid off in May 2007.	—	2,400
$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity, paid off in August 2007.	6,000	6,000
$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity; paid off in May 2007.	—	1,294
$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity, paid in May 2007.	—	3,375
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton, FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,342	2,338
$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was paid off in December 2006, another was paid off in January 2007, and the remaining two were paid off in April 2007.	—	11,250
$2.3 million B-note, of a $12 million total loan amount for a 140-room Hilton Garden Inn under construction in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; funded ratably over the construction period.	2,243	2,250

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Notes receivable as of	June 30, 2007	December 31, 2006
$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; funded ratably over the construction period.	1,770	1,318
$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period; funded ratably over the construction period.	1,967	533
$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel in Las Vegas, NV; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	—	20,308
$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%; funded ratably over the construction period.	990	—
$1.2 million “B” note, as part of a total $7.8 million financing, collateralized by a 104-room Holiday Inn Express under construction in Webster, NY, construction-to-five-year permanent loan, interest at 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full; funded ratably over the construction period.	654	—
Total notes receivable	$15,966	$52,146
Total interest receivable and deposit related to notes	$421	$1,759

At June 30, 2007 and December 31, 2006, 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006, 60-day LIBOR was 5.34% and 5.35%, respectively.  At June 30, 2007 and December 31, 2006, 90-day LIBOR was 5.36%.  At June 30, 2007 and December 31, 2006, the prime interest rate was 8.25%.

The Company purchased the junior participation interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the senior participant, dated May 5, 2006 (the “Participation Agreement”).  On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permitted the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option, to sell its junior participation interest to the senior participant in the Lady Luck Loan.  The Put Agreement was entered into in connection with Och-Ziff Merger Agreement negotiations with Wilbur Acquisition Holding Company, LLC.  Upon exercise of the Company’s put option, the senior participant was obligated to purchase from the Company the junior participation interest in its entirety for a purchase price of approximately $15.2 million.  The Company exercised this put option on February 21, 2007.  Accordingly, the Company recognized a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the six months ended June 30, 2007 as a result of this sale.  Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

10.       INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003.  The Company is currently under examination by various states for sales and use tax,  including Connecticut for the years 2002-2005, Texas for the years 2002-2006 and North Carolina for the years 2003-2004 and North Carolina for income tax for the years 2002-2004.   The Company adopted the provisions of FIN 48 on January 1, 2007.  The Company believes it has no material exposures.   Therefore, both before and after the adoption of FIN 48 no reserves for uncertain income tax positions have been recorded.  In addition, the Company did not record a

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cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy is that it recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The income tax expense for the three months ended June 30, 2007 included federal income tax expense of $841 and a state income tax expense of $99.  The income tax expense for the six months ended June 30, 2007 included federal income tax expense of $729 and state income tax expense of $86.  The income tax expense for the three months ended June 30, 2006 included federal income tax expense of $518 and  state income tax expense of $61.  The income tax expense for the six months ended June 30, 2006 included federal income tax expense of $682 and state income tax expense of $80. These tax expenses were calculated using an effective tax rate of 38% applied to the net income of Barclay.  The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.

11.       EARNINGS PER SHARE

Net income per common share is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding during the period.  Net income per common share assuming dilution is computed by dividing net income available to common shareholders, plus income allocated to minority interest, by the weighted-average number of common shares assuming dilution during the period.  Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants.  The following is a reconciliation of the amounts used in calculating basic and fully diluted income per common share for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Income (loss) from continuing operations	$(22,596)	$702	$(26,108)	$1,839
Less: preferred stock distributions	(1,840)	(1,840)	(3,680)	(3,680)

Loss from continuing operations available to common shareholders	$(24,436)	$(1,138)	$(29,788)	$(1,841)
Income from discontinued operations	$261	$4,863	$10,623	$10,007
Gain on sale of properties, less applicable income tax	$14,107	$—	$14,107	$—
Net income available to common shareholders	$(10,068)	$3,725	$(5,058)	$8,166
Weighted average number of common shares basic and diluted	28,988	26,479	28,981	26,449
Earnings per share - basic and diluted
Loss from continuing operations, and gain on sale of properties available to common shareholders	$(0.36)	$(0.04)	$(0.54)	$(0.07)
Income from discontinued operations	$0.01	$0.18	$0.37	$0.38
Net income available to common shareholders	$(0.35)	$0.14	$(0.17)	$0.31

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2006 totaled 1,370,937 and 1,404,767, respectively.  For the three and six months ended June 30, 2006 there were 10,000 stock options, 375,190 and 320,345 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2007 totaled 1,439,855 and 1,475,018.  For the three and six months ended June 30, 2007 there were 10,000 stock options, 371,950 and 427,253 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

Pursuant to the merger agreements with Och-Ziff and Inland (see Note 2), the Company was prohibited from paying common dividends in each of the first and second quarters of 2007.  During the first and second quarters of 2007, the

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Company declared a quarterly cash dividend of $0.50 per Series B preferred share.  For the first and second quarters of 2006, the Company declared quarterly cash dividends of $0.15 per common share and $0.50 per Series B preferred share.

12.       CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”).  In June 2007, the  Company terminated the GE Line. At June 30, 2007 and December 31, 2006 the balance under this facility was $0 and $1.1 million, respectively.

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”).  Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date.  In February 2007, the Company terminated this master repurchase agreement.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon.  The facility was originally collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million.  In December 2006, one of the mezzanine loans and the related portion of the facility were paid off.  Therefore, at December 31, 2006 the balance under this facility was $6.8 million.  In January 2007, another of the mezzanine loans and the related portion of the facility were paid off.  In April 2007, the remaining two mezzanine loans and the related portion of the facility were paid off, bringing the balance to $0 and closing the facility.

Mortgage Loans

The Company’s mortgage loans consisted of the following:

	June 30, 2007	December 31, 2006
Collateralized by wholly-owned hotels
Sixteen ten-year CMBS loans collateralized by 16 hotels, at a fixed interest rate of 5.94%, interest only for four years, thereafter interest and principal payments based on a 30-year amortization period.	$176,000	$176,000
Five-year first mortgage loan collateralized by the Homewood Suites hotel in Princeton, NJ, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007, (paid off April 2007).	—	9,868
Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel which opened during March 2007 in Wilmington, NC, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, (paid off May 2007).	—	3,156
Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final construction disbursement.	1,330	—
Collateralized by consolidated joint venture hotels (See Note 8)
Five-year loan collateralized by the Chapel Hill Courtyard by Marriott hotel matures March 8, 2010, at a fixed interest rate of 7.51%, with interest and principal payments based on a 20-year amortization period.	8,581	8,694
Ten-year loan collateralized by the Ponte Vedra Hampton Inn hotel, matures February 1, 2011, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,610	4,659
Five-year loan collateralized by the Stanley hotel matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,578	12,696
Five-year first mortgage loan collateralized by the Courtyard by Marriott hotel in Kansas City, MO, matures November 1, 2011, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments based on a 20-year amortization period.	10,752	10,879
Five-year first mortgage loan collateralized by the Hilton Garden Inn hotel in Akron, OH, at a variable interest rate of 90-day LIBOR plus 1.75%,

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principal and interest payments starting on May 1, 2007.	7,870	5,742
Seven year first mortgage loan collateralized by the Hampton Inn & Suites hotel in Baltimore, MD at a variable interest rate of 30 day LIBOR plus 1.5%. Interest only for five years, thereafter interest and principal payments beginning on August 1, 2012	14,000	—
Total	$235,721	$231,694

At June 30, 2007 and December 31, 2006 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006 90-day LIBOR was 5.36%.  The combined aggregate maturities of mortgage loans for the remainder of 2007 through 2011 and thereafter, in millions, are approximately $.5, $1.2, $1.3, $21.7, $22.8 and $193.8.  Construction-to-permanent notes will not have final payment schedules until they become permanent.  The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.

13.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing.  Hotel Ownership refers to owning hotels directly or through joint ventures and includes the Company’s and it’s joint ventures’ development activities.  Hotel Financing refers to owning hotel-related loans through origination or acquisition.  The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership. Interest expense related to hotel acquisition and development activities is allocated to Hotel Ownership and interest expense related to funding hotel-related loans is allocated to Hotel Financing. Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment.  In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment.  Financial information related to the Company’s reportable segments for the three and six months ended June 30, 2007 and 2006 was as follows:

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Three Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$52,163	$—	$—	$52,163
Operating expenses	(31,879)	(1)	(10,697)	(42,577)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(6,235)	—	—	(6,235)
Extinguishment of debt	—	—	(3,610)	(3,610)
Interest and other income	—	888	453	1,341
Interest expense	(3,178)	(375)	—	(3,553)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(9,129)	512	(13,854)	(22,471)
Loss allocation to minority interest in Partnership	—	—	1,079	1,079
Loss allocation to minority interest in consolidated joint ventures	(316)	—	—	(316)
Income tax expense	(968)	—	—	(968)
Equity in income of inconsolidated joint ventures	80			80
Income (loss) from continuing operations	$(10,333)	$512	$(12,775)	$(22,596)
Income from discontinued operations				261
Gain on sale of properties	14,107			14,107
Net loss				$(8,228)

Total assets	$538,665	$16,387	$—	$555,052

Three Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$43,613	$—	$—	$43,613
Operating expenses	(26,808)	(1)	(2,497)	(29,306)
Depreciation and amortization	(5,501)	—	—	(5,501)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	1,825	195	2,020
Interest expense	(3,933)	(1,005)	—	(4,938)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	7,371	819	(6,263)	1,927
Loss allocation to minority interest in Partnership	—	—	54	54
Loss allocation to minority interest in consolidated joint ventures	(353)	—	—	(353)
Income tax expense	(967)	—	—	(967)
Equity in income of unconsolidated joint ventures	41	—	—	41
Income (loss) from continuing operations	$6,092	$819	$(6,209)	$702
Income from discontinued operations				4,863
Net income				$5,565

Total assets	$546,627	$61,113	$—	$607,740

F-97

Six Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$95,549	$—	$—	$95,549
Operating expenses	(60,285)	(3)	(17,023)	(77,311)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(12,372)	—	—	(12,372)
Extinguishment of debt	—	—	(3,882)	(3,882)
Loss on sale of note receivable	—	(5,322)	—	(5,322)
Interest and other income	—	2,388	673	3,061
Interest expense	(6,278)	(1,171)	—	(7,449)
Loss before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(3,386)	(4,108)	(20,232)	(27,726)
Loss allocation to minority interest in Partnership	—	—	1,316	1,316
Loss allocation to minority interest in consolidated joint ventures	(103)	—	—	(103)
Income tax expense	(979)	—	—	(979)
Equity in income of unconsolidated joint ventures	1,384			1,384
Income (loss) from continuing operations	$(3,084)	$(4,108)	$(18,916)	$(26,108)
Income from discontinued operations				10,623
Gain on sale of properties	14,107			14,107
Net loss				$(1,378)

Total assets	$538,665	$16,387	$—	$555,052

Six Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$80,008	$—	$—	$80,008
Operating expenses	(50,996)	(1)	(5,525)	(56,522)
Depreciation and amortization	(10,681)	—	—	(10,681)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	3,068	338	3,406
Interest expense	(7,724)	(1,626)	—	(9,350)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	10,607	1,441	(9,148)	2,900
Loss allocation to minority interest in Partnership	—	—	88	88
Loss allocation to minority interest in consolidated joint ventures	(219)	—	—	(219)
Income tax expense	(994)	—	—	(994)
Equity in income of unconsolidated joint ventures	64	—	—	64
Income (loss) from continuing operations	$9,458	$1,441	$(9,060)	$1,839
Income from discontinued operations				10,007
Net income				$11,846

Total assets	$546,627	$61,113	$—	$607,740

14.       STOCK INCENTIVE PLAN

The Winston Hotels, Inc. Stock Incentive Plan (the “Plan”) permits the grant of incentive or nonqualified stock options, stock appreciation rights, stock awards and performance shares to eligible participants.  Stock options and stock awards are granted upon approval of the Compensation Committee of the Board and generally are subject to vesting over a period of four years.

F-98

Share Awards

The Plan allows the Company to grant shares of restricted common stock to executives and employees.  Long-term incentives for executive compensation, which generally take the form of restricted stock awards, are provided primarily pursuant to the Plan, which is administered by the Compensation Committee.  Awards of restricted stock under the Plan are based on comparisons to incentives offered among a peer group of REITs.  The restricted shares generally vest 20% immediately and 20% on the anniversary of the grant date over each of the next four years.  Compensation expense, which is based on the closing sale price for the Company’s common stock on the grant date, is recognized over the applicable vesting period, with corresponding increases in common stock and additional paid-in capital.  As a result of the adoption of SFAS No. 123R, which revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“SFAS 123R”), on a prospective basis, the Company will not show unearned restricted shares as a negative component of shareholders’ equity; rather, such amounts will be included in the determination of common stock and additional paid-in capital presented in the Consolidated Balance Sheets.  A summary of the status of unearned restricted shares under the Plan as of June 30, 2007 and changes since December 31, 2006 are presented below:

	Number of Shares (in thousands)	Weighted Average Grant-Date Fair Value Per Share	Fair Value
Non-vested at December 31, 2006	246	$10.10	$2,484
Granted	224	$13.66	$3,054
Vested	(119)	$12.16	$(1,449)
Forfeited	—	$—	$—
Non-vested at June 30, 2007	351	$11.67	$4,089

The Company’s compensation costs under the stock-based compensation plan were $1,449 and $1,156 for the six months ended June 30, 2007 and 2006, respectively.  Of these compensation costs, approximately $473 and $150 were capitalized for the six months ended June 30, 2007 and 2006, respectively, as investment in hotel properties in accordance with the provisions of FASB 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects”.

On January 1, 2007, the Company issued 1,125 shares to employees and on January 29, 2007, the Company issued 222,543 shares to executives.  The stock price on the grant date was $13.76 and $13.66, respectively. All unvested shares as of July 1, 2007 vested as a result of the change in control. See Note 2.

15.       COMMITMENTS AND CONTINGENCIES

Merger

See Note 2 for commitments and contingencies related to the Merger.

Lawsuit related to Och-Ziff Merger

On February 21, 2007, the Company entered into the Och-Ziff Merger Agreement.  On March 5, 2007, a lawsuit styled Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449), was filed in Superior Court in Wake County, North Carolina, naming the Company, the individual members of the Company’s board of directors, Wilbur Acquisition Holding Company, LLC (“Wilbur Acquisition”) and its wholly-owned subsidiary (“Wilbur Subsidiary”) formed for the purpose of effecting the proposed merger, as defendants.  On April 2, 2007, the Company entered into the Merger Agreement.  On April 5, 2007, the Company filed a notice of designation requesting that the lawsuit be designated as a mandatory complex business case and moved to the North Carolina Business Court.  This request was granted on April 11, 2007.  On May 2, 2007, the plaintiff filed an amended complaint in Superior Court in Wake County, North Carolina naming Inland and IAA as defendants in addition to those defendants set forth above.  The lawsuit seeks class action status and generally alleges that members of the Company’s board of directors breached fiduciary duties to the Company’s shareholders by entering into each of the merger agreements, and that Wilbur Acquisition, Wilbur Subsidiary, Inland and IAA aided and abetted the other defendants’ alleged fiduciary breaches.  The lawsuit seeks a variety of equitable and injunctive relief, including enjoining defendants from completing the merger, enjoining solicitation of proxies through the dissemination of the proxy statement, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of such fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.  The Company denies the allegations of the lawsuit and intends to vigorously defend the action.

F-99

Legal Action Related to Tribeca Hotel

In August 2006, the Company announced that it had entered into a definitive agreement to acquire a hotel property under construction in the Tribeca area of New York City.  As previously disclosed, the project experienced a delay in construction and, as a result, the Company pursued legal action against the seller of the property.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of  $14.7 million in June 2007.    As a result, the Company will not acquire the Tribeca hotel.

Various Legal Actions

In addition to the aforementioned litigation, the Company is presently subject to various lawsuits, claims and proceedings arising in the ordinary course of business, none of which, if the outcome is determined to be unfavorable to the Company, are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

Franchise Agreements

Of the 50 hotels in which the Company holds an ownership interest, 49 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality, and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination, at the franchisor’s option, upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 49 hotels’ franchise licenses, including eight joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	1
2008	2
2009	2
2010	1
2011	1
2012	2
2013	4
2014	1
2015	1
2016	2
2017	10

Year of Expiration	Number of Hotels
2018	3
2019	6
2020	1
2022	3
2023	1
2024	3
2025	1
2026	1
2027	2
2031	1

The Company received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  The franchisor has notified the Company that it will not extend any of the three franchise licenses beyond the end of 2007 due to the Merger.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

F-100

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of June 30, 2007, the Company was not in default at any hotels for product improvement issues and/or low guest service scores. The failure by the Company to cure any future defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

F-101

Appendix C-1

On August 3, 2007, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering.  The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. Not Valid FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT ☐	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
MM/DD/YYYY
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b		Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF FinancialCenter
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required		(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required			Custodial Account #
		☐ Taxable		☐ Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator
Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -					Business Telephone		- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date		/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*			(10) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

For all investors except those that re residents of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (11)a	Check to mail distributions to custodian.
Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Second OfferingDated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	5 1 - 6 0 4 1 0 5 3
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	8 0 0 - 2 9 7 - 6 6 6 3
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /						MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien					☐	Non-Resident Alien*	(10) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-7

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account
(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone - -
		Have you changed Broker/Dealers?	Registered Representative E-mail
		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$535,000
NASD Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000	*
Blue Sky Fees and Expenses	$1,000,000	*
Legal Fees and Expenses	$2,500,000	*
Accounting Fees and Expenses	$2,500,000	*
Advertising and Sales Literature	$16,500,000	*
Due Diligence	$3,500,000	*
Transfer Agent Fees	$—
Data Processing Fees	$1,000,000	*
Bank Fees and Other Administrative Expenses	$2,889,500	*

TOTAL	$50,500,000	*

* Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5.0%.  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5.0%.  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.

Item 33.  Recent Sales of Unregistered Securities.

On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.  The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3           Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Managers and their respective affiliates.

(b)           The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)           Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Property Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)           The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)           The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; provided, however, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ.  The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers.  Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any.  Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)           Financial Statements:  The list of financial statements filed as part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-11 is set forth on page F-i herein.

(b)           Exhibits:  The list of exhibits filed as part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)           The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)           (1)           The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), with the exception of Inland Retail Real Estate Trust, Inc. (“IRRETI”),  in the three years ended December 31, 2006.  With respect to IRRETI, information is presented only for the three years ended December 31, 2005, due to the merger between IRRETI and Developers Diversified Realty Corporation on February 27, 2007. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing.  This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Real Estate Corporation:

Cub Foods, Arden Hills, MN	68,442	03/04	9,716	—	9,716	4	9,720
Shannon Square Shoppes, Arden Hills, MN	29,196	06/04	6,936	—	6,936	—	6,936
Crystal Point Shopping Center, Crystal Lake, MN	358,423	07/04	37,331	—	37,331	—	37,331
Deer Trace II, Kolher, WI	24,410	08/04	4,600	—	4,600	9	4,609
Fashion Square II, Skokie, IL	7,151	11/04	3,629	—	3,629	—	3,629
Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	—	11,909	—	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	—	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	—	4,683	—	4,683
Big Lake Town Square, Big Lake, MN	67,858	01/06	10,007	—	10,007	—	10,007
TMK-Butterfield/Kirk, North Aurora, IL	—	01/06	8,378	—	8,378	—	8,378
Shoppes at Grayhawk, Omaha, NB	227,350	02/06	27,105	18,521	8,584	—	27,105
Roundy’s, Waupaca, WI	63,780	03/06	8,138	—	8,138	—	8,138
Shakopee Vacant Land, Shakopee, MN	—	03/06	865	—	865	—	865
Wauconda Crossing, Wauconda, IL	90,290	08/06	13,949	—	13,949	—	13,949
Apache Shoppes, Rochester, MN	60,780	12/06	11,309	—	11,309	—	11,309

Total for Inland Real Estate Corporation	1,260,423		168,273	18,521	149,752	18	168,291

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Retail Real Estate Trust, Inc.:

Camp Hill Center, Harrisburg, PA	63,350	01/03	7,786	—	7,786	5	7,791
Eckerd Drug Store - #5018, Amherst, NY	10,908	01/03	2,805	1,582	1,223	—	2,805
Eckerd Drug Store - #5661, Buffalo, NY	12,732	01/03	3,145	1,777	1,368	—	3,145
Eckerd Drug Store - #5786, Dunkirk, NY	10,908	01/03	1,720	905	815	—	1,720
Eckerd Drug Store - #5797, Cheektowaga, NY	10,908	01/03	3,756	1,636	2,120	(1)	3,755
Eckerd Drug Store - #6007, Connelsville, PA	10,908	01/03	3,503	1,636	1,867	—	3,503
Eckerd Drug Store - #6036, Pittsburgh, PA	10,908	01/03	3,840	1,636	2,204	(1)	3,839
Eckerd Drug Store - #6040, Monroeville, PA	12,738	01/03	5,430	1,911	3,519	(2)	5,428
Eckerd Drug Store - #6043, Monroeville, PA	10,908	01/03	3,315	1,637	1,678	—	3,315
Eckerd Drug Store - #6062, Harborcreek, PA	10,908	01/03	2,527	1,418	1,109	—	2,527
Eckerd Drug Store - #6089, Weirton, WV	10,908	01/03	2,472	1,374	1,098	—	2,472
Eckerd Drug Store - #6095, Cheswick, PA	10,908	01/03	2,791	1,571	1,220	—	2,791
Eckerd Drug Store - #6172, New Castle, PA	10,908	01/03	2,877	1,636	1,241	—	2,877
Eckerd Drug Store - #6193, Erie, PA	10,908	01/03	2,919	1,636	1,283	—	2,919
Eckerd Drug Store - #6199, Millcreek, PA	10,908	01/03	3,729	1,637	2,092	(1)	3,728
Eckerd Drug Store - #6257, Millcreek, PA	10,908	01/03	1,444	—	1,444	—	1,444
Eckerd Drug Store - #6286, Erie, PA	10,908	01/03	4,193	—	4,193	(1)	4,192
Eckerd Drug Store - #6334, Erie, PA	10,908	01/03	2,997	1,636	1,361	—	2,997
Eckerd Drug Store - #6392, Penn, PA	10,908	01/03	2,949	1,636	1,313	—	2,949
Eckerd Drug Store - #6695, Plum Borough, PA	10,908	01/03	3,669	1,637	2,032	—	3,669
Eckerd Drug Store - Piedmont, Piedmont, SC	10,908	01/03	1,968	—	1,968	5	1,973
Market Square, Douglasville, GA	121,774	01/03	12,905	8,051	4,854	787	13,692
Springfield Park, Lawrenceville, GA	105,321	01/03	10,924	—	10,924	5	10,929
Tequesta Shoppes Plaza, Tequesta, FL	109,937	01/03	11,439	—	11,439	(248)	11,191
Capital Crossing, Raleigh, NC	92,248	02/03	9,984	—	9,984	14	9,998
Colonial Promenade Bardmore Center, Largo, FL	152,667	02/03	17,151	—	17,151	45	17,196
Commonwealth Center II, Richmond, VA	165,382	02/03	22,278	—	22,278	(133)	22,145

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Concord Crossing, Concord, NC	55,930	02/03	5,331	—	5,331	5	5,336
Fountains, Plantation, FL	408,807	02/03	44,412	—	44,412	—	44,412
Marketplace at Mill Creek, Buford, GA	398,407	02/03	50,118	—	50,118	50	50,168
Monroe Shopping Center, Monroe, NC	45,080	02/03	3,548	—	3,548	5	3,553
Oakley Plaza, Asheville, NC	118,727	02/03	9,469	—	9,469	4	9,473
Overlook at King of Prussia, King of Prussia, PA	186,980	02/03	57,045	30,000	27,045	15	57,060
Paraiso Plaza, Hialeah, FL	61,012	02/03	9,481	—	9,481	26	9,507
Publix Brooker Creek, Palm Harbor, FL	77,596	02/03	8,719	—	8,719	146	8,865
Sheridan Square, Dania, FL	67,425	02/03	7,586	—	7,586	23	7,609
Stonecrest Marketplace, Lithonia, GA	264,447	02/03	34,742	—	34,742	(115)	34,627
Suwanee Crossroads, Suwanee, GA	69,500	02/03	12,068	—	12,068	(69)	11,999
Windsor Court Shopping Center, Windsor Court, CT	78,480	02/03	14,639	—	14,639	10	14,649
Downtown Short Pump, Richmond, VA	125,553	03/03	33,515	—	33,515	(147)	33,368
Valley Park Commons, Hagerstown, MD	89,579	03/03	11,317	—	11,317	12	11,329
Village Center, Mt. Pleasant, WI	217,103	03/03	23,987	—	23,987	(33)	23,954
Watercolor Crossing, Tallahassee, FL	43,200	03/03	5,485	—	5,485	—	5,485
Bi-Lo - Southern Pines, Southern Pines, NC	57,404	04/03	8,127	—	8,127	(62)	8,065
Creeks at Virginia Center, Richmond, VA	266,266	04/03	39,458	26,944	12,514	1,608	41,066
Flamingo Falls, Pembroke Pines, FL	108,565	04/03	23,946	—	23,946	—	23,946
Glenmark Shopping Center, Morgantown, WV	122,167	04/03	12,982	—	12,982	335	13,317
River Run, Miramar, FL	93,643	04/03	11,638	—	11,638	(5)	11,633
Westside Centre Shopping Center, Huntsville, AL	490,784	04/03	46,015	—	46,015	4,163	50,178
440 Commons, Jersey City, NJ	162,533	05/03	18,046	—	18,046	9	18,055
Barrett Pavilion, Kennesaw, GA	460,755	05/03	80,183	—	80,183	(51)	80,132
Bi-Lo - Asheville, Asheville, NC	54,319	05/03	7,727	—	7,727	(1)	7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC	61,705	05/03	11,836	—	11,836	10	11,846
Bi-Lo - Sylvania, Sylvania, GA	36,000	05/03	4,407	—	4,407	2	4,409
Birkdale Village, Charlotte, NC	653,983	05/03	91,130	—	91,130	(897)	90,233
BJ’S Wholesale Club, Charlotte, NC	99,792	05/03	13,025	—	13,025	1	13,026
Brick Center Plaza, Brick, NJ	114,028	05/03	19,451	—	19,451	13	19,464
East Hanover Plaza, East Hanover, NJ	122,028	05/03	17,312	—	17,312	5	17,317

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store - #0234, Marietta, GA	10,880	05/03	2,044	1,161	883	4	2,048
Eckerd Drug Store - #0444, Gainesville, GA	10,594	05/03	1,986	1,129	857	4	1,990
CVS Pharmacy - #6794, Ft. Worth, TX	10,908	05/03	2,691	1,540	1,151	4	2,695
CVS Pharmacy - #6841, Wichita Falls, TX	9,504	05/03	2,087	1,203	884	4	2,091
CVS Pharmacy - #6967, Richardson, TX	10,560	05/03	2,354	1,338	1,016	4	2,358
CVS Pharmacy - #6974, Richardson, TX	10,560	05/03	2,313	1,316	997	4	2,317
CVS Pharmacy - #6978 Wichita Falls, TX	9,504	05/03	1,837	1,036	801	4	1,841
CVS Pharmacy - #6982, Dallas, TX	9,504	05/03	1,917	1,097	820	4	1,921
Eckerd Drug Store - #2320, Snellville, GA	10,594	05/03	2,230	1,271	959	4	2,234
CVS Pharmacy - #7440, Dallas, TX	9,504	05/03	2,073	1,177	896	4	2,077
CVS Pharmacy - #7579, Richland Hills, TX	10,908	05/03	2,663	1,521	1,142	4	2,667
CVS Pharmacy - #7642, Lake Worth, TX	9,504	05/03	1,805	1,021	784	4	1,809
CVS Pharmacy - #7678, River Oaks, TX	10,908	05/03	2,705	1,546	1,159	4	2,709
CVS Pharmacy - #7709, Tyler, TX	9,504	05/03	1,495	845	650	4	1,499
CVS Pharmacy - #5040, Kissimmee, FL	10,880	05/03	2,479	1,407	1,072	4	2,483
CVS Pharmacy - #6226, Oklahoma City, OK	9,504	05/03	1,776	1,005	771	4	1,780
CVS Pharmacy - #7785, Ft. Worth, TX	9,504	05/03	1,661	941	720	4	1,665
Eckerd Drug Store - #3449, Lawrenceville, GA	9,504	05/03	2,061	—	2,061	4	2,065
CVS Pharmacy - #7804, Plano, TX	10,908	05/03	2,535	1,445	1,090	4	2,539
Edgewater Town Center, Edgewater, NJ	77,446	05/03	27,030	—	27,030	11	27,041
Goody’s Shopping Center, Augusta, GA	22,560	05/03	2,051	—	2,051	—	2,051
Heritage Pavilion, Smyrna, GA	262,961	05/03	40,013	—	40,013	4	40,017
Hiram Pavilion, Hiram, GA	363,618	05/03	36,787	—	36,787	1,559	38,346
Killearn Shopping Center, Tallahassee, FL	94,547	05/03	10,945	—	10,945	80	11,025
Midway Plaza, Tamarac, FL	227,209	05/03	26,858	—	26,858	265	27,123
North Hill Commons, Anderson, SC	42,942	05/03	4,541	—	4,541	1	4,542
Sandy Plains Village, Roswell, GA	175,035	05/03	18,055	—	18,055	84	18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL	84,070	05/03	11,591	—	11,591	(94)	11,497
Sony Theatre Complex, East Hanover, NJ	70,549	05/03	12,068	—	12,068	5	12,073
Town & Country, Knoxville, TN	639,135	05/03	49,812	—	49,812	1,397	51,209
Village Crossing, Skokie, IL	427,722	05/03	69,443	—	69,443	6,001	75,444

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
West Falls Plaza, West Paterson, NJ	88,913	05/03	20,980	—	20,980	5	20,985
CostCo Plaza, White Marsh, MD	209,841	06/03	16,857	—	16,857	5	16,862
Denbigh Village Shopping Center, Newport News, VA	311,583	06/03	20,855	—	20,855	(106)	20,749
Shoppes at Lake Dow, McDonough, GA	73,271	06/03	11,014	—	11,014	(68)	10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH	359,414	06/03	37,705	14,480	23,225	22	37,727
Cascades Marketplace, Sterling, VA	98,532	07/03	16,840	—	16,840	5	16,845
Fayette Pavilion III, Fayetteville, GA	619,856	07/03	46,308	—	46,308	7,180	53,488
Northlake Commons, Palm Beach Gardens, FL	143,955	07/03	21,643	—	21,643	523	22,166
Route 22 Retail Shopping Center, Union, NJ	110,453	07/03	19,054	10,981	8,073	—	19,054
Vision Works, Plantation, FL	6,891	07/03	1,732	—	1,732	6	1,738
Bellevue Place Shopping Center, Nashville, TN	77,249	08/03	10,884	—	10,884	5	10,889
Camfield Corners, Charlotte, NC	69,887	08/03	9,339	—	9,339	2	9,341
Kensington Place, Murfreesboro, TN	70,624	08/03	7,167	—	7,167	—	7,167
Largo Town Center, Upper Marlboro, MD	270,310	08/03	30,947	—	30,947	7	30,954
Naugatuck Valley Shopping Center, Waterbury, CT	383,332	08/03	50,452	—	50,452	8	50,460
Riverdale Shops, West Springfield, MA	273,928	08/03	42,055	—	42,055	34	42,089
Spring Mall Center, Springfield, VA	56,511	08/03	10,481	—	10,481	2	10,483
Walgreen’s, Port Huron, MI	14,998	08/03	4,368	—	4,368	9	4,377
Bank First, Winter Park, FL	3,348	09/03	723	—	723	8	731
Carlisle Commons, Carlisle, PA	393,023	09/03	39,635	—	39,635	10	39,645
Circuit City - Culver City, Culver City, CA	32,873	09/03	8,781	—	8,781	4	8,785
Circuit City - Highland Ranch, Highland Ranch, CO	43,480	09/03	5,628	—	5,628	3	5,631
Circuit City - Olympia, Olympia, WA	35,776	09/03	5,632	—	5,632	3	5,635
Fayette Pavilion I & II, Fayetteville, GA	791,373	09/03	88,521	—	88,521	(357)	88,164
Kroger - Cincinnati, Cincinnati, OH	56,634	09/03	7,431	—	7,431	3	7,434
Kroger - Grand Prairie, Grand Prairie, TX	64,522	09/03	5,793	—	5,793	7	5,800
Kroger - Westchester, Westchester, OH	56,083	09/03	4,670	—	4,670	3	4,673
Lowe’s Home Improvement - Baytown, Baytown, TX	125,357	09/03	11,478	—	11,478	7	11,485
Lowe’s Home Improvement - Cullman, Cullman, AL	101,287	09/03	8,960	—	8,960	3	8,963
Lowe’s Home Improvement - Houston, Houston, TX	131,644	09/03	12,050	—	12,050	7	12,057
Lowe’s Home Improvement - Steubenville, Steubenville, OH	130,497	09/03	11,442	—	11,442	3	11,445

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Super Wal-Mart - Alliance, Alliance, OH	200,084	09/03	15,879	—	15,879	3	15,882
Super Wal-Mart - Greenville, Greenville, SC	200,084	09/03	16,971	—	16,971	3	16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC	204,931	09/03	18,721	—	18,721	3	18,724
Wal-Mart/Sam’s Club, Worcester, MA	107,929	09/03	11,194	—	11,194	3	11,197
Bi-Lo at Northside Plaza, Greenwood, SC	41,581	10/03	4,069	—	4,069	—	4,069
Cedar Springs Crossing, Spartanburg, SC	86,581	10/03	10,191	—	10,191	—	10,191
Clearwater Crossing, Flowery Branch, GA	90,566	10/03	13,303	—	13,303	—	13,303
Cortez Plaza, Bradenton, FL	286,610	10/03	26,819	16,446	10,373	1,854	28,673
Houston Square, Warner Robins, GA	60,799	10/03	5,214	—	5,214	—	5,214
Lexington Place, Lexington, SC	83,167	10/03	8,481	—	8,481	—	8,481
Manchester Broad Street, Manchester, CT	68,509	10/03	13,119	—	13,119	—	13,119
Plaza Del Paraiso, Miami, FL	82,442	10/03	15,417	—	15,417	—	15,417
Seekonk Town Center, Seekonk, MA	80,713	10/03	11,068	—	11,068	—	11,068
Shoppes of Ellenwood, Ellenwood, GA	67,721	10/03	10,703	—	10,703	—	10,703
Shoppes of Lithia, Brandon, FL	71,430	10/03	12,926	—	12,926	—	12,926
Crossroads Plaza, Lumberton, NJ	89,627	11/03	18,232	—	18,232	—	18,232
Hilliard Rome, Columbus, OH	110,772	11/03	17,171	11,565	5,606	231	17,402
Loisdale Center, Springfield, VA	120,742	11/03	29,051	—	29,051	—	29,051
Middletown Village, Middletown, RI	98,161	11/03	17,871	—	17,871	—	17,871
Shoppes at Oliver’s Crossing, Winston-Salem, NC	76,512	11/03	10,386	—	10,386	—	10,386
Squirewood Village, Dandridge, TN	46,150	11/03	3,442	—	3,442	—	3,442
Waterfront Marketplace/Town Center, Homestead, PA	755,407	11/03	113,024	72,035	40,989	4,694	117,718
Winslow Bay Commons, Mooresville, NC	255,598	11/03	42,132	—	42,132	—	42,132
Albertson’s at Bloomingdale Hills, Brandon, FL	78,686	12/03	5,856	—	5,856	—	5,856
Oak Summit, Winston-Salem, NC	142,739	12/03	13,666	—	13,666	3,242	16,908
Paradise Place, West Palm Beach, FL	69,620	12/03	11,688	—	11,688	—	11,688
Pointe at Tampa Palms, Tampa, FL	20,258	12/03	5,282	—	5,282	—	5,282
Shoppes on the Ridge	91,165	12/03	11,422	—	11,422	—	11,422
Aiken Exchange, Aiken, SC	101,558	01/04	12,849	—	12,849	—	12,849
Piedmont Plaza, Apopka, FL	148,075	01/04	8,530	5,797	2,733	—	8,530
Warwick Center, Warwick, RI	159,958	01/04	24,577	—	24,577	6,252	30,829

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Mooresville Marketplace, Mooresville, NC	60,169	02/04	8,202	3,893	4,309	—	8,202
Paradise Promenade, Davie, FL	70,271	02/04	12,984	—	12,984	—	12,984
Cypress Trace, Ft. Meyers, FL	276,211	03/04	19,173	—	19,173	—	19,173
Adams Farm, Greensboro, NC	112,195	04/04	12,559	—	12,559	—	12,559
Market Place, Ft. Meyers, FL	105,813	04/04	5,807	—	5,807	—	5,807
Mill Pond Village, Cary, NC	84,364	05/04	15,449	—	15,449	—	15,449
Center Pointe Plaza I, Easley, SC	64,487	05/04	7,843	—	7,843	—	7,843
Shoppes at Wendover Village I, Greensboro, NC	35,895	05/04	9,315	—	9,315	—	9,315
Thompson Square Mall, Monticello, NY	240,135	05/04	24,372	—	24,372	350	24,722
Wytheville Commons, Wytheville, VA	90,239	05/04	10,233	—	10,233	—	10,233
Sofa Express, Duluth, GA	20,000	08/04	3,977	—	3,977	—	3,977
Capital Plaza, Wake Forest, NC	46,793	08/04	7,480	—	7,480	—	7,480
Alexander Place, Raleigh, NC	143,037	09/04	25,691	—	25,691	—	25,691
David’s Bridal Center, Macon, GA	14,000	10/04	2,357	—	2,357	—	2,357
Sycamore Commons Outlot II, Matthews, NC	9,000	10/04	2,110	—	2,110	—	2,110
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	—	6,596	—	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	—	3,688	—	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	—	5,280	—	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	—	9,478	—	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	—	1,136	—	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	—	17,001	—	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	—	5,472	—	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	—	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	—	4,947	—	4,947

Total for 2003 through 2005 acquisitions	19,991,277		2,594,815	249,092	2,345,723	38,903	2,633,718

Development Projects:
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	—	5,806	—	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	—	5,253	—	5,253

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	—	2,462	—	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	—	1,826	—	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	—	1,764	—	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	—	1,342	—	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	—	1,166	—	1,166
Cypress Trace, Ft. Meyers, FL	N/A	03/04	999	—	999	—	999
Southlake Pavilion, Morrow, GA	N/A	12/01	397	—	397	—	397

Total for Development Projects at 12/31/05	N/A		21,015	—	21,015	—	21,015

Inland Western Retail Real Estate Trust, Inc.:
CorWest Plaza, New Britain, CT	115,107	01/04	33,000	18,150	14,850	(78)	32,922
Hickory Ridge, Hickory, NC	380,487	01/04	41,900	—	41,900	—	41,900
Larkspur Landing, Larkspur, CA	172,443	01/04	61,145	—	61,145	886	62,031
North Ranch Pavilions, Thousand Oaks, CA	62,812	01/04	18,468	—	18,468	121	18,589
Shoppes at Quarterfield (Metro Square Center), Severn, MD	61,817	01/04	11,031	—	11,031	26	11,057
La Plaza Del Norte, San Antonio, TX	320,345	01/04	59,143	—	59,143	(483)	58,660
MacArthur Crossing, Los Colinas, TX	111,035	02/04	23,102	—	23,102	78	23,180
Promenade at Red Cliff, St. George, UT	94,456	02/04	19,537	—	19,537	(5)	19,532
Dorman Center - Phase I & II, Spartenburg, SC	388,112	03/04 & 07/04	50,200	—	50,200	(183)	50,017
Peoria Crossings, Peoria, AZ	228,574	03/04 & 05/05	42,082	20,497	21,585	110	42,192
Heritage Towne Crossing, Euless, TX	80,639	03/04	16,123	8,950	7,173	(4)	16,119
Paradise Valley Marketplace, Phoenix, AZ	92,158	04/04	28,510	—	28,510	(279)	28,231
Best on the Boulevard, Las Vegas, NV	204,411	04/04	35,500	—	35,500	(104)	35,396
Bluebonnet Parc, Baton Rouge, LA	135,289	04/04	22,000	—	22,000	(222)	21,778
North Rivers Town Center, Charleston, SC	141,204	04/04	20,100	—	20,100	44	20,144
Alison’s Corners, San Antonio, TX	55,066	04/04	7,042	—	7,042	—	7,042
Arvada Connection and Arvada Marketplace, Arvada, CO	374,587	04/04	51,550	—	51,550	527	52,077
Eastwood Towne Center, Lansing, MI	332,131	05/04	85,000	—	85,000	(27)	84,973
Watauga Pavilion, Watauga, TX	205,223	05/04	35,668	—	35,668	(195)	35,473
Northpointe Plaza, Spokane, WA	377,949	05/04	54,524	—	54,524	(267)	54,257
Plaza Santa Fe II, Santa Fe, NM	222,389	06/04	30,971	17,552	13,419	(136)	30,835

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Columbia, SC	13,440	06/04	3,260	—	3,260	1	3,261
Eckerd Drug Store, Crossville, TN	13,824	06/04	2,625	—	2,625	1	2,626
Eckerd Drug Store, Greer, SC	13,824	06/04	3,069	—	3,069	1	3,070
Eckerd Drug Store, Kill Devil Hills, NC	13,824	06/04	3,650	—	3,650	1	3,651
Pine Ridge Plaza, Lawrence, KS	230,047	06/04	26,982	—	26,982	2	26,984
Huebner Oaks Center, San Antonio, TX	287,245	06/04	79,721	—	79,721	144	79,865
John’s Creek Village, Duluth, GA	192,158	06/04	42,867	—	42,867	393	43,260
Lakewood Towne Center, Lakewood, WA	578,761	06/04	81,100	—	81,100	(887)	80,213
Davis Towne Crossing, North Richland, TX	39,735	06/04	9,398	—	9,398	3	9,401
Fullerton Metrocenter, Fullerton, CA	253,326	06/04	51,275	—	51,275	(301)	50,974
Low Country Village, Bluffton, SC	139,859	06/04	20,976	—	20,976	10	20,986
Northgate North, Seattle, WA	302,095	06/04	48,455	—	48,455	5	48,460
Shoppes of Prominence Point, Canton, GA	85,442	06/04	17,600	—	17,600	(5)	17,595
The Shops at Boardwalk, Kansas City, MO	122,891	07/04	36,642	20,150	16,492	(401)	36,241
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA	70,610	07/04	13,052	—	13,052	90	13,142
Cranberry Square, Cranberry Township, PA	195,566	07/04	20,220	10,900	9,320	(43)	20,177
Tollgate Marketplace, Bel Air, MD	393,348	07/04	72,300	39,765	32,535	30	72,330
Gateway Plaza, Southlake, TX	358,091	07/04	33,025	—	33,025	175	33,200
Gateway Village, Annapolis, MD	273,307	07/04	53,150	31,458	21,692	31	53,181
Towson Circle, Towson, MD	118,079	07/04	31,108	19,198	9,252	62	28,512
Wal-Mart Supercenter, Blytheville, AR	183,047	07/04	13,248	—	13,248	1	13,249
Wrangler, El Paso, TX	316,800	07/04	18,477	—	18,477	3	18,480
Plaza at Marysville, Marysville, WA	115,956	07/04	21,266	—	21,266	(19)	21,247
Forks Town Center, Easton, PA	92,556	07/04	18,894	—	18,894	(13)	18,881
Academy Sports, Houma, LA	60,001	07/04	5,250	—	5,250	1	5,251
Reisterstown Road Plaza, Baltimore, MD	797,447	08/04	97,491	—	95,421	(346)	95,075
Wal-Mart Supercenter, Jonesboro, AR	149,704	08/04	11,071	6,089	4,982	1	11,072
Village Shoppes at Simonton, Lawrenceville, GA	66,415	08/04	13,750	—	13,750	(220)	13,530
Manchester Meadows, Town and Country, MO	454,172	08/04	56,200	—	56,200	34	56,234
Governor’s Marketplace, Tallahassee, FL	243,107	08/04	34,345	20,625	12,029	(258)	32,396
Mitchell Ranch Plaza, New Port Richey, FL	199,554	08/04	34,000	—	34,000	(128)	33,872
The Columns, Jackson, TN	173,427	08/04	26,510	—	26,510	(49)	26,461
Lincoln Park, Dallas, TX	148,806	09/04	47,515	—	47,515	112	47,627
Saucon Valley Square, Bethlehem, PA	80,695	09/04	16,043	8,851	7,192	10	16,053

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Boulevard at the Capital Centre, Largo, MD	479,021	09/04	128,811	71,500	57,311	(539)	128,272
Harris Teeter, Wilmington, NC	57,230	09/04	7,200	—	7,200	1	7,201
Harvest Towne Center, Knoxville, TN	42,235	09/04	8,950	—	8,950	(7)	8,943
GMAC Insurance Building, Winston-Salem, NC	501,064	09/04	59,997	33,000	26,997	11	60,008
Bed, Bath & Beyond Plaza, Miami, FL	97,456	10/04	20,350	—	20,350	25	20,375
Denton Towne Crossing, Denton, TX	329,252	10/04	63,746	—	62,596	144	62,740
Azalea Square, Summerville, SC	190,142	10/04	30,013	—	30,013	(10)	30,003
Lake Mary Pointe, Lake Mary, FL	51,052	10/04	6,620	—	6,620	61	6,681
Plaza at Riverlakes, Bakersfield, CA	102,836	10/04	17,000	—	17,000	(42)	16,958
Academy Sports, Port Arthur, TX	61,001	10/04	5,000	—	5,000	6	5,006
Gurnee Towne Center, Gurnee, IL	179,588	10/04	44,256	—	44,256	59	44,315
Academy Sports, Midland, TX	61,150	10/04	4,250	—	4,250	6	4,256
CVS Pharmacy, Sylacauga, AL	10,055	10/04	3,066	—	3,066	3	3,069
Mansfield Towne Crossing, Mansfield, TX	111,778	11/04	19,471	—	19,471	19	19,490
Kohl’s/Wilshire Plaza III, Kansas City, MO	88,248	11/04	10,099	5,418	4,681	9	10,108
Winchester Commons, Memphis, TN	93,024	11/04	13,023	—	13,023	(5)	13,018
The Shoppes at Park West (Publix Center), Mount Pleasant, SC	63,916	11/04	12,047	—	12,047	(64)	11,983
Fox Creek Village, Longmont, CO	114,033	11/04	20,883	—	20,883	(419)	20,464
Oswego Commons, Oswego, IL	187,653	11/04	35,022	19,262	15,760	(91)	34,931
Zurich Towers, Schaumburg, IL	895,418	11/04	138,000	81,420	56,580	13	138,013
Edgemont Town Center, Homewood, AL	77,655	11/04	15,639	—	15,639	(146)	15,493
University Town Center, Tuscaloosa, AL	57,250	11/04	10,569	—	10,569	32	10,601
Five Forks, Simpsonville, SC	64,173	12/04	8,086	—	8,086	16	8,102
Gateway Pavilions, Avondale, AZ	301,233	12/04	65,454	—	65,141	(222)	64,919
Gateway Station, College Station, TX	23,348	12/04	6,300	—	6,300	5	6,305
Northwoods Center, Wesley Chapel, FL	95,994	12/04	20,211	—	20,211	40	20,251
Placentia Town Center, Placentia, CA	110,962	12/04	24,865	—	24,865	(21)	24,844
Shops at Forest Commons, Round Rock, TX	34,756	12/04	7,505	5,235	2,270	(5)	7,500
American Express, Depere, WI	132,336	12/04	18,000	11,623	6,377	9	18,009
American Express, Fort Lauderdale, FL	376,348	12/04	63,000	37,170	25,830	10	63,010
American Express, Greensboro, NC	389,377	12/04	56,000	33,040	22,960	8	56,008
American Express, Minneapolis, MN	541,542	12/04	95,000	56,050	38,950	8	95,008
American Express - 19th Avenue, Phoenix, AZ	117,556	12/04	14,000	8,260	5,740	8	14,008

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
American Express - 31st Avenue, Phoenix, AZ	337,439	12/04	54,000	31,860	22,140	8	54,008
Southlake Town Square, Southlake, TX	470,199	12/04	140,515	—	138,596	543	139,139
23rd Street Plaza, Panama City, FL	53,376	12/04	7,258	—	7,258	89	7,347
Coram Plaza, Coram, NY	144,301	12/04	37,292	20,760	16,532	42	37,334
Henry Town Center, McDonough, GA	444,296	12/04	61,397	35,815	25,582	98	61,495
McAllen Shopping Center, McAllen, TX	17,625	12/04	4,150	—	4,150	12	4,162
Mesa Fiesta, Mesa, AZ	194,892	12/04	36,855	—	36,855	(174)	36,681
Phenix Crossing, Phenix, AL	56,563	12/04	10,065	—	10,065	10	10,075
Green’s Corner, Cumming, GA	85,271	12/04	12,768	—	12,768	(39)	12,729
Newton Crossroads, Covington, GA	78,896	12/04	10,072	—	10,072	(46)	10,026
Stilesboro Oaks, Acworth, GA	80,772	12/04	12,640	—	12,640	(46)	12,594
Evans Town Center, Evans, GA	75,695	12/04	8,795	—	8,795	21	8,816
Irmo Station, Irmo, SC	99,619	12/04	12,800	—	12,800	30	12,830
Pleasant Run Towne Center, Cedar Hill, TX	221,188	12/04	40,055	22,800	15,421	(6)	38,215
Shoppes at Lake Andrew, Viera, FL	144,733	12/04	28,300	15,657	12,643	18	28,318
Fairgrounds Plaza, Middletown, NY	80,646	01/05	24,435	15,982	6,012	—	21,994
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	—	23,159	—	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	—	5,500	—	5,500
Midtown Center, Milwaukee, WI	327,802	01/05	53,000	—	53,000	175	53,175
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	—	10,000	—	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	—	7,150	—	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	—	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	(32)	19,082
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	—	23,440	—	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,828	—	14,828	(133)	14,695
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	—	10,429	—	10,429
Trenton Crossing, McAllen, TX	225,537	02/05	30,108	—	30,108	1	30,109
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	—	5,895	—	5,895
CarMax, San Antonio, TX	60,772	03/05	14,600	—	14,600	—	14,600

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Southgate Plaza, Heath, OH	85,920	03/05	12,253	—	12,253	—	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	—	32,000	(210)	31,790
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	—	13,200	(142)	13,058
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	—	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	—	3,064	—	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	—	1,500	—	1,500
Cinemark Theatre, Woodridge, IL	70,183	03/05	15,650	—	15,650	—	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	—	4,435	—	4,435
Four Peaks Plaza, Fountain Hills, AZ	128,061	03/05	28,443	—	26,300	—	26,300
Lake Forest Crossing, McKinney, TX	29,897	03/05	8,300	—	7,942	—	7,942
The Brickyard, Chicago, IL	262,715	04/05	81,554	—	77,555	—	77,555
Walgreens, Northwoods, MO	16,335	04/05	5,850	—	5,850	—	5,850
Greensburg Commons, Greensburg, IN	272,893	04/05	24,200	14,200	10,000	(35)	24,165
Walgreens, West Allis, WI	13,905	04/05	4,415	—	4,415	—	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	—	19,406	—	19,406
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	—	23,300	—	23,300
Publix, Mountain Brook, AL	44,271	04/05	7,970	—	7,970	—	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	—	19,525	—	19,525
Vail Ranch, Temecula, CA	101,784	04/05	24,525	—	24,525	—	24,525
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	—	17,068	—	17,068
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	—	11,425	—	11,425
The Commons at Temecula, Temecula, CA	292,545	04/05	51,536	—	51,536	—	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,361	04/05	15,062	—	15,062	—	15,062
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	—	47,242	—	47,242
Massillon Village Center, Massillon, OH	245,945	04/05	18,411	—	18,411	—	18,411
Clearlake Shores, Clear Lake, TX	59,002	04/05	10,881	—	9,469	—	9,469
Edwards Megaplex Theater, Fresno, CA	94,000	05/05	33,437	—	33,437	—	33,437
Page Field Commons, Fort Meyers, FL	322,546	05/05	46,507	—	46,507	—	46,507
University Square, University Heights OH	278,095	05/05	54,481	—	54,481	(1,618)	52,863

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	—	53,000	—	53,000
The Gateway, Salt Lake City, UT	587,803	05/05	161,351	—	148,117	(126)	147,991
Lakepointe Towne Crossing, Lewisville, TX	180,772	05/05	34,403	—	29,857	—	29,857
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	—	3,427	—	3,427
Boston Commons, Springfield, MA	103,070	05/05	14,748	9,880	4,868	—	14,748
The Commons at Royal Palm, Royal Palm Beach, FL	158,142	05/05	24,701	14,472	10,229	—	24,701
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	—	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	—	7,438	—	7,438
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	—	220,000
Ashland & Roosevelt, Chicago, IL	110,858	05/05	24,139	1,889	22,250	14	24,153
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(106)	14,144
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	—	22,500	—	22,500
Chantilly Crossing, Chantilly, VA	77,044	05/05	25,685	—	25,685	—	25,685
Maple Tree Place, Williston, VT	488,915	05/05	102,332	—	102,332	—	102,332
Golfland Plaza, Orange, CT	45,654	05/05	9,604	—	9,604	—	9,604
CVS Pharmacy, Lawton, OK	10,907	05/05	2,847	—	2,847	—	2,847
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	—	2,206	—	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	—	8,488	—	8,488
Galvez Shopping Center, Galveston, TX	25,660	06/05	6,704	—	6,704	—	6,704
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	—	24,900	—	24,900
Beachway Plaza, Bradenton, FL	120,990	06/05	17,264	10,235	6,765	(10)	16,990
Shops at 5, Plymouth, MA	421,863	06/05	68,100	—	68,100	—	68,100
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	—	14,000	—	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	—	3,986	—	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	—	42,903	—	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	—	17,705	—	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	—	28,363	—	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	—	10,250	(5)	10,245
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	—	59,000	—	59,000

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	—	13,246	(26)	13,220
New Forest Crossing, Houston, TX	146,445	06/05	17,915	—	17,915	—	17,915
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	—	4,417	—	4,417
Eckerd Drug Store, Chattanooga, TN	10,908	06/05	2,934	—	2,934	—	2,934
Mission Crossing, San Antonio, TX	167,698	07/05	22,118	—	17,253	—	17,253
Southpark Meadows, Austin, TX	259,991	07/05	20,969	—	20,969	—	20,969
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	—	13,580	—	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	—	42,762	—	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	—	12,272	—	12,272
Pacheco Pass, Gilroy, CA	99,258	07/05	25,021	—	25,021	(22)	24,999
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	—	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	—	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	—	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	—	47,161
Mid-Hudson Center, Poughkeepsie, NY	235,599	07/05	42,637	25,156	17,481	—	42,637
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	—	68,777	—	68,777
The Orchard, New Hartford, NY	165,758	07/05	22,012	—	22,012	—	22,012
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	—	20,069	—	20,069
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	—	5,607	—	5,607
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	—	5,781	—	5,781
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	—	5,621	—	5,621
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	—	7,251	—	7,251
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	—	5,175	—	5,175
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	—	16,294	—	16,294
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	—	10,165	—	10,165
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	—	23,333	—	23,333
Sprint Data Center, Santa Clara, CA	185,000	09/05	95,700	52,800	42,900	—	95,700
Quakertown, Quakerton, PA	61,839	09/05	12,665	—	12,665	—	12,665
Lincoln Plaza, Worchester, MA	440,747	09/05	53,664	—	52,836	—	52,836

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	—	16,233
Broadway Shopping Center, Bangor, ME	187,135	09/05	15,235	—	15,235	—	15,235
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	—	8,585
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	—	8,309
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	—	8,267
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	—	8,568
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	—	12,642
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	—	8,688
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	—	8,519
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	—	8,633
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	—	8,859
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	—	7,484
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	—	9,739
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	—	8,493
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	—	8,492
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	—	12,584
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	—	8,251
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	—	8,350
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	—	6,496
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	—	8,354
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	—	7,955
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	—	13,134
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	—	9,438
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	—	8,389
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	—	6,714
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	—	8,575
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	—	8,279
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	—	43,959	—	43,959
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	—	7,718	—	7,718

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	—	9,100	—	9,100
Montecito Crossing, Las Vegas, NV	164,295	10/05	41,287	—	37,251	(51)	37,200
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	—	15,300
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	—	9,208	—	9,208
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	—	11,968	—	11,968
Mountain View Plaza-Phase I & II, Kalispell, MT	161,962	10/05 & 11/06	25,237	—	25,237	—	25,237
Kohl’s, Georgetown, KY	88,408	10/05	10,313	—	10,313	—	10,313
Eckerd Drug Store, Yorkshire, NY	12000	11/05	2,338	—	2,338	—	2,338
Eckerd Drug Store - Main St., Buffalo, NY	10,908	11/05	3,705	—	3,705	—	3,705
Eckerd Drug Store - Sheridan Dr., Amherst, NY	10,908	11/05	4,949	—	4,949	—	4,949
Eckerd Drug Store, Cheektowaga, NY	10,908	11/05	3,609	—	3,609	—	3,609
Eckerd Drug Store, Olean, NY	10,908	11/05	4,180	—	4,180	—	4,180
Eckerd Drug Store, Grand Island, NY	10,908	11/05	2,838	—	2,838	—	2,838
Eckerd Drug Store - West Main St., Batavia, NY	12,738	11/05	4,341	—	4,341	—	4,341
Eckerd Drug Store, North Chili, NY	10,908	11/05	2,867	—	2,867	—	2,867
Eckerd Drug Store, Tonawanda, NY	12,738	11/05	4,040	—	4,040	—	4,040
Eckerd Drug Store - Union Rd., West Seneca, NY	10,908	11/05	4,082	—	4,082	—	4,082
Eckerd Drug Store, Lancaster, NY	10,908	11/05	3,044	—	3,044	—	3,044
Eckerd Drug Store - Ferry St., Buffalo, NY	10,908	11/05	3,746	—	3,746	—	3,746
Eckerd Drug Store - Lake Ave., Rochester, NY	13,198	11/05	5,472	—	5,472	—	5,472
Eckerd Drug Store - Culver Rd., Rochester, NY	10,908	11/05	4,050	—	4,050	—	4,050
Eckerd Drug Store, Greece, NY	10,908	11/05	3,282	—	3,282	—	3,282
Eckerd Drug Store, Irondequoit, NY	12,738	11/05	4,903	—	4,903	—	4,903
Eckerd Drug Store, Lockport, NY	13,824	11/05	4,630	—	4,630	—	4,630
Eckerd Drug Store, Hudson, NY	10,908	11/05	4,106	—	4,106	—	4,106
Eckerd Drug Store - Transit Rd., Amherst, NY	13,824	11/05	5,528	—	5,528	—	5,528
Eckerd Drug Store, Canandaigua, NY	13,813	11/05	4,756	—	4,756	—	4,756
Eckerd Drug Store - Harlem Rd., West Seneca, NY	13,813	11/05	4,721	—	4,721	—	4,721
Eckerd Drug Store - East Main St., Batavia, NY	13,824	11/05	4,867	—	4,867	—	4,867

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	—	513	—	513
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	—	4,485
Target South Center, Austin, TX	61,837	11/05	11,975	—	11,975	—	11,975
Stop & Shop, Beekman, NY	5,015	11/05	13,705	7,349	6,356	—	13,705
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	—	16,690	(6)	16,684
Royal Oaks Village II, Houston, TX	59,767	11/05	15,132	—	15,132	—	15,132
Duck Creek Plaza, Bettendorf, IA	117,554	11/05	17,968	—	17,968	—	17,968
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	—	23,161	—	23,161
Humblewood, Humble, TX	88,292	11/05	16,200	—	16,200	—	16,200
The Market at Polaris, Columbus, OH	203,224	11/05	59,835	36,196	19,644	—	55,840
The Market at Clifty Crossing, Columbus, IN	176,047	11/05	21,334	15,166	5,539	—	20,705
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	—	21,323
CVS Pharmacy, Cave Creek, AZ	13813	12/05	6,250	—	6,250	—	6,250
Carrier Towne Crossing, Grand Prairie, TX	88,438	12/05	17,931	—	17,350	—	17,350
HQ Building, San Antonio, TX	91,862	12/05	16,912	—	16,912	—	16,912
Red Bug Village, winter Springs, FL	26,265	12/05	8,252	—	8,252	—	8,252
Town Square Plaza, Pottstown, PA	242,709	12/05	31,715	—	30,022	—	30,022
Rave Theater, Houston, TX	75,490	12/05	28,902	17,889	9,271	—	27,160
Northwood Crossing, Tuscaloosa, AL	160,259	01/06	18,015	—	18,015	376	18,391
Travelers Office Building, Knoxville, TN	50,759	01/06	8,365	—	8,365	60	8,425
Crockett Square, Morristown, TN	107,122	02/06	10,567	—	10,567	42	10,609
The Centre at Laurel, Laurel, MD	147,214	02/06	41,765	27,200	14,565	(645)	41,120
Greenwich Center, Morristown, TN	106,503	02/06	20,637	—	20,637	107	20.744
Bangor Parkade, Bangor, ME	228,538	03/06	30,809	17,250	13,559	(156)	30,653
Cost Plus World Market, Stockton, CA	513,778	04/06	32,750	16,300	16,450	(2,885)	29,865
Riverpark Phase I & IIA, Sugar Land, TX	250,734	04/06 & 09/06	57,950	30,766	27,184	123	58,073
Battle Ridge Pavilion, Powder Ridge, GA	103,517	05/06	17,287	—	17,287	23	17,310
Colony Square, Sugar Land, TX	433,160	05/06	43,200	—	43,200	112	43,312
Pavilion at King’s Grant II, Concord, NC	142,471	06/06	17,864	—	17,864	31	17,895

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
South Towne Crossing, Burleson, TX	51,336	06/06	12,132	-	12,132	103	12,235
Lake Worth Towne Crossing, Lake Worth, TX	226,484	06/06	41,180	-	41,180	(21)	41,159
Old Time Pottery, Douglasville, GA	110,174	06/06	5,509	-	5,509	19	5,528
East Stone Commons, Kingsport, TN	263,353	06/06	34,334	-	34,334	110	34,444
Walters Crossing, Tampa, FL	126,248	07/06	34,960	20,626	14,334	(70)	34,890
Rivery Town Crossing, Georgetown, TX	63,798	10/06	10,615	-	10,615	158	10,773
Southlake Corners, Southlake, TX	135,110	10/06	37,500	-	37,500	110	37,610
Central Texas Marketplace, Waco, TX	482,777	12/06	66,443	-	66,443	108	66,551

Total for Inland Western Retail Real Estate Trust, Inc.	44,334,310		7,496,019	1,502,742	5,993,277	(7,709)	7,488,298

1031 Exchange Programs:
CompUSA	25,757	01/03	7,950	4,000	3,950	-	7,950
Deere Distribution - Janesville, Wisconsin	487,930	02/03	20,500	10,450	10,050	-	20,500
Fleet Office Building	348,815	04/03	22,900	12,900	10,000	-	22,900
Deere Distribution - Davenport, Iowa	552,960	04/03	28,200	12,500	15,700	-	28,200
White Settlement Road Investment, LLC	10,908	07/03	2,840	1,420	1,420	-	2,840
Plainfield Marketplace	122,800	12/03	24,400	11,925	12,475	-	24,400
Forestville 1031, LLC	10,908	11/03	3,900	1,794	2,106	-	3,900
Pier 1 Retail Center	21,055	12/03	8,150	3,850	4,300	-	8,150
Long Run 1031, LLC	67,299	09/03	9,635	4,700	4,935	-	9,635
Cross Creek Commons Shopping Center	63,340	02/04	12,079	5,079	7,000	-	12,079
Port Richey 1031, LLC	22,170	01/04	5,975	2,900	3,075	-	5,975
Bed, Bath & Beyond Retail Center	100,773	04/04	13,605	6,905	6,700	-	13,605
Kraft Cold Storage Facility	112,066	06/04	11,000	5,333	5,667	-	11,000
Mobile Entertainment 1031, LLC	10,388	04/04	1,578	770	808	-	1,578
Indianapolis Entertainment 1031, LLC	10,320	04/04	2,190	1,061	1,129	-	2,190
B J’s Shopping Center	147,456	04/04	15,850	7,400	8,450	-	15,850
Barnes & Noble Retail	29,555	04/04	7,145	3,175	3,970	-	7,145
Walgreen’s Hobart, IN	15,120	06/04	6,534	0	6,534	-	6,534

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Huntington Square Plaza	116,221	06/04	39,200	19,150	20,050	—	39,200
Best Buy Store, Reynoldsburg	45,827	08/04	10,345	4,950	5,395	—	10,345
Deere Distribution Center, Jefferson City	489,216	12/04	20,735	9,762	10,973	—	20,735
Kohl’s Store, Stoughton	88,408	08/04	19,950	9,763	10,187	—	19,950
Chenal Commons Shopping Center	70,165	11/04	14,290	6,740	7,550	—	14,290
Oak Brook Kensington	206,030	12/04	44,950	21,450	23,500	—	44,950
Bisys – Columbus	238,641	05/05	53,475	30,245	23,230	—	53,475
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	—	3,765
Walgreen’s – Taunton Broadway	13,993	09/04	3,685	1,737	1,948	—	3,685
CVS – Wilmington	12,180	04/05	4,830	2,335	2,495	—	4,830
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	—	7,500
HH Gregg – Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	—	6,110
Walgreen’s – Norcross	14,560	10/04	5,575	2,575	3,000	—	5,575
Walgreen’s - Martinsville	14,490	11/04	4,485	2,125	2,360	—	4,485
Indiana Office	137,702	10/05	39,050	20,850	18,200	—	39,050
Yorkville	21,359	10/05	8,910	0	8,910	—	8,910
Aurora	10,113	11/05	3,550	1,900	1,650	—	3,550
Craig Crossing	128,394	10/05	30,630	16,600	14,030	—	30,630
Madison	48,478	11/05	2,988	1,600	1,388	—	2,988
Murfreesboro	88,257	02/04	14,685	7,500	7,185	—	14,685
Glenview	256,700	05/06	57,025	33,675	23,350	—	57,025
Yuma	496,631	06/06	105,250	62,530	42,720	—	105,250
Olivet Church	165,598	03/06	23,270	12,510	10,760	—	23,270
Charlotte	293,059	03/06	58,750	34,645	24,105	—	58,750

Total for 1031 Exchange Programs	3,833,677		705,044	365,991	339,053	—	705,044

TABLE Vl - (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS

NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 25th day of September, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks	Director and chairman of the board	September 25, 2007
Name:	Robert D. Parks

By:	/s/ Brenda G. Gujral	Director and president (principal executive officer)	September 25, 2007
Name:	Brenda G. Gujral

By:	/s/ Lori J. Foust	Treasurer (principal financial officer)	September 25, 2007
Name:	Lori J. Foust

By:	/s/ Jack Potts	Principal Accounting Officer	September 25, 2007
Name:	Jack Potts

By:	*	Director	September 25, 2007
Name:	J. Michael Borden

By:	/s/ David Mahon	Director	September 25, 2007
Name:	David Mahon

By:	*	Director	September 25, 2007
Name:	Thomas F. Meagher

By:	*	Director	September 25, 2007
Name:	Paula Saban

By:	*	Director	September 25, 2007
Name:	William J. Wierzbicki

By:	/s/ Roberta S. Matlin
*	Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.		September 25, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Dealer Manager Agreement, dated July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

2.1

Agreement and Plan of Merger, dated as of April 2, 2007, by and between Inland American Real Estate Trust, Inc., Winston Hotels, Inc., Winn Limited Partnership and Inland American Acquisition (Winston), LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 6, 2007)

2.2

Agreement and Plan of Merger, dated as of July 25, 2007, by and between Inland American Real Estate Trust, Inc., Apple Hospitality Five, Inc. and Inland American Orchard Hotels, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 27, 2007)

2.3

Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended (incorporated by reference to Exhibit 2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 19, 2007)

3.1

Fifth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated June 14, 2007, as filed by the Registrant with the Securities and Exchange Commission on June 19, 2007)

3.2

Amended and Restated Bylaws of Inland American Real Estate Trust, Inc., effective as of July 1, 2006 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated June 20, 2006, as filed by the Registrant with the Securities and Exchange Commission on June 21, 2006)

4.1

Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 19, 2006 (file number 333-139504))

4.2

Share Repurchase Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 19, 2006 (file number 333-139504))

4.3

Independent Director Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

4.4

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

5

Opinion of Shapiro Sher Guinot & Sandler P.A. (incorporated by reference to Exhibit 5 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

8

Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.1

Business Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.1.1

First Amended and Restated Business Management Agreement, dated as of July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc. (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.2.1

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.2

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC (incorporated by reference to Exhibit 10.2.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.3

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC (incorporated by reference to Exhibit 10.2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.4

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC (incorporated by reference to Exhibit 10.2.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.3

Property Acquisition Agreement, dated as of August 31, 2005, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.3.1

First Amended and Restated Property Acquisition Agreement, dated as of July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland American Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.4

Escrow Agreement, dated as of July 30, 2007, by and among Inland American Real Estate Trust, Inc., Inland Securities Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.5

Form of Indemnification Agreement (previously filed and incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 4 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 18, 2005 (file number 333-122743))

10.6

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc. and Inland American Real Estate Trust, Inc. dated as of October 11, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.7

Put/Call Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.8

Shareholders Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Minto Holdings Inc., Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.9

Supplemental Shareholders Agreement, dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.10

Assignment (Re: Newquest Portfolio) dated October 11, 2005 (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.11

Purchase Agreement (Re: Newquest Portfolio) dated May 18, 2005 (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.12

Assignment and Assumption of Purchase and Sale Agreement (Re: Bridgeside Point) dated November, 2005 (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.13

Purchase Agreement (Re: Bridgeside Point) dated September 14, 2005 (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.14

Real Estate Sales Contract (Re: SBC) dated November 3, 2005 (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.15

Assignment (Re: McKesson Distribution) dated November 1, 2005 (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.16

Amended Earnest Money Contract (Re: McKesson Distribution) dated October 19, 2005 (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.17

Assignment of Agreement (Re: Paradise Shoppes of Largo) dated October 17, 2005 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.18

Amended Agreement of Purchase and Sale of Shopping Center (Re: Paradise Shoppes of Largo) dated September 28, 2005 (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.19

Assignment (Re: Lakeview Technology Center) dated October 7, 2005 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.20

Amended Agreement (Re: Lakeview Technology Center) dated September 9, 2005 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.21

Assignment (Re: Triangle Center) dated December 23, 2005 (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.22

Amended and Reinstated Agreement of Sale (Re: Triangle Center) dated June 23, 2005 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.23

Purchase and Sale Agreement (Membership Interests) (Re: Cinemark 12 - Silverlake) dated December 28, 2005 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.24

Assignment and Assumption of Purchase and Sale Agreement (Re: Cinemark 12 - Silverlake) dated September 23, 2005 (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.25

Assignment (Re: Monadnock Marketplace) dated December 20, 2005 (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.26

Agreement of Purchase and Sale (Re: Monadnock Marketplace) dated November 9, 2005, as amended (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.27

Agreement of Contribution (Re: Stop and Shop — Hyde Park) dated November 28, 2005, as amended (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.28

Limited Liability Company Agreement of Inland American Hyde Park, L.L.C. dated November 1, 2005 (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.29

Assignment (Re: Thermo Process Systems) dated January 2006 (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.30

Contract of Sale and Purchase (Re: Thermo Process Systems) dated August 12, 2005, as amended (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.31

Agreement to Purchase, dated June 16, 2005, by and between Lakewood Associates Ltd. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.32

Assignment and Assumption of Purchase and Sale Agreement, dated January 2006 (Lakewood Shopping Center) (incorporated by reference to Exhibit 10.32 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.33

Renewal Note by MB Margate Lakewood I, LLC, dated January 2006 (incorporated by reference to Exhibit 10.33 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.34

Assumption and Ratification Agreement, dated January 2006, by and between Nationwide Life Insurance Company and MB Margate Lakewood I, LLC, including Mortgage and Security Agreement by Lakewood Associates, Ltd. in favor of Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.34 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.35	Reserved

10.36	Reserved

10.37

Promissory Note by MB Pittsburgh Bridgeside DST in favor of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.37 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.38

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by MB Pittsburgh Bridgeside DST for the benefit of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.39

Loan Agreement between MB Pittsburgh Bridgeside DST and Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.40

Mortgage, Security Agreement and Fixture Filing by MB Longview Triangle, L.L.C. for the benefit of LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.41

Loan Agreement between MB Longview Triangle, L.L.C. and LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 8-K dated February 9, 2006, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.42

Promissory Note by MB Longview Triangle, L.L.C. in favor of LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.43

Purchase Agreement dated November 29, 2005 between Southgate Group, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.44

Assignment and Assumption of Purchase Agreement dated March 2, 2006 between Inland Real Estate Acquisitions, Inc. and MB Louisville Southgate, LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.45

Loan Agreement made as of February 27, 2006 by and between Principal Commercial Funding, LLC and MB Keene Monadnock, L.L.C. (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.46

Mortgage and Security Agreement made as of February 27, 2006 by and between MB Keene Monadnock, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.47

Promissory Note made as of February 27, 2006 by MB Keene Monadnock, L.L.C. in favor of Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.48

Promissory Note by MB Sugar Land Gillingham Limited Partnership in favor of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.49

Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MB Sugar Land Gillingham Limited Partnership to William D. Cleveland as trustee for the benefit of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.50

Loan Agreement between MB Sugar Land Gillingham Limited Partnership and Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.51

Purchase and Sale Agreement dated February 3, 2006 between Continental 95 Fund, LLC and Inland Real Estate Acquisitions, Inc., as amended, re Shakopee Center (incorporated by reference to Exhibit 10.51 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.52

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 4th day of April, 2004 by Inland Real Estate Acquisitions, Inc. and MB Shakopee Vierling, L.L.C. re Shakopee Center (incorporated by reference to Exhibit 10.52 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.53

Real Estate Purchase and Sale Agreement by and between Maple Leaf Expansion, Inc. and Inland Real Estate Acquisitions, Inc. re Canfield Plaza (incorporated by reference to Exhibit 10.53 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.54

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 5th day of April, 2006 by Inland Real Estate Acquisitions, Inc. and MB Canfield Main, L.L.C. re Canfield Plaza (incorporated by reference to Exhibit 10.54 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, , as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.55

Loan Agreement dated April 21, 2006 between Merrill Lynch Mortgage Lending, Inc. and MB Louisville Southgate, L.L.C. (incorporated by reference to Exhibit 10.55 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.56

Mortgage, Assignment of Leases and Rents and Security Agreement made as of April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.56 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.57

Promissory Note made April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.58

Letter Agreement dated May 12, 2006 between MB Shakopee Vierling, L.L.C. and Allstate Life Insurance Company (incorporated by reference to Exhibit 10.58 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statemen, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.59

Mortgage Note dated May 12, 2006 made by MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.59 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.60

Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing made May 12, 2006 from MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.60 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.61

Agreement of Sale and Purchase between LB Lincoln Mall Holdings LLC and Inland Real Estate Acquisitions, Inc. dated February 6, 2006 re Lincoln Mall, as amended (incorporated by reference to Exhibit 10.61 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.62

Assignment made as of the 31st day of May, 2006 by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Lincoln Mall, L.L.C. re Lincoln Mall (incorporated by reference to Exhibit 10.62 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2006 (file number 333-122743)

10.63

Guaranty (Re: Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.64

Guaranty (Re: Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.65

Guaranty (Re: Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.66

Assumption and Release Agreement (Re: Spring Town Center) (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.67

Assumption and Release Agreement (Re: Cy-Fair Town Center) (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.68

Assumption and Release Agreement (Re: Eldridge Lakes Town Center) (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.69

Deed of Trust and Security Agreement (Re: Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.69 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.70

Deed of Trust and Security Agreement (Re: Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.70 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.71

Deed of Trust and Security Agreement (Re: Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.71 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.72

Fixed Rate Note (Re: Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.72 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.73

Fixed Rate Note (Re: Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.73 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.74

Fixed Rate Note (Re: Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.74 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.75

Closing Agreement (Re: Spring Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.75 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.76

Closing Agreement (Re: Cy-Fair Town Center; A-S 45), dated July 21, 2006 (incorporated by reference to Exhibit 10.76 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.77

Closing Agreement (Re: Eldridge Lakes Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.77 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.78

Agreement of Purchase and Sale (Re: Dulles Executive Center), dated July 5, 2006, by and between Valley View Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment (incorporated by reference to Exhibit 10.78 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.79

Assignment (Re: Dulles Executive Center), dated July 25, 2006, by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Herndon, L.L.C. (incorporated by reference to Exhibit 10.79 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.80

Post Closing and Indemnity Agreement (Re: Dulles Executive Center), dated July 25, 2006, by and among MB Herndon, L.L.C. and Valley View Associates Limited Partnership (incorporated by reference to Exhibit 10.80 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.81

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Swampscott Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.81 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.82

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Malden Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.82 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.83

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Sicklerville Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.83 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.84

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Southington Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.84 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.85

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Greenville Pleasantburg Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.85 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.86

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Bristol Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.86 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.87

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Cumberland Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.87 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.88

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Framingham Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.88 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.89

Promissory Note (Re: Ahold Portfolio—Swampscott), dated June 8, 2006 (incorporated by reference to Exhibit 10.89 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.90

Promissory Note (Re: Ahold Portfolio—Malden), dated June 8, 2006 (incorporated by reference to Exhibit 10.90 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.91

Secured Promissory Note (Re: Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.91 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.92

Secured Promissory Note (Re: Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.92 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.93

Secured Promissory Note (Re: Ahold Portfolio—Greenville Pleasantburg) (incorporated by reference to Exhibit 10.93 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.94

Promissory Note (Re: Ahold Portfolio—Bristol), dated June 8, 2006 (incorporated by reference to Exhibit 10.94 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.95

Secured Promissory Note (Re: Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.95 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.96

Promissory Note (Re: Ahold Portfolio—Framingham), dated June 8, 2006 (incorporated by reference to Exhibit 10.96 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.97

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.97 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.98

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.98 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.99

Mortgage and Security Agreement (Re: Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.99 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.100

Mortgage and Security Agreement (Re: Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.100 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.101

Mortgage and Security Agreement (Re: Ahold Portfolio—Greenville Pleasantburg), dated June 8, 2006 (incorporated by reference to Exhibit 10.101 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.102

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.102 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.103

Open-End Mortgage and Security Agreement (Re: Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.103 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.104

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.104 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.105

Agreement of Contribution by and between CE Cumberland 2001 LLC, Malden CE 2001 LLC, Swampscott CE 2001 LLC, CE Southington 2001 LLC, Framingham CE 2001 LLC, CE Bristol 2001 LLC, CE Sicklerville 2001 LLC, CE Greenville 2001 LLC and Inland Real Estate Acquisitions, Inc., dated as of February 24, 2006, as amended by the First Amendment, dated April 21, 2006, the Second Amendment, dated April 26, 2006, the Third Amendment, dated May 16, 2006 and the Fourth Amendment, dated June 1, 2006 (incorporated by reference to Exhibit 10.105 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.106

Assignments, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland Real Estate Acquisitions, Inc. and each of Inland American Bristol, L.L.C., Inland American Cumberland, L.L.C., Inland American Framingham, L.L.C., Inland American Greenville Pleasantburg, L.L.C., Inland American Malden, L.L.C., Inland American Sicklerville, L.L.C., Inland American Southington, L.L.C. and Inland American Swampscott, L.L.C. (incorporated by reference to Exhibit 10.106 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.107

Guaranties, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland American Real Estate Trust, Inc. and CE Investment Associates 2001, LLC, relating to each of the eight properties of the Ahold Portfolio (incorporated by reference to Exhibit 10.107 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.108

Loan Agreement by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.108 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.109

Loan Agreement by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.109 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.110

Loan Agreement by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.110 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.111	Loan Agreement by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.111 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.112

Loan Agreement by and between Inland American Cumberland, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.112 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.113

Loan Agreement by and between Inland American Sicklerville, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.113 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.114

Loan Agreement by and between Inland American Greenville Pleasantburg, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.114 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.115

Loan Agreement by and between Inland American Southington, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.115 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.116

Agreement of Purchase and Sale by and between 80 South Eighth, L.L.C. and Inland Real Estate Acquisitions, Inc., dated June 29, 2006 (Re: IDS Center) (incorporated by reference to Exhibit 10.116 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.117

Assignment and Assumption of Purchase and Sale Agreement, dated June 29, 2006, by and between Inland Real Estate Acquisitions, Inc. and MB Minneapolis 8th Street, L.L.C. (Re: IDS Center) (incorporated by reference to Exhibit 10.117 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.118

Assumption Agreement by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C., Minto Builders (Florida), Inc., JBC Opportunity Fund II, L.P., and Teachers Insurance and Annuity Association of America (Re: IDS Center) (incorporated by reference to Exhibit 10.118 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.119

Assumption and Amendment of Mortgage by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C. and Teachers Insurance And Annuity Association of America (Re: IDS Center) (incorporated by reference to Exhibit 10.119 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.120

Mortgage, Assignments of Leases and Rents, Security Agreement and Fixture Filing Statement by and between 80 South Eighth, L.L.C. and Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 (Re: IDS Center) (incorporated by reference to Exhibit 10.120 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.121

Promissory Note made by 80 South Eighth, L.L.C. payable to Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 and Assumption of Note by and among MB Minneapolis 8th Street, L.L.C. and Teachers Insurance and Annuity Association of America (Re: IDS Center) (incorporated by reference to Exhibit 10.121 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.122

Closing Agreement by and between A-S 60 HWY 75-Loy Lake, L.P. and MB Sherman Town Center Limited Partnership (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.122 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.123

Assumption and Release Agreement by and between A-S 60 HWY 75-Loy Lake, L.P., Steven D. Alvis, Jay K. Sears, H. Dean Lane, Jr. and Kyle D. Lippman, MB Sherman Town Center Limited Partnership, Minto Builders (Florida), Inc. and Wells Fargo Bank, N.A., as Trustee (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.123 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.124

Deed of Trust and Security Agreement by A-S 60 HWY 70-Loy Lake, L.P. to Reno Hartfeil as trustee for the benefit of JP Morgan Chase Bank, dated June 15, 2004 (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.124) to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.125

Fixed Rate Note by A-S 60 HWY 70-Loy Lake, L.P. payable to JP Morgan Chase Bank, dated June 30, 2004 (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.125 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.126

Guaranty by Minto Builders (Florida), Inc. for the benefit of Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of November 23, 2004 (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.126 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.127

Guaranty of Borrower’s Recourse Liabilities by Minto Builders (Florida), Inc. for the benefit of Teachers Insurance and Annuity Association of America, Inc. (Re: IDS Center) (incorporated by reference to Exhibit 10.127 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.128

Assignment, dated July 14, 2006, from Minto Builders (Florida), Inc. to MB Sherman Town Center Limited Partnership of Real Estate Purchase Agreement, dated May 18, 2005 (Re: Sherman Town Center) (incorporated by reference to Exhibit 10.128 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.129

Loan Participation Agreement, by and between IA Orlando Sand, L.L.C. and Inland Real Estate Corporation, dated October 26, 2006 (incorporated by reference to Exhibit 10.129 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.130

Promissory Note, by and between Fourth Quarter properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.130 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.131

First Mortgage and Security Agreement, by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.131 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.132

First Mortgage and Security Agreement (7.86 acre parcel), by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.132 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.133

Loan Guaranty Agreement, by and between Stanley E. Thomas and Thomas Enterprises, Inc., to IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.133 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.134

Collateral Assignment of Agreements Affecting Real Estate, by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.134 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.135

Environmental Indemnity Agreement, by and among Fourth Quarter Properties 124, L.L.C., Stanley E. Thomas and Thomas Enterprises, Inc., for the benefit of IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.135 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.136	Reserved

10.137

Fourth Side Letter Agreement to the Securities Purchase and Subscription Agreement and Second Amended and Restated Articles of Incorporation, by and between Minto Delaware, L.L.C. and Minto Builders (Florida), Inc., dated October 27, 2006 (incorporated by reference to Exhibit 10.137 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.138

Third Side Letter Agreement to the Securities Purchase and Subscription Agreement, by and among Minto (Delaware), L.L.C. and Minto Holdings, Inc. and Minto Builders (Florida), Inc. and Inland American Real Estate Trust, Inc., dated October 27, 2006 (incorporated by reference to Exhibit 10.138 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.139

Articles of Association of Oak Real Estate Association by and among Inland Real Estate Corporation, Inland Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc., dated September 29, 2006 (incorporated by reference to Exhibit 10.139 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.140

Operating Agreement of Oak Property and Casualty L.L.C. by and among Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc, dated September 29, 2006 (incorporated by reference to Exhibit 10.140 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.141

Oak Property and Casualty L.L.C. Membership Participation Agreement by and among Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc., and Oak Property and Casualty L.L.C. dated September 29, 2006 (incorporated by reference to Exhibit 10.141 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.142

909 Chestnut Real Estate Sale Contract (Re: AT&T Center), dated as of November 3, 2006, by and between Southwestern Bell Telephone, L.P. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.142 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.143

Assignment of Purchase and Sale by and between MB St. Louis Chestnut, L.L.C. and Inland Real Estate Acquisitions, Inc., dated December 21, 2006 (Re: AT&T Center) (incorporated by reference to Exhibit 10.143 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.144

Loan Agreement, dated as of December 21, 2006, between MB St. Louis Chestnut, L.L.C. and Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center) (incorporated by reference to Exhibit 10.144 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.145

Promissory Note, dated as of December 21, 2006, made by MB St. Louis Chestnut, L.L.C. in favor of Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center) (incorporated by reference to Exhibit 10.145 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.146

Deed of Trust, Security Agreement and Fixture Filing, dated as of December 21, 2006, executed and delivered by MB St. Louis Chestnut, L.L.C. to Bear Stearns Commercial Mortgage, Inc. (incorporated by reference to Exhibit 10.146 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.147

Purchase and Sale Agreement by Bradley Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., dated May 2, 2006, as amended (incorporated by reference to Exhibit 10.147 to the Registrant’s Form 8-K dated January 12, 2007, as filed by the Registrant with the Securities and Exchange Commission on January 19, 2007)

10.148

Assignments of Purchase and Sale Agreement by Inland Real Estate Acquisitions, Inc. to Subsidiaries of MB REIT with respect to the Twenty-Two Closed Bradley Portfolio Properties (incorporated by reference to Exhibit 10.148 to the Registrant’s Form 8-K dated January 12, 2007, as filed by the Registrant with the Securities and Exchange Commission on January 19, 2007)

10.149

Investment Advisory Agreement for Discretionary Accounts, dated as of November 15, 2005, by and between Inland American Real Estate Trust, Inc. and Inland Investment Advisors, Inc. (incorporated by reference to Exhibit 10.149 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.150

Investment Advisory Agreement for Discretionary Accounts, dated as of November 15, 2005, by and between Inland American Real Estate Trust, Inc. and Inland Investment Advisors, Inc. (incorporated by reference to Exhibit 10.150 to the Registrant’s Form 8-K dated August 3, 2007, as filed by the Registrant with the Securities and Exchange Commission on August 9, 2007)

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Shapiro Sher Guinot & Sandler P.A. (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

23.4	Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of Winston Hotels, Inc.*

23.5	Consent of Ernst & Young LLP relating to the financial statements of Apple Hospitality Five, Inc.*

24

Power of Attorney with respect to Ms. Saban and Messrs. Borden, Mahon, Meagher and Wierzbicki (incorporated by reference to the signature page of the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 19, 2006 (file number 333-139504))

99.1

Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.3

First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.4

Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.5

Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.6

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to Convertible Special Voting Stock (incorporated by reference to Exhibit 99.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.7

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

*              Filed as part of this Post-Effective Amendment No. 2 to Form S-11 Registration Statement (file number 333-139504).